FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-257991-14

PROSPECTUS

$645,304,000 (Approximate)

Wells Fargo Commercial Mortgage Trust 2024-5C2
(Central Index Key Number 0002039768)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

UBS AG

(Central Index Key Number 0001685185)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

LMF Commercial, LLC

(Central Index Key Number 0001592182)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5C2

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-5C2 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2024-5C2. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2024. The rated final distribution date for the certificates is the distribution date in November 2057.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$3,921,000		5.05400%	Fixed(5)	February 2029
Class A-2	$130,000,000		5.43900%	Fixed(5)	October 2029
Class A-3	$370,082,000		5.92000%	WAC Cap(6)	November 2029
Class X-A	$504,003,000	(7)	0.54454%	Variable(8)	NAP
Class X-B	$141,301,000	(9)	0.12693%	Variable(10)	NAP
Class A-S	$95,401,000		6.14573%	WAC minus 0.18800%(11)	November 2029
Class B	$23,400,000		6.33373%	WAC(12)	November 2029
Class C	$22,500,000		6.33373%	WAC(12)	November 2029

(Footnotes on table on pages 3 through 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 64 and page 66, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity. The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 53.0% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 20.6% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 18.5% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 7.9% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 27, 2024. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 104.5% of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2024, before deducting expenses payable by the depositor.

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager
November 15, 2024

Wells Fargo Commercial Mortgage Trust 2024-5C2

Commercial Mortgage Pass-Through Certificates, Series WFCM 2024-5C2

Geographic Overview of Mortgage Pool

Colorado
2 properties
$12,058,346
1.7% of total
Nebraska
3 properties
$3,875,868
0.5% of total
Missouri
3 properties
$3,589,934
0.5% of total
Illinois
3 properties
$8,619,651
1.2% of total
Indiana
5 properties
$5,843,917
0.8% of total
Michigan
2 properties
$46,275,000
6.4% of total
Pennsylvania
2 properties
$24,391,071
3.4% of total
New York
25 properties
$224,858,758
31.2% of total
Oregon
1 property
$4,697,323
0.7% of total
Ohio
13 properties
$55,960,798
7.8% of total
Massachusetts
4 properties
$9,372,000
1.3% of total
Connecticut
2 properties
$26,386,370
3.7% of total
Maryland
1 property
$11,916,104
1.7% of total
California
7 properties
$113,103,655
15.7% of total
West Virginia
15 properties
$13,809,826
1.9% of total
Virginia
2 properties
$4,631,083
0.6% of total
North Carolina
6 properties
$27,920,000
3.9% of total
Arizona
2 properties
$10,535,325
1.5% of total
South Carolina
1 property
$769,076
0.1% of total
New Mexico
1 property
$1,948,061
0.3% of total
Georgia
1 property
$4,700,000
0.7% of total
Oklahoma
2 properties
$1,531,792
0.2% of total
Arkansas
7 properties
$13,264,690
1.8% of total
Alabama
3 properties
$10,229,250
1.4% of total
Kentucky
1 property
$998,939
0.1% of total
Florida
2 properties
$27,219,048
3.8% of total
Texas
13 properties
$33,677,710
4.7% of total
Mississippi
1 property
$4,689,000
0.7% of total
Tennessee
8 properties
$13,132,747
1.8% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Multifamily 8.1%
Other 0.1%
Industrial 10.4%
Retail 23.0%
Self Storage 11.6%
Hospitality 17.2%
Office 16.0%
Mixed Use 16.3%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$3,921,000	30.000%	5.05400%	Fixed(5)	February 2029	2.57	12/24 – 02/29
Class A-2	$130,000,000	30.000%	5.43900%	Fixed(5)	October 2029	4.75	02/29 – 10/29
Class A-3	$370,082,000	30.000%	5.92000%	WAC Cap(6)	November 2029	4.91	10/29 – 11/29
Class X-A	$504,003,000(7)	NAP	0.54454%	Variable(8)	NAP	NAP	NAP
Class X-B	$141,301,000(9)	NAP	0.12693%	Variable(10)	NAP	NAP	NAP
Class A-S	$95,401,000	16.750%	6.14573%	WAC minus 0.18800%(11)	November 2029	4.97	11/29 – 11/29
Class B	$23,400,000	13.500%	6.33373%	WAC(12)	November 2029	4.97	11/29 – 11/29
Class C	$22,500,000	10.375%	6.33373%	WAC(12)	November 2029	4.97	11/29 – 11/29
Non-Offered Certificates
Class X-D	$9,160,000(13)	NAP	2.08373%	Variable(14)	NAP	NAP	NAP
Class D	$9,160,000	9.103%	4.25000%	Fixed(5)	November 2029	4.97	11/29 – 11/29
Class E-RR	$10,640,000	7.625%	6.33373%	WAC(12)	November 2029	4.97	11/29 – 11/29
Class F-RR	$8,100,000	6.500%	6.33373%	WAC(12)	November 2029	4.97	11/29 – 11/29
Class G-RR	$16,201,000	4.250%	6.33373%	WAC(12)	November 2029	4.97	11/29 – 11/29
Class J-RR	$7,200,000	3.250%	6.33373%	WAC(12)	November 2029	4.97	11/29 – 11/29
Class K-RR	$23,400,339	0.000%	6.33373%	WAC(12)	November 2029	4.97	11/29 – 11/29
Class R(15)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2 and Class D certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.
(6)	The pass-through rate for the Class A-3 certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate
3

balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rate for the Class A-S certificates for any distribution date will be a variable rate per annum (described in the table as “WAC minus 0.18800%”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.18800%. For purposes of the calculation of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The pass-through rates for the Class B, Class C, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	64
Risks Relating to the Mortgage Loans	64
Risks Relating to Conflicts of Interest	65
Other Risks Relating to the Certificates	65
Risk Factors	66
Risks Related to Market Conditions and Other External Factors	66
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	66
Risks Relating to the Mortgage Loans	67
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	67
Risks of Commercial and Multifamily Lending Generally	68
Sale-Leaseback Transactions Have Special Risks	69
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	71
General	71
A Tenant Concentration May Result in Increased Losses	72
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	73
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	73
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	73
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	74
Early Lease Termination Options May Reduce Cash Flow	74
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	76
Retail Properties Have Special Risks	76
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	76
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	77
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	78
Hospitality Properties Have Special Risks	79
Risks Relating to Affiliation with a Franchise or Hotel Management Company	81
Mixed Use Properties Have Special Risks	82
Office Properties Have Special Risks	82
Self Storage Properties Have Special Risks	84
Industrial Properties Have Special Risks	85
Multifamily Properties Have Special Risks	86
Parking Properties Have Special Risks	89
Mortgaged Properties Leased to Startup Companies Have Special Risks	89
Condominium Ownership May Limit Use and Improvements	90
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	92
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	92

5

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	94
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	95
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	96
Risks Related to Zoning Non-Compliance and Use Restrictions	98
Risks Relating to Inspections of Properties	100
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	100
Insurance May Not Be Available or Adequate	100
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	101
Terrorism Insurance May Not Be Available for All Mortgaged Properties	102
Risks Associated with Blanket Insurance Policies or Self-Insurance	103
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	104
Limited Information Causes Uncertainty	104
Historical Information	104
Ongoing Information	104
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	105
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	105
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	106
Static Pool Data Would Not Be Indicative of the Performance of this Pool	107
Appraisals May Not Reflect Current or Future Market Value of Each Property	108
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	109
The Borrower’s Form of Entity May Cause Special Risks	109
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	112
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	113
Other Financings or Ability to Incur Other Indebtedness Entails Risk	114
Tenancies-in-Common May Hinder Recovery	116
Risks Relating to Enforceability of Cross-Collateralization	116
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	117
Risks Associated with One Action Rules	117
State Law Limitations on Assignments of Leases and Rents May Entail Risks	117
Various Other Laws Could Affect the Exercise of Lender’s Rights	117
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	118
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	119
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	121
Risks Related to Ground Leases and Other Leasehold Interests	122
Increases in Real Estate Taxes May Reduce Available Funds	123
6

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	124
Risks Related to Conflicts of Interest	124
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	124
The Servicing of the Queens Center Whole Loan Will Shift to Other Servicers	126
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	126
Potential Conflicts of Interest of the Master Servicer and Special Servicer	128
Potential Conflicts of Interest of the Operating Advisor	130
Potential Conflicts of Interest of the Asset Representations Reviewer	131
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	132
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	134
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	135
Other Potential Conflicts of Interest May Affect Your Investment	136
Other Risks Relating to the Certificates	136
EU SR Rules and UK Securitization Framework	136
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	139
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	142
General	142
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	143
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	145
Losses and Shortfalls May Change Your Anticipated Yield	145
Risk of Early Termination	146
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	146
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	147
You Have Limited Voting Rights	147
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	147
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	150
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	151
Risks Relating to Modifications of the Mortgage Loans	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	154
7

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	155
Risks Relating to Interest on Advances and Special Servicing Compensation	155
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	155
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	156
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	157
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	157
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	158
Tax Considerations Relating to Foreclosure	158
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	159
REMIC Status	159
Material Federal Tax Considerations Regarding Original Issue Discount	160
Changes in Tax Law; No Gross Up in Respect of the Certificates	160
State and Local Taxes Could Adversely Impact Your Investment	160
General Risks	161
The Certificates May Not Be a Suitable Investment for You	161
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	161
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	161
Other Events May Affect the Value and Liquidity of Your Investment	161
The Certificates Are Limited Obligations	162
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	162
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	163
Description of the Mortgage Pool	166
General	166
Co-Originated or Third-Party Originated Mortgage Loans	168
Certain Calculations and Definitions	169
Definitions	169
Mortgage Pool Characteristics	182
Overview	182
Property Types	183
Retail Properties	184
Hospitality Properties	184
Mixed Use Properties	185
Office Properties	186
Self Storage Properties	186
Industrial Properties	186
Multifamily Properties	186
Other Properties	188
8

Specialty Use Concentrations	188
Significant Obligors	189
Mortgage Loan Concentrations	189
Top Fifteen Mortgage Loans	189
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	190
Geographic Concentrations	190
Mortgaged Properties with Limited Prior Operating History	191
Tenancies-in-Common or Diversified Ownership	192
Condominium and Other Shared Interests	192
Fee & Leasehold Estates; Ground Leases	193
Environmental Considerations	194
Redevelopment, Renovation and Expansion	196
Assessment of Property Value and Condition	197
Litigation and Other Considerations	197
Condemnations	199
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	199
Tenant Issues	201
Tenant Concentrations	201
Lease Expirations and Terminations	201
Expirations	201
Terminations	202
Other	204
Purchase Options and Rights of First Refusal	205
Affiliated Leases	207
Competition from Certain Nearby Properties	207
Insurance Considerations	208
Use Restrictions	209
Appraised Value	211
Non-Recourse Carveout Limitations	211
Real Estate and Other Tax Considerations	213
Delinquency Information	215
Certain Terms of the Mortgage Loans	215
Amortization of Principal	215
Payment Due Dates; Interest Rates; Calculations of Interest	216
Single Purpose Entity Covenants	217
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	217
Voluntary Prepayments	218
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	220
Defeasance	221
Releases; Partial Releases; Property Additions	222
Escrows	226
Mortgaged Property Accounts	226
Exceptions to Underwriting Guidelines	228
Additional Indebtedness	230
General	230
Whole Loans	230
Mezzanine Indebtedness	230
Other Secured Indebtedness	232
General	232
Preferred Equity	233
Other Unsecured Indebtedness	233
The Whole Loans	233
9

General	233
The Serviced Pari Passu Whole Loans	239
Intercreditor Agreement	239
Control Rights with respect to Serviced Pari Passu Whole Loans	240
Certain Rights of each Non-Controlling Holder	240
Sale of Defaulted Mortgage Loan	241
The Non-Serviced Pari Passu Whole Loans	241
Intercreditor Agreement	242
Control Rights	242
Certain Rights of each Non-Controlling Holder	243
Custody of the Mortgage File	244
Sale of Defaulted Mortgage Loan	244
The Non-Serviced AB Whole Loans	245
The Rockefeller Center AB Whole Loan	245
The Atrium Hotel Portfolio 24 Pack AB Whole Loan	254
The ICONIQ Multifamily Portfolio AB Whole Loan	260
The BioMed 2024 Portfolio 2 AB Whole Loan	271
Additional Information	281
Transaction Parties	283
The Sponsors and Mortgage Loan Sellers	283
Wells Fargo Bank, National Association	283
General	283
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	283
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	284
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	289
Compliance with Rule 15Ga-1 under the Exchange Act	291
Retained Interests in This Securitization	297
Goldman Sachs Mortgage Company	297
General	297
GSMC’s Commercial Mortgage Securitization Program	298
Review of GSMC Mortgage Loans	298
The Goldman Originator	300
Goldman Originator’s Underwriting Guidelines and Processes	301
Servicing	306
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	307
Compliance with Rule 15Ga-1 under the Exchange Act	307
Retained Interests in This Securitization	309
JPMorgan Chase Bank, National Association	309
General	309
JPMCB’s Securitization Program	309
Review of JPMCB Mortgage Loans	310
JPMCB’s Underwriting Standards and Processes	312
Compliance with Rule 15Ga-1 under the Exchange Act	318
Retained Interests in This Securitization	320
UBS AG	320
General	320
UBS AG, New York Branch’s Securitization Program	320
Review of the UBS AG, New York Branch Mortgage Loans	321
UBS AG, New York Branch’s Underwriting Standards	323
Exceptions	326
Compliance with Rule 15Ga-1 under the Exchange Act	326
Retained Interests in This Securitization	329
10

Citi Real Estate Funding Inc.	329
General	329
CREFI’s Commercial Mortgage Origination and Securitization Program	329
Review of the CREFI Mortgage Loans	330
CREFI’s Underwriting Guidelines and Processes	334
Exceptions to CREFI’s Disclosed Underwriting Guidelines	338
Compliance with Rule 15Ga-1 under the Exchange Act	339
Retained Interests in This Securitization	339
LMF Commercial, LLC	339
General	339
LMF’s Securitization Program	339
LMF’s Underwriting Standards and Loan Analysis	340
Review of Mortgage Loans for Which LMF is the Sponsor	344
Compliance with Rule 15Ga-1 under the Exchange Act	346
Retained Interests in This Securitization	346
The Depositor	346
The Issuing Entity	347
The Certificate Administrator and Trustee	348
Trustee	348
Certificate Administrator	349
Custodian	349
The Master Servicer	350
The Special Servicer	356
The Operating Advisor and Asset Representations Reviewer	360
Credit Risk Retention	362
General	362
Qualifying CRE Loans; Required Credit Risk Retention Percentage	362
Third Party Purchaser	362
Horizontal Risk Retention Certificates	363
General	363
Material Terms of the Eligible Horizontal Residual Interest	364
Hedging, Transfer and Financing Restrictions	365
Operating Advisor	365
Representations and Warranties	367
Description of the Certificates	370
General	370
Distributions	371
Method, Timing and Amount	371
Available Funds	372
Priority of Distributions	374
Pass-Through Rates	377
Interest Distribution Amount	379
Principal Distribution Amount	380
Certain Calculations with Respect to Individual Mortgage Loans	382
Application Priority of Mortgage Loan Collections or Whole Loan Collections	383
Allocation of Yield Maintenance Charges and Prepayment Premiums	387
Assumed Final Distribution Date; Rated Final Distribution Date	389
Prepayment Interest Shortfalls	389
Subordination; Allocation of Realized Losses	391
Reports to Certificateholders; Certain Available Information	393
Certificate Administrator Reports	393
Information Available Electronically	400
Voting Rights	405
11

Delivery, Form, Transfer and Denomination	406
Book-Entry Registration	406
Definitive Certificates	409
Certificateholder Communication	410
Access to Certificateholders’ Names and Addresses	410
Requests to Communicate	410
List of Certificateholders	411
Description of the Mortgage Loan Purchase Agreements	412
General	412
Dispute Resolution Provisions	422
Asset Review Obligations	422
Pooling and Servicing Agreement	423
General	423
Assignment of the Mortgage Loans	423
Servicing Standard	424
Subservicing	425
Advances	426
P&I Advances	426
Servicing Advances	427
Nonrecoverable Advances	428
Recovery of Advances	429
Accounts	431
Withdrawals from the Collection Account	434
Servicing and Other Compensation and Payment of Expenses	436
General	436
Master Servicing Compensation	441
Special Servicing Compensation	445
Disclosable Special Servicer Fees	449
Certificate Administrator and Trustee Compensation	450
Operating Advisor Compensation	450
Asset Representations Reviewer Compensation	451
CREFC® Intellectual Property Royalty License Fee	452
Appraisal Reduction Amounts	452
Maintenance of Insurance	460
Modifications, Waivers and Amendments	463
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	471
Inspections	473
Collection of Operating Information	474
Special Servicing Transfer Event	474
Asset Status Report	477
Realization Upon Mortgage Loans	481
Sale of Defaulted Loans and REO Properties	483
The Directing Certificateholder	486
General	486
Major Decisions	488
Asset Status Report	491
Replacement of the Special Servicer	492
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	492
Servicing Override	494
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	495
Rights of the Holders of Serviced Pari Passu Companion Loans	495
12

Limitation on Liability of Directing Certificateholder	496
The Operating Advisor	496
General	496
Duties of Operating Advisor at All Times	497
Annual Report	499
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	500
Recommendation of the Replacement of the Special Servicer	501
Eligibility of Operating Advisor	501
Other Obligations of Operating Advisor	502
Delegation of Operating Advisor’s Duties	503
Termination of the Operating Advisor With Cause	503
Rights Upon Operating Advisor Termination Event	504
Waiver of Operating Advisor Termination Event	504
Termination of the Operating Advisor Without Cause	504
Resignation of the Operating Advisor	505
Operating Advisor Compensation	505
The Asset Representations Reviewer	505
Asset Review	505
Asset Review Trigger	505
Asset Review Vote	507
Review Materials	508
Asset Review	509
Eligibility of Asset Representations Reviewer	511
Other Obligations of Asset Representations Reviewer	512
Delegation of Asset Representations Reviewer’s Duties	512
Asset Representations Reviewer Termination Events	512
Rights Upon Asset Representations Reviewer Termination Event	513
Termination of the Asset Representations Reviewer Without Cause	514
Resignation of Asset Representations Reviewer	514
Asset Representations Reviewer Compensation	514
Replacement of the Special Servicer Without Cause	514
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	517
Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	518
Termination of the Master Servicer or Special Servicer for Cause	519
Servicer Termination Events	519
Rights Upon Servicer Termination Event	520
Waiver of Servicer Termination Event	522
Resignation of the Master Servicer or Special Servicer	522
Limitation on Liability; Indemnification	523
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	526
Dispute Resolution Provisions	527
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	527
Repurchase Request Delivered by a Party to the PSA	527
Resolution of a Repurchase Request	528
Mediation and Arbitration Provisions	531
Servicing of the Non-Serviced Mortgage Loans	532
13

Servicing of the Bay Plaza Community Center Mortgage Loan, the International Plaza II Mortgage Loan, the Hilton Washington DC Rockville Hotel Mortgage Loan and the 175 Remsen Street Mortgage Loan	535
Servicing of the Moffett Towers Building D Mortgage Loan	536
Servicing of the Rockefeller Center Mortgage Loan	536
Servicing of the Atrium Hotel Portfolio 24 Pack Mortgage Loan	537
Servicing of the Queens Center Mortgage Loan	537
Servicing of the ICONIQ Multifamily Portfolio Mortgage Loan	538
Servicing of the BioMed 2024 Portfolio 2 Mortgage Loan	539
Servicing of the Euclid Apartments Mortgage Loan	540
Rating Agency Confirmations	540
Evidence as to Compliance	542
Limitation on Rights of Certificateholders to Institute a Proceeding	543
Termination; Retirement of Certificates	544
Amendment	545
Resignation and Removal of the Trustee and the Certificate Administrator	548
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	550
Certain Legal Aspects of Mortgage Loans	550
New York	550
California	550
General	551
Types of Mortgage Instruments	551
Leases and Rents	552
Personalty	552
Foreclosure	553
General	553
Foreclosure Procedures Vary from State to State	553
Judicial Foreclosure	553
Equitable and Other Limitations on Enforceability of Certain Provisions	553
Nonjudicial Foreclosure/Power of Sale	554
Public Sale	554
Rights of Redemption	555
Anti-Deficiency Legislation	556
Leasehold Considerations	556
Cooperative Shares	557
Bankruptcy Laws	557
Environmental Considerations	565
General	565
Superlien Laws	565
CERCLA	565
Certain Other Federal and State Laws	566
Additional Considerations	566
Due-on-Sale and Due-on-Encumbrance Provisions	567
Subordinate Financing	567
Default Interest and Limitations on Prepayments	567
Applicability of Usury Laws	567
Americans with Disabilities Act	568
Servicemembers Civil Relief Act	568
Anti-Money Laundering, Economic Sanctions and Bribery	569
Potential Forfeiture of Assets	569
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	572
14

Use of Proceeds	573
Yield and Maturity Considerations	573
Yield Considerations	573
General	573
Rate and Timing of Principal Payments	573
Losses and Shortfalls	574
Certain Relevant Factors Affecting Loan Payments and Defaults	575
Delay in Payment of Distributions	576
Yield on the Certificates with Notional Amounts	576
Weighted Average Life	576
Pre-Tax Yield to Maturity Tables	580
Material Federal Income Tax Considerations	582
General	582
Qualification as a REMIC	583
Status of Offered Certificates	585
Taxation of Regular Interests	586
General	586
Original Issue Discount	586
Acquisition Premium	588
Market Discount	588
Premium	590
Election To Treat All Interest Under the Constant Yield Method	590
Treatment of Losses	590
Yield Maintenance Charges and Prepayment Premiums	591
Sale or Exchange of Regular Interests	592
Taxes That May Be Imposed on a REMIC	592
Prohibited Transactions	592
Contributions to a REMIC After the Startup Day	593
Net Income from Foreclosure Property	593
REMIC Partnership Representative	593
Taxation of Certain Foreign Investors	594
FATCA	595
Backup Withholding	595
Information Reporting	595
3.8% Medicare Tax on “Net Investment Income”	596
Reporting Requirements	596
Certain State and Local Tax Considerations	596
Method of Distribution (Conflicts of Interest)	597
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	600
Financial Information	601
Certain ERISA Considerations	601
General	601
Plan Asset Regulations	602
Administrative Exemptions	602
Insurance Company General Accounts	605
Legal Investment	606
Legal Matters	607
Ratings	607
Index of Defined Terms	611

15

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	The BANK5 2024-5YR10 Primary Servicer, BANK5 2024-5YR11 Primary Servicer and Special Servicer and BMARK 2024-V10 Master Servicer	E-1
16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

17

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance
18

of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the Wells Fargo Commercial Mortgage Trust 2024-5C2 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

19

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

20

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES

21

EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN

22

ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND

23

WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE

24

PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF

25

JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO FLORIDA RESIDENTS

SALES IN FLORIDA WILL BE MADE ONLY TO (A) PERSONS THAT ARE “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND (B) PERSONS THAT ARE A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY, DEALER, INVESTMENT COMPANY (AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), OR PENSION OR PROFIT-SHARING TRUST WITHIN THE MEANING OF SECTION 517.061(9) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT.

26

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2024-5C2.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	Wells Fargo Commercial Mortgage Trust 2024-5C2, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	JPMorgan Chase Bank, National Association, a national banking association
●	UBS AG, an Officer of the Comptroller of the Currency regulated branch of a foreign bank
●	Citi Real Estate Funding Inc., a New York corporation
●	LMF Commercial, LLC, a Delaware limited liability company
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
27

●	JPMorgan Chase Bank, National Association, a national banking association
●	Goldman Sachs Bank USA, a New York State chartered bank
●	UBS AG, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Citi Real Estate Funding Inc., a New York corporation
●	LMF Commercial, LLC, a Delaware limited liability company
●	RREF V – D Direct Lending Investments, LLC, a Delaware limited liability company
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	8	$235,788,017	32.7%
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	100,995,000	14.0
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	4	97,975,000	13.6
UBS AG	UBS AG	2	72,400,000	10.1
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.(2)	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	69,000,000	9.6
Goldman Sachs Mortgage Company / UBS AG(3)	Goldman Sachs Bank USA, DBR Investments Co. Limited and UBS AG	1	42,000,000	5.8
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	3	39,550,000	5.5
LMF Commercial, LLC	LMF Commercial, LLC	4	32,297,323	4.5
JPMorgan Chase Bank, National Association / Goldman Sachs Mortgage Company(4)	JPMorgan Chase Bank, National Association / Goldman Sachs Bank USA / German American Capital Corporation / Bank of Montreal / Morgan Stanley Bank, N.A.	1	30,000,000	4.2
Total		27	$720,005,340	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Mini Mall Self Storage mortgage loan (9.6%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. The Mini Mall Self Storage mortgage loan is evidenced by three promissory notes: (i) note A-1-A with an outstanding principal balance of $34,500,000 as of the
28

cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; (ii) note A-3-B with an outstanding principal balance of $17,250,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (iii) note A-2-A with an outstanding principal balance of $17,250,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(3)	The Moffett Towers Building D mortgage loan (5.8%) is comprised of separate notes that are being sold by Goldman Sachs Mortgage Company and UBS AG. The Moffett Towers Building D mortgage loan is evidenced by four promissory notes: (i) notes A-2-2 and A-3-1 with an aggregate outstanding principal balance of $35,500,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) notes A-9 and A-10 with an aggregate outstanding principal balance of $6,500,000 as of the cut-off date, as to which UBS AG is acting as mortgage loan seller.
(4)	The Queens Center mortgage loan (4.2%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and Goldman Sachs Mortgage Company. The Queens Center mortgage loan is evidenced by two promissory notes: (i) note A-3-3 with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-2-1 with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association is expected to act as the master servicer under the pooling and servicing agreement with respect to the mortgage loans. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

29

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Rialto Capital Advisors, LLC is located at 200 South Biscayne Boulevard, Suite 3550 Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the
30

resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF V – D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each serviced mortgage loan (other than any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The BANK5 2024-5YR10 Primary Servicer, BANK5 2024-5YR11 Primary Servicer and Special Servicer and BMARK 2024-V10 Master
Servicer

Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as primary servicer, master servicer and/or special servicer with respect to certain non-serviced mortgage loans. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Annex E—The BANK5 2024-5YR10 Primary Servicer, BANK5 2024-5YR11 Primary Servicer and Special Servicer and BMARK 2024-V10 Master Servicer”.

Trustee	Computershare Trust Company, N.A. will act as trustee. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

31

Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

32

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any time of determination, the most subordinate certificates among the Class J-RR and Class K-RR certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class K-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that on the closing date, RREF V – D AIV RR H, LLC or an affiliate is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, and that RREF V – D AIV RR H, LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

33

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in November 2024 (or, in the case of any mortgage loan that has its first payment due date after November 2024, the date that would have been its payment due date in November 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about November 27, 2024.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

34

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Florida, Maryland, New York, North Carolina, Virginia, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.
35

Assumed Final

Distribution Date;

Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	February 2029
Class A-2	October 2029
Class A-3	November 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2029
Class B	November 2029
Class C	November 2029
The rated final distribution date will be the distribution date in November 2057.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates
General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5C2:
●	Class A-1
●	Class A-2

36

●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$3,921,000	0.545%	30.000%
Class A-2	$130,000,000	18.055%	30.000%
Class A-3	$370,082,000	51.400%	30.000%
Class X-A	$504,003,000	NAP	NAP
Class X-B	$141,301,000	NAP	NAP
Class A-S	$95,401,000	13.250%	16.750%
Class B	$23,400,000	3.250%	13.500%
Class C	$22,500,000	3.125%	10.375%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represent the approximate credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate.

37

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	5.05400%
Class A-2	5.43900%
Class A-3	5.92000%
Class X-A	0.54454%
Class X-B	0.12693%
Class A-S	6.14573%
Class B	6.33373%
Class C	6.33373%

(1)	The pass-through rates for the Class A-1 and Class A-2 certificates for any distribution date, in each case, will be a fixed rate per annum, equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class A-3 certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class A-S certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.18800%. The pass-through rate for the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or

38

any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate of 0.00250% per annum, (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (3) with respect to each serviced companion loan, a primary servicing fee rate of 0.00250% per annum.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the
39

special servicing fee rate equal to, with respect to Rialto Capital Advisors, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $5,000.
The master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01309%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00172% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

40

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
41

NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Bay Plaza Community Center	0.00125% per annum	0.25%(2)
Moffett Towers Building D	0.00125% per annum	0.25%(2)
Rockefeller Center	0.000625% per annum	0.25%(3)
Atrium Hotel Portfolio 24 Pack	0.00050% per annum	0.25%
Queens Center	0.00125% per annum	0.25%(4)
ICONIQ Multifamily Portfolio	0.00125% per annum	0.25%
International Plaza II	0.00125% per annum	0.25%(2)
BioMed 2024 Portfolio 2	0.00125% per annum	0.15%
Hilton Washington DC Rockville Hotel	0.00250% per annum	0.25%(2)
Euclid Apartments	0.00125% per annum	0.25%(5)
175 Remsen Street	0.00125% per annum	0.25%(2)

(1)	Included as part of the Servicing Fee Rate.
(2)	Such fee rate is subject to a minimum amount equal to $5,000 for the related whole loan for any month in which such fee is payable.
(3)	Such fee rate is subject to a maximum amount equal to $2,250,000 per calendar year.
(4)	The Queens Center whole loan is expected to initially be serviced under the pooling and servicing agreement governing the BANK5 2024-5YR11 securitization. The special servicing fee rate shown in the table is subject to a minimum amount equal to $3,500 for such whole loan for any month in which such fee is payable. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(5)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Amount and Order

of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any (i) yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;
Second, to the Class A-1, Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, or
42

(ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal on the certificates will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1, Class A-2 and Class A-3 certificates to reimburse the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal
43

on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-D and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of the certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are
44

allocated to certain classes of the certificates in ascending order (beginning with the horizontal risk retention certificates and the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.
(2)	The Class X-D certificates are not offered by this prospectus.
(3)	Other than the Class X-D and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

45

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce the amount allocated to the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
•	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
•	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
•	the application of appraisal reductions to reduce interest advances;
•	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
•	a modification of a mortgage loan’s interest rate or principal balance; and
•	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that
46

the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
•	maintain the lien on the related mortgaged property; and/or
•	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole

47

discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

48

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-seven (27) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in one hundred thirty-eight (138) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $720,005,340.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-seven (27) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Bay Plaza Community Center	$69,000,000	9.6%	$211,000,000	NAP	59.6%	59.6%	1.54x	1.54x
Mini Mall Self Storage	$69,000,000	9.6%	$111,000,000	NAP	73.8%	73.8%	1.71x	1.71x
Interstate Industrial Portfolio	$58,000,000	8.1%	$54,000,000	NAP	63.9%	63.9%	1.37x	1.37x
Moffett Towers Building D	$42,000,000	5.8%	$103,000,000	NAP	48.3%	48.3%	1.83x	1.83x
Rockefeller Center	$40,000,000	5.6%	$1,928,500,000	$1,531,500,000	32.3%	57.4%	3.17x	1.54x
Atrium Hotel Portfolio 24 Pack	$35,000,000	4.9%	$429,800,000	$520,200,000	32.1%	68.0%	4.17x	1.48x
Queens Center	$30,000,000	4.2%	$495,000,000	NAP	49.5%	49.5%	1.84x	1.84x
ICONIQ Multifamily Portfolio	$26,000,000	3.6%	$274,000,000	$225,000,000	36.1%	63.1%	2.43x	1.34x
International Plaza II	$21,995,000	3.1%	$56,330,000	NAP	63.1%	63.1%	1.77x	1.77x
BioMed 2024 Portfolio 2	$16,500,000	2.3%	$533,394,737	$166,842,106	50.1%	65.3%	2.34x	1.67x
Hilton Washington DC Rockville Hotel	$11,916,104	1.7%	$14,564,127	NAP	52.9%	52.9%	1.91x	1.91x
Euclid Apartments	$10,000,000	1.4%	$43,000,000	NAP	68.8%	68.8%	1.69x	1.69x
175 Remsen Street	$10,000,000	1.4%	$20,000,000	NAP	55.6%	55.6%	1.58x	1.58x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.

49

(3)	Calculated including any related pari passu companion loans and/or subordinate companion loans, but excluding any related mezzanine debt.
Each of the Mini Mall Self Storage whole loan and the Interstate Industrial Portfolio whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

50

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Bay Plaza Community Center	BANK5 2024-5YR10	9.6%	Wells Fargo Bank, National Association(2)	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Moffett Towers Building D	BMARK 2024-V10	5.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB
Rockefeller Center	ROCK 2024-CNTR	5.6%	Wells Fargo Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
Atrium Hotel Portfolio 24 Pack	AHPT 2024-ATRM	4.9%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association
Queens Center	BANK5 2024-5YR11(3)(4)	4.2%	Wells Fargo Bank, National Association(2)	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
ICONIQ Multifamily Portfolio	ICNQ 2024-MF	3.6%	Wells Fargo Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
International Plaza II	BANK5 2024-5YR10	3.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
BioMed 2024 Portfolio 2	BX 2024-BIO2	2.3%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
Hilton Washington DC Rockville Hotel	BANK5 2024-5YR10	1.7%	Wells Fargo Bank, National Association(2)	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Euclid Apartments	WFCM 2024-5C1	1.4%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
175 Remsen Street	BANK5 2024-5YR10	1.4%	Wells Fargo Bank, National Association(2)	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Bay Plaza Community Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC
Moffett Towers Building D	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	RREF V – D AIV RR H, LLC
Rockefeller Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	NAP	NAP
Atrium Hotel Portfolio 24 Pack	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Access Point Financial - Atrium - B Piece, LLC
Queens Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital, L.P.
ICONIQ Multifamily Portfolio	Deutsche Bank National Trust Company	Deutsche Bank National Trust Company	Park Bridge Lender Services LLC	Blue Owl Real Estate Debt Advisors LLC
International Plaza II	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC
BioMed 2024 Portfolio 2	Computershare Trust Company, National Association	Computershare Trust Company, National Association	NAP	Western Asset Core Plus Bond Fund
Hilton Washington DC Rockville Hotel	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC
Euclid Apartments	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
175 Remsen Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC

51

(1)	As of the closing date of the related securitization.

(2)	The primary servicer for each of the Bay Plaza Community Center mortgage loan, the Queens Center mortgage loan (until the securitization of the related note A-1-1 companion loan), the International Plaza II mortgage loan and the 175 Remsen Street mortgage loan is Midland Loan Services, a Division of PNC Bank, National Association.
(3)	The BANK5 2024-5YR11 transaction is expected to close on or about November 20, 2024.
(4)	The Queens Center whole loan will be serviced under the pooling and servicing agreement governing the BANK5 2024-5YR11 trust until the securitization of the related note A-1-1 companion loan. From and after the securitization of the related note A-1-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The

52

principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

53

The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$720,005,340
Number of mortgage loans	27
Number of mortgaged properties	138
Range of Cut-off Date Balances	$4,697,323 to $69,000,000
Average Cut-off Date Balance per mortgage loan	$26,666,864
Range of Interest Rates	5.1797% to 7.8670%
Weighted average Interest Rate	6.3538%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	51 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	359 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	32.1% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)	56.8%
Range of LTV Ratios as of the maturity date(3)(4)	32.1% to 73.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	56.4%
Range of U/W NCF DSCRs(4)(5)	1.20x to 4.17x
Weighted average U/W NCF DSCR(4)(5)	1.87x
Range of U/W NOI Debt Yields(4)	8.6% to 26.7%
Weighted average U/W NOI Debt Yield(4)	12.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	78.0%
Interest Only, Amortizing Balloon	12.1%
Amortizing Balloon	9.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-two (22) mortgage loans (78.0%) identified on Annex A-1, which are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Rockefeller Center mortgage loan (5.6%), the Atrium Hotel Portfolio 24 Pack mortgage loan (4.9%), the ICONIQ Multifamily Portfolio mortgage loan (3.6%)

54

and the BioMed 2024 Portfolio 2 mortgage loan (2.3%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). With respect to the Rockefeller Center mortgage loan (4.9%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 57.4%, 57.4%, 1.54x and 10.3%, respectively. With respect to the Atrium Hotel Portfolio 24 Pack mortgage loan (4.9%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 68.0%, 68.0%, 1.48x and 12.6%, respectively. With respect to the ICONIQ Multifamily Portfolio mortgage loan (3.6%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 63.1%, 63.1%, 1.34x and 8.3%, respectively. With respect to the BioMed 2024 Portfolio 2 mortgage loan (2.3%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 65.3%, 65.3%, 1.67x and 10.1%, respectively.
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
Twenty-six (26) of the mortgage loans (94.4%) accrue interest on an actual/360 basis. One (1) of the mortgage loans (5.6%) accrues interest on a 30/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than the Mocksville Industrial mortgage loan (2.4%) for which the related mortgaged property previously secured a loan that went into maturity default on September 30, 2024 and proceeds from the mortgage loan were used to pay off the prior loan in full, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to fifty-nine (59) of the mortgaged properties (18.2%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to
55

triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

56

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.
This transaction is being structured with a “third-party purchaser” that will, on the closing date, acquire an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “horizontal risk retention certificates”). RREF V – D AIV RR H, LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, RREF V – D AIV RR H, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third-party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

EU SR Rules and

UK Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework (each as defined below). In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In
57

addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the certificates are not a suitable investment for any person that is now or may in the future be subject to any such requirement.
See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co.), a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
•	Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;
•	The certificate administrator’s website initially located at www.ctslink.com; and
•	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus
58

for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, including the Mini Mall Self Storage mortgage loan, the Moffett Towers Building D mortgage loan and the Queens Center mortgage loan, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

59

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder(s) (as a collective whole as if such certificateholders and companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

60

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
Pertinent federal income tax consequences of an investment in the offered certificates include:
•	Each class of offered certificates will represent REMIC “regular interests”.
•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
•	You will be required to report income on your offered certificates using the accrual method of accounting.
•	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the
61

issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

62

[THIS PAGE INTENTIONALLY LEFT BLANK]

63

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, industrial, hospitality, mixed use, multifamily, self storage and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
64

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
65

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the

66

sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

67

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
68

●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Eaton Innovation Center mortgaged property (2.8%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code,

69

which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will

70

recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement

71

a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

72

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will

73

continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
74

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

75

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their

76

stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

77

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e., cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or

78

tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room

79

and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower including, but not limited to, certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, the operating advisor may also be an obligor under the related mortgage loan and the operating lessee

80

borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those

81

repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to

82

levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

83

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

84

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

85

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
86

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

87

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. Similarly, residential properties in California are subject to the California Tenant Protection Act of 2019, which went into effect in January 2020 and expires in January 2030 and caps annual rent increases at the lesser of (x) 5% plus the percentage change in the cost of living as provided in the national consumer price index or California consumer price index and (y) 10%.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in

88

connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source(s) of funding lose confidence in the business model, or are unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many

89

startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.

90

Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

91

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

92

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.
93

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

94

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the

95

foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of

96

any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

97

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

98

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the

99

right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

100

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on December 20, 2024. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.
101

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the

102

Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

103

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

104

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your

105

expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

106

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

107

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise

108

specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the

109

mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s

110

bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related

111

mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the

112

circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings

113

or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
114

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

115

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

116

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws

117

may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet

118

those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
119

●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

With respect to the Atrium Hotel Portfolio 24 Pack mortgage loan (4.9%), for purposes of calculating interest and other amounts payable on the related whole loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the Atrium Hotel Portfolio 24 Pack mortgage loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Atrium Hotel Portfolio 24 Pack mortgage loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the Atrium Hotel Portfolio 24 Pack AB Whole Loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

120

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

121

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

122

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease

123

throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer, the retaining sponsor and the holder of one or more companion loans relating to the Mini Mall Self Storage whole loan and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability

124

of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting

125

as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Queens Center Whole Loan Will Shift to Other Servicers

The servicing of the Queens Center whole loan is expected to be governed by the BANK5 2024-5YR11 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. Upon the securitization of such companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of any such pooling and servicing agreement that governs the securitization of any such companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under any pooling and servicing agreement that governs the securitization of such companion loan, nor will they have any assurance as to the particular terms of any such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Queens Center whole loan other than those limited consent and consultation rights as are provided in each related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in each related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make

126

markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging

127

transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

128

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Wells Fargo Commercial Mortgage Trust 2024-5C2 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are

129

performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Rialto Capital Advisors, LLC is expected to act as the special servicer, and it or an affiliate assisted RREF V – D AIV RR H, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the retaining sponsor and the holder of one or more companion loans relating to the Mini Mall Self Storage whole loan, will be the master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of

130

conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached.

131

Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF V – D AIV RR H, LLC or its affiliate will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan and any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent

132

entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The

133

Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of

134

other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan if applicable, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against

135

any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)  in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”);

(b)  in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)  in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

136

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(i)            where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU

137

Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);

(ii)     in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;

(iii)   in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and

(iv)    where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except, in the case of a UK Institutional Investor, with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

138

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU SR Rules or the UK Securitization Framework (as applicable) and any equivalent or similar requirements and their compliance (where applicable) with the SR Investor Requirements or any such other requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
139

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice

140

of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—

141

Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

142

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay

143

voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding

144

certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates) as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal

145

collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class K-RR certificates, then the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, and if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates, and if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

146

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded

147

loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

With respect to any AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such AB whole loan as it does for the other mortgage loans in the issuing entity (except with respect to each of the Rockefeller Center whole loan, the Atrium Hotel Portfolio 24 Pack whole loan, the ICONIQ Multifamily Portfolio whole loan and the BioMed 2024 Portfolio 2 whole loan, wherein in each case the holder of the related control note will have such rights during a control appraisal period; see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan”, “—The Rockefeller Center AB Whole Loan”, “—The ICONIQ Multifamily Portfolio AB Whole Loan” and “—The BioMed 2024 Portfolio 2 AB Whole Loan” in this prospectus). See “Description of the Mortgage Pool—The Whole Loans”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan,

148

in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                 may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)              may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)           does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)            may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates; and

(v)               will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction

149

amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such

150

recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with

151

respect to such subordination companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
152

●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully

153

completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Mini Mall Self Storage mortgage loan, the Moffett Towers Building D mortgage loan and the Queens Center mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. It is also possible, that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

154

A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to each of the Rockefeller Center mortgage loan (5.6%), the Atrium Hotel Portfolio 24 Pack mortgage loan (4.9%), the ICONIQ Multifamily Portfolio mortgage loan (3.6%) and the BioMed 2024 Portfolio 2 mortgage loan (2.3%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan”, “—The Rockefeller Center AB Whole Loan”, “—The ICONIQ Multifamily Portfolio AB Whole Loan” and “—The BioMed 2024 Portfolio 2 AB Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be

155

enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that the master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

156

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the

157

related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the Code. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

158

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the United States Internal Revenue Service Code of 1986, as amended (the “Code”) that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

159

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither the Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal law, and this prospectus does not purport to describe any aspects of the income tax laws of the state or locality in which the Property is located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

160

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

161

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
162

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking
163

entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

164

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

165

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-seven (27) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $720,005,340 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in November 2024 (or, in the case of any Mortgage Loan that has its first payment due date after November 2024, the date that would have been its payment due date in November 2024 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Thirteen (13) Mortgage Loans (61.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and, in certain cases, one or more loans that are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

166

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	8	25	$235,788,017	32.7%
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	3	100,995,000	14.0
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	4	39	97,975,000	13.6
UBS AG	UBS AG	2	10	72,400,000	10.1
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.(2)	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	52	69,000,000	9.6
Goldman Sachs Mortgage Company / UBS AG(3)	Goldman Sachs Bank USA, DBR Investments Co. Limited and UBS AG	1	1	42,000,000	5.8
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	3	3	39,550,000	5.5
LMF Commercial, LLC	LMF Commercial, LLC	4	4	32,297,323	4.5
JPMorgan Chase Bank, National Association / Goldman Sachs Mortgage Company(4)	JPMorgan Chase Bank, National Association / Goldman Sachs Bank USA / German American Capital Corporation / Bank of Montreal / Morgan Stanley Bank, N.A.	1	1	30,000,000	4.2
Total		27	138	$720,005,340	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Mini Mall Self Storage Mortgage Loan (9.6%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. The Mini Mall Self Storage Mortgage Loan is evidenced by three promissory notes: (i) note A-1-A with an outstanding principal balance of $34,500,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; (ii) note A-3-B with an outstanding principal balance of $17,250,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (iii) note A-2-A with an outstanding principal balance of $17,250,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(3)	The Moffett Towers Building D Mortgage Loan (5.8%) is comprised of separate notes that are being sold by Goldman Sachs Mortgage Company and UBS AG. The Moffett Towers Building D Mortgage Loan is evidenced by four promissory notes: (i) notes A-2-2 and A-3-1 with an aggregate outstanding principal balance of $35,500,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) notes A-9 and A-10 with an aggregate outstanding principal balance of $6,500,000 as of the cut-off date, as to which UBS AG is acting as mortgage loan seller.
(4)	The Queens Center Mortgage Loan (4.2%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and Goldman Sachs Mortgage Company. The Queens Center Mortgage Loan is evidenced by two promissory notes: (i) note A-3-3 with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-2-1 with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

167

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Mini Mall Self Storage Mortgage Loan (9.6%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.
●	Each of the Northeastern Hotel Portfolio Mortgage Loan (7.6%) and the Hotel Indigo Mortgage Loan (1.9%) was originated by RREF V – D Direct Lending Investments, LLC and subsequently acquired by Wells Fargo Bank, National Association.
●	The Moffett Towers Building D Mortgage Loan (5.8%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited, an affiliate of German American Capital Corporation, and UBS AG.
●	The Rockefeller Center Mortgage Loan (5.6%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and Bank of America, National Association.
●	The Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association.
●	The Queens Center Mortgage Loan (4.2%) is part of a whole loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Bank of Montreal and Morgan Stanley Bank, N.A.
●	The ICONIQ Multifamily Portfolio Mortgage Loan (3.6%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA and German American Capital Corporation.
●	The International Plaza II Mortgage Loan (3.1%) is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA.
●	The BioMed 2024 Portfolio 2 Mortgage Loan (2.3%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA and Wells Fargo Bank, National Association.

168

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 27, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Bay Plaza Community Center Mortgage Loan or the Bay Plaza Community Center Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Bay Plaza Community Center Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Bay Plaza Community Center Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

169

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

170

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Northeastern Hotel Portfolio(1)	7.6%	50.7%	48.4%	$107,300,000	52.8%	50.5%	$102,900,000
Hilton Washington DC Rockville Hotel(2)	1.7%	52.9%	49.8%	$50,100,000	65.5%	61.8%	$40,400,000

(1)	The As-Is appraised value of $107,300,000 reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totaling $4,400,000 relating to capital improvements at the Hilton Garden Inn Norwalk Mortgaged Property ($2,100,000), Hilton Garden Inn Shelton Mortgaged Property ($2,000,000) and SpringHill Suites Tarrytown Mortgaged Property ($300,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required property improvement plans (“PIPs”).
(2)	The Other Than “As-Is” Appraised Value represents the as-completed value of $50,100,000, which assumes completion of change of ownership PIP work (due 18 months from September 13, 2024, which is the effective date of franchise agreement). The lender required a $6,332,004 PIP reserve at origination.

With respect to the Mini Mall Self Storage Mortgage Loan (9.6%), the appraisals determined (i) an aggregate “as-is” market value of the Mortgaged Properties of $234,300,000 and (ii) a Portfolio Appraised Value of the Mortgaged Properties, with a portfolio appraisal valuation of $244,000,000, which reflects the aggregate as-is appraised value of the Mortgaged Properties, inclusive of an approximately 4.1% portfolio premium.

With respect to the Rockefeller Center Mortgage Loan (5.6%), the appraised value represents the “as-is” Appraised Value for the Mortgaged Properties of $6,100,000,000, which reflects a portfolio premium of 0.2%, as of July 31, 2024. The sum of the individual appraised values of the Mortgaged Properties is $6,090,000,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 32.3%.

With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the appraisals determined (i) an aggregate “as-is” market value of the Mortgaged Properties of $1,381,200,000, and (ii) a Portfolio Appraised Value of the Mortgaged Properties, with a portfolio appraisal valuation of $1,448,000,000, which reflects the aggregate as-is appraised value of the Mortgaged Properties, inclusive of an approximately 4.8% portfolio premium.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the
171

“revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

172

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged

173

Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the

174

immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which
175

voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

176

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality

177

property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve

178

amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

179

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

180

“Units”, “Rooms”, “Pads”, “Spaces” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operated as a self storage property, the number of self storage units, and (e) in the case of a Mortgaged Property operated as a parking garage property, the number of parking spaces.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described

181

above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$720,005,340
Number of Mortgage Loans	27
Number of Mortgaged Properties	138
Range of Cut-off Date Balances	$4,697,323 to $69,000,000
Average Cut-off Date Balance per Mortgage Loan	$26,666,864
Range of Interest Rates	5.1797% to 7.8670%
Weighted average Interest Rate	6.3538%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	51 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	359 months to 360 months
Weighted average remaining amortization term(2)	360 months
Range of Cut-off Date LTV Ratios(3)(4)	32.1% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)	56.8%
Range of LTV Ratios as of the maturity date(3)(4)	32.1% to 73.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	56.4%
Range of U/W NCF DSCRs(4)(5)	1.20x to 4.17x
Weighted average U/W NCF DSCR(4)(5)	1.87x
Range of U/W NOI Debt Yields(4)	8.6% to 26.7%
Weighted average U/W NOI Debt Yield(4)	12.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	78.0%
Interest Only, Amortizing Balloon	12.1%
Amortizing Balloon	9.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-two (22) mortgage loans (78.0%) identified on Annex A-1, which are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Rockefeller Center Mortgage Loan (5.6%), the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the ICONIQ Multifamily Portfolio Mortgage Loan (3.6%) and the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). With respect to the Rockefeller Center Mortgage Loan (5.6%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 57.4%, 57.4%, 1.54x and 10.3%, respectively. With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 68.0%, 68.0%, 1.48x and 12.6%, respectively. With respect to the ICONIQ Multifamily Portfolio Mortgage Loan (3.6%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are
182

63.1%, 63.1%, 1.34x and 8.3%, respectively. With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 65.3%, 65.3%, 1.67x and 10.1%, respectively.

(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

The issuing entity will include twelve (12) Mortgage Loans (68.2%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	7	$146,308,180	20.3%
Anchored	4	111,474,857	15.5
Super Regional Mall	1	30,000,000	4.2
Single Tenant	2	4,833,323	0.7
Hospitality	32	$123,544,017	17.2%
Full Service	22	69,386,206	9.6
Select Service	6	44,038,364	6.1
Limited Service	1	8,100,000	1.1
Limited Service; Extended Stay	3	2,019,447	0.3
Mixed Use	15	$117,296,650	16.3%
Retail/Office	1	69,000,000	9.6
Office/Retail	7	32,252,571	4.5
Lab/Office	7	16,044,079	2.2
Office	11	$115,113,429	16.0%
Suburban	1	42,000,000	5.8
CBD	6	38,238,429	5.3
R&D	1	20,475,000	2.8
Medical	3	14,400,000	2.0
Self Storage	54	$83,200,000	11.6%
Self Storage	54	83,200,000	11.6
Industrial	8	$75,000,000	10.4%
Warehouse	7	58,000,000	8.1
Manufacturing	1	17,000,000	2.4
Multifamily	9	$58,550,000	8.1%
Mid Rise	4	22,296,667	3.1
High Rise	3	20,453,333	2.8
Garden	2	15,800,000	2.2
Other	2	$993,064	0.1%
Theater	1	537,143	0.1
Parking Garage	1	455,921	0.1
Total	138	$720,005,340	100.0%
183

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	In the case of the Queens Center Mortgage Loan (4.2%), the related Mortgaged Property has a Macy’s store as an anchor store at the shopping center at which the Mortgaged Property is situated but Macy’s is not included as collateral for the Mortgage Loan. On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026, but did not identify the locations that would be closed. There can be no assurance that the Macy’s store situated in the shopping center in which the Mortgaged Property is located will remain open for business or that the closing of the Macy’s store will not adversely impact the Mortgaged Property. The closure of the Macy’s store in the related shopping center may trigger co-tenancy provisions of the applicable lease(s).

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Rockefeller Center Mortgage Loan (5.6%), with respect The Little Nell Mortgaged Property, the borrower sponsor has entered in a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of the 10 Rockefeller Plaza Mortgaged Property (which were previously utilized as office space) with Little Nell Big Apple, LLC, to convert such floors to hotel use. Little Nell Big Apple, LLC is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to The Little Nell Mortgaged Property is included in the 10 Rockefeller Plaza Mortgaged Property.
●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the Branson Chateau Hotel Mortgaged Property is operated as an independent, unflagged hotel.
●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), food and beverage revenue represents approximately 27.0% of underwritten revenue at the Mortgaged Properties.
184

●	With respect to the Hilton Washington DC Rockville Hotel Mortgage Loan (1.7%), 25.4% of the underwritten income is attributable to food and beverage.
●	With respect to the Hampton Inn North Olmsted Cleveland Airport Mortgage Loan (1.1%), pursuant to the laws of the State of Ohio, a liquor license may not be assigned, collaterally or otherwise, prior to or following a foreclosure event. The law requires a liquor license application be made in connection with the sale or transfer of the Mortgaged Property. Pursuant to a cooperation agreement in place between the borrower, the property manager and the lender, the borrower and the property manager are required (to the extent permitted by applicable law) to cooperate with the lender in the event of a foreclosure in connection with the termination and replacement of the liquor license such that the lender, or a purchaser, as applicable, can obtain the benefit of a liquor license for the Mortgaged Property.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Northeastern Hotel Portfolio	$ 54,371,913	7.6%	Various(1)	10/6/2029
Atrium Hotel Portfolio 24 Pack	$ 35,000,000	4.9%	Various(1)	11/6/2029
Hotel Indigo	$ 13,500,000	1.9%	8/25/2041	11/6/2029
Hilton Washington DC Rockville Hotel	$ 11,916,104	1.7%	9/30/2039	10/11/2029
Hampton Inn North Olmsted Cleveland Airport	$ 8,100,000	1.1%	8/31/2036	10/6/2029

(1)	See Annex A-1 for the expiration or termination of the license agreement, franchise agreement, operating agreement or management agreement for the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more retail, office or lab, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily

185

Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the International Plaza II Mortgage Loan (3.1%), IP2 Owner, L.P., one of the two borrowers and the owner of the related Mortgaged Property, is ultimately owned by a Real Estate Investment Trust (“REIT”). To ensure compliance with the strict income and asset tests required to maintain the REIT’s tax advantaged status, a taxable REIT subsidiary entity, IP2 TRS, L.P., the other borrower, was created. IP2 TRS, L.P. is responsible for collecting non-rental income from the related Mortgaged Property.
●	With respect to the 175 Remsen Street Mortgage Loan (1.4%), the related Mortgaged Property includes 6,750 square feet of retail space for which the borrower sponsor has executed a master lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the 144-25 Roosevelt Ave Mortgage Loan (2.3%), 160 of the 161 units at the Mortgaged Property are rent stabilized. See “—Real Estate and Other Tax Considerations”.
●	With respect to the ICONIQ Multifamily Portfolio Mortgage Loan (3.6%), the Sentral at Austin 1614 Mortgaged Property and the Sentral at Austin 1630 Mortgaged Property (collectively, the “Austin Mortgaged Properties”), are subject to the City of Austin Development Incentive Program (together with any related legal requirements, the “Austin Affordable Housing Program”). The Austin Affordable Housing Program exempted the Austin Mortgaged Properties from certain density and floor area ratio limits; provided that such Mortgaged Properties (i) reserved a certain amount of affordable units for the required period of time (no more than 20 apartment units at the Sentral at Austin 1614 Mortgaged Property and no more than 14 apartment units at the Sentral at Austin 1630 Mortgaged Property) and (ii) with respect to the Sentral
186

Michigan Avenue Mortgaged Property, no more than 10 studio apartment units that the Borrower with respect to the Sentral Michigan Avenue Mortgaged Property (the “SMA Borrower”) may from time to time designate, at its election (in it is sole discretion), are designated as affordable housing units consistent with the SMA Borrower’s past practice (but the number of such units so designated by the SMA Borrower may be zero and may change from time to time, so long as the number does not exceed 10). The limitations and restrictions imposed by these programs could result in losses on the Mortgage Loan. In addition, in the event that a program is cancelled, it could result in less income for the project.

●	With respect to the ICONIQ Multifamily Portfolio Mortgage Loan (3.6%), the applicable borrowers are currently utilizing approximately 25.2% of the available units at the Sentral at Austin 1614 Mortgaged Property and the Sentral at Austin 1630 Mortgaged Property (collectively, the “Austin Mortgaged Properties”) designated for short-term rental for periods of less than 30 days (“STR Units”) and/or permitted executive leases (any such use, a “STR Usage” and the current usage level of approximately 25.2% of available units, the “Austin STR Usage Level”). In 2021, the Austin Mortgaged Properties were granted licenses that permitted the Austin STR Usage Level at such Mortgaged Properties and thereafter, in 2022, the City of Austin denied the borrowers’ request to renew those licenses. Since the occurrence of the non-renewal, STR Usage at the Austin Mortgaged Properties has been maintained at the Austin STR Usage Level without the required licenses (the “SSA Licensing Non-Compliance Issue”). The borrowers represented that as of the origination date, no governmental authority or any other person has imposed any penalty, issued any notice of non-compliance, taken any remedial action and/or filed any claim in connection with the SSA Licensing Non-Compliance Issue. The borrowers represented that currently, each borrower is permitted by applicable legal requirements and existing licenses to allocate 3.0% of the total units on each Austin Mortgaged Property for STR Units. If any applicable governmental authority were to elect to take remedial action in connection with the SSA Licensing Non-Compliance issue, the applicable remedies are limited to (x) imposition of a fine of up to $2,000 per day (for each Austin Mortgaged Property where the governmental authority is taking remedial action) until such time as a SSA Licensing Cure Event (as defined below) is consummated with respect to the applicable Austin Mortgaged Property and (y) imposition of restrictions prohibiting STR Usage at the applicable Austin Mortgaged Property on a going-forward basis. Despite the SSA Licensing Non-Compliance Issue, the applicable borrowers have continued to pay all hotel occupancy taxes applicable to the Austin STR Usage and have filed all required reports with the City of Austin accurately depicting the Austin STR Usage Level (the “SSA Hotel Occupancy Tax and Reporting Requirements”). The borrowers represented that the SSA Licensing Non-Compliance Issue may be cured as follows (any such cure, a “SSA Licensing Cure Event”): (i) the number of STR Units at each Austin Mortgaged Property is decreased to a level not to exceed 3.0% of available units; (ii) a license is obtained from the City of Austin at each Austin Mortgaged Property permitting the Austin STR Usage Level (such license is not obtainable “as of right” with respect to STR Units unless the City of Austin concludes that the Mortgaged Property is located in a “commercial zoning district”); or (iii) new certificates of occupancy are obtained at each Austin Mortgaged Property designating each such Mortgaged Property as “hotel use” (a “Hotel Use Zoning Conversion”). The borrowers represented (i) that each Austin Mortgaged Property is permitted “as of right” to consummate a Hotel Use Zoning Conversion, provided certain administrative requirements are satisfied, (ii) the cost to achieve a Hotel Use Zoning Conversion at each Austin Mortgaged Property is not anticipated to exceed $500,000 and (iii) upon consummation of a Hotel Use Zoning Conversion, the Austin STR Usage Level will be permitted and the current residential
187

use of each Mortgaged Property (i.e., leasing of unfurnished units for residential purposes) will continue to be permitted at current occupancy levels. The borrowers are required to cure the SSA Licensing Non-Compliance Issue within 180 days of the origination date, which may be extended for successive 45-day periods subject to the borrowers’ satisfaction of required terms and conditions in the related loan agreement. Failure to timely cure the SSA Licensing Non-Compliance Issue may constitute an event of default as set forth in the related loan agreement. Additionally, as the STR Units are generally rented for short periods of time, these units may be affected by adverse economic competition more quickly than other units, similar to hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”.

●	With respect to the Euclid Apartments Mortgage Loan (1.4%), according to the borrower sponsor, approximately 593 of the 738 units are leased to tenants that are beneficiaries of housing assistance payments. These voucher payments are specific to the tenants and are not related to the Mortgaged Property. Should any such tenant vacate the Mortgaged Property, the Mortgaged Property would no longer benefit from the housing assistance payment applicable to that specific tenant. In addition, the Mortgaged Property is encumbered with a land use restrictive covenant, which was entered into in May 2012 in connection with the previous owner’s acquisition and sale of tax credits pursuant to Section 42 of the Internal Revenue Code. Pursuant to the restrictive covenant, (i) all of the units at the Mortgaged Property are required to be rented to tenants whose income is 60% or less of the Area Median Gross Income (“AMGI”) and (ii) the maximum rents per unit that the borrower can charge is not more than 30% of whatever the housing authority determines to be 60% of AMGI. See “—Real Estate and Other Tax Considerations”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Other Properties

Two (2) Mortgage Loans (7.8%) are secured, in whole or in part, by a theater or parking garage property. Certain factors may adversely affect the operation and value of a Mortgaged Property that consists entirely of a theater or parking garage property. See “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks” and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

188

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical	4	11.6%
Grocery store	1	9.6%
Restaurant	1	9.6%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Bay Plaza Community Center	$69,000,000	9.6%	$492	1.54x	59.6%	Mixed Use
Mini Mall Self Storage	$69,000,000	9.6%	$73	1.71x	73.8%	Self Storage
Sacramento Gateway	$61,500,000	8.5%	$177	1.31x	66.8%	Retail
Interstate Industrial Portfolio	$58,000,000	8.1%	$44	1.37x	63.9%	Industrial
Northeastern Hotel Portfolio	$54,371,913	7.6%	$89,575	1.56x	50.7%	Hospitality
Moffett Towers Building D	$42,000,000	5.8%	$406	1.83x	48.3%	Office
Rockefeller Center	$40,000,000	5.6%	$273	3.17x	32.3%	Various
Atrium Hotel Portfolio 24 Pack	$35,000,000	4.9%	$76,122	4.17x	32.1%	Hospitality
Queens Center	$30,000,000	4.2%	$1,274	1.84x	49.5%	Retail
ICONIQ Multifamily Portfolio	$26,000,000	3.6%	$167,598	2.43x	36.1%	Multifamily
Waterside Marketplace	$25,800,000	3.6%	$93	1.80x	62.7%	Retail
Lakeland Park Center	$24,000,000	3.3%	$109	1.77x	54.9%	Retail
International Plaza II	$21,995,000	3.1%	$202	1.77x	63.1%	Office
Eaton Innovation Center	$20,475,000	2.8%	$94	2.08x	65.0%	Office
Mocksville Industrial	$17,000,000	2.4%	$67	1.48x	58.8%	Industrial
Top 3 Total/Weighted Average	$199,500,000	27.7%		1.53x	66.7%
Top 5 Total/Weighted Average	$311,871,913	43.3%		1.50x	63.4%
Top 15 Total/Weighted Average	$594,141,913	82.5%		1.91x	56.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Rockefeller Center Mortgage Loan (5.6%) based on the combined senior notes and subordinate notes are 1.54x and 57.4%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%) based on the combined senior notes and subordinate notes are 1.48x and 68.0%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the ICONIQ Multifamily Portfolio Mortgage Loan (3.6%) based on the combined senior notes and subordinate notes are 1.34x and 63.1%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.3% of the Initial Pool Balance.

189

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Mini Mall Self Storage	$ 69,000,000	9.6%
Interstate Industrial Portfolio	58,000,000	8.1
Northeastern Hotel Portfolio	54,371,913	7.6
Rockefeller Center	40,000,000	5.6
Atrium Hotel Portfolio 24 Pack	35,000,000	4.9
ICONIQ Multifamily Portfolio	26,000,000	3.6
BioMed 2024 Portfolio 2	16,500,000	2.3
FG Medical Portfolio	14,400,000	2.0
Total	$ 313,271,913	43.5%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

●	With respect to the Sacramento Gateway Mortgage Loan (8.5%), the Mortgaged Property consists of two retail properties, each owned by separate co-borrower.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

190

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	25	$ 224,858,758	31.2%
California	7	$ 113,103,655	15.7%
Ohio	13	$ 55,960,798	7.8%
Michigan	2	$ 46,275,000	6.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-five (25) other states with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twenty-two (22) Mortgaged Properties (24.2%) located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.
●	Eight (8) Mortgaged Properties (16.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 13.0%.
●	Four (4) Mortgaged Properties (4.5%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Fifty-nine (59) of the Mortgaged Properties (18.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

191

Tenancies-in-Common or Diversified Ownership

With respect to the 175 Remsen Street Mortgage Loan (1.4%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Northeastern Hotel Portfolio Mortgage Loan (7.6%), the Waterside Marketplace Mortgage Loan (3.6%) and the Rockefeller Center Mortgage Loan (5.6%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Northeastern Hotel Portfolio Mortgage Loan (7.6%), the Sheraton Tarrytown Mortgaged Property is comprised of one unit in a three-unit land condominium (an alternative to land subdivision), and a 50% voting rights interest in the related owner’s association. Condominium regimes are authorized by and subject to state statutory requirements, and such requirements may include obligations to protect the rights of unit-holders having a minority ownership interest, among other things. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The Mortgage Loan documents contain compliance covenants with respect to the existing condominium regime.
●	With respect to the Rockefeller Center Mortgage Loan (5.6%), with respect to the 30 Rock Condos Mortgaged Property, the borrower owns 54 condominium units and an approximately 53.1% undivided interest in the common elements. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC), and leased or sub-leased to NBC. Expenses of the condominium are shared among the owners in accordance with their respective interests therein. The condominium is governed by a five-member board of managers, three of whom are selected by the borrower and two of whom are selected by NBC. Substantially all management decisions are vested in an executive committee consisting of the three managers selected by the borrower, provided that certain capital improvements and/or alterations that may adversely affect NBC or the condominium are subject to prior review and comment by NBC.
●	With respect to the Waterside Marketplace Mortgage Loan (3.6%), the Mortgaged Property consists of five units in a nine-unit land condominium regime (an alternative to land subdivision). Condominium regimes are authorized by and subject to state statutory requirements, and such requirements may include obligations to protect the rights of unit-holders having a minority ownership interest, among other things. The borrower’s ownership interest in the common elements is 64.22%. Each unit owner has the obligation to maintain its own improvements. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The Mortgage Loan documents provide that the borrower and guarantors have springing recourse liability if the related condominium regime is amended or terminated, or the property is subjected to partition, without the lender’s consent.
192

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	129	$ 660,614,270	91.8%
Leasehold	7	27,237,486	3.8
Fee/Leasehold	2	32,153,584	4.5
Total	138	$ 720,005,340	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

With respect to the Northeastern Hotel Portfolio Mortgage Loan (7.6%), with respect to the Hilton Garden Inn Norwalk Mortgaged Property, the Mortgage Loan is secured by the co-borrower’s leasehold interest pursuant to three ground leases (the entirety of the co-borrower’s estate therein): (i) the Pirri ground lease, having an expiration of October 31, 2097 with extension options, (ii) the Norwalk Electric ground lease, having an expiration of November 1, 2097 with extension options, and (iii) the CT Citizens ground lease, having an expiration of November 9, 2097 with extension options.

With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the Mortgage Loan is secured in part by the borrower’s leasehold interest in the East Peoria Embassy Suites Mortgaged Property (0.1%) pursuant to a ground lease that expires on September 1, 2027. However, the related borrower (or any successor or assign of the borrower, including the lender in the event of a foreclosure or deed-in-lieu of foreclosure) has the right to purchase the fee interest in the Mortgaged Property for $100 with written notice of no less than 120 days prior to the termination of the ground lease (the “Peoria Purchase Option”). The Mortgage Loan documents require the related borrower to exercise the Peoria Purchase

193

Option, or otherwise acquire the fee simple interests in the East Peoria Embassy Suites Mortgaged Property in accordance with the requirements of the Mortgage Loan documents (including the spread of the lien of the mortgage to the fee interest in the East Peoria Embassy Suites Mortgaged Property).

With respect to the ICONIQ Multifamily Portfolio Mortgage Loan (3.6%), the Mortgage Loan is secured in part by the borrower’s leasehold interest in the Sentral Michigan Avenue Mortgaged Property (0.9%) pursuant to a ground lease that expires on December 31, 2114.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than sixteen (16) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the related ESAs identified certain controlled recognized environmental conditions at the Mortgaged Properties in connection with residual soil, soil gas and/or groundwater impacts at (i) the Charleston Embassy Suites Mortgaged Property including, among other things, benzene, total petroleum hydrocarbons (TPH) and related contamination plumes, resulting from prior industrial uses at the Mortgaged Property (including automotive facilities and a dry cleaner) for which regulatory closure was issued in 2007 based on, among other things, the commercial use of the Mortgaged Property, an incomplete exposure pathway due to the use of public water at the Mortgaged Property and the installation of a vapor barrier, (ii) the East Peoria Embassy Suites Mortgaged Property including, among other things, volatile organic compounds and petroleum constituents, resulting from prior industrial uses at the Mortgaged Property (including,
194

among other things, former automotive repair facilities, gas stations and oil stations) for which (1) a Phase II ESA performed in 2018 determined that no concentrations were identified that required action under environmental laws for the continuation of existing uses at the Mortgaged Property and (2) the ESA obtained at origination noted such contaminants had likely been subject to natural degradation and for which an exposure pathway is not complete since the Mortgaged Property is serviced by a public water system and within a groundwater use prohibition ordinance area, (iii) the Oklahoma City Courtyard by Marriott Mortgaged Property including, among other things, benzene, resulting from prior industrial operations at the Mortgaged Property (including a gas station, a grain/flour mill and a related underground storage tank) for which regulatory closure was granted in 1999, subject to institutional controls including, among other things, a prohibition on drilling any wells into the contaminated aquifer and a restriction on groundwater use, and (iv) the Oklahoma City Residence Inn Mortgaged Property, including petroleum hydrocarbons, resulting from prior industrial uses at the Mortgaged Property (including a railroad track/spur at the Mortgaged Property and oil and gas exploration and exaction in the surrounding area) in connection with which the Mortgaged Property was included in a wider Brownfields redevelopment area and for which regulatory closure was issued for the Mortgaged Property in 2009 subject to, among other things, engineering controls provided by existing improvements at the Mortgaged Property and restrictions on the use of the Mortgaged Property for industrial or commercial purposes.

●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), in connection with the 47 Erie Street Parking Structure Mortgaged Property, the Phase I environmental site assessment obtained at origination of the Mortgage Loan identified a controlled recognized environmental condition associated with contaminated soils arising from the removal of three underground storage tanks from 1997-1999. Impacted soil was removed from the site for off-site disposal. The remaining soil in place consists primarily of urban fill containing low concentrations of total petroleum hydrocarbons, polycyclic aromatic hydrocarbons and metals. Groundwater testing resulted in a “No Significant Risk” determination for current and foreseeable uses by the Massachusetts Department of Environmental Protection. The related Mortgaged Property is subject to activity and use limitations (“AUL”) to minimize exposure to impacted soil during construction activities or specific futures uses. The AUL conditions include preparation of a soil management plan prior to excavation, implementation of a construction health and safety plan for longer-term construction projects, installation of a vapor barrier for construction projects involving enclosed, occupied spaces on the ground floor, and an obligation to perform repairs on and replace the foundation as necessary to maintain integrity of the protective cap. Regulatory closure was achieved with the filing of a Class A-3 Response Action Outcome Statement (a Permanent Solution) in 2001. The AUL was amended in 2016, which included a revised sketch plan delineating the locations of pavement, building foundations, and parking garage that comprise the protective cover for the AUL area. The lender obtained a $10,000,000 pollution legal liability (“PLL”) environmental insurance policy covering the related Mortgaged Property, among other collateral and non-collateral properties, with a $5,000,000 sublimit per claim from Allied World Assurance Company (U.S.) Inc. with a 9-year term ending May 9, 2027 (the Mortgage Loan matures August 9, 2029) and having a $50,000 deductible per claim. Allied World Assurance Company (U.S.) Inc. has an S & P rating of “A”.

195

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Northeastern Hotel Portfolio Mortgage Loan (7.6%), (i) the SpringHill Suites Tarrytown Mortgaged Property is subject to a conditional 15-year extension if the borrower completes a $499,529 PIP which is to be completed as of March 2026, (ii) the Hilton Garden Inn Norwalk Mortgaged Property is subject to a $2.4 million PIP which is required to be completed by August 2026, and (iii) the Hilton Garden Inn Shelton Mortgaged Property is subject to a $2.2 million PIP at the which is required to be completed by August 2026. In each case, the lender obtained a PIP reserve in an amount equal to 100% of the related PIP budget at loan closing. In addition, the Mortgage Loan is structured with a cash flow sweep 12 months prior to the expiration of the franchise agreement to cover any brand mandated PIP at the time of renewal. See also Annex A-3 for additional information.
●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), 14 of the 24 Mortgaged Properties are subject to PIPs pursuant to which the related borrowers are required to perform certain upgrades generally including, among other things, upgrades to the guestrooms, common areas and exteriors of the related Mortgaged Properties. The aggregate estimated cost to complete such PIPs is approximately $126,145,000 and such PIPs are generally required to be completed by 2029. At origination, the borrower deposited $40,000,000 with the lender into a PIP work and replacements reserve account (the “PIP Work Account”) in connection with such PIPs. In addition, on each monthly due date the borrowers are required to deposit into the PIP Work Account an amount equal to the sum of (i) 4.0% of gross revenues from the Mortgaged Properties that remain subject to the liens of the Mortgage Loan documents for the calendar month that is two calendar months prior to the calendar month of the related monthly due date plus (ii) commencing on the monthly due date in November 2026 and on each subsequent monthly due date, $1,000,000; provided that if a Mortgaged Property subject to a PIP has been released from the lien of the Mortgage Loan, then such amount will be reduced in accordance with the Mortgage Loan documents. We cannot assure you that such PIPs will be conducted as anticipated or at all.
●	With respect to the Hilton Washington DC Rockville Hotel Mortgage Loan (1.7%), the related Mortgaged Property is in the process of a change-of-ownership PIP renovation, which is required to be completed by March 13, 2026 (18 months from the effective date of the franchise agreement). The Mortgage Loan documents required an upfront PIP reserve in the amount of $6,332,004, based on 100% of the estimated cost of the related PIP work. In addition, the Mortgage Loan documents provide that the SPE borrower and guarantor are personally liable on a last-dollar basis for $4,000,000 of the loan amount until the lender has received written confirmation from the franchisor that the scheduled PIP work has been completed. The appraised value of the Mortgage Loan is presented on an as-completed basis, assuming that the PIP work has been completed by July 9, 2025. The As-Completed value is $50,100,000. The As-Is value is $40,400,000, which equates to a Cut-off Date LTV Ratio of 65.5% and a Maturity Date LTV Ratio of 61.8%.
196

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than sixteen (16) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

197

●	With respect to the Interstate Industrial Portfolio Mortgage Loan (8.1%), the related guarantor, Gavriel Alexander, is also one of three guarantors of a loan (the “Polito Loan”) made in favor of Customers Bank in 2016 and secured by a New Jersey commercial property unrelated to the Mortgaged Properties securing the Mortgage Loan. Customers Bank sold the Polito Loan to Polito Associates LLC (“Polito Associates”) and when the Polito Loan matured, Polito Associates instituted foreclosure proceedings. Mr. Alexander and the two other guarantors under the Polito Loan are defendants in ongoing litigation with Polito Associates related to whether a post-foreclosure deficiency remains, based upon a determination of the New Jersey commercial property’s fair market value. The guarantor defendants assert that New Jersey commercial property’s value is greater than the post-foreclosure deficiency amount due, so no amount is due at all to Polito Associates, and Polito Associates asserts that the value of the commercial property is less than the post-foreclosure deficiency. The matter went to trial in April 2024 and is currently awaiting the judge’s decision. According to the borrower sponsor, Mr. Alexander’s total exposure if Polito Associates prevails should not exceed $5-6 million, which would be split between Mr. Alexander and the two other guarantor defendants under the Polito Loan jointly and severally.
●	With respect to the 144-25 Roosevelt Ave Mortgage Loan (2.3%), the individual sponsors, sponsor trusts and affiliated property manager (collectively, the “Sponsor Parties”) are named as defendants in a lawsuit related to the rent stabilization of units at a separate sponsor-owned property that benefitted from a J-51 tax abatement. Following a New York Supreme Court decision, Roberts v. Tishman Speyer, that permitted landlords to de-regulate units following high rent vacancy, the Sponsor Parties de-regulated eight apartment units at the property. The Roberts decision was subsequently overturned by the New York Court of Appeals. Consequently, the Sponsor Parties re-stabilized the units. The plaintiffs filed suit related to rent stabilization status of the units and allege approximately $52,000 in rent overcharge claims. The case is in the early discovery stages.
●	With respect to the Prime Storage – West Phoenix Mortgage Loan (1.3%), the property manager for the Mortgaged Property, Prime Group Holdings LLC, was charged by the SEC on September 5, 2023, with failing to adequately disclose to investors in Prime Storage Fund II, LP, the non-recourse carveout guarantor of the Mortgage Loan, real estate brokerage fees that were paid to a real estate brokerage firm wholly owned by Robert Moser, the sponsor of the Mortgage Loan and also the 100% owner of both the property manager for the Mortgaged Property and Prime Storage Fund II GP, LLC, the general partner of Prime Storage Fund II, LP, and its affiliated funds. The SEC’s order found that Prime Group Holdings LLC violated Section 17(a)(2) of the Securities Act of 1933. Without admitting or denying the SEC’s findings, the property manager agreed to cease and desist from violating the charged provisions of the Securities Act of 1933 and to pay a $6.5 million civil penalty and more than $14 million in disgorgement and prejudgment interest. There can be no assurance that investors in Prime Storage Fund II, LP will not initiate litigation or other legal action in connection with the foregoing.
●	With respect to the CLC Preserve Self-Storage Mortgage Loan (0.7%), Lawrence Charles Kaplan, who is one of the non-recourse carveout guarantors on such Mortgage Loan, was named as a defendant in a civil action filed in New York state court on December 19, 2018 in New York County, New York. The lawsuit was initiated by a former partner and co-owner of Mr. Kaplan, alleging that the plaintiff was unjustly terminated by the defendants, and that Mr. Kaplan and the other defendants abused their control position, misused trade secrets and misappropriated assets. The plaintiff
198

seeks damages in an amount not less than $50 million. The case was dismissed against Mr. Kaplan on October 14, 2020. The plaintiffs filed an appeal of such dismissal, which remains pending. In addition, Mr. Kaplan has been named a defendant in a civil action, filed June 30, 2021 in the New York County Supreme Court Commercial Division, by a former sales representative of an affiliated entity of Mr. Kaplan, who left to begin a competing business. The lawsuit alleges claims for breach of fiduciary duty, breach of contract, fraud and unjust enrichment. The claims asserted are putatively for more than $1 million in damages. Mr. Kaplan has filed an answer and counterclaims against the plaintiff and another entity affiliated with plaintiff, alleging misconduct by the plaintiff that resulted in damages exceeding $1 million. Motions to dismiss by all parties have been filed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-one (21) Mortgage Loans (82.4%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Four (4) Mortgage Loans (8.9%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	Two (2) Mortgage Loans (8.7%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Atrium Hotel Portfolio 24 Pack, Queens Center, International Plaza II, Mocksville Industrial Portfolio, 175 Remsen Street and Prime Storage – West Phoenix Mortgage Loans (collectively, 17.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was
199

the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), certain of the related Mortgaged Properties were acquired by the borrower sponsor in 2018 out of the bankruptcy of The Revocable Trust of John Q. Hammons dated December 29, 1989 and certain of its affiliates.
●	With respect to the Queens Center Mortgage Loan (4.2%), the borrower sponsor has disclosed that it has sponsored other commercial real estate projects that have been the subject of mortgage loan defaults and foreclosures or deeds-in-lieu of foreclosure on loans secured by such projects.
●	With respect to the International Plaza II Mortgage Loan (3.1%), the borrower sponsor has the following loans in special servicing, each at the request of the borrower sponsor: (a) an approximately $350 million mortgage loan, originated in 2019 with an original maturity in 2021 and secured by an office building in New York City, went into special servicing in 2023 because of payment default; (b) an approximately $188 million mortgage loan, originated in 2022 with an original maturity in 2024 and secured by an office building in Philadelphia, went into special servicing in 2023 because of imminent default; and (c) an approximately $223 million mortgage loan, originated in 2021 with an original maturity in 2023 and secured by an office building in Philadelphia, went into special servicing in 2023 because of imminent default.
●	With respect to the Mocksville Industrial Mortgage Loan (2.4%), the Mortgage Loan was originated to refinance a prior mortgage loan secured by the Mortgaged Property under which the borrower was in maturity default. Such prior mortgage loan was a seller financing loan that matured on September 30, 2024 with a principal balance of $21,900,000, which was repaid in full using the proceeds of the Mortgage Loan.
●	With respect to the Mocksville Industrial Mortgage Loan (2.4%), one of the four borrower sponsors and non-recourse carveout guarantors was a member of the audit committee of a company. In his official capacity, the borrower sponsor uncovered certain other company executives’ alleged financial improprieties. Following such exposure, the borrower sponsor was named in various lawsuits and bankruptcy proceedings related to the company and had to repay defaulted company loans that the borrower sponsor had guaranteed. Following the lawsuits and bankruptcies, such company was acquired by Palltronics, Inc., the sole tenant at the Mortgaged Property, which is also an affiliate of the borrower and the borrower sponsor.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—

200

Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Fifteen (15) Mortgaged Properties (15.7%) are each leased entirely to a single tenant.
●	Four (4) Mortgaged Properties (1.5%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Interstate Industrial Portfolio Mortgage Loan.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

201

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Each of the Mortgaged Properties identified in the table below is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Interstate Industrial Portfolio – Owens Brockway Distribution Warehouse	0.8%	No	4/30/2029	10/6/2029
FG Medical Portfolio – Mary Washington	0.5%	No	7/31/2026	11/6/2029
Interstate Industrial Portfolio – DLG International, Inc.	0.4%	No	11/30/2028	10/6/2029
BioMed 2024 Portfolio 2 – Eastgate Mall	0.0%	No	12/31/2029	8/9/2029

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Bay Plaza Community Center Mortgage Loan (9.6%), effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS, the fifth largest tenant at the Mortgaged Property (6.6% of the net rentable area), has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) brokerage commission that the landlord paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space and (iii) $1,012,500.
●	With respect to the Interstate Industrial Portfolio Mortgage Loan (8.1%), the largest tenant at the Marway Circle Industrial Buildings Mortgaged Property, University of Rochester, has the right to terminate its lease effective as of May 31, 2027, exercisable upon at least nine months prior written notice and payment of a termination fee equal
202

to $338,748 (the sum of unamortized tenant improvement allowances, actual costs and expenses incurred by the landlord in constructing the landlord improvements and leasing commissions, amortized on a straight-line basis over the initial term).

●	With respect to the Queens Center Mortgage Loan (4.2%), (a) Primark, the largest tenant at the Mortgaged Property (13.3% of the net rentable area), has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000; provided it gives notice within 90 days following November 2028, with the payment of a termination fee in the form of a negotiable check made payable to the landlord in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination; (b) ZARA, the second largest tenant at the Mortgaged Property (8.8% of net rentable area), has the right to terminate its lease; provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in the form of a negotiable check made payable to the landlord in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination; and (c) H&M, the third largest tenant at the Mortgaged Property (4.8% of net rentable area), has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
●	With respect to the International Plaza II Mortgage Loan (3.1%), Forvis, LLP, the fourth largest tenant at the related Mortgaged Property (7.9% of the net rentable area), has a one-time right to terminate its lease in January 2032 with written notice by no later than January 2031 and the payment of a termination fee equal to the sum of three full calendar months of gross rent at the rate payable immediately following the termination effective date.
●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), Poseida Therapeutics, Inc., which is the largest tenant at the 9360-9390 Towne Centre Drive Mortgaged Property (approximately 48.4% of the net rentable area at the related Mortgaged Property) and the sole tenant at the Eastgate Mall Mortgaged Property (collectively, 8.7% of the net rentable area at the portfolio of Mortgaged Properties), will have the right to terminate its lease, without payment of a termination fee, if such tenant enters into another lease at a different property (which may or may not be a Mortgaged Property) owned by the landlord or an affiliate landlord; provided, that the term of the new lease is no less than 10 years, and the premises of the new lease is no less than (x) in the case of its lease at the 9360-9390 Towne Centre Drive Mortgaged Property, 125,000 square feet and (y) in the case of its lease at the Eastgate Mall Mortgaged Property, 95,000 square feet; and provided further, in each case, that such tenant must provide 30 days’ notice following full execution and delivery of the new lease. The Mortgage Loan documents do not contain anti-poaching provisions.
203

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

●	With respect to the 175 Remsen Street Mortgage Loan (1.4%), the borrower sponsor informed the lender on September 18, 2024 that Perelandra Natural Foods Center, which has occupied the retail space since 1989 and whose lease was not scheduled to expire until August 2038 with no unilateral termination option, is closing its business shortly in violation of its lease and vacating its premises (the “Retail Space”). In connection with the Retail Space, Treeline Remsen Associates, an affiliate of the borrower sponsor and 90% indirect equity owner of one of the borrowers (175 Remsen Owner TIC 5 LLC) has executed a master lease for a term of seven years expected to commence after the borrower sponsor takes possession of the Retail Space, with a fixed annual rent of $500,000 ($74.07 per square feet).

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Interstate Industrial Portfolio Mortgage Loan (8.1%), the largest tenant at the 2294 Molly Pitcher Highway Mortgaged Property, Thyssenkrupp Supply Chain Services NA, Inc. (Subtenant) (“TSCS”), subleases its space (255,000 square feet, representing 41.0% of the net rentable square footage) from D.M. Bowman (“Bowman”), the second largest tenant. TSCS pays a base rent of $4.65 per square foot on a gross basis. The sublease expires on September 30, 2025, and allows TSCS to extend through the end of Bowman’s February 21, 2026 lease expiration date. The sublease provides for mutual termination rights at 90 days’ notice. However, Bowman must continue to pay rent and recoveries in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date.
●	With respect to the Rockefeller Center Mortgage Loan (5.6%), the third largest tenant, Christie’s, has an aggregate of $35,661,288 of abated rent remaining, and the fourth largest tenant, JPMorgan Chase Bank, National Association, has an aggregate of $2,596,984 of abated rent remaining of the terms of their respective leases. The lender obtained an upfront rent reserve in the amount of such abased rent at loan closing. In addition, the rent for the second largest tenant, Lazard Group LLC, the fourth largest tenant, JPMorgan Chase Bank, National Association, and the fifth largest tenant, NBC, was underwritten on a straight-line rent averaging basis.
204

●	With respect to the Queens Center Mortgage Loan (4.2%), Primark, the largest tenant at the Mortgaged Property (13.3% of the net rentable area), has executed its lease but has not taken occupancy. Primark is expected to take occupancy in December 2024.
●	With respect to the Waterside Marketplace Mortgage Loan (3.6%), the fifth largest tenant, Sierra Trading Post, has executed its lease and the premises have been delivered to tenant but tenant is in the process of completing tenant improvements and has not yet taken occupancy or commenced paying rent. Tenant is expected to open for business on April 15, 2025. A reserve in the amount of $1,413,000 for tenant improvement reimbursements was obtained at origination.
●	With respect to the International Plaza II Mortgage Loan (3.1%), Forvis, LLP, the fourth largest tenant at the related Mortgaged Property (7.9% of net rentable area), benefits from four months of free rent upon its lease commencement in October 2024. In connection with the foregoing and other free rent and abatements, the borrower was required at loan origination to reserve $1,714,536.
●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), the sole tenant at the Lincoln Centre Mortgaged Property, Illumina, Inc., has subleased (i) 87,205 square feet of its leased space at the related Mortgaged Property (approximately 24.2% of the net rentable area at the related Mortgaged Property and 8.8% of the net rentable area at the portfolio of Mortgaged Properties) and (ii) 41,600 square feet (approximately 11.6% of the net rentable area at the related Mortgaged Property and 4.2% of the net rentable area at the portfolio of Mortgaged Properties). The second largest tenant at the 4570 Executive Drive Mortgaged Property, Human Longevity, Inc., has subleased 25,394 square feet of its leased space at the related Mortgaged Property (approximately 20.2% of the net rentable area at the related Mortgaged Property and 2.6% of the net rentable area at the portfolio of Mortgaged Properties) to Neogenomics at a rental rate of $64.56 per square foot on a triple net basis. The above examples do not include subleases of less than 5,000 square feet or subleases between tenants at the portfolio of Mortgaged Properties (i.e., those tenants that lease and occupy space at the portfolio of Mortgaged Properties as a direct tenant (in addition to any subleased square feet)), and sublease a portion of their leased space to another tenant that also leases and occupies space at the portfolio of Mortgaged Properties as a direct tenant (in addition to any subleased square feet). There may be other tenants in addition to those described above whose leased space is subject to a sublease in whole or in part.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Mini Mall Self Storage – Enterprise – Rucker Blvd, Interstate Industrial Portfolio – Steelway Industrial Park, Interstate
205

Industrial Portfolio – Marway Circle Industrial Buildings, Northeastern Hotel Portfolio – SpringHill Suites Tarrytown, Atrium Hotel Portfolio 24 Pack – Richardson Renaissance, Atrium Hotel Portfolio 24 Pack – Tucson University Marriott, Atrium Hotel Portfolio 24 Pack – Normal Marriott Hotel, Atrium Hotel Portfolio 24 Pack – Oklahoma City Courtyard by Marriott, Atrium Hotel Portfolio 24 Pack – North Charleston Residence Inn, Atrium Hotel Portfolio 24 Pack – Oklahoma City Residence Inn, Atrium Hotel Portfolio 24 Pack – La Vista Courtyard by Marriott, Atrium Hotel Portfolio 24 Pack – Springfield Residence Inn, Atrium Hotel Portfolio 24 Pack – Fort Smith Courtyard by Marriott, FG Medical Portfolio – High Point and Walgreens Beaverton (collectively, 7.9%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mini Mall Self Storage Mortgage Loan (9.6%), with respect to the Enterprise – Rucker Blvd Mortgaged Property, a commercial billboard tenant at the property has a right of first refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
●	With respect to the Interstate Industrial Portfolio Mortgage Loan (8.1%), the largest tenant at the Marway Circle Industrial Buildings Mortgaged Property, University of Rochester, has a continuing and exclusive right of first offer to purchase the 4 Marway Circle and 8 Marway Circle buildings (together, the “Offer Property”) in the event the landlord intends to offer the Offer Property for sale to a third party. In addition, a tenant at the Steelway Industrial Park Mortgaged Property, Iron Mountain Information Management, LLC, has a right of first refusal to purchase its premises in the event the landlord receives a bona fide offer other than at auction from a third party who does not have power of eminent domain, which offer the landlord is willing to accept.
●	With respect to the Northeastern Hotel Portfolio Mortgage Loan (7.6%), with respect to the SpringHill Suites Tarrytown Mortgaged Property, Marriott International, Inc., as franchisor, has a conditional ROFR to acquire the related property if there is a transfer of the hotel or controlling direct or indirect interest in the related co-borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee.
●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), each of the Richardson Renaissance Mortgaged Property, Tucson University Marriott Mortgaged Property, Normal Marriott Hotel Mortgaged Property, Oklahoma City Courtyard by
206

Marriott Mortgaged Property, North Charleston Residence Inn Mortgaged Property, Oklahoma City Residence Inn Mortgaged Property, La Vista Courtyard by Marriott Mortgaged Property, Springfield Residence Inn Mortgaged Property and Fort Smith Courtyard by Marriott Mortgaged Property is subject to a franchise agreement with Marriott International, Inc., as franchisor. Under each of the related franchise agreements, Marriott International, Inc. has a right of first refusal to purchase the related Mortgaged Property that is generally exercisable in the event of a proposed transfer of such Mortgaged Property or an ownership interest in the related Mortgagor (or a controlling affiliate of the Mortgagor) to a Competitor (as defined in the related franchise agreement) of the franchisor. Pursuant to comfort letters executed in connection with the origination of the Mortgage Loan, such rights of first refusal have in each instance been subordinated to the rights of a bona fide lender under the mortgage who is not a Competitor (or an affiliate of a Competitor) of the franchisor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mocksville Industrial Mortgage Loan (2.4%), the sole tenant at the Mortgaged Property, Palltronics, Inc., is an affiliate of the borrower sponsor and the borrower.
●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), BioMed Realty, L.P., an affiliate of the borrower, leases 49,912 square feet (39.8% of total square feet) at the 4570 Executive Drive Mortgaged Property, and also subleases 25,391 square feet (17.2% of total square feet) at the 9360-9390 Towne Center Drive Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Rockefeller Center Mortgage Loan (5.6%), the related borrower sponsor owns one or more properties near the Mortgaged Property that may compete with the Mortgaged Property.
207

●	With respect to the Queens Center Mortgage Loan (4.2%), three of the properties in the competitive set for the Mortgaged Property are owned by the borrower sponsor.
●	With respect to the 175 Remsen Street Mortgage Loan (1.4%), the related borrower sponsor owns one or more properties near the Mortgaged Property that may compete with the Mortgaged Property.
●	With respect to the Prime Storage – West Phoenix Mortgage Loan (1.3%), an affiliate of the borrower sponsor owns property adjacent to the Mortgaged Property and intends to develop it. The Mortgage Loan documents contain anti-poaching provisions in the event the parcel is developed in the future as a self storage facility. There is recourse to the borrower sponsor in the event of a breach of those provisions.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Washington and Tennessee) do not require earthquake insurance. Eight (8) of the Mortgaged Properties (16.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 13.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

208

With respect to the Walgreens Beaverton Mortgaged Property (0.7%), the lease with Walgreen Co. (“Walgreens”) requires Walgreens to maintain insurance covering the building (other than terrorism insurance) and Walgreens is permitted to self-insure under the lease. Under the Mortgage Loan documents, the borrower is permitted to rely on Walgreens’ self-insurance, provided that (i) Walgreens is rated “BBB-” or higher by S&P, (ii) the lease is in full force and effect and will remain in full force and effect following any casualty, and Walgreens is obligated to rebuild or repair the property at its sole cost and expense following a casualty, (iii) no default has occurred and is continuing under the lease, and (iv) Walgreens’ self-insurance satisfies the insurance requirements under the Mortgage Loan documents. At origination, Walgreens was not rated “BBB-” or higher and the borrower obtained the necessary insurance. In the event (i) – (iv) above are satisfied on a future date, the borrower’s obligation to provide insurance will be waived and the borrower will be permitted to rely on Walgreens self-insurance and if so, Walgreens will be entitled to hold insurance proceeds. Notwithstanding the foregoing, at all times while the Mortgage Loan is outstanding, the borrower is required to maintain a standalone insurance policy with respect to required terrorism insurance.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the

209

undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Mini Mall Self Storage Mortgage Loan (9.6%), such Mortgage Loan is secured by 52 Mortgaged Properties containing 18,338 self storage units that are located across nine states. With respect to certain individual Mortgaged Properties, the self storage use is legally non-conforming, the applicable zoning ordinance does not permit full rebuilding following a material casualty as a matter of right, and information sufficient to enable the lender to evaluate the adequacy of insurance proceeds to pay down an allocable amount of the mortgage debt was unavailable. The Mortgage Loan documents require the borrower to provide property insurance at full replacement cost with law and ordinance coverage, including loss of use coverage that insures against losses to the undamaged portion of the affected property’s improvements occasioned by the application of a law or ordinance (proceeds being paid on an actual cash value basis, which is replacement cost less depreciation). While law and ordinance coverage at full limits is in-place, the lender did not undertake any specific property-level analysis of the adequacy of insurance proceeds and land values to pay down the Mortgage Loan if authorization to rebuild were not obtained and the property were sold as-is for that purpose, and we cannot assure you that the Mortgage Loan performance and remaining collateral value would not be materially adversely affected if an individual property’s use were unable to be continued under such circumstances. With respect to any such legally nonconforming properties following a casualty where the applicable zoning ordinance requires discretionary authorization for the borrower to rebuild, the Mortgage Loan documents require that the borrower obtain the authorization to rebuild the self storage improvements within 90 days following such casualty (with provision for certain lender-approved extensions). If the borrower is unable to do so, it must pay down the loan in an amount equal to the allocated loan amount for any affected individual property (with credit given for net insurance proceeds received by the lender). If it does not make such payment, its failure to do is a cash trap event, and the borrower and guarantor have personal liability for losses related to such non-payment.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the Rockefeller Center Mortgage Loan (5.6%), the New York City Landmarks Commission has recorded Notices of Designation assigning landmark status to the exteriors of all of the constituent individual properties. The Landmarks Commission has also designated as landmarks portions of the interiors of the 30 Rockefeller Plaza, 45 Rockefeller Plaza, 1 Rockefeller Plaza and Radio City Music Hall Mortgaged Properties. As a result, such Mortgaged Properties may be subject to
210

preservation requirements and regulations that may result in increased costs and delays or otherwise impede alterations or renovations, or restoration following casualty, among other things.

●	With respect to the 175 Remsen Street Mortgage Loan (1.4%), the related Mortgaged Property is designated within the Borough Hall Skyscraper Historic District as provided under New York City Charter. While there do not exist specific restrictions, any alterations to a structure designated within the Borough Hall Skyscraper Historic District are subject to the review and approval of the New York City Landmark Preservation Commission.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Rockefeller Center Mortgage Loan (5.6%), the Mortgage Loan documents provide that the borrower and guarantor’s liability for enumerated bankruptcy-related springing recourse events is capped at 10% of the outstanding loan amount at the time such event occurs, plus enforcement costs. In addition, the Mortgage Loan documents provide that if environmental insurance satisfying Mortgage Loan document requirements is provided, only the SPE borrower has losses recourse-
211

type environmental liability. If environmental insurance satisfying Mortgage Loan document requirements is not provided, both the SPE borrower and guarantor have losses recourse-type environmental liability. The Mortgage Loan documents require that the borrower maintain a pollution legal liability (PLL)-type environmental insurance policy covering the Mortgage Properties with minimum coverage limits of $35 million per incident and $35 million in the aggregate, with a self-insured retention or deductible of no more than $100,000 per incident and having a policy term at least three years past loan maturity. In the event the policy limits in place at loan origination are eroded by 50% or more due to claims, the borrower will be required to reinstate the available environmental coverage limits within 60 days to the limits in place at loan origination. The Phase I environmental site assessment for the Mortgaged Properties obtained in connection with loan origination identified a recognized environmental condition (REC) at the 10 Rockefeller Plaza Mortgaged Property. The REC related to 12 underground storage tanks, all of which were removed between 1989 and 1990. In lieu of a Phase II environmental site assessment, the lender required environmental insurance as described above. The environmental consultant provided an opinion of probable cost with a 90% confidence interval that the maximum cost of remediation would not exceed $683,650.

●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the existing guarantor’s liability for bankruptcy-related events is limited to 15% of the outstanding principal balance of the Mortgage Loan; provided, however, the liability of any replacement guarantor under the Mortgage Loan documents for bankruptcy-related events will be limited to 25% of the outstanding principal balance of the Mortgage Loan to the extent such replacement guarantor is not Jonathan D. Eilian (the principal of the related borrower sponsor) or certain trusts in which Jonathan D. Eilian acts as both the trustee and the sole beneficiary (“JDE”) or any other person which (x) JDE controls and (y) in which JDE and/or any trusts for the benefit of JDE or his family owns (directly or indirectly) not less than 10% of the interest therein.
●	With respect to the Mocksville Industrial Mortgage Loan (2.4%), the Mortgage Loan documents do not provide that the Mortgage Loan will become full recourse upon a bankruptcy or similar insolvency action of the borrower. However, the non-recourse carveout guarantor provided a payment guaranty for the Mortgage Loan. See “—Single Purpose Entity Covenants”.
●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), the Mortgage Loan documents provide that the guarantor’s springing recourse liability for bankruptcy events is limited to 15% of the outstanding loan amount, plus costs of enforcement. In addition, the Mortgage Loan documents provide that the guarantor’s loss-recourse liability for environmental matters is limited to the aggregate PLL environmental insurance policy minimum limits applicable to the related properties ($5 million per incident and $10 million in the aggregate, or $20 million per incident and $25 million in the aggregate) if the term of the related PLL policy does not extend 2 years past loan maturity. Currently there are two PLL environmental insurance policies that cover various collateral properties: (A) a policy with $20 million per incident and $25 million aggregate limits expiring March 12, 2026, and (B) a policy with $5 million per incident and $10 million aggregate limits expiring May 9, 2027. The Mortgage Loan documents also provide for loss recourse, rather than full recourse, for prohibited transfers of the Mortgaged Properties or equity interests in the borrowers.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification

212

may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to Bay Plaza Community Center Mortgage Loan (9.6%), one of the two lots comprising the related Mortgaged Property, identified as Lot 802, benefits from the Industrial and Commercial Abatement Program (“ICAP”), which is effective through the tax year 2039/2040, and the other lot, identified as Lot 810, benefits from Industrial and Commercial Incentive Program (“ICIP”), which is effective through the tax year 2029/2030. The exemption amount for Lot 802 is 100% through the tax year 2025/2026 and the reduces thereafter each year until expiration of ICAP. The exemption amount for Lot 810 is approximately 56% in the tax year 2024/2025 and reduces thereafter each year until expiration of ICIP. The Mortgage Loan matures in 2029. Property taxes were underwritten based on the abated taxes.
●	With respect to the Queens Center Mortgage Loan (4.2%), a portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s, the latter of which is not part of the Mortgaged Property, together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and one of the two borrowers which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Mortgage Loan documents, the lender has the right to require, among other related rights, the Property Borrower to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Mortgaged Property that is part of the Shared Tax Lot, such that no portion of the Mortgaged Property shares a tax lot with any real property that is not subject to the lien of the Mortgage Loan. The borrowers and the non-recourse carveout guarantor have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Mortgaged Property that is part of the Shared Tax Lot
213

caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure (in accordance with its 2005 advisement that it would no longer accept deeds for recordation which affect only a portion of a tax lot) with respect to such portion of the Mortgaged Property, and (ii) the borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Mortgaged Property comprising the Shared Tax Lot. Such recourse obligation is subject to various limitations set forth in the Mortgage Loan documents. Furthermore, we cannot assure you that the guarantor will have the financial resources to comply with such recourse obligation. However, there is no assurance the non-recourse carveout guarantor will have the financial ability to perform such guaranty. In addition, the other borrower (the “Pledgor Borrower”) pledged its interest in the Property Borrower in order to provide an additional method for the lender to take title to the Mortgaged Property in the event the Shared Tax Lot created an impediment to foreclosure. However, under REMIC regulations, when foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property. The pledged equity ownership interest in the Property Borrower is not anticipated to qualify as foreclosure property for REMIC purposes, which could delay or prevent the REMIC from acquiring the beneficial interest in the pledged equity ownership interest or otherwise realizing any proceeds from its disposition.

●	With respect to the 144-25 Roosevelt Ave Mortgage Loan (2.3%), the Mortgaged Property currently benefits from a tax abatement under the New York City tax abatement program known as J-51. The Mortgaged Property received the tax abatement in 2015 with an approximately $68,108 lifetime abatement value. Following annual abatements of $6,306, the remaining abatement is only $1,892. The lender underwrote the Mortgage Loan using the full real estate tax expense, not including the abatement.
●	With respect to the Euclid Apartments Mortgage Loan (1.4%), the Mortgaged Property is encumbered with a land use restrictive covenant (the “LURA”), which was entered into in May 2012 in connection with the previous owner’s acquisition and sale of tax credits pursuant to Section 42 of the Internal Revenue Code (“Section 42”). Under Section 42, the tax credits were distributed to the borrower by a state-authorized tax credit allocating agency. The borrower has represented that all tax credits have been claimed and the tax credit investors have exited the ownership structure. The use restrictions contained in the LURA require that (i) 100% of the units at the Mortgaged Property be rented to tenants whose income is 60% or less of the “Area Median Gross Income” (“AMGI”) and (ii) the maximum rents per unit that the borrower can charge is not more than 30% of whatever the housing authority determines to be 60% of AMGI. While the LURA may be terminated by the lender upon foreclosure at any time, if the Mortgaged Property fails to remain in compliance with the affordability requirements during the initial 15-year compliance period (which runs through December 31, 2026), the IRS may recapture all or a portion of the tax credits previously awarded to the tax credit investors. In such event, the tax credit investors may be able to look for reimbursement through their contractual guarantees/indemnities with the initial property owner, which may in turn be entitled to be indemnified by its transferees, including the general partner of the borrower. Neither the borrower nor the guarantor is directly liable for such amounts. Nonetheless, the Mortgage Loan documents contain a recourse carveout with respect to any losses suffered on account of the LURA, including but not limited to, as a result
214

of any tax credit recapture event. There can be no assurance that the borrower and/or non-recourse carveout guarantor will satisfy such recourse obligation if called upon to do so. The LURA restrictions remain in effect until December 31, 2041, however, in the event of a foreclosure the lender may terminate the LURA, provided that during the subsequent three-year period, tenants may not be evicted other than for good cause and gross rent may not be increased on any unit occupied by any existing tenant.

●	With respect to the 155 Elliott Avenue Mortgage Loan (0.8%), the Mortgaged Property benefits from a 15-year payment in lieu of taxes arrangement (“PILOT”) between the borrower and the City of Yonkers Industrial Development Agency (the “City of Yonkers IDA”) that began in the 2024/2025 tax year for the City of Yonkers and begins in 2025 for Westchester County and expires in the 2038/2039 tax year for the City of Yonkers and in 2039 for the county. For the 2024/2025 tax year, the abatement was set at approximately 43% of the Mortgaged Property’s total tax obligation, and burns off in increased increments that range from 2% - 5% through the end of the 15-year PILOT term. According to the appraisal for the Mortgaged Property, taxes for the 2024/2025 tax year with the PILOT are $54,596, and are estimated to be $126,968 without the PILOT. In connection with the PILOT, the borrower, as fee owner, ground leased the Mortgaged Property to the City of Yonkers IDA, which in turn ground leased back the Mortgaged Property to the borrower, as tenant (collectively, the “PILOT Lease”). The PILOT Lease expires on December 31, 2039. In addition, the City of Yonkers IDA obtained a mortgage on the Mortgaged Property. Pursuant to a subordination agreement entered into at origination of the Mortgage Loan, the PILOT mortgage is generally subordinate to the Mortgage Loan, however, it has a superior lien on the Mortgaged Property for tax payments. An event of default under the PILOT or the PILOT Lease permits the City of Yonkers IDA to terminate the PILOT and recapture the tax benefits and payments under the PILOT. The consent of the City of Yonkers IDA is needed for an assignee of the Mortgaged Property to receive the benefits of the PILOT.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-two (22) Mortgage Loans (78.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Two (2) Mortgage Loans (12.1%) provide for an initial interest-only period that expires 36 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

215

Three (3) Mortgage Loans (9.9%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	22	$561,720,000	78.0%
Interest Only, Amortizing Balloon	2	87,300,000	12.1
Amortizing Balloon	3	70,985,340	9.9
Total	27	$720,005,340	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	3	$100,995,000	14.0%
6	17	434,594,236	60.4
9	2	56,500,000	7.8
11	5	127,916,104	17.8
Total	27	$720,005,340	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	27	$720,005,340	100.0%
Total	27	$720,005,340	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

216

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

Twenty-six (26) of the mortgage loans (94.4%) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). One (1) of the mortgage loans (5.6%) accrues interest on a 30/360 basis.

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the applicable Componentized Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

●	With respect to the Mocksville Industrial Mortgage Loan (2.4%), the borrower sponsors provided a payment guaranty for the full principal amount of the Mortgage Loan, and also guaranteed the lease of the affiliated sole tenant at the related Mortgaged Property. A non-consolidation opinion was not delivered in connection with the origination of the Mortgage Loan. There can be no assurance that the guarantors will satisfy their guaranty obligations in the event they are called upon to do so and there can be no assurance that the existence of this payment guaranty and lease guaranty will not increase the risk of consolidation of the borrower with its equity owners.
●	With respect to the Euclid Apartments Mortgage Loan (1.4%), the guarantor provided a payment guaranty of $10,600,000 which is approximately 20% of the outstanding principal balance ($53,000,000) of the related Whole Loan. The borrower delivered a non-consolidation opinion that did not consider the effect that the payment guaranty might have on a court’s decision whether to order substantive consolidation of the borrower and its equityholders. There can be no assurance that the guarantor will satisfy such obligation in the event it is called upon to do so and there can be no assurance that the existence of this payment guaranty will not increase the risk of consolidation of the borrowers with their equity owners.

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.

217

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to pay down a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Sixteen (16) Mortgage Loans (53.0%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for
218

payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Five (5) Mortgage Loans (23.3%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) Mortgage Loans (8.7%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) Mortgage Loans (10.8%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (4.2%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

219

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	4	11.5%
5	1	2.8
6	1	3.1
7	21	82.6
Total	27	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
220

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-two (22) Mortgage Loans (collectively, 76.7%) (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee generally with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

221

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Furthermore, some of the Mortgage Loans, including the Queens Center Mortgage Loan (4.2%), may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

●	With respect to the Mini Mall Self Storage Mortgage Loan (9.6%), following the expiration of the defeasance lockout period, the loan documents permit the borrower to obtain the release of any individual property in connection with a third party sale, subject to certain conditions, including: (i) partial defeasance of the loan in an amount equal to the greater of (A) 130% of the allocated loan amount for such release property, and (B) 100% of the net sales proceeds; (ii) the post-release debt service coverage ratio of the remaining properties is equal or greater than (A) 1.71x and (B) the pre-release debt service coverage ratio of all encumbered properties; (iii) the post-release debt yield of the remaining properties is equal or greater than (A) 10.32% and (B) the pre-release debt yield of all encumbered properties; (iv) an opinion of counsel.
●	With respect to the Northeastern Hotel Portfolio Mortgage Loan (7.6%), following the expiration of the defeasance lockout period, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with an arms-length sale to third parties or certain affiliates, subject to certain conditions, including: (i) partial defeasance of the Mortgage Loan in an amount equal to 115% of the allocated loan amount for such released Mortgaged Property; (ii) the post-release debt service coverage ratio of the remaining Mortgaged Properties’ being equal or greater than (A) 1.50x and (B) the pre-release debt service coverage ratio of all encumbered Mortgaged Properties; (iii) the post-release loan-to-value ratio for the remaining Mortgaged Properties’ being not greater than the lesser of (i) 65% and (ii) the pre-release loan-to-value ratio of all encumbered Mortgaged Properties; (iv) the
222

lender’s reasonable determination that, after giving effect to the partial release, there will be sufficient PIP Funds in the PIP Account available to pay for all PIP Work (and any anticipated PIP Work) and other anticipated improvements and capital expenditures at the remaining Mortgaged Properties (or borrower will be required to deliver to the lender for deposit into the PIP Account prior to the partial release an amount that the lender determines will satisfy this condition); and (v) with respect to any partial release of the SpringHill Suites Tarrytown Mortgaged Property or the Sheraton Tarrytown Mortgaged Property, either (A) both Mortgaged Properties are being released together, (B) the co-borrower under the SpringHill Suites Tarrytown Mortgaged Property has assigned the Starbucks license agreement to the co-borrower under the Sheraton Tarrytown Mortgaged Property or such agreement has terminated, or (C) in connection with a release of the Sheraton Tarrytown Mortgaged Property, the Starbucks license agreement has been assigned to a third party purchaser or its designee (other than any co-borrower).

●	With respect to the Rockefeller Center Mortgage Loan (5.6%), following the expiration of the defeasance lockout period, the Mortgage Loan documents permit the borrower to obtain the release of any individual property in connection with its sale to an unaffiliated third party, subject to certain conditions, including: (i) partial defeasance of the Mortgage Loan (or, from and after the open prepayment period, prepayment of the loan) in an amount (A) for each of the 30 Rockefeller Plaza and 45 Rockefeller Plaza Mortgaged Properties, equal to 120% of the allocated loan amounts for such Mortgaged Properties, and (B) equal to 110% of the allocated loan amounts for all other individual Mortgaged Properties; (ii) the post-release NCF DSCR for remaining Mortgaged Properties being equal to or greater than the pre-release NCF DSCR ratio, provided that the borrower may partially defease or prepay the Mortgage Loan is such amount necessary to satisfy such NCF DSCR requirement; (iii) the post-release NOI debt yield for remaining Mortgaged Properties being equal to or greater than the pre-release NOI debt yield, provided that the borrower may partially defease or prepay the Mortgage Loan is such amount necessary to satisfy such NOI debt yield requirement; (iv) compliance with all applicable REMIC requirements; and (vi) a rating agency confirmation.
●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property, provided that, among other conditions, (i) no event of default is then continuing (unless the release of such individual Mortgaged Property would cure the event of default and the borrower satisfies the conditions discussed below), (ii) either (x) on any date after the earlier to occur of (1) the due date occurring in November 2027 and (2) the second anniversary of the closing date of the securitization that includes the last promissory note to be securitized, the borrowers defease the Mortgage Loan in an amount equal to (a) 110% of the allocated loan amount of the individual Mortgaged Property to be released to the extent that, when aggregated with all prior releases of individual Mortgaged Properties, such release would not result in the aggregate allocated loan amount of all individual Mortgaged Properties released exceeding 30% of the original principal balance of the Mortgage Loan or (b) otherwise, 115% of the allocated loan amount of the individual Mortgaged Property to be released (the “Release Price”) or (y) on any business day, the borrowers prepay the Mortgage Loan in an amount equal to the Release Price, together with any applicable yield maintenance premium, (iii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is equal to or greater than the greater of (x) 11.0% and (y) the lesser of (1) 12.5% and (2) the debt yield for all of the Mortgaged Properties immediately prior to giving effect to such release (collectively, the “Release
223

Debt Yield”); provided, however, that if the debt yield after giving effect to such release would not satisfy the Release Debt Yield, the borrowers may obtain the release of such individual Mortgaged Property in connection with an arms’ length sale to an unaffiliated, third-party provided that, among other conditions, (a) the borrowers satisfy all otherwise applicable conditions set forth in the Mortgage Loan documents (other than the requirement that there be no continuing event of default if such event of default is caused solely by the individual Mortgaged Property being released and would not continue to exist following such release) and (b)(i) in lieu of paying the applicable Release Price, the borrowers pay an amount equal to the greater of (A) the Release Price applicable to such individual Mortgaged Property and (B) the lesser of (I) 100% of the gross cash proceeds actually received by the borrowers from such individual Mortgaged Property (net any reasonable and customary closing costs associated with the sale of such individual Mortgaged Property) and (II) the amount of a prepayment of the Mortgage Loan that would be necessary to, after giving effect to such release, satisfy the Release Debt Yield, and (iv) the borrowers satisfy customary REMIC requirements. Notwithstanding anything to the contrary in the foregoing, the borrowers have the right to either (i) defease or prepay the Mortgage Loan in an amount necessary to achieve the Release Debt Yield, together with all other amounts payable in connection with such defeasance or prepayment (the “Release Debt Yield Payment Amount”), or (ii) deposit with the lender, as additional collateral for the Mortgage Loan, cash or a letter of credit in the amount of the Release Debt Yield Payment Amount, provided, however, if the Release Debt Yield Payment Amount is greater than $10,000,000 and the borrowers do not elect to make a voluntary prepayment of the Mortgage Loan equal to the Release Debt Yield Payment Amount, then the borrowers are required to deposit with the lender cash or a letter of credit in the amount of $10,000,000, and the borrowers will be required to defease or prepay the Mortgage Loan in an amount equal to the difference between $10,000,000 and the Release Debt Yield Payment Amount, together with all other amounts payable in connection with such defeasance or prepayment.

●	With respect to the ICONIQ Multifamily Portfolio Mortgage Loan (3.6%), the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property; provided that, among other conditions, (i) no event of default is then continuing, (ii) either (x) on any date if the borrowers prepay the Mortgage Loan in an amount equal to or less than $157,500,000 (when aggregated with the Release Amount paid in connection with each previous partial release), 105% of the allocated loan amount for the individual Mortgaged Property to be released and (y) in all other instances, 110% of the allocated loan amount for such Mortgaged Property to be released (the “Release Price”); provided that if such prepayment is made prior to the payment date in May 2029, such prepayment will require the payment of a prepayment fee an amount that is equal to the greater of (i) the yield maintenance amount (as set forth in the Mortgage Loan agreement) and (ii) 1% of the unpaid principal balance of the applicable note as of the applicable repayment date, (iii) after giving effect to such partial release, the debt yield is equal to or greater than the greater of (i) 8.3% and (ii) the debt yield immediately prior to the occurrence of the partial release (the “Partial Release Required Debt Yield”); provided, however, (x) the borrowers will be permitted to satisfy the applicable collateral cure conditions to satisfy this clause (iii) and (y) in determining the component of the Partial Release Required Debt Yield contemplated by clause (ii) above (i.e., the debt yield immediately prior to the occurrence of the partial release), the debt yield may be calculated taking into account an assumption that any cash or letter of credit that has been previously held or delivered in order to satisfy the collateral cure conditions was applied as a partial prepayment to the indebtedness, and (iv) the borrowers satisfy customary REMIC requirements.
224

●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), the borrowers may at any time obtain the release of an individual Mortgaged Property from the lien of the Whole Loan and the release of the applicable borrower’s obligations under the Whole Loan documents with respect to the individual Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Amount (as defined below) together with any yield maintenance premium then required, or, after the defeasance lockout period, defeasance of the applicable Release Amount, (ii) after giving effect to such release, the debt yield of the Whole Loan as of the determination date immediately preceding such release is greater than or equal to 9.66% and (iii) compliance with certain REMIC provisions. Notwithstanding the foregoing, if the foregoing debt yield requirement is not satisfied and the release of such individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the borrower, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the borrowers may obtain the release of such individual Mortgaged Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property together with any yield maintenance premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any yield maintenance premium then required. In connection with any release where the amount to be prepaid is less than the Mortgage ALA (as defined below) for such individual Mortgaged Property, the Mortgage ALA for each individual Mortgaged Property that will remain subject to the lien of the Whole Loan documents will each be increased on a pro rata basis by the amount of such shortfall, provided that to the extent such increase will require amending any mortgage which contains a cap on the amount secured by such mortgage that is less than the reallocated Mortgage ALA, the borrowers will pay the cost of any mortgage recording tax. As used herein, the “Release Amount” means, for an individual Mortgaged Property, the lesser of (a) the outstanding principal amount of the Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such individual Mortgaged Property (as adjusted pursuant to the Whole Loan documents if applicable), multiplied by (i) 105%, until such time as the outstanding Whole Loan amount has been reduced to $501,715,790, and (ii) thereafter, 110%.
●	In addition, with respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.3%), a partial release may be made in order to cure an event of default relating to an individual Mortgaged Property (a “BioMed Default Release”), provided that (i) either (x) borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income or rents from any other Mortgaged Property to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a BioMed Default Release, the borrower must generally satisfy the conditions set forth above, except that (i) the borrower will not be required to satisfy the debt yield test above, and (ii) if the Release Amount is prepaid, the borrower will not be required to pay a yield maintenance premium.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related

225

Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Nine (9) Mortgage Loans (71.9%) that are secured in whole or in part by office, retail, industrial, mixed use and other properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail, industrial and other properties only.

Twenty-one (21) Mortgage Loans (78.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Nineteen (19) Mortgage Loans (66.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eleven (11) Mortgage Loans (30.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

226

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard / Springing Cash Management	16	$509,958,017	70.8%
Springing	9	142,047,323	19.7
Hard / In Place Cash Management	1	42,000,000	5.8
Soft / Springing Cash Management	1	26,000,000	3.6
Total	27	$720,005,340	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or
227

property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

●	With respect to the Northeastern Hotel Portfolio Mortgage Loan (7.6%) secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Northeastern Hotel Portfolio, the Hilton Garden Inn Norwalk Mortgaged Property is comprised of the borrower’s leasehold interests in three ground leases, each of which includes annual ground rent increases ranging from 2% to 2.5%. The Mortgage Loan was underwritten
228

to in-place ground rent excluding future contractual increases. Wells Fargo Bank, National Association purchased the Northeastern Hotel Portfolio Mortgage Loan from RREF V – D Direct Lending Investments, LLC, and did not re-underwrite the Mortgage Loan in accordance with its own underwriting guidelines. Had it done so, however, underwriting the ground rent expense to in-place ground rent excluding future contractual increases would represent an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the ground rent expense only pertains to one of the four properties (Hilton Garden Inn Norwalk); (ii) the in-place ground rent for the Hilton Garden Inn Norwalk Mortgaged Property represents 2.5% of the total expenses for the Mortgage Loan, and, if the Mortgage Loan were underwritten on the basis of the average ground rent for the entire loan term, 2.5% of total expenses for the Mortgage Loan; (iii) the NCF DSCR as underwritten for the Northeastern Hotel Portfolio Mortgage Loan is 1.56x, and, if the Mortgage Loan were underwritten on the basis of the average ground rent for the entire loan term, 1.55x; (iv) net cash flow has increased from $6,012,983 in 2022 to $7,216,994 as of TTM 8/31/2024, representing a 20.0% increase; (v) the expiration of the ground leases, including extension options, ranges from October 31, 2097 to November 9, 2097. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Rockefeller Center Mortgage Loan (5.6%) the underwritten management fee is 0.1% of effective gross income, which is below 3.0% of effective gross income and represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the loan metrics for the Rockefeller Center Mortgage Loan are 32.3% loan to value ratio, 3.17x net cash flow debt service coverage ratio, and 18.2% net operating income debt yield (ii) the Rockefeller Center Mortgaged Property performance has been stable with average occupancy of 91.6% between 2019 and YTD July 2024, and (iii) if the management fee were increased to 3%, the net cash flow debt service coverage ratio would be 2.96x and the net operating income debt yield would be 17.2%. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
●	With respect to the Hotel Indigo Mortgage Loan (1.9%), the management fee was underwritten to 2.5% of effective gross income. Wells Fargo Bank, National Association purchased the Hotel Indigo Mortgage Loan from RREF V – D Direct Lending Investments, LLC, and did not re-underwrite the Mortgage Loan in accordance with its own underwriting guidelines. Had it done so, however, underwriting a management fee less than 3.0% of effective gross income for a non-leased fee or non-investment grade single tenant property would represent an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the loan metrics for the Hotel Indigo Mortgage Loan are 1.94x NCF DSCR, and 14.3% NCF debt yield, and (ii) if the management fee were underwritten to 3%, the NCF DSCR would be 1.90x and the NCF debt yield would be 14.0%. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
229

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific

230

percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off % of Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
Bay Plaza Community Center	$69,000,000	9.6%	N/A	59.6%	1.54x	N/A	Yes	Yes
Rockefeller Center	$40,000,000	5.6%	$175,000,000	57.4%	1.34x	9.0%	Yes	Yes
BioMed 2024 Portfolio 2	$16,500,000	2.3%	N/A	65.3%	N/A	9.7%	Yes	No
Euclid Apartments	$10,000,000	1.4%	N/A	68.8%	1.45x	N/A	Yes	Yes
Prime Storage - West Phoenix	$9,500,000	1.3%	N/A	66.7%	1.19x	N/A	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause

231

under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to the Queens Center Mortgage Loan (4.2%), the borrowers have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
●	With respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%), the related franchisor at the Hilton Long Beach Mortgaged Property, Hilton Franchise LLC, provided the related borrower with a “key money” loan in the original principal amount of $2,500,000 (the “Key Money Loan”) and an effective date of January 6, 2015 (the “Key Money Effective Date”) in connection with the development of such Mortgaged Property. Pursuant to the related development incentive note, on each anniversary of the Key Money Effective Date, 1/20th of the original principal amount of the Key Money Loan will be forgiven without payment, subject to the borrower’s compliance with the related franchise agreement.
●	With respect to each of the Mortgaged Properties located in Florida (collectively, 3.8%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.
232

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Bay Plaza Community Center, Mini Mall Self Storage, Interstate Industrial Portfolio, Moffett Towers Building D, Rockefeller Center, Atrium Hotel Portfolio 24 Pack, Queens Center, ICONIQ Multifamily Portfolio, International Plaza II, BioMed 2024 Portfolio 2, Hilton Washington DC Rockville Hotel, Euclid Apartments and 175 Remsen Street is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AHPT 2024-ATRM TSA” means the trust and servicing agreement that governs the servicing of the Atrium Hotel Portfolio 24 Pack AB Whole Loan.

233

“BANK5 2024-5YR10 PSA” means the pooling and servicing agreement that governs the servicing of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan, the Hilton Washington DC Rockville Hotel Whole Loan and the 175 Remsen Street Whole Loan.

“BANK5 2024-5YR11 PSA” means the pooling and servicing agreement that is expected to initially govern the servicing of the Queens Center Whole Loan.

“BMARK 2024-V10 PSA” means the pooling and servicing agreement that governs the servicing of the Moffett Towers Building D Whole Loan.

“BX 2024-BIO2 TSA” means the trust and servicing agreement that governs the servicing of the BioMed 2024 Portfolio 2 AB Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“ICNQ 2024-MF TSA” means the trust and servicing agreement that governs the servicing of the ICONIQ Multifamily Portfolio AB Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Atrium Hotel Portfolio 24 Pack AB Whole Loan, the Rockefeller Center AB Whole Loan, the ICONIQ Multifamily Portfolio AB Whole Loan and the BioMed 2024 Portfolio 2 AB Whole Loan are Non-Serviced AB Whole Loans.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

234

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

235

“Rock Trust 2024-CNTR TSA” means the trust and servicing agreement that is expected to initially govern the servicing of the Rockefeller Center Whole Loan.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“WFCM 2024-5C1 PSA” means the pooling and servicing agreement that governs the servicing of the Euclid Apartments Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

236

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Bay Plaza Community Center	Non-Serviced	Note A-1	Control	$83,000,000	BANK5 2024-5YR10
		Note A-2-1	Non-Control	$69,000,000	WFCM 2024-5C2
		Note A-2-2	Non-Control	$11,000,000	JPMorgan Chase Bank, National Association
		Note A-3	Non-Control	$67,000,000	BANK5 2024-5YR11(2)
		Note A-4	Non-Control	$40,000,000	JPMorgan Chase Bank, National Association
		Note A-5	Non-Control	$10,000,000	BANK5 2024-5YR11(2)
Mini Mall Self Storage	Serviced	Note A-1-A	Control	$34,500,000	WFCM 2024-5C2
		Note A-1-B	Non-Control	$52,500,000	Wells Fargo Bank, National Association
		Note A-1-C	Non-Control	$3,000,000	Wells Fargo Bank, National Association
		Note A-2-A	Non-Control	$17,250,000	WFCM 2024-5C2
		Note A-2-B	Non-Control	$27,750,000	Citi Real Estate Funding Inc.
		Note A-3-A	Non-Control	$18,750,000	JPMorgan Chase Bank, National Association
		Note A-3-B	Non-Control	$17,250,000	WFCM 2024-5C2
		Note A-3-C	Non-Control	$9,000,000	JPMorgan Chase Bank, National Association
Interstate Industrial Portfolio	Serviced	Note A-1	Control	$58,000,000	WFCM 2024-5C2
		Note A-2	Non-Control	$32,000,000	BMO 2024-5C7
		Note A-3	Non-Control	$12,000,000	BMO 2024-5C7
		Note A-4	Non-Control	$10,000,000	BMO 2024-5C7
Moffett Towers Building D	Non-Serviced	Note A-1	Control	$25,000,000	Benchmark 2024-V10
		Note A-2-1	Non-Control	$7,000,000	Benchmark 2024-V10
		Note A-2-2	Non-Control	$18,000,000	WFCM 2024-5C2
		Note A-3-1	Non-Control	$17,500,000	WFCM 2024-5C2
		Note A-3-2	Non-Control	$5,000,000	BMO 2024-5C6
		Note A-4	Non-Control	$20,000,000	DBR Investments Co. Limited
		Note A-5-1	Non-Control	$14,500,000	Benchmark 2024-V10
		Note A-5-2	Non-Control	$5,500,000	DBR Investments Co. Limited
		Note A-6-1	Non-Control	$6,000,000	DBR Investments Co. Limited
		Note A-6-2	Non-Control	$5,000,000	BMO 2024-5C6
		Note A-7	Non-Control	$10,000,000	BMO 2024-5C6
		Note A-8	Non-Control	$5,000,000	BMO 2024-5C6
		Note A-9	Non-Control	$4,000,000	WFCM 2024-5C2
		Note A-10	Non-Control	$2,500,000	WFCM 2024-5C2
Rockefeller Center	Non-Serviced AB Whole Loan	Note A-1	Control	$1,121,100,000	ROCK 2024-CNTR
		Note A-2	Non-Control	$747,400,000	ROCK 2024-CNTR
		Note A-3	Non-Control	$30,000,000	Bank of America, National Association
		Note A-4	Non-Control	$20,000,000	WFCM 2024-5C2
		Note A-5	Non-Control	$30,000,000	Bank of America, National Association
		Note A-6	Non-Control	$20,000,000	WFCM 2024-5C2
		Note B-1	Non-Control	$918,900,000	ROCK 2024-CNTR
		Note B-2	Non-Control	$612,600,000	ROCK 2024-CNTR
Atrium Hotel Portfolio 24 Pack	Non-Serviced AB Whole Loan	Note A-1-S1	Control	$178,880,000	AHPT 2024-ATRM
		Note A-2-S1	Non-Control	$135,920,000	AHPT 2024-ATRM
		Note A-1-C1	Non-Control	$50,000,000	Benchmark 2024-V11
		Note A-1-C2	Non-Control	$35,000,000	WFCM 2024-5C2
		Note A-1-C3	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-2-C1	Non-Control	$25,000,000	BANK5 2024-5YR11(2)
		Note A-2-C2	Non-Control	$25,000,000	BANK5 2024-5YR11(2)
		Note B-1	Non-Control	$312,120,000	AHPT 2024-ATRM
		Note B-2	Non-Control	$208,080,000	AHPT 2024-ATRM
Queens Center	Non-Serviced	Note A-1-1	Control	$50,000,000	German American Capital Corporation
		Note A-1-2	Non-Control	$25,000,000	German American Capital Corporation
		Note A-1-3	Non-Control	$25,000,000	German American Capital Corporation
		Note A-1-4	Non-Control	$20,000,000	German American Capital Corporation
		Note A-1-5	Non-Control	$15,000,000	German American Capital Corporation
237

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
		Note A-1-6	Non-Control	$15,000,000	German American Capital Corporation
		Note A-2-1	Non-Control	$15,000,000	WFCM 2024-5C2
		Note A-2-2	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-2-3	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-2-4	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-2-5	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-2-6	Non-Control	$25,000,000	Goldman Sachs Bank USA
		Note A-3-1	Non-Control	$43,000,000	BANK5 2024-5YR11(2)
		Note A-3-2	Non-Control	$20,000,000	JPMorgan Chase Bank, National Association
		Note A-3-3	Non-Control	$15,000,000	WFCM 2024-5C2
		Note A-3-4	Non-Control	$15,000,000	JPMorgan Chase Bank, National Association
		Note A-3-5	Non-Control	$7,000,000	JPMorgan Chase Bank, National Association
		Note A-4-1	Non-Control	$15,000,000	Bank of Montreal
		Note A-4-2	Non-Control	$15,000,000	Bank of Montreal
		Note A-4-3	Non-Control	$15,000,000	Bank of Montreal
		Note A-4-4	Non-Control	$15,000,000	Bank of Montreal
		Note A-4-5	Non-Control	$15,000,000	Bank of Montreal
		Note A-4-6	Non-Control	$25,000,000	Bank of Montreal
		Note A-5-1	Non-Control	$32,000,000	BANK5 2024-5YR11(2)
		Note A-5-2	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
		Note A-5-3	Non-Control	$15,000,000	Morgan Stanley Bank, N.A.
		Note A-5-4	Non-Control	$8,000,000	Morgan Stanley Bank, N.A.
ICONIQ Multifamily Portfolio	Non-Serviced AB Whole Loan	Note A-1	Control	$119,000,000	ICNQ 2024-MF
		Note A-2	Non-Control	$45,500,000	DBR Investments Co. Limited
		Note A-3	Non-Control	$45,500,000	DBR Investments Co. Limited
		Note A-4	Non-Control	$51,000,000	ICNQ 2024-MF
		Note A-5	Non-Control	$26,000,000	WFCM 2024-5C2
		Note A-6	Non-Control	$13,000,000	Goldman Sachs Bank USA
		Note B-1	Non-Control	$157,500,000	ICNQ 2024-MF
		Note B-2	Non-Control	$67,500,000	ICNQ 2024-MF
International Plaza II	Non-Serviced	Note A-1	Control	$25,000,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$21,995,000	WFCM 2024-5C2
		Note A-3	Non-Control	$31,330,000	Goldman Sachs Bank USA
BioMed 2024 Portfolio 2	Non-Serviced AB Whole Loan	Note A-1	Control	$139,957,896	BX 2024-BIO2
		Note A-2	Non-Control	$69,978,947	BX 2024-BIO2
		Note A-3	Non-Control	$69,978,947	BX 2024-BIO2
		Note A-4	Non-Control	$69,978,947	BX 2024-BIO2
		Note A-5-1	Non-Control	$45,000,000	Benchmark 2024-V10
		Note A-5-2	Non-Control	$30,000,000	BBCMS 2024-5C29
		Note A-5-3	Non-Control	$5,000,000	Benchmark 2024-V10
		Note A-6	Non-Control	$40,000,000	BANK5 2024-5YR9
		Note A-7-1	Non-Control	$23,500,000	Benchmark 2024-V10
		Note A-7-2	Non-Control	$16,500,000	WFCM 2024-5C2
		Note A-8	Non-Control	$40,000,000	BANK5 2024-5YR9
		Note B-1	Non-Control	$66,736,843	BX 2024-BIO2
		Note B-2	Non-Control	$33,368,421	BX 2024-BIO2
		Note B-3	Non-Control	$33,368,421	BX 2024-BIO2
		Note B-4	Non-Control	$33,368,421	BX 2024-BIO2
Hilton Washington DC Rockville Hotel	Non-Serviced	Note A-1	Control	$14,575,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$11,925,000	WFCM 2024-5C2
Euclid Apartments	Non-Serviced	Note A-1	Non-Control	$15,000,000	BMO 2024-5C4
		Note A-2	Non-Control	$10,000,000	WFCM 2024-5C2
		Note A-3	Non-Control	$10,000,000	BBCMS 2024-C26
		Note A-4	Non-Control	$5,000,000	BBCMS 2024-C26
		Note A-5	Control	$13,000,000	WFCM 2024-5C1
238

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
175 Remsen Street	Non-Serviced	Note A-1	Control	$20,000,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$10,000,000	WFCM 2024-5C2

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	The BANK5 2024-5YR11 securitization is expected to close on or about November 20, 2024.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the
239

related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in

240

accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

241

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling

242

Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

243

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

244

The Non-Serviced AB Whole Loans

The Rockefeller Center AB Whole Loan

General

The Rockefeller Center Mortgage Loan (5.6%) is part of a split loan structure comprised of six senior promissory notes (the “Rockefeller Center A Notes”) and two subordinate promissory notes (the “Rockefeller Center B Notes” and, together with the Rockefeller Center A Notes, the “Rockefeller Center Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $3,500,000,000. Two such senior promissory notes designated Note A-4 and Note A-6, with an initial principal balance of $40,000,000 (the “Rockefeller Center Mortgage Loan”), will be deposited into this securitization. The Rockefeller Center AB Whole Loan is evidenced by (i) the Rockefeller Center Mortgage Loan, (ii) two senior promissory notes designated Note A-1 and Note A-2 (the “Rockefeller Center Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,868,500,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “Rockefeller Center Non-Standalone Pari Passu Companion Loans” and, together with the Rockefeller Center Standalone Pari Passu Companion Loans, the “Rockefeller Center Pari Passu Companion Loans”; the Rockefeller Center Non-Standalone Pari Passu Companion Loans together with the Rockefeller Center Mortgage Loan, the “Rockefeller Center Non-Standalone Loans”), which have an aggregate initial principal balance of $60,000,000; and (iv) two subordinate promissory notes designated Note B-1 and Note B-2 (the “Rockefeller Center Subordinate Companion Loans” and, together with the Rockefeller Center Standalone Pari Passu Companion Loans, the “Rockefeller Center Standalone Companion Loans”), which have an aggregate initial principal balance of $1,531,500,000.

The Rockefeller Center Mortgage Loan, the Rockefeller Center Pari Passu Companion Loans and the Rockefeller Center Subordinate Companion Loans are referred to herein, collectively, as the “Rockefeller Center AB Whole Loan”, and the Rockefeller Center Pari Passu Companion Loans and the Rockefeller Center Subordinate Companion Loans are referred to herein as the “Rockefeller Center Companion Loans”. The Rockefeller Center Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Rockefeller Center Mortgage Loan. The Rockefeller Center Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Rockefeller Center Mortgage Loan and Rockefeller Center Pari Passu Companion Loans.

Only the Rockefeller Center Mortgage Loan is included in the issuing entity. The Rockefeller Center Standalone Companion Loans were contributed to a securitization trust (the “ROCK 2024-CNTR Securitization”) governed by the ROCK 2024-CNTR Trust and Servicing Agreement (the “ROCK 2024-CNTR TSA”). The Rockefeller Center Non-Standalone Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Rockefeller Center Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Rockefeller Center AB Whole Loan are subject to a Co-Lender Agreement (the “Rockefeller Center Co-Lender Agreement”). The following summaries describe certain provisions of the Rockefeller Center Co-Lender Agreement.

245

Servicing

The Rockefeller Center AB Whole Loan (including the Rockefeller Center Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the ROCK 2024-CNTR TSA by Wells Fargo Bank, National Association, as servicer (the “Rockefeller Center Servicer”), and, if necessary, KeyBank National Association, as special servicer (the “Rockefeller Center Special Servicer”), in the manner described in “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Rockefeller Center Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the Rockefeller Center AB Whole Loan (including the Rockefeller Center Mortgage Loan) pursuant to the terms of the ROCK 2024-CNTR TSA.

Advances

The master servicer or the trustee will be responsible for making any required principal and interest advances on the Rockefeller Center Mortgage Loan (but not on the Rockefeller Center Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rockefeller Center Mortgage Loan.

Property protection advances in respect of the Rockefeller Center Whole Loan will be made by the Rockefeller Center Servicer or the trustee under the ROCK 2024-CNTR TSA (the “Rockefeller Center Trustee”), as applicable, unless a determination of non-recoverability is made under the ROCK 2024-CNTR TSA.

Application of Payments

The Rockefeller Center Co-Lender Agreement sets forth the respective rights of the holder of the Rockefeller Center Mortgage Loan, the holders of the Rockefeller Center Pari Passu Companion Loans and the holders of the Rockefeller Center Subordinate Companion Loans with respect to distributions of funds received in respect of the Rockefeller Center AB Whole Loan, and provides, in general, that:

If no (a) event of default under the Rockefeller Center Whole Loan with respect to an obligation of the mortgage borrower (the “Rockefeller Center Borrower”) to pay money due under the Rockefeller Center Whole Loan or (b) non-monetary event of default pursuant to which the Rockefeller Center Whole Loan becomes a specially serviced loan (a “Rockefeller Center Triggering Event of Default”) has occurred or if a Rockefeller Center Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by the Rockefeller Center Borrower (net of certain amounts payable or reimbursable to the Rockefeller Center Servicer or the Rockefeller Special Servicer, as applicable) will be distributed as follows:

(i)                  first, (a) initially, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee) and, if applicable, to the Rockefeller Center Non-Standalone Loans (or the master servicers of the related securitization trusts containing a Rockefeller Center Non-Standalone Loan (each, a “Rockefeller Center Non-Standalone Loan Securitization Trust”)), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Rockefeller Center Non-Standalone Loan Securitization Trust, if applicable, its

246

pro rata share of any nonrecoverable property advances previously reimbursed to the applicable servicer or the applicable trustee from general collections of the related Rockefeller Center Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the Rockefeller Center A Notes (or the Rockefeller Center Servicer or the Rockefeller Center Trustee and, if applicable, the master servicers of the related Rockefeller Center Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the Rockefeller Center Non-Standalone Loan Securitization Trust(s), as applicable, that remain unreimbursed (together with interest thereon at the applicable Advance Rate or analogous advance rate under such Rockefeller Center Non-Standalone Loan Securitization Trust), (c) then, to the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed (together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the Rockefeller Center Standalone Companion Notes), to the Rockefeller Center Standalone Companion Notes (or the Rockefeller Center Servicer or the Rockefeller Center Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate).

(ii)               second, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

(iii)            third, (a) initially, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer), the applicable accrued and unpaid servicing fee on the related Rockefeller Center A Note or Rockefeller Center Subordinate Companion Loan (without duplication of any portion of the servicing fee paid by the Rockefeller Center Borrower), as the case may be, and (B) then, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the Rockefeller Center Whole Loan under the ROCK 2024-CNTR TSA;

(iv)             fourth, pari passu to the Rockefeller Center A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Rockefeller Center A Note, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center A Note;

(v)                fifth, pari passu, in respect of principal, to the Rockefeller Center A Notes all payments and prepayments of amounts allocable to the reduction of the principal

247

balance of the Rockefeller Center Whole Loan in accordance with the loan documents for the Rockefeller Center Whole Loan (the “Rockefeller Center Loan Documents”) until the principal balances of the Rockefeller Center A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis (based on their respective outstanding principal balances);

(vi)             sixth, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each Rockefeller Center A Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Rockefeller Center A Note, plus interest thereon at the related Rockefeller Center A Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Center A Note;

(vii)          seventh, to the Rockefeller Center Subordinate Companion Loans, which Rockefeller Center Subordinate Companion Loans, if any, are no longer included in the ROCK 2024-CNTR securitization (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Rockefeller Center Subordinate Companion Loan (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

(viii)       eighth, pari passu, to each Rockefeller Center Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Rockefeller Center Subordinate Companion Loan, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center Subordinate Companion Loan;

(ix)           ninth, pari passu, in respect of principal to Rockefeller Center Subordinate Companion Loans, all payments and prepayments of amounts allocable to the reduction of the principal balance of the Rockefeller Center Whole Loan in accordance with the Rockefeller Center Loan Documents until the principal balances of the Rockefeller Center Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans on a pro rata basis (based on their respective outstanding principal balances);

(x)              tenth, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Rockefeller Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to each Rockefeller Center Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Rockefeller Center Subordinate Companion Loan, plus interest thereon at the related Rockefeller Center Subordinate Companion Loan interest rate minus the

248

applicable servicing fee, with the aggregate amount so payable to be allocated between the Rockefeller Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Subordinate Companion Loan;

(xi)           eleventh, to each Rockefeller Center A Note, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center A Note under the Rockefeller Center Loan Documents pro rata based on the applicable prepayment charge entitlement of such Rockefeller Center A Note, with the aggregate amount so payable to be allocated between the Rockefeller Center A Notes according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

(xii)        twelfth, to each Rockefeller Center Subordinate Companion Loan, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center Subordinate Companion Loan under the Rockefeller Center Loan Documents pro rata based on the applicable prepayment charge entitlement of such Rockefeller Center Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

(xiii)     thirteenth, any interest accrued at the default rate under the Rockefeller Center Loan Documents on the principal balance to the extent such default interest amount is (a) actually paid by the Rockefeller Center Borrower, (b) in excess of interest accrued on the principal balance at the whole loan rate under the Rockefeller Center Loan Documents and (c) not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Rockefeller Center Non-Standalone Loan Securitization Trust, pro rata and pari passu, to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan in an amount calculated on the principal balance of the related Rockefeller Center Note at the excess of (x) the related default rate for such Rockefeller Center Note over (y) the note rate for such Rockefeller Center Note with the aggregate amount so payable to be allocated between the Rockefeller Center Notes on a pro rata basis according to the respective amounts due to such Rockefeller Center Notes under the Rockefeller Center Co-Lender Agreement;

(xiv)      fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any Rockefeller Center Non-Standalone Loan Securitization Trust), to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the Rockefeller Center Borrower; and

(xv)         fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)-(xiv) above to the Rockefeller Center Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that the Rockefeller Center Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the

249

Rockefeller Center Notes instead will be payable as additional servicing compensation as provided in the ROCK 2024-CNTR TSA.

The Rockefeller Center Servicer and the Rockefeller Center Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the applicable collection account or REO Account, as applicable, and are entitled to retain any such amount that such party is entitled to under the ROCK 2024-CNTR TSA.

After the occurrence of and during the continuance of a Rockefeller Center Triggering Event of Default, all amounts tendered by the Rockefeller Center Borrower (net of certain amounts payable or reimbursable to the Rockefeller Center Servicer or the Rockefeller Center Special Servicer, as applicable) will be distributed as follows:

(i)                  first, (a) initially, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee) and, if applicable, to the Rockefeller Center Non-Standalone Loans (or the master servicers of the related Rockefeller Center Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Rockefeller Center Non-Standalone Loan Securitization Trust, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Rockefeller Center Servicer or the Rockefeller Center Trustee from general collections of the related Rockefeller Center Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the Rockefeller Center A Notes (or the Rockefeller Center Servicer or the Rockefeller Center Trustee and, if applicable, the master servicers of the related Rockefeller Center Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the Rockefeller Center Non-Standalone Loan Securitization Trusts, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such Rockefeller Center Non-Standalone Loan Securitization Trust), (c) then, to the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed (together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the Rockefeller Center Standalone Companion Loans), to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer or the Rockefeller Center Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)               second, to the Rockefeller Center Standalone Companion Loans (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Rockefeller Center Notes (or the Rockefeller Center Servicer, Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

250

(iii)            third, (a) initially, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer), the applicable accrued and unpaid servicing fee on the related Rockefeller Center A Note or Rockefeller Center Subordinate Companion Loan (without duplication of any portion of the servicing fee paid by the Rockefeller Center Borrower), as the case may be, and (b) then, to the Rockefeller Center A Notes and the Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the Rockefeller Center Whole Loan under the ROCK 2024-CNTR TSA;

(iv)             fourth, pari passu to the Rockefeller Center A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Rockefeller Center A Note, net of the servicing fee rate, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center A Note;

(v)                fifth, pari passu, to each Rockefeller Center Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Rockefeller Center Subordinate Companion Loan, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such Rockefeller Center Subordinate Companion Loan;

(vi)             sixth, pari passu, in respect of principal, to the Rockefeller Center A Notes, all remaining funds until the principal balances of the Rockefeller Center A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis (based on their respective outstanding principal balances);

(vii)          seventh, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Rockefeller Center Mortgaged Property exceed the amounts required to be applied in accordance with clauses (i)-(vi), pari passu to each Rockefeller Center A Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Rockefeller Center A Note, plus interest thereon at the related Rockefeller Center Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between Rockefeller Center A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Center A Note;

(viii)       eighth, to the Rockefeller Center Subordinate Companion Loans, which Rockefeller Center Subordinate Companion Loans, if any, are no longer included in the ROCK 2024-CNTR securitization (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Rockefeller Center Subordinate Companion Loans (or the Rockefeller Center Servicer, the Rockefeller Center Special Servicer or the Rockefeller Center Trustee), with respect to the Rockefeller Center Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the ROCK 2024-CNTR TSA;

251

(ix)           ninth, pari passu, in respect of principal to Rockefeller Center Subordinate Companion Loans, all remaining funds until the principal balances of the Rockefeller Center Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans on a pro rata basis (based on their respective outstanding principal balances);

(x)              tenth, if the proceeds of any foreclosure sale or any liquidation of the Rockefeller Center Whole Loan or the Rockefeller Center Mortgaged Property exceed the amounts required to be applied in accordance with clauses (i)-(ix), pari passu, to each Rockefeller Center Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Rockefeller Center Subordinate Companion Loan, plus interest thereon at the related Rockefeller Center Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between Rockefeller Center Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such Rockefeller Center Subordinate Companion Loan;

(xi)           eleventh, to each Rockefeller Center A Note, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center A Note under the Rockefeller Center Loan Documents pro rata based on the prepayment charge entitlement of such Rockefeller Center A Note, with the aggregate amount so payable to be allocated between the Rockefeller Center A Notes according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

(xii)        twelfth, to each Rockefeller Center Subordinate Companion Loan, any prepayment charge, to the extent actually paid by the Rockefeller Center Borrower and allocable to any prepayment of the related Rockefeller Center Subordinate Companion Loan under the Rockefeller Center Loan Documents pro rata based on the prepayment charge entitlement of such Rockefeller Center Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the Rockefeller Center Subordinate Companion Loans according to the respective amounts due to them under the Rockefeller Center Co-Lender Agreement;

(xiii)     thirteenth, any interest accrued at the applicable default rate on the principal balance to the extent such default interest amount is (a) actually paid by the Rockefeller Center Borrower, (b) in excess of interest accrued on the principal balance of the Rockefeller Center Whole Loan at the interest rate of the Rockefeller Center Whole Loan and (c) not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Rockefeller Center Non-Standalone Loan Securitization Trust, pro rata and pari passu, to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan in an amount calculated on the principal balance of the related Rockefeller Center Note at the excess of (x) the related default rate for such Rockefeller Center Note over (y) the note rate for such Rockefeller Center Note with the aggregate amount so payable to be allocated between the Rockefeller Center Notes on a pro rata basis according to the respective amounts due to such Rockefeller Center Notes under the Rockefeller Center Co-Lender Agreement;

(xiv)      fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Rockefeller Center Servicer, the Rockefeller Center Trustee or the Rockefeller Center Special Servicer or the master servicer or

252

trustee under a trust and servicing agreement relating to any Rockefeller Center Non-Standalone Loan Securitization Trust), to each Rockefeller Center A Note and each Rockefeller Center Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the Rockefeller Center Borrower; and

(xv)         fifteenth, any excess amount not otherwise applied pursuant to clauses (i)–(xiv) above will be distributed to the Rockefeller Center Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that the Rockefeller Center Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the Rockefeller Center Notes instead will be payable as additional servicing compensation as provided in the ROCK 2024-CNTR TSA.

Consultation and Control

The “controlling holder” under the Rockefeller Center Co-Lender Agreement will be the ROCK 2024-CNTR Trust, whose rights in such capacity will be generally exercised by the directing holder under the ROCK 2024-CNTR TSA so long as no subordinate control period under the ROCK 2024-CNTR TSA is in effect (subject to other terms and conditions in the ROCK 2024-CNTR TSA). At any time a subordinate control period is not in effect, the rights of the “controlling holder” under the Rockefeller Center Co-Lender Agreement will be generally exercised by the Rockefeller Center Special Servicer or the certificateholders of the ROCK 2024-CNTR Trust. For the avoidance of doubt, so long as any Rockefeller Center Subordinate Companion Loan is included in the ROCK 2024-CNTR Trust, any purchase option or cure rights of a the holders of the Rockefeller Center Subordinate Companion Loans under the Rockefeller Center Co-Lender Agreement will not apply.

In addition, each holder of a Rockefeller Center Non-Standalone Pari Passu Companion Loan or Rockefeller Center Mortgage Loan (or its representative) will have the right under the Rockefeller Center TSA to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the certificateholders of the ROCK 2024-CNTR Trust.

No objection, direction or advice by any noteholder under the Rockefeller Center Co-Lender Agreement may require or cause the Rockefeller Center Servicer or the Rockefeller Center Special Servicer, as applicable, to violate any provision of the Rockefeller Center Loan Documents, applicable law, the ROCK 2024-CNTR TSA, the Rockefeller Center Co-Lender Agreement, the REMIC provisions of the Code or the Rockefeller Center Servicer or Rockefeller Center Special Servicer’s obligation to act in accordance with the servicing standard under the ROCK 2024-CNTR TSA.

Sale of Defaulted Loan

Pursuant to the terms of the Rockefeller Center Co-Lender Agreement, if the Rockefeller Center Whole Loan becomes a defaulted loan, and if the Rockefeller Center Special Servicer determines to sell the Rockefeller Center Whole Loan that has become a specially serviced loan in accordance with the ROCK 2024-CNTR TSA, then the Rockefeller Center Special Servicer will be required to sell the Rockefeller Center Standalone Companion Loans, Rockefeller Center Non-Standalone Pari Passu Companion Loans and the Rockefeller Center Mortgage Loan together as one whole loan. The Rockefeller Center Special Servicer is required to give each holder of the Rockefeller Center Non-Standalone Pari Passu Companion Loans and the Rockefeller Center Mortgage Loan Companion Loan Holder ten (10) Business Days’

253

notice of its intention to sell the Rockefeller Center Whole Loan. In connection with any such sale, the Rockefeller Center Special Servicer will be required to follow the procedures in the ROCK 2024-CNTR TSA.

Special Servicer Appointment Rights

Pursuant to the terms of the Rockefeller Center Co-Lender Agreement, the “controlling noteholder” with respect to the Rockefeller Center Whole Loan (which will be the ROCK 2024-CNTR Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the Rockefeller Center Whole Loan and appoint a replacement special servicer without the consent of the holders of the Rockefeller Center Non-Standalone Pari Passu Companion Loans or the Rockefeller Center Mortgage Loan. The directing holder under the ROCK 2024-CNTR TSA (during a subordinate control period under the ROCK 2024-CNTR TSA), and the applicable certificateholders with the requisite percentage of voting rights under the ROCK 2024-CNTR TSA (after a subordinate control period under the ROCK 2024-CNTR TSA) will exercise the rights of the ROCK 2024-CNTR Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Rockefeller Center Whole Loan and appoint a replacement special servicer pursuant to the ROCK 2024-CNTR TSA.

The Atrium Hotel Portfolio 24 Pack AB Whole Loan

General

The Atrium Hotel Portfolio 24 Pack Mortgage Loan (4.9%) is part of a split loan structure comprised of 7 senior promissory notes (the “Atrium Hotel Portfolio 24 Pack A Notes”) and 2 subordinate promissory notes (the “Atrium Hotel Portfolio 24 Pack B Notes” and, together with the Atrium Hotel Portfolio 24 Pack A Notes, the “Atrium Hotel Portfolio 24 Pack Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $985,000,000. One such senior promissory note designated Note A-1-C2, with an initial principal balance of $35,000,000 (the “Atrium Hotel Portfolio 24 Pack Mortgage Loan”), will be deposited into this securitization. The Atrium Hotel Portfolio 24 Pack AB Whole Loan is evidenced by (i) the Atrium Hotel Portfolio 24 Pack Mortgage Loan, (ii) two senior promissory notes designated Note A-1-S1 and Note A-2-S1 (the “Atrium Hotel Portfolio 24 Pack Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $314,800,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loans” and, together with the Atrium Hotel Portfolio 24 Pack Standalone Pari Passu Companion Loans, the “Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans”), which have an aggregate initial principal balance of $115,000,000; and (iv) two subordinate promissory notes designated Note B-1 and Note B-2 (the “Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans” and, together with the Atrium Hotel Portfolio 24 Pack Standalone Pari Passu Companion Loans, the “Atrium Hotel Portfolio 24 Pack Standalone Companion Loans”), which have an aggregate initial principal balance of $520,200,000.

The Atrium Hotel Portfolio 24 Pack Mortgage Loan, the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans and the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans are referred to herein, collectively, as the “Atrium Hotel Portfolio 24 Pack AB Whole Loan”, and the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans and the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans are referred to herein as the “Atrium Hotel Portfolio 24 Pack Companion Loans”. The Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Atrium Hotel

254

Portfolio 24 Pack Mortgage Loan. The Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans.

Only the Atrium Hotel Portfolio 24 Pack Mortgage Loan is included in the issuing entity. The Atrium Hotel Portfolio 24 Pack Standalone Companion Loans were contributed to a securitization trust (the “AHPT 2024-ATRM Securitization”) governed by the AHPT 2024-ATRM Trust and Servicing Agreement (the “AHPT 2024-ATRM TSA”). The Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Atrium Hotel Portfolio 24 Pack AB Whole Loan are subject to a Co-Lender Agreement (the “Atrium Hotel Portfolio 24 Pack Co-Lender Agreement”). The following summaries describe certain provisions of the Atrium Hotel Portfolio 24 Pack Co-Lender Agreement.

Servicing

The Atrium Hotel Portfolio 24 Pack AB Whole Loan (including the Atrium Hotel Portfolio 24 Pack Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the AHPT 2024-ATRM TSA by Wells Fargo Bank, National Association as master servicer (the “Atrium Hotel Portfolio 24 Pack Master Servicer”), and, if necessary, CWCapital Asset Management LLC, as special servicer (the “Atrium Hotel Portfolio 24 Pack Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Atrium Hotel Portfolio 24 Pack Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the Atrium Hotel Portfolio 24 Pack AB Whole Loan (including the Atrium Hotel Portfolio 24 Pack Mortgage Loan) pursuant to the terms of the AHPT 2024-ATRM TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Atrium Hotel Portfolio 24 Pack Mortgage Loan (but not on the Atrium Hotel Portfolio 24 Pack Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Atrium Hotel Portfolio 24 Pack Mortgage Loan.

Property protection advances in respect of the Atrium Hotel Portfolio 24 Pack AB Whole Loan will be made by the Atrium Hotel Portfolio 24 Pack Master Servicer or the trustee under the AHPT 2024-ATRM TSA, as applicable, unless a determination of non-recoverability is made under the AHPT 2024-ATRM TSA.

Application of Payments

The Atrium Hotel Portfolio 24 Pack Co-Lender Agreement sets forth the respective rights of the holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan, the holders of the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans and the holders of the Atrium Hotel

255

Portfolio 24 Pack Subordinate Companion Loans with respect to distributions of funds received in respect of the Atrium Hotel Portfolio 24 Pack AB Whole Loan, and provides, in general, that:

●	the Atrium Hotel Portfolio 24 Pack Mortgage Loan and the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Atrium Hotel Portfolio 24 Pack Mortgage Loan and the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans, and the rights of the holders of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans to receive payments with respect to the Atrium Hotel Portfolio 24 Pack AB Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans to receive payments with respect to the Atrium Hotel Portfolio 24 Pack AB Whole Loan;
●	all expenses and losses relating to the Atrium Hotel Portfolio 24 Pack AB Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans and second to the issuing entity, as holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan, and the holders of the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans on a pro rata and pari passu basis

All amounts tendered by the borrowers or otherwise available for payment on the Atrium Hotel Portfolio 24 Pack AB Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans to the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;
●	second, on a pro rata and pari passu basis, to the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;
●	third, on a pro rata and pari passu basis, to the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and each Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Atrium Hotel Portfolio 24 Pack AB Whole Loan pursuant to the Atrium Hotel Portfolio 24 Pack Co-Lender Agreement or the AHPT 2024-ATRM TSA;
256

●	fourth, if the proceeds of any foreclosure sale or any liquidation of the Atrium Hotel Portfolio 24 Pack AB Whole Loan or the Atrium Hotel Portfolio 24 Pack Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the Atrium Hotel Portfolio 24 Pack Mortgage Loan and Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans principal balance at a per annum rate equal the applicable net note rate;
●	fifth, on a pro rata and pari passu basis, to the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents.
●	sixth, the holders of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans, to pay accrued and unpaid interest on the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans to the holders of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable Atrium Hotel Portfolio 24 Pack Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;
●	seventh, to the holders of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans, in an amount equal all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans have been reduced to zero;
●	eighth, on a pro rata and pari passu basis, to the holders of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the Atrium Hotel Portfolio 24 Pack AB Whole Loan documents;
●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Atrium Hotel Portfolio 24 Pack AB Whole Loan or the Atrium Hotel Portfolio 24 Pack Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans as a result of such workout, plus unpaid interest on the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;
●	tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the AHPT 2024-ATRM TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that
257

such reimbursements or payments relate to the Atrium Hotel Portfolio 24 Pack AB Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan and the Atrium Hotel Portfolio 24 Pack Companion Loans, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the Atrium Hotel Portfolio 24 Pack AB Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the Atrium Hotel Portfolio 24 Pack Mortgage Loan, the Atrium Hotel Portfolio 24 Pack Companion Loans and the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans, pro rata, based on their respective percentage interests.

All payments of principal in respect of each note will be applied to the corresponding note components of such note in component sequential order, and all payments of interest in respect of each note with be applied to the corresponding note components of such note sequentially in respect of their respective interest entitlements, in each case, pursuant to the Mortgage Loan documents and as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”.

Consultation and Control

The controlling noteholder under the Atrium Hotel Portfolio 24 Pack Co-Lender Agreement (the “Atrium Hotel Portfolio 24 Pack Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the AHPT 2024-ATRM Securitization. Pursuant to the terms of the AHPT 2024-ATRM TSA, such controlling class representative, which is initially Access Point Financial - Atrium - B Piece, LLC, will have consent and/or consultation rights with respect to the Atrium Hotel Portfolio 24 Pack AB Whole Loan similar, but not necessarily identical, to those held by the Atrium Hotel Portfolio 24 Pack Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the AHPT 2024-ATRM TSA (a “Atrium Hotel Portfolio 24 Pack Consultation Termination Event”), the consent and consultation rights of the Atrium Hotel Portfolio 24 Pack Directing Holder will terminate and there will be no controlling noteholder for so long as the Atrium Hotel Portfolio 24 Pack AB Whole Loan is serviced pursuant to the AHPT 2024-ATRM TSA. An Atrium Hotel Portfolio 24 Pack Consultation Termination Event will generally exist at any time that (i) the Class F, Class G and Class HRR certificates issued pursuant to the AHPT 2024-ATRM TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is at least 25% of the initial certificate balance of such Class F, Class G and Class HRR certificates, (ii) the Atrium Hotel Portfolio 24 Pack Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Access Point Financial - Atrium - B Piece, LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the AHPT 2024-ATRM TSA (the “Atrium Hotel Portfolio 24 Pack Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the Atrium Hotel Portfolio 24 Pack Certificate Registrar receives either such notice.

In addition, pursuant to the terms of the Atrium Hotel Portfolio 24 Pack Co-Lender Agreement, the issuing entity, as holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the Atrium Hotel Portfolio 24 Pack Master Servicer or the Atrium Hotel Portfolio 24 Pack Special Servicer, as applicable, is required to provide to the Atrium Hotel Portfolio 24 Pack Directing Holder

258

(within the same time frame such notices, information and reports to the Atrium Hotel Portfolio 24 Pack Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the AHPT 2024-ATRM TSA) with respect to any major decisions to be taken with respect to the Atrium Hotel Portfolio 24 Pack AB Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Atrium Hotel Portfolio 24 Pack AB Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Atrium Hotel Portfolio 24 Pack AB Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the Atrium Hotel Portfolio 24 Pack Master Servicer nor the Atrium Hotel Portfolio 24 Pack Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the Atrium Hotel Portfolio 24 Pack AB Whole Loan, modifies the terms thereof such that (i) the principal balance of the Atrium Hotel Portfolio 24 Pack AB Whole Loan is decreased, (ii) the applicable note interest on any Atrium Hotel Portfolio 24 Pack Note is reduced, (iii) payments of interest or principal on any Atrium Hotel Portfolio 24 Pack Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of the Atrium Hotel Portfolio 24 Pack Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the Atrium Hotel Portfolio 24 Pack A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each Atrium Hotel Portfolio 24 Pack A Note remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the Atrium Hotel Portfolio 24 Pack AB Whole Loan will be applied to the Atrium Hotel Portfolio 24 Pack Notes in the following order: (a) first, to the reduction of the note principal balance of each of the Atrium Hotel Portfolio 24 Pack B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the Atrium Hotel Portfolio 24 Pack A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Atrium Hotel Portfolio 24 Pack Co-Lender Agreement, if the Atrium Hotel Portfolio 24 Pack AB Whole Loan becomes a defaulted mortgage loan, and if the Atrium Hotel Portfolio 24 Pack Special Servicer determines to sell the Atrium Hotel Portfolio 24 Pack AB Whole Loan in accordance with the AHPT 2024-ATRM TSA, then the Atrium Hotel Portfolio 24 Pack Special Servicer will be required to sell the Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans and the Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans, together with the Atrium Hotel Portfolio 24 Pack Mortgage Loan, as one whole loan. In connection with any such sale, the Atrium Hotel Portfolio 24 Pack Special Servicer will be required to follow the procedures contained in the AHPT 2024-ATRM TSA.

Notwithstanding the foregoing, the Atrium Hotel Portfolio 24 Pack Special Servicer will not be permitted to sell the Atrium Hotel Portfolio 24 Pack AB Whole Loan if it becomes a defaulted

259

mortgage loan under the AHPT 2024-ATRM TSA without the written consent of the issuing entity (or its representative), as holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan, or the holders of the Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Atrium Hotel Portfolio 24 Pack Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Atrium Hotel Portfolio 24 Pack AB Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Atrium Hotel Portfolio 24 Pack Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Atrium Hotel Portfolio 24 Pack Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Atrium Hotel Portfolio 24 Pack AB Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Atrium Hotel Portfolio 24 Pack Master Servicer or the Atrium Hotel Portfolio 24 Pack Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan or the holders of the Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan, or the holders of the Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Atrium Hotel Portfolio 24 Pack AB Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Atrium Hotel Portfolio 24 Pack Co-Lender Agreement and the AHPT 2024-ATRM TSA, the Atrium Hotel Portfolio 24 Pack Directing Holder (or its representative) will have the right, with or without cause, to replace the Atrium Hotel Portfolio 24 Pack Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Atrium Hotel Portfolio 24 Pack Mortgage Loan or any holder of an Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the AHPT 2024-ATRM TSA recommends, in its sole discretion exercised in good faith, the replacement of the Atrium Hotel Portfolio 24 Pack Special Servicer, the applicable certificateholders under the AHPT 2024-ATRM TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the Atrium Hotel Portfolio 24 Pack Special Servicer and appoint a replacement special servicer in accordance with the AHPT 2024-ATRM TSA.

The ICONIQ Multifamily Portfolio AB Whole Loan

General

The ICONIQ Multifamily Portfolio Mortgage Loan (3.6%) is part of a split loan structure comprised of six senior promissory notes (the “ICONIQ Multifamily Portfolio A Notes”) and two subordinate promissory notes (the “ICONIQ Multifamily Portfolio B Notes” and, together with the ICONIQ Multifamily Portfolio A Notes, the “ICONIQ Multifamily Portfolio Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $525,000,000. One such senior promissory note designated Note A-5, with an initial principal balance of $26,000,000 (the “ICONIQ Multifamily Portfolio Mortgage Loan”), will be deposited into this securitization. The ICONIQ Multifamily Portfolio AB Whole Loan is evidenced by (i) the ICONIQ Multifamily

260

Portfolio Mortgage Loan, (ii) two senior promissory notes designated Note A-1 and Note A-4 (the “ICONIQ Multifamily Portfolio Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $170,000,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loans” and, together with the ICONIQ Multifamily Portfolio Standalone Pari Passu Companion Loans, the “ICONIQ Multifamily Portfolio Pari Passu Companion Loans”; the ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loans together with the ICONIQ Multifamily Portfolio Mortgage Loan, the “ICONIQ Multifamily Portfolio Non-Standalone Loans”), which have an aggregate initial principal balance of $104,000,000; and (iv) two subordinate promissory notes designated Note B-1 and Note B-2 (the “ICONIQ Multifamily Portfolio Subordinate Companion Loans” and, together with the ICONIQ Multifamily Portfolio Standalone Pari Passu Companion Loans, the “ICONIQ Multifamily Portfolio Standalone Companion Loans”), which have an aggregate initial principal balance of $225,000,000.

The ICONIQ Multifamily Portfolio Mortgage Loan, the ICONIQ Multifamily Portfolio Pari Passu Companion Loans and the ICONIQ Multifamily Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “ICONIQ Multifamily Portfolio AB Whole Loan”, and the ICONIQ Multifamily Portfolio Pari Passu Companion Loans and the ICONIQ Multifamily Portfolio Subordinate Companion Loans are referred to herein as the “ICONIQ Multifamily Portfolio Companion Loans”. The ICONIQ Multifamily Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the ICONIQ Multifamily Portfolio Mortgage Loan. The ICONIQ Multifamily Portfolio Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the ICONIQ Multifamily Portfolio Mortgage Loan and ICONIQ Multifamily Portfolio Pari Passu Companion Loans.

Only the ICONIQ Multifamily Portfolio Mortgage Loan is included in the issuing entity. The ICONIQ Multifamily Portfolio Standalone Companion Loans were contributed to a securitization trust (the “INCQ 2024-MF Securitization”) governed by the INCQ 2024-MF Trust and Servicing Agreement (the “INCQ 2024-MF TSA”). The ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the ICONIQ Multifamily Portfolio AB Whole Loan are subject to a Co-Lender Agreement (the “ICONIQ Multifamily Portfolio Co-Lender Agreement”). The following summaries describe certain provisions of the ICONIQ Multifamily Portfolio Co-Lender Agreement.

Servicing

The ICONIQ Multifamily Portfolio AB Whole Loan (including the ICONIQ Multifamily Portfolio Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the INCQ 2024-MF TSA by Wells Fargo Bank, National Association, as master servicer (the “ICONIQ Multifamily Portfolio Servicer”), and, if necessary, KeyBank National Association, as special servicer (the “ICONIQ Multifamily Portfolio Special Servicer”), in the manner described in “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the ICONIQ Multifamily Portfolio Co-Lender Agreement.

261

Custody of the Mortgage File

Deutsche Bank National Trust Company is the custodian of the ICONIQ Multifamily Portfolio AB Whole Loan (including the ICONIQ Multifamily Portfolio Mortgage Loan) pursuant to the terms of the INCQ 2024-MF TSA.

Advances

The master servicer or the trustee will be responsible for making any required principal and interest advances on the ICONIQ Multifamily Portfolio Mortgage Loan (but not on the ICONIQ Multifamily Portfolio Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the ICONIQ Multifamily Portfolio Mortgage Loan.

Property protection advances in respect of the ICONIQ Multifamily Portfolio Whole Loan will be made by the ICONIQ Multifamily Portfolio Servicer or Computershare Trust Company, National Association, as the trustee (the “ICONIQ Multifamily Portfolio Trustee”), as applicable, unless a determination of non-recoverability is made under the INCQ 2024-MF TSA.

Application of Payments

The ICONIQ Multifamily Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the ICONIQ Multifamily Portfolio Mortgage Loan, the holders of the ICONIQ Multifamily Portfolio Pari Passu Companion Loans and the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans with respect to distributions of funds received in respect of the ICONIQ Multifamily Portfolio AB Whole Loan, and provides, in general, that:

If no (a) event of default under the ICONIQ Multifamily Portfolio Whole Loan with respect to an obligation of the mortgage borrower (the “ICONIQ Multifamily Portfolio Borrower”) to pay money due under the ICONIQ Multifamily Portfolio Whole Loan or (b) non-monetary event of default pursuant to which the ICONIQ Multifamily Portfolio Whole Loan becomes a specially serviced loan (a “ICONIQ Multifamily Portfolio Triggering Event of Default”) has occurred or if a ICONIQ Multifamily Portfolio Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by the ICONIQ Multifamily Portfolio Borrower (net of certain amounts payable or reimbursable to the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Special Servicer, as applicable) will be distributed as follows:

(i)                  first, (a) initially, to holders of the ICONIQ Multifamily Portfolio Standalone Companion Loans (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee) and, if applicable, to the ICONIQ Multifamily Portfolio Non-Standalone Loans (or the master servicers of the related securitization trust containing an ICONIQ Multifamily Portfolio Non-Standalone Loan (each, an “ICONIQ Multifamily Portfolio Non-Standalone Securitization Trust”), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any ICONIQ Multifamily Portfolio Non-Standalone Securitization Trust, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the applicable servicer or the applicable trustee from general collections of the related ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of the ICONIQ Multifamily Portfolio A Notes (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee and, if applicable, the

262

master servicers of the related ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust(s), as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust), (c) then, to the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the outstanding principal balance of the ICONIQ Multifamily Portfolio Standalone Companion Notes (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee)), to the holders of the ICONIQ Multifamily Portfolio Standalone Companion Notes, up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate).

(ii)               second, to the holders of the ICONIQ Multifamily Portfolio Standalone Companion Loans (or the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the ICONIQ Multifamily Portfolio Standalone Companion Loans (or the ICONIQ Multifamily Portfolio Servicer, ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee, as applicable), with respect to the ICONIQ Multifamily Portfolio Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the INCQ 2024-MF TSA;

(iii)            third, (a) initially, to the holders of the ICONIQ Multifamily Portfolio A Notes and the ICONIQ Multifamily Portfolio B Notes (or the ICONIQ Multifamily Portfolio Servicer), the applicable accrued and unpaid servicing fee on the related ICONIQ Multifamily Portfolio A Note or the ICONIQ Multifamily Portfolio B Notes (without duplication of any portion of the servicing fee paid by the ICONIQ Multifamily Portfolio Borrower), as the case may be, and (B) then, to the holders of the ICONIQ Multifamily Portfolio A Notes and the ICONIQ Multifamily Portfolio B Notes (or the ICONIQ Multifamily Portfolio Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the ICONIQ Multifamily Portfolio Whole Loan under the INCQ 2024-MF TSA;

(iv)             fourth, pari passu to the holders of the ICONIQ Multifamily Portfolio A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such ICONIQ Multifamily Portfolio A Note, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of an ICONIQ Multifamily Portfolio A Note;

263

(v)               fifth, pari passu, in respect of principal, to the holders of the ICONIQ Multifamily Portfolio A Notes all payments and prepayments of amounts allocable to the reduction of the principal balance of the ICONIQ Multifamily Portfolio Whole Loan in accordance with the loan documents for the ICONIQ Multifamily Portfolio Whole Loan (the “ICONIQ Multifamily Portfolio Loan Documents”) until the principal balances of the ICONIQ Multifamily Portfolio A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio A Notes on a pro rata basis (based on their respective outstanding principal balances);

(vi)            sixth, if the proceeds of any foreclosure sale or any liquidation of the ICONIQ Multifamily Portfolio Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each holder of an ICONIQ Multifamily Portfolio A Note, in each case, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder of an ICONIQ Multifamily Portfolio A Note, plus interest thereon at the related ICONIQ Multifamily Portfolio A Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between holders of the ICONIQ Multifamily Portfolio A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such holder of an ICONIQ Multifamily Portfolio A Note;

(vii)          seventh, to the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans, which ICONIQ Multifamily Portfolio Subordinate Companion Loans, if any, are no longer included in the INCQ 2024-MF Securitization (or the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of such ICONIQ Multifamily Portfolio Subordinate Companion Loan (or the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee (if any), as applicable), with respect to the ICONIQ Multifamily Portfolio Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the INCQ 2024-MF TSA;

(viii)       eighth, pari passu, to each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such ICONIQ Multifamily Portfolio Subordinate Companion Loan, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan;

(ix)           ninth, pari passu, in respect of principal to the holders of ICONIQ Multifamily Portfolio Subordinate Companion Loans, all payments and prepayments of amounts allocable to the reduction of the principal balance of the ICONIQ Multifamily Portfolio Whole Loan in accordance with the ICONIQ Multifamily Portfolio Loan Documents until the principal balances of the ICONIQ Multifamily Portfolio Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans on a pro rata basis (based on their respective outstanding principal balances);

264

(x)              tenth, if the proceeds of any foreclosure sale or any liquidation of the ICONIQ Multifamily Portfolio Whole Loan or the ICONIQ Multifamily Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan, plus interest thereon at the related ICONIQ Multifamily Portfolio Subordinate Companion Loan interest rate minus the applicable servicing fee, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan;

(xi)          eleventh, any interest accrued at the default rate under the ICONIQ Multifamily Portfolio Loan Documents on the principal balance to the extent such default interest amount is (a) actually paid by the ICONIQ Multifamily Portfolio Borrower, (b) in excess of interest accrued on the principal balance at the whole loan rate under the ICONIQ Multifamily Portfolio Loan Documents and (c) not required to be paid to the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Trustee or the ICONIQ Multifamily Portfolio Special Servicer, or the master servicer or trustee under a servicing agreement relating to any ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust, pari passu, to each holder of an ICONIQ Multifamily Portfolio A Note and each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan in an amount calculated on the principal balance of the related ICONIQ Multifamily Portfolio Note at the excess of (x) the related default rate for such ICONIQ Multifamily Portfolio Note over (y) the note rate for such ICONIQ Multifamily Portfolio Note with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio Notes on a pro rata basis according to the respective amounts due to such holders of the ICONIQ Multifamily Portfolio Notes under the ICONIQ Multifamily Portfolio Co-Lender Agreement;

(xii)        twelfth, pro rata and pari passu, to each holder of an ICONIQ Multifamily Portfolio A Note, any prepayment charge, to the extent actually paid by the ICONIQ Multifamily Portfolio Borrower and allocable to any prepayment of the related ICONIQ Multifamily Portfolio A Note under the ICONIQ Multifamily Portfolio Loan Documents pro rata based on the applicable prepayment charge entitlement of such ICONIQ Multifamily Portfolio A Note, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio A Notes according to the respective amounts due to them under the ICONIQ Multifamily Portfolio Co-Lender Agreement;

(xiii)     thirteenth, pro rata and pari passu, to each holder of an ICONIQ Multifamily Portfolio B Note, any prepayment charge, to the extent actually paid by the ICONIQ Multifamily Portfolio Borrower and allocable to any prepayment of the related ICONIQ Multifamily Portfolio B Note under the ICONIQ Multifamily Portfolio Loan Documents pro rata based on the applicable prepayment charge entitlement of such ICONIQ Multifamily Portfolio B Note, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio B Notes according to the respective amounts due to them under the ICONIQ Multifamily Portfolio Co-Lender Agreement;

(xiv)      fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Trustee or the ICONIQ Multifamily Portfolio Special Servicer or the

265

master servicer or trustee under a trust and servicing agreement relating to any ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust), to each holder of an ICONIQ Multifamily Portfolio A Note and each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the ICONIQ Multifamily Portfolio Borrower; and

(xv)         fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)-(xiv) above to the holders of the ICONIQ Multifamily Portfolio Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that the ICONIQ Multifamily Portfolio Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the holders of the ICONIQ Multifamily Portfolio Notes instead will be payable as additional servicing compensation as provided in the INCQ 2024-MF TSA.

The ICONIQ Multifamily Portfolio Servicer and the ICONIQ Multifamily Portfolio Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the applicable collection account or REO Account, as applicable, and are entitled to retain any such amount that such party is entitled to under the INCQ 2024-MF TSA.

After the occurrence of and during the continuance of a ICONIQ Multifamily Portfolio Triggering Event of Default, all amounts tendered by the ICONIQ Multifamily Portfolio Borrower (net of certain amounts payable or reimbursable to the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Special Servicer, as applicable) will be distributed as follows:

(i)                  first, (a) initially, to the holders of the ICONIQ Multifamily Portfolio Standalone Companion Loans (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee) and, if applicable, to the ICONIQ Multifamily Portfolio Non-Standalone Loans (or the master servicers of the related ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee from general collections of the related ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of the ICONIQ Multifamily Portfolio A Notes (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee and, if applicable, the master servicers of the related ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trusts, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust), (c) then, to the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed

266

(together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the ICONIQ Multifamily Portfolio Standalone Companion Loans), to the holders of the ICONIQ Multifamily Portfolio Standalone Companion Loans (or the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)               second, to the holders of the ICONIQ Multifamily Portfolio Standalone Companion Loans (or the ICONIQ Multifamily Portfolio Servicer, ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of such ICONIQ Multifamily Portfolio Notes (or the ICONIQ Multifamily Portfolio Servicer, ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee, as applicable), with respect to the ICONIQ Multifamily Portfolio Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the INCQ 2024-MF TSA;

(iii)            third, (a) initially, to the holders of the ICONIQ Multifamily Portfolio A Notes and the ICONIQ Multifamily Portfolio Subordinate Companion Loans (or the ICONIQ Multifamily Portfolio Servicer), the applicable accrued and unpaid servicing fee on the related ICONIQ Multifamily Portfolio A Note or ICONIQ Multifamily Portfolio Subordinate Companion Loan (without duplication of any portion of the servicing fee paid by the ICONIQ Multifamily Portfolio Borrower), as the case may be, and (b) then, to the holders of the ICONIQ Multifamily Portfolio A Notes and the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans (or the ICONIQ Multifamily Portfolio Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the ICONIQ Multifamily Portfolio Whole Loan under the INCQ 2024-MF TSA;

(iv)             fourth, pari passu, to the holders of the ICONIQ Multifamily Portfolio A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such ICONIQ Multifamily Portfolio A Note, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of an ICONIQ Multifamily Portfolio A Note;

(v)                fifth, pari passu, to each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such ICONIQ Multifamily Portfolio Subordinate Companion Loan, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan;

(vi)            sixth, pari passu, in respect of principal, to the holders of the ICONIQ Multifamily Portfolio A Notes, all remaining funds until the principal balances of the ICONIQ Multifamily Portfolio A Notes have been reduced to zero, with the aggregate

267

amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio A Notes on a pro rata basis (based on their respective outstanding principal balances);

(vii)          seventh, if the proceeds of any foreclosure sale or any liquidation of the ICONIQ Multifamily Portfolio Whole Loan or the ICONIQ Multifamily Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to each holder of an ICONIQ Multifamily Portfolio A Note, in each case, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder of an ICONIQ Multifamily Portfolio A Note, plus interest thereon at the related ICONIQ Multifamily Portfolio Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such ICONIQ Multifamily Portfolio A Note;

(viii)       eighth, to the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans, which ICONIQ Multifamily Portfolio Subordinate Companion Loans, if any, are no longer included in the ICNQ 2024-MF Securitization (or the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans (or the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Special Servicer or the ICONIQ Multifamily Portfolio Trustee (if any), as applicable), with respect to the ICONIQ Multifamily Portfolio Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the INCQ 2024-MF TSA;

(ix)           ninth, pari passu, in respect of principal to the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans, all remaining funds until the principal balances of the ICONIQ Multifamily Portfolio Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans on a pro rata basis (based on their respective outstanding principal balances);

(x)              tenth, if the proceeds of any foreclosure sale or any liquidation of the ICONIQ Multifamily Portfolio Whole Loan or the ICONIQ Multifamily Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan, plus interest thereon at the related ICONIQ Multifamily Portfolio Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan;

(xi)           eleventh, pro rata and pari passu, to each holder of an ICONIQ Multifamily Portfolio A Note, any prepayment charge, to the extent actually paid by the ICONIQ

268

Multifamily Portfolio Borrower and allocable to any prepayment of the related ICONIQ Multifamily Portfolio A Note under the ICONIQ Multifamily Portfolio Loan Documents, with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio A Notes on a pro rata basis according to the respective amounts due to them under the ICONIQ Multifamily Portfolio Co-Lender Agreement;

(xii)        twelfth, pro rata and pari passu, to each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan, any prepayment charge, to the extent actually paid by the ICONIQ Multifamily Portfolio Borrower and allocable to any prepayment of the related ICONIQ Multifamily Portfolio Subordinate Companion Loan under the ICONIQ Multifamily Portfolio Loan Documents, with the aggregate amount so payable to be allocated on a pro rata basis between the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans according to the respective amounts due to them under the ICONIQ Multifamily Portfolio Co-Lender Agreement;

(xiii)     thirteenth, any interest accrued at the applicable default rate on the principal balance to the extent such default interest amount is (a) actually paid by the ICONIQ Multifamily Portfolio Borrower, (b) in excess of interest accrued on the principal balance of the ICONIQ Multifamily Portfolio Whole Loan at the interest rate of the ICONIQ Multifamily Portfolio Whole Loan and (c) not required to be paid to the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Trustee or the ICONIQ Multifamily Portfolio Special Servicer, or the master servicer or trustee under a servicing agreement relating to any ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust, pari passu, to each holder of an ICONIQ Multifamily Portfolio A Note and each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan in an amount calculated on the principal balance of the related ICONIQ Multifamily Portfolio Note at the excess of (x) the related default rate for such ICONIQ Multifamily Portfolio Note over (y) the note rate for such ICONIQ Multifamily Portfolio Note with the aggregate amount so payable to be allocated between the holders of the ICONIQ Multifamily Portfolio Notes on a pro rata basis according to the respective amounts due to such ICONIQ Multifamily Portfolio Notes under the ICONIQ Multifamily Portfolio Co-Lender Agreement;

(xiv)      fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the ICONIQ Multifamily Portfolio Servicer, the ICONIQ Multifamily Portfolio Trustee or the ICONIQ Multifamily Portfolio Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any ICONIQ Multifamily Portfolio Non-Standalone Loan Securitization Trust), to each holder of an ICONIQ Multifamily Portfolio A Note and each holder of an ICONIQ Multifamily Portfolio Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the ICONIQ Multifamily Portfolio Borrower; and

(xv)         fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)–(xiv) above will be distributed to the holders of the ICONIQ Multifamily Portfolio Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that the ICONIQ Multifamily Portfolio Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the ICONIQ Multifamily Portfolio Notes instead will be payable as additional servicing compensation as provided in the INCQ 2024-MF TSA.

269

Consultation and Control

The “controlling holder” under the ICONIQ Multifamily Portfolio Co-Lender Agreement will be the INCQ 2024-MF Trust, whose rights in such capacity will be generally exercised by the directing holder under the INCQ 2024-MF TSA so long as no subordinate control period under the INCQ 2024-MF TSA is in effect (subject to other terms and conditions in the INCQ 2024-MF TSA). At any time a subordinate control period is not in effect, the rights of the “controlling holder” under the ICONIQ Multifamily Portfolio Co-Lender Agreement will be generally exercised by the ICONIQ Multifamily Portfolio Special Servicer or the certificateholders of the INCQ 2024-MF Trust. For the avoidance of doubt, so long as any ICONIQ Multifamily Portfolio Subordinate Companion Loan is included in the INCQ 2024-MF Trust, any purchase option or cure rights of a the holders of the ICONIQ Multifamily Portfolio Subordinate Companion Loans under the ICONIQ Multifamily Portfolio Co-Lender Agreement will not apply.

In addition, each holder of a ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loan or ICONIQ Multifamily Portfolio Mortgage Loan (or its representative) will have the right under the ICONIQ Multifamily Portfolio TSA to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the certificateholders of the INCQ 2024-MF Trust.

No objection, direction or advice by any noteholder under the ICONIQ Multifamily Portfolio Co-Lender Agreement may require or cause the ICONIQ Multifamily Portfolio Servicer or the ICONIQ Multifamily Portfolio Special Servicer, as applicable, to violate any provision of the ICONIQ Multifamily Portfolio Loan Documents, applicable law, the INCQ 2024-MF TSA, the ICONIQ Multifamily Portfolio Co-Lender Agreement, the REMIC provisions of the Code or the ICONIQ Multifamily Portfolio Servicer or ICONIQ Multifamily Portfolio Special Servicer’s obligation to act in accordance with the servicing standard under the INCQ 2024-MF TSA.

Sale of Defaulted Loan

Pursuant to the terms of the ICONIQ Multifamily Portfolio Co-Lender Agreement, if the ICONIQ Multifamily Portfolio Whole Loan becomes a defaulted loan, and if the ICONIQ Multifamily Portfolio Special Servicer determines to sell the ICONIQ Multifamily Portfolio Whole Loan that has become a specially serviced loan in accordance with the INCQ 2024-MF TSA, then the ICONIQ Multifamily Portfolio Special Servicer will be required to sell the ICONIQ Multifamily Portfolio Standalone Companion Loans, ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loans and the ICONIQ Multifamily Portfolio Mortgage Loan together as one whole loan. The ICONIQ Multifamily Portfolio Special Servicer is required to give each holder of the ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loans and the holder of the ICONIQ Multifamily Portfolio Mortgage Loan ten (10) Business Days’ notice of its intention to sell the ICONIQ Multifamily Portfolio Whole Loan. In connection with any such sale, the ICONIQ Multifamily Portfolio Special Servicer will be required to follow the procedures in the INCQ 2024-MF TSA.

Special Servicer Appointment Rights

Pursuant to the terms of the ICONIQ Multifamily Portfolio Co-Lender Agreement, the “controlling noteholder” with respect to the ICONIQ Multifamily Portfolio Whole Loan (which will be the INCQ 2024-MF Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the ICONIQ Multifamily Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holders of the ICONIQ Multifamily Portfolio Non-Standalone Companion Loans or the ICONIQ Multifamily Portfolio Mortgage Loan. The directing holder under the INCQ 2024-MF TSA (during a subordinate control period under the INCQ 2024-MF TSA), and the applicable certificateholders with the

270

requisite percentage of voting rights under the INCQ 2024-MF TSA (after a subordinate control period under the INCQ 2024-MF TSA) will exercise the rights of the INCQ 2024-MF Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the ICONIQ Multifamily Portfolio Whole Loan and appoint a replacement special servicer pursuant to the INCQ 2024-MF TSA.

The BioMed 2024 Portfolio 2 AB Whole Loan

General

The BioMed 2024 Portfolio 2 AB Whole Loan is evidenced by:

(i)                  one senior promissory note designated as Note A-7-2, with a Cut-off Date Balance of $16,500,000 (the “BioMed 2024 Portfolio 2 Mortgage Loan”), that will be deposited into the issuing entity;

(ii)               ten senior promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-1, Note A-5-2, Note A-5-3, Note A-6, Note A-7-1 and Note A-8, having an aggregate Cut-off Date Balance of $533,394,737 (collectively, the “BioMed 2024 Portfolio 2 Pari Passu Companion Loans” and, together with the BioMed 2024 Portfolio 2 Mortgage Loan, the “BioMed 2024 Portfolio 2 Senior Notes”) (the holders of such BioMed 2024 Portfolio 2 Senior Notes, the “BioMed 2024 Portfolio 2 Senior Note Holders”), that will not be included in the issuing entity; and

(iii)            four promissory notes designated as Note B-1, Note B-2, Note B-3, and Note B-4, having an aggregate Cut-off Date Balance of $166,842,106 (the “BioMed 2024 Portfolio 2 Subordinate Notes” and, together with the BioMed 2024 Portfolio 2 Senior Notes, the “BioMed 2024 Portfolio 2 Notes”) (the holder of the BioMed 2024 Portfolio 2 Subordinate Notes, the “BioMed 2024 Portfolio 2 Subordinate Note Holder”; collectively, with the BioMed 2024 Portfolio 2 Senior Note Holders and the BioMed 2024 Portfolio 2 Subordinate Note Holder, the “BioMed 2024 Portfolio 2 Note Holders”), that were included in the BX 2024-BIO2 securitization transaction.

The BioMed 2024 Portfolio 2 Mortgage Loan, the BioMed 2024 Portfolio 2 Pari Passu Companion Loans and the BioMed 2024 Portfolio 2 Subordinate Loans are collectively referred to in this prospectus as the “BioMed 2024 Portfolio 2 AB Whole Loan”. Note A-1, Note A-2, Note A-3, Note A-4, Note B-1, Note B-2, Note B-3 and Note B-4 are collectively referred to in this prospectus as the “BioMed 2024 Portfolio 2 SASB Portion”. Each holder of a note in the BioMed 2024 Portfolio 2 AB Whole Loan that is not part of the BioMed 2024 Portfolio SASB Portion is referred to in this prospectus as a “BioMed 2024 Portfolio 2 Non-SASB Holder”.

The rights of the issuing entity as the holder of the BioMed 2024 Portfolio 2 Mortgage Loan, the rights of the holders of the BioMed 2024 Portfolio 2 Pari Passu Companion Loans and the rights of the holder of the BioMed 2024 Portfolio 2 Subordinate Loans are subject to a Co-Lender Agreement (the “BioMed 2024 Portfolio 2 Co-Lender Agreement”). The following summaries describe certain provisions of the BioMed 2024 Portfolio 2 Co-Lender Agreement.

Servicing

The BioMed 2024 Portfolio 2 AB Whole Loan will be serviced pursuant to the BX 2024-BIO2 Trust and Servicing Agreement (the “BX 2024-BIO2 TSA”) in accordance with the terms of the BX 2024-BIO2 TSA and the BioMed 2024 Portfolio 2 Co-Lender Agreement by the master servicer under the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Master Servicer”) and the special servicer under the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Special Servicer”).

271

Application of Payments

All amounts tendered by the related borrowers (the “BioMed 2024 Portfolio 2 Borrowers”) or otherwise available for payment on or with respect to or in connection with the BioMed 2024 Portfolio 2 AB Whole Loan or the properties securing the BioMed 2024 Portfolio 2 AB Whole Loan (the “BioMed 2024 Portfolio 2 Properties”) or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BioMed 2024 Portfolio 2 AB Whole Loan, or insurance proceeds or condemnation awards (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the BioMed 2024 Portfolio 2 Properties or released to the BioMed 2024 Portfolio 2 Borrowers in accordance with the terms of the BioMed 2024 Portfolio 2 AB Whole Loan documents, to the extent permitted by the REMIC provisions of the Code), but excluding (x) all amounts for required reserves or escrows required by the BioMed 2024 Portfolio 2 AB Whole Loan documents (to the extent, in accordance with the terms of the BioMed 2024 Portfolio 2 AB Whole Loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the BioMed 2024 Portfolio 2 Master Servicer, the trustee under the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Trustee”) or other BioMed 2024 Portfolio 2 Back-Up Advancing Agent, as applicable, under the BX 2024-BIO2 TSA, and (y) all amounts that are then due, payable or reimbursable to the BioMed 2024 Portfolio 2 Master Servicer, BioMed 2024 Portfolio 2 Special Servicer, BioMed 2024 Portfolio 2 Trustee, the certificate administrator under the BX 2024-BIO2 TSA or any successor back-up advancing agent appointed pursuant to the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Back-Up Advancing Agent”) with respect to the BioMed 2024 Portfolio 2 AB Whole Loan pursuant to the BX 2024-BIO2 TSA (excluding (i) master servicing fees, trustee fees, certificate administrator fees and principal and interest advances, all of which will be payable to such party on a first priority basis from collections allocable to the respective holders of the BioMed 2024 Portfolio 2 Senior Notes or the BioMed 2024 Portfolio 2 Junior Notes in respect of which such fees accrued or such advances were made, in each case prior to any distributions made to any BioMed 2024 Portfolio 2 Note Holders in respect of each such BioMed 2024 Portfolio 2 Note, respectively (or, as and to the extent provided in the BX 2024-BIO2 TSA, out of default interest and late payment charges collected on the BioMed 2024 Portfolio 2 AB Whole Loan), (ii) interest on principal and interest advances which are reimbursable pursuant to the following paragraph, (iii) any fees payable to the BioMed 2024 Portfolio 2 Master Servicer or the BioMed 2024 Portfolio 2 Special Servicer which are payable solely to the extent paid by the BioMed 2024 Portfolio 2 Borrowers, and (iv) default interest which is to be applied in accordance with the BX 2024-BIO2 TSA), will be distributed by the BX 2024-BIO2 TSA Master Servicer in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2024-BIO2 TSA):

(a)  first, to the holders of the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BX 2024-BIO2 TSA Senior Note, an amount equal to the accrued and unpaid interest on the principal balance for the related BioMed 2024 Portfolio 2 Senior Note at the applicable interest rate, net of the primary servicing fee rate;

(b)  second, to the holders of the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Junior Note, an amount equal to the accrued and unpaid interest on the principal balance of the related BioMed 2024 Portfolio 2 Junior Note at the applicable interest rate, net of the primary servicing fee rate;

272

(c)  third, to the holders of the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on the respective principal balances of the BioMed 2024 Portfolio 2 Senior Notes, (i) at any time that no Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to the applicable monthly payment date with respect to the BioMed 2024 Portfolio 2 AB Whole Loan, until the principal balance for each BioMed 2024 Portfolio 2 Senior Note has been reduced to zero, and (ii) at any time that a Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each BioMed 2024 Portfolio 2 Senior Note has been reduced to zero;

(d)  fourth, to the holders of the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on the respective principal balances of the BioMed 2024 Portfolio 2 Junior Notes, (i) at any time that no Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to the applicable monthly payment date with respect to the BioMed 2024 Portfolio 2 AB Whole Loan, until the principal balance for each BioMed 2024 Portfolio 2 Junior Note has been reduced to zero, and (ii) at any time that a Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each BioMed 2024 Portfolio 2 Junior Note has been reduced to zero;

(e)  fifth, if the proceeds of any foreclosure sale or any liquidation of the BioMed 2024 Portfolio 2 AB Whole Loan or the BioMed 2024 Portfolio 2 Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the principal balances for the BioMed 2024 Portfolio 2 Senior Notes have been reduced, such excess amount will be paid to the holders of the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Senior Note, an amount equal to the reduction, if any, of the principal balance for the related BioMed 2024 Portfolio 2 Senior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

(f)   sixth, if the proceeds of any foreclosure sale or any liquidation of the BioMed 2024 Portfolio 2 AB Whole Loan or the BioMed 2024 Portfolio 2 Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v) and, as a result of a workout the principal balances for the BioMed 2024 Portfolio 2 Junior Notes have been reduced, such excess amount will be paid to the holders of the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Junior Note, an amount equal to the reduction, if any, of the principal balance for the related BioMed 2024 Portfolio 2 Junior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

(g)  seventh, to the holders of the BioMed 2024 Portfolio 2 Senior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Senior Note, an amount equal to all yield maintenance premiums allocated to the related BioMed 2024 Portfolio 2 Senior Note in accordance with the BioMed 2024 Portfolio 2 AB Whole Loan documents;

(h) eighth, to the holders of the BioMed 2024 Portfolio 2 Junior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Junior Note, an amount equal to all yield maintenance premiums allocated to the related BioMed 2024 Portfolio 2 Junior Note in accordance with the BioMed 2024 Portfolio 2 AB Whole Loan documents;

273

(i)   ninth, to the extent assumption or transfer fees actually paid by the BioMed 2024 Portfolio 2 Borrowers are not required to be otherwise applied under the BX 2024-BIO2 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BioMed 2024 Portfolio 2 Master Servicer or the BioMed 2024 Portfolio 2 Special Servicer (in each case provided that such reimbursements or payments relate to the BioMed 2024 Portfolio 2 AB Whole Loan), any such assumption or transfer fees, to the extent actually paid by the BioMed 2024 Portfolio 2 Borrowers, will be paid to the holders of the BioMed 2024 Portfolio 2 Senior Notes, pro rata, based on their respective percentage interests, and the holders of the BioMed 2024 Portfolio 2 Junior Notes, pro rata, based on their respective percentage interests;

(j)   tenth, as a recovery of any default interest or late charges then due and owing under the BioMed 2024 Portfolio 2 AB Whole Loan (to be applied as contemplated by the BX 2024-BIO2 TSA);

(k)  eleventh, as payment of all fees payable to the BioMed 2024 Portfolio 2 Master Servicer and the BioMed 2024 Portfolio 2 Special Servicer, payable in accordance with the BX 2024-BIO2 TSA and the BioMed 2024 Portfolio 2 AB Whole Loan documents, to the extent not paid above; and

(l)   twelfth, if any excess amount is available to be distributed in respect of the BioMed 2024 Portfolio 2 AB Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid to the holders of the BioMed 2024 Portfolio 2 Senior Notes and BioMed 2024 Portfolio 2 Junior Notes, pro rata, based on their respective initial percentage interests in the BioMed 2024 Portfolio 2 AB Whole Loan.

All expenses and losses relating to the BioMed 2024 Portfolio 2 AB Whole Loan and the BioMed 2024 Portfolio 2 Properties (including, without limitation, losses of principal and interest, property protection advances, interest on advances, special servicing fees, liquidation fees and workout fees), appraisal reduction amounts and certain other trust expenses, will be allocated, first, to the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on the respective principal balances of such BioMed 2024 Portfolio 2 Junior Notes, until the principal balance of each such BioMed 2024 Portfolio 2 Junior Note is reduced to zero, and then, to the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on the respective principal balances of such BioMed 2024 Portfolio 2 Senior Notes, until the principal balance of each such BioMed 2024 Portfolio 2 Senior Note is reduced to zero. Notwithstanding anything to the contrary in the BioMed 2024 Portfolio 2 Co-Lender Agreement, if an advance of principal or interest is made with respect to any BioMed 2024 Portfolio 2 Note, then interest on such advance will only be reimbursed from default interest and late payment charges collected on the BioMed 2024 Portfolio 2 AB Whole Loan, as and to the extent provided in the BX 2024-BIO2 TSA, from amounts paid by the BioMed 2024 Portfolio 2 Borrowers to cover such interest on advances and otherwise (i) in the case of the BioMed 2024 Portfolio 2 Senior Notes, first, out of any amounts received with respect to the BioMed 2024 Portfolio 2 AB Whole Loan that would otherwise be distributable to the holders of the BioMed 2024 Portfolio 2 Junior Notes, and second, out of any amounts received with respect to the BioMed 2024 Portfolio 2 AB Whole Loan that would otherwise be distributable to the holder of such BioMed 2024 Portfolio 2 Note as to which the advance of principal or interest was made, and (ii) in the case of the BioMed 2024 Portfolio 2 Junior Notes, out of any amounts received with respect to the BioMed 2024 Portfolio 2 AB Whole Loan that would otherwise be distributable to the holder of such BioMed 2024 Portfolio 2 Note as to which the advance of principal or interest was made.
274

“Triggering Event of Default” means (i) any event of default under the BioMed 2024 Portfolio 2 AB Whole Loan (each, a “Whole Loan Event of Default”) with respect to an obligation of the BioMed 2024 Portfolio 2 Borrowers to pay money due under the BioMed 2024 Portfolio 2 AB Whole Loan or (ii) any non-monetary Whole Loan Event of Default as a result of which the BioMed 2024 Portfolio 2 AB Whole Loan becomes a specially serviced whole loan (which, for clarification, will not include any imminent Whole Loan Event of Default).

Consultation and Control

The controlling note holder under the BioMed 2024 Portfolio 2 Co-Lender Agreement will be the BioMed 2024 Portfolio 2 Trustee, as holder of Note A-1 (such party, the “BioMed 2024 Portfolio 2 Controlling Note Holder”). Pursuant to the BX 2024-BIO2 TSA, the BX 2024-BIO2 Consenting Party will be entitled to exercise the rights of the BioMed 2024 Portfolio 2 Controlling Note Holder under the BioMed 2024 Portfolio 2 Co-Lender Agreement. Accordingly, any BioMed 2024 Portfolio 2 Major Decisions to be made with respect to the BioMed 2024 Portfolio 2 AB Whole Loan will require the approval of the BX 2024-BIO2 Consenting Party.

“BX 2024-BIO2 Consenting Party” means, solely during a BX 2024-BIO2 CCR Control Period, the controlling class representative under the BX 2024-BIO2 TSA (the “BX 2024-BIO2 CCR”). For the avoidance of doubt, the BX 2024-BIO2 CCR will not be a BX 2024-BIO2 Consenting Party (and there will be no BX 2024-BIO2 Consenting Party) if and for so long as a BX 2024-BIO2 CCR Control Termination Event is in effect.

“BX 2024-BIO2 Consulting Party” means each of: (i) solely during a BX 2024-BIO2 CCR Consultation Period, the BX 2024-BIO2 CCR; (ii) at any time, each BioMed 2024 Portfolio 2 Non-SASB Holder (to the extent such BioMed 2024 Portfolio 2 Non-SASB Holder is entitled to exercise such consultation rights under the BioMed 2024 Portfolio 2 Co-Lender Agreement); and (iii) at any time, each risk retention consultation party under the BX 2024-BIO2 TSA. For the avoidance of doubt, the BX 2024-BIO2 CCR will not be a BX 2024-BIO2 Consulting Party if and for so long as a BX 2024-BIO2 CCR Consultation Termination Event is in effect, and any consultation rights of a BioMed 2024 Portfolio 2 Non-SASB Holder will be subject to the terms of the BioMed 2024 Portfolio 2 Co-Lender Agreement.

“BX 2024-BIO2 CCR Consultation Period” means any period when both: (i) a BX 2024-BIO2 CCR Control Termination Event has occurred and is continuing; and (ii) a BX 2024-BIO2 CCR Consultation Termination Event has not yet occurred or has occurred but is no longer continuing.

“BX 2024-BIO2 CCR Consultation Termination Event” means the event that occurs when (i) no class of control eligible certificates under the BX 2024-BIO2 TSA has a certificate balance (without regard to the application of any cumulative appraisal reduction amount then allocable to such class of certificates to notionally reduce the certificate balance of such class of certificates) that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or (ii) the BX 2024-BIO2 CCR or the majority controlling class certificateholder under the BX 2024-BIO2 TSA are Borrower Restricted Parties.

“BX 2024-BIO2 CCR Consultation Termination Period” means any period when a BX 2024-BIO2 CCR Consultation Termination Event has occurred and is continuing.

“BX 2024-BIO2 CCR Control Period” means any period during which a BX 2024-BIO2 CCR Control Termination Event (i) has not yet occurred or (ii) has occurred but is no longer continuing.

275

“BX 2024-BIO2 CCR Control Termination Event” means the event that occurs when (i) no class of control eligible certificates under the BX 2024-BIO2 TSA has a certificate balance (taking into account the application of any cumulative appraisal reduction amount to notionally reduce the certificate balance of such class of certificates) that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or (ii) the BX 2024-BIO2 CCR or the majority controlling class certificateholder under the BX 2024-BIO2 TSA are Borrower Restricted Parties.

Notwithstanding the foregoing, no BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party can be a Borrower Restricted Party as defined below.

“BioMed 2024 Portfolio 2 Major Decision” means, so long as the BioMed 2024 Portfolio 2 AB Whole Loan is serviced under the BX 2024-BIO2 TSA, each of the following:

(i)                  any substitution or release of real property that is material collateral for the Mortgage Loan (other than (a) letters of credit, (b) substitutions or releases of immaterial and non-income producing real property collateral or in connection with a condemnation action or other similar takings or easements, (c) immaterial transfer/releases (as defined in the loan agreement), (d) partial releases or releases of an outparcel, (e) immaterial easements, right of way or similar agreement or (f) except as expressly permitted by the loan documents without the exercise of material mortgage lender discretion (the items described in (b) through (e), the “Immaterial Releases”));

(ii)               any waiver or consent to a waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the BioMed 2024 Portfolio 2 SASB Portion, other than (a) any waiver related to Immaterial Releases, (b) if such clause is not exercisable under applicable law or (c) such exercise is reasonably likely to result in successful legal action by a BioMed 2024 Portfolio 2 Borrower;

(iii)            following a Whole Loan Event of Default, any material exercise of remedies, including the acceleration of the BioMed 2024 Portfolio 2 AB Whole Loan or initial of judicial, bankruptcy or similar proceedings under the loan documents or with respect to any BioMed 2024 Portfolio 2 Borrower or any BioMed 2024 Portfolio 2 Property;

(iv)             other than with respect to the mezzanine loan permitted under the loan documents, any consent to the incurrence of additional debt by any BioMed 2024 Portfolio 2 Borrower or by a direct or indirect parent of any BioMed 2024 Portfolio 2 Borrower;

(v)                any change to a property manager or modifications, waivers or amendments to any management agreement (excluding, for the avoidance of doubt, approval of any replacement management subordination and replacement of the property manager with a qualified manager or successor manager as permitted under the loan documents);

(vi)             any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of the BioMed 2024 Portfolio 2 Properties;

(vii)          any modification, consent to a modification or waiver of any monetary term (other than late fees, penalty charges and default interest, but including, without limitation, the timing of payments and acceptance of discounted pay-offs) or any material non-monetary term (including, without limitation, the timing of payments and

276

acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of the BioMed 2024 Portfolio 2 AB Whole Loan or any extension of the maturity date of the BioMed 2024 Portfolio 2 AB Whole Loan that is not expressly permitted pursuant to the terms of the loan documents without the consent of the mortgage lender;

(viii)       any sale of the BioMed 2024 Portfolio 2 SASB Portion if it becomes a defaulted mortgage loan or sale of a foreclosed property, in each case for less than the repurchase price as set forth in the BX 2024-BIO2 TSA;

(ix)           any determination to bring a BioMed 2024 Portfolio 2 Property or a foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous material located at a BioMed 2024 Portfolio 2 Property or a foreclosed property;

(x)              any material modification, waiver or amendment of any mezzanine intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the BioMed 2024 Portfolio 2 AB Whole Loan, or (B) an action to enforce rights under any such agreement;

(xi)           releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those releases required pursuant to the specific terms of the BioMed 2024 Portfolio 2 AB Whole Loan; provided, that for the avoidance of doubt, any request for the funding or disbursement of any reserve funds or any other ordinary course impounds, repair and replacement funds, in accordance with the annual budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents, will not constitute a BioMed 2024 Portfolio 2 Major Decision;

(xii)        any agreement releasing a BioMed 2024 Portfolio 2 Borrower or a guarantor from material monetary liability under the BioMed 2024 Portfolio 2 AB Whole Loan other than pursuant to the specific terms of such loan documents;

(xiii)     any determination of an acceptable insurance default under the loan documents; and

(xiv)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of any BioMed 2024 Portfolio 2 Borrower, only to the extent lender approval is required by the loan documents;

provided, that notwithstanding the foregoing, an action will only constitute a BioMed 2024 Portfolio 2 Major Decision to the extent mortgage lender approval is required by the loan documents; provided, further, that the BioMed 2024 Portfolio 2 Special Servicer will be required to consult, solely on a non-binding basis with (and to consider alternative actions recommended by) any applicable BX 2024-BIO2 Consulting Party with respect to any of the BioMed 2024 Portfolio 2 Major Decisions listed above and any other matter as to which consent of any BX 2024-BIO2 Consenting Party is required (or, if there is no longer an applicable BX 2024-BIO2 Consenting Party, would have been required if a BX 2024-BIO2 Consenting Party existed) (provided, that any such consultation is not binding on the BioMed 2024 Portfolio 2 Special Servicer); provided, further, that if the BioMed 2024 Portfolio 2 Special Servicer or the BioMed 2024 Portfolio 2 Master Servicer (whichever is authorized by the BX 2024-BIO2 TSA to take the subject action), as applicable, determines that immediate action, with respect to a BioMed 2024 Portfolio 2 Major Decision or any other matter requiring consent of a BX 2024-BIO2 Consenting Party or consultation with a BX 2024-BIO2 Consulting Party is necessary to protect the interests of the certificateholders under the BX 2024-BIO2 TSA and

277

the BioMed 2024 Portfolio 2 Non-SASB Holders, the BioMed 2024 Portfolio 2 Special Servicer or the BioMed 2024 Portfolio 2 Master Servicer, as applicable, may take any such action without waiting for the response of such BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party, as applicable, so long as the BioMed 2024 Portfolio 2 Special Servicer or the BioMed 2024 Portfolio 2 Master Servicer, as applicable, has made a reasonable effort to contact such BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party, as applicable, to inform it of such need; and provided, further, that no BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party will have any rights under clause (xi) or clause (xix) of the definition of “BioMed 2024 Portfolio 2 Major Decision” above, if such BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party, as applicable, or an affiliate thereof is a holder of any interest in any related mezzanine loan. Notwithstanding the foregoing, the BioMed 2024 Portfolio 2 Master Servicer and (if a Special Servicing Loan Event (as defined under the BX 2024-BIO2 TSA) is continuing) the BioMed 2024 Portfolio 2 Special Servicer may in accordance with accepted servicing practices (but without any rating agency confirmation or consent of any applicable BX 2024-BIO2 Consenting Party) grant a BioMed 2024 Portfolio 2 Borrower’s request for consent to subject a BioMed 2024 Portfolio 2 Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the BioMed 2024 Portfolio 2 AB Whole Loan to such easement, right-of-way or similar agreement.

Pursuant to the BioMed 2024 Portfolio 2 Co-Lender Agreement, with respect to any consent, modification, amendment or waiver under or other action in respect of the BioMed 2024 Portfolio 2 AB Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a BioMed 2024 Portfolio 2 Major Decision, the BioMed 2024 Portfolio 2 Master Servicer will be required to provide the BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested BioMed 2024 Portfolio 2 Major Decision. The BioMed 2024 Portfolio 2 Master Servicer or the BioMed 2024 Portfolio 2 Special Servicer, as applicable, is not permitted to take any action with respect to such BioMed 2024 Portfolio 2 Major Decision (or make a determination not to take action with respect to such BioMed 2024 Portfolio 2 Major Decision), unless and until the BioMed 2024 Portfolio 2 Special Servicer receives the written consent of BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) before implementing a decision with respect to such BioMed 2024 Portfolio 2 Major Decision; provided that following the securitization of the BioMed 2024 Portfolio 2 Junior Notes, the provisions of the BX 2024-BIO2 TSA will govern the consent and consultation rights under the BioMed 2024 Portfolio 2 Co-Lender Agreement.

Notwithstanding the foregoing, the holder of Note A-1 (the “BioMed 2024 Portfolio 2 Lead Securitization Note”), as the lead securitization note holder (or any servicer acting on its behalf) (the “BioMed 2024 Portfolio 2 Lead Securitization Noteholder”) will not be permitted to follow any advice or consultation provided by the BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) that would require or cause the BioMed 2024 Portfolio 2 Lead Securitization Noteholder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the accepted servicing practices, require or cause the BioMed 2024 Portfolio 2 Lead Securitization Noteholder (or any servicer acting on its behalf) to violate provisions of the BioMed 2024 Portfolio 2 Co-Lender Agreement or the BX 2024-BIO2 TSA, require or cause the BioMed 2024 Portfolio 2 Lead Securitization Noteholder (or any servicer acting on its behalf) to violate the terms of the BioMed 2024 Portfolio 2 AB Whole Loan, or materially expand the scope of the BioMed 2024 Portfolio 2 Lead Securitization Noteholder’s (or any servicer’s) responsibilities under the BioMed 2024 Portfolio 2 Co-Lender Agreement or the BX 2024-BIO2 TSA.

278

The BioMed 2024 Portfolio 2 Special Servicer will be required to provide copies to each BioMed 2024 Portfolio 2 Senior Note Holder that is a holder of a non-controlling note (each, a “BioMed 2024 Portfolio 2 Non-Controlling Note”, each holder thereof, a “BioMed 2024 Portfolio 2 Non-Controlling Note Holder”) of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the BX 2024-BIO2 Consenting Party pursuant to the BX 2024-BIO2 TSA with respect to any BioMed 2024 Portfolio 2 Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the consenting party. The BioMed 2024 Portfolio 2 Special Servicer will be required to consult with each BioMed 2024 Portfolio 2 Non-Controlling Note Holder on a strictly non-binding basis, if after having received such notices, information and reports, any such BioMed 2024 Portfolio 2 Non-Controlling Note Holder requests consultation with respect to any such BioMed 2024 Portfolio 2 Major Decisions or the implementation of any recommended actions outlined in an asset status report, and the BioMed 2024 Portfolio 2 Special Servicer will be required to consider alternative actions recommended by such BioMed 2024 Portfolio 2 Non-Controlling Note Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any such BioMed 2024 Portfolio 2 Non-Controlling Note Holder by the BioMed 2024 Portfolio 2 Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BioMed 2024 Portfolio 2 Special Servicer will no longer be obligated to consult with such BioMed 2024 Portfolio 2 Non-Controlling Note Holder, whether or not such BioMed 2024 Portfolio 2 Non-Controlling Note Holder has responded within such ten (10) business day period. If a BioMed 2024 Portfolio 2 Non-Controlling Note is held in a securitization, then the controlling class representative of such securitization will be entitled to exercise the rights of the related BioMed Portfolio 2 Non-Controlling Note Holder (unless the holder of such BioMed 2024 Portfolio 2 Non-Controlling Note or such controlling class representative is a Borrower Restricted Party).

Sale of the Defaulted Mortgage Loan

If the BioMed 2024 Portfolio 2 AB Whole Loan becomes a Defaulted Mortgage Loan (as defined in the BX 2024-BIO2 TSA), and if the BioMed 2024 Portfolio 2 Special Servicer decides to sell the BioMed 2024 Portfolio 2 Lead Securitization Note, the BioMed 2024 Portfolio 2 Special Servicer will be required to sell all of the BioMed 2024 Portfolio 2 Notes, together as interests evidencing one whole loan. Notwithstanding the foregoing, the BioMed 2024 Portfolio 2 Special Servicer will not be permitted to sell the BioMed 2024 Portfolio 2 AB Whole Loan without the consent of or consultation with each BioMed 2024 Portfolio 2 Non-Controlling Note Holder (unless such holder is a Borrower Restricted Party) unless it has delivered to each such holder (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell such BioMed 2024 Portfolio 2 Non-Controlling Note, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BioMed 2024 Portfolio 2 Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the BioMed 2024 Portfolio 2 Non-Controlling Note Holder), (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the BioMed 2024 Portfolio 2 AB Whole Loan, and any documents in the servicing file maintained by the BioMed 2024 Portfolio 2 Master Servicer and/or BioMed 2024 Portfolio 2 Special Servicer with respect to the BioMed 2024 Portfolio 2 AB Whole Loan reasonably requested by the BioMed 2024 Portfolio 2 Non-Controlling Note Holder that are material to the price of the related BioMed 2024 Portfolio 2 Non-Controlling Notes and (d) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the BioMed 2024 Portfolio 2 Controlling Note Holder) prior to the proposed sale date, all information and documents being provided

279

to offerors or otherwise approved by the BioMed 2024 Portfolio 2 Special Servicer in connection with the proposed sale.

Special Servicer Appointment Rights

Subject to the terms of the BioMed 2024 Portfolio 2 Co-Lender Agreement and the BX 2024-BIO2 TSA, the BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and costs and expenses of the terminated special servicer), will have the right, at any time from time to time, to appoint a replacement special servicer with respect to the BioMed 2024 Portfolio 2 AB Whole Loan. The BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) will be entitled to terminate the rights and obligations of the BioMed 2024 Portfolio 2 Special Servicer under the BX 2024-BIO2 TSA, with or without cause, upon at least ten (10) business days’ prior written notice to the BioMed 2024 Portfolio 2 Special Servicer (provided, however, that the BioMed 2024 Portfolio 2 Controlling Note Holder and/or its representative will not be liable for any termination or similar fee in connection with the removal of the BioMed 2024 Portfolio 2 Special Servicer in accordance with the BioMed 2024 Portfolio 2 Co-Lender Agreement); such termination will not be effective unless and until (A) such rating agency confirmations as are required under the BX 2024-BIO2 TSA are obtained; (B) the initial or successor special servicer has assumed in writing (from and after the date such successor special servicer becomes the BioMed 2024 Portfolio 2 Special Servicer) all of the responsibilities, duties and liabilities of the BioMed 2024 Portfolio 2 Special Servicer under the BX 2024-BIO2 TSA from and after the date it becomes the BioMed 2024 Portfolio 2 Special Servicer as they relate to the BioMed 2024 Portfolio 2 AB Whole Loan pursuant to an assumption agreement reasonably satisfactory to the BioMed 2024 Portfolio 2 Trustee; and (C) the BioMed 2024 Portfolio 2 Trustee has received an opinion of counsel reasonably satisfactory to the BioMed 2024 Portfolio 2 Trustee to the effect that (x) the designation of such replacement to serve as BioMed 2024 Portfolio 2 Special Servicer is in compliance with the BX 2024-BIO2 TSA, (y) such replacement will be bound by the terms of the BX 2024-BIO2 TSA with respect to the BioMed 2024 Portfolio 2 AB Whole Loan and (z) subject to customary qualifications and exceptions, the BX 2024-BIO2 TSA will be enforceable against such replacement in accordance with its terms. Under the BX 2024-BIO2 TSA, during a BX 2024-BIO2 CCR Control Period, the right to replace the BioMed 2024 Portfolio 2 Special Servicer may be exercised by the BX 2024-BIO2 Consenting Party. During a BX 2024-BIO2 CCR Consultation Period or BX 2024-BIO2 CCR Consultation Termination Period, the BioMed 2024 Portfolio 2 Special Servicer may be replaced upon the affirmative vote of a specified percentage of holders of principal balance certificates under the BX 2024-BIO2 TSA, provided that certain conditions are satisfied, including rating agency confirmations for the proposed replacement special servicer.

Transfer of Companion Loan Notes

Each of the BioMed 2024 Portfolio 2 Senior Note Holders will have the right to transfer all or any portion of its BioMed 2024 Portfolio 2 Note(s) without the prior consent of any other BioMed 2024 Portfolio 2 Noteholder (i) with respect to each BioMed 2024 Portfolio 2 Senior Note prior to an event of default under the BioMed 2024 Portfolio 2 AB Whole Loan, to any party other than a Borrower Restricted Party and (ii) after a Whole Loan Event of Default, to any party, including a Borrower Restricted Party; provided, however, that the BioMed 2024 Portfolio 2 Senior Note Holder must notify, among others, each applicable rating agency and each other Noteholder before any transfer to a Borrower Restricted Party.

“Borrower Restricted Party” means, individually or collectively, as the context may require, (i) any BioMed 2024 Portfolio 2 Borrower, any sponsor of a BioMed 2024 Portfolio 2 Borrower, any borrower under a related mezzanine loan, any guarantor under the BioMed 2024 Portfolio

280

2 AB Whole Loan or a related mezzanine loan, any operating lessee or property manager of a BioMed 2024 Portfolio 2 Property, or any of their respective managers, servicers, agents or affiliates, (ii) a Restricted Holder, (iii) any person controlling or controlled by or under common control with a BioMed 2024 Portfolio 2 Borrower, any sponsor of a BioMed 2024 Portfolio 2 Borrower, any borrower under a related mezzanine loan, any guarantor under the BioMed 2024 Portfolio 2 AB Whole Loan or a related mezzanine loan, any operating lessee or property manager of a BioMed 2024 Portfolio 2 Property, or a Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in a BioMed 2024 Portfolio 2 Borrower, any sponsor of a BioMed 2024 Portfolio 2 Borrower, any borrower under a related mezzanine loan, any guarantor under the BioMed 2024 Portfolio 2 AB Whole Loan or a related mezzanine loan, any operating lessee or property manager of a BioMed 2024 Portfolio 2 Property, or a Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Holder” means any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2024 and ending on the hypothetical Determination Date in November 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed

281

pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

282

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, UBS AG, Citi Real Estate Funding Inc., LMF Commercial, LLC and RREF V – D Direct Lending Investments, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Goldman Sachs Mortgage Company, JPMorgan Chase Bank, National Association, UBS AG, Citi Real Estate Funding Inc. and LMF Commercial, LLC on or about November 27, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

283

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010 through September 30, 2024, Wells Fargo Bank originated approximately 2,896 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $68.0 billion, which were included in 228 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

284

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

285

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an

286

environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
287

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single
288

tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mini Mall Self Storage Mortgage Loan (9.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, JPMCB and CREFI.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. Each of the Northeastern Hotel Portfolio Mortgage Loan (7.6%) and the Hotel Indigo Mortgage Loan (1.9%) was originated by RREF V – D Direct Lending Investments, LLC and subsequently acquired by Wells Fargo Bank.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank

289

Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence

290

questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain

291

covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2021 to September 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

292

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

293

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)				Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in

294

dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”,
295

as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.

(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

296

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2024 through September 30, 2024 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 7, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 7, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See the chart titled “Originators” in “Description of the Mortgage Pool—General” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements”.

297

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2023, GSMC originated or acquired approximately 3,325 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $165.7 billion. As of December 31, 2023, GSMC had acted as a sponsor and mortgage loan seller on approximately 438 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion, $6.823 billion, $14.906 billion, $7.173 billion and $5.857 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates, or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures

298

designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-2 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex B—Significant Loan Summaries”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and

299

underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.
300

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties (Goldman Sachs Mortgage Company)”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the

301

collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator

302

may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance
303

or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood

304

insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not
305

necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

306

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 13, 2024. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2021 to and including September 30, 2024, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

307

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
Asset Class: Commercial Mortgage Backed Securities
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

308

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2023, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2023 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2022, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $181 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2022, JPMCB originated approximately $6 billion of commercial mortgage loans, of which approximately $4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans

309

in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports,

310

engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the Mini Mall Self Storage Whole Loan, which was co-originated by Wells Fargo Bank, JPMCB and CREFI, portions of which are being sold by Wells Fargo Bank, JPMCB and CREFI, the Wells Fargo Bank Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

311

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material

312

exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may

313

be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of

314

credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

315

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or
316

substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

317

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on November 4, 2024, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from October 1, 2021 to September 30, 2024 (the “Rule 15Ga-1 Reporting Period” ) or is still outstanding.

318

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Asset Class			2	$908,500,000		3	$644,337,344		0	0.00		0	0.00		2	$644,337,344		0	0.00		0	0.00

(1)	In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

319

Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization other than $25,000,000 of the Class A-2 certificates. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

UBS AG

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $22,780,645,875 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return

320

for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG, New York Branch will make certain representations and warranties(set forth on Annex D-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

321

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

With respect to the Moffett Towers Building D Whole Loan, which was co-originated by GS Bank, DBR Investments Co. Limited and UBS AG, portions of which are being sold by GSMC and UBS AG, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of UBS AG, New York Branch engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under

322

a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment,

323

lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

324

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash

325

escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

None of the UBS AG Mortgage Loans were originated with any material exceptions from UBS AG’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2024, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

326

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG, New York Branch	20	336,586,045	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
327

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

328

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated each of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”).

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

329

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

330

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

With respect to the Mini Mall Self Storage Whole Loan, which was co-originated by Wells Fargo Bank, JPMCB and CREFI, portions of which are being sold by Wells Fargo Bank, JPMCB and CREFI, the Wells Fargo Bank Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
331

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
332

●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the Cut-Off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator

333

in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and neither the Certificateholders nor the trustee for this securitization will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background

334

or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as

335

reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten
336

to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however,

337

one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

338

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2024. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2021, to and including September 30, 2024, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that an affiliate of CREFI is expected to acquire the Class R certificates. However, CREFI and/or its affiliates may own in the future other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo is the purchaser under a repurchase agreement with LMF or with a wholly-owned subsidiary or other affiliate of LMF for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF and/or its respective affiliates. In the case of the repurchase facility provided to LMF, Wells Fargo has agreed to purchase mortgage loans from LMF on a revolving basis. The dollar amount of the Mortgage Loan that is expected to be subject to the repurchase facility that will be sold by LMF to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $22,297,323. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the Mortgage Loan subject to that repurchase facility that are to be sold by LMF to the Depositor in connection with this securitization transaction, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Computershare is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 111th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion,

339

$1.32 billion, $1.54 billion, $687 million, $811 million, $716 million and $431 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities

340

and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a

341

default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require

342

additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying

343

documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to four (4) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and

344

deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of

345

the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 1, 2024. LMF’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2021 to and including September 30, 2024, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with

346

the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2024-5C2 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

347

The Certificate Administrator and Trustee

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of June 30, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 528 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $292 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

348

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,261 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $716 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 429,158 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

349

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB” by Morningstar DBRS, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

On August 20, 2024, Wells Fargo & Company announced that it had entered into a definitive agreement with Trimont LLC (“Trimont”) to sell its third-party servicing segment of its commercial mortgage servicing business (“CMS”) (the “Transaction”). The Transaction is expected to close Q1 2025 subject to customary closing conditions (the “CMS Acquisition Closing Date”). Most of the CMS employees of Wells Fargo Bank along with most of the existing CMS systems and technology, aligned with the third-party servicing segment, are expected to transfer to Trimont as part of the Transaction. The Transaction does not include, and the retained employees will service, Wells Fargo Bank’s originated loans for Fannie Mae, Freddie Mac (only primary servicing), and FHA/Ginnie Mae.

Wells Fargo Bank will perform its obligations as master servicer under the PSA through its CMS line of business. In connection with the Transaction, Wells Fargo Bank intends to transfer its duties, obligations and rights as master servicer under the PSA to Trimont LLC or another Trimont-affiliated entity that satisfies the eligibility and consent requirements applicable to a

350

successor master servicer under the PSA, or to otherwise engage Trimont LLC or another Trimont-affiliated entity as its agent to execute all of its powers and perform all of its duties as master servicer under the PSA; provided that the terms of the PSA will state that any such appointment of Trimont LLC or another Trimont-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Until the CMS Acquisition Closing Date, Wells Fargo Bank is expected to act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers, (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) the Retaining Sponsor, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (iv) the master servicer under the BANK5 2024-5YR10 PSA, pursuant to which each of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan, the Hilton Washington DC Rockville Hotel Whole Loan and the 175 Remsen Street Whole Loan is serviced, (v) the servicer under the ROCK 2024-CNTR TSA, pursuant to which the Rockefeller Center Whole Loan is serviced, (vi) the servicer under the AHPT 2024-ATRM TSA, pursuant to which the Atrium Hotel Portfolio 24 Pack AB Whole Loan is serviced, (vii) expected to be the master servicer under the BANK5 2024-5YR11 PSA, pursuant to which the Queens Center Whole Loan is expected to be serviced until the securitization of the related Control Note, (viii) the master servicer under the ICNQ 2024-MF TSA, pursuant to which the ICONIQ Multifamily Portfolio AB Whole Loan is serviced, (ix) the master servicer under the WFCM 2024-5C1 PSA, pursuant to which the Euclid Apartments Whole Loan is serviced, and (x) the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank has been servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 9/30/2024
By Approximate Number:	29,704	27,480	25,184	24,309
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$560.50

Within this portfolio, as of September 30, 2024, are approximately 18,865 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $445.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.

351

The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q3 2024	$413,736,186,985	$967,751,283	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“Morningstar DBRS”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[2]
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2+	Above Average	MOR CS2

[1]	Fitch’s rating does not reflect the impact of the definitive agreement to enter into the Transaction. Fitch will evaluate the Transaction and its impact on operations on Wells Fargo Bank when Fitch is provided notice by the parties on the scope and timing of the Transaction. The servicer ratings of Wells Fargo Bank are likely to be placed on “Rating Watch Negative” during the integration period associated with the Transaction as is consistent with Fitch’s criteria and historical practice.
[2]	Each rating from Morningstar DBRS has been placed “Under Review with Negative Implications” following the announcement of the Transaction. Morningstar DBRS will monitor Wells Fargo Bank’s “ability to fulfill its ongoing duties and obligations without any service disruptions.”

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing

352

standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.
353

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and GSMC, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of GSMC, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by GSMC and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the GSMC Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any GSMC Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and CREFI, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by CREFI from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that CREFI will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by CREFI that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

354

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans being sold by LMF. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any such Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

355

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan) and REO Properties (in such capacity, the “Special Servicer”)as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans and other Special Servicer Decisions for all of the Mortgage Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan), and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions and Special Servicer Decisions and other transactions relating to such Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, pursuant to the PSA. RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar DBRS. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of June 30, 2024, RCM was the sponsor of, and certain of its affiliates were investors in, 13 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $18.6 billion of regulatory assets under management in the aggregate. Of the 13 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of June 30, 2024, RCM has underwritten and purchased, primarily for the Funds, over $10.7 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 212 securitizations totaling approximately $220 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 302 employees as of June 30, 2024 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of

356

the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of June 30, 2024, RCA and its affiliates were actively special servicing approximately 407 portfolio loans (and REO properties) with an unpaid principal balance of approximately $11.58 billion (see footnote 2 to the chart below).

As of June 30, 2024, RCA is also performing special servicing for approximately 167 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 9,315 assets with an unpaid principal balance at securitization of approximately $156.1 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 6/30/2024
Number of CMBS Pools Named Special Servicer	140	151	160	167
Approximate Aggregate Unpaid Principal Balance(1)	$142.3 billion	$149.2 billion	$151.0 billion	$156.1 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	470	360	362	407
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$9.41 billion	$8.54 billion	$9.94 billion	$11.58 billion
357

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard (as defined in the PSA).

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”) purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written

358

down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. The CCRE4 trustee has not concluded that the Icahn Funds’ allegations have any merit, and has neither commenced an investigation nor indicated that it intends to pursue any claims related to the allegations. Nevertheless, on June 15, 2022, the Icahn Funds filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 trustee. RCA denies that the claims have merit and intends to assert many legal and factual defenses against those claims. The case is still in the discovery stage. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of RREF V – D AIV RR H, LLC, the entity expected (or whose affiliate is expected) to purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, and be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than (a) any non-serviced mortgage loan or (b) any excluded loan with respect to the directing certificateholder). In addition, RCA is the initial special servicer under (a) the BANK5 2024-5YR10 PSA, which governs the servicing and administration of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan, the Hilton Washington DC Rockville Hotel Whole Loan and the 175 Remsen Street Whole Loan and (b) the BMARK 2024-V10 PSA, which governs the servicing and administration of the Moffett Towers Building D Whole Loan. RCA is an affiliate of (a) the entity that is the initial controlling class certificateholder and the initial directing certificateholder under the BANK5 2024-5YR10 PSA, (b) the entity that is the initial controlling class certificateholder and the initial controlling class representative under the BMARK 2024-V10 PSA and (c) RREF V – D Direct Lending Investments, LLC, an originator with respect to the Northeastern Hotel Portfolio Mortgage Loan and the Hotel Indigo Mortgage Loan. Except as described above, as of the Closing Date, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCA or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time except with respect to the Horizontal Risk Retention Certificates (as defined below). RCA or an affiliate assisted RREF V – D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

359

The foregoing information regarding RCA under this section titled “—The Special Servicer” has been provided by RCA.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

RCA, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

360

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of September 30, 2024, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 309 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $267 billion. As of September 30, 2024, Pentalpha Surveillance was acting as asset representations reviewer for 130 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $121 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is subject, that are material to the Certificateholders, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

361

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement initially through the purchase by RREF V – D AIV RR H, LLC, a Delaware limited liability company, the “third-party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (the “Horizontal Risk Retention Certificates”), with an estimated aggregate initial Certificate Balance of $65,541,339 and representing approximately 5.02% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Third Party Purchaser

It is anticipated that RREF V – D AIV RR H, LLC, a Delaware limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Horizontal Risk Retention Certificates, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules. The Third Party Purchaser is wholly owned, directly or indirectly, by RREF V – D AIV HoldCo RR, LLC, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”) and which is an affiliate of Rialto Capital Advisors, LLC. The Third Party Purchaser has previously purchased other CMBS B-Piece Securities like the Horizontal Risk Retention Certificates and its affiliates have been a third-party purchaser in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Third Party Purchaser is advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and

362

experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for funds under its management, as of June 30, 2024, over $10.7 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 212 securitizations totaling approximately $220 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in the majority of these transactions. See “Transaction Parties—The Special Servicer” for additional information about the Third Party Purchaser, RCM, Rialto Capital Advisors, LLC and their respective affiliates.

RREF V – D AIV RR H, LLC or its affiliate is expected to (i) act as the initial Third Party Purchaser, (ii) retain the Horizontal Risk Retention Certificates and (iii) be the initial Controlling Class Certificateholder and appoint itself the initial Directing Certificateholder (other than with respect to any Non-Serviced Mortgage Loan and any applicable Excluded Loan). Rialto Capital Advisors, LLC is also the initial special servicer under (a) the BANK5 2024-5YR10 PSA, which governs the servicing and administration of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan, the Hilton Washington DC Rockville Hotel Whole Loan and the 175 Remsen Street Whole Loan and (b) the BMARK 2024-V10 PSA, which governs the servicing and administration of the Moffett Towers Building D Whole Loan. RREF V – D AIV RR H, LLC is (a) an affiliate of the initial controlling class certificateholder and the initial directing certificateholder under the BANK5 2024-5YR10 PSA, (b) the initial controlling class certificateholder and the initial controlling class representative under the BMARK 2024-V10 PSA and (c) an affiliate of RREF V – D Direct Lending Investments, LLC, an originator with respect to the Northeastern Hotel Portfolio Mortgage Loan and the Hotel Indigo Mortgage Loan.

Horizontal Risk Retention Certificates

General

The Third Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Initial Certificate Balance	Fair Value of the Horizontal Risk Retention Certificates (in $ and %)(1)	Purchase Price(2)
Class E-RR	$10,640,000	$5,860,927 / 0.82%	55.0839%
Class F-RR	$8,100,000	$4,461,796 / 0.62%	55.0839%
Class G-RR	$16,201,000	$8,924,143 / 1.24%	55.0839%
Class J-RR	$7,200,000	$3,966,041 / 0.55%	55.0839%
Class K-RR	$23,400,339	$12,889,819 / 1.79%	55.0839%

(1)	The fair value of the indicated class of Horizontal Risk Retention Certificates expressed as a dollar amount and as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates).
(2)	Expressed as a percentage of the initial Certificate Balance of the indicated class of Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $36,102,726, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates in the above table is equal to approximately $36,102,726, representing approximately 5.02% of the aggregate fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity. The Retaining Sponsor is required to retain an eligible horizontal residual risk retention interest with a fair value as of the Closing Date of at least $35,949,496 (representing approximately 5.00% of the aggregate fair value of all the classes of certificates (other than the Class R certificates)).

363

The approximate fair value of each class of certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$3,920,937
Class A-2	$131,297,140
Class A-3	$381,181,129
Class X-A	$12,193,849
Class X-B	$704,668
Class A-S	$98,258,832
Class B	$23,988,019
Class C	$22,637,790
Class X-D	$815,661
Class D	$7,889,169
Class E-RR	$5,860,927
Class F-RR	$4,461,796
Class G-RR	$8,924,143
Class J-RR	$3,966,041
Class K-RR	$12,889,819
Total:	$718,989,920

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the classes of Horizontal Risk Retention Certificates identified in the table above in “—General”, see “Description of the Certificates”.

364

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until November 27, 2029. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the Horizontal Risk Retention Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization, or the Horizontal Risk Retention Certificates.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA; and for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a

365

replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance under the PSA and satisfaction that no payments have been paid by the special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

366

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank (solely in its capacity as a mortgage loan seller), GSMC, JPMCB, UBS AG, CREFI and LMF will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of GSMC’s decision to include each of its Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or

367

other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of UBS AG’s decision to include each of its Mortgage Loans in this transaction, UBS AG determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

368

At the time of CREFI’s decision to include each of its Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of LMF’s decision to include each of its Mortgage Loans in this transaction, LMF determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LMF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LMF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

369

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-5C2 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The Certificates (other than the Class X Certificates and the Class R certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates are also collectively referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by RREF V – D AIV RR H, LLC.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of

370

principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2024.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate

371

Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of the Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent
372

permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

373

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)           prior to the Cross-Over Date:

(a)   to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)   to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(c)   to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)        on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-

374

Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution

375

Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the

376

Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero, to the Class K-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class K-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate on the Class A-1 certificates for any Distribution Date will be a per annum rate equal to 5.05400%.

377

The Pass-Through Rate on the Class A-2 certificates for any Distribution Date will be a per annum rate equal to 5.43900%.

The Pass-Through Rate on the Class A-3 certificates for any Distribution Date will be a per annum rate equal to 5.92000%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to the WAC Rate for such Distribution Date minus 0.18800%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates for any Distribution Date will be a per annum rate equal to 4.25000%.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class K-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of

378

their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. The Atrium Hotel Portfolio 24 Pack Mortgage Loan and the BioMed 2024 Portfolio 2 Mortgage Loan are the only Componentized Mortgage Loans related to the Trust.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

379

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to

380

the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

381

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)          the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)     any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)          the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

382

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or

383

reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

384

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Interest received on the BioMed 2024 Portfolio 2 Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in alphabetical order of the loan component designations, in each case to pay all accrued and outstanding interest on the subject component. Principal received on the BioMed 2024 Portfolio 2 Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in alphabetical order of the loan component designations, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional

385

trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);
Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

386

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Certificates (other than the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date;

(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above;

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above; and

(4) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

387

Notwithstanding any of the foregoing to the contrary, if at any time the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the

388

context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent

389

actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)          the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as

390

no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among the classes of Certificates (other than the Class R certificates), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

391

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class K-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class K-RR certificates;

second, to the Class J-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E-RR certificates;

sixth, to the Class D certificates;

392

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

393

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1) a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2) a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3) a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4) a CREFC® advance recovery report;

(5) a CREFC® total loan report;

(6) a CREFC® operating statement analysis report;

(7) a CREFC® comparative financial status report;

(8) a CREFC® net operating income adjustment worksheet;

(9) a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

394

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the Master Servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first
395

calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan

396

to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the

397

Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its

398

obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies

399

of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
400

o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control
401

Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by the Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the

402

PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan)

403

or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate

404

administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the

405

replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the

406

Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will

407

be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating

408

the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

409

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Wells Fargo Commercial Mortgage Trust 2024-5C2

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be

410

responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

411

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, each of the Mini Mall Self Storage Mortgage Loan, the Moffett Towers Building D Mortgage Loan and the Queens Center Mortgage Loan (each, a “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)               an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                  an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

412

(vii)             originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)          the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)               any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                 an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)           the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)         the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)            the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)          the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)       the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i)

413

above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA).

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)               any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                   the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

414

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)              any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                 any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)              any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)           any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         all related environmental reports; and

(xiv)        all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

415

(l)    a copy of financial statements of the related mortgagor;

(m)           a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)    a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w)  a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any

416

Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the

417

meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for

418

such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time, to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to a Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)   have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

419

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to with respect to any Mortgage Loan, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)           not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in

420

clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to a Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller

421

and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

422

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect

423

of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

424

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations

425

under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an

426

REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

The special servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any

427

Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust

428

into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance

429

made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in

430

clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation

431

of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in

432

its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Certificates have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the servicing account, loss of value reserve fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

433

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                        to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date;

(ii)                     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)               to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)            to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                 to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts

434

relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                  to recoup any amounts deposited in the Collection Account in error;

(xii)               to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)            to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)           to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)        to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)      to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)           to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)              to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole

435

Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
436

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
437

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
accounts and certain permitted investments.
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
438

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
439

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
440

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with

441

respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate of 0.00250% per annum, (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iii) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate of 0.00250% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
442

●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late penalty charges, payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

443

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as the master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as the master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees

444

payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total

445

Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by

446

or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer or the master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                         (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                      the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                   with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                     the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                  if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date

447

as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                  100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)               100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)               100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                   50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision,

(vi)                 with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds, and

(vii)            100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to

448

retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an

449

itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01309% (1.309 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee

450

Rate will be equal to 0.00172% (0.172 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% (0.030 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i)

451

$15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction

452

Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)   120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)    the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)   90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)  immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

453

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.        the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.        the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the

454

occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the

455

special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

456

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this prospectus.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held

457

by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class K-RR certificates, second, to the Class J-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class K-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the

458

appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect

459

on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to

460

Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent

461

with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) (in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is

462

available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage

463

Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of the special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The master servicer will be required to deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision or Special Servicer Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the special servicer and master servicer that the master servicer would process a Major Decision or a Special Servicer Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

464

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer:

(i)                        grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements) (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant timing waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                     consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents;

(iii)                  approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                  grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases;

(v)                     approve or consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(vi)                  consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)               approve annual operating budgets for Mortgage Loans;

465

(viii)            grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(ix)                any non-material modification, amendment, consent to a non-material modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Loan holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(x)                   any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xi)                approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xii)             any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder,

(xiii)          any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)           to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, approve any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage

466

Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion; and

(xv)              grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder), as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification,

467

waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1) extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the related mortgage loan seller (so long as such mortgage

468

loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)                       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)                    subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)                 any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion);

(iv)                  requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

469

(v)                     subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)                  determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, nondisturbance and attornment agreement or entry into a new Ground Lease; and

(vii)               other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any the Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the

470

mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof with respect to such “due-on-encumbrance” clause), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written

471

recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that

472

is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2026) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

473

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2025 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1) the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2) the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

474

(3) the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this

475

prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4) there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8) the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9) the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance

476

required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
477

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
478

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

479

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described

480

above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot

481

assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable

482

year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par

483

Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with

484

at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the

485

special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan

486

other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until a Directing Certificateholder is so selected, or

(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF V – D AIV RR H, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class K-RR certificates.

The “Control Eligible Certificates” will be any of the Class J-RR or Class K-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor,

487

the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent of or consultation with the Directing Certificateholder is required, to the extent no specific time period for deemed consent or consultation is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) Business Days following written request for consent or consultation, as the case may be, and its receipt of all reasonably requested information on any required consent or consultation, such consent will be deemed given or such consultation will be deemed to have occurred, as applicable; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by the special servicer within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan (and, in the case of clause (xii), a Non-Serviced Mortgage Loan), each of the following:

(i)                       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including,

488

without limitation, the timing of payments and acceptance of discounted payoffs and Payment Accommodations) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decisions”;

(iii)                 following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                  any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)                  any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion and other than the items listed in clauses (ii), (v) and (xiv) of the definition of “Master Servicer Decision”;

(vii)               any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision” or any such encumbrance as described under clause (xv) of the definition of “Master Servicer Decision”;

(viii)            any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)                any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)                   other than in the case of any Non-Specially Serviced Loan, releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

489

(xi)                any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)             subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)          agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)           other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)              any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided that with respect to any Non-Specially Serviced Loan or any Non-Serviced Mortgage Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision) and, except as provided in the next sentence, the master servicer will have no further obligation with respect

490

to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer that is reasonably requested by the special servicer relating to such Major Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Report or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package)

491

prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence

492

and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be

493

recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class J-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision, Master Servicer Decision or Special Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari

494

passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

495

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and

496

agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

497

In connection with the performance of the duties described in clause (c) above:

(i)               after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)            if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)         if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may

498

have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing

499

Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

500

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)          that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Third Party Purchaser, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)          that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)             that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)          that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

501

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

502

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

503

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible

504

Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such

505

Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a

506

significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 2019 and September 2024 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

507

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)          copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)             a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)          a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be

508

required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the

509

Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it

510

requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

511

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)               any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided

512

the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)            any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)         any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)             the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)          the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

513

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long

514

as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to notify the Special Servicer, post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable

515

Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in

516

respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as the special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as the special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a

517

Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the

518

PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to

519

the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clause (i) or (ii), such Rating Agency has publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction

520

to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within

521

45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities

522

of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust, any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any

523

partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer, special servicer, depositor, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage

524

Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and

525

the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with

526

respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the

527

Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the

528

Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing

529

Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting

530

Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable

531

customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2024-5C2 mortgage pool, if necessary).
532

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted
533

mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2024-5C2 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in
534

judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Bay Plaza Community Center Mortgage Loan, the International Plaza II Mortgage Loan, the Hilton Washington DC Rockville Hotel Mortgage Loan and the 175 Remsen Street Mortgage Loan

Each of the Bay Plaza Community Center Mortgage Loan, the International Plaza II Mortgage Loan, the Hilton Washington DC Rockville Hotel Mortgage Loan and the 175 Remsen Street Mortgage Loan is being serviced pursuant to the BANK5 2024-5YR10 PSA. The servicing terms of the BANK5 2024-5YR10 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the related Mortgage Loan becoming a specially serviced loan under the BANK5 2024-5YR10 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the related Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000.
535

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. Such fee is subject to a floor of $25,000.

Prospective investors are encouraged to review the full provisions of the BANK5 2024-5YR10 PSA, which is available via request from the underwriters.

Servicing of the Moffett Towers Building D Mortgage Loan

The Moffett Towers Building D Mortgage Loan is being serviced pursuant to the BMARK 2024-V10 PSA. The servicing terms of the BMARK 2024-V10 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BMARK 2024-V10 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.

Prospective investors are encouraged to review the full provisions of the BMARK 2024-V10 PSA, which is available via request from the underwriters.

Servicing of the Rockefeller Center Mortgage Loan

The Rockefeller Center Mortgage Loan is being serviced pursuant to the ROCK 2024-CNTR TSA. The servicing terms of the ROCK 2024-CNTR TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the ROCK 2024-CNTR TSA earns a primary servicing fee with respect to the Rockefeller Center Mortgage Loan equal to 0.000625% per annum.
●	Upon the Rockefeller Center Mortgage Loan becoming a specially serviced loan under the ROCK 2024-CNTR TSA, the related Non-Serviced Special Servicer under the ROCK 2024-CNTR TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum subject to a cap of $2,250,000 per calendar year.
●	The related Non-Serviced Special Servicer under the ROCK 2024-CNTR TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50% subject to a cap of $5,000,000 per occurrence.

The related Non-Serviced Special Servicer under the ROCK 2024-CNTR TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation

536

proceeds, at a liquidation fee rate equal to 0.50% subject to a cap of $5,000,000 per occurrence.

●	The ROCK 2024-CNTR TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the ROCK 2024-CNTR TSA.
●	The ROCK 2024-CNTR TSA does not provide for any operating advisor or similar entity.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center AB Whole Loan”.

Prospective investors are encouraged to review the full provisions of the ROCK 2024-CNTR TSA, which is available via request from the underwriters.

Servicing of the Atrium Hotel Portfolio 24 Pack Mortgage Loan

The Atrium Hotel Portfolio 24 Pack Mortgage Loan is being serviced pursuant to the AHPT 2024-ATRM TSA. The servicing terms of the AHPT 2024-ATRM TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the AHPT 2024-ATRM TSA earns a primary servicing fee with respect to the Atrium Hotel Portfolio 24 Pack Mortgage Loan equal to 0.00050% per annum.
●	Upon the Atrium Hotel Portfolio 24 Pack Mortgage Loan becoming a specially serviced loan under the AHPT 2024-ATRM TSA, the related Non-Serviced Special Servicer under the AHPT 2024-ATRM TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum.
●	The related Non-Serviced Special Servicer under the AHPT 2024-ATRM TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the AHPT 2024-ATRM TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan”.

Prospective investors are encouraged to review the full provisions of the AHPT 2024-ATRM TSA, which is available via request from the underwriters.

Servicing of the Queens Center Mortgage Loan

The Queens Center Mortgage Loan is being serviced pursuant to the BANK5 2024-5YR11 PSA. The servicing terms of the BANK5 2024-5YR11 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the

537

servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BANK5 2024-5YR11 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum.
●	In connection with a workout of the related Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. Such fee is subject to a floor of $25,000.

Prospective investors are encouraged to review the full provisions of the BANK5 2024-5YR11 PSA, which is available via request from the underwriters.

Servicing of the ICONIQ Multifamily Portfolio Mortgage Loan

The ICONIQ Multifamily Portfolio Mortgage Loan is being serviced pursuant to the ICNQ 2024-MF TSA. The servicing terms of the ICNQ 2024-MF TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the ICNQ 2024-MF TSA earns a primary servicing fee with respect to the ICONIQ Multifamily Portfolio Mortgage Loan equal to 0.00125% per annum.
●	Upon the ICONIQ Multifamily Portfolio Mortgage Loan becoming a specially serviced loan under the ICNQ 2024-MF TSA, the related Non-Serviced Special Servicer under the ICNQ 2024-MF TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum.
●	The related Non-Serviced Special Servicer under the ICNQ 2024-MF TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%.
●	The related Non-Serviced Special Servicer under the ICNQ 2024-MF TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ICONIQ Multifamily Portfolio AB Whole Loan”.

538

Prospective investors are encouraged to review the full provisions of the ICNQ 2024-MF TSA, which is available via request from the underwriters.

Servicing of the BioMed 2024 Portfolio 2 Mortgage Loan

The BioMed 2024 Portfolio 2 Mortgage Loan is being serviced pursuant to the BX 2024-BIO2 TSA. The servicing terms of the BX 2024-BIO2 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BX 2024-BIO2 TSA earns a primary servicing fee with respect to the BioMed 2024 Portfolio 2 Mortgage Loan equal to 0.00125% per annum.
●	Upon the BioMed 2024 Portfolio 2 AB Whole Loan becoming a specially serviced loan under the BX 2024-BIO2 TSA, the related Non-Serviced Special Servicer under the BX 2024-BIO2 TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the BioMed 2024 Portfolio 2 AB Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer under the BX 2024-BIO2 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the BioMed 2024 Portfolio 2 AB Whole Loan. The workout fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer under the BX 2024-BIO2 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the BioMed 2024 Portfolio 2 AB Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.
●	The BX 2024-BIO2 TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the BX 2024-BIO2 TSA.
●	The BX 2024-BIO2 TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the BioMed 2024 Portfolio 2 AB Whole Loan.
●	The BX 2024-BIO2 TSA does not provide for any operating advisor or similar entity.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BioMed 2024 Portfolio 2 AB Whole Loan”.

Prospective investors are encouraged to review the full provisions of the BX 2024-BIO2 TSA, which is available via request from the underwriters.

539

Servicing of the Euclid Apartments Mortgage Loan

The Euclid Apartments Mortgage Loan is being serviced pursuant to the WFCM 2024-5C1 PSA. The servicing terms of the WFCM 2024-5C1 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the WFCM 2024-5C1 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.

Prospective investors are encouraged to review the full provisions of the WFCM 2024-5C1 PSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities

540

outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer, as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and KBRA.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information

541

provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish

542

(and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the

543

trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA, the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and

544

other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of

545

any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if

546

any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the

547

amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of “F1” by Fitch which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (C) if rated by KBRA, a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch) or, in the case of any Rating Agency’s requirement set forth in clauses (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s, (iv) in the case of each of clause (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (v) an entity that is not on the depositor’s “prohibited party” list. Notwithstanding the foregoing, if the trustee meets the provisions of clauses (i), (iv) and (v), but does not meet the provisions of clause (ii), the trustee will be deemed to meet the provisions of such clause (ii) if it appoints a fiscal agent as a back-up liquidity provider, provided that such fiscal agent meets the provisions of clauses (i), (ii), (iv) and (v) above and has assumed in writing all obligations of the trustee to make Advances under the PSA.

In the event that either (a) (1) neither the trustee nor the master servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a

548

short-term debt rating of at least “F1” by Fitch and (2) the trustee submitted a request for a Rating Agency Confirmation but Fitch did not approve the trustee via Rating Agency Confirmation to allow the trustee to remain as trustee on this transaction, or (b) (1) neither the trustee nor the master servicer has a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s and (2) the trustee submitted a request for a Rating Agency Confirmation but Moody’s did not approve the trustee via Rating Agency Confirmation to allow the trustee to remain as trustee on this transaction, then the trustee is required to either (i) resign immediately in the manner specified in the PSA or (ii) within 30 days after the trustee has actual knowledge or received notice of such event, appoint an advancing agent that has (A) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (B) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (or, in the case of any Rating Agency’s rating requirement set forth in clauses (A) or (B) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation) to perform the trustee’s obligation to make Advances as described under the heading“—Advances” above.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate

549

administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Twenty-five (25) Mortgaged Properties (31.2%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Seven (7) Mortgaged Properties (15.7%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a

550

deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is

551

paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its

552

security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who

553

are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was

554

rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.

555

Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

556

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free

557

and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.
Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the

558

commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time

559

specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under

560

the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various

561

circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as

562

joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This

563

provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

564

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

565

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

566

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

567

Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the

568

Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, the Retaining Sponsor and a mortgage loan seller, is also the

569

master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer under the BANK5 2024-5YR10 PSA, pursuant to which each of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan, the Hilton Washington DC Rockville Hotel Whole Loan and the 175 Remsen Street Whole Loan is serviced, (ii) the servicer under the ROCK 2024-CNTR TSA, pursuant to which the Rockefeller Center AB Whole Loan is serviced, (iii) the servicer under the AHPT 2024-ATRM TSA, pursuant to which the Atrium Hotel Portfolio 24 Pack AB Whole Loan is serviced, (iv) expected to be the master servicer under the BANK5 2024-5YR11 PSA, pursuant to which the Queens Center Whole Loan is expected to be serviced until the securitization of the related Control Note, (v) the master servicer under the ICNQ 2024-MF TSA, pursuant to which the ICONIQ Multifamily Portfolio is serviced, (vi) the master servicer under the WFCM 2024-5C1 PSA, pursuant to which the Euclid Apartments Whole Loan is serviced, and (vii) the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of (i) Goldman Sachs Bank USA, an originator and the holder of the companion loans for which the noteholder is identified as “Goldman Sachs Bank USA” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and (ii) GSMC, a mortgage loan seller and a sponsor.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

UBS AG and its affiliates are playing several roles in this transaction. UBS Securities LLC, an underwriter, is an affiliate of UBS AG, a mortgage loan seller, a sponsor and an originator.

CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the

570

right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

RCA is an affiliate of RREF V – D AIV RR H, LLC (or its affiliate), the entity expected to purchase the Horizontal Risk Retention Certificates, and be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than (a) any non-serviced mortgage loan or (b) any excluded loan with respect to the directing certificateholder). In addition, RCA is the initial special servicer under (a) the BANK5 2024-5YR10 PSA, which governs the servicing and administration of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan, the Hilton Washington DC Rockville Hotel Whole Loan and the 175 Remsen Street Whole Loan and (b) the BMARK 2024-V10 PSA, which governs the servicing and administration of the Moffett Towers Building D Whole Loan. RCA is an affiliate of (a) the entity that is the initial controlling class certificateholder and the initial directing certificateholder under the BANK5 2024-5YR10 PSA, (b) the entity that is the initial controlling class certificateholder and the initial controlling class representative under the BMARK 2024-V10 PSA and (c) RREF V – D Direct Lending Investments, LLC, an originator with respect to the Northeastern Hotel Portfolio Mortgage Loan and the Hotel Indigo Mortgage Loan. Except as described above, as of the Closing Date, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCA or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time. RCA or an affiliate assisted RREF V – D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to interim servicing agreements between Wells Fargo Bank and GSMC, Wells Fargo Bank acts as interim servicer with respect to certain of the GSMC Mortgage Loans (8.5%).

Pursuant to interim servicing agreements between Wells Fargo Bank and LMF, Wells Fargo Bank acts as interim servicer with respect to all of the LMF Mortgage Loans (4.5%).

Computershare Trust Company is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Wells Fargo Bank Mortgage Loans.

Pursuant to interim custodial arrangements between Computershare Trust Company and GSMC, Computershare Trust Company acts as interim custodian with respect to all of the GSMC Mortgage Loans (20.6%).

Pursuant to interim custodial arrangements between Computershare Trust Company and LMF, Computershare Trust Company acts as interim custodian with respect to all of the LMF Mortgage Loans (4.5%).

Pursuant to interim custodial arrangements between Computershare Trust Company and CREFI, Computershare Trust Company acts as interim custodian with respect to all of the CREFI Mortgage Loans (7.9%).

Computershare Trust Company, the trustee, certificate administrator and custodian, is the trustee, certificate administrator and custodian under (i) the BANK5 2024-5YR10 PSA, which governs the servicing and administration of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan, the Hilton Washington DC Rockville Hotel Whole Loan and

571

the 175 Remsen Street Whole Loan, (ii) the ROCK 2024-CNTR TSA, which governs the servicing and administration of the Rockefeller Center Whole Loan, (iii) the AHPT 2024-ATRM TSA, which governs the servicing and administration of the Atrium Hotel Portfolio 24 Pack AB Whole Loan, (iv) the BANK5 2024-5YR11 PSA, which governs the servicing and administration of the Queens Center Whole Loan until the securitization of the related note A-1-1 companion loan and (v) the WFCM 2024-5C1 PSA, which governs the servicing and administration of the Euclid Apartments Whole Loan. Computershare Trust Company is also the certificate administrator and custodian under the BX 2024-BIO2 TSA, which governs the servicing and administration of the BioMed 2024 Portfolio 2 AB Whole Loan. Computershare Trust Company is also the trustee under the ICNQ 2024-MF TSA, which governs the servicing and administration of the ICONIQ Multifamily Portfolio Whole Loan.

Pentalpha Surveillance, the operating advisor and the asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the BMARK 2024-V10 PSA, which governs the servicing and administration of the Moffett Towers Building D Whole Loan, (ii) the AHPT 2024-ATRM TSA, which governs the servicing and administration of the Atrium Hotel Portfolio 24 Pack AB Whole Loan, (iii) the BANK5 2024-5YR11 PSA, which governs the servicing and administration of the Queens Center Whole Loan until the securitization of the related note A-1-1 companion loan and (iv) the BANK5 2024-5YR10 PSA, which governs the servicing and administration of the Euclid Apartments Whole Loan.

In the case of the repurchase facility provided by Wells Fargo to LMF, Wells Fargo has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to that repurchase facility is projected to equal approximately $22,297,323. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the LMF Mortgage Loan subject to that repurchase facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings currently known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

572

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

573

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$504,003,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$141,301,000	Class A-S, Class B and Class C certificates
574

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those

575

factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$504,003,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$141,301,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which

576

defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
577

●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	the Mortgage Rate in effect for each Mortgage and each Non-Serviced AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of a Componentized Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2024; and
●	the Offered Certificates are settled with investors on November 27, 2024.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

578

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2025	85%	85%	85%	85%	85%
November 2026	68%	68%	68%	68%	68%
November 2027	49%	49%	49%	49%	49%
November 2028	7%	1%	0%	0%	0%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.57	2.56	2.56	2.56	2.56

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	99%	93%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.75	4.59	4.49	4.41	4.28

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.89	4.85	4.76	4.43

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.97	4.97	4.97	4.92	4.47
579

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.97	4.97	4.97	4.97	4.47

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.97	4.97	4.97	4.97	4.60

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the

580

expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	6.339%	6.343%	6.343%	6.343%	6.343%
98.0000%	5.894%	5.896%	5.896%	5.896%	5.896%
99.0000%	5.455%	5.456%	5.456%	5.456%	5.456%
100.0000%	5.023%	5.023%	5.023%	5.023%	5.023%
101.0000%	4.597%	4.596%	4.596%	4.596%	4.596%
102.0000%	4.177%	4.175%	4.175%	4.175%	4.175%
103.0000%	3.764%	3.760%	3.760%	3.760%	3.760%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	6.195%	6.216%	6.231%	6.242%	6.263%
98.0000%	5.943%	5.957%	5.966%	5.973%	5.987%
99.0000%	5.695%	5.701%	5.705%	5.708%	5.714%
100.0000%	5.449%	5.448%	5.447%	5.446%	5.444%
101.0000%	5.207%	5.198%	5.191%	5.187%	5.178%
102.0000%	4.967%	4.951%	4.939%	4.931%	4.915%
103.0000%	4.730%	4.706%	4.690%	4.678%	4.654%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	6.673%	6.674%	6.680%	6.691%	6.736%
98.0000%	6.425%	6.426%	6.430%	6.436%	6.465%
99.0000%	6.180%	6.180%	6.182%	6.185%	6.197%
100.0000%	5.938%	5.938%	5.937%	5.937%	5.933%
101.0000%	5.699%	5.698%	5.696%	5.691%	5.671%
102.0000%	5.463%	5.461%	5.457%	5.449%	5.413%
103.0000%	5.229%	5.228%	5.221%	5.209%	5.158%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.9250%	19.984%	19.489%	18.984%	18.381%	16.302%
2.0500%	16.789%	16.276%	15.752%	15.125%	12.965%
2.1750%	13.894%	13.364%	12.822%	12.175%	9.939%
2.3000%	11.254%	10.708%	10.150%	9.482%	7.177%
2.4250%	8.831%	8.271%	7.698%	7.012%	4.641%
2.5500%	6.597%	6.023%	5.436%	4.732%	2.301%
2.6750%	4.526%	3.939%	3.339%	2.620%	0.131%
581

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
0.4625%	12.874%	12.874%	12.874%	12.553%	8.958%
0.4750%	11.647%	11.647%	11.647%	11.321%	7.674%
0.4875%	10.470%	10.470%	10.470%	10.139%	6.442%
0.5000%	9.340%	9.340%	9.340%	9.004%	5.258%
0.5125%	8.253%	8.253%	8.253%	7.913%	4.120%
0.5250%	7.206%	7.206%	7.206%	6.863%	3.023%
0.5375%	6.198%	6.198%	6.198%	5.850%	1.967%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	6.980%	6.980%	6.979%	6.986%	7.044%
98.0000%	6.733%	6.732%	6.732%	6.737%	6.773%
99.0000%	6.488%	6.488%	6.487%	6.490%	6.505%
100.0000%	6.247%	6.246%	6.246%	6.247%	6.240%
101.0000%	6.008%	6.008%	6.007%	6.006%	5.979%
102.0000%	5.772%	5.772%	5.771%	5.769%	5.721%
103.0000%	5.539%	5.539%	5.538%	5.534%	5.465%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	7.175%	7.174%	7.174%	7.173%	7.239%
98.0000%	6.926%	6.926%	6.925%	6.924%	6.966%
99.0000%	6.680%	6.680%	6.679%	6.678%	6.697%
100.0000%	6.438%	6.437%	6.437%	6.436%	6.431%
101.0000%	6.198%	6.197%	6.197%	6.196%	6.168%
102.0000%	5.961%	5.960%	5.960%	5.959%	5.909%
103.0000%	5.727%	5.726%	5.726%	5.725%	5.652%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	7.175%	7.174%	7.174%	7.173%	7.218%
98.0000%	6.926%	6.926%	6.925%	6.924%	6.953%
99.0000%	6.680%	6.680%	6.679%	6.678%	6.691%
100.0000%	6.438%	6.437%	6.437%	6.436%	6.432%
101.0000%	6.198%	6.197%	6.197%	6.196%	6.176%
102.0000%	5.961%	5.960%	5.960%	5.959%	5.923%
103.0000%	5.727%	5.726%	5.726%	5.725%	5.673%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable

582

to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that

583

violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified

584

mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code

585

Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, nine (9) of the Mortgaged Properties securing four (4) Mortgage Loans representing 8.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

586

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

587

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount

588

by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

589

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a

590

Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

591

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent

592

a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

593

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

594

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

595

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged

596

property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1		Class A-2		Class A-3		Class X-A
Wells Fargo Securities, LLC	$2,077,490		$68,878,787		$196,083,071		$267,039,347
Goldman Sachs & Co. LLC	$808,564		$26,807,787		$76,315,996		$103,932,348
J.P. Morgan Securities LLC	$725,625		$24,057,947		$68,487,792		$93,271,363
UBS Securities LLC	$0		$0		$0		$0
Citigroup Global Markets Inc.	$309,321		$10,255,479		$29,195,141		$39,759,942
Academy Securities, Inc.	$0		$0		$0		$0
Drexel Hamilton, LLC	$0		$0		$0		$0
Siebert Williams Shank & Co., LLC	$0		$0		$0		$0
Total	$3,921,000		$130,000,00	0	$370,082,00	0	$504,003,00	0
Underwriter	Class X-B		Class A-S		Class B		Class C
Wells Fargo Securities, LLC	$74,866,473		$50,546,962		$12,398,182		$11,921,329
Goldman Sachs & Co. LLC	$29,138,209		$19,672,998		$4,825,402		$4,639,809
J.P. Morgan Securities LLC	$26,149,322		$17,655,017		$4,330,430		$4,163,875
UBS Securities LLC	$0		$0		$0		$0
Citigroup Global Markets Inc.	$11,146,996		$7,526,023		$1,845,986		$1,774,987
Academy Securities, Inc.	$0		$0		$0		$0
Drexel Hamilton, LLC	$0		$0		$0		$0
Siebert Williams Shank & Co., LLC	$0		$0		$0		$0
Total	$141,301,00	0	$95,401,000		$23,400,000		$22,500,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or

597

otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 104.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2024, before deducting expenses payable by the depositor (estimated at $5,096,010, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, the retaining sponsor, a mortgage loan seller and the master servicer and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC, which is a sponsor and a mortgage loan seller, and Goldman Sachs Bank USA, which is an originator. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator and a mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, which is a sponsor, an originator and a mortgage loan seller. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as

598

described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, and affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Mini Mall Self Storage Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);

(2) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by GSMC (or, with respect to each of the Moffett Towers Building D Mortgage Loan and the Queens Center Mortgage Loan, the portion thereof allocable to GSMC);

(3) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to each of the Mini Mall Self Storage Mortgage Loan and the Queens Center Mortgage Loan, the portion thereof allocable to JPMCB);

(4) the payment by the depositor to UBS AG, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG (or, with respect to the Moffett Towers Building D Mortgage Loan, the portion thereof allocable to UBS AG); and

(5) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CREFI (or, with respect to the Mini Mall Self Storage Mortgage Loan, the portion thereof allocable to CREFI).

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Citigroup Global Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned

599

With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the New York Stock Exchange.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257991-14)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms

600

ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or

601

the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to Goldman Sachs & Co. LLC, PTE 89-88, 54 Fed. Reg. 42582 (October 17, 1989), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), to UBS Securities LLC, PTE 91-22, 56 Fed. Reg. 15933 (April 18, 1991), and to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15936 (April 18, 1991), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of

602

mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Citigroup Global Markets Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

603

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates

604

(except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

605

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

606

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class A-S, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered

607

Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO,

608

an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

609

[THIS PAGE INTENTIONALLY LEFT BLANK]

610

Index of Defined Terms

@
@%(#)	175
1
17g-5 Information Provider	405
1986 Act	585
1996 Act	565
3
30/360 Basis	444
4
401(c) Regulations	605
A
AB Modified Loan	457
Accelerated Mezzanine Loan Lender	397
Acceptable Insurance Default	462
Acting General Counsel’s Letter	157
Actual/360 Basis	217
Actual/360 Loans	432
ADA	568
Additional Exclusions	461
Administrative Fee Rate	379
ADR	169
Advances	427
Affirmative Asset Review Vote	507
AHPT 2024-ATRM Securitization	255
AHPT 2024-ATRM TSA	233, 255
AIFM Regulations	137
Aloft Houston Loan	295
AMGI	188, 214
Annual Debt Service	170
Appraisal Institute	286
Appraisal Reduction Amount	453
Appraisal Reduction Event	453
Appraised Value	170
Appraised-Out Class	459
AREF	295
ASR Consultation Process	480
Assessment of Compliance	543
Asset Representations Reviewer Asset Review Fee	452
Asset Representations Reviewer Fee	451

Asset Representations Reviewer Fee Rate	451
Asset Representations Reviewer Termination Event	512
Asset Representations Reviewer Upfront Fee	451
Asset Review	509
Asset Review Notice	508
Asset Review Quorum	507
Asset Review Report	510
Asset Review Report Summary	510
Asset Review Standard	509
Asset Review Trigger	506
Asset Review Vote Election	507
Asset Status Report	477
Assumed Final Distribution Date	389
Assumed Scheduled Payment	381
Atrium Hotel Portfolio 24 Pack A Notes	254
Atrium Hotel Portfolio 24 Pack AB Whole Loan	254
Atrium Hotel Portfolio 24 Pack B Notes	254
Atrium Hotel Portfolio 24 Pack Certificate Registrar	258
Atrium Hotel Portfolio 24 Pack Co-Lender Agreement	255
Atrium Hotel Portfolio 24 Pack Companion Loans	254
Atrium Hotel Portfolio 24 Pack Consultation Termination Event	258
Atrium Hotel Portfolio 24 Pack Directing Holder	258
Atrium Hotel Portfolio 24 Pack Master Servicer	255
Atrium Hotel Portfolio 24 Pack Mortgage Loan	254
Atrium Hotel Portfolio 24 Pack Non-Standalone Pari Passu Companion Loans	254
Atrium Hotel Portfolio 24 Pack Notes	254
Atrium Hotel Portfolio 24 Pack Pari Passu Companion Loans	254
Atrium Hotel Portfolio 24 Pack Special Servicer	255
Atrium Hotel Portfolio 24 Pack Standalone Companion Loans	254
Atrium Hotel Portfolio 24 Pack Standalone Pari Passu Companion Loans	254
Atrium Hotel Portfolio 24 Pack Subordinate Companion Loans	254
Attestation Report	543

611

AUL	195
Austin Affordable Housing Program	186
Austin Mortgaged Properties	186, 187
Austin STR Usage Level	187
Available Funds	372
B
Balloon LTV Ratio	174
Balloon Payment	175
BANK5 2024-5YR10 PSA	234
Bankruptcy Code	73, 557
Barclays	295
Base Interest Fraction	388
Beds	181
BioMed 2024 Portfolio 2 Back-Up Advancing Agent	272
BioMed 2024 Portfolio 2 Borrowers	272
BioMed 2024 Portfolio 2 Co-Lender Agreement	271
BioMed 2024 Portfolio 2 Controlling Note Holder	275
BioMed 2024 Portfolio 2 Lead Securitization Note	278
BioMed 2024 Portfolio 2 Lead Securitization Noteholder	278
BioMed 2024 Portfolio 2 Major Decision	276
BioMed 2024 Portfolio 2 Master Servicer	271
BioMed 2024 Portfolio 2 Mortgage Loan	271
BioMed 2024 Portfolio 2 Non-Controlling Note	279
BioMed 2024 Portfolio 2 Non-Controlling Note Holder	279
BioMed 2024 Portfolio 2 Non-SASB Holder	271
BioMed 2024 Portfolio 2 Note Holders	271
BioMed 2024 Portfolio 2 Notes	271
BioMed 2024 Portfolio 2 Pari Passu Companion Loans	271
BioMed 2024 Portfolio 2 Pari Passu-AB Whole Loan	271
BioMed 2024 Portfolio 2 Properties	272
BioMed 2024 Portfolio 2 SASB Portion	271
BioMed 2024 Portfolio 2 Senior Note Holders	271
BioMed 2024 Portfolio 2 Senior Notes	271
BioMed 2024 Portfolio 2 Special Servicer	271
BioMed 2024 Portfolio 2 Subordinate Note Holder	271

BioMed 2024 Portfolio 2 Subordinate Notes	271
BioMed 2024 Portfolio 2 Trustee	272
BioMed Default Release	225
BMARK 2024-V10 PSA	234
Borrower Party	397
Borrower Party Affiliate	397
Borrower Restricted Party	280
Bowman	204
Breach Notice	417
Bridge Bank	118
BSCMI	309
BX 2024-BIO2 CCR	275
BX 2024-BIO2 CCR Consultation Period	275
BX 2024-BIO2 CCR Consultation Termination Event	275
BX 2024-BIO2 CCR Consultation Termination Period	275
BX 2024-BIO2 CCR Control Period	275
BX 2024-BIO2 CCR Control Termination Event	276
BX 2024-BIO2 Consenting Party	275
BX 2024-BIO2 Consulting Party	275
BX 2024-BIO2 TSA	234, 271
C
C(WUMP)O	23
Cash Flow Analysis	171
CCRE4 Trust	358
CERCLA	565
Certificate Administrator/Trustee Fee	450
Certificate Administrator/Trustee Fee Rate	450
Certificate Balance	370
Certificate Owners	407
Certificateholder	398
Certificateholder Quorum	515
Certificateholder Repurchase Request	527
Certificates	370
Certifying Certificateholder	410
CGMRC	329
C-III	295
City of Yonkers IDA	215
Class A Certificates	370
Class X Certificates	370
Clearstream	406
Clearstream Participants	408
Closing Date	169, 283
CMBS	161
CMBS B-Piece Securities	362
CMS	350

612

CMS Acquisition Closing Date	350
Collateral Deficiency Amount	458
Collection Account	431
Collection Period	373
Communication Request	410
Companion Distribution Account	432
Companion Holder	233
Companion Holders	233
Companion Loan	49
Companion Loan Rating Agency	234
Companion Loans	166
Compensating Interest Payment	390
Componentized Mortgage Loan	379
Computershare	348
Computershare Limited	348
Computershare Trust Company	348
Constant Prepayment Rate	576
Consultation Termination Event	494
Control Eligible Certificates	487
Control Note	234
Control Termination Event	494
Controlling Class	487
Controlling Class Certificateholder	487
Controlling Holder	234
Corrected Loan	477
CPP	577
CPR	576
CPY	576
CRE Loans	291
Credit Risk Retention Rules	362
CREFC®	394
CREFC® Intellectual Property Royalty License Fee	452
CREFC® Intellectual Property Royalty License Fee Rate	452
CREFC® Reports	394
CREFI	329
CREFI Data File	331
CREFI Mortgage Loans	329
CREFI Securitization Database	330
Cross-Over Date	377
CTS	348
Cumulative Appraisal Reduction Amount	457, 458
Cure/Contest Period	510
Cut-off Date	166
Cut-off Date Balance	172
Cut-off Date Loan-to-Value Ratio	173
Cut-off Date LTV Ratio	173
D
D or @%(#)	176

D or YM(#)	176
D or YM@(#)	176
D(#)	175
Debt Service Coverage Ratio	173
Defaulted Loan	484
Defeasance Deposit	221
Defeasance Loans	221
Defeasance Lock-Out Period	221
Defeasance Option	221
Definitive Certificate	406
Delegated Directive	20
Delinquent Loan	507
Demand Category	327
Demand Entities	294
Depositories	406
Determination Date	371
Diligence File	414
Directing Certificateholder	487
Directing Holder Asset Status Report Approval Process	479
Disclosable Special Servicer Fees	450
Discount Rate	388
Dispute Resolution Consultation	529
Dispute Resolution Cut-off Date	529
Distribution Accounts	432
Distribution Date	371
Distribution Date Statement	394
Dodd-Frank Act	163
DOL	602
DSCR	173
DTC	406
DTC Participants	407
DTC Rules	408
Due Diligence Questionnaire	331
E
EDGAR	601
EEA	19
Effective Gross Income	171
Eligible Asset Representations Reviewer	511
Eligible Operating Advisor	501
Enforcing Party	527
Enforcing Servicer	527
ESA	194, 314
Escrow/Reserve Mitigating Circumstances	317
EU	136
EU CRR	137
EU Institutional Investor	137
EU Investor Requirements	137
EU PRIIPS Regulation	19

613

EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	136
EU SR Rules	136
Euroclear	406
Euroclear Operator	409
Euroclear Participants	408
EUWA	20
Excess Modification Fee Amount	446
Excess Modification Fees	444
Excess Prepayment Interest Shortfall	391
Exchange Act	282, 294
Excluded Controlling Class Holder	396
Excluded Controlling Class Loan	397
Excluded Information	397
Excluded Loan	397
Excluded Plan	604
Excluded Special Servicer	516
Excluded Special Servicer Loan	515
Exemption	602
Exemption Rating Agency	603
F
FATCA	595
FDIA	155
FDIC	118, 156
FIEL	25
Final Asset Status Report	479
Final Dispute Resolution Election Notice	530
Financial Promotion Order	21
FINRA	600
FIRREA	157, 314
Fitch	511
Flagstar	118
FPO Persons	21
Freddie Mac	295, 296
FSMA	20
G
GAAP	362
Gain-on-Sale Entitlement Amount	373
Gain-on-Sale Remittance Amount	373
Gain-on-Sale Reserve Account	432
Garn Act	567
General Special Servicer	295
GLA	174
Goldman Originator	300
Government Securities	218
GS Bank	297

GSMC	297
GSMC Data Tape	298
GSMC Deal Team	298
GSMC Mortgage Loans	297
H
Horizontal Risk Retention Certificates	362, 370
Hotel Use Zoning Conversion	187
HSTP Act	88
I
Icahn Funds	358
ICAP	213
ICIP	213
ICNQ 2024-MF TSA	234
ICONIQ Multifamily Portfolio A Notes	260
ICONIQ Multifamily Portfolio AB Whole Loan	261
ICONIQ Multifamily Portfolio B Notes	260
ICONIQ Multifamily Portfolio Borrower	262
ICONIQ Multifamily Portfolio Co-Lender Agreement	261
ICONIQ Multifamily Portfolio Companion Loans	261
ICONIQ Multifamily Portfolio Loan Documents	264
ICONIQ Multifamily Portfolio Mortgage Loan	260
ICONIQ Multifamily Portfolio Non-Standalone Loans	261
ICONIQ Multifamily Portfolio Non-Standalone Pari Passu Companion Loans	261
ICONIQ Multifamily Portfolio Non-Standalone Securitization Trust	262
ICONIQ Multifamily Portfolio Notes	260
ICONIQ Multifamily Portfolio Pari Passu Companion Loans	261
ICONIQ Multifamily Portfolio Servicer	261
ICONIQ Multifamily Portfolio Special Servicer	261
ICONIQ Multifamily Portfolio Standalone Companion Loans	261
ICONIQ Multifamily Portfolio Standalone Pari Passu Companion Loans	261
ICONIQ Multifamily Portfolio Subordinate Companion Loans	261
ICONIQ Multifamily Portfolio Triggering Event of Default	262
ICONIQ Multifamily Portfolio Trustee	262

614

Immaterial Releases	276
Impermissible Risk Retention Affiliate	518
Impermissible TPP Affiliate	518
In Place Cash Management	174
INCQ 2024-MF Securitization	261
INCQ 2024-MF TSA	261
indemnity payment	327
Indirect Participants	407
Initial Pool Balance	166
Initial Requesting Certificateholder	527
Institutional Investor	24
Insurance and Condemnation Proceeds	431
Intercreditor Agreement	233
Interest Accrual Amount	380
Interest Accrual Period	380
Interest Distribution Amount	379
Interest Rate	379
Interest Reserve Account	432
Interest Shortfall	380
Interested Person	485
Investment Account	433
Investor Certification	398
IRS	159
J
Japanese Retention Requirement	26
JDE	212
JFSA	25
Joint Seller Mortgage Loan	412
JPMC	309
JPMCB	309
JPMCB Data Tape	311
JPMCB Deal Team	310
JPMCB Mortgage Loans	310
JPMCB’s Qualification Criteria	312
JPMCCMSC	309
JRR Rule	26
K
KBRA	511
Key Money Effective Date	232
Key Money Loan	232
KeyBank	295, 296
L
L(#)	176
Lennar	339, 356
Liquidation Fee	446
Liquidation Fee Rate	446

Liquidation Proceeds	431
LMF	339
LMF Data Tape	345
LMF Mortgage Loans	339
LMF Review Team	344
LNR	295
Loan	295, 296
Loan Per Unit	174
Loans	295
Loan-to-Value Ratio at Maturity	174
Local Law 97	121
Lock-out Period	218
Loss of Value Payment	418
Lower-Tier Regular Interests	583
Lower-Tier REMIC	371, 583
LTV Ratio	172
LTV Ratio at Maturity	174
LURA	214
M
Macy’s	184
MAI	420
Major Decision	488
Major Decision Reporting Package	470
MAS	24
Master Servicer	351
Master Servicer Decision	465
Material Defect	417
Maturity Date Balloon Payment	175
MIFID II	19
MLPA	412
Modification Fees	444
Moody’s	352, 511
Morgan Stanley	296
Morningstar DBRS	352, 511
Mortgage	167
Mortgage ALA	225
Mortgage File	412
Mortgage Loan	49
Mortgage Loans	166
Mortgage Note	167
Mortgage Pool	166
Mortgaged Property	167
N
Net Mortgage Rate	379
Net Operating Income	175
NFA	600
NFIP	101
NI 33-105	26
Non-Control Note	234

615

Non-Controlling Holder	234
Nonrecoverable Advance	428
Non-Serviced AB Whole Loan	234
Non-Serviced Certificate Administrator	234
Non-Serviced Companion Loan	50, 234
Non-Serviced Companion Loans	50
Non-Serviced Custodian	235
Non-Serviced Directing Certificateholder	235
Non-Serviced Master Servicer	235
Non-Serviced Mortgage Loan	50, 235
Non-Serviced Pari Passu Companion Loan	235
Non-Serviced Pari Passu Mortgage Loan	235
Non-Serviced Pari Passu Whole Loan	235
Non-Serviced PSA	235
Non-Serviced Special Servicer	235
Non-Serviced Trustee	235
non-serviced whole loan	50
Non-Serviced Whole Loan	235
Non-Specially Serviced Loan	490
Non-U.S. Person	595
Notional Amount	371
NRA	175
NRSRO	396
NRSRO Certification	399
O
O(#)	176
OCC	283
Occupancy As Of Date	175
Offer	20
Offer Property	206
Offered Certificates	370
OID Regulations	586
OLA	157
Operating Advisor Annual Report	499
Operating Advisor Consultation Event	366
Operating Advisor Consulting Fee	451
Operating Advisor Expenses	451
Operating Advisor Fee	450
Operating Advisor Fee Rate	450
Operating Advisor Standard	498
Operating Advisor Termination Event	503
Operating Advisor Upfront Fee	450
Other Master Servicer	235
Other PSA	235
Other Special Servicer	235

P
P&I Advance	426
P&I Advance Date	426
PACE	118, 232
PACE Loan	232
Pads	181
PAR	315
Par Purchase Price	483
Pari Passu Companion Loan	49
Pari Passu Companion Loans	166
Pari Passu Mortgage Loan	235
Partial Release Required Debt Yield	224
Participants	406
Parties in Interest	601
partnership representative	593
Pass-Through Rate	377
Patriot Act	569
Payment Due Date	216, 373
PCR	306, 338
Pentalpha Surveillance	360
Peoria Purchase Option	193
Percentage Interest	371
Periodic Payments	372
Permitted Investments	433
Permitted Special Servicer/Affiliate Fees	450
PILOT	215
PILOT Lease	215
PIP Work Account	196
PIPs	171
PL	287
Plans	601
Pledgor Borrower	214
PLL	195
PML	287, 306
Polito Associates	198
Polito Loan	198
PRASR	136
PRC	23
Preliminary Dispute Resolution Election Notice	529
Prepayment Assumption	587
Prepayment Interest Excess	390
Prepayment Interest Shortfall	390
Prepayment Premium	388
Prepayment Provisions	175
Prime Rate	431
Principal Balance Certificates	370
Principal Distribution Amount	380
Principal Shortfall	381
Privileged Information	502
Privileged Information Exception	502

616

Privileged Person	396
Professional Investors	24
Prohibited Prepayment	390
Promotion of Collective Investment Schemes Exemptions Order	21
Property Borrower	213
Proposed Course of Action	528
Proposed Course of Action Notice	528
Prospectus	23
PSA	370
PSA Party Repurchase Request	527
PTCE	605
PTE	602
Purchase Price	418
Q
Qualification Criteria	291, 346
Qualified Replacement Special Servicer	516
Qualified Substitute Mortgage Loan	419
Qualifying CRE Loan Percentage	362
R
RAC No-Response Scenario	540
Rated Final Distribution Date	389
Rating Agencies	541
Rating Agency Confirmation	541
RCA	356
RCM	356, 362
REA	78, 213
Realized Loss	392
REC	194
Record Date	371
Registration Statement	600
Regular Certificates	370
Regular Interestholder	586
Regular Interests	583
Regulation AB	543
Reimbursement Rate	431
REIT	186
Related Proceeds	430
Release Amount	225
Release Date	221
Release Debt Yield	224
Release Debt Yield Payment Amount	224
Release Price	223, 224
Relevant Investor	24
Relevant Persons	22
Relief Act	568
Remaining Term to Maturity	176
REMIC	583
REMIC Provisions	583

REO Account	433
REO Loan	383
REO Property	477
Repurchase Request	295, 527
Requesting Certificateholder	529
Requesting Holders	459
Requesting Investor	410
Requesting Party	540
Required Credit Risk Retention Percentage	362
Requirements	569
Residual Certificates	370
Resolution Failure	527
Resolved	528
Restricted Group	603
Restricted Holder	281
Restricted Party	502
Retail Space	204
Retaining Sponsor	362
Review Materials	508
RevPAR	176
Risk Retention Affiliate	501
Risk Retention Affiliated	501
ROCK 2024-CNTR Securitization	245
ROCK 2024-CNTR TSA	245
Rock Trust 2024-CNTR TSA	236
Rockefeller Center A Notes	245
Rockefeller Center AB Whole Loan	245
Rockefeller Center B Notes	245
Rockefeller Center Borrower	246
Rockefeller Center Co-Lender Agreement	245
Rockefeller Center Companion Loans	245
Rockefeller Center Mortgage Loan	245
Rockefeller Center Non-Standalone Loan Securitization Trust	246
Rockefeller Center Non-Standalone Loans	245
Rockefeller Center Non-Standalone Pari Passu Companion Loans	245
Rockefeller Center Notes	245
Rockefeller Center Pari Passu Companion Loans	245
Rockefeller Center Servicer	246
Rockefeller Center Special Servicer	246
Rockefeller Center Standalone Companion Loans	245
Rockefeller Center Standalone Pari Passu Companion Loans	245
Rockefeller Center Subordinate Companion Loans	245
Rockefeller Center Triggering Event of Default	246

617

Rockefeller Center Trustee	246
ROFO	206
ROFR	206
Rooms	181
Routine Disbursements	467
Rule 15Ga-1	294
Rule 15Ga-1 Reporting Period	292, 318
Rule 17g-5	399
RWs	295
S
S&P	511
Scheduled Principal Distribution Amount	380
SEC	282
SECN	136
Section 42	214
Securities Act	543
Securitization Accounts	370, 433
securitizer	327
SEL	287, 306
Senior Certificates	370
Serviced Companion Loan	236
serviced companion loans	50
Serviced Mortgage Loan	236
serviced mortgage loans	50
Serviced Pari Passu Companion Loan	236
Serviced Pari Passu Companion Loan Securities	520
Serviced Pari Passu Mortgage Loan	236
Serviced Pari Passu Whole Loan	236
Serviced Whole Loan	236
serviced whole loans	50
Servicer Termination Event	519
Servicing Advances	427
Servicing Fee	441
Servicing Fee Rate	441
Servicing Standard	425
SF	176
SFA	24
SFO	23
Shared Tax Lot	213
Similar Law	601
SIPC	600
SMA Borrower	187
SMMEA	606
Spaces	181
Special Servicer	356
Special Servicer Decision	469
Special Servicing Fee	445
Special Servicing Fee Rate	445
Specially Serviced Loans	474

Sponsor Parties	198
Sq. Ft.	176
Square Feet	176
SR Institutional Investors	137
SR Investor Requirements	137
SSA Hotel Occupancy Tax and Reporting Requirements	187
SSA Licensing Cure Event	187
SSA Licensing Non-Compliance Issue	187
Startup Day	583
Stated Principal Balance	382
Stone Point	356
STR Units	187
STR Usage	187
Structured Product	23
Structuring Assumptions	577
Subject 2023 Computershare CMBS Annual Statement of Compliance	349
Subject Loan	451
Subordinate Certificates	370
Subordinate Companion Loan	49, 236
Subordinate Companion Loans	166
Sub-Servicing Agreement	426
SVB	118
T
T-12	177
Term to Maturity	177
Termination Purchase Amount	544
Terms and Conditions	409
Tests	509
third country	137
Third Party Purchaser	362
Title V	567
Total Operating Expenses	172
Transaction	350
Transaction Parties	604
Triggering Event of Default	275
Trimont	350
TRIPRA	102
Trust	347
Trust REMICs	371, 583
TSCS	204
TTM	177
U
U.S. Person	595
U/W DSCR	173
U/W Expenses	177
U/W NCF	177
U/W NCF Debt Yield	180

618

U/W NCF DSCR	173
U/W Net Cash Flow	177
U/W Net Operating Income	180
U/W NOI	180
U/W NOI Debt Yield	180
U/W NOI DSCR	180
U/W Revenues	180
UBS AG, New York Branch	320
UBS AG, New York Branch Data Tape	322
UBS AG, New York Branch Deal Team	321
UBS AG, New York Branch Mortgage Loans	321
UBS Qualification Criteria	323
UBSRES	320
UCC	552
UK	20, 136
UK CRR	137
UK Institutional Investor	137
UK Investor Requirements	137
UK MiFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Framework	136
Underwriter Entities	126
Underwriting Agreement	597
Underwritten Debt Service Coverage Ratio	173
Underwritten Economic Occupancy	177
Underwritten Expenses	177
Underwritten NCF	177
Underwritten NCF Debt Yield	180
Underwritten Net Cash Flow	177
Underwritten Net Cash Flow Debt Service Coverage Ratio	173
Underwritten Net Operating Income	180
Underwritten Net Operating Income Debt Service Coverage Ratio	180

Underwritten NOI	180
Underwritten NOI Debt Yield	180
Underwritten Revenues	180
Units	181
Unscheduled Principal Distribution Amount	381
Unsolicited Information	509
Upper-Tier REMIC	371, 583
V
Volcker Rule	163
Voting Rights	405
W
WAC Rate	378
Wachovia Bank	283
Walgreens	209
Weighted Average Interest Rate	181
Weighted Averages	181
Wells Fargo	348
Wells Fargo Bank	283, 348
Wells Fargo Bank Data Tape	290
Wells Fargo Bank Deal Team	289
WFCM 2024-5C1 PSA	236
Whole Loan	49, 166
Whole Loan Event of Default	275
Withheld Amounts	432
Workout Fee	445
Workout Fee Rate	445
Workout-Delayed Reimbursement Amount	431
Y
Yield Maintenance Charge	389
YM(#)	176
YM@%(#)	176

619

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group	Address
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	9.6%	100.0%	JPMCB	JPMCB	NAP	NAP	2100 Bartow Avenue
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	9.6%		WFB, CREFI, JPMCB	WFB, CREFI, JPMCB	NAP	NAP	Various
2.01	Property		1	Carroll	0.9%	9.0%					3900 Columbus-Lancaster Road
2.02	Property		1	Enterprise - Rucker Blvd	0.8%	8.1%					2801 Rucker Boulevard
2.03	Property		1	West Memphis	0.7%	7.2%					701 AR-77
2.04	Property		1	Belpre	0.4%	4.3%					138 Lee Street, 485 Lee Street and 1924 Washington Boulevard
2.05	Property		1	Marietta	0.4%	4.3%					1306 Pike Street and 104 Ellsworth Avenue
2.06	Property		1	Enterprise - Geneva Hwy	0.4%	3.7%					1232 Geneva Highway
2.07	Property		1	Parkersburg - Garfield Ave	0.3%	3.6%					2351 Garfield Avenue
2.08	Property		1	Bridgeport	0.3%	3.2%					61 Ocean Mines Road
2.09	Property		1	Enterprise - Salem Rd	0.3%	3.1%					4021 Salem Road
2.10	Property		1	Elizabethton	0.2%	2.5%					480 TN-91
2.11	Property		1	Cedar Lake	0.2%	2.3%					10630 and 10706 West 133rd Street
2.12	Property		1	Kannapolis	0.2%	2.2%					2745 North Cannon Boulevard
2.13	Property		1	Johnson City - South Roan	0.2%	2.2%					2501 South Roan Street
2.14	Property		1	Cincinnati	0.2%	2.1%					1109 Alfred Street
2.15	Property		1	Mooresville	0.2%	2.1%					1242 South Old State Route 67
2.16	Property		1	Bloomington	0.2%	2.0%					4910 and 4990 North Lakeview Drive
2.17	Property		1	Newton	0.2%	2.0%					3005 Nathan Street
2.18	Property		1	Proctorville	0.2%	1.9%					700 County Road 411
2.19	Property		1	Kingsport - Brookside School	0.2%	1.9%					149 Brookside School Lane
2.20	Property		1	Bristol	0.2%	1.8%					818 Commonwealth Avenue
2.21	Property		1	Hurricane	0.2%	1.8%					316 Putnam Village Drive
2.22	Property		1	Blountville	0.2%	1.7%					2851 TN-394
2.23	Property		1	Little Rock	0.2%	1.7%					19501 Arch Street Northwest
2.24	Property		1	Cedar Lake - Wicker Ave	0.2%	1.7%					13077 West Wicker Avenue
2.25	Property		1	Clarksville	0.2%	1.7%					677 South Crawford Street and 1802 Freeway Lane
2.26	Property		1	Parkersburg	0.2%	1.6%					112 College Parkway and 5239 Emerson Avenue
2.27	Property		1	Piney Flats	0.1%	1.4%					6460 Bristol Highway
2.28	Property		1	Cross Lanes	0.1%	1.4%					5290 Big Tyler Road
2.29	Property		1	Shelby	0.1%	1.4%					612 Smith Street and 516 East Dixon Boulevard
2.30	Property		1	Batesville	0.1%	1.4%					1009 Batesville Boulevard
2.31	Property		1	Greeneville	0.1%	1.3%					1375 West Andrew Johnson Highway
2.32	Property		1	Cleveland - N. Washington	0.1%	1.2%					201 North Washington
2.33	Property		1	Morgantown - Lower Aarons	0.1%	1.2%					482 Lower Aarons Creek Road
2.34	Property		1	Morgantown - Canyon Rd	0.1%	1.2%					855 Canyon Road
2.35	Property		1	Asheville	0.1%	1.1%					241 Old Weaverville Road
2.36	Property		1	Splendora - Old Hwy 59N	0.1%	0.9%					14098 Old Highway 59 North
2.37	Property		1	Nitro - 1st Ave S	0.1%	0.9%					901 1st Avenue South
2.38	Property		1	Elkview	0.1%	0.8%					5116 and 5149 Elk River Road
2.39	Property		1	Nitro - 4131 1st St	0.1%	0.8%					4131 1st Avenue
2.40	Property		1	Splendora - US-59	0.1%	0.7%					13952 US-59 Business
2.41	Property		1	Conroe - Hwy 105E	0.1%	0.6%					16842 TX-105
2.42	Property		1	Coolville	0.1%	0.6%					792 State Route 7
2.43	Property		1	Little Hocking	0.1%	0.6%					21 Clifton Road
2.44	Property		1	Ravenswood	0.1%	0.5%					514 Washington Street
2.45	Property		1	Racine	0.0%	0.5%					52691 OH-124
2.46	Property		1	Cedar Lake - 127th Pl.	0.0%	0.5%					11220 and 11221 127th Place
2.47	Property		1	Conroe - Woodland Forest	0.0%	0.4%					18401 Woodland Forest Drive
2.48	Property		1	Nitro - 11th St	0.0%	0.3%					1101 11th Street
2.49	Property		1	Conroe - Bryant Rd	0.0%	0.2%					419 Bryant Road
2.50	Property		1	Cleveland - CR388	0.0%	0.2%					288 County Road 388
2.51	Property		1	Nitro - 503 Main Ave	0.0%	0.2%					503 Main Avenue
2.52	Property		1	Nitro - 1202 Main Ave	0.0%	0.2%					1202 Main Avenue
3.00	Loan		1	Sacramento Gateway	8.5%	100.0%	WFB	WFB	NAP	NAP	3648 North Freeway Boulevard
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	8.1%		UBS AG	UBS AG	NAP	NAP	Various
4.01	Property		1	2294 Molly Pitcher Highway	2.0%	24.7%					2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park	1.8%	21.8%					4472 Steelway Boulevard (A&B) and 4580 Steelway (C&D)
4.03	Property		1	1001 and 1011 AIP Drive	1.4%	17.3%					1001 and 1011 Airpark Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	1.2%	14.4%					8, 21 and 22 Northeastern Industrial Park
4.05	Property		1	Owens Brockway Distribution Warehouse	0.8%	9.7%					3530 East Pike Road
4.06	Property		1	Marway Circle Industrial Buildings	0.6%	7.5%					4, 5, and 8 Marway Circle
4.07	Property		1	DLG International, Inc.	0.4%	4.6%					16725 Square Drive
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	7.6%		Rialto	WFB	NAP	NAP	Various
5.01	Property		1	SpringHill Suites Tarrytown	2.2%	29.0%					480 White Plains Road
5.02	Property		1	Hilton Garden Inn Norwalk	2.2%	28.5%					560 Main Avenue
5.03	Property		1	Sheraton Tarrytown	1.7%	22.4%					600 White Plains Road
5.04	Property		1	Hilton Garden Inn Shelton	1.5%	20.0%					25 Old Stratford Road
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	5.8%	100.0%	GSBI, UBS AG	GSMC, UBS AG	NAP	NAP	1100 Enterprise Way
7.00	Loan	5, 24, 25	15	Rockefeller Center	5.6%		WFB	WFB	NAP	NAP	Various

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group	Address
7.01	Property		1	30 Rockefeller Plaza	2.4%	42.8%					30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza	0.8%	14.1%					45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza	0.4%	7.6%					10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas	0.4%	7.5%					1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza	0.3%	5.4%					50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza	0.2%	4.0%					1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue	0.2%	3.9%					600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue	0.2%	3.7%					620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue	0.2%	3.0%					610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas	0.1%	2.5%					1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos	0.1%	1.6%					30 Rockefeller Plaza
7.12	Property		1	The Little Nell	0.1%	1.6%					10 Rockefeller Plaza
7.13	Property		1	Radio City Music Hall	0.1%	1.3%					1260 Avenue Of The Americas
7.14	Property		1	1240 Avenue Of The Americas	0.0%	0.4%					1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas	0.0%	0.3%					1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	4.9%		GSBI	GSMC	NAP	NAP	Various
8.01	Property		1	Rogers (Bentonville) Embassy Suites	0.5%	9.8%					3201 & 3303 Pinnacle Hills Parkway
8.02	Property		1	Frisco Embassy Suites	0.4%	7.5%					7600 John Q Hammons Drive
8.03	Property		1	Hilton Long Beach	0.3%	7.1%					701 West Ocean Boulevard
8.04	Property		1	San Marcos Embassy Suites	0.3%	6.2%					1001 East McCarty Lane
8.05	Property		1	Loveland Embassy Suites	0.3%	6.2%					4705 Clydesdale Parkway
8.06	Property		1	Albuquerque Embassy Suites	0.3%	5.6%					1000 Woodward Place Northeast
8.07	Property		1	Branson Chateau Hotel	0.2%	5.1%					415 North State Highway 265
8.08	Property		1	Lincoln Embassy Suites	0.2%	4.8%					1040 P Street
8.09	Property		1	Richardson Renaissance	0.2%	4.7%					900 East Lookout Drive
8.10	Property		1	Charleston Embassy Suites	0.2%	4.6%					300 Court Street
8.11	Property		1	Nashville South Embassy Suites	0.2%	4.5%					820 Crescent Centre Drive
8.12	Property		1	La Vista Embassy Suites	0.2%	4.4%					12520 Westport Parkway
8.13	Property		1	St. Charles Embassy Suites	0.2%	3.7%					2 Convention Center Plaza
8.14	Property		1	Hot Springs Embassy Suites	0.2%	3.3%					400 Convention Boulevard
8.15	Property		1	East Peoria Embassy Suites	0.1%	3.1%					100 Conference Center Drive
8.16	Property		1	Tucson University Marriott	0.1%	3.0%					880 East 2nd Street
8.17	Property		1	Embassy Suites Lexington UK Coldstream	0.1%	2.9%					1801 Newtown Pike
8.18	Property		1	Normal Marriott Hotel	0.1%	2.7%					201 Broadway Street
8.19	Property		1	Oklahoma City Courtyard by Marriott	0.1%	2.3%					2 West Reno Avenue
8.20	Property		1	North Charleston Residence Inn	0.1%	2.2%					5035 International Boulevard
8.21	Property		1	Oklahoma City Residence Inn	0.1%	2.0%					400 East Reno Avenue
8.22	Property		1	La Vista Courtyard by Marriott	0.1%	1.8%					12560 Westport Parkway
8.23	Property		1	Springfield Residence Inn	0.1%	1.5%					1303 East Kingsley Street
8.24	Property		1	Fort Smith Courtyard by Marriott	0.1%	1.1%					900 Rogers Avenue
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	4.2%	100.0%	JPMCB, GSBI	JPMCB, GSMC	NAP	NAP	90-15 Queens Boulevard
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	3.6%		GSBI	GSMC	NAP	NAP	Various
10.01	Property		1	Sentral Union Station	1.4%	38.1%					1777 Wewatta Street
10.02	Property		1	Sentral Michigan Avenue	0.9%	25.3%					808 South Michigan Avenue
10.03	Property		1	Sentral SoBro	0.6%	15.2%					516 Lea Avenue
10.04	Property		1	Sentral Wynwood	0.4%	12.4%					51 Northwest 26th Street
10.05	Property		1	Sentral at Austin 1614	0.2%	5.0%					1614 East 6th Street
10.06	Property		1	Sentral at Austin 1630	0.1%	4.0%					1630 East 6th Street
11.00	Loan		1	Waterside Marketplace	3.6%	100.0%	WFB	WFB	NAP	NAP	50383, 50400, 50579, 50640 and 50769 Waterside Drive
12.00	Loan		1	Lakeland Park Center	3.3%	100.0%	WFB	WFB	NAP	NAP	919 Lakeland Park Center Drive
13.00	Loan	5, 41, 42	1	International Plaza II	3.1%	100.0%	JPMCB	JPMCB	NAP	NAP	14221 North Dallas Parkway
14.00	Loan	43	1	Eaton Innovation Center	2.8%	100.0%	GSBI	GSMC	NAP	NAP	26201 and 26101 Northwestern Highway
15.00	Loan	44, 45	1	Mocksville Industrial	2.4%	100.0%	CREFI	CREFI	NAP	NAP	288 Quality Drive
16.00	Loan		1	144-25 Roosevelt Ave	2.3%	100.0%	CREFI	CREFI	NAP	NAP	144-25 Roosevelt Avenue
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	2.3%		GSBI	GSMC	NAP	NAP	Various
17.01	Property		1	200 Sidney	0.7%	32.2%					200 Sidney Street
17.02	Property		1	Lincoln Centre	0.5%	21.1%					200, 300, 400, 500 and 800 Lincoln Centre Drive
17.03	Property		1	40 Erie Street	0.3%	14.5%					40 Erie Street
17.04	Property		1	4570 Executive Drive	0.3%	11.6%					4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive	0.2%	9.2%					9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street	0.2%	7.4%					21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure	0.1%	2.8%					47 Erie Street
17.08	Property		1	Eastgate Mall	0.0%	1.3%					4575 Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	2.0%		UBS AG	UBS AG	NAP	NAP	Various
18.01	Property		1	High Point	0.9%	43.7%					1565 North University Parkway
18.02	Property		1	Meridian Surgery Center	0.7%	32.6%					2100 13th Street
18.03	Property		1	Mary Washington	0.5%	23.7%					3310 Fall Hill Avenue
19.00	Loan	64, 65	1	Hotel Indigo	1.9%	100.0%	Rialto	WFB	NAP	NAP	651 East Huron Road
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	1.7%	100.0%	WFB	WFB	NAP	NAP	1750 Rockville Pike
21.00	Loan	5, 69	1	Euclid Apartments	1.4%	100.0%	LMF	LMF	NAP	NAP	27181 Euclid Avenue
22.00	Loan	5, 70	1	175 Remsen Street	1.4%	100.0%	JPMCB	JPMCB	NAP	NAP	175 Remsen Street
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	1.3%	100.0%	LMF	LMF	NAP	NAP	9220 West Indian School Road

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group	Address
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	1.1%	100.0%	LMF	LMF	NAP	NAP	24601 Country Club Boulevard
25.00	Loan	74	1	155 Elliott Avenue	0.8%	100.0%	CREFI	CREFI	NAP	NAP	155 Elliott Avenue
26.00	Loan		1	CLC Preserve Self-Storage	0.7%	100.0%	WFB	WFB	NAP	NAP	1415 Quacco Road
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	0.7%	100.0%	LMF	LMF	NAP	NAP	18470 Southwest Farmington Road

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Bronx	Bronx	NY	10475	Mixed Use	Retail/Office	1988, 2013	2023
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various
2.01	Property		1	Carroll	Carroll	Fairfield	OH	43112	Self Storage	Self Storage	1994-2005	NAP
2.02	Property		1	Enterprise - Rucker Blvd	Enterprise	Coffee	AL	36330	Self Storage	Self Storage	2005	2019
2.03	Property		1	West Memphis	West Memphis	Crittenden	AR	72301	Self Storage	Self Storage	2004	2022
2.04	Property		1	Belpre	Belpre	Washington	OH	45714	Self Storage	Self Storage	1989-2015	NAP
2.05	Property		1	Marietta	Marietta	Washington	OH	45750	Self Storage	Self Storage	1980-2019	NAP
2.06	Property		1	Enterprise - Geneva Hwy	Enterprise	Coffee	AL	36330	Self Storage	Self Storage	1997	2019
2.07	Property		1	Parkersburg - Garfield Ave	Parkersburg	Wood	WV	26101	Self Storage	Self Storage	1982	1987, 1988, 1991, 1996, 2003, 2007
2.08	Property		1	Bridgeport	Bridgeport	Harrison	WV	26330	Self Storage	Self Storage	2019	2020, 2023
2.09	Property		1	Enterprise - Salem Rd	Enterprise	Coffee	AL	36330	Self Storage	Self Storage	1964, 2016	NAP
2.10	Property		1	Elizabethton	Elizabethton	Carter	TN	37643	Self Storage	Self Storage	2019	2023
2.11	Property		1	Cedar Lake	Cedar Lake	Lake	IN	46303	Self Storage	Self Storage	1930-1999	NAP
2.12	Property		1	Kannapolis	Kannapolis	Rowan	NC	28083	Self Storage	Self Storage	1987	2018
2.13	Property		1	Johnson City - South Roan	Johnson City	Washington	TN	37601	Self Storage	Self Storage	2004	2009
2.14	Property		1	Cincinnati	Cincinnati	Hamilton	OH	45214	Self Storage	Self Storage	1901	2001
2.15	Property		1	Mooresville	Mooresville	Morgan	IN	46158	Self Storage	Self Storage	1985	2003
2.16	Property		1	Bloomington	Bloomington	Monroe	IN	46303	Self Storage	Self Storage	2000-2001	NAP
2.17	Property		1	Newton	Newton	Catawba	NC	28658	Self Storage	Self Storage	1983	NAP
2.18	Property		1	Proctorville	Proctorville	Lawrence	OH	45669	Self Storage	Self Storage	2019-2022	2022
2.19	Property		1	Kingsport - Brookside School	Kingsport	Sullivan	TN	37660	Self Storage	Self Storage	1956	2019
2.20	Property		1	Bristol	Bristol	Bristol	VA	24201	Self Storage	Self Storage	1999	NAP
2.21	Property		1	Hurricane	Hurricane	Putnam	WV	25526	Self Storage	Self Storage	2017	2021
2.22	Property		1	Blountville	Blountville	Sullivan	TN	37617	Self Storage	Self Storage	2013	NAP
2.23	Property		1	Little Rock	Little Rock	Saline	AR	72206	Self Storage	Self Storage	1994	2022
2.24	Property		1	Cedar Lake - Wicker Ave	Cedar Lake	Lake	IN	46303	Self Storage	Self Storage	2018-2022	NAP
2.25	Property		1	Clarksville	Clarksville	Johnson	AR	72830	Self Storage	Self Storage	2001	2011
2.26	Property		1	Parkersburg	Parkersburg	Wood	WV	26104	Self Storage	Self Storage	2002	2018, 2019
2.27	Property		1	Piney Flats	Piney Flats	Sullivan	TN	37686	Self Storage	Self Storage	2012	2014
2.28	Property		1	Cross Lanes	Cross Lanes	Kanawha	WV	25313	Self Storage	Self Storage	2014	NAP
2.29	Property		1	Shelby	Shelby	Cleveland	NC	28150, 28152	Self Storage	Self Storage	1978, 1994	NAP
2.30	Property		1	Batesville	Southside	Independence	AR	72501	Self Storage	Self Storage	2000	2013
2.31	Property		1	Greeneville	Greeneville	Greene	TN	37745	Self Storage	Self Storage	2006	NAP
2.32	Property		1	Cleveland - N. Washington	Cleveland	Liberty	TX	77327	Self Storage	Self Storage	2000	NAP
2.33	Property		1	Morgantown - Lower Aarons	Morgantown	Monongalia	WV	26508	Self Storage	Self Storage	1998	NAP
2.34	Property		1	Morgantown - Canyon Rd	Morgantown	Monongalia	WV	26508	Self Storage	Self Storage	2008	2014
2.35	Property		1	Asheville	Asheville	Buncombe	NC	28804	Self Storage	Self Storage	2015	NAP
2.36	Property		1	Splendora - Old Hwy 59N	Splendora	Montgomery	TX	77372	Self Storage	Self Storage	1992	NAP
2.37	Property		1	Nitro - 1st Ave S	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	2008	2010
2.38	Property		1	Elkview	Elkview	Kanawha	WV	25071	Self Storage	Self Storage	1994, 1999	2009
2.39	Property		1	Nitro - 4131 1st St	Nitro	Putnam	WV	25143	Self Storage	Self Storage	1982	1991, 1999, 2004, 2008
2.40	Property		1	Splendora - US-59	Splendora	Montgomery	TX	77372	Self Storage	Self Storage	2006	NAP
2.41	Property		1	Conroe - Hwy 105E	Conroe	Montgomery	TX	77306	Self Storage	Self Storage	2001	2013
2.42	Property		1	Coolville	Coolville	Athens	OH	45723	Self Storage	Self Storage	2014	NAP
2.43	Property		1	Little Hocking	Little Hocking	Washington	OH	45742	Self Storage	Self Storage	2009	NAP
2.44	Property		1	Ravenswood	Ravenswood	Jackson	WV	26164	Self Storage	Self Storage	2021	NAP
2.45	Property		1	Racine	Racine	Meigs	OH	45771	Self Storage	Self Storage	1999	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	Cedar Lake	Lake	IN	46303	Self Storage	Self Storage	2004	NAP
2.47	Property		1	Conroe - Woodland Forest	Conroe	Montgomery	TX	77306	Self Storage	Self Storage	2001	NAP
2.48	Property		1	Nitro - 11th St	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	1994	NAP
2.49	Property		1	Conroe - Bryant Rd	Conroe	Montgomery	TX	77303	Self Storage	Self Storage	1995	NAP
2.50	Property		1	Cleveland - CR388	Cleveland	Liberty	TX	77328	Self Storage	Self Storage	1970	1983
2.51	Property		1	Nitro - 503 Main Ave	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	1996	NAP
2.52	Property		1	Nitro - 1202 Main Ave	Nitro	Kanawha	WV	25143	Self Storage	Self Storage	1956	2001
3.00	Loan		1	Sacramento Gateway	Sacramento	Sacramento	CA	95834	Retail	Anchored	2006	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	Various	Various	Various	Various	Industrial	Warehouse	Various	Various
4.01	Property		1	2294 Molly Pitcher Highway	Chambersburg	Franklin	PA	17202	Industrial	Warehouse	1960	1991
4.02	Property		1	Steelway Industrial Park	Liverpool	Onondaga	NY	13090	Industrial	Warehouse	1970, 1977	NAP
4.03	Property		1	1001 and 1011 AIP Drive	Middletown	Dauphin	PA	17057	Industrial	Warehouse	1992	2012
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Altamont	Albany	NY	12009	Industrial	Warehouse	1947, 1988, 1989	NAP
4.05	Property		1	Owens Brockway Distribution Warehouse	Zanesville	Muskingum	OH	43701	Industrial	Warehouse	1991	NAP
4.06	Property		1	Marway Circle Industrial Buildings	Rochester	Monroe	NY	14624	Industrial	Warehouse	1975-1980	NAP
4.07	Property		1	DLG International, Inc.	Marysville	Union	OH	43040	Industrial	Warehouse	1988	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	Various	Various	Various	Various	Hospitality	Various	Various	2019
5.01	Property		1	SpringHill Suites Tarrytown	Tarrytown	Westchester	NY	10591	Hospitality	Select Service	2004	2019
5.02	Property		1	Hilton Garden Inn Norwalk	Norwalk	Fairfield	CT	06851	Hospitality	Select Service	2001	2019
5.03	Property		1	Sheraton Tarrytown	Tarrytown	Westchester	NY	10591	Hospitality	Full Service	2007	2019
5.04	Property		1	Hilton Garden Inn Shelton	Shelton	Fairfield	CT	06484	Hospitality	Select Service	1999	2019
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	Sunnyvale	Santa Clara	CA	94089	Office	Suburban	2014	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center	New York	New York	NY	Various	Various	Various	Various	Various

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
7.01	Property		1	30 Rockefeller Plaza	New York	New York	NY	10112	Mixed Use	Office/Retail	1932	2019-2024
7.02	Property		1	45 Rockefeller Plaza	New York	New York	NY	10111	Mixed Use	Office/Retail	1934	2019-2024
7.03	Property		1	10 Rockefeller Plaza	New York	New York	NY	10020	Mixed Use	Office/Retail	1939	2019-2024
7.04	Property		1	1230 Avenue Of The Americas	New York	New York	NY	10020	Office	CBD	1939	2019-2024
7.05	Property		1	50 Rockefeller Plaza	New York	New York	NY	10020	Mixed Use	Office/Retail	1938	NAP
7.06	Property		1	1 Rockefeller Plaza	New York	New York	NY	10020	Office	CBD	1936	2019-2024
7.07	Property		1	600 Fifth Avenue	New York	New York	NY	10020	Mixed Use	Office/Retail	1952	2019-2024
7.08	Property		1	620 Fifth Avenue	New York	New York	NY	10020	Mixed Use	Office/Retail	1936	2019-2024
7.09	Property		1	610 Fifth Avenue	New York	New York	NY	10020	Mixed Use	Office/Retail	1932	2019-2024
7.10	Property		1	1270 Avenue Of The Americas	New York	New York	NY	10020	Office	CBD	1931	2019-2024
7.11	Property		1	30 Rock Condos	New York	New York	NY	10112	Office	CBD	1932	2019-2024
7.12	Property		1	The Little Nell	New York	New York	NY	10020	Hospitality	Full Service	1939	NAP
7.13	Property		1	Radio City Music Hall	New York	New York	NY	10020	Other	Theater	1932	2019-2024
7.14	Property		1	1240 Avenue Of The Americas	New York	New York	NY	10020	Retail	Anchored	1890	2019-2024
7.15	Property		1	1258 Avenue Of The Americas	New York	New York	NY	10020	Retail	Single Tenant	1933	2019-2024
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	Various	Various	Various	Various	Hospitality	Various	Various	Various
8.01	Property		1	Rogers (Bentonville) Embassy Suites	Rogers	Benton	AR	72758	Hospitality	Full Service	2003	2015-2018
8.02	Property		1	Frisco Embassy Suites	Frisco	Collin	TX	75034	Hospitality	Full Service	2005	2015, 2017
8.03	Property		1	Hilton Long Beach	Long Beach	Los Angeles	CA	90831	Hospitality	Full Service	1992	2015-2017
8.04	Property		1	San Marcos Embassy Suites	San Marcos	Hays	TX	78666	Hospitality	Full Service	2008	2023-2024
8.05	Property		1	Loveland Embassy Suites	Loveland	Larimer	CO	80538	Hospitality	Full Service	2009	NAP
8.06	Property		1	Albuquerque Embassy Suites	Albuquerque	Bernalillo	NM	87102	Hospitality	Full Service	2005	2022-2023
8.07	Property		1	Branson Chateau Hotel	Branson	Taney	MO	65616	Hospitality	Full Service	1997	NAP
8.08	Property		1	Lincoln Embassy Suites	Lincoln	Lancaster	NE	68508	Hospitality	Full Service	2000	2023-2024
8.09	Property		1	Richardson Renaissance	Richardson	Dallas and Collin	TX	75082	Hospitality	Full Service	2001	2018
8.10	Property		1	Charleston Embassy Suites	Charleston	Kanawha	WV	25301	Hospitality	Full Service	1997	2019
8.11	Property		1	Nashville South Embassy Suites	Franklin	Williamson	TN	37067	Hospitality	Full Service	2001	2015-2016
8.12	Property		1	La Vista Embassy Suites	La Vista	Sarpy	NE	68128	Hospitality	Full Service	2008	NAP
8.13	Property		1	St. Charles Embassy Suites	Saint Charles	St. Charles	MO	63303	Hospitality	Full Service	2005	2017-2018
8.14	Property		1	Hot Springs Embassy Suites	Hot Springs	Garland	AR	71901	Hospitality	Full Service	2003	NAP
8.15	Property		1	East Peoria Embassy Suites	East Peoria	Tazewell	IL	61611	Hospitality	Full Service	2008	NAP
8.16	Property		1	Tucson University Marriott	Tucson	Pima	AZ	85719	Hospitality	Full Service	1996	2017
8.17	Property		1	Embassy Suites Lexington UK Coldstream	Lexington	Fayette	KY	40511	Hospitality	Full Service	1999	NAP
8.18	Property		1	Normal Marriott Hotel	Normal	Mclean	IL	61761	Hospitality	Full Service	2009	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	Oklahoma City	Oklahoma	OK	73102	Hospitality	Select Service	2004	2014, 2019
8.20	Property		1	North Charleston Residence Inn	North Charleston	Charleston	SC	29418	Hospitality	Limited Service; Extended Stay	2004	2019-2020
8.21	Property		1	Oklahoma City Residence Inn	Oklahoma City	Oklahoma	OK	73104	Hospitality	Limited Service; Extended Stay	2007	NAP
8.22	Property		1	La Vista Courtyard by Marriott	La Vista	Sarpy	NE	68128	Hospitality	Select Service	2009	2019
8.23	Property		1	Springfield Residence Inn	Springfield	Greene	MO	65804	Hospitality	Limited Service; Extended Stay	2004	2019
8.24	Property		1	Fort Smith Courtyard by Marriott	Fort Smith	Sebastian	AR	72901	Hospitality	Select Service	2007	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	Elmhurst	Queens	NY	11373	Retail	Super Regional Mall	1973	2004
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	Various	Various	Various	Various	Multifamily	Various	Various	NAP
10.01	Property		1	Sentral Union Station	Denver	Denver	CO	80202	Multifamily	High Rise	2018	NAP
10.02	Property		1	Sentral Michigan Avenue	Chicago	Cook	IL	60605	Multifamily	High Rise	2019	NAP
10.03	Property		1	Sentral SoBro	Nashville	Davidson	TN	37203	Multifamily	High Rise	2021	NAP
10.04	Property		1	Sentral Wynwood	Miami	Miami-Dade	FL	33127	Multifamily	Mid Rise	2020	NAP
10.05	Property		1	Sentral at Austin 1614	Austin	Travis	TX	78702	Multifamily	Mid Rise	2019	NAP
10.06	Property		1	Sentral at Austin 1630	Austin	Travis	TX	78702	Multifamily	Mid Rise	2018	NAP
11.00	Loan		1	Waterside Marketplace	Chesterfield	Macomb	MI	48051	Retail	Anchored	2007, 2008, 2014, 2021	NAP
12.00	Loan		1	Lakeland Park Center	Lakeland	Polk	FL	33809	Retail	Anchored	2014	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	Dallas	Dallas	TX	75254	Office	CBD	2000	2020
14.00	Loan	43	1	Eaton Innovation Center	Southfield	Oakland	MI	48076	Office	R&D	1960	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	Mocksville	Davie	NC	27028	Industrial	Manufacturing	2018	NAP
16.00	Loan		1	144-25 Roosevelt Ave	Flushing	Queens	NY	11354	Multifamily	Mid Rise	1962	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	Various	Various	Various	Various	Various	Various	Various	Various
17.01	Property		1	200 Sidney	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office	2000	2016
17.02	Property		1	Lincoln Centre	Foster City	San Mateo	CA	94404	Mixed Use	Lab/Office	2017	NAP
17.03	Property		1	40 Erie Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office	1996	2015
17.04	Property		1	4570 Executive Drive	San Diego	San Diego	CA	92121	Mixed Use	Lab/Office	2000	2019
17.05	Property		1	9360-9390 Towne Centre Drive	San Diego	San Diego	CA	92121	Mixed Use	Lab/Office	1990	2020
17.06	Property		1	21 Erie Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office	1925	2018
17.07	Property		1	47 Erie Street Parking Structure	Cambridge	Middlesex	MA	02139	Other	Parking Garage	1997	NAP
17.08	Property		1	Eastgate Mall	San Diego	San Diego	CA	92121	Mixed Use	Lab/Office	1989	2020
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	Various	Various	Various	Various	Office	Medical	Various	Various
18.01	Property		1	High Point	High Point	Guilford	NC	27262	Office	Medical	2013	NAP
18.02	Property		1	Meridian Surgery Center	Meridian	Lauderdale	MS	39301	Office	Medical	1974	2003
18.03	Property		1	Mary Washington	Fredericksburg	Fredrericksburg	VA	22401	Office	Medical	1984	1999
19.00	Loan	64, 65	1	Hotel Indigo	Cleveland	Cuyahoga	OH	44115	Hospitality	Full Service	1997	2021
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	Rockville	City of Rockville	MD	20852	Hospitality	Full Service	1982	2018, 2024
21.00	Loan	5, 69	1	Euclid Apartments	Euclid	Cuyahoga	OH	44132	Multifamily	Garden	1968	2022
22.00	Loan	5, 70	1	175 Remsen Street	Brooklyn	Kings	NY	11201	Office	CBD	1962	2009
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	Phoenix	Maricopa	AZ	85037	Self Storage	Self Storage	2006	NAP

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	North Olmsted	Cuyahoga	OH	44070	Hospitality	Limited Service	2016	NAP
25.00	Loan	74	1	155 Elliott Avenue	Yonkers	Westchester	NY	10705	Multifamily	Garden	1927	2024
26.00	Loan		1	CLC Preserve Self-Storage	Pooler	Chatham	GA	31322	Self Storage	Self Storage	2020	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	Beaverton	Washington	OR	97007	Retail	Single Tenant	2014	NAP

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	568,813	SF	492.25	69,000,000	69,000,000	69,000,000	6.13000%	0.01936%
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	2,460,347	SF	73.16	69,000,000	69,000,000	69,000,000	5.97000%	0.02061%
2.01	Property		1	Carroll	219,400	SF		6,229,167	6,229,167	6,229,167
2.02	Property		1	Enterprise - Rucker Blvd	186,240	SF		5,567,917	5,567,917	5,567,917
2.03	Property		1	West Memphis	131,220	SF		4,975,667	4,975,667	4,975,667
2.04	Property		1	Belpre	136,250	SF		2,970,833	2,970,833	2,970,833
2.05	Property		1	Marietta	107,700	SF		2,932,500	2,932,500	2,932,500
2.06	Property		1	Enterprise - Geneva Hwy	142,125	SF		2,524,250	2,524,250	2,524,250
2.07	Property		1	Parkersburg - Garfield Ave	98,750	SF		2,491,667	2,491,667	2,491,667
2.08	Property		1	Bridgeport	75,080	SF		2,204,167	2,204,167	2,204,167
2.09	Property		1	Enterprise - Salem Rd	74,585	SF		2,137,083	2,137,083	2,137,083
2.10	Property		1	Elizabethton	48,550	SF		1,725,000	1,725,000	1,725,000
2.11	Property		1	Cedar Lake	73,317	SF		1,575,500	1,575,500	1,575,500
2.12	Property		1	Kannapolis	41,375	SF		1,544,833	1,544,833	1,544,833
2.13	Property		1	Johnson City - South Roan	34,500	SF		1,542,917	1,542,917	1,542,917
2.14	Property		1	Cincinnati	46,165	SF		1,472,000	1,472,000	1,472,000
2.15	Property		1	Mooresville	48,260	SF		1,414,500	1,414,500	1,414,500
2.16	Property		1	Bloomington	34,325	SF		1,355,083	1,355,083	1,355,083
2.17	Property		1	Newton	42,050	SF		1,353,167	1,353,167	1,353,167
2.18	Property		1	Proctorville	47,050	SF		1,322,500	1,322,500	1,322,500
2.19	Property		1	Kingsport - Brookside School	29,375	SF		1,284,167	1,284,167	1,284,167
2.20	Property		1	Bristol	35,250	SF		1,217,083	1,217,083	1,217,083
2.21	Property		1	Hurricane	31,175	SF		1,207,500	1,207,500	1,207,500
2.22	Property		1	Blountville	30,950	SF		1,197,917	1,197,917	1,197,917
2.23	Property		1	Little Rock	45,150	SF		1,192,167	1,192,167	1,192,167
2.24	Property		1	Cedar Lake - Wicker Ave	65,600	SF		1,188,333	1,188,333	1,188,333
2.25	Property		1	Clarksville	56,350	SF		1,140,417	1,140,417	1,140,417
2.26	Property		1	Parkersburg	54,525	SF		1,121,250	1,121,250	1,121,250
2.27	Property		1	Piney Flats	28,275	SF		977,500	977,500	977,500
2.28	Property		1	Cross Lanes	26,150	SF		977,500	977,500	977,500
2.29	Property		1	Shelby	43,250	SF		958,333	958,333	958,333
2.30	Property		1	Batesville	35,950	SF		958,333	958,333	958,333
2.31	Property		1	Greeneville	19,350	SF		881,667	881,667	881,667
2.32	Property		1	Cleveland - N. Washington	23,090	SF		824,167	824,167	824,167
2.33	Property		1	Morgantown - Lower Aarons	32,200	SF		824,167	824,167	824,167
2.34	Property		1	Morgantown - Canyon Rd	34,050	SF		805,000	805,000	805,000
2.35	Property		1	Asheville	12,080	SF		766,667	766,667	766,667
2.36	Property		1	Splendora - Old Hwy 59N	23,300	SF		647,833	647,833	647,833
2.37	Property		1	Nitro - 1st Ave S	19,250	SF		603,750	603,750	603,750
2.38	Property		1	Elkview	29,150	SF		575,000	575,000	575,000
2.39	Property		1	Nitro - 4131 1st St	25,775	SF		555,833	555,833	555,833
2.40	Property		1	Splendora - US-59	21,400	SF		460,000	460,000	460,000
2.41	Property		1	Conroe - Hwy 105E	16,200	SF		440,833	440,833	440,833
2.42	Property		1	Coolville	19,800	SF		412,083	412,083	412,083
2.43	Property		1	Little Hocking	19,910	SF		383,333	383,333	383,333
2.44	Property		1	Ravenswood	11,925	SF		371,833	371,833	371,833
2.45	Property		1	Racine	19,650	SF		352,667	352,667	352,667
2.46	Property		1	Cedar Lake - 127th Pl.	12,600	SF		310,500	310,500	310,500
2.47	Property		1	Conroe - Woodland Forest	10,200	SF		249,167	249,167	249,167
2.48	Property		1	Nitro - 11th St	9,950	SF		226,167	226,167	226,167
2.49	Property		1	Conroe - Bryant Rd	9,200	SF		164,833	164,833	164,833
2.50	Property		1	Cleveland - CR388	10,800	SF		143,750	143,750	143,750
2.51	Property		1	Nitro - 503 Main Ave	6,175	SF		128,417	128,417	128,417
2.52	Property		1	Nitro - 1202 Main Ave	5,350	SF		113,083	113,083	113,083
3.00	Loan		1	Sacramento Gateway	347,560	SF	176.95	61,500,000	61,500,000	60,258,685	6.45600%	0.02061%
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	2,573,860	SF	43.51	58,000,000	58,000,000	58,000,000	6.50300%	0.02061%
4.01	Property		1	2294 Molly Pitcher Highway	621,400	SF		14,344,643	14,344,643	14,344,643
4.02	Property		1	Steelway Industrial Park	661,623	SF		12,635,714	12,635,714	12,635,714
4.03	Property		1	1001 and 1011 AIP Drive	285,831	SF		10,046,429	10,046,429	10,046,429
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	SF		8,337,500	8,337,500	8,337,500
4.05	Property		1	Owens Brockway Distribution Warehouse	300,000	SF		5,644,643	5,644,643	5,644,643
4.06	Property		1	Marway Circle Industrial Buildings	176,348	SF		4,350,000	4,350,000	4,350,000
4.07	Property		1	DLG International, Inc.	130,735	SF		2,641,071	2,641,071	2,641,071
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	607	Rooms	89,574.82	54,400,000	54,371,913	51,931,074	7.60000%	0.02061%
5.01	Property		1	SpringHill Suites Tarrytown	145	Rooms		15,800,000	15,791,842	15,082,922
5.02	Property		1	Hilton Garden Inn Norwalk	170	Rooms		15,500,000	15,491,997	14,796,538
5.03	Property		1	Sheraton Tarrytown	150	Rooms		12,200,000	12,193,701	11,646,307
5.04	Property		1	Hilton Garden Inn Shelton	142	Rooms		10,900,000	10,894,372	10,405,307
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	357,481	SF	405.62	42,000,000	42,000,000	42,000,000	6.96000%	0.01936%
7.00	Loan	5, 24, 25	15	Rockefeller Center	7,207,470	SF	273.12	40,000,000	40,000,000	40,000,000	5.39209%	0.01874%

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
7.01	Property		1	30 Rockefeller Plaza	1,627,738	SF		17,132,571	17,132,571	17,132,571
7.02	Property		1	45 Rockefeller Plaza	1,299,726	SF		5,638,857	5,638,857	5,638,857
7.03	Property		1	10 Rockefeller Plaza	481,299	SF		3,056,000	3,056,000	3,056,000
7.04	Property		1	1230 Avenue Of The Americas	739,920	SF		2,984,000	2,984,000	2,984,000
7.05	Property		1	50 Rockefeller Plaza	508,677	SF		2,163,429	2,163,429	2,163,429
7.06	Property		1	1 Rockefeller Plaza	613,308	SF		1,606,857	1,606,857	1,606,857
7.07	Property		1	600 Fifth Avenue	436,788	SF		1,573,714	1,573,714	1,573,714
7.08	Property		1	620 Fifth Avenue	124,152	SF		1,475,429	1,475,429	1,475,429
7.09	Property		1	610 Fifth Avenue	134,265	SF		1,212,571	1,212,571	1,212,571
7.10	Property		1	1270 Avenue Of The Americas	521,518	SF		996,571	996,571	996,571
7.11	Property		1	30 Rock Condos	NAP	SF		656,000	656,000	656,000
7.12	Property		1	The Little Nell	160,019	SF		656,000	656,000	656,000
7.13	Property		1	Radio City Music Hall	548,250	SF		537,143	537,143	537,143
7.14	Property		1	1240 Avenue Of The Americas	5,761	SF		174,857	174,857	174,857
7.15	Property		1	1258 Avenue Of The Americas	6,049	SF		136,000	136,000	136,000
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	6,106	Rooms	76,121.85	35,000,000	35,000,000	35,000,000	5.53252353234854%	0.01861%
8.01	Property		1	Rogers (Bentonville) Embassy Suites	400	Rooms		3,437,817	3,437,817	3,437,817
8.02	Property		1	Frisco Embassy Suites	330	Rooms		2,632,569	2,632,569	2,632,569
8.03	Property		1	Hilton Long Beach	399	Rooms		2,475,655	2,475,655	2,475,655
8.04	Property		1	San Marcos Embassy Suites	283	Rooms		2,159,553	2,159,553	2,159,553
8.05	Property		1	Loveland Embassy Suites	263	Rooms		2,153,584	2,153,584	2,153,584
8.06	Property		1	Albuquerque Embassy Suites	261	Rooms		1,948,061	1,948,061	1,948,061
8.07	Property		1	Branson Chateau Hotel	301	Rooms		1,770,289	1,770,289	1,770,289
8.08	Property		1	Lincoln Embassy Suites	252	Rooms		1,696,416	1,696,416	1,696,416
8.09	Property		1	Richardson Renaissance	335	Rooms		1,632,386	1,632,386	1,632,386
8.10	Property		1	Charleston Embassy Suites	253	Rooms		1,604,492	1,604,492	1,604,492
8.11	Property		1	Nashville South Embassy Suites	250	Rooms		1,561,675	1,561,675	1,561,675
8.12	Property		1	La Vista Embassy Suites	257	Rooms		1,535,949	1,535,949	1,535,949
8.13	Property		1	St. Charles Embassy Suites	296	Rooms		1,284,162	1,284,162	1,284,162
8.14	Property		1	Hot Springs Embassy Suites	246	Rooms		1,160,543	1,160,543	1,160,543
8.15	Property		1	East Peoria Embassy Suites	226	Rooms		1,071,320	1,071,320	1,071,320
8.16	Property		1	Tucson University Marriott	250	Rooms		1,035,325	1,035,325	1,035,325
8.17	Property		1	Embassy Suites Lexington UK Coldstream	230	Rooms		998,939	998,939	998,939
8.18	Property		1	Normal Marriott Hotel	228	Rooms		961,665	961,665	961,665
8.19	Property		1	Oklahoma City Courtyard by Marriott	225	Rooms		816,904	816,904	816,904
8.20	Property		1	North Charleston Residence Inn	150	Rooms		769,076	769,076	769,076
8.21	Property		1	Oklahoma City Residence Inn	151	Rooms		714,888	714,888	714,888
8.22	Property		1	La Vista Courtyard by Marriott	246	Rooms		643,503	643,503	643,503
8.23	Property		1	Springfield Residence Inn	136	Rooms		535,482	535,482	535,482
8.24	Property		1	Fort Smith Courtyard by Marriott	138	Rooms		399,746	399,746	399,746
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	412,033	SF	1,274.17	30,000,000	30,000,000	30,000,000	5.37000%	0.01936%
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	1,790	Units	167,597.77	26,000,000	26,000,000	26,000,000	5.17971%	0.01936%
10.01	Property		1	Sentral Union Station	579	Units		9,904,762	9,904,762	9,904,762
10.02	Property		1	Sentral Michigan Avenue	479	Units		6,586,667	6,586,667	6,586,667
10.03	Property		1	Sentral SoBro	299	Units		3,961,905	3,961,905	3,961,905
10.04	Property		1	Sentral Wynwood	175	Units		3,219,048	3,219,048	3,219,048
10.05	Property		1	Sentral at Austin 1614	119	Units		1,287,619	1,287,619	1,287,619
10.06	Property		1	Sentral at Austin 1630	139	Units		1,040,000	1,040,000	1,040,000
11.00	Loan		1	Waterside Marketplace	276,244	SF	93.40	25,800,000	25,800,000	25,245,766	6.21000%	0.02061%
12.00	Loan		1	Lakeland Park Center	219,340	SF	109.42	24,000,000	24,000,000	24,000,000	6.47700%	0.02061%
13.00	Loan	5, 41, 42	1	International Plaza II	388,430	SF	201.65	21,995,000	21,995,000	21,995,000	7.43000%	0.01936%
14.00	Loan	43	1	Eaton Innovation Center	217,618	SF	94.09	20,475,000	20,475,000	20,475,000	5.20400%	0.02061%
15.00	Loan	44, 45	1	Mocksville Industrial	253,052	SF	67.18	17,000,000	17,000,000	17,000,000	7.39000%	0.02061%
16.00	Loan		1	144-25 Roosevelt Ave	161	Units	104,037.27	16,750,000	16,750,000	16,750,000	6.42000%	0.02061%
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	995,458	SF	552.40	16,500,000	16,500,000	16,500,000	5.48759809004295%	0.01936%
17.01	Property		1	200 Sidney	188,616	SF		5,309,309	5,309,309	5,309,309
17.02	Property		1	Lincoln Centre	360,000	SF		3,473,684	3,473,684	3,473,684
17.03	Property		1	40 Erie Street	106,638	SF		2,388,158	2,388,158	2,388,158
17.04	Property		1	4570 Executive Drive	125,550	SF		1,917,474	1,917,474	1,917,474
17.05	Property		1	9360-9390 Towne Centre Drive	147,577	SF		1,519,737	1,519,737	1,519,737
17.06	Property		1	21 Erie Street	51,914	SF		1,218,612	1,218,612	1,218,612
17.07	Property		1	47 Erie Street Parking Structure	447	Spaces		455,921	455,921	455,921
17.08	Property		1	Eastgate Mall	15,163	SF		217,105	217,105	217,105
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	53,058	SF	271.40	14,400,000	14,400,000	14,400,000	7.86700%	0.02061%
18.01	Property		1	High Point	22,965	SF		6,297,000	6,297,000	6,297,000
18.02	Property		1	Meridian Surgery Center	15,193	SF		4,689,000	4,689,000	4,689,000
18.03	Property		1	Mary Washington	14,900	SF		3,414,000	3,414,000	3,414,000
19.00	Loan	64, 65	1	Hotel Indigo	143	Rooms	94,405.59	13,500,000	13,500,000	13,500,000	7.26400%	0.02061%
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	315	Rooms	84,064.22	11,925,000	11,916,104	11,226,344	6.39000%	0.02061%
21.00	Loan	5, 69	1	Euclid Apartments	738	Units	71,815.72	10,000,000	10,000,000	10,000,000	7.06000%	0.01936%
22.00	Loan	5, 70	1	175 Remsen Street	130,404	SF	230.05	10,000,000	10,000,000	10,000,000	7.25000%	0.01936%
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	74,860	SF	126.90	9,500,000	9,500,000	9,500,000	5.95000%	0.02061%

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	118	Rooms	68,644.07	8,100,000	8,100,000	8,100,000	6.91000%	0.02061%
25.00	Loan	74	1	155 Elliott Avenue	24	Units	241,666.67	5,800,000	5,800,000	5,800,000	6.75000%	0.02061%
26.00	Loan		1	CLC Preserve Self-Storage	54,726	SF	85.88	4,700,000	4,700,000	4,700,000	6.19100%	0.02061%
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	14,550	SF	322.84	4,700,000	4,697,323	4,472,148	7.30000%	0.02061%

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	6.11064%	NAP	357,370.49	NAP	4,288,445.88	Interest Only	No
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	5.94939%	NAP	348,042.71	NAP	4,176,512.52	Interest Only	No
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	6.43539%	386,943.94	335,465.42	4,643,327.28	4,025,585.04	Interest Only, Amortizing Balloon	No
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	6.48239%	NAP	318,677.11	NAP	3,824,125.32	Interest Only	No
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	7.57939%	384,104.66	NAP	4,609,255.92	NAP	Amortizing Balloon	No
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	6.94064%	NAP	246,983.33	NAP	2,963,799.96	Interest Only	No
7.00	Loan	5, 24, 25	15	Rockefeller Center	5.37336%	NAP	179,736.33	NAP	2,156,835.96	Interest Only	No

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	5.51391353234854%	NAP	163,606.45	NAP	1,963,277.40	Interest Only	No
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	5.35064%	NAP	136,114.58	NAP	1,633,374.96	Interest Only	No
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	5.16035%	NAP	113,785.76	NAP	1,365,429.12	Interest Only	No
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	6.18939%	158,184.45	135,369.38	1,898,213.40	1,624,432.56	Interest Only, Amortizing Balloon	No
12.00	Loan		1	Lakeland Park Center	6.45639%	NAP	131,339.17	NAP	1,576,070.04	Interest Only	No
13.00	Loan	5, 41, 42	1	International Plaza II	7.41064%	NAP	138,077.18	NAP	1,656,926.16	Interest Only	No
14.00	Loan	43	1	Eaton Innovation Center	5.18339%	NAP	90,026.49	NAP	1,080,317.88	Interest Only	No
15.00	Loan	44, 45	1	Mocksville Industrial	7.36939%	NAP	106,145.72	NAP	1,273,748.64	Interest Only	No
16.00	Loan		1	144-25 Roosevelt Ave	6.39939%	NAP	90,857.12	NAP	1,090,285.44	Interest Only	No
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	5.46823809004295%	NAP	76,502.45	NAP	918,029.40	Interest Only	No
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	7.84639%	NAP	95,715.17	NAP	1,148,582.04	Interest Only	No
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	7.24339%	NAP	82,855.00	NAP	994,260.00	Interest Only	No
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	6.36939%	74,513.52	NAP	894,162.24	NAP	Amortizing Balloon	No
21.00	Loan	5, 69	1	Euclid Apartments	7.04064%	NAP	59,650.46	NAP	715,805.52	Interest Only	No
22.00	Loan	5, 70	1	175 Remsen Street	7.23064%	NAP	61,255.79	NAP	735,069.48	Interest Only	No
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	5.92939%	NAP	47,758.39	NAP	573,100.68	Interest Only	No

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	6.88939%	NAP	47,290.31	NAP	567,483.72	Interest Only	No
25.00	Loan	74	1	155 Elliott Avenue	6.72939%	NAP	33,078.13	NAP	396,937.56	Interest Only	No
26.00	Loan		1	CLC Preserve Self-Storage	6.17039%	NAP	24,584.86	NAP	295,018.32	Interest Only	No
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	7.27939%	32,221.83	NAP	386,661.96	NAP	Amortizing Balloon	No

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Actual/360	60	59	60	59	0	0	9/17/2024
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	Actual/360	60	60	60	60	0	0	10/31/2024
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	Actual/360	36	35	60	59	360	360	10/10/2024
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	Actual/360	60	59	60	59	0	0	10/2/2024
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	Actual/360	0	0	60	59	360	359	10/4/2024
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	Actual/360	60	57	60	57	0	0	7/19/2024
7.00	Loan	5, 24, 25	15	Rockefeller Center	30/360	60	60	60	60	0	0	10/18/2024

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	Actual/360	60	60	60	60	0	0	10/7/2024
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	Actual/360	60	60	60	60	0	0	10/28/2024
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	Actual/360	60	60	60	60	0	0	11/5/2024
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	Actual/360	36	36	60	60	360	360	10/16/2024
12.00	Loan		1	Lakeland Park Center	Actual/360	60	60	60	60	0	0	10/18/2024
13.00	Loan	5, 41, 42	1	International Plaza II	Actual/360	60	59	60	59	0	0	9/13/2024
14.00	Loan	43	1	Eaton Innovation Center	Actual/360	60	60	60	60	0	0	10/17/2024
15.00	Loan	44, 45	1	Mocksville Industrial	Actual/360	60	60	60	60	0	0	10/25/2024
16.00	Loan		1	144-25 Roosevelt Ave	Actual/360	60	59	60	59	0	0	9/27/2024
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	Actual/360	60	57	60	57	0	0	8/9/2024
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	Actual/360	60	60	60	60	0	0	10/15/2024
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	Actual/360	60	60	60	60	0	0	10/9/2024
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	Actual/360	0	0	60	59	360	359	9/13/2024
21.00	Loan	5, 69	1	Euclid Apartments	Actual/360	60	51	60	51	0	0	1/31/2024
22.00	Loan	5, 70	1	175 Remsen Street	Actual/360	60	59	60	59	0	0	9/10/2024
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	Actual/360	60	59	60	59	0	0	9/20/2024

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	Actual/360	60	59	60	59	0	0	9/30/2024
25.00	Loan	74	1	155 Elliott Avenue	Actual/360	60	60	60	60	0	0	10/16/2024
26.00	Loan		1	CLC Preserve Self-Storage	Actual/360	60	59	60	59	0	0	9/12/2024
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	Actual/360	0	0	60	59	360	359	10/9/2024

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	1	1	11/1/2024	NAP	10/1/2029	NAP	0	0
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	0	6	12/6/2024	NAP	11/6/2029	NAP	5	0
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	1	11	11/11/2024	11/11/2027	10/11/2029	NAP	2	0
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	1	6	11/6/2024	NAP	10/6/2029	NAP	0	0
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	1	6	11/6/2024	11/6/2024	10/6/2029	NAP	0	0
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	3	6	9/6/2024	NAP	8/6/2029	NAP	0	0
7.00	Loan	5, 24, 25	15	Rockefeller Center	0	9	12/9/2024	NAP	11/9/2029	NAP	0	0

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	0	6	12/6/2024	NAP	11/6/2029	NAP	0	0
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	0	6	12/6/2024	NAP	11/6/2029	NAP	5	0
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	0	6	12/6/2024	NAP	11/6/2029	NAP	0	0
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	0	11	12/11/2024	12/11/2027	11/11/2029	NAP	0	0
12.00	Loan		1	Lakeland Park Center	0	11	12/11/2024	NAP	11/11/2029	NAP	0	0
13.00	Loan	5, 41, 42	1	International Plaza II	1	1	11/1/2024	NAP	10/1/2029	NAP	0	0
14.00	Loan	43	1	Eaton Innovation Center	0	6	12/6/2024	NAP	11/6/2029	NAP	0	0
15.00	Loan	44, 45	1	Mocksville Industrial	0	6	12/6/2024	NAP	11/6/2029	NAP	0	0
16.00	Loan		1	144-25 Roosevelt Ave	1	6	11/6/2024	NAP	10/6/2029	NAP	0	0
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	3	9	9/9/2024	NAP	8/9/2029	NAP	0	0
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	0	6	12/6/2024	NAP	11/6/2029	NAP	0	0
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	0	6	12/6/2024	NAP	11/6/2029	NAP	0	0
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	1	11	11/11/2024	11/11/2024	10/11/2029	NAP	0	0
21.00	Loan	5, 69	1	Euclid Apartments	9	6	3/6/2024	NAP	2/6/2029	NAP	0	0
22.00	Loan	5, 70	1	175 Remsen Street	1	1	11/1/2024	NAP	10/1/2029	NAP	0	0
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	1	6	11/6/2024	NAP	10/6/2029	NAP	0	0

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	1	6	11/6/2024	NAP	10/6/2029	NAP	0	0
25.00	Loan	74	1	155 Elliott Avenue	0	6	12/6/2024	NAP	11/6/2029	NAP	0	0
26.00	Loan		1	CLC Preserve Self-Storage	1	11	11/11/2024	NAP	10/11/2029	NAP	0	0
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	1	6	11/6/2024	11/6/2024	10/6/2029	NAP	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	L(24),YM1(29),O(7)	32,153,664	8,699,508	23,454,156	6/30/2024	T-12	32,188,080	9,157,596
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	L(24),D(29),O(7)	24,537,945	6,293,461	18,244,484	8/31/2024	T-12	NAV	NAV
2.01	Property		1	Carroll		1,963,678	333,858	1,629,820	8/31/2024	T-12	NAV	NAV
2.02	Property		1	Enterprise - Rucker Blvd		1,778,183	318,895	1,459,288	8/31/2024	T-12	NAV	NAV
2.03	Property		1	West Memphis		1,521,906	351,003	1,170,903	8/31/2024	T-12	NAV	NAV
2.04	Property		1	Belpre		987,824	206,123	781,701	8/31/2024	T-12	NAV	NAV
2.05	Property		1	Marietta		917,800	177,485	740,316	8/31/2024	T-12	NAV	NAV
2.06	Property		1	Enterprise - Geneva Hwy		858,824	178,890	679,933	8/31/2024	T-12	NAV	NAV
2.07	Property		1	Parkersburg - Garfield Ave		1,135,890	220,359	915,531	8/31/2024	T-12	NAV	NAV
2.08	Property		1	Bridgeport		835,651	176,673	658,978	8/31/2024	T-12	NAV	NAV
2.09	Property		1	Enterprise - Salem Rd		723,628	147,346	576,282	8/31/2024	T-12	NAV	NAV
2.10	Property		1	Elizabethton		518,932	154,355	364,577	8/31/2024	T-12	NAV	NAV
2.11	Property		1	Cedar Lake		632,855	277,617	355,237	8/31/2024	T-12	NAV	NAV
2.12	Property		1	Kannapolis		543,573	157,110	386,464	8/31/2024	T-12	NAV	NAV
2.13	Property		1	Johnson City - South Roan		584,900	164,062	420,838	8/31/2024	T-12	NAV	NAV
2.14	Property		1	Cincinnati		556,499	228,837	327,662	8/31/2024	T-12	NAV	NAV
2.15	Property		1	Mooresville		485,581	140,884	344,697	8/31/2024	T-12	NAV	NAV
2.16	Property		1	Bloomington		448,084	113,622	334,462	8/31/2024	T-12	NAV	NAV
2.17	Property		1	Newton		419,763	128,754	291,009	8/31/2024	T-12	NAV	NAV
2.18	Property		1	Proctorville		374,318	66,011	308,307	8/31/2024	T-12	NAV	NAV
2.19	Property		1	Kingsport - Brookside School		362,617	112,240	250,377	8/31/2024	T-12	NAV	NAV
2.20	Property		1	Bristol		461,479	97,701	363,778	8/31/2024	T-12	NAV	NAV
2.21	Property		1	Hurricane		439,641	100,290	339,351	8/31/2024	T-12	NAV	NAV
2.22	Property		1	Blountville		470,069	127,278	342,791	8/31/2024	T-12	NAV	NAV
2.23	Property		1	Little Rock		393,303	109,001	284,302	8/31/2024	T-12	NAV	NAV
2.24	Property		1	Cedar Lake - Wicker Ave		422,515	220,958	201,558	8/31/2024	T-12	NAV	NAV
2.25	Property		1	Clarksville		474,246	147,396	326,850	8/31/2024	T-12	NAV	NAV
2.26	Property		1	Parkersburg		518,579	88,850	429,730	8/31/2024	T-12	NAV	NAV
2.27	Property		1	Piney Flats		395,299	106,994	288,305	8/31/2024	T-12	NAV	NAV
2.28	Property		1	Cross Lanes		369,446	104,324	265,122	8/31/2024	T-12	NAV	NAV
2.29	Property		1	Shelby		371,278	203,106	168,172	8/31/2024	T-12	NAV	NAV
2.30	Property		1	Batesville		410,188	116,404	293,784	8/31/2024	T-12	NAV	NAV
2.31	Property		1	Greeneville		308,448	73,723	234,725	8/31/2024	T-12	NAV	NAV
2.32	Property		1	Cleveland - N. Washington		338,982	122,337	216,645	8/31/2024	T-12	NAV	NAV
2.33	Property		1	Morgantown - Lower Aarons		341,994	64,441	277,553	8/31/2024	T-12	NAV	NAV
2.34	Property		1	Morgantown - Canyon Rd		376,026	90,186	285,841	8/31/2024	T-12	NAV	NAV
2.35	Property		1	Asheville		218,435	54,433	164,002	8/31/2024	T-12	NAV	NAV
2.36	Property		1	Splendora - Old Hwy 59N		245,874	76,957	168,916	8/31/2024	T-12	NAV	NAV
2.37	Property		1	Nitro - 1st Ave S		280,595	70,707	209,888	8/31/2024	T-12	NAV	NAV
2.38	Property		1	Elkview		310,283	97,181	213,101	8/31/2024	T-12	NAV	NAV
2.39	Property		1	Nitro - 4131 1st St		231,474	61,742	169,733	8/31/2024	T-12	NAV	NAV
2.40	Property		1	Splendora - US-59		205,704	87,863	117,841	8/31/2024	T-12	NAV	NAV
2.41	Property		1	Conroe - Hwy 105E		161,791	60,287	101,503	8/31/2024	T-12	NAV	NAV
2.42	Property		1	Coolville		143,131	33,216	109,914	8/31/2024	T-12	NAV	NAV
2.43	Property		1	Little Hocking		137,714	23,487	114,226	8/31/2024	T-12	NAV	NAV
2.44	Property		1	Ravenswood		147,584	27,825	119,759	8/31/2024	T-12	NAV	NAV
2.45	Property		1	Racine		124,794	26,642	98,153	8/31/2024	T-12	NAV	NAV
2.46	Property		1	Cedar Lake - 127th Pl.		117,387	58,714	58,673	8/31/2024	T-12	NAV	NAV
2.47	Property		1	Conroe - Woodland Forest		94,618	25,595	69,023	8/31/2024	T-12	NAV	NAV
2.48	Property		1	Nitro - 11th St		109,161	28,919	80,242	8/31/2024	T-12	NAV	NAV
2.49	Property		1	Conroe - Bryant Rd		81,094	34,471	46,622	8/31/2024	T-12	NAV	NAV
2.50	Property		1	Cleveland - CR388		61,950	37,883	24,067	8/31/2024	T-12	NAV	NAV
2.51	Property		1	Nitro - 503 Main Ave		71,076	39,905	31,171	8/31/2024	T-12	NAV	NAV
2.52	Property		1	Nitro - 1202 Main Ave		53,283	20,522	32,761	8/31/2024	T-12	NAV	NAV
3.00	Loan		1	Sacramento Gateway	L(25),D(28),O(7)	8,786,122	3,502,600	5,283,522	7/31/2024	T-12	7,890,412	3,467,428
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	L(12),YM1(44),O(4)	15,050,961	4,261,786	10,789,175	7/31/2024	T-12	14,903,689	4,341,356
4.01	Property		1	2294 Molly Pitcher Highway		3,625,112	669,978	2,955,134	7/31/2024	T-12	3,585,894	785,556
4.02	Property		1	Steelway Industrial Park		2,676,640	970,152	1,706,488	7/31/2024	T-12	2,791,393	1,028,146
4.03	Property		1	1001 and 1011 AIP Drive		2,010,724	537,301	1,473,423	7/31/2024	T-12	1,963,992	527,234
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)		2,803,457	987,423	1,816,034	7/31/2024	T-12	2,880,913	930,877
4.05	Property		1	Owens Brockway Distribution Warehouse		1,372,962	381,632	991,330	7/31/2024	T-12	1,418,620	351,962
4.06	Property		1	Marway Circle Industrial Buildings		1,427,499	449,251	978,248	7/31/2024	T-12	1,316,654	474,069
4.07	Property		1	DLG International, Inc.		1,134,567	266,050	868,518	7/31/2024	T-12	946,222	243,513
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	L(25),D(28),O(7)	29,048,224	20,669,301	8,378,923	8/31/2024	T-12	28,578,832	20,412,614
5.01	Property		1	SpringHill Suites Tarrytown		6,896,863	4,624,855	2,272,008	8/31/2024	T-12	7,022,942	4,562,134
5.02	Property		1	Hilton Garden Inn Norwalk		8,420,809	5,883,914	2,536,895	8/31/2024	T-12	7,912,098	5,585,724
5.03	Property		1	Sheraton Tarrytown		8,375,645	6,377,483	1,998,162	8/31/2024	T-12	8,461,967	6,581,297
5.04	Property		1	Hilton Garden Inn Shelton		5,354,907	3,783,049	1,571,858	8/31/2024	T-12	5,181,825	3,683,459
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	L(24),YM1(3),DorYM1(26),O(7)	23,822,190	6,885,252	16,936,938	5/31/2024	T-12	23,927,769	6,281,296
7.00	Loan	5, 24, 25	15	Rockefeller Center	L(24),D(29),O(7)	694,432,418	388,843,893	305,588,525	7/31/2024	T-12	679,696,998	407,293,663

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
7.01	Property		1	30 Rockefeller Plaza		270,891,676	131,596,781	139,294,894	7/31/2024	T-12	266,605,086	138,486,714
7.02	Property		1	45 Rockefeller Plaza		103,491,096	59,610,687	43,880,409	7/31/2024	T-12	96,073,063	61,160,117
7.03	Property		1	10 Rockefeller Plaza		54,538,417	26,359,050	28,179,368	7/31/2024	T-12	45,458,782	28,808,863
7.04	Property		1	1230 Avenue Of The Americas		57,002,139	34,208,749	22,793,391	7/31/2024	T-12	58,338,849	35,081,923
7.05	Property		1	50 Rockefeller Plaza		40,124,564	22,904,676	17,219,888	7/31/2024	T-12	36,893,555	22,727,691
7.06	Property		1	1 Rockefeller Plaza		35,809,006	28,723,104	7,085,902	7/31/2024	T-12	43,659,864	30,580,350
7.07	Property		1	600 Fifth Avenue		44,399,155	22,378,100	22,021,055	7/31/2024	T-12	43,359,726	26,714,078
7.08	Property		1	620 Fifth Avenue		18,337,497	10,274,947	8,062,550	7/31/2024	T-12	17,755,128	10,180,241
7.09	Property		1	610 Fifth Avenue		16,521,285	9,543,317	6,977,968	7/31/2024	T-12	16,305,296	9,505,243
7.10	Property		1	1270 Avenue Of The Americas		29,352,325	23,131,231	6,221,093	7/31/2024	T-12	31,175,857	23,500,292
7.11	Property		1	30 Rock Condos		NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.12	Property		1	The Little Nell		NAV	NAV	NAV	NAV	NAP	NAV	NAV
7.13	Property		1	Radio City Music Hall		20,813,066	19,448,685	1,364,380	7/31/2024	T-12	20,988,471	19,893,209
7.14	Property		1	1240 Avenue Of The Americas		1,674,454	237,857	1,436,598	7/31/2024	T-12	1,630,374	232,363
7.15	Property		1	1258 Avenue Of The Americas		1,477,739	426,710	1,051,029	7/31/2024	T-12	1,452,948	422,579
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	YM1(24),DorYM1(29),O(7)	380,097,056	259,589,891	120,507,166	8/31/2024	T-12	365,891,863	252,422,183
8.01	Property		1	Rogers (Bentonville) Embassy Suites		30,748,522	17,352,106	13,396,416	8/31/2024	T-12	28,071,690	15,937,075
8.02	Property		1	Frisco Embassy Suites		25,060,603	15,917,021	9,143,581	8/31/2024	T-12	23,421,041	16,198,038
8.03	Property		1	Hilton Long Beach		33,535,892	25,188,834	8,347,058	8/31/2024	T-12	33,499,607	25,027,568
8.04	Property		1	San Marcos Embassy Suites		21,855,879	14,296,282	7,559,597	8/31/2024	T-12	21,085,957	13,875,623
8.05	Property		1	Loveland Embassy Suites		22,086,703	14,704,501	7,382,202	8/31/2024	T-12	20,543,052	14,391,851
8.06	Property		1	Albuquerque Embassy Suites		20,055,242	13,542,201	6,513,041	8/31/2024	T-12	16,885,278	12,129,020
8.07	Property		1	Branson Chateau Hotel		21,589,992	14,868,125	6,721,867	8/31/2024	T-12	21,444,155	14,745,192
8.08	Property		1	Lincoln Embassy Suites		12,659,936	9,245,533	3,414,403	8/31/2024	T-12	14,439,553	9,440,579
8.09	Property		1	Richardson Renaissance		19,025,832	13,283,910	5,741,922	8/31/2024	T-12	17,928,421	12,475,030
8.10	Property		1	Charleston Embassy Suites		16,448,104	10,812,540	5,635,563	8/31/2024	T-12	15,434,074	10,136,584
8.11	Property		1	Nashville South Embassy Suites		16,145,854	10,765,838	5,380,016	8/31/2024	T-12	15,538,099	10,212,692
8.12	Property		1	La Vista Embassy Suites		18,055,897	13,166,607	4,889,290	8/31/2024	T-12	17,536,958	12,591,239
8.13	Property		1	St. Charles Embassy Suites		16,210,347	12,105,241	4,105,106	8/31/2024	T-12	15,858,101	11,625,978
8.14	Property		1	Hot Springs Embassy Suites		11,753,669	7,923,828	3,829,841	8/31/2024	T-12	11,554,866	8,103,549
8.15	Property		1	East Peoria Embassy Suites		14,257,346	10,207,885	4,049,461	8/31/2024	T-12	14,270,606	10,107,651
8.16	Property		1	Tucson University Marriott		13,979,064	10,326,339	3,652,725	8/31/2024	T-12	14,315,598	10,350,875
8.17	Property		1	Embassy Suites Lexington UK Coldstream		12,377,993	8,949,759	3,428,233	8/31/2024	T-12	11,893,566	8,719,466
8.18	Property		1	Normal Marriott Hotel		12,471,489	9,607,436	2,864,053	8/31/2024	T-12	12,337,230	9,690,237
8.19	Property		1	Oklahoma City Courtyard by Marriott		9,994,045	6,705,556	3,288,489	8/31/2024	T-12	9,371,730	6,690,458
8.20	Property		1	North Charleston Residence Inn		6,894,592	4,261,319	2,633,273	8/31/2024	T-12	6,623,240	4,244,963
8.21	Property		1	Oklahoma City Residence Inn		6,952,366	4,149,774	2,802,592	8/31/2024	T-12	6,674,143	4,030,954
8.22	Property		1	La Vista Courtyard by Marriott		7,516,524	5,055,194	2,461,330	8/31/2024	T-12	6,905,035	4,837,342
8.23	Property		1	Springfield Residence Inn		5,615,208	3,726,346	1,888,862	8/31/2024	T-12	5,493,217	3,645,285
8.24	Property		1	Fort Smith Courtyard by Marriott		4,805,957	3,427,713	1,378,244	8/31/2024	T-12	4,766,647	3,214,935
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	L(24),DorYM1(29),O(7)	96,970,236	47,239,932	49,730,304	9/30/2024	T-12	99,301,114	46,818,839
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	YM1(24),DorYM1(29),O(7)	76,663,306	36,042,734	40,620,572	8/31/2024	T-12	73,616,286	33,915,128
10.01	Property		1	Sentral Union Station		24,245,656	9,411,569	14,834,087	8/31/2024	T-12	23,647,689	9,100,228
10.02	Property		1	Sentral Michigan Avenue		20,922,430	10,869,829	10,052,601	8/31/2024	T-12	20,479,947	10,041,082
10.03	Property		1	Sentral SoBro		13,485,613	5,921,660	7,563,953	8/31/2024	T-12	12,275,920	5,936,535
10.04	Property		1	Sentral Wynwood		10,389,145	5,602,851	4,786,294	8/31/2024	T-12	9,523,952	4,851,425
10.05	Property		1	Sentral at Austin 1614		4,130,529	2,250,385	1,880,144	8/31/2024	T-12	4,190,001	2,134,606
10.06	Property		1	Sentral at Austin 1630		3,489,933	1,986,440	1,503,493	8/31/2024	T-12	3,498,777	1,851,252
11.00	Loan		1	Waterside Marketplace	L(24),D(29),O(7)	4,709,824	1,719,614	2,990,209	07/31/2024	T-12	4,458,628	1,789,737
12.00	Loan		1	Lakeland Park Center	L(24),D(29),O(7)	4,266,237	1,147,247	3,118,990	8/31/2024	T-6 Annualized	4,067,248	1,307,277
13.00	Loan	5, 41, 42	1	International Plaza II	L(24),YM1(30),O(6)	16,471,156	7,566,655	8,904,501	6/30/2024	T-12	13,977,644	7,603,837
14.00	Loan	43	1	Eaton Innovation Center	L(23),YM1(1),DorYM1(31),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15.00	Loan	44, 45	1	Mocksville Industrial	L(24),D(29),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.00	Loan		1	144-25 Roosevelt Ave	L(25),D(28),O(7)	3,200,192	1,559,953	1,640,239	8/31/2024	T-12	3,052,504	1,509,574
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	YM0.5(27),DorYM0.5(26),O(7)	85,469,946	25,221,741	60,248,205	3/31/2024	T-12	84,472,430	25,317,096
17.01	Property		1	200 Sidney		23,664,042	6,898,096	16,765,946	3/31/2024	T-12	22,759,084	6,921,719
17.02	Property		1	Lincoln Centre		18,183,731	5,093,898	13,089,833	3/31/2024	T-12	18,193,066	5,181,882
17.03	Property		1	40 Erie Street		14,104,382	4,651,964	9,452,417	3/31/2024	T-12	14,006,653	4,579,941
17.04	Property		1	4570 Executive Drive		10,674,557	3,762,645	6,911,912	3/31/2024	T-12	10,861,584	3,817,054
17.05	Property		1	9360-9390 Towne Centre Drive		9,014,947	2,866,298	6,148,648	3/31/2024	T-12	8,970,666	2,982,548
17.06	Property		1	21 Erie Street		5,993,729	1,152,875	4,840,853	3/31/2024	T-12	5,866,478	1,065,329
17.07	Property		1	47 Erie Street Parking Structure		2,782,533	580,403	2,202,130	3/31/2024	T-12	2,770,094	552,837
17.08	Property		1	Eastgate Mall		1,052,026	215,560	836,466	3/31/2024	T-12	1,044,805	215,786
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	L(12),YM1(41),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.01	Property		1	High Point		NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.02	Property		1	Meridian Surgery Center		NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.03	Property		1	Mary Washington		NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.00	Loan	64, 65	1	Hotel Indigo	L(24),D(29),O(7)	7,404,624	5,128,578	2,276,046	8/31/2024	T-12	6,585,538	4,897,585
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	L(25),D(28),O(7)	14,745,301	10,356,632	4,388,669	6/30/2024	T-12	14,139,324	10,040,078
21.00	Loan	5, 69	1	Euclid Apartments	L(33),D(23),O(4)	9,063,523	2,774,871	6,288,651	7/31/2024	T-12	8,905,892	2,772,457
22.00	Loan	5, 70	1	175 Remsen Street	L(25),D(31),O(4)	6,966,755	3,105,037	3,861,718	6/30/2024	T-12	6,840,533	3,122,456
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	L(25),D(28),O(7)	1,197,978	386,717	811,261	7/31/2024	T-12	1,271,735	419,439

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	L(25),D(28),O(7)	4,249,150	3,004,852	1,244,298	8/31/2024	T-12	3,944,573	2,876,163
25.00	Loan	74	1	155 Elliott Avenue	L(24),D(29),O(7)	585,184	111,499	473,685	9/30/2024	T-6 Annualized	NAV	NAV
26.00	Loan		1	CLC Preserve Self-Storage	L(25),D(31),O(4)	573,515	164,909	408,606	7/31/2024	T-12	588,243	140,550
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	L(12),YM1(41),O(7)	470,650	0	470,650	7/31/2024	T-12	470,650	0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	23,030,484	12/31/2023	T-12	31,351,881	9,203,234	22,148,647	12/31/2022	T-12
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.01	Property		1	Carroll	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.02	Property		1	Enterprise - Rucker Blvd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.03	Property		1	West Memphis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.04	Property		1	Belpre	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.05	Property		1	Marietta	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.06	Property		1	Enterprise - Geneva Hwy	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.07	Property		1	Parkersburg - Garfield Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.08	Property		1	Bridgeport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.09	Property		1	Enterprise - Salem Rd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.10	Property		1	Elizabethton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.11	Property		1	Cedar Lake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.12	Property		1	Kannapolis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.13	Property		1	Johnson City - South Roan	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.14	Property		1	Cincinnati	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.15	Property		1	Mooresville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.16	Property		1	Bloomington	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.17	Property		1	Newton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.18	Property		1	Proctorville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.19	Property		1	Kingsport - Brookside School	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.20	Property		1	Bristol	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.21	Property		1	Hurricane	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.22	Property		1	Blountville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.23	Property		1	Little Rock	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.24	Property		1	Cedar Lake - Wicker Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.25	Property		1	Clarksville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.26	Property		1	Parkersburg	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.27	Property		1	Piney Flats	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.28	Property		1	Cross Lanes	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.29	Property		1	Shelby	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.30	Property		1	Batesville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.31	Property		1	Greeneville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.32	Property		1	Cleveland - N. Washington	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.33	Property		1	Morgantown - Lower Aarons	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.34	Property		1	Morgantown - Canyon Rd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.35	Property		1	Asheville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.36	Property		1	Splendora - Old Hwy 59N	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.37	Property		1	Nitro - 1st Ave S	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.38	Property		1	Elkview	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.39	Property		1	Nitro - 4131 1st St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.40	Property		1	Splendora - US-59	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.41	Property		1	Conroe - Hwy 105E	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.42	Property		1	Coolville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.43	Property		1	Little Hocking	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.44	Property		1	Ravenswood	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.45	Property		1	Racine	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.46	Property		1	Cedar Lake - 127th Pl.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.47	Property		1	Conroe - Woodland Forest	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.48	Property		1	Nitro - 11th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.49	Property		1	Conroe - Bryant Rd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.50	Property		1	Cleveland - CR388	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.51	Property		1	Nitro - 503 Main Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.52	Property		1	Nitro - 1202 Main Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.00	Loan		1	Sacramento Gateway	4,422,984	12/31/2023	T-12	7,828,724	3,281,350	4,547,374	12/31/2022	T-12
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	10,562,333	12/31/2023	T-12	13,293,562	4,062,246	9,231,316	12/31/2022	T-12
4.01	Property		1	2294 Molly Pitcher Highway	2,800,338	12/31/2023	T-12	3,454,680	768,080	2,686,600	12/31/2022	T-12
4.02	Property		1	Steelway Industrial Park	1,763,247	12/31/2023	T-12	2,328,916	859,347	1,469,569	12/31/2022	T-12
4.03	Property		1	1001 and 1011 AIP Drive	1,436,758	12/31/2023	T-12	1,917,807	493,404	1,424,403	12/31/2022	T-12
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	1,950,036	12/31/2023	T-12	2,724,811	930,026	1,794,785	12/31/2022	T-12
4.05	Property		1	Owens Brockway Distribution Warehouse	1,066,659	12/31/2023	T-12	1,057,851	390,119	667,732	12/31/2022	T-12
4.06	Property		1	Marway Circle Industrial Buildings	842,585	12/31/2023	T-12	1,198,279	471,115	727,164	12/31/2022	T-12
4.07	Property		1	DLG International, Inc.	702,709	12/31/2023	T-12	611,218	150,155	461,063	12/31/2022	T-12
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	8,166,218	12/31/2023	T-12	25,354,836	18,327,659	7,027,177	12/31/2022	T-12
5.01	Property		1	SpringHill Suites Tarrytown	2,460,808	12/31/2023	T-12	5,697,718	4,458,145	1,239,573	12/31/2022	T-12
5.02	Property		1	Hilton Garden Inn Norwalk	2,326,374	12/31/2023	T-12	7,104,831	4,916,750	2,188,081	12/31/2022	T-12
5.03	Property		1	Sheraton Tarrytown	1,880,670	12/31/2023	T-12	7,304,797	5,780,639	1,524,158	12/31/2022	T-12
5.04	Property		1	Hilton Garden Inn Shelton	1,498,366	12/31/2023	T-12	5,247,490	3,172,125	2,075,365	12/31/2022	T-12
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	17,646,474	12/31/2023	T-12	23,113,232	5,718,587	17,394,645	12/31/2022	T-12
7.00	Loan	5, 24, 25	15	Rockefeller Center	272,403,335	12/31/2023	T-12	627,505,587	370,835,572	256,670,015	12/31/2022	T-12

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description
7.01	Property		1	30 Rockefeller Plaza	128,118,373	12/31/2023	T-12	250,681,979	108,403,722	142,278,257	12/31/2022	T-12
7.02	Property		1	45 Rockefeller Plaza	34,912,946	12/31/2023	T-12	82,793,005	58,792,245	24,000,760	12/31/2022	T-12
7.03	Property		1	10 Rockefeller Plaza	16,649,919	12/31/2023	T-12	37,439,575	26,144,900	11,294,675	12/31/2022	T-12
7.04	Property		1	1230 Avenue Of The Americas	23,256,925	12/31/2023	T-12	56,173,910	37,053,201	19,120,710	12/31/2022	T-12
7.05	Property		1	50 Rockefeller Plaza	14,165,865	12/31/2023	T-12	20,884,318	22,131,253	(1,246,934)	12/31/2022	T-12
7.06	Property		1	1 Rockefeller Plaza	13,079,514	12/31/2023	T-12	49,310,487	30,383,515	18,926,972	12/31/2022	T-12
7.07	Property		1	600 Fifth Avenue	16,645,648	12/31/2023	T-12	39,929,880	26,130,944	13,798,936	12/31/2022	T-12
7.08	Property		1	620 Fifth Avenue	7,574,887	12/31/2023	T-12	16,121,155	8,625,171	7,495,984	12/31/2022	T-12
7.09	Property		1	610 Fifth Avenue	6,800,053	12/31/2023	T-12	15,004,229	8,550,129	6,454,101	12/31/2022	T-12
7.10	Property		1	1270 Avenue Of The Americas	7,675,564	12/31/2023	T-12	33,921,931	24,330,905	9,591,026	12/31/2022	T-12
7.11	Property		1	30 Rock Condos	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.12	Property		1	The Little Nell	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.13	Property		1	Radio City Music Hall	1,095,262	12/31/2023	T-12	22,558,687	19,703,099	2,855,588	12/31/2022	T-12
7.14	Property		1	1240 Avenue Of The Americas	1,398,010	12/31/2023	T-12	1,262,512	179,305	1,083,206	12/31/2022	T-12
7.15	Property		1	1258 Avenue Of The Americas	1,030,369	12/31/2023	T-12	1,423,917	407,183	1,016,734	12/31/2022	T-12
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	113,469,681	12/31/2023	T-12	326,379,817	225,387,138	100,992,678	12/31/2022	T-12
8.01	Property		1	Rogers (Bentonville) Embassy Suites	12,134,614	12/31/2023	T-12	26,041,560	14,361,354	11,680,206	12/31/2022	T-12
8.02	Property		1	Frisco Embassy Suites	7,223,003	12/31/2023	T-12	19,826,490	14,807,051	5,019,438	12/31/2022	T-12
8.03	Property		1	Hilton Long Beach	8,472,039	12/31/2023	T-12	27,827,873	21,986,755	5,841,118	12/31/2022	T-12
8.04	Property		1	San Marcos Embassy Suites	7,210,334	12/31/2023	T-12	18,830,319	12,527,477	6,302,842	12/31/2022	T-12
8.05	Property		1	Loveland Embassy Suites	6,151,201	12/31/2023	T-12	17,380,417	12,350,952	5,029,465	12/31/2022	T-12
8.06	Property		1	Albuquerque Embassy Suites	4,756,258	12/31/2023	T-12	16,603,918	11,627,302	4,976,615	12/31/2022	T-12
8.07	Property		1	Branson Chateau Hotel	6,698,963	12/31/2023	T-12	19,598,567	12,976,559	6,622,008	12/31/2022	T-12
8.08	Property		1	Lincoln Embassy Suites	4,998,974	12/31/2023	T-12	13,741,581	8,867,230	4,874,351	12/31/2022	T-12
8.09	Property		1	Richardson Renaissance	5,453,391	12/31/2023	T-12	13,333,036	9,825,974	3,507,062	12/31/2022	T-12
8.10	Property		1	Charleston Embassy Suites	5,297,491	12/31/2023	T-12	13,779,547	9,233,645	4,545,901	12/31/2022	T-12
8.11	Property		1	Nashville South Embassy Suites	5,325,407	12/31/2023	T-12	13,947,743	9,330,696	4,617,048	12/31/2022	T-12
8.12	Property		1	La Vista Embassy Suites	4,945,719	12/31/2023	T-12	16,461,054	11,273,393	5,187,661	12/31/2022	T-12
8.13	Property		1	St. Charles Embassy Suites	4,232,123	12/31/2023	T-12	14,662,170	10,204,861	4,457,309	12/31/2022	T-12
8.14	Property		1	Hot Springs Embassy Suites	3,451,317	12/31/2023	T-12	10,505,409	7,452,792	3,052,617	12/31/2022	T-12
8.15	Property		1	East Peoria Embassy Suites	4,162,955	12/31/2023	T-12	11,779,114	8,275,841	3,503,273	12/31/2022	T-12
8.16	Property		1	Tucson University Marriott	3,964,723	12/31/2023	T-12	13,029,808	9,104,596	3,925,212	12/31/2022	T-12
8.17	Property		1	Embassy Suites Lexington UK Coldstream	3,174,099	12/31/2023	T-12	10,773,034	7,711,590	3,061,444	12/31/2022	T-12
8.18	Property		1	Normal Marriott Hotel	2,646,992	12/31/2023	T-12	10,906,050	8,856,728	2,049,323	12/31/2022	T-12
8.19	Property		1	Oklahoma City Courtyard by Marriott	2,681,273	12/31/2023	T-12	8,519,605	6,227,059	2,292,546	12/31/2022	T-12
8.20	Property		1	North Charleston Residence Inn	2,378,277	12/31/2023	T-12	6,948,786	4,176,037	2,772,748	12/31/2022	T-12
8.21	Property		1	Oklahoma City Residence Inn	2,643,189	12/31/2023	T-12	6,072,360	3,681,225	2,391,135	12/31/2022	T-12
8.22	Property		1	La Vista Courtyard by Marriott	2,067,694	12/31/2023	T-12	6,502,803	4,282,547	2,220,256	12/31/2022	T-12
8.23	Property		1	Springfield Residence Inn	1,847,931	12/31/2023	T-12	4,696,416	3,059,011	1,637,405	12/31/2022	T-12
8.24	Property		1	Fort Smith Courtyard by Marriott	1,551,713	12/31/2023	T-12	4,612,159	3,186,465	1,425,693	12/31/2022	T-12
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	52,482,275	12/31/2023	T-12	102,751,752	47,275,208	55,476,544	12/31/2022	T-12
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	39,701,158	12/31/2023	T-12	63,405,386	30,964,495	32,440,891	12/31/2022	T-12
10.01	Property		1	Sentral Union Station	14,547,461	12/31/2023	T-12	24,298,997	9,156,432	15,142,565	12/31/2022	T-12
10.02	Property		1	Sentral Michigan Avenue	10,438,865	12/31/2023	T-12	17,707,410	8,536,783	9,170,627	12/31/2022	T-12
10.03	Property		1	Sentral SoBro	6,339,385	12/31/2023	T-12	5,496,125	3,698,661	1,797,465	12/31/2022	T-12
10.04	Property		1	Sentral Wynwood	4,672,526	12/31/2023	T-12	9,408,632	5,159,702	4,248,930	12/31/2022	T-12
10.05	Property		1	Sentral at Austin 1614	2,055,395	12/31/2023	T-12	3,068,558	2,429,578	638,980	12/31/2022	T-12
10.06	Property		1	Sentral at Austin 1630	1,647,525	12/31/2023	T-12	3,425,663	1,983,339	1,442,325	12/31/2022	T-12
11.00	Loan		1	Waterside Marketplace	2,668,891	12/31/2023	T-12	5,352,244	1,857,302	3,494,942	12/31/2022	T-12
12.00	Loan		1	Lakeland Park Center	2,759,970	12/31/2023	T-12	4,044,686	1,231,101	2,813,585	12/31/2022	T-12
13.00	Loan	5, 41, 42	1	International Plaza II	6,373,807	12/31/2023	T-12	10,764,472	4,987,469	5,777,003	12/31/2022	T-12
14.00	Loan	43	1	Eaton Innovation Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15.00	Loan	44, 45	1	Mocksville Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.00	Loan		1	144-25 Roosevelt Ave	1,542,930	12/31/2023	T-12	2,961,325	1,409,886	1,551,439	12/31/2022	T-12
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	59,155,334	12/31/2023	T-12	82,497,597	23,810,406	58,687,190	12/31/2022	T-12
17.01	Property		1	200 Sidney	15,837,365	12/31/2023	T-12	22,214,851	6,661,111	15,553,740	12/31/2022	T-12
17.02	Property		1	Lincoln Centre	13,011,184	12/31/2023	T-12	17,847,308	5,067,069	12,780,239	12/31/2022	T-12
17.03	Property		1	40 Erie Street	9,426,712	12/31/2023	T-12	12,121,371	4,032,638	8,088,733	12/31/2022	T-12
17.04	Property		1	4570 Executive Drive	7,044,530	12/31/2023	T-12	10,448,701	3,452,658	6,996,043	12/31/2022	T-12
17.05	Property		1	9360-9390 Towne Centre Drive	5,988,118	12/31/2023	T-12	10,779,744	2,856,444	7,923,300	12/31/2022	T-12
17.06	Property		1	21 Erie Street	4,801,149	12/31/2023	T-12	5,677,004	998,372	4,678,632	12/31/2022	T-12
17.07	Property		1	47 Erie Street Parking Structure	2,217,257	12/31/2023	T-12	2,433,387	591,553	1,841,834	12/31/2022	T-12
17.08	Property		1	Eastgate Mall	829,019	12/31/2023	T-12	975,231	150,562	824,669	12/31/2022	T-12
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.01	Property		1	High Point	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.02	Property		1	Meridian Surgery Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.03	Property		1	Mary Washington	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.00	Loan	64, 65	1	Hotel Indigo	1,687,952	12/31/2023	T-12	6,183,675	4,263,316	1,920,359	12/31/2022	T-12
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	4,099,245	12/31/2023	T-12	10,350,372	8,007,790	2,342,582	12/31/2022	T-12
21.00	Loan	5, 69	1	Euclid Apartments	6,133,435	12/31/2023	T-12	8,464,424	2,528,661	5,935,763	12/31/2022	T-12
22.00	Loan	5, 70	1	175 Remsen Street	3,718,077	12/31/2023	T-12	6,580,021	3,044,934	3,535,086	12/31/2022	T-12
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	852,296	12/31/2023	T-12	1,304,348	415,911	888,438	12/31/2022	T-12

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	1,068,410	12/31/2023	T-12	3,689,028	2,642,600	1,046,428	12/31/2022	T-12
25.00	Loan	74	1	155 Elliott Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26.00	Loan		1	CLC Preserve Self-Storage	447,693	12/31/2023	T-12	520,805	102,556	418,249	12/31/2022	T-12
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	470,650	12/31/2023	T-12	470,650	0	470,650	12/31/2022	T-12

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	91.6%	39,831,349	11,772,713	28,058,636	85,322	1,177,896	26,795,419	1.61
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	75.1%	25,498,875	6,590,351	18,908,524	331,912	0	18,576,612	1.74
2.01	Property		1	Carroll	74.5%	2,017,528	347,094	1,670,434	29,598	0	1,640,836
2.02	Property		1	Enterprise - Rucker Blvd	80.7%	1,816,864	337,730	1,479,134	25,125	0	1,454,009
2.03	Property		1	West Memphis	74.3%	1,562,942	340,123	1,222,819	17,702	0	1,205,117
2.04	Property		1	Belpre	66.0%	1,133,227	330,263	802,964	18,381	0	784,584
2.05	Property		1	Marietta	70.2%	963,019	215,194	747,825	14,529	0	733,296
2.06	Property		1	Enterprise - Geneva Hwy	63.6%	901,982	192,303	709,679	19,173	0	690,506
2.07	Property		1	Parkersburg - Garfield Ave	85.5%	1,289,124	343,806	945,318	13,322	0	931,996
2.08	Property		1	Bridgeport	88.0%	966,908	202,429	764,479	10,129	0	754,350
2.09	Property		1	Enterprise - Salem Rd	81.1%	763,042	153,353	609,689	10,062	0	599,627
2.10	Property		1	Elizabethton	60.8%	552,972	149,461	403,511	6,550	0	396,961
2.11	Property		1	Cedar Lake	61.9%	589,672	287,500	302,172	9,891	0	292,282
2.12	Property		1	Kannapolis	89.6%	553,880	151,488	402,392	5,582	0	396,811
2.13	Property		1	Johnson City - South Roan	91.4%	603,974	171,449	432,525	4,654	0	427,871
2.14	Property		1	Cincinnati	78.3%	543,278	228,318	314,960	6,228	0	308,732
2.15	Property		1	Mooresville	70.3%	478,822	125,782	353,041	6,510	0	346,530
2.16	Property		1	Bloomington	87.1%	422,306	105,772	316,535	4,631	0	311,904
2.17	Property		1	Newton	75.3%	400,985	128,173	272,812	5,673	0	267,139
2.18	Property		1	Proctorville	83.2%	462,875	74,756	388,119	6,347	0	381,771
2.19	Property		1	Kingsport - Brookside School	67.7%	364,726	114,379	250,348	3,963	0	246,385
2.20	Property		1	Bristol	81.5%	484,022	112,149	371,873	4,755	0	367,117
2.21	Property		1	Hurricane	91.9%	529,098	110,047	419,051	4,206	0	414,845
2.22	Property		1	Blountville	73.0%	448,995	132,653	316,342	4,175	0	312,166
2.23	Property		1	Little Rock	56.2%	350,305	100,598	249,707	6,091	0	243,616
2.24	Property		1	Cedar Lake - Wicker Ave	57.6%	413,010	233,831	179,179	8,850	0	170,329
2.25	Property		1	Clarksville	75.2%	453,320	134,896	318,423	7,602	0	310,822
2.26	Property		1	Parkersburg	80.2%	559,426	96,446	462,981	7,356	0	455,625
2.27	Property		1	Piney Flats	77.7%	385,641	87,859	297,782	3,814	0	293,967
2.28	Property		1	Cross Lanes	87.8%	395,489	98,640	296,850	3,528	0	293,322
2.29	Property		1	Shelby	65.5%	389,142	198,206	190,935	5,835	0	185,101
2.30	Property		1	Batesville	73.7%	382,575	107,878	274,697	4,850	0	269,848
2.31	Property		1	Greeneville	78.9%	310,319	64,489	245,829	2,610	0	243,219
2.32	Property		1	Cleveland - N. Washington	79.9%	325,329	111,129	214,200	3,115	0	211,085
2.33	Property		1	Morgantown - Lower Aarons	85.2%	391,840	71,335	320,505	4,344	0	316,161
2.34	Property		1	Morgantown - Canyon Rd	80.8%	408,459	101,004	307,455	4,594	0	302,862
2.35	Property		1	Asheville	86.5%	250,383	54,749	195,634	1,630	0	194,004
2.36	Property		1	Splendora - Old Hwy 59N	67.8%	242,253	67,275	174,979	3,143	0	171,835
2.37	Property		1	Nitro - 1st Ave S	76.8%	263,947	65,288	198,659	2,597	0	196,062
2.38	Property		1	Elkview	77.9%	316,468	96,025	220,443	3,932	0	216,511
2.39	Property		1	Nitro - 4131 1st St	84.0%	278,014	71,902	206,112	3,477	0	202,635
2.40	Property		1	Splendora - US-59	53.7%	193,260	66,553	126,707	2,887	0	123,820
2.41	Property		1	Conroe - Hwy 105E	56.9%	144,950	56,317	88,633	2,185	0	86,447
2.42	Property		1	Coolville	79.4%	169,609	31,200	138,409	2,671	0	135,738
2.43	Property		1	Little Hocking	80.9%	156,146	29,335	126,811	2,686	0	124,125
2.44	Property		1	Ravenswood	83.6%	163,806	30,641	133,165	1,609	0	131,557
2.45	Property		1	Racine	58.6%	119,704	29,003	90,702	2,651	0	88,051
2.46	Property		1	Cedar Lake - 127th Pl.	68.1%	111,056	56,890	54,165	1,700	0	52,466
2.47	Property		1	Conroe - Woodland Forest	67.3%	88,912	22,610	66,302	1,376	0	64,926
2.48	Property		1	Nitro - 11th St	72.1%	112,368	25,188	87,180	1,342	0	85,838
2.49	Property		1	Conroe - Bryant Rd	66.7%	77,125	35,409	41,716	1,241	0	40,475
2.50	Property		1	Cleveland - CR388	55.3%	67,588	33,965	33,623	1,457	0	32,166
2.51	Property		1	Nitro - 503 Main Ave	81.9%	75,439	38,197	37,242	833	0	36,409
2.52	Property		1	Nitro - 1202 Main Ave	70.3%	52,748	19,272	33,476	722	0	32,754
3.00	Loan		1	Sacramento Gateway	93.6%	9,875,456	3,525,062	6,350,394	93,841	173,780	6,082,773	1.37
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	95.0%	15,342,775	4,209,461	11,133,314	386,079	643,465	10,103,770	1.51
4.01	Property		1	2294 Molly Pitcher Highway	95.0%	3,209,801	713,152	2,496,650	93,210	155,350	2,248,090
4.02	Property		1	Steelway Industrial Park	97.0%	3,441,189	1,051,841	2,389,348	99,243	165,406	2,124,698
4.03	Property		1	1001 and 1011 AIP Drive	95.0%	2,092,427	483,021	1,609,407	42,875	71,458	1,495,075
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	97.3%	3,121,331	947,635	2,173,697	59,688	99,481	2,014,527
4.05	Property		1	Owens Brockway Distribution Warehouse	100.0%	1,445,471	390,103	1,055,368	45,000	75,000	935,368
4.06	Property		1	Marway Circle Industrial Buildings	77.6%	1,166,249	404,208	762,041	26,452	44,087	691,502
4.07	Property		1	DLG International, Inc.	100.0%	866,306	219,502	646,804	19,610	32,684	594,510
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	75.2%	29,048,224	20,683,264	8,364,960	1,161,929	0	7,203,031	1.81
5.01	Property		1	SpringHill Suites Tarrytown	75.5%	6,896,863	4,613,238	2,283,625	275,875	0	2,007,750
5.02	Property		1	Hilton Garden Inn Norwalk	78.3%	8,420,809	5,923,301	2,497,508	336,832	0	2,160,676
5.03	Property		1	Sheraton Tarrytown	74.1%	8,375,645	6,359,423	2,016,222	335,026	0	1,681,196
5.04	Property		1	Hilton Garden Inn Shelton	72.2%	5,354,907	3,787,302	1,567,605	214,196	0	1,353,408
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	96.5%	26,115,828	6,932,478	19,183,350	71,496	362,121	18,749,733	1.87
7.00	Loan	5, 24, 25	15	Rockefeller Center	92.7%	746,062,620	386,983,682	359,078,938	1,441,494	21,622,410	336,015,034	3.38

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
7.01	Property		1	30 Rockefeller Plaza	90.6%	300,687,726	137,759,844	162,927,882	325,548	4,883,214	157,719,120
7.02	Property		1	45 Rockefeller Plaza	91.6%	114,668,917	60,355,656	54,313,260	259,945	3,899,178	50,154,137
7.03	Property		1	10 Rockefeller Plaza	100.0%	49,064,911	26,756,306	22,308,605	128,264	1,923,954	20,256,388
7.04	Property		1	1230 Avenue Of The Americas	99.8%	64,296,661	33,657,594	30,639,067	147,984	2,219,760	28,271,323
7.05	Property		1	50 Rockefeller Plaza	97.5%	44,264,339	22,548,776	21,715,563	101,735	1,526,031	20,087,797
7.06	Property		1	1 Rockefeller Plaza	92.2%	41,660,128	27,689,210	13,970,917	122,662	1,839,924	12,008,332
7.07	Property		1	600 Fifth Avenue	90.1%	37,198,477	22,641,313	14,557,163	87,358	1,310,364	13,159,442
7.08	Property		1	620 Fifth Avenue	99.5%	19,243,268	10,386,788	8,856,480	24,830	372,456	8,459,193
7.09	Property		1	610 Fifth Avenue	95.9%	19,110,216	9,050,107	10,060,108	26,853	402,795	9,630,460
7.10	Property		1	1270 Avenue Of The Americas	76.6%	31,472,343	22,648,946	8,823,398	104,304	1,564,554	7,154,540
7.11	Property		1	30 Rock Condos	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.12	Property		1	The Little Nell	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.13	Property		1	Radio City Music Hall	100.0%	21,136,049	13,028,796	8,107,253	109,650	1,644,750	6,352,853
7.14	Property		1	1240 Avenue Of The Americas	100.0%	1,707,268	136,191	1,571,077	1,152	17,283	1,552,642
7.15	Property		1	1258 Avenue Of The Americas	100.0%	1,552,318	324,154	1,228,165	1,210	18,147	1,208,808
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	71.9%	381,876,673	257,838,705	124,037,968	15,215,922	0	108,822,046	4.76
8.01	Property		1	Rogers (Bentonville) Embassy Suites	73.8%	30,748,522	17,119,076	13,629,446	1,223,770	0	12,405,676
8.02	Property		1	Frisco Embassy Suites	69.9%	25,060,603	15,891,313	9,169,290	997,023	0	8,172,267
8.03	Property		1	Hilton Long Beach	83.0%	33,535,892	25,120,761	8,415,130	1,336,436	0	7,078,695
8.04	Property		1	San Marcos Embassy Suites	73.3%	21,855,879	14,183,931	7,671,947	872,477	0	6,799,470
8.05	Property		1	Loveland Embassy Suites	74.4%	22,086,703	14,666,573	7,420,131	882,235	0	6,537,895
8.06	Property		1	Albuquerque Embassy Suites	83.2%	20,055,242	13,340,241	6,715,001	802,210	0	5,912,792
8.07	Property		1	Branson Chateau Hotel	59.2%	21,589,992	14,826,699	6,763,294	862,789	0	5,900,504
8.08	Property		1	Lincoln Embassy Suites	63.1%	14,439,553	9,440,579	4,998,974	577,582	0	4,421,392
8.09	Property		1	Richardson Renaissance	62.4%	19,025,832	13,193,725	5,832,107	733,308	0	5,098,799
8.10	Property		1	Charleston Embassy Suites	80.4%	16,448,104	10,739,428	5,708,676	656,043	0	5,052,634
8.11	Property		1	Nashville South Embassy Suites	70.1%	16,145,854	10,763,413	5,382,440	645,834	0	4,736,606
8.12	Property		1	La Vista Embassy Suites	63.3%	18,055,897	12,819,177	5,236,719	722,236	0	4,514,484
8.13	Property		1	St. Charles Embassy Suites	78.9%	16,210,347	11,869,905	4,340,442	648,414	0	3,692,028
8.14	Property		1	Hot Springs Embassy Suites	67.3%	11,753,669	7,874,899	3,878,770	470,147	0	3,408,623
8.15	Property		1	East Peoria Embassy Suites	74.0%	14,257,346	10,013,969	4,243,376	562,420	0	3,680,957
8.16	Property		1	Tucson University Marriott	71.5%	13,979,064	10,305,951	3,673,113	557,872	0	3,115,241
8.17	Property		1	Embassy Suites Lexington UK Coldstream	66.2%	12,377,993	9,092,094	3,285,899	495,120	0	2,790,779
8.18	Property		1	Normal Marriott Hotel	69.0%	12,471,489	9,442,395	3,029,094	498,860	0	2,530,234
8.19	Property		1	Oklahoma City Courtyard by Marriott	72.9%	9,994,045	6,656,401	3,337,645	399,762	0	2,937,883
8.20	Property		1	North Charleston Residence Inn	81.0%	6,894,592	4,260,073	2,634,519	275,784	0	2,358,736
8.21	Property		1	Oklahoma City Residence Inn	83.2%	6,952,366	4,115,350	2,837,017	278,095	0	2,558,922
8.22	Property		1	La Vista Courtyard by Marriott	59.2%	7,516,524	5,017,075	2,499,449	300,661	0	2,198,788
8.23	Property		1	Springfield Residence Inn	79.5%	5,615,208	3,678,255	1,936,952	224,608	0	1,712,344
8.24	Property		1	Fort Smith Courtyard by Marriott	75.4%	4,805,957	3,407,423	1,398,535	192,238	0	1,206,296
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	95.8%	100,774,128	47,153,562	53,620,566	119,490	968,757	52,532,319	1.88
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	87.4%	81,279,144	37,619,484	43,659,660	358,000	13,849	43,287,811	2.45
10.01	Property		1	Sentral Union Station	93.0%	25,030,039	10,697,985	14,332,054	115,800	9,314	14,206,940
10.02	Property		1	Sentral Michigan Avenue	91.3%	22,013,064	11,584,797	10,428,267	95,800	0	10,332,467
10.03	Property		1	Sentral SoBro	93.9%	15,796,348	5,409,952	10,386,396	59,800	788	10,325,808
10.04	Property		1	Sentral Wynwood	71.9%	10,465,740	5,664,175	4,801,565	35,000	3,372	4,763,194
10.05	Property		1	Sentral at Austin 1614	97.7%	4,300,428	2,274,419	2,026,010	23,800	0	2,002,210
10.06	Property		1	Sentral at Austin 1630	91.9%	3,673,525	1,988,157	1,685,369	27,800	375	1,657,194
11.00	Loan		1	Waterside Marketplace	92.4%	5,300,317	1,693,234	3,607,084	55,249	132,183	3,419,652	1.90
12.00	Loan		1	Lakeland Park Center	95.0%	4,503,147	1,408,429	3,094,718	32,901	274,175	2,787,642	1.96
13.00	Loan	5, 41, 42	1	International Plaza II	94.8%	18,664,795	7,725,641	10,939,154	77,686	388,430	10,473,038	1.85
14.00	Loan	43	1	Eaton Innovation Center	97.0%	2,847,871	569,574	2,278,297	32,643	0	2,245,654	2.11
15.00	Loan	44, 45	1	Mocksville Industrial	95.0%	2,034,122	61,024	1,973,099	25,305	63,573	1,884,221	1.55
16.00	Loan		1	144-25 Roosevelt Ave	95.0%	3,049,220	1,524,810	1,524,410	40,250	0	1,484,160	1.40
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	93.7%	97,707,980	25,625,813	72,082,166	66,915	497,729	71,517,523	2.36
17.01	Property		1	200 Sidney	100.0%	31,122,294	6,841,858	24,280,436	33,951	94,308	24,152,177
17.02	Property		1	Lincoln Centre	100.0%	20,914,054	5,419,567	15,494,487	10,800	180,000	15,303,687
17.03	Property		1	40 Erie Street	100.0%	15,205,784	4,613,990	10,591,794	4,266	53,319	10,534,209
17.04	Property		1	4570 Executive Drive	91.5%	12,230,158	3,839,407	8,390,751	7,533	62,775	8,320,443
17.05	Property		1	9360-9390 Towne Centre Drive	60.6%	7,873,720	2,960,083	4,913,637	7,379	73,789	4,832,469
17.06	Property		1	21 Erie Street	100.0%	6,491,667	1,159,323	5,332,345	2,077	25,957	5,304,311
17.07	Property		1	47 Erie Street Parking Structure	NAP	2,782,533	584,424	2,198,109	0	0	2,198,109
17.08	Property		1	Eastgate Mall	100.0%	1,087,770	207,163	880,608	910	7,582	872,116
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	95.0%	1,596,639	47,899	1,548,740	12,137	0	1,536,603	1.35
18.01	Property		1	High Point	95.0%	721,193	21,636	699,557	1,608	0	697,949
18.02	Property		1	Meridian Surgery Center	95.0%	513,336	15,400	497,936	5,166	0	492,771
18.03	Property		1	Mary Washington	95.0%	362,110	10,863	351,247	5,364	0	345,883
19.00	Loan	64, 65	1	Hotel Indigo	60.3%	7,404,624	5,178,924	2,225,701	296,185	0	1,929,516	2.24
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	55.5%	14,718,036	10,330,388	4,387,647	588,721	0	3,798,926	2.21
21.00	Loan	5, 69	1	Euclid Apartments	94.2%	9,274,351	2,688,646	6,585,704	184,500	0	6,401,204	1.74
22.00	Loan	5, 70	1	175 Remsen Street	95.0%	6,862,594	3,136,403	3,726,191	43,033	195,606	3,487,552	1.69
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	100.0%	1,197,978	382,801	815,177	7,486	0	807,691	1.42

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	67.8%	4,249,150	3,029,772	1,219,378	169,966	0	1,049,412	2.15
25.00	Loan	74	1	155 Elliott Avenue	95.0%	680,510	147,894	532,616	6,000	0	526,616	1.34
26.00	Loan		1	CLC Preserve Self-Storage	69.2%	583,335	177,423	405,913	5,428	0	400,485	1.38
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	100.0%	470,650	6,980	463,670	0	0	463,670	1.20

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	1.54	10.0%	9.6%	470,000,000	As Is	7/25/2024	59.6%	59.6%
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	1.71	10.5%	10.3%	244,000,000	As Portfolio	8/10/2024	73.8%	73.8%
2.01	Property		1	Carroll				21,200,000	As Is	8/6/2024
2.02	Property		1	Enterprise - Rucker Blvd				18,900,000	As Is	8/9/2024
2.03	Property		1	West Memphis				16,900,000	As Is	8/5/2024
2.04	Property		1	Belpre				9,300,000	As Is	8/6/2024
2.05	Property		1	Marietta				9,950,000	As Is	8/6/2024
2.06	Property		1	Enterprise - Geneva Hwy				8,350,000	As Is	8/9/2024
2.07	Property		1	Parkersburg - Garfield Ave				7,775,000	As Is	8/9/2024
2.08	Property		1	Bridgeport				6,875,000	As Is	8/10/2024
2.09	Property		1	Enterprise - Salem Rd				6,800,000	As Is	8/9/2024
2.10	Property		1	Elizabethton				7,600,000	As Is	8/5/2024
2.11	Property		1	Cedar Lake				6,850,000	As Is	8/5/2024
2.12	Property		1	Kannapolis				5,250,000	As Is	8/5/2024
2.13	Property		1	Johnson City - South Roan				5,000,000	As Is	8/5/2024
2.14	Property		1	Cincinnati				5,000,000	As Is	8/6/2024
2.15	Property		1	Mooresville				4,800,000	As Is	8/5/2024
2.16	Property		1	Bloomington				4,350,000	As Is	8/6/2024
2.17	Property		1	Newton				4,600,000	As Is	8/5/2024
2.18	Property		1	Proctorville				4,100,000	As Is	8/6/2024
2.19	Property		1	Kingsport - Brookside School				4,550,000	As Is	8/5/2024
2.20	Property		1	Bristol				3,775,000	As Is	8/10/2024
2.21	Property		1	Hurricane				3,750,000	As Is	8/9/2024
2.22	Property		1	Blountville				4,000,000	As Is	8/5/2024
2.23	Property		1	Little Rock				4,050,000	As Is	8/4/2024
2.24	Property		1	Cedar Lake - Wicker Ave				7,000,000	As Is	8/4/2024
2.25	Property		1	Clarksville				3,750,000	As Is	8/4/2024
2.26	Property		1	Parkersburg				3,475,000	As Is	8/10/2024
2.27	Property		1	Piney Flats				3,150,000	As Is	8/5/2024
2.28	Property		1	Cross Lanes				3,050,000	As Is	8/9/2024
2.29	Property		1	Shelby				3,750,000	As Is	8/5/2024
2.30	Property		1	Batesville				3,000,000	As Is	8/5/2024
2.31	Property		1	Greeneville				2,900,000	As Is	8/5/2024
2.32	Property		1	Cleveland - N. Washington				2,700,000	As Is	8/10/2024
2.33	Property		1	Morgantown - Lower Aarons				2,550,000	As Is	8/10/2024
2.34	Property		1	Morgantown - Canyon Rd				2,500,000	As Is	8/10/2024
2.35	Property		1	Asheville				2,550,000	As Is	8/5/2024
2.36	Property		1	Splendora - Old Hwy 59N				2,200,000	As Is	8/10/2024
2.37	Property		1	Nitro - 1st Ave S				1,875,000	As Is	8/9/2024
2.38	Property		1	Elkview				1,800,000	As Is	8/9/2024
2.39	Property		1	Nitro - 4131 1st St				1,725,000	As Is	8/9/2024
2.40	Property		1	Splendora - US-59				1,500,000	As Is	8/10/2024
2.41	Property		1	Conroe - Hwy 105E				1,500,000	As Is	8/10/2024
2.42	Property		1	Coolville				1,300,000	As Is	8/6/2024
2.43	Property		1	Little Hocking				1,200,000	As Is	8/6/2024
2.44	Property		1	Ravenswood				1,150,000	As Is	8/9/2024
2.45	Property		1	Racine				1,200,000	As Is	8/6/2024
2.46	Property		1	Cedar Lake - 127th Pl.				1,350,000	As Is	8/5/2024
2.47	Property		1	Conroe - Woodland Forest				850,000	As Is	8/10/2024
2.48	Property		1	Nitro - 11th St				700,000	As Is	8/9/2024
2.49	Property		1	Conroe - Bryant Rd				600,000	As Is	8/10/2024
2.50	Property		1	Cleveland - CR388				500,000	As Is	8/10/2024
2.51	Property		1	Nitro - 503 Main Ave				400,000	As Is	8/9/2024
2.52	Property		1	Nitro - 1202 Main Ave				350,000	As Is	8/9/2024
3.00	Loan		1	Sacramento Gateway	1.31	10.3%	9.9%	92,000,000	As Is	9/6/2024	66.8%	65.5%
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	1.37	9.9%	9.0%	175,350,000	As Is	Various	63.9%	63.9%
4.01	Property		1	2294 Molly Pitcher Highway				44,675,000	As Is	9/12/2024
4.02	Property		1	Steelway Industrial Park				33,300,000	As Is	8/5/2024
4.03	Property		1	1001 and 1011 AIP Drive				31,850,000	As Is	8/7/2024
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)				29,300,000	As Is	8/5/2024
4.05	Property		1	Owens Brockway Distribution Warehouse				14,750,000	As Is	8/8/2024
4.06	Property		1	Marway Circle Industrial Buildings				13,900,000	As Is	8/6/2024
4.07	Property		1	DLG International, Inc.				7,575,000	As Is	8/8/2024
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	1.56	15.4%	13.2%	107,300,000	As Is	9/1/2024	50.7%	48.4%
5.01	Property		1	SpringHill Suites Tarrytown				26,300,000	As Is	9/1/2024
5.02	Property		1	Hilton Garden Inn Norwalk				30,800,000	As Is	9/1/2024
5.03	Property		1	Sheraton Tarrytown				26,000,000	As Is	9/1/2024
5.04	Property		1	Hilton Garden Inn Shelton				24,200,000	As Is	9/1/2024
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	1.83	13.2%	12.9%	300,000,000	As Is	6/12/2024	48.3%	48.3%
7.00	Loan	5, 24, 25	15	Rockefeller Center	3.17	18.2%	17.1%	6,100,000,000	As Is	7/31/2024	32.3%	32.3%

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
7.01	Property		1	30 Rockefeller Plaza				2,602,679,711	As Is	7/31/2024
7.02	Property		1	45 Rockefeller Plaza				860,000,000	As Is	7/31/2024
7.03	Property		1	10 Rockefeller Plaza				466,000,000	As Is	7/31/2024
7.04	Property		1	1230 Avenue Of The Americas				455,000,000	As Is	7/31/2024
7.05	Property		1	50 Rockefeller Plaza				330,000,000	As Is	7/31/2024
7.06	Property		1	1 Rockefeller Plaza				245,000,000	As Is	7/31/2024
7.07	Property		1	600 Fifth Avenue				240,000,000	As Is	7/31/2024
7.08	Property		1	620 Fifth Avenue				225,000,000	As Is	7/31/2024
7.09	Property		1	610 Fifth Avenue				185,000,000	As Is	7/31/2024
7.10	Property		1	1270 Avenue Of The Americas				152,000,000	As Is	7/31/2024
7.11	Property		1	30 Rock Condos				100,000,000	As Is	7/31/2024
7.12	Property		1	The Little Nell				100,000,000	As Is	7/31/2024
7.13	Property		1	Radio City Music Hall				82,000,000	As Is	7/31/2024
7.14	Property		1	1240 Avenue Of The Americas				26,606,122	As Is	7/31/2024
7.15	Property		1	1258 Avenue Of The Americas				20,714,166	As Is	7/31/2024
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	4.17	26.7%	23.4%	1,448,000,000	As Portfolio	5/13/2024	32.1%	32.1%
8.01	Property		1	Rogers (Bentonville) Embassy Suites				129,000,000	As Is	5/13/2024
8.02	Property		1	Frisco Embassy Suites				109,100,000	As Is	5/13/2024
8.03	Property		1	Hilton Long Beach				118,100,000	As Is	5/13/2024
8.04	Property		1	San Marcos Embassy Suites				74,800,000	As Is	5/13/2024
8.05	Property		1	Loveland Embassy Suites				80,700,000	As Is	5/13/2024
8.06	Property		1	Albuquerque Embassy Suites				79,900,000	As Is	5/13/2024
8.07	Property		1	Branson Chateau Hotel				70,200,000	As Is	5/13/2024
8.08	Property		1	Lincoln Embassy Suites				71,200,000	As Is	5/13/2024
8.09	Property		1	Richardson Renaissance				70,200,000	As Is	5/13/2024
8.10	Property		1	Charleston Embassy Suites				68,100,000	As Is	5/13/2024
8.11	Property		1	Nashville South Embassy Suites				58,600,000	As Is	5/13/2024
8.12	Property		1	La Vista Embassy Suites				66,100,000	As Is	5/13/2024
8.13	Property		1	St. Charles Embassy Suites				48,900,000	As Is	5/13/2024
8.14	Property		1	Hot Springs Embassy Suites				37,900,000	As Is	5/13/2024
8.15	Property		1	East Peoria Embassy Suites				40,200,000	As Is	5/13/2024
8.16	Property		1	Tucson University Marriott				42,900,000	As Is	5/13/2024
8.17	Property		1	Embassy Suites Lexington UK Coldstream				43,400,000	As Is	5/13/2024
8.18	Property		1	Normal Marriott Hotel				27,700,000	As Is	5/13/2024
8.19	Property		1	Oklahoma City Courtyard by Marriott				31,700,000	As Is	5/13/2024
8.20	Property		1	North Charleston Residence Inn				27,700,000	As Is	5/13/2024
8.21	Property		1	Oklahoma City Residence Inn				24,900,000	As Is	5/13/2024
8.22	Property		1	La Vista Courtyard by Marriott				24,400,000	As Is	5/13/2024
8.23	Property		1	Springfield Residence Inn				20,500,000	As Is	5/13/2024
8.24	Property		1	Fort Smith Courtyard by Marriott				15,000,000	As Is	5/13/2024
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	1.84	10.2%	10.0%	1,060,000,000	As Is	9/19/2024	49.5%	49.5%
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	2.43	14.6%	14.4%	831,600,000	As Is	Various	36.1%	36.1%
10.01	Property		1	Sentral Union Station				310,000,000	As Is	10/3/2024
10.02	Property		1	Sentral Michigan Avenue				208,800,000	As Is	10/2/2024
10.03	Property		1	Sentral SoBro				138,100,000	As Is	10/7/2024
10.04	Property		1	Sentral Wynwood				101,200,000	As Is	10/8/2024
10.05	Property		1	Sentral at Austin 1614				40,100,000	As Is	10/2/2024
10.06	Property		1	Sentral at Austin 1630				33,400,000	As Is	10/2/2024
11.00	Loan		1	Waterside Marketplace	1.80	14.0%	13.3%	41,125,000	As Is	8/5/2024	62.7%	61.4%
12.00	Loan		1	Lakeland Park Center	1.77	12.9%	11.6%	43,700,000	As Is	8/17/2024	54.9%	54.9%
13.00	Loan	5, 41, 42	1	International Plaza II	1.77	14.0%	13.4%	124,200,000	As Is	8/19/2024	63.1%	63.1%
14.00	Loan	43	1	Eaton Innovation Center	2.08	11.1%	11.0%	31,500,000	As Is	6/20/2024	65.0%	65.0%
15.00	Loan	44, 45	1	Mocksville Industrial	1.48	11.6%	11.1%	28,900,000	As Is	8/21/2024	58.8%	58.8%
16.00	Loan		1	144-25 Roosevelt Ave	1.36	9.1%	8.9%	24,800,000	As Is	8/8/2024	67.5%	67.5%
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	2.34	13.1%	13.0%	1,098,200,000	As Is	Various	50.1%	50.1%
17.01	Property		1	200 Sidney				323,600,000	As Is	4/30/2024
17.02	Property		1	Lincoln Centre				243,000,000	As Is	4/22/2024
17.03	Property		1	40 Erie Street				151,900,000	As Is	4/30/2024
17.04	Property		1	4570 Executive Drive				120,000,000	As Is	4/24/2024
17.05	Property		1	9360-9390 Towne Centre Drive				141,000,000	As Is	4/24/2024
17.06	Property		1	21 Erie Street				75,500,000	As Is	4/30/2024
17.07	Property		1	47 Erie Street Parking Structure				28,000,000	As Is	4/30/2024
17.08	Property		1	Eastgate Mall				15,200,000	As Is	4/24/2024
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	1.34	10.8%	10.7%	23,900,000	As Is	Various	60.3%	60.3%
18.01	Property		1	High Point				10,700,000	As Is	8/7/2024
18.02	Property		1	Meridian Surgery Center				7,600,000	As Is	8/2/2024
18.03	Property		1	Mary Washington				5,600,000	As Is	8/7/2024
19.00	Loan	64, 65	1	Hotel Indigo	1.94	16.5%	14.3%	22,450,000	As Is	9/3/2024	60.1%	60.1%
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	1.91	16.6%	14.3%	50,100,000	Upon Completion	7/9/2025	52.9%	49.8%
21.00	Loan	5, 69	1	Euclid Apartments	1.69	12.4%	12.1%	77,000,000	As Is	12/12/2023	68.8%	68.8%
22.00	Loan	5, 70	1	175 Remsen Street	1.58	12.4%	11.6%	54,000,000	As Is	7/22/2024	55.6%	55.6%
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	1.41	8.6%	8.5%	14,240,000	As Is	8/16/2024	66.7%	66.7%

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	1.85	15.1%	13.0%	13,800,000	As Is	8/16/2024	58.7%	58.7%
25.00	Loan	74	1	155 Elliott Avenue	1.33	9.2%	9.1%	9,300,000	As Is	7/13/2024	62.4%	62.4%
26.00	Loan		1	CLC Preserve Self-Storage	1.36	8.6%	8.5%	7,850,000	As Is	8/15/2024	59.9%	59.9%
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	1.20	9.9%	9.9%	7,200,000	As Is	8/7/2024	65.2%	62.1%

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	89.7%	6/1/2024	No	Stop & Shop	67,333	11.8%
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	75.8%	10/7/2024
2.01	Property		1	Carroll	77.3%	10/7/2024	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	81.1%	10/7/2024	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	76.9%	10/7/2024	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	75.1%	10/7/2024	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	74.1%	10/7/2024	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	75.4%	10/7/2024	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	89.9%	10/7/2024	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	87.2%	10/7/2024	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	85.4%	10/7/2024	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	66.0%	10/7/2024	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	56.1%	10/7/2024	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	85.0%	10/7/2024	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	91.9%	10/7/2024	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	73.4%	10/7/2024	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	75.4%	10/7/2024	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	72.9%	10/7/2024	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	69.8%	10/7/2024	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	84.5%	10/7/2024	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	75.3%	10/7/2024	NAP	NAP	NAP	NAP
2.20	Property		1	Bristol	82.4%	10/7/2024	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	92.5%	10/7/2024	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	73.6%	10/7/2024	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	54.5%	10/7/2024	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	50.3%	10/7/2024	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	70.6%	10/7/2024	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	76.5%	10/7/2024	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	77.2%	10/7/2024	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	89.1%	10/7/2024	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	70.6%	10/7/2024	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	75.8%	10/7/2024	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	82.2%	10/7/2024	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	81.0%	10/7/2024	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	82.8%	10/7/2024	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	80.0%	10/7/2024	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	84.4%	10/7/2024	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	61.8%	10/7/2024	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	75.6%	10/7/2024	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	77.9%	10/7/2024	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	86.5%	10/7/2024	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	49.3%	10/7/2024	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	56.8%	10/7/2024	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	79.0%	10/7/2024	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	78.9%	10/7/2024	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	85.5%	10/7/2024	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	58.9%	10/7/2024	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	60.7%	10/7/2024	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	62.3%	10/7/2024	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	70.9%	10/7/2024	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	58.7%	10/7/2024	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	65.7%	10/7/2024	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	82.6%	10/7/2024	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	72.0%	10/7/2024	NAP	NAP	NAP	NAP
3.00	Loan		1	Sacramento Gateway	95.7%	7/31/2024	No	Best Buy #660	30,211	8.7%
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	98.6%	9/12/2024
4.01	Property		1	2294 Molly Pitcher Highway	100.0%	9/12/2024	No	Thyssenkrupp Supply Chain Services NA, Inc. (Subtenant)	255,000	41.0%
4.02	Property		1	Steelway Industrial Park	100.0%	9/12/2024	No	Victory Packaging LP	195,949	29.6%
4.03	Property		1	1001 and 1011 AIP Drive	100.0%	9/12/2024	No	Iron Mountain Information Management, LLC	109,237	38.2%
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	99.9%	9/12/2024	No	Stone Management Inc.	129,480	32.5%
4.05	Property		1	Owens Brockway Distribution Warehouse	100.0%	9/12/2024	Yes	Owens-Brockway Glass Container, Inc.	300,000	100.0%
4.06	Property		1	Marway Circle Industrial Buildings	80.6%	9/12/2024	No	University of Rochester	61,816	35.1%
4.07	Property		1	DLG International, Inc.	100.0%	9/12/2024	Yes	DLG International, Inc.	130,735	100.0%
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	75.0%	8/31/2024
5.01	Property		1	SpringHill Suites Tarrytown	75.3%	8/31/2024	NAP	NAP	NAP	NAP
5.02	Property		1	Hilton Garden Inn Norwalk	78.1%	8/31/2024	NAP	NAP	NAP	NAP
5.03	Property		1	Sheraton Tarrytown	73.9%	8/31/2024	NAP	NAP	NAP	NAP
5.04	Property		1	Hilton Garden Inn Shelton	72.0%	8/31/2024	NAP	NAP	NAP	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	100.0%	11/1/2024	Yes	Amazon	357,481	100.0%
7.00	Loan	5, 24, 25	15	Rockefeller Center	92.6%	7/1/2024

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
7.01	Property		1	30 Rockefeller Plaza	89.9%	7/1/2024	No	Deloitte LLP	506,091	31.1%
7.02	Property		1	45 Rockefeller Plaza	91.4%	7/1/2024	No	Baker & Hostetler LLP	153,592	11.8%
7.03	Property		1	10 Rockefeller Plaza	100.0%	7/1/2024	No	Christie's	259,712	54.0%
7.04	Property		1	1230 Avenue Of The Americas	99.5%	7/1/2024	No	Simon & Schuster, Inc.	300,120	40.6%
7.05	Property		1	50 Rockefeller Plaza	95.1%	7/1/2024	No	Katten Muchin Rosenman LLP	143,899	28.3%
7.06	Property		1	1 Rockefeller Plaza	91.5%	7/1/2024	No	Atalaya Capital Management LP	25,976	4.2%
7.07	Property		1	600 Fifth Avenue	90.0%	7/1/2024	No	Lazard Group LLC	84,335	19.3%
7.08	Property		1	620 Fifth Avenue	99.2%	7/1/2024	No	NBC	50,570	40.7%
7.09	Property		1	610 Fifth Avenue	89.8%	7/1/2024	No	Catterton Latin America Management L.L.C.	18,313	13.6%
7.10	Property		1	1270 Avenue Of The Americas	77.4%	7/1/2024	No	1270 Office Suites LLC	37,157	7.1%
7.11	Property		1	30 Rock Condos	NAP	NAP	No	NAP	NAP	NAP
7.12	Property		1	The Little Nell	100.0%	7/1/2024	Yes	Little Nell Big Apple	160,019	100.0%
7.13	Property		1	Radio City Music Hall	100.0%	7/1/2024	Yes	Radio City Productions LLC	548,250	100.0%
7.14	Property		1	1240 Avenue Of The Americas	100.0%	7/1/2024	No	Rock Center Townhouse F & B, LLC	3,651	63.4%
7.15	Property		1	1258 Avenue Of The Americas	100.0%	7/1/2024	Yes	Warby Parker Retail Inc	6,049	100.0%
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	71.4%	8/31/2024
8.01	Property		1	Rogers (Bentonville) Embassy Suites	73.8%	8/31/2024	NAP	NAP	NAP	NAP
8.02	Property		1	Frisco Embassy Suites	69.9%	8/31/2024	NAP	NAP	NAP	NAP
8.03	Property		1	Hilton Long Beach	83.0%	8/31/2024	NAP	NAP	NAP	NAP
8.04	Property		1	San Marcos Embassy Suites	73.3%	8/31/2024	NAP	NAP	NAP	NAP
8.05	Property		1	Loveland Embassy Suites	74.4%	8/31/2024	NAP	NAP	NAP	NAP
8.06	Property		1	Albuquerque Embassy Suites	83.2%	8/31/2024	NAP	NAP	NAP	NAP
8.07	Property		1	Branson Chateau Hotel	59.2%	8/31/2024	NAP	NAP	NAP	NAP
8.08	Property		1	Lincoln Embassy Suites	52.1%	8/31/2024	NAP	NAP	NAP	NAP
8.09	Property		1	Richardson Renaissance	62.4%	8/31/2024	NAP	NAP	NAP	NAP
8.10	Property		1	Charleston Embassy Suites	80.4%	8/31/2024	NAP	NAP	NAP	NAP
8.11	Property		1	Nashville South Embassy Suites	70.1%	8/31/2024	NAP	NAP	NAP	NAP
8.12	Property		1	La Vista Embassy Suites	63.3%	8/31/2024	NAP	NAP	NAP	NAP
8.13	Property		1	St. Charles Embassy Suites	78.9%	8/31/2024	NAP	NAP	NAP	NAP
8.14	Property		1	Hot Springs Embassy Suites	67.3%	8/31/2024	NAP	NAP	NAP	NAP
8.15	Property		1	East Peoria Embassy Suites	74.0%	8/31/2024	NAP	NAP	NAP	NAP
8.16	Property		1	Tucson University Marriott	71.5%	8/31/2024	NAP	NAP	NAP	NAP
8.17	Property		1	Embassy Suites Lexington UK Coldstream	66.2%	8/31/2024	NAP	NAP	NAP	NAP
8.18	Property		1	Normal Marriott Hotel	69.0%	8/31/2024	NAP	NAP	NAP	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	72.9%	8/31/2024	NAP	NAP	NAP	NAP
8.20	Property		1	North Charleston Residence Inn	81.0%	8/31/2024	NAP	NAP	NAP	NAP
8.21	Property		1	Oklahoma City Residence Inn	83.2%	8/31/2024	NAP	NAP	NAP	NAP
8.22	Property		1	La Vista Courtyard by Marriott	59.2%	8/31/2024	NAP	NAP	NAP	NAP
8.23	Property		1	Springfield Residence Inn	79.5%	8/31/2024	NAP	NAP	NAP	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	75.4%	8/31/2024	NAP	NAP	NAP	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	95.4%	10/7/2024	No	Primark	54,832	13.3%
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	92.2%	9/10/2024
10.01	Property		1	Sentral Union Station	93.6%	9/10/2024	NAP	NAP	NAP	NAP
10.02	Property		1	Sentral Michigan Avenue	91.5%	9/10/2024	NAP	NAP	NAP	NAP
10.03	Property		1	Sentral SoBro	94.8%	9/10/2024	NAP	NAP	NAP	NAP
10.04	Property		1	Sentral Wynwood	71.2%	9/10/2024	NAP	NAP	NAP	NAP
10.05	Property		1	Sentral at Austin 1614	97.8%	9/10/2024	NAP	NAP	NAP	NAP
10.06	Property		1	Sentral at Austin 1630	92.2%	9/10/2024	NAP	NAP	NAP	NAP
11.00	Loan		1	Waterside Marketplace	93.8%	9/5/2024	No	Best Buy	45,000	16.3%
12.00	Loan		1	Lakeland Park Center	100.0%	8/31/2024	No	Floor & Decor	60,462	27.6%
13.00	Loan	5, 41, 42	1	International Plaza II	93.5%	8/2/2024	No	Trinity Industries, Inc.	155,200	40.0%
14.00	Loan	43	1	Eaton Innovation Center	100.0%	11/1/2024	Yes	Eaton	217,618	100.0%
15.00	Loan	44, 45	1	Mocksville Industrial	100.0%	11/1/2024	Yes	Palltronics, Inc.	253,052	100.0%
16.00	Loan		1	144-25 Roosevelt Ave	96.3%	9/4/2024	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	93.8%	1/0/1900
17.01	Property		1	200 Sidney	100.0%	4/12/2024	No	AbbVie Inc.	119,980	63.6%
17.02	Property		1	Lincoln Centre	100.0%	4/12/2024	Yes	Illumina, Inc.	360,000	100.0%
17.03	Property		1	40 Erie Street	100.0%	4/12/2024	No	Intellia Therapeutics, Inc.	65,319	61.3%
17.04	Property		1	4570 Executive Drive	91.6%	4/12/2024	No	BioMed Realty, L.P.	49,912	39.8%
17.05	Property		1	9360-9390 Towne Centre Drive	65.6%	4/12/2024	No	Poseida Therapeutics, Inc.	71,405	48.4%
17.06	Property		1	21 Erie Street	100.0%	4/12/2024	Yes	MIL 21E, LLC	51,914	100.0%
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Eastgate Mall	100.0%	4/12/2024	Yes	Poseida Therapeutics, Inc.	15,163	100.0%
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	100.0%	11/1/2024
18.01	Property		1	High Point	100.0%	11/1/2024	Yes	Wake Forest Health	22,965	100.0%
18.02	Property		1	Meridian Surgery Center	100.0%	11/1/2024	Yes	Meridian Surgery Center	15,193	100.0%
18.03	Property		1	Mary Washington	100.0%	11/1/2024	Yes	Mary Washington	14,900	100.0%
19.00	Loan	64, 65	1	Hotel Indigo	60.3%	8/31/2024	NAP	NAP	NAP	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	55.5%	6/30/2024	NAP	NAP	NAP	NAP
21.00	Loan	5, 69	1	Euclid Apartments	95.1%	8/31/2024	NAP	NAP	NAP	NAP
22.00	Loan	5, 70	1	175 Remsen Street	97.2%	7/31/2024	No	The Osborne Association, Inc.	21,612	16.6%
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	86.6%	7/9/2024	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	67.8%	8/31/2024	NAP	NAP	NAP	NAP
25.00	Loan	74	1	155 Elliott Avenue	95.8%	10/1/2024	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	75.3%	9/4/2024	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	100.0%	11/1/2024	Yes	Walgreen Co.	14,550	100.0%

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	10/31/2033	AMC	55,700	9.8%	6/30/2029
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Bristol	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP	NAP
3.00	Loan		1	Sacramento Gateway	3/31/2027	Burlington #865	28,007	8.1%	2/28/2035
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio
4.01	Property		1	2294 Molly Pitcher Highway	9/30/2025	D.M. Bowman	192,000	30.9%	2/21/2026
4.02	Property		1	Steelway Industrial Park	9/30/2029	Rotondo Warehouse	177,222	26.8%	6/30/2026
4.03	Property		1	1001 and 1011 AIP Drive	1/31/2026	JLH Inc.	70,840	24.8%	12/31/2030
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	2/28/2025	McLane Foodservice, Inc.	104,000	26.1%	8/31/2026
4.05	Property		1	Owens Brockway Distribution Warehouse	4/30/2029	NAP	NAP	NAP	NAP
4.06	Property		1	Marway Circle Industrial Buildings	5/31/2032	Alside, Inc.	31,440	17.8%	11/30/2026
4.07	Property		1	DLG International, Inc.	11/30/2028	NAP	NAP	NAP	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio
5.01	Property		1	SpringHill Suites Tarrytown	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Hilton Garden Inn Norwalk	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Sheraton Tarrytown	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Hilton Garden Inn Shelton	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	2/28/2031	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
7.01	Property		1	30 Rockefeller Plaza	9/30/2028	Lazard Group LLC	359,283	22.1%	10/31/2033
7.02	Property		1	45 Rockefeller Plaza	2/28/2027	Tishman Speyer Properties, L.P.	118,967	9.2%	3/31/2039
7.03	Property		1	10 Rockefeller Plaza	3/31/2050	JPMorgan Chase Bank, National Association	105,980	22.0%	8/31/2037
7.04	Property		1	1230 Avenue Of The Americas	11/30/2034	JPMorgan Chase Bank, National Association	174,273	23.6%	8/31/2037
7.05	Property		1	50 Rockefeller Plaza	7/31/2032	Citrin Cooperman & Company, LLP	110,742	21.8%	6/30/2037
7.06	Property		1	1 Rockefeller Plaza	1/31/2033 (22,043 SF), 6/30/2025 (3,393 SF)	NYC Tourism & Conventions, Inc.	22,994	3.7%	4/30/2046 (22,994 SF), 7/31/2029 (327 SF)
7.07	Property		1	600 Fifth Avenue	10/31/2033	EHE Holdings, Inc.	66,343	15.2%	2/29/2040
7.08	Property		1	620 Fifth Avenue	4/30/2031	Davis Selected Advisers - NY, Inc.	18,412	14.8%	11/30/2031
7.09	Property		1	610 Fifth Avenue	7/31/2034	The Johnson Company, Inc	17,839	13.3%	3/31/2027
7.10	Property		1	1270 Avenue Of The Americas	1/31/2034	Chapman And Cutler LLP	30,571	5.9%	4/30/2030
7.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	The Little Nell	2/16/2122	NAP	NAP	NAP	NAP
7.13	Property		1	Radio City Music Hall	8/31/2038	NAP	NAP	NAP	NAP
7.14	Property		1	1240 Avenue Of The Americas	1/31/2036	Magnolia Rock Center LLC	2,110	36.6%	9/30/2026
7.15	Property		1	1258 Avenue Of The Americas	1/31/2029	NAP	NAP	NAP	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack
8.01	Property		1	Rogers (Bentonville) Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Frisco Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Hilton Long Beach	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	San Marcos Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Loveland Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Albuquerque Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Branson Chateau Hotel	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Lincoln Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Richardson Renaissance	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	Charleston Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Nashville South Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	La Vista Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	St. Charles Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	Hot Springs Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	East Peoria Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Tucson University Marriott	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Embassy Suites Lexington UK Coldstream	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	Normal Marriott Hotel	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	North Charleston Residence Inn	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	Oklahoma City Residence Inn	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	La Vista Courtyard by Marriott	NAP	NAP	NAP	NAP	NAP
8.23	Property		1	Springfield Residence Inn	NAP	NAP	NAP	NAP	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	1/31/2035	ZARA	36,463	8.8%	11/30/2033
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio
10.01	Property		1	Sentral Union Station	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Sentral Michigan Avenue	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Sentral SoBro	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sentral Wynwood	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Sentral at Austin 1614	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Sentral at Austin 1630	NAP	NAP	NAP	NAP	NAP
11.00	Loan		1	Waterside Marketplace	3/31/2026	Burlington Coat Factory	35,000	12.7%	2/29/2032
12.00	Loan		1	Lakeland Park Center	12/31/2029	Dick's Sporting Goods #1037	50,019	22.8%	1/31/2030
13.00	Loan	5, 41, 42	1	International Plaza II	1/31/2037	Interstate Batteries, Inc.	77,435	19.9%	6/30/2033
14.00	Loan	43	1	Eaton Innovation Center	5/21/2039	NAP	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	3/31/2034	NAP	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2
17.01	Property		1	200 Sidney	10/31/2029 (62,130 SF), 7/31/2028 (57,850 SF)	Seres Therapeutics, Inc.	68,636	36.4%	1/13/2030
17.02	Property		1	Lincoln Centre	1/15/2033 (200,000 SF), 11/15/2033 (160,000 SF)	NAP	NAP	NAP	NAP
17.03	Property		1	40 Erie Street	9/30/2026	BioNTech US Inc.	26,806	25.1%	9/30/2028
17.04	Property		1	4570 Executive Drive	6/22/2025	Human Longevity, Inc.	48,049	38.3%	9/12/2025 (34,616 SF), 9/12/2030 (13,433 SF)
17.05	Property		1	9360-9390 Towne Centre Drive	12/31/2029	Biosplice Therapeutics, Inc.	25,391	17.2%	11/24/2030
17.06	Property		1	21 Erie Street	11/30/2030	NAP	NAP	NAP	NAP
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Eastgate Mall	12/31/2029	NAP	NAP	NAP	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio
18.01	Property		1	High Point	9/30/2031	NAP	NAP	NAP	NAP
18.02	Property		1	Meridian Surgery Center	9/30/2032	NAP	NAP	NAP	NAP
18.03	Property		1	Mary Washington	7/31/2026	NAP	NAP	NAP	NAP
19.00	Loan	64, 65	1	Hotel Indigo	NAP	NAP	NAP	NAP	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP	NAP	NAP
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	NAP	NAP	NAP
22.00	Loan	5, 70	1	175 Remsen Street	7/31/2031	EAC, Inc.	13,383	10.3%	12/31/2027
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP	NAP	NAP

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	NAP	NAP	NAP	NAP
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	8/31/2089	NAP	NAP	NAP	NAP

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	UFT	45,008	7.9%	7/31/2044
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP
2.20	Property		1	Bristol	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP
3.00	Loan		1	Sacramento Gateway	Nordstrom Rack #402	26,000	7.5%	10/31/2033
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio
4.01	Property		1	2294 Molly Pitcher Highway	American Promotional Events, Inc.	174,400	28.1%	12/31/2029
4.02	Property		1	Steelway Industrial Park	Giovanni Food, Inc.	117,329	17.7%	5/31/2028
4.03	Property		1	1001 and 1011 AIP Drive	PODS Enterprises	50,720	17.7%	12/31/2030
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Triple Eggs LLC	72,065	18.1%	10/1/2027
4.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP	NAP
4.06	Property		1	Marway Circle Industrial Buildings	Dynamic Elite Athletic	13,750	7.8%	4/30/2028
4.07	Property		1	DLG International, Inc.	NAP	NAP	NAP	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio
5.01	Property		1	SpringHill Suites Tarrytown	NAP	NAP	NAP	NAP
5.02	Property		1	Hilton Garden Inn Norwalk	NAP	NAP	NAP	NAP
5.03	Property		1	Sheraton Tarrytown	NAP	NAP	NAP	NAP
5.04	Property		1	Hilton Garden Inn Shelton	NAP	NAP	NAP	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
7.01	Property		1	30 Rockefeller Plaza	Haynes and Boone, LLP	123,418	7.6%	5/31/2041 (70,225 SF), 5/31/2026 (38,193 SF), 12/31/2024 (15,000 SF)
7.02	Property		1	45 Rockefeller Plaza	Equinox Rockefeller Center, Inc.	84,952	6.5%	12/31/2033
7.03	Property		1	10 Rockefeller Plaza	NBC	25,808	5.4%	12/31/2038
7.04	Property		1	1230 Avenue Of The Americas	Christie's	113,500	15.3%	3/31/2050
7.05	Property		1	50 Rockefeller Plaza	Applied Underwriters, Inc	36,740	7.2%	5/30/2033
7.06	Property		1	1 Rockefeller Plaza	6th Floor Studio	22,013	3.6%	12/31/2024
7.07	Property		1	600 Fifth Avenue	Rock CW, L.L.C.	33,172	7.6%	10/31/2043
7.08	Property		1	620 Fifth Avenue	Truist Bank	12,043	9.7%	9/30/2028
7.09	Property		1	610 Fifth Avenue	GFO Advisory Services, LLC	10,368	7.7%	11/30/2027
7.10	Property		1	1270 Avenue Of The Americas	Palladium Capital Management IV & V, LLC	19,097	3.7%	8/31/2036 (14,291 SF), 8/31/2025 (4,806 SF)
7.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP
7.12	Property		1	The Little Nell	NAP	NAP	NAP	NAP
7.13	Property		1	Radio City Music Hall	NAP	NAP	NAP	NAP
7.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP	NAP
7.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack
8.01	Property		1	Rogers (Bentonville) Embassy Suites	NAP	NAP	NAP	NAP
8.02	Property		1	Frisco Embassy Suites	NAP	NAP	NAP	NAP
8.03	Property		1	Hilton Long Beach	NAP	NAP	NAP	NAP
8.04	Property		1	San Marcos Embassy Suites	NAP	NAP	NAP	NAP
8.05	Property		1	Loveland Embassy Suites	NAP	NAP	NAP	NAP
8.06	Property		1	Albuquerque Embassy Suites	NAP	NAP	NAP	NAP
8.07	Property		1	Branson Chateau Hotel	NAP	NAP	NAP	NAP
8.08	Property		1	Lincoln Embassy Suites	NAP	NAP	NAP	NAP
8.09	Property		1	Richardson Renaissance	NAP	NAP	NAP	NAP
8.10	Property		1	Charleston Embassy Suites	NAP	NAP	NAP	NAP
8.11	Property		1	Nashville South Embassy Suites	NAP	NAP	NAP	NAP
8.12	Property		1	La Vista Embassy Suites	NAP	NAP	NAP	NAP
8.13	Property		1	St. Charles Embassy Suites	NAP	NAP	NAP	NAP
8.14	Property		1	Hot Springs Embassy Suites	NAP	NAP	NAP	NAP
8.15	Property		1	East Peoria Embassy Suites	NAP	NAP	NAP	NAP
8.16	Property		1	Tucson University Marriott	NAP	NAP	NAP	NAP
8.17	Property		1	Embassy Suites Lexington UK Coldstream	NAP	NAP	NAP	NAP
8.18	Property		1	Normal Marriott Hotel	NAP	NAP	NAP	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	NAP	NAP	NAP	NAP
8.20	Property		1	North Charleston Residence Inn	NAP	NAP	NAP	NAP
8.21	Property		1	Oklahoma City Residence Inn	NAP	NAP	NAP	NAP
8.22	Property		1	La Vista Courtyard by Marriott	NAP	NAP	NAP	NAP
8.23	Property		1	Springfield Residence Inn	NAP	NAP	NAP	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	NAP	NAP	NAP	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	H&M	19,694	4.8%	1/31/2035
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio
10.01	Property		1	Sentral Union Station	NAP	NAP	NAP	NAP
10.02	Property		1	Sentral Michigan Avenue	NAP	NAP	NAP	NAP
10.03	Property		1	Sentral SoBro	NAP	NAP	NAP	NAP
10.04	Property		1	Sentral Wynwood	NAP	NAP	NAP	NAP
10.05	Property		1	Sentral at Austin 1614	NAP	NAP	NAP	NAP
10.06	Property		1	Sentral at Austin 1630	NAP	NAP	NAP	NAP
11.00	Loan		1	Waterside Marketplace	TJ Maxx	30,450	11.0%	10/31/2027
12.00	Loan		1	Lakeland Park Center	Ross Dress For Less #1386	27,248	12.4%	1/31/2030
13.00	Loan	5, 41, 42	1	International Plaza II	Freeman Holding, LLC	65,684	16.9%	10/31/2035
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2
17.01	Property		1	200 Sidney	NAP	NAP	NAP	NAP
17.02	Property		1	Lincoln Centre	NAP	NAP	NAP	NAP
17.03	Property		1	40 Erie Street	Gritstone Bio, Inc.	13,907	13.0%	4/30/2025
17.04	Property		1	4570 Executive Drive	International AIDS Vaccine Initiative, Inc.	17,006	13.5%	8/20/2026
17.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP	NAP
17.06	Property		1	21 Erie Street	NAP	NAP	NAP	NAP
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP
17.08	Property		1	Eastgate Mall	NAP	NAP	NAP	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio
18.01	Property		1	High Point	NAP	NAP	NAP	NAP
18.02	Property		1	Meridian Surgery Center	NAP	NAP	NAP	NAP
18.03	Property		1	Mary Washington	NAP	NAP	NAP	NAP
19.00	Loan	64, 65	1	Hotel Indigo	NAP	NAP	NAP	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP	NAP
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	NAP	NAP
22.00	Loan	5, 70	1	175 Remsen Street	Bridge Back To Life Center, Inc.	11,392	8.7%	1/14/2030
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP	NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	NAP	NAP	NAP
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Raymour & Flanigan	43,000	7.6%	12/31/2029	NYC - ACS
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Bristol	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP	NAP
3.00	Loan		1	Sacramento Gateway	Michaels #5146	23,454	6.7%	5/31/2029	TJ Maxx #1541
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio
4.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Steelway Industrial Park	Packaging Corporation of America	82,356	12.4%	6/30/2026	Scholastic Book Fairs, Inc.
4.03	Property		1	1001 and 1011 AIP Drive	ACD Distribution	31,463	11.0%	9/30/2027	Hershey Creamery Company
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Purina Animal Nutrition	43,203	10.9%	12/31/2026	PODS Enterprises
4.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Marway Circle Industrial Buildings	Transtar Industries Inc.	8,250	4.7%	2/28/2030	Mid-Atlantic Holdings
4.07	Property		1	DLG International, Inc.	NAP	NAP	NAP	NAP	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio
5.01	Property		1	SpringHill Suites Tarrytown	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Hilton Garden Inn Norwalk	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Sheraton Tarrytown	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Hilton Garden Inn Shelton	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant
7.01	Property		1	30 Rockefeller Plaza	Sheppard, Mullin, Richter & Hampton LLP	108,002	6.6%	7/31/2034	NBC
7.02	Property		1	45 Rockefeller Plaza	Rockefeller & Co., Inc.	64,445	5.0%	5/31/2034	Goldberg Lindsay & Co., LLC
7.03	Property		1	10 Rockefeller Plaza	NES Merchandising, Inc.	12,887	2.7%	5/31/2027	MB | SB-4SB02
7.04	Property		1	1230 Avenue Of The Americas	TSP Co Working (Studio)	110,670	15.0%	12/31/2040	Adams Street Partners, LLC
7.05	Property		1	50 Rockefeller Plaza	Suffolk Construction Company Inc.	23,499	4.6%	9/30/2033	Urbn US Retail LLC
7.06	Property		1	1 Rockefeller Plaza	Christie's Swing Space	21,991	3.6%	12/31/2024	Emery, Celli, Brinckerhoff, Abady, Ward & Maazel LLP
7.07	Property		1	600 Fifth Avenue	Trepp, LLC	25,429	5.8%	11/30/2028	Ryan, Inc.
7.08	Property		1	620 Fifth Avenue	Matte Projects	7,868	6.3%	6/30/2029	Cole Haan Company Store, LLC
7.09	Property		1	610 Fifth Avenue	The Pinkerton Foundation	7,704	5.7%	7/31/2027	Matte Projects
7.10	Property		1	1270 Avenue Of The Americas	Capvision Elite (US) Limited	18,102	3.5%	12/31/2024	Citizens Bank, N.A.
7.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	The Little Nell	NAP	NAP	NAP	NAP	NAP
7.13	Property		1	Radio City Music Hall	NAP	NAP	NAP	NAP	NAP
7.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP
7.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack
8.01	Property		1	Rogers (Bentonville) Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Frisco Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Hilton Long Beach	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	San Marcos Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Loveland Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Albuquerque Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Branson Chateau Hotel	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Lincoln Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Richardson Renaissance	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	Charleston Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Nashville South Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	La Vista Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	St. Charles Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	Hot Springs Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	East Peoria Embassy Suites	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Tucson University Marriott	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Embassy Suites Lexington UK Coldstream	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	Normal Marriott Hotel	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	North Charleston Residence Inn	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	Oklahoma City Residence Inn	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	La Vista Courtyard by Marriott	NAP	NAP	NAP	NAP	NAP
8.23	Property		1	Springfield Residence Inn	NAP	NAP	NAP	NAP	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	Runway NY	16,053	3.9%	1,993 SF expiring 3/31/2025; 14,060 SF expiring 8/31/2025	American Eagle Outfitters
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio
10.01	Property		1	Sentral Union Station	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Sentral Michigan Avenue	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Sentral SoBro	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sentral Wynwood	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Sentral at Austin 1614	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Sentral at Austin 1630	NAP	NAP	NAP	NAP	NAP
11.00	Loan		1	Waterside Marketplace	Jo-Ann's Fabrics	25,000	9.0%	1/31/2029	Sierra Trading Post
12.00	Loan		1	Lakeland Park Center	PetSmart #2236	14,007	6.4%	9/30/2029	Old Navy #4228
13.00	Loan	5, 41, 42	1	International Plaza II	Forvis, LLP	30,650	7.9%	1/31/2035	IMA Financial Group, Inc.
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2
17.01	Property		1	200 Sidney	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Lincoln Centre	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	40 Erie Street	Make Life Sweeter, LLC	606	0.6%	12/4/2029	NAP
17.04	Property		1	4570 Executive Drive	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	21 Erie Street	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Eastgate Mall	NAP	NAP	NAP	NAP	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio
18.01	Property		1	High Point	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Meridian Surgery Center	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Mary Washington	NAP	NAP	NAP	NAP	NAP
19.00	Loan	64, 65	1	Hotel Indigo	NAP	NAP	NAP	NAP	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP	NAP	NAP
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	NAP	NAP	NAP
22.00	Loan	5, 70	1	175 Remsen Street	Premier Healthcare Inc.	10,806	8.3%	1/31/2026	New Allen School, Inc.
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP	NAP	NAP

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	NAP	NAP	NAP	NAP
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	NAP	NAP	NAP

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	37,500	6.6%	9/25/2044
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP
2.20	Property		1	Bristol	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP
3.00	Loan		1	Sacramento Gateway	21,000	6.0%	11/30/2028
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio
4.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP	NAP
4.02	Property		1	Steelway Industrial Park	48,123	7.3%	9/30/2025
4.03	Property		1	1001 and 1011 AIP Drive	23,571	8.2%	8/31/2031
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	28,000	7.0%	7/31/2028
4.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP
4.06	Property		1	Marway Circle Industrial Buildings	8,250	4.7%	10/31/2025
4.07	Property		1	DLG International, Inc.	NAP	NAP	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio
5.01	Property		1	SpringHill Suites Tarrytown	NAP	NAP	NAP
5.02	Property		1	Hilton Garden Inn Norwalk	NAP	NAP	NAP
5.03	Property		1	Sheraton Tarrytown	NAP	NAP	NAP
5.04	Property		1	Hilton Garden Inn Shelton	NAP	NAP	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	NAP	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
7.01	Property		1	30 Rockefeller Plaza	93,043	5.7%	7/31/2031 (73,579 SF), 10/31/2034 (11,049 SF), 9/30/2031 (4,133 SF), 9/30/2032 (2,023 SF), 12/31/2024 (1,130 SF), 2/29/2032 (825 SF), 9/30/2030 (304 SF)
7.02	Property		1	45 Rockefeller Plaza	55,757	4.3%	12/31/2025
7.03	Property		1	10 Rockefeller Plaza	2,812	0.6%	12/31/2040
7.04	Property		1	1230 Avenue Of The Americas	18,227	2.5%	6/30/2035
7.05	Property		1	50 Rockefeller Plaza	23,145	4.6%	1/12/2033
7.06	Property		1	1 Rockefeller Plaza	20,102	3.3%	10/31/2035
7.07	Property		1	600 Fifth Avenue	17,964	4.1%	2/28/2025
7.08	Property		1	620 Fifth Avenue	7,229	5.8%	12/31/2027
7.09	Property		1	610 Fifth Avenue	7,199	5.4%	6/30/2029
7.10	Property		1	1270 Avenue Of The Americas	17,996	3.5%	3/31/2025
7.11	Property		1	30 Rock Condos	NAP	NAP	NAP
7.12	Property		1	The Little Nell	NAP	NAP	NAP
7.13	Property		1	Radio City Music Hall	NAP	NAP	NAP
7.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP
7.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack
8.01	Property		1	Rogers (Bentonville) Embassy Suites	NAP	NAP	NAP
8.02	Property		1	Frisco Embassy Suites	NAP	NAP	NAP
8.03	Property		1	Hilton Long Beach	NAP	NAP	NAP
8.04	Property		1	San Marcos Embassy Suites	NAP	NAP	NAP
8.05	Property		1	Loveland Embassy Suites	NAP	NAP	NAP
8.06	Property		1	Albuquerque Embassy Suites	NAP	NAP	NAP
8.07	Property		1	Branson Chateau Hotel	NAP	NAP	NAP
8.08	Property		1	Lincoln Embassy Suites	NAP	NAP	NAP
8.09	Property		1	Richardson Renaissance	NAP	NAP	NAP
8.10	Property		1	Charleston Embassy Suites	NAP	NAP	NAP
8.11	Property		1	Nashville South Embassy Suites	NAP	NAP	NAP
8.12	Property		1	La Vista Embassy Suites	NAP	NAP	NAP
8.13	Property		1	St. Charles Embassy Suites	NAP	NAP	NAP
8.14	Property		1	Hot Springs Embassy Suites	NAP	NAP	NAP
8.15	Property		1	East Peoria Embassy Suites	NAP	NAP	NAP
8.16	Property		1	Tucson University Marriott	NAP	NAP	NAP
8.17	Property		1	Embassy Suites Lexington UK Coldstream	NAP	NAP	NAP
8.18	Property		1	Normal Marriott Hotel	NAP	NAP	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	NAP	NAP	NAP
8.20	Property		1	North Charleston Residence Inn	NAP	NAP	NAP
8.21	Property		1	Oklahoma City Residence Inn	NAP	NAP	NAP
8.22	Property		1	La Vista Courtyard by Marriott	NAP	NAP	NAP
8.23	Property		1	Springfield Residence Inn	NAP	NAP	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	NAP	NAP	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	10,268	2.5%	9/30/2032
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio
10.01	Property		1	Sentral Union Station	NAP	NAP	NAP
10.02	Property		1	Sentral Michigan Avenue	NAP	NAP	NAP
10.03	Property		1	Sentral SoBro	NAP	NAP	NAP
10.04	Property		1	Sentral Wynwood	NAP	NAP	NAP
10.05	Property		1	Sentral at Austin 1614	NAP	NAP	NAP
10.06	Property		1	Sentral at Austin 1630	NAP	NAP	NAP
11.00	Loan		1	Waterside Marketplace	19,312	7.0%	4/30/2035
12.00	Loan		1	Lakeland Park Center	12,577	5.7%	9/30/2026
13.00	Loan	5, 41, 42	1	International Plaza II	30,650	7.9%	6/30/2033
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2
17.01	Property		1	200 Sidney	NAP	NAP	NAP
17.02	Property		1	Lincoln Centre	NAP	NAP	NAP
17.03	Property		1	40 Erie Street	NAP	NAP	NAP
17.04	Property		1	4570 Executive Drive	NAP	NAP	NAP
17.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP
17.06	Property		1	21 Erie Street	NAP	NAP	NAP
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP
17.08	Property		1	Eastgate Mall	NAP	NAP	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio
18.01	Property		1	High Point	NAP	NAP	NAP
18.02	Property		1	Meridian Surgery Center	NAP	NAP	NAP
18.03	Property		1	Mary Washington	NAP	NAP	NAP
19.00	Loan	64, 65	1	Hotel Indigo	NAP	NAP	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	NAP
22.00	Loan	5, 70	1	175 Remsen Street	10,806	8.3%	12/31/2032
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	NAP	NAP
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	NAP

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee	NAP
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage
2.01	Property		1	Carroll	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.02	Property		1	Enterprise - Rucker Blvd	8/28/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.03	Property		1	West Memphis	8/21/2024	NAP	8/21/2024	NAP	NAP	No	Fee	NAP
2.04	Property		1	Belpre	8/20/2024	NAP	Various	NAP	NAP	Various	Fee	NAP
2.05	Property		1	Marietta	8/20/2024	NAP	Various	NAP	NAP	Yes - AE	Fee	NAP
2.06	Property		1	Enterprise - Geneva Hwy	8/23/2024	NAP	8/23/2024	NAP	NAP	No	Fee	NAP
2.07	Property		1	Parkersburg - Garfield Ave	8/26/2024	NAP	8/30/2024	NAP	NAP	Yes - AE	Fee	NAP
2.08	Property		1	Bridgeport	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.09	Property		1	Enterprise - Salem Rd	8/22/2024	NAP	8/23/2024	NAP	NAP	No	Fee	NAP
2.10	Property		1	Elizabethton	8/21/2024	NAP	8/23/2024	NAP	NAP	Yes - AE	Fee	NAP
2.11	Property		1	Cedar Lake	Various	NAP	Various	NAP	NAP	No	Fee	NAP
2.12	Property		1	Kannapolis	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.13	Property		1	Johnson City - South Roan	8/20/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.14	Property		1	Cincinnati	8/21/2024	NAP	8/28/2024	NAP	NAP	No	Fee	NAP
2.15	Property		1	Mooresville	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.16	Property		1	Bloomington	8/21/2024	NAP	8/20/2024	NAP	NAP	No	Fee	NAP
2.17	Property		1	Newton	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.18	Property		1	Proctorville	8/20/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.19	Property		1	Kingsport - Brookside School	8/26/2024	NAP	8/26/2024	NAP	NAP	Yes - A	Fee	NAP
2.20	Property		1	Bristol	8/26/2024	NAP	8/30/2024	NAP	NAP	No	Fee	NAP
2.21	Property		1	Hurricane	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.22	Property		1	Blountville	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.23	Property		1	Little Rock	8/21/2024	NAP	8/21/2024	NAP	NAP	Yes - AE	Fee	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.25	Property		1	Clarksville	8/22/2024	NAP	Various	NAP	NAP	No	Fee	NAP
2.26	Property		1	Parkersburg	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.27	Property		1	Piney Flats	8/22/2024	NAP	8/20/2024	NAP	NAP	No	Fee	NAP
2.28	Property		1	Cross Lanes	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.29	Property		1	Shelby	Various	NAP	Various	NAP	NAP	No	Fee	NAP
2.30	Property		1	Batesville	8/23/2024	NAP	8/23/2024	NAP	NAP	No	Fee	NAP
2.31	Property		1	Greeneville	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.32	Property		1	Cleveland - N. Washington	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.33	Property		1	Morgantown - Lower Aarons	8/21/2024	NAP	8/21/2024	NAP	NAP	Yes - A	Fee	NAP
2.34	Property		1	Morgantown - Canyon Rd	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.35	Property		1	Asheville	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.36	Property		1	Splendora - Old Hwy 59N	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.37	Property		1	Nitro - 1st Ave S	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.38	Property		1	Elkview	Various	NAP	8/26/2024	NAP	NAP	Yes - AE	Fee	NAP
2.39	Property		1	Nitro - 4131 1st St	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.40	Property		1	Splendora - US-59	8/26/2024	NAP	8/22/2024	NAP	NAP	No	Fee	NAP
2.41	Property		1	Conroe - Hwy 105E	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.42	Property		1	Coolville	8/20/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.43	Property		1	Little Hocking	8/26/2024	NAP	8/23/2024	NAP	NAP	No	Fee	NAP
2.44	Property		1	Ravenswood	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.45	Property		1	Racine	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	8/23/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.47	Property		1	Conroe - Woodland Forest	8/21/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.48	Property		1	Nitro - 11th St	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.49	Property		1	Conroe - Bryant Rd	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.50	Property		1	Cleveland - CR388	8/22/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
2.51	Property		1	Nitro - 503 Main Ave	8/26/2024	NAP	8/26/2024	NAP	NAP	Various	Fee	NAP
2.52	Property		1	Nitro - 1202 Main Ave	8/26/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
3.00	Loan		1	Sacramento Gateway	8/30/2024	NAP	9/3/2024	9/11/2024	6%	Yes - A99	Fee	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio
4.01	Property		1	2294 Molly Pitcher Highway	8/8/2024	NAP	8/8/2024	NAP	NAP	Yes - A	Fee	NAP
4.02	Property		1	Steelway Industrial Park	8/15/2024	NAP	8/8/2024, 8/15/2024	NAP	NAP	No	Fee	NAP
4.03	Property		1	1001 and 1011 AIP Drive	8/12/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	8/15/2024	NAP	8/8/2024, 8/15/2024	NAP	NAP	Yes - AE	Fee	NAP
4.05	Property		1	Owens Brockway Distribution Warehouse	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
4.06	Property		1	Marway Circle Industrial Buildings	8/14/2024, 8/15/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
4.07	Property		1	DLG International, Inc.	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio
5.01	Property		1	SpringHill Suites Tarrytown	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
5.02	Property		1	Hilton Garden Inn Norwalk	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Leasehold	10/31/2049, 11/1/2029, 11/8/2049
5.03	Property		1	Sheraton Tarrytown	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
5.04	Property		1	Hilton Garden Inn Shelton	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	8/31/2023	NAP	8/31/2023	8/31/2023	13%	No	Fee	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
7.01	Property		1	30 Rockefeller Plaza	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.02	Property		1	45 Rockefeller Plaza	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.03	Property		1	10 Rockefeller Plaza	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.04	Property		1	1230 Avenue Of The Americas	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.05	Property		1	50 Rockefeller Plaza	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.06	Property		1	1 Rockefeller Plaza	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.07	Property		1	600 Fifth Avenue	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.08	Property		1	620 Fifth Avenue	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.09	Property		1	610 Fifth Avenue	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.10	Property		1	1270 Avenue Of The Americas	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.11	Property		1	30 Rock Condos	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.12	Property		1	The Little Nell	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.13	Property		1	Radio City Music Hall	9/6/2024	NAP	9/9/2024	NAP	NAP	No	Fee	NAP
7.14	Property		1	1240 Avenue Of The Americas	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
7.15	Property		1	1258 Avenue Of The Americas	9/6/2024	NAP	9/6/2024	NAP	NAP	No	Fee	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack
8.01	Property		1	Rogers (Bentonville) Embassy Suites	5/10/2024	NAP	5/24/2024	NAP	NAP	No	Fee	NAP
8.02	Property		1	Frisco Embassy Suites	5/24/2024	NAP	5/14/2024	NAP	NAP	No	Fee	NAP
8.03	Property		1	Hilton Long Beach	5/10/2024	NAP	5/15/2024	5/9/2024	12%	No	Fee	NAP
8.04	Property		1	San Marcos Embassy Suites	5/15/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
8.05	Property		1	Loveland Embassy Suites	5/14/2024	NAP	5/14/2024	NAP	NAP	No	Fee/Leasehold	4/9/2064
8.06	Property		1	Albuquerque Embassy Suites	5/15/2024	NAP	5/24/2024	NAP	NAP	No	Fee	NAP
8.07	Property		1	Branson Chateau Hotel	5/14/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
8.08	Property		1	Lincoln Embassy Suites	5/24/2024	NAP	5/24/2024	NAP	NAP	No	Fee	NAP
8.09	Property		1	Richardson Renaissance	5/15/2024	NAP	5/24/2024	NAP	NAP	No	Fee	NAP
8.10	Property		1	Charleston Embassy Suites	5/15/2024	NAP	5/15/2024	NAP	NAP	Yes - AE	Fee	NAP
8.11	Property		1	Nashville South Embassy Suites	5/9/2024	NAP	5/14/2024	NAP	NAP	No	Fee	NAP
8.12	Property		1	La Vista Embassy Suites	5/15/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
8.13	Property		1	St. Charles Embassy Suites	5/10/2024	NAP	5/13/2024	NAP	NAP	No	Leasehold	4/30/2058
8.14	Property		1	Hot Springs Embassy Suites	5/10/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
8.15	Property		1	East Peoria Embassy Suites	5/15/2024	NAP	5/24/2024	NAP	NAP	Yes - AE	Leasehold	9/1/2027
8.16	Property		1	Tucson University Marriott	5/10/2024	NAP	5/24/2024	NAP	NAP	No	Leasehold	6/30/2094
8.17	Property		1	Embassy Suites Lexington UK Coldstream	5/14/2024	NAP	5/15/2024	NAP	NAP	No	Leasehold	12/1/2092
8.18	Property		1	Normal Marriott Hotel	5/24/2024	NAP	5/24/2024	NAP	NAP	No	Fee	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	5/24/2024	NAP	5/24/2024	NAP	NAP	No	Fee	NAP
8.20	Property		1	North Charleston Residence Inn	5/24/2024	NAP	5/15/2024	NAP	NAP	No	Leasehold	5/31/2058
8.21	Property		1	Oklahoma City Residence Inn	5/15/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
8.22	Property		1	La Vista Courtyard by Marriott	5/15/2024	NAP	5/24/2024	NAP	NAP	No	Fee	NAP
8.23	Property		1	Springfield Residence Inn	5/15/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	5/15/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	10/18/2024	NAP	10/18/2024	NAP	NAP	No	Fee/Leasehold	5/31/2048
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio
10.01	Property		1	Sentral Union Station	10/14/2024	NAP	10/14/2024	NAP	NAP	No	Fee	NAP
10.02	Property		1	Sentral Michigan Avenue	10/14/2024	NAP	10/14/2024	NAP	NAP	No	Leasehold	12/31/2114
10.03	Property		1	Sentral SoBro	10/14/2024	NAP	10/14/2024	NAP	NAP	No	Fee	NAP
10.04	Property		1	Sentral Wynwood	10/14/2024	NAP	10/14/2024	NAP	NAP	No	Fee	NAP
10.05	Property		1	Sentral at Austin 1614	10/14/2024	NAP	10/14/2024	NAP	NAP	No	Fee	NAP
10.06	Property		1	Sentral at Austin 1630	10/14/2024	NAP	10/14/2024	NAP	NAP	No	Fee	NAP
11.00	Loan		1	Waterside Marketplace	8/30/2024	NAP	8/30/2024	NAP	NAP	No	Fee	NAP
12.00	Loan		1	Lakeland Park Center	8/23/2024	NAP	8/23/2024	NAP	NAP	No	Fee	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	7/10/2024	NAP	8/21/2024	NAP	NAP	No	Fee	NAP
14.00	Loan	43	1	Eaton Innovation Center	6/19/2024	NAP	5/7/2024	NAP	NAP	No	Fee	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	9/10/2024	NAP	9/10/2024	NAP	NAP	No	Fee	NAP
16.00	Loan		1	144-25 Roosevelt Ave	9/11/2024	NAP	9/11/2024	NAP	NAP	No	Fee	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2
17.01	Property		1	200 Sidney	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
17.02	Property		1	Lincoln Centre	4/10/2024	NAP	4/8/2024	4/8/2024	12%	No	Fee	NAP
17.03	Property		1	40 Erie Street	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
17.04	Property		1	4570 Executive Drive	4/8/2024	NAP	4/8/2024	4/8/2024	10%	No	Fee	NAP
17.05	Property		1	9360-9390 Towne Centre Drive	4/8/2024	NAP	4/8/2024	4/8/2024	13%	No	Fee	NAP
17.06	Property		1	21 Erie Street	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
17.07	Property		1	47 Erie Street Parking Structure	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
17.08	Property		1	Eastgate Mall	4/8/2024	NAP	4/8/2024	4/8/2024	10%	No	Fee	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio
18.01	Property		1	High Point	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
18.02	Property		1	Meridian Surgery Center	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
18.03	Property		1	Mary Washington	8/8/2024	NAP	8/8/2024	NAP	NAP	No	Fee	NAP
19.00	Loan	64, 65	1	Hotel Indigo	9/11/2024	NAP	9/11/2024	NAP	NAP	No	Fee	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	7/9/2024	NAP	7/10/2024	NAP	NAP	No	Fee	NAP
21.00	Loan	5, 69	1	Euclid Apartments	12/28/2023	NAP	12/28/2023	NAP	NAP	No	Fee	NAP
22.00	Loan	5, 70	1	175 Remsen Street	7/29/2024	NAP	7/29/2024	NAP	NAP	No	Fee	NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	8/28/2024	NAP	8/28/2024	NAP	NAP	No	Fee	NAP

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	8/16/2024	NAP	8/16/2024	NAP	NAP	No	Fee	NAP
25.00	Loan	74	1	155 Elliott Avenue	10/3/2023	NAP	7/18/2024	NAP	NAP	No	Fee	NAP
26.00	Loan		1	CLC Preserve Self-Storage	8/9/2024	NAP	8/9/2024	NAP	NAP	No	Fee	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	8/16/2024	NAP	8/16/2024	8/15/2024	7%	No	Fee	NAP

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	NAP
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage
2.01	Property		1	Carroll	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP
2.03	Property		1	West Memphis	NAP
2.04	Property		1	Belpre	NAP
2.05	Property		1	Marietta	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP
2.08	Property		1	Bridgeport	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP
2.10	Property		1	Elizabethton	NAP
2.11	Property		1	Cedar Lake	NAP
2.12	Property		1	Kannapolis	NAP
2.13	Property		1	Johnson City - South Roan	NAP
2.14	Property		1	Cincinnati	NAP
2.15	Property		1	Mooresville	NAP
2.16	Property		1	Bloomington	NAP
2.17	Property		1	Newton	NAP
2.18	Property		1	Proctorville	NAP
2.19	Property		1	Kingsport - Brookside School	NAP
2.20	Property		1	Bristol	NAP
2.21	Property		1	Hurricane	NAP
2.22	Property		1	Blountville	NAP
2.23	Property		1	Little Rock	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP
2.25	Property		1	Clarksville	NAP
2.26	Property		1	Parkersburg	NAP
2.27	Property		1	Piney Flats	NAP
2.28	Property		1	Cross Lanes	NAP
2.29	Property		1	Shelby	NAP
2.30	Property		1	Batesville	NAP
2.31	Property		1	Greeneville	NAP
2.32	Property		1	Cleveland - N. Washington	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP
2.35	Property		1	Asheville	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP
2.38	Property		1	Elkview	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP
2.40	Property		1	Splendora - US-59	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP
2.42	Property		1	Coolville	NAP
2.43	Property		1	Little Hocking	NAP
2.44	Property		1	Ravenswood	NAP
2.45	Property		1	Racine	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP
2.48	Property		1	Nitro - 11th St	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP
2.50	Property		1	Cleveland - CR388	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP
3.00	Loan		1	Sacramento Gateway	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio
4.01	Property		1	2294 Molly Pitcher Highway	NAP
4.02	Property		1	Steelway Industrial Park	NAP
4.03	Property		1	1001 and 1011 AIP Drive	NAP
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	NAP
4.05	Property		1	Owens Brockway Distribution Warehouse	NAP
4.06	Property		1	Marway Circle Industrial Buildings	NAP
4.07	Property		1	DLG International, Inc.	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio
5.01	Property		1	SpringHill Suites Tarrytown	NAP
5.02	Property	1	Hilton Garden Inn Norwalk	1 option for 25 years and 1 option for 23 years (10/31/2097 Final Expiration), 6 options to extend for 10 years each and 1 option for 8 years (11/1/2097 Final Expiration), 1 option for 25 Yrs and 1 option for 23 Yrs (11/9/2097 Final
					Expiration).
5.03	Property		1	Sheraton Tarrytown	NAP
5.04	Property		1	Hilton Garden Inn Shelton	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms
7.01	Property		1	30 Rockefeller Plaza	NAP
7.02	Property		1	45 Rockefeller Plaza	NAP
7.03	Property		1	10 Rockefeller Plaza	NAP
7.04	Property		1	1230 Avenue Of The Americas	NAP
7.05	Property		1	50 Rockefeller Plaza	NAP
7.06	Property		1	1 Rockefeller Plaza	NAP
7.07	Property		1	600 Fifth Avenue	NAP
7.08	Property		1	620 Fifth Avenue	NAP
7.09	Property		1	610 Fifth Avenue	NAP
7.10	Property		1	1270 Avenue Of The Americas	NAP
7.11	Property		1	30 Rock Condos	NAP
7.12	Property		1	The Little Nell	NAP
7.13	Property		1	Radio City Music Hall	NAP
7.14	Property		1	1240 Avenue Of The Americas	NAP
7.15	Property		1	1258 Avenue Of The Americas	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack
8.01	Property		1	Rogers (Bentonville) Embassy Suites	NAP
8.02	Property		1	Frisco Embassy Suites	NAP
8.03	Property		1	Hilton Long Beach	NAP
8.04	Property		1	San Marcos Embassy Suites	NAP
8.05	Property		1	Loveland Embassy Suites	None
8.06	Property		1	Albuquerque Embassy Suites	NAP
8.07	Property		1	Branson Chateau Hotel	NAP
8.08	Property		1	Lincoln Embassy Suites	NAP
8.09	Property		1	Richardson Renaissance	NAP
8.10	Property		1	Charleston Embassy Suites	NAP
8.11	Property		1	Nashville South Embassy Suites	NAP
8.12	Property		1	La Vista Embassy Suites	NAP
8.13	Property		1	St. Charles Embassy Suites	4, 10-year extension options
8.14	Property		1	Hot Springs Embassy Suites	NAP
8.15	Property		1	East Peoria Embassy Suites	None
8.16	Property		1	Tucson University Marriott	None
8.17	Property		1	Embassy Suites Lexington UK Coldstream	None
8.18	Property		1	Normal Marriott Hotel	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	NAP
8.20	Property		1	North Charleston Residence Inn	None
8.21	Property		1	Oklahoma City Residence Inn	NAP
8.22	Property		1	La Vista Courtyard by Marriott	NAP
8.23	Property		1	Springfield Residence Inn	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	None
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio
10.01	Property		1	Sentral Union Station	NAP
10.02	Property		1	Sentral Michigan Avenue	None
10.03	Property		1	Sentral SoBro	NAP
10.04	Property		1	Sentral Wynwood	NAP
10.05	Property		1	Sentral at Austin 1614	NAP
10.06	Property		1	Sentral at Austin 1630	NAP
11.00	Loan		1	Waterside Marketplace	NAP
12.00	Loan		1	Lakeland Park Center	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	NAP
14.00	Loan	43	1	Eaton Innovation Center	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2
17.01	Property		1	200 Sidney	NAP
17.02	Property		1	Lincoln Centre	NAP
17.03	Property		1	40 Erie Street	NAP
17.04	Property		1	4570 Executive Drive	NAP
17.05	Property		1	9360-9390 Towne Centre Drive	NAP
17.06	Property		1	21 Erie Street	NAP
17.07	Property		1	47 Erie Street Parking Structure	NAP
17.08	Property		1	Eastgate Mall	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio
18.01	Property		1	High Point	NAP
18.02	Property		1	Meridian Surgery Center	NAP
18.03	Property		1	Mary Washington	NAP
19.00	Loan	64, 65	1	Hotel Indigo	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP
21.00	Loan	5, 69	1	Euclid Apartments	NAP
22.00	Loan	5, 70	1	175 Remsen Street	NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP
25.00	Loan	74	1	155 Elliott Avenue	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	NAP	NAP	0	Springing	0	Springing	7,110
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage			261,988	119,946	0	Springing	0
2.01	Property		1	Carroll	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP
2.17	Property		1	Newton	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP
2.20	Property		1	Bristol	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP
2.45	Property		1	Racine	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP
3.00	Loan		1	Sacramento Gateway	NAP	NAP	249,697	83,233	0	Springing	0
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio			188,503	188,503	265,597	40,242	0
4.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP
4.02	Property		1	Steelway Industrial Park	NAP	NAP
4.03	Property		1	1001 and 1011 AIP Drive	NAP	NAP
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	NAP	NAP
4.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP
4.06	Property		1	Marway Circle Industrial Buildings	NAP	NAP
4.07	Property		1	DLG International, Inc.	NAP	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio			582,504	145,626	758,916	63,243	0
5.01	Property		1	SpringHill Suites Tarrytown	NAP	NAP
5.02	Property		1	Hilton Garden Inn Norwalk	511360.24	Yes
5.03	Property		1	Sheraton Tarrytown	NAP	NAP
5.04	Property		1	Hilton Garden Inn Shelton	NAP	NAP
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	NAP	1,035,239	207,048	0	Springing	0
7.00	Loan	5, 24, 25	15	Rockefeller Center			0	Springing	0	Springing	0

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
7.01	Property		1	30 Rockefeller Plaza	NAP	NAP
7.02	Property		1	45 Rockefeller Plaza	NAP	NAP
7.03	Property		1	10 Rockefeller Plaza	NAP	NAP
7.04	Property		1	1230 Avenue Of The Americas	NAP	NAP
7.05	Property		1	50 Rockefeller Plaza	NAP	NAP
7.06	Property		1	1 Rockefeller Plaza	NAP	NAP
7.07	Property		1	600 Fifth Avenue	NAP	NAP
7.08	Property		1	620 Fifth Avenue	NAP	NAP
7.09	Property		1	610 Fifth Avenue	NAP	NAP
7.10	Property		1	1270 Avenue Of The Americas	NAP	NAP
7.11	Property		1	30 Rock Condos	NAP	NAP
7.12	Property		1	The Little Nell	NAP	NAP
7.13	Property		1	Radio City Music Hall	NAP	NAP
7.14	Property		1	1240 Avenue Of The Americas	NAP	NAP
7.15	Property		1	1258 Avenue Of The Americas	NAP	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack			0	Springing	0	Springing	40,000,000
8.01	Property		1	Rogers (Bentonville) Embassy Suites	NAP	NAP
8.02	Property		1	Frisco Embassy Suites	NAP	NAP
8.03	Property		1	Hilton Long Beach	NAP	NAP
8.04	Property		1	San Marcos Embassy Suites	NAP	NAP
8.05	Property		1	Loveland Embassy Suites	1.5% of Adjusted Room Revenue	No
8.06	Property		1	Albuquerque Embassy Suites	NAP	NAP
8.07	Property		1	Branson Chateau Hotel	NAP	NAP
8.08	Property		1	Lincoln Embassy Suites	NAP	NAP
8.09	Property		1	Richardson Renaissance	NAP	NAP
8.10	Property		1	Charleston Embassy Suites	NAP	NAP
8.11	Property		1	Nashville South Embassy Suites	NAP	NAP
8.12	Property		1	La Vista Embassy Suites	NAP	NAP
8.13	Property		1	St. Charles Embassy Suites	$100.00 plus 0.75% of Adjusted Room Revenue	No
8.14	Property		1	Hot Springs Embassy Suites	NAP	NAP
8.15	Property		1	East Peoria Embassy Suites	180000.00	No
8.16	Property		1	Tucson University Marriott	153781.92	No
8.17	Property		1	Embassy Suites Lexington UK Coldstream	200712.00	Yes
8.18	Property		1	Normal Marriott Hotel	NAP	NAP
8.19	Property		1	Oklahoma City Courtyard by Marriott	NAP	NAP
8.20	Property		1	North Charleston Residence Inn	80000.00	No
8.21	Property		1	Oklahoma City Residence Inn	NAP	NAP
8.22	Property		1	La Vista Courtyard by Marriott	NAP	NAP
8.23	Property		1	Springfield Residence Inn	NAP	NAP
8.24	Property		1	Fort Smith Courtyard by Marriott	NAP	NAP
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	595510.16	Yes	0	Springing	0	Springing	0
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio			0	Springing	0	Springing	0
10.01	Property		1	Sentral Union Station	NAP	NAP					0
10.02	Property		1	Sentral Michigan Avenue	410184.93	Yes					0
10.03	Property		1	Sentral SoBro	NAP	NAP					0
10.04	Property		1	Sentral Wynwood	NAP	NAP					0
10.05	Property		1	Sentral at Austin 1614	NAP	NAP					0
10.06	Property		1	Sentral at Austin 1630	NAP	NAP					0
11.00	Loan		1	Waterside Marketplace	NAP	NAP	222,081	74,027	54,194	7,742	200,000
12.00	Loan		1	Lakeland Park Center	NAP	NAP	414,447	37,677	0	Springing	0
13.00	Loan	5, 41, 42	1	International Plaza II	NAP	NAP	1,750,081	171,577	0	Springing	8,092
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	0	Springing	0	Springing	0
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	88,039	8,004	10,396	10,396	0
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	298,545	74,636	0	Springing	0
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2			0	Springing	0	Springing	0
17.01	Property		1	200 Sidney	NAP	NAP					0
17.02	Property		1	Lincoln Centre	NAP	NAP					0
17.03	Property		1	40 Erie Street	NAP	NAP					0
17.04	Property		1	4570 Executive Drive	NAP	NAP					0
17.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP					0
17.06	Property		1	21 Erie Street	NAP	NAP					0
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP					0
17.08	Property		1	Eastgate Mall	NAP	NAP					0
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio			47,443	10,314	33,767	2,680	0
18.01	Property		1	High Point	NAP	NAP
18.02	Property		1	Meridian Surgery Center	NAP	NAP
18.03	Property		1	Mary Washington	NAP	NAP
19.00	Loan	64, 65	1	Hotel Indigo	NAP	NAP	97,544	32,515	40,922	2,204	0
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	NAP	0	39,810	0	Springing	0
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	139,130	66,253	37,141	17,686	1,000,000
22.00	Loan	5, 70	1	175 Remsen Street	NAP	NAP	428,807	106,025	0	Springing	3,586
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	0	7,363	0	Springing	0

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	NAP	70,897	22,507	6,716	6,396	0
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	22,828	4,566	6,354	1,059	0
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	0	4,027	1,535	1,535	0
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	0	Springing	758	189	0

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property N ame	Monthly Replacement / FF&E Reserve ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	7,110
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	27,659
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	7,820
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	32,173
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	96,827
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	Springing
7.00	Loan	5, 24, 25	15	Rockefeller Center	Springing

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property N ame	Monthly Replacement / FF&E Reserve ($)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	4% of Gross Income from Operations for the calendar month that is two calendar months prior to the calendar month of the Payment Date, plus $1,000,000.00 for the payment date on and after November 2026.
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	Springing
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	22,375
10.01	Property		1	Sentral Union Station	0
10.02	Property		1	Sentral Michigan Avenue	0
10.03	Property		1	Sentral SoBro	0
10.04	Property		1	Sentral Wynwood	0
10.05	Property		1	Sentral at Austin 1614	0
10.06	Property		1	Sentral at Austin 1630	0
11.00	Loan		1	Waterside Marketplace	4,604
12.00	Loan		1	Lakeland Park Center	2,742
13.00	Loan	5, 41, 42	1	International Plaza II	8,092
14.00	Loan	43	1	Eaton Innovation Center	Springing
15.00	Loan	44, 45	1	Mocksville Industrial	2,109
16.00	Loan		1	144-25 Roosevelt Ave	3,354
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	0
17.01	Property		1	200 Sidney	0
17.02	Property		1	Lincoln Centre	0
17.03	Property		1	40 Erie Street	0
17.04	Property		1	4570 Executive Drive	0
17.05	Property		1	9360-9390 Towne Centre Drive	0
17.06	Property		1	21 Erie Street	0
17.07	Property		1	47 Erie Street Parking Structure	0
17.08	Property		1	Eastgate Mall	0
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	1,011
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	24,682
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	24,530
21.00	Loan	5, 69	1	Euclid Apartments	15,375
22.00	Loan	5, 70	1	175 Remsen Street	3,586
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	936

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property N ame	Monthly Replacement / FF&E Reserve ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	14,164
25.00	Loan	74	1	155 Elliott Avenue	500
26.00	Loan		1	CLC Preserve Self-Storage	452
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	Springing

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	170,644	1,000,000	Springing	1,000,000
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	0	0	0	0
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	187,682	0	36,204	868,900
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	772,158	1,400,000	53,622	0
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	0	0	0	0
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	0	0	0	0
7.00	Loan	5, 24, 25	15	Rockefeller Center	2,162,241	0	1,801,868	$85.00 per rentable square foot of the applicable Lease Sweep Premises

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	0	0	0	0
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	206,017	0	Springing	641,476
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	0	0	0	0
10.01	Property		1	Sentral Union Station	0	0	0	0
10.02	Property		1	Sentral Michigan Avenue	0	0	0	0
10.03	Property		1	Sentral SoBro	0	0	0	0
10.04	Property		1	Sentral Wynwood	0	0	0	0
10.05	Property		1	Sentral at Austin 1614	0	0	0	0
10.06	Property		1	Sentral at Austin 1630	0	0	0	0
11.00	Loan		1	Waterside Marketplace	200,000	750,000	34,531	750,000
12.00	Loan		1	Lakeland Park Center	0	0	22,848	0
13.00	Loan	5, 41, 42	1	International Plaza II	291,322	16,185	16,185	582,645
14.00	Loan	43	1	Eaton Innovation Center	48,964	0	Springing	326,427
15.00	Loan	44, 45	1	Mocksville Industrial	0	0	5,298	0
16.00	Loan		1	144-25 Roosevelt Ave	0	0	0	0
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	0	0	Springing	An amount equal to twelve (12) multiplied by the Rollover Reserve Monthly Deposit.
17.01	Property		1	200 Sidney	0	0	0	0
17.02	Property		1	Lincoln Centre	0	0	0	0
17.03	Property		1	40 Erie Street	0	0	0	0
17.04	Property		1	4570 Executive Drive	0	0	0	0
17.05	Property		1	9360-9390 Towne Centre Drive	0	0	0	0
17.06	Property		1	21 Erie Street	0	0	0	0
17.07	Property		1	47 Erie Street Parking Structure	0	0	0	0
17.08	Property		1	Eastgate Mall	0	0	0	0
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	0	0	0	0
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	0	0	0	0
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	0	0	0	0
21.00	Loan	5, 69	1	Euclid Apartments	0	0	0	0
22.00	Loan	5, 70	1	175 Remsen Street	0	1,000,000	16,301	1,500,000
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	0	0	0	0

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	0	0	0	0
25.00	Loan	74	1	155 Elliott Avenue	0	0	0	0
26.00	Loan		1	CLC Preserve Self-Storage	0	0	0	0
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	0	0	0	0

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	0	0	0	0	1,941,930	0
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	0	0	0	240,160	0	0
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	0	0	0	16,800	61,930	0
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	0	0	0	197,044	786,168	0
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	0	0	0	46,115	5,122,985	69,358
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	0	0	0	0	0	Springing
7.00	Loan	5, 24, 25	15	Rockefeller Center	0	0	0	0	246,794,668	0

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	0	0	0	0	335,875	Springing
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	0	0	0	0	12,211,534	0
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	0	0	0	0	0	Springing
10.01	Property		1	Sentral Union Station	0	0	0	0
10.02	Property		1	Sentral Michigan Avenue	0	0	0	0
10.03	Property		1	Sentral SoBro	0	0	0	0
10.04	Property		1	Sentral Wynwood	0	0	0	0
10.05	Property		1	Sentral at Austin 1614	0	0	0	0
10.06	Property		1	Sentral at Austin 1630	0	0	0	0
11.00	Loan		1	Waterside Marketplace	0	0	0	0	1,413,000	0
12.00	Loan		1	Lakeland Park Center	0	0	0	0	6,142	0
13.00	Loan	5, 41, 42	1	International Plaza II	0	0	0	0	2,195,284	0
14.00	Loan	43	1	Eaton Innovation Center	0	0	0	0	0	Springing
15.00	Loan	44, 45	1	Mocksville Industrial	1,273,748	0	0	0	0	0
16.00	Loan		1	144-25 Roosevelt Ave	0	0	0	19,300	0	0
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	0	0	0	0	3,569,740	0
17.01	Property		1	200 Sidney	0	0	0	0
17.02	Property		1	Lincoln Centre	0	0	0	0
17.03	Property		1	40 Erie Street	0	0	0	0
17.04	Property		1	4570 Executive Drive	0	0	0	0
17.05	Property		1	9360-9390 Towne Centre Drive	0	0	0	0
17.06	Property		1	21 Erie Street	0	0	0	0
17.07	Property		1	47 Erie Street Parking Structure	0	0	0	0
17.08	Property		1	Eastgate Mall	0	0	0	0
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	0	0	0	10,875	0	42,004
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	0	0	0	5,750	1,024,000	Springing
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	0	0	0	0	6,332,004	161,400
21.00	Loan	5, 69	1	Euclid Apartments	0	0	0	28,750	0	0
22.00	Loan	5, 70	1	175 Remsen Street	0	0	0	14,505	0	0
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	0	0	0	0	0	0

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	0	0	0	16,250	0	0
25.00	Loan	74	1	155 Elliott Avenue	0	0	0	19,000	0	0
26.00	Loan		1	CLC Preserve Self-Storage	0	0	0	0	0	0
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	0	0	0	0	0	0

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Outstanding TI/LC Reserve
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	NAP
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	Existing TI/LC Obligations Reserve Funds
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	Rent Concession Funds ($210,881.48); TATILC Funds ($575,286.97)
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	PIP Reserve Funds (Upfront: $5,077,834.00, Monthly: Springing); HGI Norwalk Ground Rent Reserve (Upfront: $42,389.00, Monthly: $42,389.00); Sheraton Tarrytown Condo Assessment Reserve (Upfront: $2,762.00, Monthly:
					$2,762.00); Capital Expenditure (Monthly: $24,206.85)
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	Lease Sweep Reserve
7.00	Loan	5, 24, 25	15	Rockefeller Center	Specified Tenant Reserves ($246,794,668), Condominium Common Charges Account (Springing)

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	Ground Lease Reserve
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	Outstanding TI/LC Reserve ($11,562,092); Gap Rent Reserve ($649,442)
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	Ground Rent Reserve; Hotel Tax Reserve
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	Existing TI/LC Reserve Funds
12.00	Loan		1	Lakeland Park Center	Tenant Reimbursement Reserve Funds
13.00	Loan	5, 41, 42	1	International Plaza II	Free Rent Reserve Fund ($1,714,536); Outstanding TI/LC Reserve ($480,748)
14.00	Loan	43	1	Eaton Innovation Center	Downgrade Reserve
15.00	Loan	44, 45	1	Mocksville Industrial	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	Unfunded Obligations Reserve
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	Material Tenant Funds (Mary Washington)
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	Elevator Repairs (Upfront: $1,024,000.00); PIP Reserve Funds (Monthly: Springing)
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	PIP Reserve (Upfront: $6,332,004); Seasonality Reserve (Monthly: $161,400)
21.00	Loan	5, 69	1	Euclid Apartments	NAP
22.00	Loan	5, 70	1	175 Remsen Street	NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP

A-1-65

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP
25.00	Loan	74	1	155 Elliott Avenue	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP

A-1-66

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	0	0	NAP	Hard	Springing	Yes	Yes
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	0	0	NAP	Springing	Springing	Yes	No
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	0	0	NAP	Hard	Springing	Yes	No
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	0	0	NAP	Hard	Springing	Yes	Yes
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	0	0	NAP	Hard	Springing	Yes	No
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	0	0	NAP	Hard	In Place	Yes	Yes
7.00	Loan	5, 24, 25	15	Rockefeller Center	0	0	NAP	Hard	Springing	Yes	Yes

A-1-67

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	335,875	0	NAP	Hard	Springing	Yes	No
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	0	0	NAP	Hard	Springing	Yes	No
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	0	0	NAP	Soft	Springing	Yes	No
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	0	0	NAP	Hard	Springing	Yes	No
12.00	Loan		1	Lakeland Park Center	0	0	NAP	Hard	Springing	Yes	Yes
13.00	Loan	5, 41, 42	1	International Plaza II	0	0	NAP	Hard	Springing	Yes	Yes
14.00	Loan	43	1	Eaton Innovation Center	0	0	NAP	Hard	Springing	Yes	Yes
15.00	Loan	44, 45	1	Mocksville Industrial	0	0	NAP	Hard	Springing	Yes	Yes
16.00	Loan		1	144-25 Roosevelt Ave	0	0	NAP	Springing	Springing	Yes	No
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	0	0	NAP	Hard	Springing	Yes	No
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	0	0	NAP	Hard	Springing	Yes	Yes
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	0	0	NAP	Springing	Springing	Yes	No
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	0	0	NAP	Hard	Springing	Yes	No
21.00	Loan	5, 69	1	Euclid Apartments	0	0	NAP	Springing	Springing	Yes	No
22.00	Loan	5, 70	1	175 Remsen Street	0	0	NAP	Hard	Springing	Yes	Yes
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	0	0	NAP	Springing	Springing	Yes	No

A-1-68

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	0	0	NAP	Springing	Springing	Yes	No
25.00	Loan	74	1	155 Elliott Avenue	0	0	NAP	Springing	Springing	Yes	No
26.00	Loan		1	CLC Preserve Self-Storage	0	0	NAP	Springing	Springing	Yes	No
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	0	0	NAP	Springing	Springing	Yes	Yes

A-1-69

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Yes	No	69,000,000	211,000,000	1,092,828.59	1,450,199.07	NAP
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	Yes	Yes	69,000,000	111,000,000	559,894.79	907,937.50	NAP
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	No	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	Yes	Yes	58,000,000	54,000,000	296,699.37	615,376.48	NAP
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	Yes	No	42,000,000	103,000,000	605,697.22	852,680.56	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center	Yes	No	40,000,000	1,928,500,000	8,665,537.97	8,845,274.30	1,531,500,000

A-1-70

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	Yes	No	35,000,000	429,800,000	2,009,087.26	2,172,693.71	520,200,000
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	Yes	No	30,000,000	495,000,000	2,245,890.63	2,382,005.21	NAP
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	Yes	No	26,000,000	274,000,000	1,369,375.10	1,483,160.86	225,000,000
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	No	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Lakeland Park Center	No	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	Yes	No	21,995,000	56,330,000	353,620.70	491,697.88	NAP
14.00	Loan	43	1	Eaton Innovation Center	No	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	No	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	No	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	Yes	No	16,500,000	533,394,737	2,473,091.25	2,549,593.70	166,842,106
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	No	No	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	No	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	Yes	No	11,916,104	14,564,127	91,072.07	165,585.59	NAP
21.00	Loan	5, 69	1	Euclid Apartments	Yes	No	10,000,000	43,000,000	256,496.99	316,147.45	NAP
22.00	Loan	5, 70	1	175 Remsen Street	Yes	No	10,000,000	20,000,000	122,511.57	183,767.36	NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-71

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	No	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	74	1	155 Elliott Avenue	No	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	No	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-72

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	NAP	280,000,000	1,450,199.07	59.6%	1.54	10.0%	NAP
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	NAP	180,000,000	907,937.50	73.8%	1.71	10.5%	NAP
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	NAP	112,000,000	615,376.48	63.9%	1.37	9.9%	NAP
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	145,000,000	852,680.56	48.3%	1.83	13.2%	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center	7.29912823832844%	3,500,000,000	18,160,786.71	57.4%	1.54	10.3%	NAP

A-1-73

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	8.97784591118801%	985,000,000	6,118,644.03	68.0%	1.48	12.6%	NAP
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	NAP	525,000,000	2,382,005.21	49.5%	1.84	10.2%	NAP
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	6.36500%	525,000,000	2,693,173.88	63.1%	1.34	8.3%	NAP
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Lakeland Park Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	NAP	78,325,000	491,697.88	63.1%	1.77	14.0%	NAP
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	7.23928517798977%	716,736,843	3,570,087.72	65.3%	1.67	10.1%	NAP
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	26,480,231	165,585.59	52.9%	1.91	16.6%	NAP
21.00	Loan	5, 69	1	Euclid Apartments	NAP	53,000,000	316,147.45	68.8%	1.69	12.4%	NAP
22.00	Loan	5, 70	1	175 Remsen Street	NAP	30,000,000	183,767.36	55.6%	1.58	12.4%	NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-74

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-75

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	NAP	NAP	NAP	NAP	NAP	NAP	Yes
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	No
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	NAP	NAP	NAP	NAP	NAP	NAP	No
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	NAP	NAP	NAP	NAP	NAP	No
7.00	Loan	5, 24, 25	15	Rockefeller Center	NAP	NAP	NAP	NAP	NAP	NAP	Yes

A-1-76

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	NAP	NAP	NAP	NAP	NAP	NAP	No
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	NAP	NAP	NAP	NAP	NAP	NAP	No
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	No
12.00	Loan		1	Lakeland Park Center	NAP	NAP	NAP	NAP	NAP	NAP	No
13.00	Loan	5, 41, 42	1	International Plaza II	NAP	NAP	NAP	NAP	NAP	NAP	No
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	NAP	NAP	NAP	NAP	No
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	NAP	NAP	NAP	NAP	No
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP	NAP	NAP	NAP	No
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	Yes
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	NAP	NAP	NAP	NAP	NAP	NAP	No
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP	NAP	NAP	NAP	No
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	NAP	NAP	NAP	NAP	Yes
22.00	Loan	5, 70	1	175 Remsen Street	NAP	NAP	NAP	NAP	NAP	NAP	No
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP	NAP	NAP	NAP	Yes

A-1-77

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	NAP	NAP	NAP	NAP	NAP	No
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	No
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-78

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Mezzanine	Prestige Properties & Development
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	NAP	Mini Mall U.S. Storage Properties Master LP
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	NAP	Fairbourne, Harbert Fund and Harbert U.S. Real Estate Funds VI Feeder L.P.
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	NAP	Gavriel Alexander
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	NAP	Lixi Group
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	Joseph K. Paul (a/k/a Jay Paul)
7.00	Loan	5, 24, 25	15	Rockefeller Center	Mezzanine	Tishman Speyer Properties, L.P. and Henry Crown and Company S LLC

A-1-79

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	NAP	Atrium Holding Company
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	NAP	The Macerich Partnership, L.P.
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	NAP	ICONIQ Residential Partners GP, LP
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	NAP	Sridhar Marupudi and Ziaur Rahman
12.00	Loan		1	Lakeland Park Center	NAP	Daniel Katz and Daniel Kaufthal
13.00	Loan	5, 41, 42	1	International Plaza II	NAP	Shorenstein Investment Advisors
14.00	Loan	43	1	Eaton Innovation Center	NAP	New Mountain Net Lease Partners II Corporation
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver
16.00	Loan		1	144-25 Roosevelt Ave	NAP	John Casimir Podpirka, Charles Alexander Podpirka and Richard Podpirka
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	Mezzanine	BioMed Realty, L.P.
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	NAP	Elizabeth G. Frazier Revocable Trust Dated January 9, 2004, Elizabeth Frazier, Bradley Grausz Family Trust Dated October 12, 2021 and Bradley Grausz
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	NAP	Glenmont Capital
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	NAP	Frederic W. Malek
21.00	Loan	5, 69	1	Euclid Apartments	Mezzanine	MD Khaled Noor
22.00	Loan	5, 70	1	175 Remsen Street	NAP	The Treeline Companies
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	Mezzanine	Prime Storage Fund II, LP

A-1-80

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	NAP	Joseph Moffa and Roman Paich
25.00	Loan	74	1	155 Elliott Avenue	NAP	Moshe Blum and Avrum Ostreicher
26.00	Loan		1	CLC Preserve Self-Storage	NAP	Dean Munro, Kevin Munro and Brian Munro
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	Al Mashouf, Marsha Ann Mashouf and The Mashouf Family Trust Dated May 22, 1989

A-1-81

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Sami Shalem and Irving Pergament	No	No
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	Mini Mall U.S. Storage Properties Master LP	No	No
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	Fairbourne Properties, LLC	No	No
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	Gavriel Alexander	No	No
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	Shen Xiao	No	No
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	Paul Guarantor LLC	No	No
7.00	Loan	5, 24, 25	15	Rockefeller Center	Tishman Speyer Crown Equities LLC	No	No

A-1-82

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	Skylight Property Holdings I LLC	No	No
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	The Macerich Partnership, L.P.	No	No
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP and ICONIQ Residential Partners Fund C, LP	No	No
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	Sridhar Marupudi and Ziaur Rahman	No	No
12.00	Loan		1	Lakeland Park Center	Daniel Katz and Daniel Kaufthal	No	No
13.00	Loan	5, 41, 42	1	International Plaza II	Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.	No	No
14.00	Loan	43	1	Eaton Innovation Center	New Mountain Net Lease Partners II Corporation	No	No
15.00	Loan	44, 45	1	Mocksville Industrial	Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver	No	No
16.00	Loan		1	144-25 Roosevelt Ave	John Casimir Podpirka, Charles Alexander Podpirka and Richard Podpirka	No	No
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	BRE Edison L.P.	No	No
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	Elizabeth G. Frazier Revocable Trust Dated January 9, 2004, Elizabeth Frazier, Bradley Grausz Family Trust Dated October 12, 2021 and Bradley Grausz	No	No
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	Lawrence A. Kestin	No	No
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	Frederic W. Malek	No	No
21.00	Loan	5, 69	1	Euclid Apartments	MD Khaled Noor	No	No
22.00	Loan	5, 70	1	175 Remsen Street	C. Glenn Schor, David Karmi and IMRAK, LLC	No	Yes
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	Prime Storage Fund II, LP	No	No

A-1-83

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	Joseph Moffa and Roman Paich	No	No
25.00	Loan	74	1	155 Elliott Avenue	Moshe Blum and Avrum Ostreicher	No	No
26.00	Loan		1	CLC Preserve Self-Storage	Lawrence Charles Kaplan, George W. Thacker, III, Richard Schontz and Peter J. Veltri	No	No
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	Al Mashouf, Marsha Ann Mashouf and The Mashouf Family Trust Dated May 22, 1989	No	No

A-1-84

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	Refinance		280,000,000	0	0	0	280,000,000	265,439,060
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	Refinance		180,000,000	0	0	0	180,000,000	150,772,564
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway	Refinance		61,500,000	0	0	0	61,500,000	37,642,823
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	Refinance		112,000,000	0	0	0	112,000,000	104,953,570
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	Refinance		54,400,000	8,367,010	0	0	62,767,010	55,150,813
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	Recapitalization		145,000,000	0	0	0	145,000,000	0
7.00	Loan	5, 24, 25	15	Rockefeller Center	Refinance		3,500,000,000	0	0	0	3,500,000,000	2,926,402,997

A-1-85

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	Refinance		464,800,000	0	520,200,000	0	985,000,000	755,023,067
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	Refinance		525,000,000	91,238,851	0	0	616,238,851	601,802,949
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	Refinance		300,000,000	0	225,000,000	0	525,000,000	488,485,100
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace	Acquisition		25,800,000	16,795,017	0	0	42,595,017	0
12.00	Loan		1	Lakeland Park Center	Refinance		24,000,000	0	0	0	24,000,000	22,880,155
13.00	Loan	5, 41, 42	1	International Plaza II	Acquisition		78,325,000	47,901,898	0	0	126,226,898	0
14.00	Loan	43	1	Eaton Innovation Center	Recapitalization		20,475,000	0	0	0	20,475,000	0
15.00	Loan	44, 45	1	Mocksville Industrial	Refinance		17,000,000	7,457,973	0	0	24,457,973	22,420,125
16.00	Loan		1	144-25 Roosevelt Ave	Refinance
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	Refinance
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	Refinance
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo	Refinance
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	Acquisition
21.00	Loan	5, 69	1	Euclid Apartments	Refinance
22.00	Loan	5, 70	1	175 Remsen Street	Refinance
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	Refinance

A-1-86

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	Refinance
25.00	Loan	74	1	155 Elliott Avenue	Refinance
26.00	Loan		1	CLC Preserve Self-Storage	Acquisition
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	Refinance

A-1-87

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	0	1,456,753	2,949,040	10,155,147	0	280,000,000	NAP
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	0	9,036,922	502,148	19,688,366	0	180,000,000	NAP
2.01	Property		1	Carroll							NAP
2.02	Property		1	Enterprise - Rucker Blvd							NAP
2.03	Property		1	West Memphis							NAP
2.04	Property		1	Belpre							NAP
2.05	Property		1	Marietta							NAP
2.06	Property		1	Enterprise - Geneva Hwy							NAP
2.07	Property		1	Parkersburg - Garfield Ave							NAP
2.08	Property		1	Bridgeport							NAP
2.09	Property		1	Enterprise - Salem Rd							NAP
2.10	Property		1	Elizabethton							NAP
2.11	Property		1	Cedar Lake							NAP
2.12	Property		1	Kannapolis							NAP
2.13	Property		1	Johnson City - South Roan							NAP
2.14	Property		1	Cincinnati							NAP
2.15	Property		1	Mooresville							NAP
2.16	Property		1	Bloomington							NAP
2.17	Property		1	Newton							NAP
2.18	Property		1	Proctorville							NAP
2.19	Property		1	Kingsport - Brookside School							NAP
2.20	Property		1	Bristol							NAP
2.21	Property		1	Hurricane							NAP
2.22	Property		1	Blountville							NAP
2.23	Property		1	Little Rock							NAP
2.24	Property		1	Cedar Lake - Wicker Ave							NAP
2.25	Property		1	Clarksville							NAP
2.26	Property		1	Parkersburg							NAP
2.27	Property		1	Piney Flats							NAP
2.28	Property		1	Cross Lanes							NAP
2.29	Property		1	Shelby							NAP
2.30	Property		1	Batesville							NAP
2.31	Property		1	Greeneville							NAP
2.32	Property		1	Cleveland - N. Washington							NAP
2.33	Property		1	Morgantown - Lower Aarons							NAP
2.34	Property		1	Morgantown - Canyon Rd							NAP
2.35	Property		1	Asheville							NAP
2.36	Property		1	Splendora - Old Hwy 59N							NAP
2.37	Property		1	Nitro - 1st Ave S							NAP
2.38	Property		1	Elkview							NAP
2.39	Property		1	Nitro - 4131 1st St							NAP
2.40	Property		1	Splendora - US-59							NAP
2.41	Property		1	Conroe - Hwy 105E							NAP
2.42	Property		1	Coolville							NAP
2.43	Property		1	Little Hocking							NAP
2.44	Property		1	Ravenswood							NAP
2.45	Property		1	Racine							NAP
2.46	Property		1	Cedar Lake - 127th Pl.							NAP
2.47	Property		1	Conroe - Woodland Forest							NAP
2.48	Property		1	Nitro - 11th St							NAP
2.49	Property		1	Conroe - Bryant Rd							NAP
2.50	Property		1	Cleveland - CR388							NAP
2.51	Property		1	Nitro - 503 Main Ave							NAP
2.52	Property		1	Nitro - 1202 Main Ave							NAP
3.00	Loan		1	Sacramento Gateway	0	789,303	328,427	22,739,447	0	61,500,000	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	0	1,654,702	2,837,313	2,554,415	0	112,000,000	NAP
4.01	Property		1	2294 Molly Pitcher Highway							NAP
4.02	Property		1	Steelway Industrial Park							NAP
4.03	Property		1	1001 and 1011 AIP Drive							NAP
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)							NAP
4.05	Property		1	Owens Brockway Distribution Warehouse							NAP
4.06	Property		1	Marway Circle Industrial Buildings							NAP
4.07	Property		1	DLG International, Inc.							NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	0	1,105,676	6,510,520	0	0	62,767,010	Various
5.01	Property		1	SpringHill Suites Tarrytown							2/19/2029
5.02	Property		1	Hilton Garden Inn Norwalk							11/30/2029
5.03	Property		1	Sheraton Tarrytown							11/30/2034
5.04	Property		1	Hilton Garden Inn Shelton							11/30/2029
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	0	1,117,315	1,035,239	0	142,847,446	145,000,000	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center	0	89,694,962	246,794,668	160,315,156	76,792,216	3,500,000,000	NAP

A-1-88

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
7.01	Property		1	30 Rockefeller Plaza							NAP
7.02	Property		1	45 Rockefeller Plaza							NAP
7.03	Property		1	10 Rockefeller Plaza							NAP
7.04	Property		1	1230 Avenue Of The Americas							NAP
7.05	Property		1	50 Rockefeller Plaza							NAP
7.06	Property		1	1 Rockefeller Plaza							NAP
7.07	Property		1	600 Fifth Avenue							NAP
7.08	Property		1	620 Fifth Avenue							NAP
7.09	Property		1	610 Fifth Avenue							NAP
7.10	Property		1	1270 Avenue Of The Americas							NAP
7.11	Property		1	30 Rock Condos							NAP
7.12	Property		1	The Little Nell							NAP
7.13	Property		1	Radio City Music Hall							NAP
7.14	Property		1	1240 Avenue Of The Americas							NAP
7.15	Property		1	1258 Avenue Of The Americas							NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	0	60,493,109	40,335,875	129,147,949	0	985,000,000	Various
8.01	Property		1	Rogers (Bentonville) Embassy Suites							5/31/2038
8.02	Property		1	Frisco Embassy Suites							5/31/2038
8.03	Property		1	Hilton Long Beach							1/31/2035
8.04	Property		1	San Marcos Embassy Suites							5/31/2038
8.05	Property		1	Loveland Embassy Suites							5/31/2038
8.06	Property		1	Albuquerque Embassy Suites							5/31/2038
8.07	Property		1	Branson Chateau Hotel							NAP
8.08	Property		1	Lincoln Embassy Suites							5/31/2038
8.09	Property		1	Richardson Renaissance							5/17/2038
8.10	Property		1	Charleston Embassy Suites							11/30/2032
8.11	Property		1	Nashville South Embassy Suites							5/31/2038
8.12	Property		1	La Vista Embassy Suites							5/31/2038
8.13	Property		1	St. Charles Embassy Suites							5/31/2038
8.14	Property		1	Hot Springs Embassy Suites							5/31/2038
8.15	Property		1	East Peoria Embassy Suites							5/31/2038
8.16	Property		1	Tucson University Marriott							3/1/2038
8.17	Property		1	Embassy Suites Lexington UK Coldstream							12/31/2038
8.18	Property		1	Normal Marriott Hotel							5/17/2038
8.19	Property		1	Oklahoma City Courtyard by Marriott							5/17/2033
8.20	Property		1	North Charleston Residence Inn							5/17/2033
8.21	Property		1	Oklahoma City Residence Inn							5/17/2033
8.22	Property		1	La Vista Courtyard by Marriott							5/17/2033
8.23	Property		1	Springfield Residence Inn							5/17/2033
8.24	Property		1	Fort Smith Courtyard by Marriott							5/17/2033
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	0	2,224,368	12,211,534	0	0	616,238,851	NAP
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	0	31,399,780	0	5,115,120	0	525,000,000	NAP
10.01	Property		1	Sentral Union Station							NAP
10.02	Property		1	Sentral Michigan Avenue							NAP
10.03	Property		1	Sentral SoBro							NAP
10.04	Property		1	Sentral Wynwood							NAP
10.05	Property		1	Sentral at Austin 1614							NAP
10.06	Property		1	Sentral at Austin 1630							NAP
11.00	Loan		1	Waterside Marketplace	39,600,000	355,742	2,639,275	0	0	42,595,017	NAP
12.00	Loan		1	Lakeland Park Center	0	694,113	420,589	5,143	0	24,000,000	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	120,500,000	1,757,256	3,969,642	0	0	126,226,898	NAP
14.00	Loan	43	1	Eaton Innovation Center	0	1,376,124	0	19,098,876	0	20,475,000	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	0	665,665	1,372,182	0	0	24,457,973	NAP
16.00	Loan		1	144-25 Roosevelt Ave							NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2							NAP
17.01	Property		1	200 Sidney							NAP
17.02	Property		1	Lincoln Centre							NAP
17.03	Property		1	40 Erie Street							NAP
17.04	Property		1	4570 Executive Drive							NAP
17.05	Property		1	9360-9390 Towne Centre Drive							NAP
17.06	Property		1	21 Erie Street							NAP
17.07	Property		1	47 Erie Street Parking Structure							NAP
17.08	Property		1	Eastgate Mall							NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio							NAP
18.01	Property		1	High Point							NAP
18.02	Property		1	Meridian Surgery Center							NAP
18.03	Property		1	Mary Washington							NAP
19.00	Loan	64, 65	1	Hotel Indigo							8/25/2041
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel							9/30/2039
21.00	Loan	5, 69	1	Euclid Apartments							NAP
22.00	Loan	5, 70	1	175 Remsen Street							NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix							NAP

A-1-89

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport							8/31/2036
25.00	Loan	74	1	155 Elliott Avenue							NAP
26.00	Loan		1	CLC Preserve Self-Storage							NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton							NAP

A-1-90

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	Bristol	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan		1	Sacramento Gateway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Steelway Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	1001 and 1011 AIP Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Marway Circle Industrial Buildings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	DLG International, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	$158.86	$119.41	75.2%	$158.86	$119.09	75.0%	$153.79	$117.42
5.01	Property		1	SpringHill Suites Tarrytown	$168.50	$127.24	75.5%	$168.50	$126.89	75.3%	$166.89	$127.13
5.02	Property		1	Hilton Garden Inn Norwalk	$163.33	$127.89	78.3%	$163.33	$127.54	78.1%	$153.70	$121.45
5.03	Property		1	Sheraton Tarrytown	$169.83	$125.86	74.1%	$169.83	$125.51	73.9%	$167.55	$126.40
5.04	Property		1	Hilton Garden Inn Shelton	$130.86	$94.46	72.2%	$130.86	$94.20	72.0%	$125.43	$93.19
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-91

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
7.01	Property		1	30 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	45 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	10 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	1230 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	50 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	1 Rockefeller Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	600 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	620 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	610 Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.10	Property		1	1270 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	The Little Nell	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.13	Property		1	Radio City Music Hall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	$161.80	$116.28	71.9%	$161.81	$115.55	71.4%	$159.32	$111.93
8.01	Property		1	Rogers (Bentonville) Embassy Suites	$179.23	$132.35	73.8%	$179.23	$132.35	73.8%	$173.61	$121.68
8.02	Property		1	Frisco Embassy Suites	$161.99	$113.17	69.9%	$161.99	$113.17	69.9%	$162.17	$110.50
8.03	Property		1	Hilton Long Beach	$206.80	$171.61	83.0%	$206.80	$171.61	83.0%	$201.79	$167.70
8.04	Property		1	San Marcos Embassy Suites	$160.72	$117.73	73.3%	$160.72	$117.73	73.3%	$154.21	$113.37
8.05	Property		1	Loveland Embassy Suites	$167.38	$124.48	74.4%	$167.38	$124.48	74.4%	$165.34	$117.04
8.06	Property		1	Albuquerque Embassy Suites	$166.50	$138.60	83.2%	$166.50	$138.60	83.2%	$162.30	$116.41
8.07	Property		1	Branson Chateau Hotel	$181.52	$107.40	59.2%	$181.52	$107.40	59.2%	$181.46	$105.66
8.08	Property		1	Lincoln Embassy Suites	$169.67	$107.10	63.1%	$171.70	$89.48	52.1%	$169.67	$107.10
8.09	Property		1	Richardson Renaissance	$156.07	$97.35	62.4%	$156.07	$97.35	62.4%	$150.03	$91.73
8.10	Property		1	Charleston Embassy Suites	$159.25	$128.00	80.4%	$159.25	$128.00	80.4%	$155.79	$117.88
8.11	Property		1	Nashville South Embassy Suites	$165.08	$115.72	70.1%	$165.08	$115.72	70.1%	$160.68	$118.30
8.12	Property		1	La Vista Embassy Suites	$160.38	$101.52	63.3%	$160.38	$101.52	63.3%	$161.52	$95.90
8.13	Property		1	St. Charles Embassy Suites	$162.43	$128.24	78.9%	$162.43	$128.24	78.9%	$161.00	$126.52
8.14	Property		1	Hot Springs Embassy Suites	$162.93	$109.67	67.3%	$162.93	$109.67	67.3%	$163.33	$109.60
8.15	Property		1	East Peoria Embassy Suites	$161.05	$119.18	74.0%	$161.05	$119.18	74.0%	$159.36	$119.69
8.16	Property		1	Tucson University Marriott	$170.48	$121.82	71.5%	$170.48	$121.82	71.5%	$169.91	$122.43
8.17	Property		1	Embassy Suites Lexington UK Coldstream	$153.60	$101.62	66.2%	$153.60	$101.62	66.2%	$157.40	$98.30
8.18	Property		1	Normal Marriott Hotel	$141.30	$97.46	69.0%	$141.30	$97.46	69.0%	$142.68	$97.50
8.19	Property		1	Oklahoma City Courtyard by Marriott	$131.88	$96.16	72.9%	$131.88	$96.16	72.9%	$125.07	$90.54
8.20	Property		1	North Charleston Residence Inn	$149.04	$120.76	81.0%	$149.04	$120.76	81.0%	$148.70	$114.14
8.21	Property		1	Oklahoma City Residence Inn	$135.55	$112.79	83.2%	$135.55	$112.79	83.2%	$129.14	$110.87
8.22	Property		1	La Vista Courtyard by Marriott	$128.54	$76.12	59.2%	$128.54	$76.12	59.2%	$127.76	$70.42
8.23	Property		1	Springfield Residence Inn	$133.78	$106.32	79.5%	$133.78	$106.32	79.5%	$133.28	$105.91
8.24	Property		1	Fort Smith Courtyard by Marriott	$113.50	$85.54	75.4%	$113.50	$85.54	75.4%	$110.56	$84.72
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Sentral Union Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Sentral Michigan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Sentral SoBro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sentral Wynwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Sentral at Austin 1614	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Sentral at Austin 1630	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan		1	Waterside Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Lakeland Park Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	200 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Lincoln Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	40 Erie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	4570 Executive Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	21 Erie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Eastgate Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	High Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Meridian Surgery Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Mary Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	64, 65	1	Hotel Indigo	$191.92	$115.64	60.3%	$191.92	$115.64	60.3%	$173.25	$100.68
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	$155.85	$86.56	55.5%	$155.85	$86.56	55.5%	$144.83	$83.66
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	5, 70	1	175 Remsen Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-92

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	$142.90	$96.87	67.8%	$142.90	$96.87	67.8%	$133.57	$90.27
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-93

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center	NAP	NAP	NAP	NAP
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage	NAP	NAP	NAP	NAP
2.01	Property		1	Carroll	NAP	NAP	NAP	NAP
2.02	Property		1	Enterprise - Rucker Blvd	NAP	NAP	NAP	NAP
2.03	Property		1	West Memphis	NAP	NAP	NAP	NAP
2.04	Property		1	Belpre	NAP	NAP	NAP	NAP
2.05	Property		1	Marietta	NAP	NAP	NAP	NAP
2.06	Property		1	Enterprise - Geneva Hwy	NAP	NAP	NAP	NAP
2.07	Property		1	Parkersburg - Garfield Ave	NAP	NAP	NAP	NAP
2.08	Property		1	Bridgeport	NAP	NAP	NAP	NAP
2.09	Property		1	Enterprise - Salem Rd	NAP	NAP	NAP	NAP
2.10	Property		1	Elizabethton	NAP	NAP	NAP	NAP
2.11	Property		1	Cedar Lake	NAP	NAP	NAP	NAP
2.12	Property		1	Kannapolis	NAP	NAP	NAP	NAP
2.13	Property		1	Johnson City - South Roan	NAP	NAP	NAP	NAP
2.14	Property		1	Cincinnati	NAP	NAP	NAP	NAP
2.15	Property		1	Mooresville	NAP	NAP	NAP	NAP
2.16	Property		1	Bloomington	NAP	NAP	NAP	NAP
2.17	Property		1	Newton	NAP	NAP	NAP	NAP
2.18	Property		1	Proctorville	NAP	NAP	NAP	NAP
2.19	Property		1	Kingsport - Brookside School	NAP	NAP	NAP	NAP
2.20	Property		1	Bristol	NAP	NAP	NAP	NAP
2.21	Property		1	Hurricane	NAP	NAP	NAP	NAP
2.22	Property		1	Blountville	NAP	NAP	NAP	NAP
2.23	Property		1	Little Rock	NAP	NAP	NAP	NAP
2.24	Property		1	Cedar Lake - Wicker Ave	NAP	NAP	NAP	NAP
2.25	Property		1	Clarksville	NAP	NAP	NAP	NAP
2.26	Property		1	Parkersburg	NAP	NAP	NAP	NAP
2.27	Property		1	Piney Flats	NAP	NAP	NAP	NAP
2.28	Property		1	Cross Lanes	NAP	NAP	NAP	NAP
2.29	Property		1	Shelby	NAP	NAP	NAP	NAP
2.30	Property		1	Batesville	NAP	NAP	NAP	NAP
2.31	Property		1	Greeneville	NAP	NAP	NAP	NAP
2.32	Property		1	Cleveland - N. Washington	NAP	NAP	NAP	NAP
2.33	Property		1	Morgantown - Lower Aarons	NAP	NAP	NAP	NAP
2.34	Property		1	Morgantown - Canyon Rd	NAP	NAP	NAP	NAP
2.35	Property		1	Asheville	NAP	NAP	NAP	NAP
2.36	Property		1	Splendora - Old Hwy 59N	NAP	NAP	NAP	NAP
2.37	Property		1	Nitro - 1st Ave S	NAP	NAP	NAP	NAP
2.38	Property		1	Elkview	NAP	NAP	NAP	NAP
2.39	Property		1	Nitro - 4131 1st St	NAP	NAP	NAP	NAP
2.40	Property		1	Splendora - US-59	NAP	NAP	NAP	NAP
2.41	Property		1	Conroe - Hwy 105E	NAP	NAP	NAP	NAP
2.42	Property		1	Coolville	NAP	NAP	NAP	NAP
2.43	Property		1	Little Hocking	NAP	NAP	NAP	NAP
2.44	Property		1	Ravenswood	NAP	NAP	NAP	NAP
2.45	Property		1	Racine	NAP	NAP	NAP	NAP
2.46	Property		1	Cedar Lake - 127th Pl.	NAP	NAP	NAP	NAP
2.47	Property		1	Conroe - Woodland Forest	NAP	NAP	NAP	NAP
2.48	Property		1	Nitro - 11th St	NAP	NAP	NAP	NAP
2.49	Property		1	Conroe - Bryant Rd	NAP	NAP	NAP	NAP
2.50	Property		1	Cleveland - CR388	NAP	NAP	NAP	NAP
2.51	Property		1	Nitro - 503 Main Ave	NAP	NAP	NAP	NAP
2.52	Property		1	Nitro - 1202 Main Ave	NAP	NAP	NAP	NAP
3.00	Loan		1	Sacramento Gateway	NAP	NAP	NAP	NAP
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio	NAP	NAP	NAP	NAP
4.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP
4.02	Property		1	Steelway Industrial Park	NAP	NAP	NAP	NAP
4.03	Property		1	1001 and 1011 AIP Drive	NAP	NAP	NAP	NAP
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	NAP	NAP	NAP	NAP
4.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP	NAP
4.06	Property		1	Marway Circle Industrial Buildings	NAP	NAP	NAP	NAP
4.07	Property		1	DLG International, Inc.	NAP	NAP	NAP	NAP
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio	76.4%	$143.15	$105.51	73.7%
5.01	Property		1	SpringHill Suites Tarrytown	76.2%	$145.09	$104.95	72.3%
5.02	Property		1	Hilton Garden Inn Norwalk	79.0%	$143.02	$110.47	77.2%
5.03	Property		1	Sheraton Tarrytown	75.4%	$153.01	$110.24	72.0%
5.04	Property		1	Hilton Garden Inn Shelton	74.3%	$131.02	$95.17	72.6%
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25	15	Rockefeller Center	NAP	NAP	NAP	NAP

A-1-94

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
7.01	Property		1	30 Rockefeller Plaza	NAP	NAP	NAP	NAP
7.02	Property		1	45 Rockefeller Plaza	NAP	NAP	NAP	NAP
7.03	Property		1	10 Rockefeller Plaza	NAP	NAP	NAP	NAP
7.04	Property		1	1230 Avenue Of The Americas	NAP	NAP	NAP	NAP
7.05	Property		1	50 Rockefeller Plaza	NAP	NAP	NAP	NAP
7.06	Property		1	1 Rockefeller Plaza	NAP	NAP	NAP	NAP
7.07	Property		1	600 Fifth Avenue	NAP	NAP	NAP	NAP
7.08	Property		1	620 Fifth Avenue	NAP	NAP	NAP	NAP
7.09	Property		1	610 Fifth Avenue	NAP	NAP	NAP	NAP
7.10	Property		1	1270 Avenue Of The Americas	NAP	NAP	NAP	NAP
7.11	Property		1	30 Rock Condos	NAP	NAP	NAP	NAP
7.12	Property		1	The Little Nell	NAV	NAV	NAV	NAV
7.13	Property		1	Radio City Music Hall	NAP	NAP	NAP	NAP
7.14	Property		1	1240 Avenue Of The Americas	NAP	NAP	NAP	NAP
7.15	Property		1	1258 Avenue Of The Americas	NAP	NAP	NAP	NAP
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack	70.3%	$153.98	$101.83	66.1%
8.01	Property		1	Rogers (Bentonville) Embassy Suites	70.1%	$163.69	$107.60	65.7%
8.02	Property		1	Frisco Embassy Suites	68.1%	$154.52	$94.54	61.2%
8.03	Property		1	Hilton Long Beach	83.1%	$181.39	$144.39	79.6%
8.04	Property		1	San Marcos Embassy Suites	73.5%	$151.66	$102.69	67.7%
8.05	Property		1	Loveland Embassy Suites	70.8%	$159.75	$104.33	65.3%
8.06	Property		1	Albuquerque Embassy Suites	71.7%	$151.84	$120.17	79.1%
8.07	Property		1	Branson Chateau Hotel	58.2%	$187.16	$101.25	54.1%
8.08	Property		1	Lincoln Embassy Suites	63.1%	$166.36	$101.46	61.0%
8.09	Property		1	Richardson Renaissance	61.1%	$140.18	$70.36	50.2%
8.10	Property		1	Charleston Embassy Suites	75.7%	$157.30	$110.32	70.1%
8.11	Property		1	Nashville South Embassy Suites	73.6%	$156.34	$107.90	69.0%
8.12	Property		1	La Vista Embassy Suites	59.4%	$158.74	$88.64	55.8%
8.13	Property		1	St. Charles Embassy Suites	78.6%	$155.58	$116.99	75.2%
8.14	Property		1	Hot Springs Embassy Suites	67.1%	$159.46	$100.71	63.2%
8.15	Property		1	East Peoria Embassy Suites	75.1%	$152.40	$103.85	68.1%
8.16	Property		1	Tucson University Marriott	72.1%	$157.06	$112.14	71.4%
8.17	Property		1	Embassy Suites Lexington UK Coldstream	62.4%	$165.02	$92.42	56.0%
8.18	Property		1	Normal Marriott Hotel	68.3%	$145.82	$91.43	62.7%
8.19	Property		1	Oklahoma City Courtyard by Marriott	72.4%	$127.31	$83.00	65.2%
8.20	Property		1	North Charleston Residence Inn	76.8%	$141.53	$119.72	84.6%
8.21	Property		1	Oklahoma City Residence Inn	85.8%	$134.93	$99.15	73.5%
8.22	Property		1	La Vista Courtyard by Marriott	55.1%	$120.59	$66.30	55.0%
8.23	Property		1	Springfield Residence Inn	79.5%	$129.19	$91.29	72.3%
8.24	Property		1	Fort Smith Courtyard by Marriott	76.6%	$106.85	$89.92	77.6%
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center	NAP	NAP	NAP	NAP
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio	NAP	NAP	NAP	NAP
10.01	Property		1	Sentral Union Station	NAP	NAP	NAP	NAP
10.02	Property		1	Sentral Michigan Avenue	NAP	NAP	NAP	NAP
10.03	Property		1	Sentral SoBro	NAP	NAP	NAP	NAP
10.04	Property		1	Sentral Wynwood	NAP	NAP	NAP	NAP
10.05	Property		1	Sentral at Austin 1614	NAP	NAP	NAP	NAP
10.06	Property		1	Sentral at Austin 1630	NAP	NAP	NAP	NAP
11.00	Loan		1	Waterside Marketplace	NAP	NAP	NAP	NAP
12.00	Loan		1	Lakeland Park Center	NAP	NAP	NAP	NAP
13.00	Loan	5, 41, 42	1	International Plaza II	NAP	NAP	NAP	NAP
14.00	Loan	43	1	Eaton Innovation Center	NAP	NAP	NAP	NAP
15.00	Loan	44, 45	1	Mocksville Industrial	NAP	NAP	NAP	NAP
16.00	Loan		1	144-25 Roosevelt Ave	NAP	NAP	NAP	NAP
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2	NAP	NAP	NAP	NAP
17.01	Property		1	200 Sidney	NAP	NAP	NAP	NAP
17.02	Property		1	Lincoln Centre	NAP	NAP	NAP	NAP
17.03	Property		1	40 Erie Street	NAP	NAP	NAP	NAP
17.04	Property		1	4570 Executive Drive	NAP	NAP	NAP	NAP
17.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP	NAP
17.06	Property		1	21 Erie Street	NAP	NAP	NAP	NAP
17.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP
17.08	Property		1	Eastgate Mall	NAP	NAP	NAP	NAP
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio	NAP	NAP	NAP	NAP
18.01	Property		1	High Point	NAP	NAP	NAP	NAP
18.02	Property		1	Meridian Surgery Center	NAP	NAP	NAP	NAP
18.03	Property		1	Mary Washington	NAP	NAP	NAP	NAP
19.00	Loan	64, 65	1	Hotel Indigo	58.1%	$174.34	$97.14	55.7%
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel	57.8%	$133.88	$63.68	47.6%
21.00	Loan	5, 69	1	Euclid Apartments	NAP	NAP	NAP	NAP
22.00	Loan	5, 70	1	175 Remsen Street	NAP	NAP	NAP	NAP
23.00	Loan	71, 72	1	Prime Storage - West Phoenix	NAP	NAP	NAP	NAP

A-1-95

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport	67.6%	$127.60	$84.47	66.2%
25.00	Loan	74	1	155 Elliott Avenue	NAP	NAP	NAP	NAP
26.00	Loan		1	CLC Preserve Self-Storage	NAP	NAP	NAP	NAP
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton	NAP	NAP	NAP	NAP

A-1-96

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 6, 7, 8, 9, 10	1	Bay Plaza Community Center
2.00	Loan	5, 11, 12, 13	52	Mini Mall Self Storage
2.01	Property		1	Carroll
2.02	Property		1	Enterprise - Rucker Blvd
2.03	Property		1	West Memphis
2.04	Property		1	Belpre
2.05	Property		1	Marietta
2.06	Property		1	Enterprise - Geneva Hwy
2.07	Property		1	Parkersburg - Garfield Ave
2.08	Property		1	Bridgeport
2.09	Property		1	Enterprise - Salem Rd
2.10	Property		1	Elizabethton
2.11	Property		1	Cedar Lake
2.12	Property		1	Kannapolis
2.13	Property		1	Johnson City - South Roan
2.14	Property		1	Cincinnati
2.15	Property		1	Mooresville
2.16	Property		1	Bloomington
2.17	Property		1	Newton
2.18	Property		1	Proctorville
2.19	Property		1	Kingsport - Brookside School
2.20	Property		1	Bristol
2.21	Property		1	Hurricane
2.22	Property		1	Blountville
2.23	Property		1	Little Rock
2.24	Property		1	Cedar Lake - Wicker Ave
2.25	Property		1	Clarksville
2.26	Property		1	Parkersburg
2.27	Property		1	Piney Flats
2.28	Property		1	Cross Lanes
2.29	Property		1	Shelby
2.30	Property		1	Batesville
2.31	Property		1	Greeneville
2.32	Property		1	Cleveland - N. Washington
2.33	Property		1	Morgantown - Lower Aarons
2.34	Property		1	Morgantown - Canyon Rd
2.35	Property		1	Asheville
2.36	Property		1	Splendora - Old Hwy 59N
2.37	Property		1	Nitro - 1st Ave S
2.38	Property		1	Elkview
2.39	Property		1	Nitro - 4131 1st St
2.40	Property		1	Splendora - US-59
2.41	Property		1	Conroe - Hwy 105E
2.42	Property		1	Coolville
2.43	Property		1	Little Hocking
2.44	Property		1	Ravenswood
2.45	Property		1	Racine
2.46	Property		1	Cedar Lake - 127th Pl.
2.47	Property		1	Conroe - Woodland Forest
2.48	Property		1	Nitro - 11th St
2.49	Property		1	Conroe - Bryant Rd
2.50	Property		1	Cleveland - CR388
2.51	Property		1	Nitro - 503 Main Ave
2.52	Property		1	Nitro - 1202 Main Ave
3.00	Loan		1	Sacramento Gateway
4.00	Loan	5, 14, 15, 16, 17, 18	7	Interstate Industrial Portfolio
4.01	Property		1	2294 Molly Pitcher Highway
4.02	Property		1	Steelway Industrial Park
4.03	Property		1	1001 and 1011 AIP Drive
4.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
4.05	Property		1	Owens Brockway Distribution Warehouse
4.06	Property		1	Marway Circle Industrial Buildings
4.07	Property		1	DLG International, Inc.
5.00	Loan	19, 20	4	Northeastern Hotel Portfolio
5.01	Property		1	SpringHill Suites Tarrytown
5.02	Property		1	Hilton Garden Inn Norwalk
5.03	Property		1	Sheraton Tarrytown
5.04	Property		1	Hilton Garden Inn Shelton
6.00	Loan	5, 21, 22, 23	1	Moffett Towers Building D
7.00	Loan	5, 24, 25	15	Rockefeller Center

A-1-97

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
7.01	Property		1	30 Rockefeller Plaza
7.02	Property		1	45 Rockefeller Plaza
7.03	Property		1	10 Rockefeller Plaza
7.04	Property		1	1230 Avenue Of The Americas
7.05	Property		1	50 Rockefeller Plaza
7.06	Property		1	1 Rockefeller Plaza
7.07	Property		1	600 Fifth Avenue
7.08	Property		1	620 Fifth Avenue
7.09	Property		1	610 Fifth Avenue
7.10	Property		1	1270 Avenue Of The Americas
7.11	Property		1	30 Rock Condos
7.12	Property		1	The Little Nell
7.13	Property		1	Radio City Music Hall
7.14	Property		1	1240 Avenue Of The Americas
7.15	Property		1	1258 Avenue Of The Americas
8.00	Loan	5, 26, 27, 28, 29, 30, 31, 32, 33	24	Atrium Hotel Portfolio 24 Pack
8.01	Property		1	Rogers (Bentonville) Embassy Suites
8.02	Property		1	Frisco Embassy Suites
8.03	Property		1	Hilton Long Beach
8.04	Property		1	San Marcos Embassy Suites
8.05	Property		1	Loveland Embassy Suites
8.06	Property		1	Albuquerque Embassy Suites
8.07	Property		1	Branson Chateau Hotel
8.08	Property		1	Lincoln Embassy Suites
8.09	Property		1	Richardson Renaissance
8.10	Property		1	Charleston Embassy Suites
8.11	Property		1	Nashville South Embassy Suites
8.12	Property		1	La Vista Embassy Suites
8.13	Property		1	St. Charles Embassy Suites
8.14	Property		1	Hot Springs Embassy Suites
8.15	Property		1	East Peoria Embassy Suites
8.16	Property		1	Tucson University Marriott
8.17	Property		1	Embassy Suites Lexington UK Coldstream
8.18	Property		1	Normal Marriott Hotel
8.19	Property		1	Oklahoma City Courtyard by Marriott
8.20	Property		1	North Charleston Residence Inn
8.21	Property		1	Oklahoma City Residence Inn
8.22	Property		1	La Vista Courtyard by Marriott
8.23	Property		1	Springfield Residence Inn
8.24	Property		1	Fort Smith Courtyard by Marriott
9.00	Loan	5, 34, 35, 36, 37	1	Queens Center
10.00	Loan	5, 38, 39, 40	6	ICONIQ Multifamily Portfolio
10.01	Property		1	Sentral Union Station
10.02	Property		1	Sentral Michigan Avenue
10.03	Property		1	Sentral SoBro
10.04	Property		1	Sentral Wynwood
10.05	Property		1	Sentral at Austin 1614
10.06	Property		1	Sentral at Austin 1630
11.00	Loan		1	Waterside Marketplace
12.00	Loan		1	Lakeland Park Center
13.00	Loan	5, 41, 42	1	International Plaza II
14.00	Loan	43	1	Eaton Innovation Center
15.00	Loan	44, 45	1	Mocksville Industrial
16.00	Loan		1	144-25 Roosevelt Ave
17.00	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	8	BioMed 2024 Portfolio 2
17.01	Property		1	200 Sidney
17.02	Property		1	Lincoln Centre
17.03	Property		1	40 Erie Street
17.04	Property		1	4570 Executive Drive
17.05	Property		1	9360-9390 Towne Centre Drive
17.06	Property		1	21 Erie Street
17.07	Property		1	47 Erie Street Parking Structure
17.08	Property		1	Eastgate Mall
18.00	Loan	60, 61, 62, 63	3	FG Medical Portfolio
18.01	Property		1	High Point
18.02	Property		1	Meridian Surgery Center
18.03	Property		1	Mary Washington
19.00	Loan	64, 65	1	Hotel Indigo
20.00	Loan	5, 66, 67, 68	1	Hilton Washington DC Rockville Hotel
21.00	Loan	5, 69	1	Euclid Apartments
22.00	Loan	5, 70	1	175 Remsen Street
23.00	Loan	71, 72	1	Prime Storage - West Phoenix

A-1-98

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
24.00	Loan	73	1	Hampton Inn North Olmsted Cleveland Airport
25.00	Loan	74	1	155 Elliott Avenue
26.00	Loan		1	CLC Preserve Self-Storage
27.00	Loan	75, 76, 77, 78	1	Walgreens Beaverton

A-1-99

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "JPMCB" denotes JPMorgan Chase Bank, National Association, “Rialto” denotes Rialto Mortgage Finance, LLC, "CREFI" denotes Citi Real Estate Funding Inc., “LMF” denotes LMF Commercial, LLC, “GSBI” denotes Goldman Sachs Bank USA and “UBS AG” denotes UBS AG by and through its branch office at 1285 Avenue of the Americas, New York, New York.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, Mortgage Loan No. 2, Mini Mall Self Storage, Mortgage Loan No. 4, Interstate Industrial Portfolio, Mortgage Loan No. 6, Moffett Towers Building D, Mortgage Loan No. 7, Rockefeller Center, Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, Mortgage Loan No. 9, Queens Center, Mortgage Loan No. 10, ICONIQ Multifamily Portfolio, Mortgage Loan No. 13, International Plaza II, Mortgage Loan No. 17, BioMed 2024 Portfolio 2, Mortgage Loan No. 20, Hilton Washington DC Rockville Hotel, Mortgage Loan No. 21, Euclid Apartments and Mortgage Loan No. 22, 175 Remsen Street, such Mortgage Loans are each part of a Whole Loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, one of the two lots comprising the related Mortgaged Property, identified as Lot 802, benefits from the Industrial and Commercial Abatement Program, which expires in tax year 2039/2040, and the other lot, identified as Lot 810, benefits from Industrial and Commercial Incentive Program, which expires in tax year 2029/2030. The appraisal value of the Lot 802 was based on the unabated taxes because the abatement period does not expire during the term of the Mortgage Loan, but the appraisal value of the Lot 810 was based on the abated taxes because the abatement period does expire during the term of the Mortgage Loan. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus for additional information.

A-1-100

(7)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, the Mortgaged Property is comprised of 384,769 SF of retail space and 184,044 SF of office space, constituting 67.6% and 32.4% of the net rentable area at the Mortgaged Property, respectively.

(8)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, to cure a sweep event triggered on the date that is six months prior to the expiration date of the lease of either the Second Largest Tenant, AMC, or the Fourth Largest Tenant, Raymour & Flanigan, the borrower may deliver a letter of credit in the amount such that the subsequent total amount in the lease sweep reserve account is equal to the total rentable square feet of the applicable lease multiplied by $25.00.

(9)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, the related Mortgaged Property is subject to a ground lease between SP Center, LLC, one of the two borrowers as the ground lessor, and BPCC Lease, LLC, the other borrower as the ground lessee.

(10)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (i) 1% of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the applicable promissory note to be made with respect to the Mortgage Loan under such promissory note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (B) the principal amount being prepaid.

(11)	With respect to Mortgage Loan No. 2, Mini Mall Self Storage, the mortgage loan is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.

(12)	With respect to Mortgage Loan No. 2, Mini Mall Self Storage, the appraised value represents the “As-Portfolio” Appraised Value for the Mini Mall Self Storage Portfolio of $244,000,000, which reflects a portfolio premium of 4.1%, as of August 10, 2024. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

(13)	With respect to Mortgage Loan No. 2, Mini Mall Self Storage, the Most Recent Period reflects Trailing 11 Months for 18 of the properties where a TTM was not available due to the borrower acquiring the assets in August and September 2023.

(14)	With respect to Mortgage Loan No. 4, Interstate Industrial Portfolio, on each monthly payment date (i) beginning with the monthly payment date occurring in November 2024 through and including the monthly payment date occurring in October 2027 (the “Initial Rollover Reserve Period”), the borrower is required to deposit with the lender an aggregate amount equal to $0.25 per square foot of rentable space at the properties, (ii) from and including the monthly payment date occurring in November 2027 through and including the monthly payment date occurring in October 2028 (the “Year 4 Rollover Reserve Period”), the borrower is required to deposit with the lender an aggregate amount equal to $0.50 per square foot of rentable space at the properties (the “Year 4 Monthly Rollover Reserve Deposit”) and (iii) from and including the monthly payment date occurring in November 2028 through and including the maturity date (the “Year 5 Rollover Reserve Period”), the borrower is required to deposit with the lender an aggregate amount equal to $0.25 per square foot of rentable space at the properties (the “Year 5 Monthly Rollover Reserve Deposit”) to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower. During the Initial Rollover Reserve Period, if (i) the amount of rollover funds on

A-1-101

deposit in the rollover account is greater than $2,000,000, net of any outstanding disbursement requests therefrom, and (ii) the capital expenditure funds on deposit in the capital expenditure account is equal to $0.00, then up to $200,000 of the rollover funds may be used for capital expenditures set forth in an approved annual budget or as otherwise approved by the lender. During each of the Year 4 Rollover Reserve Period and the Year 5 Rollover Reserve Period, the amount of the rollover funds on deposit in the rollover account, net of any outstanding disbursement requests therefrom, will not exceed $1,500,000 (the “Rollover Funds Cap”). For purposes of clarification, if, on any monthly payment date occurring during either the Year 4 Rollover Reserve Period or the Year 5 Rollover Reserve Period, the amount of rollover funds on deposit in the rollover account is less than the Rollover Funds Cap, the borrower is required to make the Year 4 Monthly Rollover Reserve Deposit or the Year 5 Monthly Rollover Reserve Deposit, as applicable, on such monthly payment date.

(15)	With respect to Mortgage Loan No. 4, Interstate Industrial Portfolio, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to $8.00 per square foot of the applicable material tenant space as of the commencement of such material tenant trigger event period.

(16)	With respect to Mortgage Loan No. 4, Interstate Industrial Portfolio, the Second Largest Tenant at the Steelway Industrial Park mortgaged property, Rotondo Warehouse, occupies 65,222 square feet expiring on September 30, 2027 and 112,000 square feet expiring on June 30, 2026.

(17)	With respect to Mortgage Loan No. 4, Interstate Industrial Portfolio, the Largest Tenant at the 2294 Molly Pitcher Highway mortgaged property, Thyssenkrupp Supply Chain Services NA, Inc., subleases 255,000 square feet of its space from the Second Largest Tenant at the 2294 Molly Pitcher Highway mortgaged property, D.M. Bowman, expiring on September 30, 2025, at a base rental rate of $4.65 per square foot. The sublease provides for mutual termination rights at 90 days’ notice. The remaining portion of the D.M. Bowman leased premises is currently vacant, but D.M. Bowman continues to pay rent and reimbursements in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date of February 21, 2026. The sublease allows for Thyssenkrupp Supply Chain Services NA, Inc. to extend through D.M. Bowman’s lease expiration date of February 21, 2026.

(18)	With respect to Mortgage Loan No. 4, Interstate Industrial Portfolio, the Largest Tenant at the Marway Circle Industrial Buildings mortgaged property, University of Rochester, has the right to terminate its lease effective as of May 31, 2027, exercisable upon at least 9 months’ prior written notice, with the payment of a fee equal to the sum of the unamortized balance of each of (a) the tenant improvement allowance, (b) the actual costs and expenses incurred by the landlord in constructing the landlord improvements and (c) real estate broker commissions paid by the landlord, in each case amortized on a straight-line basis over the initial term.

(19)	With respect to Mortgage Loan No. 5, Northeastern Hotel Portfolio, the mortgage loan was originated by RREF V – D Direct Lending Investments, LLC and subsequently acquired by Wells Fargo Bank, National Association.

(20)	With respect to Mortgage Loan No. 5, Northeastern Hotel Portfolio, the appraised value represents the “as-is” Appraised Value of $107,300,000 reflects the aggregate “as-is” appraisal value of $102,900,000 plus stated “capital deductions” totaling $4,400,000 relating to capital improvements at the Hilton Garden Inn Norwalk Mortgaged Property ($2,100,000), Hilton Garden Inn Shelton Mortgaged Property ($2,000,000), and SpringHill Suites Tarrytown Mortgaged Property ($300,000), for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs. The sum of the individual appraised values is $102,900,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 52.8% and 50.5%, respectively.

A-1-102

(21)	With respect to Mortgage Loan No. 6, Moffett Towers Building D, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, UBS AG and DBR Investments Co. Limited, an affiliate of German American Capital Corporation.

(22)	With respect to Mortgage Loan No. 6, Moffett Towers Building D, if a lease sweep trigger event has occurred with respect to the Amazon lease or a qualified replacement tenant lease, the borrower is required to make a monthly deposit in amount equal to $643,031 and available cash with respect to any interest period, not to exceed an aggregate amount equal to $55.00 per square foot of the applicable tenant space (except such cap will not apply in the event of a lease sweep tenant insolvency proceeding).

(23)	With respect to Mortgage Loan No. 6, Moffett Towers Building D, the assumption fee is 0.25% if the transferee borrower is an affiliate of the guarantor.

(24)	With respect to Mortgage Loan No. 7, Rockefeller Center, the mortgage loan is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and Bank of America, National Association.

(25)	With respect to Mortgage Loan No. 7, Rockefeller Center, the appraised value represents the “as-is” Appraised Value for the Rockefeller Center Portfolio of $6,100,000,000. The individual Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

(26)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association.

(27)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, the As Is Portfolio Appraised Value of $1,448,000,000 includes an approximately 4.8% portfolio premium. The As-Is Appraised Value without the portfolio premium is $1,381,200,000, which results in a Cut-off Date LTV and Maturity Date LTV of 33.7% for the senior notes and 71.3% Whole Loan Cut-off Date LTV for the Atrium Hotel Portfolio 24 Pack Whole Loan.

(28)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, the Whole Loan may be prepaid in whole or in part at any time, subject to a yield maintenance premium on the principal amount of such prepayment, if made prior to the payment date in May 2029. The Atrium Hotel Portfolio 24 Pack Whole Loan is also prepayable in part (a) in connection with a release of an individual Atrium Hotel Portfolio 24 Pack mortgaged property and (b) to achieve the debt yield necessary to permit a Debt Yield Cure. Any voluntary prepayments are subject to satisfaction of all the conditions in the Atrium Hotel Portfolio 24 Pack Whole Loan documents including, without limitation, (i) no event of default exists and is continuing under the Atrium Hotel Portfolio 24 Pack Whole Loan documents (except (x) the borrower can prepay the Whole Loan in whole during the continuance of an event of default and (y) in connection with the release of an Atrium Hotel Portfolio 24 Pack mortgaged property which release would cure such event of default, in each case in accordance with the Atrium Hotel Portfolio 24 Pack Whole Loan documents); and (ii) the borrowers pay, in addition to the outstanding principal amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be prepaid, (A) all interest that would have accrued on the amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be paid through and including the last day of the Atrium Hotel Portfolio 24 Pack Whole Loan interest accrual period in which such prepayment occurs; (B) all other sums then due and payable under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; and (C) if such prepayment is made prior to the May 2029 payment date, the applicable yield maintenance premium. At any time on or after the date that is the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the date on which the entire Atrium Hotel Portfolio 24 Pack Whole Loan has been securitized pursuant to one or a series of securitizations, the Atrium Hotel Portfolio 24 Pack Whole Loan may be defeased in whole (or in part in connection with a partial release as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus) with certain non-redeemable U.S. securities backed by the full faith and credit of the U.S. government which provide for payments on or before (but as close as possible to) the remaining Atrium Hotel Portfolio 24 Pack Whole Loan

A-1-103

payment dates through and including the open prepayment date in amounts equal to scheduled debt service on the Atrium Hotel Portfolio 24 Pack Whole Loan, including the balloon payment on the open prepayment date. Any partial prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes, on a pro rata basis (and sequentially to the Junior Note components). The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.

(29)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, the borrowers may obtain the release of one or more Atrium Hotel Portfolio 24 Pack mortgaged properties from the lien of the Atrium Hotel Portfolio 24 Pack Whole Loan by prepaying or defeasing the applicable release price, subject to the satisfaction of certain conditions, including but not limited to the debt yield on the Atrium Hotel Portfolio 24 Pack Whole Loan as calculated under the Atrium Hotel Portfolio 24 Pack Whole Loan documents after giving effect to the release is at least equal to the greater of (i) 11.0% and (ii) the debt yield immediately prior to giving effect to such release; provided that in no event will the debt yield be required to be more than 12.5% (provided (x) the borrower can obtain a release of a property in connection with an arms’ length sale to a third party even if such debt yield test is not met subject to satisfaction of the conditions in the Mortgage Loan Agreement and (y) the borrower may defease or prepay a portion of the Whole Loan in order to achieve such required debt yield).

(30)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, six properties are subject to ground leases.

(31)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, beginning at origination, the borrowers are required to deposit 4% of gross income from operations into a PIP and replacements reserve every month. In addition, commencing on the payment date in November 2026 and on each payment date thereafter, the borrowers are required to deposit an additional $1,000,000 into the PIP and replacements reserve.

(32)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, the whole loan has two subordinate B-Notes with an aggregate principal balance of $520,200,000 co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association with an interest rate of 8.97784591118801%.

(33)	With respect to Mortgage Loan No. 8, Atrium Hotel Portfolio 24 Pack, the Branson Chateau Hotel mortgaged property is unbranded and operates without a franchise agreement.

(34)	With respect to Mortgage Loan No. 9, Queens Center, the mortgage loan is part of a whole loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Bank of Montreal and Morgan Stanley Bank, N.A.

(35)	With respect to Mortgage Loan No. 9, Queens Center, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(36)	With respect to Mortgage Loan No. 9, Queens Center, “Yield Maintenance Premium” means, with respect to any Note or Note Component, an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which (x) the sum of the present values as of the prepayment date of all unpaid principal and interest payments on such Note or Note Component required hereunder to the Open Prepayment Date (including the balloon payment assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), from the Open Prepayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds (y) the outstanding principal balance of such Note or Note Component as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount

A-1-104

prepaid and whose denominator is the outstanding principal balance of such Note or Note Component as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the date on which a prepayment subject to Yield Maintenance Premium is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the Open Prepayment Date. If no such maturity will so exactly correspond, yields for the two most closely corresponding published maturities will be calculated pursuant to the foregoing sentence and the Periodic Treasury Yield will be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, will be conclusive and binding on the borrower absent manifest error.

(37)	With respect to Mortgage Loan No. 9, Queens Center, Units/SF does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants. However, a portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and one of the two borrowers which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in this prospectus for additional information.

(38)	With respect to Mortgage Loan No. 10, ICONIQ Multifamily Portfolio, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA and German American Capital Corporation.

(39)	With respect to Mortgage Loan No. 10, ICONIQ Multifamily Portfolio, the borrowers may at any time, provided no ICONIQ Multifamily Portfolio Whole Loan event of default is continuing (other than as noted below), release one or more ICONIQ Multifamily Portfolio Properties by prepaying the applicable Release Amount (as defined below) of the allocated loan amount of the subject ICONIQ Multifamily Portfolio Properties together with any yield maintenance premium then required (if any), and subject to the following terms and conditions, among others: (i) the debt yield after giving effect to such release (the “Partial Release Required Debt Yield”) is at least equal to the greater of (a) 8.3% or (b) the debt yield immediately prior to the occurrence of such release; (ii) continued compliance with the single purpose entity requirements contained in the ICONIQ Multifamily Portfolio Whole Loan documents; (iii) payment of the lender's reasonable out-of-pocket costs and expenses; and (iv) satisfaction of any REMIC conditions. The “Release Amount” with respect to any ICONIQ Multifamily Portfolio Property released, means (x) if the Release Amount paid with respect to the applicable ICONIQ Multifamily Portfolio Property that is subject to a partial release (when aggregated with any prior Release Amounts) is equal to or less than $157,500,000, 105% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property and (y) in all other instances, 110% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property. In the event that the debt yield following the release does not satisfy the Partial Release Required Debt Yield, the borrower will be permitted to release the subject ICONIQ Multifamily Portfolio Property taking into account any cash or letters of credit previously held or delivered as collateral to cure a Low Debt Yield Period.

(40)	With respect to Mortgage Loan No. 10, ICONIQ Multifamily Portfolio, defeasance of the ICONIQ Multifamily Portfolio Whole Loan, in whole, but not in part, is permitted after the date that is earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 5, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.

A-1-105

(41)	With respect to Mortgage Loan No. 13, International Plaza II, the mortgage loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA.

(42)	With respect to Mortgage Loan No. 13, International Plaza II, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) 1% of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the applicable promissory note to be made with respect to the Mortgage Loan under the applicable promissory note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the permitted par prepayment date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (ii) the principal amount being prepaid.

(43)	With respect to Mortgage Loan No. 14, Eaton Innovation Center, historical occupancy and NOI are not available given the Eaton Innovation Center Mortgage Loan was part of a sales leaseback transaction.

(44)	With respect to Mortgage Loan No. 15, Mocksville Industrial, the sole tenant (Palltronics, Inc.), is owned by an affiliate of the borrower.

(45)	With respect to Mortgage Loan No. 15, Mocksville Industrial, historical financials are unavailable as the borrower recently acquired the Mocksville Industrial mortgage property in March 2024, and entered into a triple net lease for 100% of the Mocksville Industrial mortgage property with Palltronics, Inc. upon acquisition.

(46)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding, Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA and Wells Fargo Bank, National Association.

(47)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, defeasance of the whole loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the WFCM 2024-5C2 securitization in November 2024. The actual defeasance lockout period may be longer.

(48)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, “Yield Maintenance Premium” means, with respect to each mortgage loan component, an amount equal to the greater of (a) 0.50% of the outstanding principal amount of such component to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under such component assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such component is paid on February 9, 2029 (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being prepaid, provided, that with respect to any prepayment of any portion of the BioMed 2024 Portfolio 2 Whole Loan that is subject to a rated securitization and that is made after the payment date in January 2029 but prior to February 9, 2029, the Yield Maintenance Premium will be zero. All Yield Maintenance Premiums payable with respect to component A and component B will be allocated to the BioMed 2024 Portfolio 2 Senior Notes on a pro rata and pari passu basis, and all Yield Maintenance Premiums payable with respect to component C and component D will be allocated to the BioMed Portfolio 2 Junior Notes on a pro rata and pari passu basis. “Prepayment Rate” means the bond equivalent yield (in the secondary market) on

A-1-106

the United States Treasury Security, that as of the date that is five business days prior to the date that such prepayment has a remaining term to maturity closest to, but not later than, February 9, 2029 as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as the lender may reasonably select. If there is no United States Treasury Security with a yield equal to the remaining term to February 9, 2029, the Prepayment Rate will be calculated by taking the linear interpolation of the yields with maturity dates (one longer and one shorter) most nearly approximating the remaining term to February 9, 2029.

(49)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the whole loan also includes the BioMed 2024 Portfolio 2 Junior Notes. The BioMed 2024 Portfolio 2 Junior Notes bear interest at the weighted average of the interest rate of BioMed 2024 Portfolio 2 Mortgage Loan component C (which is 6.6442479% per annum) and component D (which is 7.7308079% per annum). Payments on the BioMed 2024 Portfolio 2 Junior Notes are generally subordinate to payments on the BioMed 2024 Portfolio 2 Senior Notes, provided that the BioMed 2024 Portfolio 2 Junior Notes receive payments of interest prior to principal payments being made on the BioMed 2024 Portfolio 2 Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BioMed 2024 Portfolio 2 Whole Loan” in the prospectus.

(50)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the Interest Rate % represents the weighted average of component A and component B of the BioMed 2024 Portfolio 2 Whole Loan, which components are comprised of, collectively, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-1, Note A-5-2, Note A-5-3, Note A-6, Note A-7-1, A-7-2 and Note A-8. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.

(51)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the Largest Tenant at the Lincoln Centre Mortgaged Property, Illumina, Inc., leases 360,000 square feet with 200,000 square feet expiring on January 15, 2033 and 160,000 square feet expiring on November 15, 2033.

(52)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the Largest Tenant at the 200 Sidney Mortgaged Property, AbbVie Inc., leases 119,980 square feet with 57,850 square feet expiring on July 31, 2028 and 62,130 square feet expiring on October 31, 2029.

(53)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the Second Largest Tenant at the 4750 Executive Drive Mortgaged Property, Human Longevity, Inc. leases 48,049 square feet with 13,433 square feet expiring on September 12, 2030 and 34,616 square feet expiring on September 12, 2025.

(54)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, certain tenants may sublease square feet with respect to all or a portion of their leased space. See “Risk Factors—Certain Tenants Have the Right to Terminate Their Leases or Go “Dark” at Any Time” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Other” in the prospectus for more information regarding the foregoing and related tenant issues.

(55)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the Second Largest tenant at the 9360-9390 Town Centre Drive Mortgaged Property, Biosplice Therapeutics, Inc. currently leases 76,172 square feet and subleases 25,391 square feet to BioMed Realty, L.P., a borrower affiliate, at a rental rate of approximately $56.37 per square foot NNN. The remaining 50,781 square feet of non-subleased space was not being utilized by Biosplice Therapeutics, Inc. at origination and the lender underwriting considers such space to be vacant.

(56)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, Poseida Therapeutics, Inc., the Largest Tenant at the 9360-9390 Town Centre Drive Mortgaged Property, which leases 48.4% of the NRA at the 9360-9390 Towne Centre Drive Mortgaged Property and 100% of NRA at the Eastgate Mall Mortgaged Property, has a termination option if it enters into another lease at a different property owned by the landlord or an affiliate landlord, which may or may not constitute collateral for the BioMed 2024 Portfolio 2 Mortgage Loan; provided, that the term of the new lease is no less than 10 years, and the premises of the new lease is no less than (x) in

A-1-107

the case of its lease at the 9360-9390 Towne Centre Drive Mortgaged Property, 125,000 square feet and (y) in the case of its lease at the Eastgate Mall Mortgaged Property, 95,000 square feet; and provided further, in each case, that the tenant must provide 30 days' notice following full execution and delivery of the new lease. The loan documents do not contain anti-poaching provisions.

(57)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the increase in Underwritten NOI compared to Most Recent NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment grade tenants.

(58)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, the whole loan is comprised of seven lab/office properties totaling 995,458 square feet and one parking garage comprised of 447 parking stalls. The lab/office portion of the mortgaged property is 93.8% leased as of April 12, 2024, and represents 97.2% of total portfolio Underwritten EGI ($), with the parking garage income accounting for the remaining 2.8% of total portfolio Underwritten EGI ($).

(59)	With respect to Mortgage Loan No. 17, BioMed 2024 Portfolio 2, during the continuance of a cash sweep period, if the amount in the rollover reserve account is less than an amount equal to $1 multiplied by the aggregate square footage (excluding the rentable square footage attributable to the parking garage property) (the “Rollover Reserve Cap”), the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the Rollover Reserve Cap (or such lesser amount which would cause the amounts on deposit in the rollover reserve account to equal the Rollover Reserve Cap).

(60)	With respect to Loan No. 18, FG Medical Portfolio, historical financial information is not available because the mortgaged properties are single tenant NNN assets.

(61)	With respect to Loan No. 18, FG Medical Portfolio, if all of the required insurance coverages are provided through a blanket policy approved by the lender, the borrower will not be required to make deposits on account of insurance premiums; provided that (i) such blanket policy is maintained in full force and effect, (ii) the insurance premiums for such blanket policy are not paid in installments or financed and (iii) not less than 15 days prior to the expiration date of such blanket policy, the borrower provides the lender with (A)(1) a certificate of insurance evidencing the renewal of such blanket policy (and, upon the lender’s request, a certified copy of such renewed blanket policy) or (2) a certificate of insurance evidencing a new blanket policy approved by the lender (and, upon the lender’s request, a certified copy of such new blanket policy) and (B) evidence reasonably satisfactory to the lender of the payment in full of the insurance premiums then due thereunder.

(62)	With respect to Loan No. 18, FG Medical Portfolio, upon the occurrence and during the continuance of a cash management trigger event period, on each monthly payment date, the borrower will deposit with the lender an amount equal to $8,843 (the “Monthly Rollover Deposit”) to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower after the origination date. Notwithstanding the foregoing, on each monthly payment date prior to the monthly payment date occurring on August 6, 2025, the borrower will have no obligation to deposit the Monthly Rollover Deposit to pay for tenant allowances, tenant improvements and leasing commissions so long as (a) no cash management trigger event period has occurred and is continuing other than a material tenant trigger period caused solely by the material tenant, Mary Washington, and (b) the Mary Washington lease is in full force and effect.

(63)	With respect to Loan No. 18, FG Medical Portfolio, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

A-1-108

(64)	With respect to Mortgage Loan No. 19, Hotel Indigo, the mortgage loan was originated by RREF V – D Direct Lending Investments, LLC and subsequently acquired by Wells Fargo Bank, National Association.

(65)	With respect to Mortgage Loan No. 19, Hotel Indigo, the FF&E reserve will be equal to the greater of (i) the amount required to be reserved in respect of FF&E pursuant to the management agreement or franchise agreement, and (ii) 4% of gross income from operations received for the preceding month.

(66)	With respect to Mortgage Loan No. 20, Hilton Washington DC Rockville Hotel, food and beverage income accounts for approximately 25.4% of U/W Revenues and Other Revenue accounts for approximately 2.8% of U/W Revenue.

(67)	With respect to Mortgage Loan No. 20, Hilton Washington DC Rockville Hotel, the appraised value represents the Upon Completion Value, which has a valuation date of July 9, 2025 and assumes the PIP has been completed. The loan documents required an upfront PIP Reserve equal to 100% of the estimated cost to complete the PIP work and there is partial recourse until the PIP is completed of $4,000,000 to the guarantor. The As-Is Value of $40,400,000 equates to an Appraised Value Per Room of $128,254, a Cut-off Date LTV Ratio of 65.6% and a Maturity Date LTV Ratio of 61.8%.

(68)	With respect to Mortgage Loan No. 20, Hilton Washington DC Rockville Hotel, the FF&E reserve will be equal to the monthly deposit or 1/12th of 2% of the underwritten revenue for the first two fiscal years, 1/12th of 3% of the underwritten revenue for the fiscal years three through four, and 1/12th of 4% of the underwritten revenue for the fifth fiscal year.

(69)	With respect to Loan No. 21, Euclid Apartments, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 68.8% and (y) the debt service coverage ratio is equal to or greater than 1.45x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(70)	With respect to Mortgage Loan No. 22, 175 Remsen Street, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) 1% of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the applicable promissory note to be made with respect to the Mortgage Loan under the applicable promissory note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (ii) the principal amount being prepaid.

(71)	With respect to Loan No. 23, Prime Storage - West Phoenix, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 66.7% and (y) the debt service coverage ratio is equal to or greater than 1.19x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(72)	With respect to Loan No. 23, Prime Storage - West Phoenix, the borrower will not be required to make monthly insurance deposits so long as (i) no event of default exists, (ii) the mortgaged property is insured under a blanket or umbrella policy as required pursuant to the Prime Storage - West Phoenix loan documents and (iii) the borrower provides the lender with receipts evidencing payment of the insurance premiums by no later than 15 days of such payments being made.

A-1-109

(73)	With respect to Loan No. 24, Hampton Inn North Olmsted Cleveland Airport, on each monthly payment date, the borrower is required to deposit with the lender into a capital expenditure reserve account an amount equal to the greater of (a) 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

(74)	With respect to Mortgage Loan No. 25, 155 Elliott Avenue, the mortgaged property benefits from a 15-year payment in lieu of taxes (“PILOT”) program pursuant to a PILOT agreement between the related borrower and the City of Yonkers Industrial Development Agency, which commenced in October 2023 and is expected to phase out completely in the 2038/2039 tax year. Following the first year of the PILOT, the abatement was set at approximately 43% of the 155 Elliott Avenue mortgaged property’s total tax obligation and burns off in increased increments that range from 2% - 5% through the end of the 15-year PILOT term. Taxes for the 2024/2025 year with the PILOT are $54,596, and are estimated to be $126,968 without the PILOT.

(75)	With respect to Loan No. 27, Walgreens Beaverton, the borrower will not be required to make monthly real estate tax deposits so long as (i) no event of default exists, (ii)(a) the sole tenant is obligated under its lease to pay the taxes, and the sole tenant is paying the taxes directly to the applicable governmental authorities as the same become due and payable and (b) the sole tenant actually pays and continues to pay all such taxes in a timely manner, (iii) all of the property is demised pursuant to the sole tenant lease and the lease is in full force and effect with no defaults beyond applicable notice and cure periods, (iv) no Critical Tenant Trigger Event (as defined in the loan agreement) exists and (v) the borrower has delivered evidence reasonably acceptable to the lender that such taxes have been paid in full by the sole tenant in a timely manner.

(76)	With respect to Loan No. 27, Walgreens Beaverton, the borrower is currently providing property insurance and making monthly insurance deposits as required under the mortgage loan documents. Notwithstanding the foregoing, the borrower will not be required to maintain such insurance or make monthly insurance deposits if (and when, if ever) the following conditions are satisfied: (i) no event of default exists, (ii)(x) the sole tenant is obligated under its lease to maintain and pay for insurance coverage (either through a third party policy and/or self-insurance) that satisfies the requirements of the loan agreement, and (y) the sole tenant actually pays for and maintains such insurance (iii) all of the mortgaged property is demised pursuant to the sole tenant lease and the lease is in full force and effect with no defaults beyond applicable notice and cure periods, (iv) no Critical Tenant Trigger Event (as defined in the loan agreement) exists, (v) evidence is provided to the lender that the tenant is providing all insurance required to be maintained under the loan agreement, and (vi) to the extent the sole tenant is providing insurance from a third party insurer, the borrower provides proof of such premium payments to the lender within 10 days of any such payment (and if sole tenant is self-insuring, the borrower provides proof of such self-insurance to the lender, reasonably acceptable to the lender, within 10 days of the lender’s request).

(77)	With respect to Loan No. 27, Walgreens Beaverton, the borrower will not be required to make monthly deposits for capital expenditure reserves so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the sole tenant lease, (iii) the sole tenant lease is in full force and effect, (iv) no Critical Tenant Trigger Event (as defined in the loan agreement) has occurred and is continuing, (v)(x) the sole tenant lease obligates the sole tenant to maintain the mortgaged property, including roof and structure and (y) the sole tenant actually pays for and completes all such maintenance of the mortgaged property, including roof and structure, in accordance with all applicable legal requirements, (vi) the sole tenant performs its obligations under clause (v) in a timely manner and the borrower provides evidence, in form and substance reasonably satisfactory to the lender (which may include an estoppel certificate executed by sole tenant) of such performance.

(78)	With respect to Loan No. 27, Walgreens Beaverton, the sole tenant, Walgreen Co., will have the right to terminate the lease as of August 2039, August 2044, August 2049, August 2054, or effective as of the last day of any month thereafter, with 12 months’ notice.

A-1-110

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

WFCM 2024-5C2

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	8	$235,788,017	32.7%	6.5522%	59	360	1.85	x	14.1%	12.9%	54.4%	53.2%
JPMorgan Chase Bank, National Association	3	100,995,000	14.0	6.5240	59	0	1.59		11.1	10.6	60.0	60.0
Goldman Sachs Mortgage Company	4	97,975,000	13.6	5.3627	59	0	2.96		17.9	16.7	43.1	43.1
UBS AG	2	72,400,000	10.1	6.7743	59	0	1.36		10.1	9.3	63.2	63.2
Wells Fargo Bank National Association / JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	69,000,000	9.6	5.9700	60	0	1.71		10.5	10.3	73.8	73.8
Goldman Sachs Mortgage Company / UBS AG	1	42,000,000	5.8	6.9600	57	0	1.83		13.2	12.9	48.3	48.3
Citi Real Estate Funding Inc.	3	39,550,000	5.5	6.8853	60	0	1.41		10.2	9.9	63.0	63.0
LMF Commercial, LLC	4	32,297,323	4.5	6.7308	57	359	1.58		11.6	10.9	65.1	64.7
JPMorgan Chase Bank, National Association / Goldman Sachs Mortgage Company	1	30,000,000	4.2	5.3700	60	0	1.84		10.2	10.0	49.5	49.5
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	7	$146,308,180	20.3%	6.2182%	60	360	1.58	x	11.4%	10.8%	60.5%	59.6%
Anchored	4	111,474,857	15.5	6.4019	59	360	1.53		11.7	11.1	63.2	62.2
Super Regional Mall	1	30,000,000	4.2	5.3700	60	0	1.84		10.2	10.0	49.5	49.5
Single Tenant	2	4,833,323	0.7	7.2463	59	359	1.26		10.1	10.1	64.3	61.3
Hospitality	32	123,544,017	17.2	6.8039	59	359	2.40		18.8	16.3	47.1	45.8
Full Service	22	69,386,206	9.6	6.3787	60	359	2.88		20.9	18.2	44.4	43.5
Select Service	6	44,038,364	6.1	7.5127	59	359	1.67		15.9	13.6	49.9	47.7
Limited Service	1	8,100,000	1.1	6.9100	59	0	1.85		15.1	13.0	58.7	58.7
Limited Service; Extended Stay	3	2,019,447	0.3	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Mixed Use	15	117,296,650	16.3	5.8392	59	0	2.10		12.7	12.1	50.8	50.8
Retail/Office	1	69,000,000	9.6	6.1300	59	0	1.54		10.0	9.6	59.6	59.6
Office/Retail	7	32,252,571	4.5	5.3921	60	0	3.17		18.2	17.1	32.3	32.3
Lab/Office	7	16,044,079	2.2	5.4876	57	0	2.34		13.1	13.0	50.1	50.1
Office	11	115,113,429	16.0	6.7911	59	0	1.85		12.9	12.5	55.4	55.4
Suburban	1	42,000,000	5.8	6.9600	57	0	1.83		13.2	12.9	48.3	48.3
CBD	6	38,238,429	5.3	7.0502	59	0	1.95		14.3	13.5	56.1	56.1
R&D	1	20,475,000	2.8	5.2040	60	0	2.08		11.1	11.0	65.0	65.0
Medical	3	14,400,000	2.0	7.8670	60	0	1.34		10.8	10.7	60.3	60.3
Self Storage	54	83,200,000	11.6	5.9802	60	0	1.66		10.2	10.0	72.2	72.2
Self Storage	54	83,200,000	11.6	5.9802	60	0	1.66		10.2	10.0	72.2	72.2
Industrial	8	75,000,000	10.4	6.7041	59	0	1.39		10.3	9.5	62.7	62.7
Warehouse	7	58,000,000	8.1	6.5030	59	0	1.37		9.9	9.0	63.9	63.9
Manufacturing	1	17,000,000	2.4	7.3900	60	0	1.48		11.6	11.1	58.8	58.8
Multifamily	9	58,550,000	8.1	6.0112	58	0	1.89		12.1	11.9	53.3	53.3
Mid Rise	4	22,296,667	3.1	6.1115	59	0	1.63		10.5	10.3	59.7	59.7
High Rise	3	20,453,333	2.8	5.1797	60	0	2.43		14.6	14.4	36.1	36.1
Garden	2	15,800,000	2.2	6.9462	54	0	1.56		11.2	11.0	66.5	66.5
Other	2	993,064	0.1	5.4359	59	0	2.79		15.9	15.2	40.5	40.5
Theater	1	537,143	0.1	5.3921	60	0	3.17		18.2	17.1	32.3	32.3
Parking Garage	1	455,921	0.1	5.4876	57	0	2.34		13.1	13.0	50.1	50.1
Total/Weighted Average:	138	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2024-5C2

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	25	$224,858,758	31.2%	6.2097%	59	359	1.84	x	12.2%	11.4%	53.3%	53.0%
California	7	113,103,655	15.7	6.5619	58	360	1.63		11.9	11.5	58.1	57.4
Northern California	3	106,973,684	14.9	6.6224	58	360	1.55		11.5	11.2	59.0	58.2
Southern California	4	6,129,971	0.9	5.5057	58	0	3.08		18.6	17.2	42.8	42.8
Ohio	13	55,960,798	7.8	6.6919	58	0	1.73		12.9	11.8	66.0	66.0
Michigan	2	46,275,000	6.4	5.7649	60	360	1.92		12.7	12.3	63.7	63.0
Texas	13	33,677,710	4.7	6.7855	59	0	2.27		16.2	15.1	56.3	56.3
North Carolina	6	27,920,000	3.9	7.2625	60	0	1.49		11.2	10.9	61.6	61.6
Florida	2	27,219,048	3.8	6.3236	60	0	1.85		13.1	11.9	52.7	52.7
Connecticut	2	26,386,370	3.7	7.6000	59	359	1.56		15.4	13.2	50.7	48.4
Pennsylvania	2	24,391,071	3.4	6.5030	59	0	1.37		9.9	9.0	63.9	63.9
West Virginia	15	13,809,826	1.9	5.9192	60	0	2.00		12.4	11.8	69.0	69.0
Arkansas	7	13,264,690	1.8	5.8052	60	0	2.64		16.6	15.2	58.1	58.1
Tennessee	8	13,132,747	1.8	5.6796	60	0	2.22		13.7	13.1	57.5	57.5
Colorado	2	12,058,346	1.7	5.2427	60	0	2.74		16.8	16.0	35.4	35.4
Maryland	1	11,916,104	1.7	6.3900	59	359	1.91		16.6	14.3	52.9	49.8
Arizona	2	10,535,325	1.5	5.9090	59	0	1.68		10.4	10.0	63.3	63.3
Alabama	3	10,229,250	1.4	5.9700	60	0	1.71		10.5	10.3	73.8	73.8
Massachusetts	4	9,372,000	1.3	5.4876	57	0	2.34		13.1	13.0	50.1	50.1
Illinois	3	8,619,651	1.2	5.2629	60	0	2.84		17.5	16.5	35.2	35.2
Indiana	5	5,843,917	0.8	5.9700	60	0	1.71		10.5	10.3	73.8	73.8
Georgia	1	4,700,000	0.7	6.1910	59	0	1.36		8.6	8.5	59.9	59.9
Oregon	1	4,697,323	0.7	7.3000	59	359	1.20		9.9	9.9	65.2	62.1
Mississippi	1	4,689,000	0.7	7.8670	60	0	1.34		10.8	10.7	60.3	60.3
Virginia	2	4,631,083	0.6	7.3685	60	0	1.44		10.7	10.6	63.8	63.8
Nebraska	3	3,875,868	0.5	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Missouri	3	3,589,934	0.5	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
New Mexico	1	1,948,061	0.3	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Oklahoma	2	1,531,792	0.2	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Kentucky	1	998,939	0.1	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
South Carolina	1	769,076	0.1	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Total/Weighted Average:	138	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4,697,323 - 5,000,000	2	$9,397,323	1.3%	6.7453%	59	359	1.28	x	9.2%	9.2%	62.5%	61.0%
5,000,001 - 15,000,000	8	83,216,104	11.6	6.9967	58	359	1.65		13.0	11.9	60.4	59.9
15,000,001 - 20,000,000	3	50,250,000	7.0	6.4420	59	0	1.72		11.3	11.0	58.8	58.8
20,000,001 - 30,000,000	6	148,270,000	20.6	5.9446	60	360	1.95		12.8	12.2	54.5	54.3
30,000,001 - 50,000,000	3	117,000,000	16.2	5.9969	59	0	2.99		18.9	17.5	38.0	38.0
50,000,001 - 69,000,000	5	311,871,913	43.3	6.4845	59	360	1.50		11.1	10.3	63.4	62.8
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20 - 1.50	9	$192,347,323	26.7%	6.6532%	59	360	1.35	x	10.1%	9.6%	64.4%	64.0%
1.51 - 2.00	13	389,683,017	54.1	6.5538	59	359	1.71		12.5	11.7	58.9	58.4
2.01 - 4.00	4	102,975,000	14.3	5.3164	60	0	2.63		15.1	14.5	42.6	42.6
4.01 - 4.17	1	35,000,000	4.9	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

A-2-2

WFCM 2024-5C2

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.6 - 12.0	13	$380,822,323	52.9%	6.2556%	59	360	1.53	x	10.2%	9.8%	64.1%	63.9%
12.1 - 16.0	10	238,766,913	33.2	6.7385	58	359	1.84		14.0	13.0	52.7	52.1
16.1 - 20.0	3	65,416,104	9.1	5.9602	60	359	2.69		17.6	16.0	41.8	41.2
20.1 - 26.7	1	35,000,000	4.9	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.5 - 12.0	15	$414,822,323	57.6%	6.2924%	59	360	1.54	x	10.4%	10.0%	63.4%	63.1%
12.1 - 16.0	10	230,183,017	32.0	6.7563	58	359	1.87		14.4	13.4	52.8	52.0
16.1 - 20.0	1	40,000,000	5.6	5.3921	60	0	3.17		18.2	17.1	32.3	32.3
20.1 - 23.4	1	35,000,000	4.9	5.5325	60	0	4.17		26.7	23.4	32.1	32.1
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
32.1 - 40.0	3	$101,000,000	14.0%	5.3861%	60	0	3.33	x	20.2%	18.6%	33.2%	33.2%
40.1 - 50.0	2	72,000,000	10.0	6.2975	58	0	1.83		12.0	11.7	48.8	48.8
50.1 - 60.0	9	215,588,017	29.9	6.6865	59	359	1.66		12.7	11.6	55.5	54.7
60.1 - 70.0	12	262,417,323	36.4	6.5692	59	360	1.52		11.2	10.6	64.6	64.1
70.1 - 73.8	1	69,000,000	9.6	5.9700	60	0	1.71		10.5	10.3	73.8	73.8
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
32.1 - 40.0	3	$101,000,000	14.0%	5.3861%	60	0	3.33	x	20.2%	18.6%	33.2%	33.2%
40.1 - 50.0	4	138,288,017	19.2	6.8176	59	359	1.73		13.7	12.5	49.9	48.7
50.1 - 60.0	7	149,300,000	20.7	6.3775	59	0	1.67		11.4	10.8	57.4	57.4
60.1 - 70.0	12	262,417,323	36.4	6.5692	59	360	1.52		11.2	10.6	64.6	64.1
70.1 - 73.8	1	69,000,000	9.6	5.9700	60	0	1.71		10.5	10.3	73.8	73.8
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.1797 - 5.5000	5	$132,975,000	18.5%	5.3285%	60	0	2.45	x	14.0%	13.5%	44.2%	44.2%
5.5001 - 6.0000	3	113,500,000	15.8	5.8334	60	0	2.44		15.3	14.2	60.3	60.3
6.0001 - 6.5000	7	213,666,104	29.7	6.3110	59	360	1.53		11.2	10.5	61.8	61.1
6.5001 - 7.0000	4	113,900,000	15.8	6.7130	58	0	1.57		11.5	10.7	57.7	57.7
7.0001 - 7.5000	6	77,192,323	10.7	7.3130	58	359	1.67		13.2	12.4	61.5	61.3
7.5001 - 7.8670	2	68,771,913	9.6	7.6559	59	359	1.51		14.4	12.7	52.7	50.9
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

A-2-3

WFCM 2024-5C2

Annex A-2: Mortgage Pool Information

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
51 - 60	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	22	$561,720,000	78.0%	6.2198%	59	0	1.96	x	12.9%	12.2%	56.0%	56.0%
360	5	158,285,340	22.0	6.8290	59	360	1.52		13.1	11.9	59.5	57.7
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	22	$561,720,000	78.0%	6.2198%	59	0	1.96	x	12.9%	12.2%	56.0%	56.0%
359 - 360	5	158,285,340	22.0	6.8290	59	360	1.52		13.1	11.9	59.5	57.7
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	22	$561,720,000	78.0%	6.2198%	59	0	1.96	x	12.9%	12.2%	56.0%	56.0%
Interest Only, Amortizing Balloon	2	87,300,000	12.1	6.3833	59	360	1.45		11.4	10.9	65.6	64.3
Amortizing Balloon	3	70,985,340	9.9	7.3770	59	359	1.59		15.2	13.2	52.0	49.5
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	21	$593,119,236	82.4%	6.3174%	59	360	1.87	x	12.8%	12.0%	56.6%	56.3%
Acquisition	4	64,411,104	8.9	6.6585	59	360	1.78		14.1	13.2	60.8	59.7
Recapitalization	2	62,475,000	8.7	6.3845	58	0	1.91		12.5	12.3	53.8	53.8
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

A-2-4

WFCM 2024-5C2

Annex A-2: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard / Springing Cash Management	16	$509,958,017	70.8%	6.3624%	59	360	1.90	x	13.3%	12.4%	55.1%	54.6%
Springing	9	142,047,323	19.7	6.3582	59	359	1.63		11.0	10.6	68.9	68.8
Hard/ In Place Cash Management	1	42,000,000	5.8	6.9600	57	0	1.83		13.2	12.9	48.3	48.3
Soft/ Springing Cash Management	1	26,000,000	3.6	5.1797	60	0	2.43		14.6	14.4	36.1	36.1
Total/Weighted Average:	27	$720,005,340	100.0%	6.3538%	59	360	1.87	x	12.9%	12.1%	56.8%	56.4%

A-2-5

WFCM 2024-5C2

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	16	$452,216,913	62.8%	19	$478,333,017	66.4%	8	$241,672,323	33.6%
Insurance Escrow	11	$216,369,236	30.1%	11	$216,369,236	30.1%	16	$503,636,104	69.9%
Replacement Reserve	6	$171,795,000	23.9%	21	$566,333,017	78.7%	5	$137,172,323	19.1%
TI/LC Reserve(1)	5	$184,795,000	40.6%	8	$258,295,000	56.7%	4	$135,975,000	29.9%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial, self storage and mixed-use properties.

A-2-6

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

A-3-1

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

A-3-2

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
BRONX
Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Pelham Country Club
Van Cortlandt Park
WOODLAND CEMETERY
Mosholu Golf Course
Montefiore Medical Center Wakefield Campus
Montefiore Medical Center Moses Campus
Williamsbridge
Williamsbridge Oval
Seton Falls Park
Co-Op City
The Mall at Bay Plaza
Pelham Bay and Split Rock Golf Courses
Pelham Bay Park
City Island
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Bronx Zoo
NYC Health + Hospitals/ Jacobi
Montefiore Medical Center Hutchinson Campus
Yeshiva Univ. Jack & Pearl Campus
Mercy College - Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Morris Park
Aileen B. Ryan Recreational Complex
The Fountain at Metropolitan Oval
G.W. Bridge 3 miles
Amazon
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
SUNY Maritime College
Long Island Sound
East River
NYS Thruway
Mosholu Pkwy
Jerome Ave.
E. 223rd St.
E 233rd St.
E. 222nd St.
E. Gun Hill Rd.
Gun Hill Rd.
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Baychester Ave.
Boston Rd.
Hutchinson River Pkwy
Pelhamdale Ave.
Weyman Ave.
Pelham Rd.
New England Thruway
City Island Rd.
Pelham Pkwy.
Eastchester Rd.
Williamsbridge Rd.
Bronx River Pkwy
METRO NORTH
Webster Ave.
Crotona Ave.
Morris Park Ave.
Tremont Ave.
Bruckner Expwy
Whitestone Br.
Throgs Neck Bridge
87
95
22
1
678
695
295
PATERSON
NEW JERSEY
NEWARK
JERSEY CITY
MANHATTAN
BRONX
YONKERS
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

A-3-3

No. 1 – Bay Plaza Community Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$69,000,000		Property Type – Subtype(5):	Mixed Use – Retail/Office
	Cut-off Date Balance(1):	$69,000,000		Location:	Bronx, NY
	% of Initial Pool Balance:	9.6%		Size(5):	568,813 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$492.25
	Borrower Sponsor:	Prestige Properties & Development		Maturity Date Balance Per SF(1):	$492.25
	Guarantors:	Sami Shalem and Irving Pergament		Year Built/Renovated:	1988, 2013/2023
	Mortgage Rate:	6.1300%		Title Vesting:	Fee
	Note Date:	September 17, 2024		Property Manager:	Prestige Properties & Development Co., Inc. (borrower related)
	Seasoning:	1 month		Current Occupancy (As of):	89.7% (6/1/2024)
	Maturity Date:	October 1, 2029		YE 2023 Occupancy:	92.0%
	IO Period:	60 months		YE 2022 Occupancy:	90.0%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	90.0%
	Amortization Term (Original):	NAP		YE 2020 Occupancy:	90.0%
	Loan Amortization Type:	Interest Only		As-Is Appraised Value:	$470,000,000
	Call Protection:	L(24),YM1(29),O(7)		As-Is Appraised Value Per SF:	$826.28
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	July 25, 2024
	Additional Debt(1)(2):	Yes

	Additional Debt Type (Balance)(1)(2):	Pari Passu ($211,000,000)		Underwriting and Financial Information(1)
	Future Debt Permitted (Type)(3):	Yes (Mezzanine)		TTM NOI (6/30/2024)(6):	$23,454,156
				YE 2023 NOI:	$23,030,484
				YE 2022 NOI:	$22,148,647
				YE 2021 NOI:	NAV
Escrows and Reserves(4)				U/W Revenues:	$39,831,349
	Initial	Monthly	Cap	U/W Expenses:	$11,772,713
Taxes:	$0	Springing	NAP	U/W NOI(6):	$28,058,636
Insurance:	$0	Springing	NAP	U/W NCF:	$26,795,419
Replacement Reserve:	$7,110	$7,110	$170,644	U/W DSCR based on NOI/NCF(1):	1.61x / 1.54x
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.0% / 9.6%
				Cut-off Date LTV Ratio(1):	59.6%
				LTV Ratio at Maturity(1):	59.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$280,000,000	100.0%	Loan Payoff	$265,439,060	94.8%
			Return of Equity	$10,155,147	3.6
			Reserves	$2,949,040	1.1
			Closing Costs	$1,456,753	0.5
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%
(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $280,000,000. The financial information presented in the chart above is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(3)	See “Permitted Mezzanine Loan” below for further discussion of future debt permitted.
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	The Bay Plaza Community Center Property (as defined below) is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space.
(6)	The increase in NOI from TTM (6/30/2024) to U/W is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

The Mortgage Loan. The largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 square foot mixed-use, retail/office property located in the Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the non-controlling note A-2-1, with an outstanding principal balance as of the Cut-off Date of $69,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the

A-3-4

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2-1	$69,000,000	$69,000,000	WFCM 2024-5C2	No
A-2-2(1)	$11,000,000	$11,000,000	JPMCB	No
A-3	$67,000,000	$67,000,000	BANK5 2024-5YR11	No
A-4(1)	$40,000,000	$40,000,000	JPMCB	No
A-5	$10,000,000	$10,000,000	BANK5 2024-5YR11	No
Total	$280,000,000	$280,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bay Plaza Community Center Whole Loan.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space located in the Baychester neighborhood of the Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million square feet and is the prime retail destination in the Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the United States, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 44 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop & Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 square feet; 11.8% of net rentable area; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 square feet; 9.8% of net rentable area; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861 ($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of the Bronx, which the appraisal suggests will support future demand and subsequent sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

A-3-5

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

United Federation of Teachers (“UFT”) (45,008 square feet; 7.9% of net rentable area; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York City’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The Borrower Sponsor invested approximately $14.2 million in the buildout of the UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

The following table presents a summary regarding the major tenants at the Bay Plaza Community Center Property:

Major Tenants(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenant
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	N	10/31/2033	2 x 5 Yr
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	N	6/30/2029	3 x 5 Yr

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	N	7/31/2044	2 x 10 Yr
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	N	12/31/2029	1 x 5 Yr
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	Y(3)	9/25/2044	1 x 5 Yr
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	N	2/29/2028	1 x 5 Yr
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	N	12/31/2029	1 x 5 Yr
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	Y(4)	1/31/2034	1 x 5 Yr
Dallas BBQ(5)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	N	7/31/2033	None
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	Y(6)	1/31/2033	1 x 5 Yr
Total/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17

Occupied Total			508,254	89.4%	$28,754,513	100.0%	$56.58
Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) the brokerage commission that the borrower paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
(4)	DSW has the right to terminate its lease if at least one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are not open for a continuous period of 18 months.
(5)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,000 multiplied by 6% which is excluded from Annual U/W Rent PSF above.
(6)	Adidas has the right to terminate its lease if its gross sales between February 2027 and January 2028 do not exceed $4,000,000, provided it gives notice within 90 days of February 1, 2028.

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Select Tenant Sales

	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%
(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

A-3-6

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	1	3,488	0.6%	3,488	0.6%	$285,863	1.0%	$81.96
2025	3	7,597	1.3%	11,085	1.9%	$625,670	2.2%	$82.36
2026	10	35,654	6.3%	46,739	8.2%	$2,622,557	9.1%	$73.56
2027	3	11,708	2.1%	58,447	10.3%	$1,127,292	3.9%	$96.28
2028	2	31,419	5.5%	89,866	15.8%	$1,533,354	5.3%	$48.80
2029	8	144,190	25.3%	234,056	41.1%	$7,388,890	25.7%	$51.24
2030	4	20,637	3.6%	254,693	44.8%	$1,687,016	5.9%	$81.75
2031	4	11,476	2.0%	266,169	46.8%	$858,933	3.0%	$74.85
2032	2	3,565	0.6%	269,734	47.4%	$270,251	0.9%	$75.81
2033	8	111,455	19.6%	381,189	67.0%	$6,059,411	21.1%	$54.37
2034	4	30,192	5.3%	411,381	72.3%	$1,830,006	6.4%	$60.61
2035 & Thereafter	5	96,873	17.0%	508,254	89.4%	$4,465,270	15.5%	$46.09
Vacant	0	60,559	10.6%	568,813	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	54	568,813	100.0%			$28,754,513	100.0%	$56.58
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%
(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

A-3-7

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis

	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Rents In Place(2)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	66.1%	$50.55
Vacant Income	0	0	0	2,628,762	6.0%	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	72.2%	$55.17
Reimbursements	6,657,426	7,326,455	7,582,157	11,541,016	26.5%	$20.29
Percentage Rent	214,844	425,964	254,540	298,449	0.7%	$0.52
Other Rental Storage	268,434	425,117	56,524	250,025	0.6%	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	100.0%	$76.43
Less Vacancy	0	0	0	(3,641,416)	(8.4%)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	91.6%	$70.03

Real Estate Taxes(3)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	11.2%	$7.82
Insurance	634,343	730,780	753,822	565,042	1.4%	$0.99
Management Fee	471,380	529,838	523,245	1,000,000	2.5%	$1.76
Other Expenses	5,673,928	5,318,765	4,712,667	5,759,710	14.5%	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	29.6%	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	70.4%	$49.33
Capital Expenditure Reserve(4)	0	0	0	(100,000)	(0.3%)	($0.18)
TI/LC	0	0	0	1,277,896	3.2%	$2.25
Replacement Reserves	0	0	0	85,322	0.2%	$0.15
Net Cash Flow(5)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	67.3%	$47.11

NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	U/W Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(3)	The increase in Real Estate Taxes from TTM 6/30/2024 to U/W is primarily attributable to the burn-off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases under which they are required to reimburse for their share of real estate taxes.
(4)	U/W Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(5)	The increase in Net Cash Flow from TTM 6/30/2024 to U/W is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(6)	DSCRs and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Appraisal. The appraiser concluded to an “As-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

Market Overview and Competition. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of the Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood in the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million square feet of retail space and is the prime retail center in the Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

A-3-8

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

According to the appraisal, the Bay Plaza Community Center Property is situated within the Bronx shopping center market. As of the second quarter of 2024, the Bronx shopping center market reported total inventory of approximately 5.3 million square feet with a 6.0% vacancy rate and average asking rents of $51.95 per square foot. Additionally, the Bay Plaza Community Center Property is located within The Bronx office market. As of the second quarter of 2024, the Bronx office market reported total inventory of approximately 15.7 million square feet with a 8.3% vacancy rate and average rents of $35.60 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraisal:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1988, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office square feet is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

Escrows. At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

A-3-9

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Insurance – During the continuance of an event of default or if the Bay Plaza Community Center Property is not insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

Lockbox and Cash Management.

The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or if (ii) no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Sweep Period. A Cash Sweep Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect to clause (ii) above, the borrowers may not cure a Cash Sweep Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Event Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any tenant under a Lease Sweep Lease discontinues business or gives notice that it intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant or its direct or indirect parent company (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or deliver a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the space under the applicable Lease Sweep Lease (the “Lease Sweep Space”) is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire Lease Sweep Space is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (iii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to the lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (iii) in the case of clauses (a)(i), (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Real Estate Substitution. Not permitted.

Property Management. The Bay Plaza Community Center Property is managed by Prestige Properties & Development Co., Inc., an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

A-3-10

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$69,000,000
2100 Bartow Avenue Bronx, NY 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Letter of Credit. None.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than the loan-to-value ratio on the loan origination date and (y) an aggregate debt service coverage ratio not less than the debt service coverage ratio on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each special purpose entity that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the lender under the Bay Plaza Community Center Whole Loan; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the lender under the Bay Plaza Community Center Whole Loan in its sole discretion and obtain a rating agency confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-11

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

A-3-12

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Lake Michigan
MICHIGAN
CHICAGO
Elgin
Aurora
Joliet
Skokie
Gary
Hammond
Portage
South Bend
Elkhart
Adrian
Monroe
TOLEDO
Bowling Green
Westville
Cedar Lake
Kankakee
FORT WAYNE
Wabash
Findlay
Lima
INDIANA
OHIO
Bloomington
Lafayette
Kokomo
Muncie
Anderson
Marysville
Champaign
Decatur
Carmel
INDIANAPOLIS
Springfield
ILLINOIS
Terre Haute
Mooresville
Richmond
DAYTON
Hamilton
Greenwood
CINCINNATI
Effingham
Bloomington
Columbus
Aurora
Florence
Seymour
Portsmouth
Vincennes
Mount Vernon
Jeffersonville
Frankfort
LOUISVILLE
LEXINGTON
Evansville
Owensboro
Marion
Elizabethtown
KENTUCKY

Mansfield
Marion
East Liverpool
New Philadelphia
Weirton
PITTSBURGH
Monroeville
Steubenville
Delaware
OHIO
Coshocton
Washington
Wheeling
Newark
COLUMBUS
Zanesville
Cambridge
PENNSYLVANIA
Moundsville
Carroll
Lancaster
Morgantown
Marietta
Fairmont
Little Hocking
Belpre
Grafton
Athens
Chillicothe
Coolville
Parkersburg
Bridgeport
Jackson
Ravenswood
Buckhannon
Racine
Portsmouth
WEST VIRGINIA
Proctorville
Nitro
Ashland
Elkview
Huntington
Charleston
Madison
KENTUCKY
Beckley
VIRGINIA
Covington

MISSOURI
KY
Clarksville
NASHVILLE
Rogers
Murfreesboro
Fayetteville
Southside
Jonesboro
Jackson
Fort Smith
ARKANSAS
MEMPHIS
TENNESSEE
Chattanooga
Clarksville
West Memphis
Southaven
Huntsville
Decatur
Little Rock
Tupelo
GA
Hot Springs
Pine Bluff
MISSISSIPPI
Texarkana
Greenville
Starkville
Birmingham
Shreveport
Monroe
Jackson
Montgomery
Meridian
ALABAMA
LOUISIANA
Enterprise
Nacogdoches
Dothan
Hattiesburg
TEXAS
Alexandria
Mobile
Baton Rouge
Biloxi
Lake Charles
Lafayette
Gulfport
Pensacola
FLORIDA
Beaumont
NEW ORLEANS
Houma
Gulf of Mexico

Coldspring
WALKER COUNTY
New Waverly
SAN JACINTO COUNTY
Shepherd
Willis
Montgomery
Conroe
Cleveland
MONTGOMERY COUNTY
LIBERTY COUNTY
Splendora
Pinehurst
The Woodlands
Porter Heights
Woodbranch
Stagecoach
Tomball
Spring
Kingwood
Dayton
Atascocita
Humble
Cypress
HARRIS COUNTY
Crosby
Jersey Village
Aldine
Barrett
HOUSTON
Channelview
Katy
Cloverleaf
Baytown
Westchase
Uptown
Downtown
Jacinto City

KENTUCKY
Roanoke
Richlands
Pulaski
VIRGINIA
JEFFERSON NATIONAL FOREST
Wytheville
Big Stone Gap
Marion
Galax
Kingsport
Bristol
Blountville
TENNESSEE
Mount Airy
Piney Flats
Elizabethton
Morristown
Greeneville
Johnson City
Boone
Winston-Salem
NORTH CAROLINA
Lenoir
Newport
Hickory
Statesville
Morganton
Salisbury
Newton
Mooresville
Asheville
Kannapolis
Waynesville
Hendersonville
Concord
Forest City
Shelby
CHARLOTTE
Gastonia
Matthews
Brevard
Spartanburg
Monroe
Rock Hill
Greenville
SOUTH CAROLINA
Lancaster
Clemson
Anderson
GA

Mini Mall Self Storage

Carroll	Carroll, OH
Enterprise - Rucker Blvd	Enterprise, AL
West Memphis	West Memphis, AR
Belpre	Belpre, OH
Marietta	Marietta, OH
Enterprise - Geneva Hwy	Enterprise, AL
Parkersburg - Garfield Ave	Parkersburg, WV
Bridgeport	Bridgeport, WV
Enterprise - Salem Rd	Enterprise, AL
Elizabethton	Elizabethton, TN
Cedar Lake	Cedar Lake, IN
Kannapolis	Kannapolis, NC
Johnson City - South Roan	Johnson City, TN
Cincinnati	Cincinnati, OH
Mooresville	Mooresville, IN
Bloomington	Bloomington, IN
Newton	Newton, NC
Proctorville	Proctorville, OH
Kingsport - Brookside School	Kingsport, TN
Bristol	Bristol, VA
Hurricane	Hurricane, WV
Blountville	Blountville, TN
Little Rock	Little Rock, AR
Cedar Lake - Wicker Ave	Cedar Lake, IN
Clarksville	Clarksville, AR
Parkersburg	Parkersburg, WV
Piney Flats	Piney Flats, TN
Cross Lanes	Cross Lanes, WV
Shelby	Shelby, NC
Batesville	Southside, AR
Greeneville	Greeneville, TN
Cleveland - N. Washington	Cleveland, TX
Morgantown - Lower Aarons	Morgantown, WV
Morgantown - Canyon Rd	Morgantown, WV
Asheville	Asheville, NC
Splendora - Old Hwy 59N	Splendora, TX
Nitro - 1st Ave S	Nitro, WV
Elkview	Elkview, WV
Nitro - 4131 1st St	Nitro, WV
Splendora - US-59	Splendora, TX
Conroe - Hwy 105E	Conroe, TX
Coolville	Coolville, OH
Little Hocking	Little Hocking, OH
Ravenswood	Ravenswood, WV
Racine	Racine, OH
Cedar Lake - 127th Pl	Cedar Lake, IN
Conroe - Woodland Forest	Conroe, TX
Nitro - 11th St	Nitro, WV
Conroe - Bryant Rd	Conroe, TX
Cleveland - CR388	Cleveland, TX
Nitro - 503 Main Ave	Nitro, WV
Nitro - 1302 Main Ave	Nitro, WV

A-3-13

No. 2 – Mini Mall Self Storage

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Wells Fargo Bank, National		Single Asset/Portfolio:	Portfolio
		Association, JPMorgan Chase Bank,		Property Type – Subtype:	Self Storage – Self
		Association, Citi Real Estate Funding,			Storage
		Inc.		Location:	Various, Various
	Original Principal Balance(1):	$69,000,000		Size:	2,460,347 SF
	Cut-off Date Balance(1):	$69,000,000		Cut-off Date Balance Per SF(1):	$73.16
	% of Initial Pool Balance:	9.6%		Maturity Date Balance Per SF(1):	$73.16
	Loan Purpose:	Refinance		Year Built/Renovated:	Various / Various
	Borrower Sponsor:	Mini Mall U.S. Storage Properties Master LP		Title Vesting:	Fee
	Guarantor:	Mini Mall U.S. Storage Properties Master LP		Property Manager:	Mini Mall U.S. Storage Properties Master LP (borrower-related)
	Mortgage Rate:	5.9700%		Current Occupancy (As of):	75.8% (10/7/2024)
	Note Date:	October 31, 2024		YE 2023 Occupancy(4):	NAV
	Seasoning:	0 months		YE 2022 Occupancy(4):	NAV
	Maturity Date:	November 6, 2029		YE 2021 Occupancy(4):	NAV
	IO Period:	60 months		YE 2020 Occupancy(4):	NAV
	Loan Term (Original):	60 months		As Portfolio Appraised Value(5):	$244,000,000
	Amortization Term (Original):	NAP		As Portfolio Appraised Value Per SF(5):	$99.17
	Loan Amortization Type:	Interest Only		As Portfolio Appraisal Valuation Date:	August 10, 2024
	Call Protection(2):	L(24),D(29),O(7)
	Lockbox Type:	Springing/Springing Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type (Balance)(1):	Pari Passu ($111,000,000)		Underwriting and Financial Information
				TTM NOI (8/31/2024):	$18,244,484
				YE 2023 NOI(4):	NAV
				YE 2022 NOI(4):	NAV
				U/W Revenues:	$25,498,875
				U/W Expenses:	$6,590,351
				U/W NOI:	$18,908,524
				U/W NCF:	$18,576,612
Escrows and Reserves(3)				U/W DSCR based on NOI/NCF(1):	1.74x / 1.71x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	10.5% / 10.3%
Taxes:	$261,988	$119,946	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.5% / 10.3%
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	73.8%
Replacement Reserve:	$0	$27,659	NAP	LTV Ratio at Maturity(1)(5):	73.8%
Deferred Maintenance:	$240,160	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$180,000,000	100.0%	Loan Payoff	$150,772,564	83.8%
			Return of Equity	19,688,366	10.9
			Closing Costs	9,036,922	5.0
			Upfront Reserves	502,148	0.3
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%

(1)	The Mini Mall Self Storage Mortgage Loan (as defined below) is part of the Mini Mall Self Storage Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $180,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Mini Mall Self Storage Whole Loan.
(2)	Defeasance of the Mini Mall Self Storage Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Mini Mall Self Storage Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in November 2024.
(3)	See “Escrows” section.
(4)	Historical information is not available due to the borrower sponsor purchasing the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(5)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

A-3-14

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The Mortgage Loan. The second largest mortgage loan (the “Mini Mall Self Storage Mortgage Loan”) is part of a whole loan (the “Mini Mall Self Storage Whole Loan”) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000. The Mini Mall Self Storage Whole Loan is secured by a first lien mortgage on the borrowers’ fee interest in a 2,460,347 square foot, self-storage portfolio consisting of 52 properties containing 60 individual assets (each, a “Mini Mall Self Storage Property” and collectively, the “Mini Mall Self Storage Properties” or the “Mini Mall Self Storage Portfolio”) located across nine states. The Mini Mall Self Storage Mortgage Loan is evidenced by the controlling Note A-1-A and the non-controlling Notes A-2-A and A-3-B with an outstanding principal balance as of the Cut-off Date of $69,000,000. The Mini Mall Self Storage Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Citi Real Estate Funding Inc. (“CREFI”) on October 31, 2024. The relationship between the holders of the Mini Mall Self Storage Whole Loan is governed by a co-lender agreement. The Mini Mall Self Storage Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2024-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$34,500,000	$34,500,000	WFCM 2024-5C2	Yes
A-1-B	$52,500,000	$52,500,000	WFB	No
A-1-C	$3,000,000	$3,000,000	WFB	No
A-2-A	$17,250,000	$17,250,000	WFCM 2024-5C2	No
A-2-B	$27,750,000	$27,750,000	CREFI	No
A-3-A	$18,750,000	$18,750,000	JPM	No
A-3-B	$17,250,000	$17,250,000	WFCM 2024-5C2	No
A-3-C	$9,000,000	$9,000,000	JPM	No
Total (Whole Loan)	$180,000,000	$180,000,000

The Borrowers and Borrower Sponsor. The borrowers are MMUS OH SPE 1, LLC, MMUS OH SPE 2, LLC, MMUS OH SPE 3, LLC, MMUS OH SPE 4, LLC, MMUS OH SPE 5, LLC, MMUS OH SPE 6, LLC, MMUS OH SPE 7, LLC, MMUS OH SPE 8, LLC, MMUS OH SPE 9, LLC, MMUS OH SPE 10, LLC, MMUS WV SPE 1, LLC, MMUS WV SPE 2, LLC, MMUS WV SPE 3, LLC, MMUS WV SPE 4, LLC, MMUS WV SPE 5, LLC, MMUS WV SPE 6, LLC, MMUS WV SPE 7, LLC, MMUS WV SPE 8, LLC, MMUS WV SPE 9, LLC, OHU3003CI LLC, ALU4407EE LP, ARU3319LK LP, ARU3318WS LP, ARU3320CE LP, INU2905BN LP, INU2906ME LP, INU2907CE LP, NCU4001KS LP, VAU3508BL LP, TXU4801SA LP and WVU3601CS LP, each a Delaware limited liability company or Delaware limited partnership. Each borrower is a single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mini Mall Storage Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Mini Mall U.S. Storage Properties Master LP. Mini Mall U.S. Storage Properties Master LP is a subsidiary of Mini Mall Storage Properties Trust which owns and operates over 210 self storage facilities totaling over eight million square feet across the United States and Canada. Mini Mall Storage Properties Trust focuses on acquiring legacy-run assets and applies institutional-grade technology and strategies to increase profitability. These include 24/7 access, improved security, and dynamic pricing models.

The Properties. The Mini Mall Self Storage Portfolio is comprised of 52 properties containing 60 individual self storage assets totaling 18,338 units and 2,460,347 SF, located across nine states. The Mini Mall Self Storage Portfolio includes 12,707 (69.3% of total units) non-climate-controlled units, 4,406 (24.0%) climate controlled units, 1,016 (5.5%) parking units and 209 (1.1%) other units. The Mini Mall Self Storage Portfolio has a weighted average year built of 1993 and no individual Mini Mall Self Storage Property accounts for more than 8.8% of underwritten net cash flow or 8.0% of units across the Mini Mall Self Storage Portfolio. As of October 2024, the portfolio was 75.8% occupied. The borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023 and has invested approximately $11.0 million in capital expenditures.

A-3-15

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the Mini Mall Self Storage Properties:

Portfolio Summary
Property(1)	Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	U/W NCF(2)	% of U/W NCF
Carroll	3900 Columbus-Lancaster Road	Carroll, OH	1994-2005 / NAP	1,472	219,400	77.3%	$16,250,000	9.0%	$21,200,000	$1,640,836	8.8%
Enterprise - Rucker Blvd	2801 Rucker Boulevard	Enterprise, AL	2005 / 2019	1,315	186,240	81.1%	$14,525,000	8.1%	$18,900,000	$1,454,009	7.8%
West Memphis	701 AR-77	West Memphis, AR	2004 / 2022	892	131,220	76.9%	$12,980,000	7.2%	$16,900,000	$1,205,117	6.5%
Belpre	138 Lee Street, 485 Lee Street and 1924 Washington Boulevard	Belpre, OH	1989-2015 / NAP	799	136,250	75.1%	$7,750,000	4.3%	$9,300,000	$784,584	4.2%
Marietta	1306 Pike Street and 104 Ellsworth Avenue	Marietta, OH	1980-2019 / NAP	717	107,700	74.1%	$7,650,000	4.3%	$9,950,000	$733,296	3.9%
Enterprise - Geneva Hwy	1232 Geneva Highway	Enterprise, AL	1997 / 2019	743	142,125	75.4%	$6,585,000	3.7%	$8,350,000	$690,506	3.7%
Parkersburg - Garfield Ave	2351 Garfield Avenue	Parkersburg, WV	1982 / 1987, 1988, 1991, 1996, 2003, 2007	743	98,750	89.9%	$6,500,000	3.6%	$7,775,000	$931,996	5.0%
Bridgeport	61 Ocean Mines Road	Bridgeport, WV	2019 / 2020, 2023	502	75,080	87.2%	$5,750,000	3.2%	$6,875,000	$754,350	4.1%
Enterprise - Salem Rd	4021 Salem Road	Enterprise, AL	1964, 2016 / NAP	495	74,585	85.4%	$5,575,000	3.1%	$6,800,000	$599,627	3.2%
Elizabethton	480 TN-91	Elizabethton, TN	2019 / 2023	614	48,550	66.0%	$4,500,000	2.5%	$7,600,000	$396,961	2.1%
Cedar Lake	10630 and 10706 West 133rd Street	Cedar Lake, IN	1930-1999 / NAP	405	73,317	56.1%	$4,110,000	2.3%	$6,850,000	$292,282	1.6%
Kannapolis	2745 North Cannon Boulevard	Kannapolis, NC	1987 / 2018	357	41,375	85.0%	$4,030,000	2.2%	$5,250,000	$396,811	2.1%
Johnson City - South Roan	2501 South Roan Street	Johnson City, TN	2004 / 2009	312	34,500	91.9%	$4,025,000	2.2%	$5,000,000	$427,871	2.3%
Cincinnati	1109 Alfred Street	Cincinnati, OH	1901 / 2001	450	46,165	73.4%	$3,840,000	2.1%	$5,000,000	$308,732	1.7%
Mooresville	1242 South Old State Route 67	Mooresville, IN	1985 / 2003	348	48,260	75.4%	$3,690,000	2.1%	$4,800,000	$346,530	1.9%
Bloomington	4910 and 4990 North Lakeview Drive	Bloomington, IN	2000-2001 / NAP	317	34,325	72.9%	$3,535,000	2.0%	$4,350,000	$311,904	1.7%
Newton	3005 Nathan Street	Newton, NC	1983 / NAP	345	42,050	69.8%	$3,530,000	2.0%	$4,600,000	$267,139	1.4%
Proctorville	700 County Road 411	Proctorville, OH	2019-2022 / 2022	324	47,050	84.5%	$3,450,000	1.9%	$4,100,000	$381,771	2.1%
Kingsport - Brookside School	149 Brookside School Lane	Kingsport, TN	1956 / 2019	303	29,375	75.3%	$3,350,000	1.9%	$4,550,000	$246,385	1.3%
Bristol	818 Commonwealth Avenue	Bristol, VA	1999 / NAP	301	35,250	82.4%	$3,175,000	1.8%	$3,775,000	$367,117	2.0%
Hurricane	316 Putnam Village Drive	Hurricane, WV	2017 / 2021	275	31,175	92.5%	$3,150,000	1.8%	$3,750,000	$414,845	2.2%
Blountville	2851 TN-394	Blountville, TN	2013 / NAP	331	30,950	73.6%	$3,125,000	1.7%	$4,000,000	$312,166	1.7%
Little Rock	19501 Arch Street Northwest	Little Rock, AR	1994 / 2022	419	45,150	54.5%	$3,110,000	1.7%	$4,050,000	$243,616	1.3%
Cedar Lake - Wicker Ave	13077 West Wicker Avenue	Cedar Lake, IN	2018-2022 / NAP	433	65,600	50.3%	$3,100,000	1.7%	$7,000,000	$170,329	0.9%
Clarksville	677 South Crawford Street and 1802 Freeway Lane	Clarksville, AR	2001 / 2011	494	56,350	70.6%	$2,975,000	1.7%	$3,750,000	$310,822	1.7%
Parkersburg	112 College Parkway and 5239 Emerson Avenue	Parkersburg, WV	2002 / 2018, 2019	343	54,525	76.5%	$2,925,000	1.6%	$3,475,000	$455,625	2.5%
Piney Flats	6460 Bristol Highway	Piney Flats, TN	2012 / 2014	319	28,275	77.2%	$2,550,000	1.4%	$3,150,000	$293,967	1.6%
Cross Lanes	5290 Big Tyler Road	Cross Lanes, WV	2014 / NAP	227	26,150	89.1%	$2,550,000	1.4%	$3,050,000	$293,322	1.6%
Shelby	612 Smith Street and 516 East Dixon Boulevard	Shelby, NC	1978, 1994 / NAP	380	43,250	70.6%	$2,500,000	1.4%	$3,750,000	$185,101	1.0%
Batesville	1009 Batesville Boulevard	Southside, AR	2000 / 2013	316	35,950	75.8%	$2,500,000	1.4%	$3,000,000	$269,848	1.5%
Greeneville	1375 West Andrew Johnson Highway	Greeneville, TN	2006 / NAP	185	19,350	82.2%	$2,300,000	1.3%	$2,900,000	$243,219	1.3%
Cleveland - N. Washington	201 North Washington	Cleveland, TX	2000 / NAP	170	23,090	81.0%	$2,150,000	1.2%	$2,700,000	$211,085	1.1%
Morgantown - Lower Aarons	482 Lower Aarons Creek Road	Morgantown, WV	1998 / NAP	229	32,200	82.8%	$2,150,000	1.2%	$2,550,000	$316,161	1.7%
Morgantown - Canyon Rd	855 Canyon Road	Morgantown, WV	2008 / 2014	273	34,050	80.0%	$2,100,000	1.2%	$2,500,000	$302,862	1.6%
Asheville	241 Old Weaverville Road	Asheville, NC	2015 / NAP	95	12,080	84.4%	$2,000,000	1.1%	$2,550,000	$194,004	1.0%
A-3-16

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Portfolio Summary (Continued)
Property(1)	Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	U/W NCF(2)	% of U/W NCF
Splendora - Old Hwy 59N	14098 Old Highway 59 North	Splendora, TX	1992 / NAP	239	23,300	61.8%	$1,690,000	0.9%	$2,200,000	$171,835	0.9%
Nitro - 1st Ave S	901 1st Avenue South	Nitro, WV	2008 / 2010	154	19,250	75.6%	$1,575,000	0.9%	$1,875,000	$196,062	1.1%
Elkview	5116 and 5149 Elk River Road	Elkview, WV	1994, 1999 / 2009	247	29,150	77.9%	$1,500,000	0.8%	$1,800,000	$216,511	1.2%
Nitro - 4131 1st St	4131 1st Avenue	Nitro, WV	1982 / 1991, 1999, 2004, 2008	192	25,775	86.5%	$1,450,000	0.8%	$1,725,000	$202,635	1.1%
Splendora - US-59	13952 US-59 Business	Splendora, TX	2006 / NAP	154	21,400	49.3%	$1,200,000	0.7%	$1,500,000	$123,820	0.7%
Conroe - Hwy 105E	16842 TX-105	Conroe, TX	2001 / 2013	118	16,200	56.8%	$1,150,000	0.6%	$1,500,000	$86,447	0.5%
Coolville	792 State Route 7	Coolville, OH	2014 / NAP	135	19,800	79.0%	$1,075,000	0.6%	$1,300,000	$135,738	0.7%
Little Hocking	21 Clifton Road	Little Hocking, OH	2009 / NAP	119	19,910	78.9%	$1,000,000	0.6%	$1,200,000	$124,125	0.7%
Ravenswood	514 Washington Street	Ravenswood, WV	2021 / NAP	99	11,925	85.5%	$970,000	0.5%	$1,150,000	$131,557	0.7%
Racine	52691 OH-124	Racine, OH	1999 / NAP	108	19,650	58.9%	$920,000	0.5%	$1,200,000	$88,051	0.5%
Cedar Lake - 127th Pl.	11220 and 11221 127th Place	Cedar Lake, IN	2004 / NAP	90	12,600	60.7%	$810,000	0.5%	$1,350,000	$52,466	0.3%
Conroe - Woodland Forest	18401 Woodland Forest Drive	Conroe, TX	2001 / NAP	101	10,200	62.3%	$650,000	0.4%	$850,000	$64,926	0.3%
Nitro - 11th St	1101 11th Street	Nitro, WV	1994 / NAP	105	9,950	70.9%	$590,000	0.3%	$700,000	$85,838	0.5%
Conroe - Bryant Rd	419 Bryant Road	Conroe, TX	1995 / NAP	78	9,200	58.7%	$430,000	0.2%	$600,000	$40,475	0.2%
Cleveland - CR388	288 County Road 388	Cleveland, TX	1970 / 1983	65	10,800	65.7%	$375,000	0.2%	$500,000	$32,166	0.2%
Nitro - 503 Main Ave	503 Main Avenue	Nitro, WV	1996 / NAP	51	6,175	82.6%	$335,000	0.2%	$400,000	$36,409	0.2%
Nitro - 1202 Main Ave	1202 Main Avenue	Nitro, WV	1956 / 2001	40	5,350	72.0%	$295,000	0.2%	$350,000	$32,754	0.2%
Total				18,338	2,460,347	75.8%	$180,000,000	100.0%	$244,000,000(3)	$18,576,612	100.0%
(1)	Certain properties listed above may be comprised of multiple addresses or locations, but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of October 7, 2024.
(3)	Represents the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

A-3-17

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

The following table presents information with respect to the unit mix of the Mini Mall Self Storage Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	U/W Rent Per Unit
Non-Climate Controlled	1,800,755	73.2%	12,707	76.0%	$1,357
Climate Controlled	501,240	20.4%	4,406	75.6%	$1,686
Parking	98,215	4.0%	1,016	83.9%	$1,050
Other	60,137	2.4%	209	60.6%	$2,835
Total/Weighted Average	2,460,347	100%	18,338	75.8%	$1,439
(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Includes containers, apartment, billboard, office, retail, and car wash.

The following table presents historical occupancy percentages at the Mini Mall Self Storage Properties:

Historical Occupancy

2022(1)	2023(1)	10/7/2024(2)
NAV	NAV	75.8%
(1)	Historical occupancy is not available because the borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(2)	Based on the underwritten rent roll as of October 7, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mini Mall Self Storage Properties:

Cash Flow Analysis

	TTM 8/31/2024(1)	U/W		%(2)	U/W $ per SF
Base Rent	$19,063,831	$19,092,66	7	60.0%	$7.76
Grossed Up Vacant Space	0	6,341,118		19.9	2.58
Gross Potential Rent	$19,063,831	$25,433,785		79.9%	$10.34
Other Income(3)	5,474,113	6,406,208		20.1	2.60
Net Rental Income	$24,537,945	$31,839,993		100.0%	$12.94
(Vacancy)	0	(6,341,118)		(24.9)(4)	(2.58)
Effective Gross Income	$24,537,945	$25,498,875		80.1%	$10.36

Real Estate Taxes	$1,328,884	$1,383,945		5.4%	$0.56
Insurance	1,226,111	1,257,953		4.9	0.51
Management Fee	981,518	1,019,955		4.0	0.41
Other Expenses	2,756,949	2,928,498		11.5	1.19
Total Operating Expenses	$6,293,461	$6,590,351		25.8%	$2.68

Net Operating Income	$18,244,484	$18,908,524		74.2%	$7.69
Replacement Reserves	0	331,912		1.3	0.13
Net Cash Flow	$18,244,484	$18,576,612		72.9%	$7.55

NOI DSCR(5)	1.67x	1.74x
NCF DSCR(5)	1.67x	1.71x
NOI Debt Yield(5)	10.1%	10.5%
NCF Debt Yield(5)	10.1%	10.3%
(1)	Represents the Trailing 11 Months for 18 of the properties where a TTM was not available due to the borrowers acquiring the assets in August and September 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Income includes late fees, NSF fees, tenant insurance, miscellaneous income storage and administrative fees.
(4)	The underwritten vacancy is 24.9%. The Mini Mall Self Storage Portfolio was 75.8% occupied as of October 7, 2024.
(5)	Debt service coverage ratios and debt yields are based on the Mini Mall Self Storage Whole Loan.
A-3-18

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

Appraisal. According to the appraisal, the Mini Mall Storage Portfolio had an “As Portfolio” appraised value of $244,000,000 as of August 10, 2024, which is inclusive of an approximately 4.1% portfolio premium. Additionally, the appraisal appraised the Mini Mall Storage Portfolio Properties as of various dates in August 2024, which produced an aggregate “as is” appraised value of $234,300,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in August 2024, there was no evidence of any recognized environmental conditions at any of the Mini Mall Self Storage Properties.

The Market. The Mini Mall Storage Portfolio Properties are located across nine states: West Virginia (14 properties, 23.5% of U/W NCF), Ohio (8 properties, 22.6% of U/W NCF), Alabama (3 properties, 14.8% of U/W NCF), Arkansas (4 properties, 10.9% of U/W NCF), Tennessee (6 properties, 10.3% of U/W NCF), Indiana (5 properties, 6.3% of U/W NCF), North Carolina (4 properties, 5.6% of U/W NCF), Texas (7 properties, 3.9% of U/W NCF), and Virginia (1 property, 2.0% of U/W NCF).

The following table presents a geographic summary related to the Mini Mall Self Storage Properties:

State	Property count	# of Units	SF	Allocated Whole Loan Amount	% of ALA	U/W NCF
West Virginia	14	3,480	459,505	$31,840,000	17.7%	$4,370,927
Ohio	8	4,124	615,925	$41,935,000	23.3%	$4,197,133
Alabama	3	2,553	402,950	$26,685,000	14.8%	$2,744,143
Arkansas	4	2,121	268,670	$21,565,000	12.0%	$2,029,403
Tennessee	6	2,064	191,000	$19,850,000	11.0%	$1,920,569
Indiana	5	1,593	234,102	$15,245,000	8.5%	$1,173,511
North Carolina	4	1177	138,755	$12,060,000	6.7%	$1,043,054
Texas	7	925	114,190	$7,645,000	4.2%	$730,754
Virginia	1	301	35,250	$3,175,000	1.8%	$367,117
Total	52	18,338	2,460,347	$180,000,000	100.0%	$18,576,612

Escrows.

Taxes – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $261,988 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next twelve months, initially $119,946.

Insurance – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Mini Mall Self Storage Mortgage Loan documents has occurred and is continuing; (ii) the Mini Mall Self Storage Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to $27,659 for replacements.

Deferred Maintenance Reserve – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $240,160 for immediate repairs.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the Mini Mall Self Storage borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Mini Mall Self Storage Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Mini Mall Self Storage Whole Loan documents;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.0%; and
(iii)	for any individual property having legal non-conforming zoning status where a casualty occurs and full rebuild-related approvals are not issued within an application period (90 days following the casualty, subject to a 60-day lender-approved extension for delays beyond the borrowers’ control), the Mini Mall Storage borrowers’ failure to prepay the Mini Mall Self Storage Whole Loan in an amount equal to the allocated loan amount for such property, less any net proceeds received by the lender (the “LNC Casualty Prepayment Amount”).
A-3-19

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$69,000,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various		U/W NCF DSCR:	1.71x
		U/W NOI Debt Yield:	10.5%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DY is equal to or greater than 8.5% for 2 consecutive calendar quarters; or
●	with regard to clause (iii) above, the earlier of (A) Mini Mall Self Storage Borrowers pay the LNC Casualty Prepayment Amount and (B) the amount of funds in the excess cash flow subaccount equalling the LNC Casualty Prepayment Amount.

Property Management. The Mini Mall Self Storage Properties are managed by Mini Mall U.S. Storage Properties Master LP, an affiliate of the borrowers.

Release of Collateral (Release Parcels/Rights). Provided no event of default is ongoing, the Mini Mall Self Storage borrowers have the right, at any time after the lockout period and prior to the open period start date (May 6, 2029), to obtain the release of any of the Mini Mall Self Storage Properties from the lien of the Mini Mall Self Storage Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to the greater of (a) 130.0% of the allocated loan amount for the property being released or (b) 100.0% of net sale proceeds;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) immediately following the release being equal to or greater than the greater of (a) 1.71x and (b) the NCF DSCR ratio immediately prior to the release;
(iii)	the NCF DY immediately following the release being equal to or greater than the greater of (a) 10.32% and (b) the NCF DY immediately prior to the release;
(iv)	compliance with all applicable REMIC requirements; and
(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2024-5C2 certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Mini Mall Self Storage Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Mini Mall Self Storage Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 6-month extended period of indemnity.

A-3-20

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

A-3-21

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

A-3-22

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

W. Elkhorn Blvd
Sacramento Intl. Airport 4 miles
Natomas Creek
Natomas Blvd
Natomas Park Shopping Ctr.
SACRAMENTO COUNTY
North Natomas Regional Park
GREEN LINE (Proposed)
Westlake
Westlake Village
Natomas Town Center
ARC Natomas Center
Comm. College
Park Place
Del Paso Rd
Del Paso Marketplace
Sacramento Dept. of Transportation
Main Ave
North Sacramento
Truxel Station Shopping Ctr.
N. Market Blvd
Northgate Business Park
Universal Technical Institute
Norwood Center
The Promenade at Sacramento Gateway
Natomas Village Center
Gateway West
Natomas Crossing
Oak Knoll
Grand Ave
Sutter Business Park
Natomas Marketplace
South Natomas
Centro Rd
Sacramento Gateway
3648 North Freeway Boulevard
Sacramento, CA 95834
San Juan Rd
Norwood Ave
Rio Linda Blvd
Truxel Rd
Northgate Blvd
Garden Hwy
Sacramento 49er Travel Plaza
Metro Ctr. Corporate Park
SACRAMENTO
Wills Acres
Del Paso Blvd
Stone Creek Shopping Ctr.
Natomas Corporate Center
Discovery Plaza
El Camino Ave
Old North Sacramento
Natomas Gateway Corp. Ctr.
Willow Creek
Sutter Health Corporate Office
Discovery Park
Garden Hwy
Swanston
Arden/Del Paso
Royal Oak
Globe
Sacramento River
Sacramento Archives & Museum
Richards Blvd
CHP HQ
Johnston Business Park
California Highway Patrol Academy
IDEXX Reference Laboratory
West Sacramento
American River Parkway
Calif. State Fair
Sacramento Ave
Alkali Flat
LIGHT RAIL BLUE LINE
Capitol Casino
American River
Riverpoint Marketplace
AMTRAK
CA State Railroad Museum
SACR. AMTRAK
Elvas Fwy
YOLO COUNTY
Old Sacramento Waterfront
16th St
C St
E St
Univ. of S.F. Sac. Campus
Golden 1 Center
San Francisco 83 miles
W. Capital Ave
Sacramento Conv. Center
McKinley Blvd
Sutter Health Park
5th St
State Capitol
DOWNTOWN SACRAMENTO
Sutter's Fort State Historic Park
McKinley Square
Mercy General Hospital
45th St
Lincoln Plaza
Dept. of Education
J St
T St
Sutter Hospital
99
5
80
84
160
Plumas Lake
Sheridan
North Auburn
SUTTER COUNTY
Trowbridge
PLACER COUNTY
Auburn
Robbins
Nicolaus
Rocklin
Roseville
Yolo
Rio Linda
Foothill Farms
Granite Bay
Folsom
El Dorado Hills
Woodland
North Highlands
Orangevale
Citrus Heights
YOLO COUNTY
SACRAMENTO
Carmichael
West Sacramento
Arden
Rancho Cordova
Davis
Florin
Rancho Murieta
Dixon
Vineyard
SACRAMENTO COUNTY
SOLANO COUNTY
Laguna
Wilton
Elk Grove
Courtland
Galt
Clay

A-3-23

No. 3 – Sacramento Gateway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$61,500,000		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance:	$61,500,000		Location:	Sacramento, CA
	% of Initial Pool Balance:	8.5%		Size:	347,560 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$176.95
	Borrower Sponsors:	Fairbourne, Harbert Fund and Harbert U.S. Real Estate Funds VI Feeder L.P.		Maturity Date Balance Per SF:	$173.38
	Guarantor:	Fairbourne Properties, LLC		Year Built/Renovated:	2006/NAP
	Mortgage Rate:	6.4560%		Title Vesting:	Fee
	Note Date:	October 10, 2024		Property Manager:	Fairbourne Properties, LLC (borrower-related)
	Seasoning:	1 month		Current Occupancy (As of):	95.7% (7/31/2024)
	Maturity Date:	October 11, 2029		YE 2023 Occupancy:	79.7%
	IO Period:	36 months		YE 2022 Occupancy:	89.8%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	88.6%
	Amortization Term (Original):	360 months		YE 2020 Occupancy:	86.6%
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value:	$92,000,000
	Call Protection:	L(25),D(28),O(7)		As-Is Appraised Value Per SF:	$264.70
	Lockbox Type:	Hard / Springing Cash Management		As-Is Appraisal Valuation Date:	September 6, 2024

	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (7/31/2024)(2):	$5,283,522
				YE 2023 NOI(2):	$4,422,984
				YE 2022 NOI(2):	$4,547,374
				YE 2021 NOI(2):	$4,230,610
				U/W Revenues:	$9,875,456
				U/W Expenses:	$3,525,062
Escrows and Reserves(1)				U/W NOI(2):	$6,350,394
	Initial	Monthly	Cap	U/W NCF:	$6,082,773
Taxes:	$249,697	$83,233	NAP	U/W DSCR based on NOI/NCF:	1.37x / 1.31x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.3% / 9.9%
Replacement Reserves:	$0	$7,820	$187,682	U/W Debt Yield at Maturity based on NOI/NCF:	10.5% / 10.1%
TI/LC Reserve:	$0	$36,204	$868,900	Cut-off Date LTV Ratio:	66.8%
Existing TI/LC Reserve:	$61,930	$0	NAP	LTV Ratio at Maturity:	65.5%
Immediate Repairs:	$16,800	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$61,500,000	100.0%	Primary Loan Payoff	$37,642,823	61.2%
			Closing Costs	789,303	1.3%
			Upfront Reserves	328,427	0.5%
			Return of Equity	22,739,447	37.0%
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	The increase in NOI from YE 2021 to U/W is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington at higher rents (see “Operating History and Underwritten Net Cash Flow”).

The Mortgage Loan. The third largest mortgage loan (the “Sacramento Gateway Mortgage Loan”) is evidenced by the first priority fee interest encumbering a 347,560 square foot anchored retail center located in Sacramento, CA (the “Sacramento Gateway Property”).

The Borrowers and Borrower Sponsors. The borrowers are FHS Promenade, LLC and FHS Village, LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sacramento Gateway Mortgage Loan. The borrower sponsors are Fairbourne, Harbert Fund and Harbert U.S. Real Estate Funds VI Feeder L.P. and the nonrecourse carveout guarantor is Fairbourne Properties, LLC.

The Property. The Sacramento Gateway Property consists of an anchored retail center totaling 347,560 square feet located in Sacramento, California. Built in 2006, the property is situated on a 42.0-acre site. The Sacramento Gateway Property includes twelve buildings and a total of 1,538 parking spaces, which results in a parking ratio of 4.43 spaces per 1,000 square feet. The Sacramento

A-3-24

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Gateway Property is anchored by a Best Buy, Burlington, Nordstrom Rack, TJ Maxx and Michaels and is shadow anchored by a Target. As of July 31, 2024, the Sacramento Gateway Property was 95.7% leased to 53 tenants.

Major Tenants.

Largest Tenant by U/W Base Rent: Michaels (23,454 square feet; 6.7% of net rentable area; 7.1% of underwritten base rent; 5/31/2029 lease expiration) – Michaels is an arts and crafts retailer in North America, operating approximately 1,300 stores in the U.S. and Canada. Along with its retail outlets, the company owns various brands that collectively offer arts, crafts, framing, floral, home decor, and seasonal merchandise to hobbyists and do-it-yourself home decorators. Michaels has been a tenant since 2019 and has a lease expiration of May 31, 2029. Michaels has four, five-year renewal options remaining and no termination options.

2nd Largest Tenant by U/W Base Rent: Burlington (28,007 square feet; 8.1% of net rentable area; 7.1% of underwritten base rent; 2/28/2035 lease expiration) – Burlington is an American national off-price department store retailer, and a division of Burlington Coat Factory Warehouse Corporation. Burlington operates approximately 1,000 stores in 45 states, Washington, D.C. and Puerto Rico. Burlington has been a tenant since 2024 and has a lease expiration of February 28, 2035. Burlington has four, five-year renewal options remaining and no termination options.

3rd Largest Tenant by U/W Base Rent: Nordstrom Rack (26,000 square feet; 7.5% of net rentable area; 7.1% of underwritten base rent; 10/31/2033 lease expiration) – Nordstrom Rack is an American off-price department store chain. Nordstrom operates 348 stores in 41 U.S. states. Nordstrom Rack has been a tenant since 2023 and has a lease expiration of October 31, 2033. Nordstrom Rack has four, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Sacramento Gateway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Michaels	NR/Caa2/B-	23,454	6.7%	$20.35	$477,289	7.1%	05/31/2029	4, 5-year	N
Burlington	NR/NR/BB+	28,007	8.1%	$17.00	$476,119	7.1%	02/28/2035	4, 5-year	N
Nordstrom Rack	BB/Ba2/BB+	26,000	7.5%	$18.30	$475,800	7.1%	10/31/2033	4, 5-year	N
Old Navy	NR/B1/BB	18,800	5.4%	$22.62	$425,256	6.4%	03/31/2026	N	N
Best Buy	NR/A3/BBB+	30,211	8.7%	$13.00	$392,743	5.9%	03/31/2027	2, 5-year	N
TJ Maxx	NR/A2/A	21,000	6.0%	$15.50	$325,500	4.9%	11/30/2028	3, 5-year	N
		147,472	42.4%	$17.45	$2,572,707	38.5%

Non-Major Tenants		185,196	53.3%	$22.19	$4,109,739	61.5%

Occupied Collateral Total		332,668	95.7%	$20.09	$6,682,446	100.0%

Vacant Space		14,892	4.3%

Collateral Total		347,560	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2025.

A-3-25

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

The following table presents a summary of sales and occupancy costs for certain tenants at the Sacramento Gateway Property:

Sales and Occupancy Cost Summary

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM July 2024 Sales (PSF)	TTM July 2024 Occupancy Cost(1)
Michaels	NAV	NAV	NAV	NAV	NAV
Burlington	NAV	NAV	NAV	NAV	NAV
Nordstrom Rack	NAV	NAV	NAV	NAV	NAV
Old Navy	$275	$213	$212	$213	13.6%
Best Buy	NAV	NAV	NAV	NAV	NAV
TJ Maxx	NAV	NAV	NAV	NAV	NAV
Non-Major Tenants(2)	$345	$382	$375	$437	7.4%
(1)	Occupancy cost was calculated using the tenant’s Annual U/W Base Rent plus reimbursements divided by the TTM July 2024 sales.
(2)	30 non-major tenants totalling 111,574 square feet (32.1% of NRSF) reported sales during the TTM July 2024 period.

The following table presents certain information relating to the lease rollover schedule at the Sacramento Gateway Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	6	15,847	4.6%	15,847	4.6%	$398,033	6.0%	$25.12
2026	9	58,379	16.8%	74,226	21.4%	$1,221,706	18.3%	$20.93
2027	6	47,116	13.6%	121,342	34.9%	$890,892	13.3%	$18.91
2028	4	27,791	8.0%	149,133	42.9%	$586,265	8.8%	$21.10
2029	3	33,983	9.8%	183,116	52.7%	$656,338	9.8%	$19.31
2030	5	43,425	12.5%	226,541	65.2%	$865,839	13.0%	$19.94
2031	3	11,585	3.3%	238,126	68.5%	$298,521	4.5%	$25.77
2032	3	11,769	3.4%	249,895	71.9%	$308,368	4.6%	$26.20
2033	3	50,191	14.4%	300,086	86.3%	$836,141	12.5%	$16.66
2034	2	4,161	1.2%	304,247	87.5%	$144,224	2.2%	$34.66
Thereafter	2	28,421	8.2%	332,668	95.7%	$476,119	7.1%	$16.75
Vacant	0	14,892	4.3%	347,560	100.0%	$0	0.0%	$0.00
Total/Weighted Average	46	347,560	100.0%		$6,682,446(2)		100.0%	$20.09(2)
(1)	Information obtained from the underwritten rent roll.
(2)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Sacramento Gateway Property:

Historical Occupancy(1)(2)

12/31/2020	12/31/2021	12/31/2022	12/31/2023	TTM 7/31/2024(3)
86.6%	88.6%	89.8%	79.7%	95.7%
(1)	Historical occupancies obtained from borrower rent rolls.
(2)	The increase in historical occupancy is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington.
(3)	Information obtained from the underwritten rent roll.

A-3-26

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Sacramento Gateway Property:

Cash Flow Analysis

	2021	2022	2023	TTM July 2024	U/W	%(1)	U/W $ per SF
Base Rent	$5,372,494	$5,486,714	$5,404,178	$6,012,680	$6,682,446(2)	64.7%	$19.23(2)
Grossed Up Vacant Space	0	0	0	0	459,558	6.4	1.32
Gross Potential Rent	$5,372,494	$5,486,714	$5,404,178	$6,012,680	$7,142,004	69.1%	$20.55
Percentage Rent	49,334	87,508	37,119	0	38,106	0.4	0.11
Other Income	35,650	30,272	25,088	25,451	25,451	0.2	0.07
Total Recoveries	2,061,876	2,266,278	2,540,843	2,865,197	3,129,453	30.3	9.00
Net Rental Income	$7,519,354	$7,870,772	$8,007,228	$8,903,328	$10,335,014	100.0%	$29.74
(Vacancy & Credit Loss)	0	0	0	0	(459,558)	(6.4)	(1.32)
Collection Loss	(175,220)	(42,048)	(116,816)	(117,206)	0	0.0	(0.00)
Effective Gross Income	$7,344,134	$7,828,724	$7,890,412	$8,786,122	$9,875,456	95.6%	$28.41

Real Estate Taxes	$878,313	$901,622	$918,588	$953,418	$926,911	9.4%	$2.67
Insurance	149,733	178,643	206,102	216,551	232,343	2.4	0.67
Management Fee	229,026	243,188	234,133	263,086	296,264	3.0	0.85
Other Operating Expenses	1,856,452	1,957,897	2,108,605	2,069,545	2,069,545	21.0	5.95
Total Operating Expenses	$3,113,524	$3,281,350	$3,467,428	$3,502,600	$3,525,062	35.7%	$10.14

Net Operating Income	$4,230,610(3)	$4,547,374	$4,422,984	$5,283,522	$6,350,394(3)	64.3%	$18.27
Replacement Reserves	0	0	0	0	93,841	1.0	0.27
TI/LC	0	0	0	0	173,780	1.8	0.50
Net Cash Flow	$4,230,610	$4,547,374	$4,422,984	$5,283,522	$6,082,773	61.6%	$17.50

NOI DSCR	0.91x	0.98x	0.95x	1.14x	1.37x
NCF DSCR	0.91x	0.98x	0.95x	1.14x	1.31x
NOI Debt Yield	6.9%	7.4%	7.2%	8.6%	10.3%
NCF Debt Yield	6.9%	7.4%	7.2%	8.6%	9.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of gross potential rent for grossed up vacant space, vacancy and credit loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent and U/W $ per SF include contractual rent steps through November 2025.
(3)	The increase in NOI from YE 2021 to U/W is due to Barnes & Noble and Bed Bath & Beyond vacating the property and those spaces being backfilled by Nordstrom Rack and Burlington at higher rents.

Appraisal. The appraiser concluded to an “As-is” value for the Sacramento Gateway Property of $92,000,000. The appraised value is as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Sacramento Gateway Property, dated August 30, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Sacramento Gateway Property is located in the city of Sacramento. Sacramento is the capital of California and is located in California's Central Valley. The Sacramento Gateway Property is located at the northeast quadrant of Truxel Road and Interstate 80 and is approximately 9.1 miles from the Sacramento International Airport. According to a third party report, within a 1-, 3- and 5- mile radius of the Sacramento Gateway Property, the estimated 2024 population is 16,694, 142,740, and 282,500, respectively, and the 2024 average household income is $103,666, $115,971, and $108,340, respectively.

According to a third party report, the property is situated within the Natomas retail submarket of the greater Sacramento retail market. As of second quarter of 2024, the submarket reports a total inventory of approximately 4.0 million square feet with an approximately 2.6% vacancy rate and average market rent of $26.88 per square foot. The appraiser concluded to market rents in the market rent summary below.

A-3-27

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Sacramento Gateway Property:

Market Rent Summary(1)

	Jr. Anchor	Shop > 10,000 SF	Shop 5,000 – 10,000 SF	Shop 2,500 – 4,999 SF	Shop < 2,500 SF	Restaurant	Village Shop > 5,000 SF	Village Shop 2,500-4,999 SF	Village Shop < 2,500 SF	Village Restaurant
Market Rent (PSF)	$17.40	$21.60	$25.20	$39.00	$30.00	$36.00	$15.60	$15.00	$24.00	$21.00
Lease Term (Years)	10	10	5	5	5	10	5	5	5	10
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0% / Midterm	10.0% / Midterm	3.0% / Year	3.0% / Year	3.0% / Year	10.0% / Midterm	3.0% / Year	3.0% / Year	3.0% / Year	10.0% / Midterm
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Sacramento Gateway Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Sacramento Gateway 3648 North Freeway Boulevard	Sacramento, CA	2006 / NAP	347,560(2)	95.7%(2)
The Plant 1 Curtner Avenue	San Jose, CA	2008 / NAP	367,000	65.0%	Aug-2024	$95,000,000	$259
Riverpoint Marketplace 744-768 Ikea Court	West Sacramento, CA	2010 / NAP	134,065	83.8%	Nov-2023	$36,000,000	$269
Creekside Town Center 1192-1256 Galleria Boulevard	Roseville, CA	1999 / NAP	345,451	94.8%	Sep-2023	$125,500,000	$363
Homestead Square 20580-20680 Homestead Road	Cupertino, CA	1976 / NAP	202,714	99.2%	Jun-2023	$92,500,000	$456
Arden Watt Marketplace 3308-3350 Arden Way	Sacramento, CA	1999 / NAP	148,469	100.0%	Feb-2023	$26,500,000	$178
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-28

Retail – Anchored	Loan #3	Cut-off Date Balance:	$61,500,000
3648 North Freeway Boulevard Sacramento, CA 95834	Sacramento Gateway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	66.8% 1.31x 10.3%

Escrows.

Real Estate Taxes – The loan documents require an upfront reserve of $249,697 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $83,233.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable; during the next ensuring 12 months’ provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Sacramento Gateway Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than seven business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly deposits of $7,820 for replacement reserves, which are capped at $187,682.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $36,204 capped at $868,900 for tenant improvement and leasing commission costs.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $61,930 for outstanding tenant improvement and leasing commission costs.

Immediate Repairs – The loan documents require an upfront reserve of $16,800 for immediate repairs.

Lockbox and Cash Management. The Sacramento Mortgage Loan is structured with a hard lockbox and springing cash management. Tenants make rental payments are directed to deposit all rent directly into a lockbox account within one business day of receipt. Prior to a Cash Trap Event Period (as defined below), amounts on deposit in the lockbox account will be transferred to the borrower. During the continuance of a Cash Trap Event Period, funds in the lockbox accounts will be transferred to a lender-controlled cash management account to be applied in accordance with the cash management agreement. Excess funds will be retained by lender until the Cash Trap Event Period is cured.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Sacramento Gateway Mortgage Loan documents.
(ii)	the DSCR Net Cash Flow falling below 1.10x (based on 30-year amortization), tested quarterly.

A Cash Trap Event Period will expire, provided no other Cash Trap Event Period is then continuing, upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default.
●	with regard to clause (ii), the DSCR being at least 1.15x (based on 30-year amortization) for one calendar quarter.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sacramento Gateway Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-29

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

A-3-30

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

Lake Ontario
Lacona
Pulaski
Mexico
Oswego
OSWEGO
Fulton
Brewerton
Hamlin
Greece
Irondequoit
Pultneyville
Sodus Point
ROCHESTER
Williamson
Wolcott
Baldwinsville
Liverpool
2
SYRACUSE
6
Brighton
Perinton
Marion
Macedon
Clyde
Lyons
Newark
Weedsport
NY State Thruway
Auburn
Skaneateles
Canandaigua
Geneva
Seneca Falls
Cayuga
ONTARIO
ONONDAGA
Hemlock
Geneseo
FINGER LAKES
CAYUGA
Moravia
Penn Yan
Naples
SENECA
YATES
Cortland
CORTLAND
TOMPKINS
STEUBEN
Ithaca
SCHUYLER
ALLEGANY
Bath
Watkins Glen

Victory
Saratoga Springs
Greenwich
SARATOGA COUNTY
Gloversville
Broadalbin
FULTON COUNTY
Cambridge
Johnstown
Ballston Spa
WASHINGTON COUNTY
Malta
Amsterdam
Mechanicville
East Glenville
Schaghticoke
Hoosick Falls
Clifton Park
MONTGOMERY COUNTY
Scotia
Schenectady
Mariaville Lake
Pittstown
SCHENECTADY COUNTY
Rotterdam
Cohoes
Troy
RENSSELAER COUNTY
Duane Lake
Altamont
Colonie
Poestenkill
4
Schoharie
Westmere
Rensselaer
Berne
ALBANY
Delmar
East Greenbush
SCHOHARIE COUNTY
ALBANY COUNTY
Castleton-on-Hudson
Rensselaerville
Ravena
CATSKILL MOUNTAINS
Greenville
GREENE COUNTY
COLUMBIA COUNTY
Kinderhook

Interstate Industrial Portfolio

1	2294 Molly Pitcher Highway	Chambersburg, PA
2	Steelway Industrial Park	Liverpool, NY
3	1001 and 1011 AIP Drive	Middletown, PA
4	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Altamont, NY
5	Owens Brockway Distribution Warehouse	Zanesville, OH
6	Marway Circle Industrial Buildings	Rochester, NY
7	DLG International, Inc.	Marysville, OH

Liverpool
Rochester
Albany
Altamont
Toledo
Cleveland
New York
Marysville
Zanesville
Columbus
Middletown
Chambersburg
Philadelphia
Cincinnati

Ann Arbor
DETROIT
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
Oregon
Lorain
CLEVELAND
PA
Maple Heights
Warren
FORT WAYNE
Findlay
Amherst
AKRON
Medina
Youngstown
Lima
Mansfield
Massillon
Louisville
IN
OHIO
Mount Vernon
PITTSBURGH
Marysville
7
Cambridge
COLUMBUS
Zanesville
5
Clayton
Wheeling
DAYTON
Fairborn
Circleville
Lancaster
Morgantown
Marietta
Hamilton
Chillicothe
Belpre
Parkersburg
CINCINNATI
Athens
Covington
WEST VIRGINIA
Portsmouth
Frankfort
KENTUCKY
Huntington
Charleston

Church Hill
ROTHROCK STATE FOREST
Port Trevorton
Burnham
McAlisterville
Lewistown
Gratz
HUNTINGDON COUNTY
Millersburg
Huntingdon
MIFFLIN COUNTY
JUNIATA COUNTY
Newport
DAUPHIN COUNTY
McConnellstown
McVeytown
Bloomfield
ROTHROCK STATE FOREST
Mount Union
East Rutherford
PERRY COUNTY
Linglestown
PENNSYLVANIA
Hershey
Cassville
TUSCARORA STATE FOREST
Harrisburg
Middletown
3
Three Springs
PA Tpke
Newville
Carlisle
Mechanicsburg
Mt. Holly Springs
Dillsburg
CUMBERLAND COUNTY
Shippensburg
FRANKLIN COUNTY
MICHAUX STATE FOREST
Lake Meade
Dover
McConnellsburg
Chambersburg
Aspers
ADAMS COUNTY
York
Fort Loudon
1
East Berlin
FULTON COUNTY
Gettysburg
YORK COUNTY
Mercersburg
GETTYSBURG NATL. MILITARY PARK
Hanover
Greencastle
Waynesboro
New Freedom
WASHINGTON COUNTY
FREDERICK COUNTY
Maugansville
Taneytown
Manchester
Hagerstown
CARROLL COUNTY
Hampstead
Robinwood
Thurmont
WEST VIRGINIA
Westminister
MARYLAND
BALTIMORE COUNTY

A-3-31

No. 4 – Interstate Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$58,000,000		Property Type – Subtype:	Industrial – Warehouse
	Cut-off Date Balance(1):	$58,000,000		Location:	Various
	% of Initial Pool Balance:	8.1%		Size:	2,573,860 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$43.51
	Borrower Sponsor:	Gavriel Alexander		Maturity Date Balance Per SF(1):	$43.51
	Guarantor:	Gavriel Alexander		Year Built/Renovated:	Various/Various
	Mortgage Rate:	6.5030%		Title Vesting:	Fee
	Note Date:	October 2, 2024		Property Manager:	Heritage Capital Management, LLC
	Seasoning:	1 month		Current Occupancy (As of):	98.6% (9/12/2024)
	Maturity Date:	October 6, 2029		YE 2023 Occupancy:	100.0%
	IO Period:	60 months		YE 2022 Occupancy:	99.1%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	81.9%
	Amortization Term (Original):	NAP		YE 2020 Occupancy:	NAV
	Loan Amortization Type:	Interest Only		As-Is Appraised Value:	$175,350,000
	Call Protection:	L(12),YM1(44),O(4)		As-Is Appraised Value Per SF:	$68.13
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	Various

	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($54,000,000)		TTM (7/31/2024) NOI:	$10,789,175
				YE 2023 NOI:	$10,562,333
				YE 2022 NOI(4):	$9,231,316
				YE 2021 NOI(4):	$6,177,232
Escrows and Reserves(2)				U/W Revenues:	$15,342,775
	Initial	Monthly	Cap	U/W Expenses:	$4,209,461
Taxes:	$188,503	$188,503	NAP	U/W NOI:	$11,133,314
Insurance:	$265,597	$40,242	NAP	U/W NCF:	$10,103,770
Replacement Reserve:	$0	$32,173	$772,158	U/W DSCR based on NOI/NCF(1):	1.51x / 1.37x
TI/LC Reserve:	$1,400,000	(3)	(3)	U/W Debt Yield based on NOI/NCF(1):	9.9% / 9.0%
Immediate Repairs:	$197,044	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.9% / 9.0%
Rent Concession Funds:	$210,881	$0	NAP	Cut-off Date LTV Ratio(1):	63.9%
TA TI/LC Reserve:	$575,287	$0	NAP	LTV Ratio at Maturity(1):	63.9%

Sources and Uses
Sources			Uses
Whole Loan amount	$112,000,000	100.0%	Loan Payoff	$104,953,570	93.7%
			Upfront Reserves	2,837,313	2.5
			Return of Equity	2,554,415	2.3
			Closing Costs	1,654,702	1.5
Total Sources	$112,000,000	100.0%	Total Uses	$112,000,000	100.0%
(1)	The Interstate Industrial Portfolio Mortgage Loan (as defined below) is part of the Interstate Industrial Portfolio Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $112,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Interstate Industrial Portfolio Whole Loan.
(2)	See “Escrows” section.
(3)	On a monthly basis, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve.
(4)	The increase from YE 2021 NOI to YE 2022 NOI is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties (as defined below).
A-3-32

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The Mortgage Loan. The fourth largest mortgage loan (the “Interstate Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Interstate Industrial Portfolio Whole Loan”) secured by the borrowers’ fee interest in a 2,573,860 square foot portfolio of seven industrial properties located in New York, Pennsylvania and Ohio (each, an “Interstate Industrial Portfolio Property”, and collectively, the “Interstate Industrial Portfolio Properties”). The Interstate Industrial Portfolio Whole Loan is evidenced by four pari passu notes and accrues interest at a rate of 6.5030% per annum. The Interstate Industrial Portfolio Whole Loan has a five-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Interstate Industrial Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with a principal balance as of the Cut-off Date of $58,000,000. The Interstate Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2024 5C2 securitization trust. The relationship between the holders of the Interstate Industrial Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$58,000,000	$58,000,000	WFCM 2024-5C2	Yes
A-2	$32,000,000	$32,000,000	BMO 2024-5C7	No
A-3	$12,000,000	$12,000,000	BMO 2024-5C7	No
A-4	$10,000,000	$10,000,000	BMO 2024-5C7	No
Total	$112,000,000	$112,000,000

The Borrowers and Borrower Sponsor. The borrowers are Albany NY Warehouse LLC, Syracuse NY Warehouse LLC, Rochester NY Warehouse LLC, Harrisburg PA Warehouse LLC and Columbus OH Warehouse LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Interstate Industrial Portfolio Whole Loan. The borrower sponsor and nonrecourse carveout guarantor is Gavriel Alexander, founder and chief executive officer of Alexander Property Holdings, LLC (“APH”).

APH is a privately held real estate company that is engaged in the acquisition, development, ownership, and management of real estate throughout the country. APH is based in New City, New York, where it controls or manages a portfolio of multifamily communities, office buildings, commercial buildings, and development sites. Resources include accounting services, underwriters, marketing capabilities, and a support staff that provides APH with infrastructure to continue to grow.

The Properties. The Interstate Industrial Portfolio Whole Loan is secured by seven industrial warehouse properties totaling 2,573,860 square feet located in New York (three properties, 48.0% of NRA), Pennsylvania (two properties, 35.2% of NRA) and Ohio (two properties, 16.7% of NRA). The borrower sponsor acquired the Interstate Industrial Portfolio Properties in 2021 for an aggregate purchase price (inclusive of origination costs) of approximately $145.6 million. Since acquisition, the borrower sponsor has invested approximately $680,000 in capital improvements resulting in a total cost basis of approximately $146.3 million at the Interstate Industrial Portfolio Properties. Twenty tenants, representing 48.4% of NRA and 56.1% of the underwritten base rent, are new leases or have either extended their lease terms or expanded their space at the Interstate Industrial Portfolio Properties. Tenants at the Interstate Industrial Portfolio Properties have a weighted average tenure of approximately 12.2 years. The Interstate Industrial Portfolio Properties were 98.6% occupied by 30 unique tenants as of September 12, 2024, with the five largest tenants accounting for 43.5% of NRA and 39.8% of the underwritten base rent. The remaining tenants represent no more than 6.8% of NRA or 5.0% of the underwritten base rent.

Portfolio Summary

Property	State	Net Rentable Area (SF)(1)	Year Built/ Renovated (2)	% U/W NOI (1)	Allocated Whole Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (2)	Dock Doors(2)	Drive-In Doors (2)
2294 Molly Pitcher Highway	PA	621,400	1960/1991	22.4%	$27,700,000	24.7%	$44,675,000	3.0%	17' - 32'	40	2
Steelway Industrial Park	NY	661,623	1970, 1977/NAP	21.5	24,400,000	21.8	33,300,000	1.0%	27' - 28'	73	5
1001 and 1011 AIP Drive	PA	285,831	1992/2012	14.5	19,400,000	17.3	31,850,000	3.6%	20' - 30'	55	1
Northeastern Industrial Park (Bldgs 8, 21 & 22)	NY	397,923	1947, 1988, 1989/NAP	19.5	16,100,000	14.4	29,300,000	1.8%	24' - 36'	64	3
Owens Brockway Distribution Warehouse	OH	300,000	1991/NAP	9.5	10,900,000	9.7	14,750,000	2.0%	30'	13	1
Marway Circle Industrial Buildings	NY	176,348	1975-1980/NAP	6.8	8,400,000	7.5	13,900,000	23.1%	18' - 30'	27	3
DLG International, Inc.	OH	130,735	1988/NAP	5.8	5,100,000	4.6	7,575,000	6.8%	20' - 26'	19	1
Total		2,573,860		100.0%	$112,000,000	100.0%	$175,350,000			291	16
(1)	Information obtained from the underwritten rent roll.
(2)	Information obtained from the appraisals.

A-3-33

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents certain information relating to the tenancy at the Interstate Industrial Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Owens-Brockway Glass Container, Inc.	NR/Ba3/BB-	300,000	11.7%	$3.56	$1,067,271	9.1%	4/30/2029	1, 5-year	N
Thyssenkrupp Supply Chain Services NA, Inc.(4)	NR/Ba3/BB	255,000	9.9%	$4.65	$1,185,750	10.1%	9/30/2025	N	Y(4)
Victory Packaging LP	NR/Baa2/BBB	195,949	7.6%	$4.79	$938,498	8.0%	9/30/2029	1, 5-year	N
D.M. Bowman(5)	NR/NR/NR	192,000	7.5%	$4.65	$892,800	7.6%	2/21/2026	N	N
Rotondo Warehouse	NR/NR/NR	177,222	6.9%	$3.38	$599,125	5.1%	Various(6)	N	N
		1,120,171	43.5%	$4.18	$4,683,445	39.8%

Non-Major Tenants		1,418,924	55.1%	$5.00	$7,088,162	60.2%

Occupied Collateral Total		2,539,095	98.6%	$4.64	$11,771,606	100.0%

Vacant Space		34,765	1.4%

Collateral Total		2,573,860	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through November 1, 2025 totaling $687,882.
(4)	Thyssenkrupp Supply Chain Services NA, Inc. subleases 255,000 square feet of space from D.M. Bowman at the 2294 Molly Pitcher Highway property expiring on September 30, 2025 at a base rental rate of $4.65 per square feet. The 255,000 square foot sublease provides for mutual termination rights at 90 days’ notice. However, D.M. Bowman must continue to pay rent and recoveries in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date of February 21, 2026. The sublease allows for Thyssenkrupp Supply Chain Services NA, Inc. to extend through D.M. Bowman’s lease expiration date of February 21, 2026.
(5)	D.M. Bowman is the direct lease tenant with a lease term through February 21, 2026 at a current base rent of $5.10 per square foot NNN, which steps to $5.25 per square foot NNN in February 2025. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease. UBS AG has underwritten to the sublease rent for Thyssenkrupp Supply Chain Services NA, Inc. due to the expectation that Thyssenkrupp Supply Chain Services NA, Inc. will expand into the remaining space.
(6)	Rotondo Warehouse leases 112,000 square feet at the Steelway Industrial Park property expiring on June 30, 2026, and 65,222 square feet at the Steelway Industrial Park property expiring on September 30, 2027.

The following table presents certain information relating to the lease rollover schedule at the Interstate Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)(4)	% of Total Annual U/W Base Rent(4)	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	6	447,730	17.4%	447,730	17.4%	$2,093,740	17.8%	$4.68
2026	8	674,236	26.2%	1,121,966	43.6%	$3,241,019	27.5%	$4.81
2027	4	209,394	8.1%	1,331,360	51.7%	$991,949	8.4%	$4.74
2028	7	313,164	12.2%	1,644,524	63.9%	$1,421,564	12.1%	$4.54
2029	4	670,349	26.0%	2,314,873	89.9%	$2,598,729	22.1%	$3.88
2030	4	132,560	5.2%	2,447,433	95.1%	$857,715	7.3%	$6.47
2031	3	29,846	1.2%	2,477,279	96.2%	$226,902	1.9%	$7.60
2032	1	61,816	2.4%	2,539,095	98.6%	$339,988	2.9%	$5.50
2033	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
2034	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	2,539,095	98.6%	$0	0.0%	$0.00
Vacant	0	34,765	1.4%	2,573,860	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	2,573,860	100.0%			$11,771,606	100.0%	$4.64
(1)	Information obtained from the underwritten rent roll.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(4)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through November 1, 2025 totaling $687,882.
A-3-34

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents historical occupancy percentages at the Interstate Industrial Portfolio Properties:

Historical Occupancy

12/31/2021(1)(2)	12/31/2022(1)(2)	12/31/2023(1)	09/12/2024(3)
81.9%	99.1%	100.0%	98.6%
(1)	Information obtained from the borrowers.
(2)	The increase in occupancy from 12/31/2021 to 12/31/2022 is primarily attributed to lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(3)	Information obtained from the underwritten rent roll. See “Major Tenants” above for more information.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Interstate Industrial Portfolio Properties:

Cash Flow Analysis

	2021	2022	2023	TTM 7/31/2024	U/W	%(1)	U/W $ per SF
Base Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$11,083,724	68.6%	$4.31
Rent Steps(2)	0	0	0	0	687,882	4.3%	0.27
Vacant Income	0	0	0	0	260,019	1.6%	0.10
Gross Potential Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$12,031,625	74.5%	$4.67
Total Reimbursements	2,120,588	2,886,141	3,970,502	4,011,774	4,074,333	25.2%	1.58
Total Other Income	0	0	23,073	42,507	42,507	0.3%	0.02
Net Rental Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$16,148,465	100.0%	$6.27
(Vacancy & Credit Loss)	0	0	0	0	(805,690)(3)	(5.0) (3)	(0.31)
Effective Gross Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$15,342,775	95.0%	$5.96

Total Expenses	3,544,841	4,062,246	4,341,356	4,261,786	4,209,461	27.4%	1.64

Net Operating Income(4)	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$11,133,314	72.6%	$4.33
Total TI/LC, Capex/RR	0	0	0	0	1,029,544	6.7%	0.40
Net Cash Flow	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$10,103,770	65.9%	$3.93

NOI DSCR(5)	0.84x	1.25x	1.43x	1.46x	1.51x
NCF DSCR(5)	0.84x	1.25x	1.43x	1.46x	1.37x
NOI Debt Yield(5)	5.5%	8.2%	9.4%	9.6%	9.9%
NCF Debt Yield(5)	5.5%	8.2%	9.4%	9.6%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	Rent Steps totaling $687,882 are taken through November 1, 2025.
(3)	The underwritten economic vacancy is 5.0%. The Interstate Industrial Portfolio Properties were 98.6% occupied as of September 12, 2024.
(4)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(5)	Figures are based on the Interstate Industrial Portfolio Whole Loan debt service and original principal balance.

Appraisal. The appraiser concluded to an aggregate “as-is” Appraised Value for the Interstate Industrial Portfolio Properties of $175,350,000 as of August 5, 2024 to September 12, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated between August 8, 2024 and August 15, 2024, there was no evidence of any recognized environmental conditions at the Interstate Industrial Portfolio Properties.

Market Overview and Competition. The Interstate Industrial Portfolio Properties are located in New York (43.7% of ALA), Pennsylvania (42.1% of ALA) and Ohio (14.3% of ALA).

A-3-35

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

The following table presents certain market information with respect to the Interstate Industrial Portfolio Properties:

Market Overview(1)

Property	Net Rentable Area (SF)(2)	Submarket	Property Vacancy (2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	U/W Base Rent PSF(2)(3)	Submarket Rent PSF
2294 Molly Pitcher Highway	621,400	Chambersburg/ Waynesboro	0.0%	12.1%	5.0%	35,691,682	$4.30(4)	$6.63
Steelway Industrial Park	661,623	NE Outer Onondaga County	0.0%	3.6%	3.0%	15,102,908	$4.17	$7.37
1001 and 1011 AIP Drive	285,831	Harrisburg Area East	0.0%	8.1%	7.0%	39,766,526	$5.97	$8.16
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	W Outer Albany County	0.1%	2.4%	3.0%	9,412,373	$5.62	$8.76
Owens Brockway Distribution Warehouse(5)	300,000	Zanesville	0.0%	1.7%	0.0%	9,235,173	$3.56	$5.77
Marway Circle Industrial Buildings	176,348	Southwest	19.4%	10.8%	3.0%	14,371,034	$5.87	$9.11
DLG International, Inc.	130,735	Union County	0.0%	2.5%	0.0%	14,285,311	$3.83	$9.35
Total/Weighted Average	2,573,860		1.4%	6.2%	3.4%	137,865,007	$4.64	$7.53
(1)	Information obtained from third-party market research reports.
(2)	Information obtained from the underwritten rent roll.
(3)	U/W Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $687,882 of contractual rent steps through November 1, 2025.
(4)	U/W Base Rent PSF for the 2294 Molly Pitcher Highway property is based on the Thyssenkrupp Supply Chain Services NA, Inc. sublease base rental rate of $4.65 per square foot. D.M. Bowman currently pays a base rental rate of $5.10 per square foot for its space. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease.
(5)	No submarket data for the Owens Brockway Distribution Warehouse property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Interstate Industrial Portfolio Properties:

Demographics Overview

Property	Net Rentable Area (SF)(1)	ALA	% of ALA	U/W NOI	% of U/W NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
2294 Molly Pitcher Highway	621,400	$27,700,000	24.7%	$2,496,650	22.4%	50,828	$93,790
Steelway Industrial Park	661,623	$24,400,000	21.8%	$2,389,348	21.5%	118,935	$92,075
1001 and 1011 AIP Drive	285,831	$19,400,000	17.3%	$1,609,407	14.5%	54,373	$103,186
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	$16,100,000	14.4%	$2,173,697	19.5%	39,068	$133,739
Owens Brockway Distribution Warehouse(5)	300,000	$10,900,000	9.7%	$1,055,368	9.5%	32,343	$67,037
Marway Circle Industrial Buildings	176,348	$8,400,000	7.5%	$762,041	6.8%	169,535	$74,723
DLG International, Inc.	130,735	$5,100,000	4.6%	$646,804	5.8%	33,165	$121,465
Total/Weighted Average	2,573,860	$112,000,000	100.0%	$11,133,314	100.0%	71,992	$97,550
(1)	Information obtained from the underwritten rent roll.
(2)	Information obtained from third-party market research reports.

Escrows.

Real Estate Taxes – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $188,503 and ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $188,503 per month.

Insurance – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $265,597 and ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated at approximately $40,242 per month.

Replacement Reserve – The Interstate Industrial Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of $32,173, capped at $772,158.

TI/LC – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of $1,400,000 for tenant improvements and leasing commissions. The Interstate Industrial Portfolio Whole Loan documents require the borrowers to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI/LC reserves,

A-3-36

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

subject to a cap of $1,500,000 for the full TI/LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI/LC reserves, subject to a cap of $1,500,000 for the full TI/LC reserve. If the TI/LC reserve exceeds $2,000,000 at any point from November 6, 2024 through October 6, 2027, up to $200,000 of the TI/LC reserve may be utilized for capital expenditure related items, so long as those capital expenditure funds are depleted.

Rent Concession Funds – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of approximately $210,881 for rent concession funds with respect to the Giovanni Food, Inc. lease ($101,703) for underwritten reimbursements for the period of November 2024 through May 2025 and the Triple Eggs LLC lease ($109,178.48) for rent concessions in months one, two and 25 of the lease term.

TA TI/LC – The Interstate Industrial Portfolio Whole Loan documents require an upfront deposit of approximately $575,287 for TA TI/LC funds associated with Victory Packaging LP (approximately $540,287) and Packaging Corporation of America ($35,000).

Lockbox and Cash Management. The Interstate Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Interstate Industrial Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Interstate Industrial Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Interstate Industrial Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Interstate Industrial Portfolio Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Interstate Industrial Portfolio Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

A “Material Tenant” means (i) Owens-Brockway Glass Container, Inc., (ii) Victory Packaging LP, (iii) D.M. Bowman or (iv) any tenant at the Interstate Industrial Portfolio Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Interstate Industrial Portfolio Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Interstate Industrial Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, the Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect) “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting more than 25% of the total net rentable square footage at the applicable property, (viii) a Material Tenant announcing or disclosing its intention to relocate from or vacate all or substantially all of its Material Tenant space or (ix) all or substantially all of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect), and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended or (2) all or substantially all of the applicable Material Tenant space is leased pursuant to one or

A-3-37

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$58,000,000
Various Various	Interstate Industrial Portfolio	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	63.9% 1.37x 9.9%

more qualified leases, (b) with respect to clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, the applicable Material Tenant recommences its operations, such that it is no longer dark, and has not vacated or ceased to conduct business at the applicable property, (f) with respect to clause (viii) above, the Material Tenant retracts all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space and (g) with respect to clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space. As of the origination date of the Interstate Industrial Portfolio Whole Loan, there is no Material Tenant Trigger Event in effect.

Property Management. The Interstate Industrial Portfolio Properties are managed by Heritage Capital Management, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Interstate Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Interstate Industrial Portfolio Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-38

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

A-3-39

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Wilton
New Canaan
FAIRFIELD COUNTY
Norwalk
Westport
Merritt Pkwy
Springdale
Darien
Glenbrook
STAMFORD
The Cove
Rowayton
Long Island Sound

Hawthorne
Sleepy Hollow
WESTCHESTER COUNTY
Valhalla
Tarrytown
Hudson River
Elmsford
Greenburgh
White Plains
Irvington
Hartsdale
Dobbs Ferry
Ardsley

Northeastern Hotel Portfolio

1	SpringHill Suites Tarrytown	Tarrytown, NY
2	Hilton Garden Inn Norwalk	Norwalk, CT
3	Sheraton Tarrytown	Tarrytown, NY
4	Hilton Garden Inn Shelton	Shelton, CT

NEW YORK
CONN.

Ansonia
NEW HAVEN COUNTY
Monroe
Derby
NEW HAVEN
FAIRFIELD COUNTY
Shelton
Orange
West Haven
Trumbull
Stratford
Milford
BRIDGEPORT
Fairfield
Long Island Sound

A-3-40

No. 5 – Northeastern Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$54,400,000		Property Type – Subtype(2):	Hospitality – Various
	Cut-off Date Balance:	$54,371,913		Location(2):	Various
	% of Initial Pool Balance:	7.6%		Size(2):	607 Rooms
	Loan Purpose:	Refinance		Cut-off Date Balance Per Room:	$89,575
	Borrower Sponsor:	Lixi Group		Maturity Date Balance Per Room:	$85,554
	Guarantor:	Shen Xiao		Year Built/Renovated(2):	Various/2019
				Title Vesting(3):	Various
	Mortgage Rate:	7.6000%		Property Manager(4):	Various
	Note Date:	October 4, 2024
	Seasoning:	1 month		Current Occupancy (As of):	75.0% (8/31/2024)
	Maturity Date:	October 6, 2029		YE 2023 Occupancy:	76.4%
	IO Period:	0 months		YE 2022 Occupancy:	73.7%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	70.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value(5):	$107,300,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per Room:	$176,771
	Call Protection:	L(25),D(28),O(7)		As-Is Appraisal Valuation Date:	September 1, 2024
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No
	Additional Debt Type (Balance):	NAP
				Underwriting and Financial Information
				TTM NOI (8/31/2024):	$8,378,923
				YE 2023 NOI:	$8,116,218
				YE 2022 NOI:	$7,027,177
				YE 2021 NOI:	$5,303,546
				U/W Revenues:	$29,048,224
				U/W Expenses(6):	$20,683,264
Escrows and Reserves(1)				U/W NOI:	$8,364,960
	Initial	Monthly	Cap	U/W NCF:	$7,203,031
Taxes:	$582,504	$145,626	NAP	U/W DSCR based on NOI/NCF:	1.81x/1.56x
Insurance:	$758,916	$63,243	NAP	U/W Debt Yield based on NOI/NCF:	15.4%/13.2%
FF&E Reserve:	$0	$96,827	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	16.1%/13.9%
Capital Expenditure Reserve:	$0	$24,207	NAP	Cut-off Date LTV Ratio:	50.7%
Immediate Repairs:	$46,115	$0	NAP	LTV Ratio at Maturity:	48.4%
PIP Reserve:	$5,077,834	Springing	NAP
HGI Norwalk Ground Rent Reserve:	$42,389	$42,389	NAP
Sheraton Tarrytown Condo Assessment Reserve:	$2,762	$2,762	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$54,400,000	86.7%	Senior Loan Payoff(7)	$43,320,499	69.0%
Borrower Equity Contribution	$8,367,010	13.3	Mezzanine Loan Payoff	$11,830,315	18.8
			Upfront Reserves	$6,510,520	10.4
			Closing Costs	$1,105,676	1.8
Total Sources	$62,767,010	100.0%	Total Uses	$62,767,010	100.0%
(1)	See “Escrows” section below.
(2)	See “The Properties” section below.
(3)	The Hilton Garden Inn Shelton Property (as defined below), Sheraton Tarrytown Property (as defined below) and SpringHill Suites Tarrytown Property (as defined below) are secured by fee interest. The Hilton Garden Inn Norwalk Property is secured by a leasehold interest. See “Ground Lease” section below for further discussion.
(4)	See “Property Management” section below.
(5)	The As-Is appraised value of $107,300,000 reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totalling $4,400,000 relating to capital improvements at the Hilton Garden Inn Norwalk Property ($2,100,000), Hilton Garden Inn Shelton Property ($2,000,000), and SpringHill Suites Tarrytown Property ($300,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.
(6)	For the Hilton Garden Inn Norwalk Property (as defined below), loan underwriting was based on current ground rent expenses. See “Ground Lease” section, below.
(7)	Senior Loan Payoff of $43,320,499 consists of the outstanding principal balance ($47,270,654) net of reserves ($3,950,155), or the amount due at payoff for the existing loan.

The Mortgage Loan. The fifth largest mortgage loan (the “Northeastern Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $54,400,000 and secured by the fee interests in three hospitality properties and

A-3-41

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

leasehold interest in one hospitality property located in New York and Connecticut (collectively, the “Northeastern Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Northeastern Hotel Portfolio Mortgage Loan are Lixi Hospitality Tarrytown LLC, Lixi Hospitality Norwalk LLC, Lixi Hospitality White Plains LLC and Lixi Hospitality Shelton LLC (the “Northeastern Hotel Portfolio Borrowers”), each a single-purpose Delaware limited liability company with two independent directors. The non-recourse carveout guarantor is Shen Xiao, the main principal of Lixi Group, and the borrower sponsor is Lixi Group.

Lixi Group (the “Sponsor”) is a private, 100% family-controlled real estate company that has acquired, developed, and managed hotels in Canada and the U.S. for 15 years. Lixi Group owns 13 hotels in the U.S. and 8 hotels in Canada along with 2 land parcels. The Sponsor is also currently constructing two Marriott-branded hotels in Canada. Lixi Group’s current portfolio is comprised of 2,052 keys (excluding the Northeastern Hotel Portfolio), of which 1,226 are in the U.S. The Lixi Group’s management arm works with several national brands including Marriott, Hilton and Wyndham. Shen Xiao (the “Guarantor”), is the main principal of Lixi Group.

The Properties. The Northeastern Hotel Portfolio Properties are comprised of one select service hotel located in Tarrytown, New York, one select service hotel located in Norwalk, Connecticut, one full service hotel located in Tarrytown, New York, and one select service hotel in Shelton, Connecticut, totalling 607 rooms: SpringHill Suites Tarrytown (“SpringHill Suites Tarrytown Property”), Hilton Garden Inn Norwalk (“Hilton Garden Inn Norwalk Property”), Sheraton Tarrytown (“Sheraton Tarrytown Property”) and Hilton Garden Inn Shelton (“Hilton Garden Inn Shelton Property”). The Northeastern Hotel Portfolio Mortgage Loan is full recourse to the guarantors if any franchise agreement is terminated, surrendered, expires or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Northeastern Hotel Portfolio Borrowers have entered into a replacement franchise agreement.

The following table presents certain information relating to the Northeastern Hotel Portfolio Properties:

Northeastern Hotel Portfolio Properties Summary

Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value (1)	U/W NOI	% of U/W NOI
SpringHill Suites Tarrytown	2004 / 2019	145	$15,800,000	29.0%	$26,300,000	$2,283,625	27.3%
480 White Plains Road, Tarrytown, NY 10591
Hilton Garden Inn Norwalk	2001 / 2019	170	$15,500,000	28.5%	$30,800,000	$2,497,508	29.9%
560 Main Avenue, Norwalk, CT 06851
Sheraton Tarrytown	2007 / 2019	150	$12,200,000	22.4%	$26,000,000	$2,016,222	24.1%
600 White Plains Road, Tarrytown, NY 10591
Hilton Garden Inn Shelton	1999 / 2019	142	$10,900,000	20.0%	$24,200,000	$1,567,605	18.7%
25 Old Stratford Road, Shelton, CT 06484
Total		607	$54,400,000	100.0%	$107,300,000	$8,364,960	100.0%

(1)	The As-Is Appraised Value of $107,300,000 reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totalling $4,400,000 relating to capital improvements at the SpringHill Suites Tarrytown Property ($300,000), Hilton Garden Inn Norwalk Property ($2,100,000) and Hilton Garden Inn Shelton Property ($2,000,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.

SpringHill Suites Tarrytown Property

The SpringHill Suites Tarrytown Property is a six-story, select service hotel located in Tarrytown, New York. Built in 2004 and renovated in 2019, the SpringHill Tarrytown Property is situated on an approximately 7.21-acre parcel with 142 parking spaces (0.98 spaces per room). In 2019, the borrower sponsor completed a $2.04 million ($14,065 per room) renovation of the property.

The SpringHill Suites Tarrytown Property consists of 145 rooms and offers 336 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a lobby workstation, a lobby bar, a market pantry and a guest laundry area. Onsite food and beverage (“F&B”) facilities include a breakfast dining area. The guestrooms include 88 queen/queen rooms, 55 king rooms and 2 whirlpool suite rooms.

The 2023 demand segmentation was estimated as 40% commercial, 35% leisure and 25% group.

The SpringHill Suites Tarrytown Property is subject to a franchise agreement with Marriott International, Inc. expiring in February 2029, subject to a conditional 15-year extension if the borrower completes a $499,529 PIP with an outside completion date of March 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a property improvement plan (“PIP”) reserve that incorporates 100% of the PIP budget. If the related franchise agreement has not been extended to February 2044, the Northeastern Hotel Portfolio Mortgage Loan documents provide for a cash flow sweep. See “Lockbox and Cash Management” section below.

A-3-42

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The following table presents certain information relating to the performance of the SpringHill Suites Tarrytown Property:

Historical Occupancy, ADR, RevPAR(1)

	SpringHill Suites Tarrytown Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	72.3%	$145.15	$104.99	70.0%	$156.55	$109.57	103.3%	92.7%	95.8%
TTM 12/31/2023	76.2%	$166.90	$127.15	66.5%	$169.51	$112.78	114.5%	98.5%	112.7%
TTM 8/31/2024	75.3%	$167.04	$125.79	69.6%	$171.37	$119.28	108.2%	97.5%	105.5%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Tarrytown Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Hampton Inn White Plains/Tarrytown, Courtyard Tarrytown Westchester County, Sheraton Hotel Tarrytown, Hotel Nyack and Hilton Garden Inn Westchester Dobbs Ferry.

Hilton Garden Inn Norwalk Property

The Hilton Garden Inn Norwalk Property is a three-story, select service hotel located in Norwalk, Connecticut. Built in 2001 and renovated in 2019, the Hilton Garden Inn Norwalk Property is situated on an approximately 3.54-acre parcel with 173 parking spaces (1.02 spaces per room). In 2019, the borrower sponsor completed a $3.0 million ($17,716 per room) renovation of the property. The borrower sponsor intends to spend $2.4 million in capital improvements by August 2026.

The Hilton Garden Inn Norwalk Property is positioned across four different parcels and operates with three different ground leases (see “Ground Lease” section below).

The Hilton Garden Inn Norwalk Property consists of 170 rooms and offers 1,400 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a business center, a market pantry and a guest laundry area. Onsite F&B facilities include the Pavilion Pantry and The Garden Grille & Bar. The guestrooms include 100 king rooms and 70 queen/queen rooms.

The 2023 demand segmentation was estimated as 60% commercial, 25% leisure and 15% group.

The Hilton Garden Inn Norwalk Property is subject to a franchise agreement with Hilton Garden Inn Franchise LLC expiring in November 2029. A $2.4 million PIP at the Hilton Garden Inn Norwalk Property is required to be completed by August 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a PIP reserve that incorporates 100% of such PIP budget. In addition, The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep 12 months prior to the expiration of the franchise agreement to cover any brand mandated PIP at the time of renewal.

The following table presents certain information relating to the performance of the Hilton Garden Inn Norwalk Property:

Historical Occupancy, ADR, RevPAR(1)

	Hilton Garden Inn Norwalk Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	77.3%	$142.65	$110.20	67.7%	$140.68	$95.23	114.1%	101.4%	115.7%
TTM 12/31/2023	79.0%	$153.20	$121.06	73.4%	$164.76	$120.98	107.6%	93.0%	100.1%
TTM 8/31/2024	78.8%	$161.67	$127.33	73.3%	$167.61	$122.82	107.5%	96.5%	103.7%

 Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Norwalk Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: EVEN Hotels Norwalk, Courtyard Norwalk and The Watershed.

Sheraton Tarrytown Property

The Sheraton Tarrytown Property is a six-story, full-service hotel located in Tarrytown, New York. Built in 2007 and renovated in 2019, the Sheraton Tarrytown Property is situated on an approximately 0.64-acre parcel with 214 parking spaces (1.43 spaces per room). In 2019, the borrower sponsor completed a $4.1 million ($27,481 per room) renovation of the property.

The Sheraton Tarrytown Property is comprised of one unit in a three-unit land condominium (an alternative to land subdivision). The borrower has a 50% voting rights interest in the related owner’s association. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The loan documents contain compliance covenants with respect to the existing condominium regime.

The Sheraton Tarrytown Property consists of 150 rooms and offers 1,323 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a lobby workstation, a market pantry and a guest laundry area. Onsite F&B facilities include the

A-3-43

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

Toasted Barrel restaurant and bar and a Starbucks-licensed outlet. The guestrooms include 87 king rooms, 54 queen/queen rooms, 5 queen rooms and 4 one-bedroom suite rooms.

The 2023 demand segmentation was estimated as 25% commercial, 35% leisure and 40% meeting & group.

The Sheraton Tarrytown Property is subject to a franchise agreement with The Sheraton LLC expiring in November 2034. The franchisor has the right to require a PIP by 2027 that, if imposed, would be required to be completed by 2029. The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep which will commence 15 days after receipt of the PIP notice from Marriott to cover any brand mandated PIP at the Sheraton Tarrytown Property unless the aggregate amount of the undisbursed funds in the FF&E Reserve Account, the Capital Expenditure Reserve Account and the PIP reserve account (less any amounts in any such accounts which are not allocable to the Sheraton Tarrytown Property) plus any additional amount paid by the borrower towards the Sheraton Tarrytown PIP to the lender will be at least equal to approximately $4.3 million, which represent 115% of the appraiser’s estimated PIP of $3.8 million to bring the Sheraton Tarrytown Property up to the current brand standards, should there be a current change of ownership of the Sheraton Tarrytown Property. Once lender has reviewed and approved the borrower’s budget for the Sheraton Tarrytown PIP, if the budget is less than the reserve balance allocated to the Sheraton Tarrytown PIP then the lender will be required to release reserve proceeds in the amount of such overage to the borrower, and if the budget is greater than the reserve balance allocated to the Sheraton Tarrytown PIP then the borrower will be required to deposit additional proceeds in that amount of such shortfall with the lender for the purpose of financing the Sheraton Tarrytown PIP.

The following table presents certain information relating to the performance of the Sheraton Tarrytown Property:

Historical Occupancy, ADR, RevPAR(1)

	Sheraton Tarrytown Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	71.9%	$153.39	$110.24	61.1%	$168.23	$102.78	117.6%	91.2%	107.3%
TTM 12/31/2023	75.4%	$167.57	$126.42	59.4%	$184.94	$109.92	126.9%	90.6%	115.0%
TTM 8/31/2024	73.9%	$169.89	$125.56	61.3%	$187.71	$115.08	120.6%	90.5%	109.1%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Sheraton Tarrytown Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Hampton Inn White Plains/Tarrytown, Sleepy Hollow Hotel, Courtyard Tarrytown Westchester County, Tarrytown House Estate, Hyatt House White Plains and SpringHill Suites Tarrytown Westchester County.

Hilton Garden Inn Shelton Property

The Hilton Garden Inn Shelton Property is a six-story, select service hotel located in Shelton, Connecticut. Built in 1999 and renovated in 2019, the Hilton Garden Inn Shelton Property is situated on an approximately 1.43-acre parcel with 147 parking spaces (1.04 spaces per room). In 2019, the borrower sponsor completed a $2.4 million ($16,710 per room) renovation of the property.

The Hilton Garden Inn Shelton Property consists of 142 rooms and offers 2,362 square feet of meeting space, an indoor swimming pool, an indoor whirlpool, a fitness room, a business center, a market pantry, a guest laundry area and a parlor/bridal room. Onsite F&B facilities include The Garden Grille & Bar. The guestrooms include 87 king rooms, 52 queen/queen rooms and 3 king suite rooms.

The 2023 demand segmentation was estimated as 55% commercial, 25% leisure and 20% group.

The Hilton Garden Inn Shelton Property is subject to a franchise agreement with Hilton Garden Inns Franchise LLC expiring in November 2029. A $2.2 million PIP at the Hilton Garden Inn Shelton Property is required to be completed by August 2026. The Northeastern Hotel Portfolio Mortgage Loan includes a PIP reserve that incorporates 100% of such PIP budget. In addition, The Northeastern Hotel Portfolio Mortgage Loan is structured with a cash flow sweep 12 months prior to the expiration of the franchise agreement to cover any brand mandated PIP at the time of renewal.

A-3-44

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

The following table presents certain information relating to the performance of the Hilton Garden Inn Shelton Property:

Historical Occupancy, ADR, RevPAR(1)

	Hilton Garden Inn Shelton Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2022	72.7%	$130.81	$95.06	69.3%	$133.48	$92.56	104.8%	98.0%	102.7%
TTM 12/31/2023	74.3%	$125.78	$93.44	76.9%	$135.60	$104.25	96.6%	92.8%	89.6%
TTM 8/31/2024	72.0%	$129.27	$93.05	77.3%	$138.02	$106.72	93.1%	93.7%	87.2%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Shelton Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Residence Inn Shelton Fairfield County, Courtyard Shelton, Hampton Inn Shelton and Hyatt House Shelton.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Northeastern Hotel Portfolio Properties:

Cash Flow Analysis

	2021	2022	2023	TTM 8/31/2024	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	70.0%	73.7%	76.4%	75.0%	75.2%
ADR	$113.92	$143.15	$153.79	$158.86	$158.86
RevPAR	$79.69	$105.51	$117.42	$119.09	$119.41

Room Revenue	17,656,412	23,377,186	26,015,326	26,456,500	26,456,500	91.1	43,586
Other Revenue(1)	1,881,384	1,977,650	2,563,506	2,591,724	2,591,724	8.9	4,270
Total Revenue	$19,537,796	$25,354,836	$28,578,832	$29,048,224	$29,048,224	100.0%	$47,855

Room Expense	3,656,169	5,364,659	6,095,680	6,245,455	6,245,455	23.6	10,289
Other Department Expense	917,200	1,498,409	1,946,507	1,970,010	1,970,010	76.0	3,245
Total Department Expenses	$4,573,369	$6,863,068	$8,042,187	$8,215,466	$8,215,466	28.3%	$13,535
Gross Operating Income	$14,964,427	$18,491,768	$20,536,645	$20,832,758	$20,832,758	71.7%	$34,321

Total Undistributed Expenses	6,863,006	8,403,769	9,238,823	9,540,373	9,530,089	32.8	15,700
Gross Operating Profit	$8,101,421	$10,087,999	$11,297,823	$11,292,386	$11,302,670	38.9%	$18,621

Total Fixed Charges	2,797,875	3,060,822	3,131,604	2,913,462	2,937,710	10.1	4,840
Total Operating Expenses	$14,234,250	$18,327,659	$20,412,614	$20,669,301	$20,683,264	71.2%	$34,075

Net Operating Income	$5,303,546	$7,027,177	$8,166,218	$8,378,923	$8,364,960	28.8%	$13,781
FF&E	781,512	1,014,193	1,143,153	1,161,929	1,161,929	4.0	1,914
Net Cash Flow	$4,522,035	$6,012,983	$7,023,065	$7,216,994	$7,203,031	24.8%	$11,867

NOI DSCR	1.15x	1.52x	1.77x	1.82x	1.81x
NCF DSCR	0.98x	1.30x	1.52x	1.57x	1.56x
NOI DY	9.7%	12.9%	15.0%	15.4%	15.4%
NCF DY	8.3%	11.1%	12.9%	13.3%	13.2%
(1)	Other Revenue includes food and beverage revenue and minor department revenue.
(2)	% of U/W Total Revenue for Room Expense and Other Department Expense are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

Appraisal. According to the individual appraisals with valuation as of date September 1, 2024, the Northeastern Hotel Portfolio Properties had an As-Is Appraised Value of $107,300,000. The As-Is Appraised Value reflects the aggregate as-is appraisal value of $102,900,000 plus stated “capital deductions” totalling $4,400,000 relating to capital improvements at the SpringHill Suites Tarrytown Property ($300,000), Hilton Garden Inn Norwalk Property ($2,100,000), and Hilton Garden Inn Shelton Property ($2,000,000) for which $5,077,834 was reserved in connection with the Northeastern Hotel Portfolio Mortgage Loan for known required PIPs.

Environmental Matters. According to the Phase I environmental site assessments dated August 8, 2024, there was no evidence of any recognized environmental conditions at the Northeastern Hotel Portfolio Properties.

Market Overview and Competition. The Northeastern Hotel Portfolio Properties consist of two properties located in Tarrytown, New York, one property located in Norwalk, Connecticut, and one property located in Shelton, Connecticut.

Tarrytown, New York

The SpringHill Suites Tarrytown Property and Sheraton Tarrytown Property are located in Tarrytown, New York within the Rockland/Westchester, NY submarket. The SpringHill Suites Tarrytown Property is located southeast of Downtown Tarrytown, south of

A-3-45

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

the intersection formed by White Plains Road and Old White Plains Road. The Sheraton Tarrytown Property is located in eastern Tarrytown, south of the intersection formed by White Plains Road and Benedict Avenue. Interstate 287 lies to south of the Sheraton Tarrytown Property site. Interstate 287 is the closest major thoroughfare. The Westchester County Airport is located approximately five miles to the northeast of both the properties. The LaGuardia Airport and John F. Kennedy International Airport are located approximately 20 miles and 25 miles south of both the property sites respectively.

Leisure demand generators include the Hudson River Museum, Tarrytown Music Hall, Caramoor Center for Music and the Arts, LEGOLAND Discovery Center Westchester, and the Greenburgh Nature Center & Manor House. Furthermore, New York City is one of the most popular and frequently visited tourism destinations in the United States, having accommodated 62.2 million visitors in 2023. Nearby demand generators include Siemens Healthineers, Coca-Cola, NY Medical College, and Montefiore Medical Center.

Major employers in the SpringHill Suites Tarrytown and Sheraton Tarrytown Property’s market include Regeneron Pharmaceuticals, MasterCard, IBM Corporation, PepsiCo, Inc., Pepsi Bottling Group, Consolidated Edison and Morgan Stanley. Education, healthcare, and pharmaceutical are key components of the local economy, well represented by Iona College, Manhattanville College, Monroe College, New York-Presbyterian, Northwell Health, St. John's Riverside Hospital, Sarah Lawrence College, United States Merchant Marine Academy, Westchester Medical Center Health Network, and White Plains Hospital. The market is also home to major regional or headquarters operations of MasterCard Worldwide, Morgan Stanley, Pepsi Co., Regeneron Pharmaceuticals, and XPO Logistics, among others.

As of August 2024 (YTD), the top corporate accounts at the SpringHill Suites Tarrytown Property include Siemens (646 room nights), Regeneron Pharma (701 room nights), Local Corporate (261 room nights), IBM (151 room nights), American Pile & Foundation (121 room nights), General Dynamics (68 room nights), Motorola Solutions (63 room nights), Magnetic Analysis Corp. (41 room nights), Westchester Medical Center (57 room nights) and Accenture (41 room nights). As of August 2024 (YTD), the top corporate accounts at the Sheraton Tarrytown Property include Regeneron Pharma, Inc. (640 room nights), Siemens (582 room nights), IBM (206 room nights), Accenture (197 room nights), PepsiCo (199 room nights), General Dynamics Corp (204 room nights), Berkshire Hathaway (200 room nights), Fleetcore Technologies Inc. (150 room nights), Deloitte (122 room nights) and Kohler Co. (103 room nights).

According to a third party market report, the 2024 estimated population within a 1-, 3- and 5-mile radius of the SpringHill Suites Tarrytown Property was 7,891, 54,671 and 174,057, respectively. The 2024 estimated average household income within the same radii was $191,057, $195,523 and $187,394 respectively. The 2024 estimated population within a 1-, 3- and 5-mile radius of the Sheraton Tarrytown Property was 7,000, 58,283 and 180,371, respectively. The 2024 estimated average household income within the same radii was $186,367, $194,634 and $189,296 respectively.

Competitive Set – SpringHill Suites Tarrytown
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
SpringHill Suites Tarrytown	480 White Plains Road, T arrytown, NY	2004/2019	145	76.2%	$166.89	$127.13
Courtyard by Marriott Tarrytown Westchester County	475 White Plains Road, Tarrytown, NY	1988/2024	139	65% - 70%	$180 - $190	$120 - $125
Hampton by Hilton White Plains Tarrytown	200 West Main Street, Elmsford, NY	1957/2016	156	65% - 70%	$150 - $160	$105 - $110
Hilton Garden Inn Westchester Dobbs Ferry	201 Ogden Avenue, Dobbs Ferry, NY	2018/NA	143	70% - 75%	$170 - $180	$125 - $130
Hotel Nyack	400 High Avenue, Nyack, NY	2016/2022	133	45% - 50%	$160 - $170	$80 - $85
Sheraton Tarrytown	600 White Plains Road, Tarrytown, NY	2007/2019	150	70% - 75%	$160 - $170	$125 - $130

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

A-3-46

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%
Competitive Set – Sheraton Tarrytown
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Sheraton Tarrytown	600 White Plains Road, Tarrytown, NY	2007/2019	150	75.4%	$167.15	$126.10
Courtyard by Marriott Tarrytown Westchester County	475 White Plains Road, Tarrytown, NY	1988/2024	139	65% - 70%	$180 - $190	$120 - $125
Hampton by Hilton White Plains Tarrytown	200 West Main Street, Elmsford, NY	1957/2016	156	65% - 70%	$150 - $160	$105 - $110
Hyatt House White Plains	101 Corporate Park Drive, White Plains, NY	2000/2018-19	187	70% - 75%	$230 - $240	$170 - $180
Sleepy Hollow Hotel	455 South Broadway, Tarrytown, NY	1961/2007	246	40% - 45%	$150 - $160	$65 - $70
SpringHill Suites by Marriott Tarrytown Greenburgh	480 White Plains Road, Tarrytown, NY	2004/2019	145	75% - 80%	$160 - $170	$125 - $130
Tarrytown House Estate on the Hudson	49 East Sunnyside Lane, Tarrytown, NY	1965/2017	212	40% - 45%	$200 - $210	$85 - $90

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Norwalk, Connecticut

The Hilton Garden Inn Norwalk Property is located in Norwalk, Connecticut within the Stamford/Danbury submarket. The Hilton Garden Inn Norwalk Property is located southwest of the intersection formed by U.S. Highway 7 and West Rocks Road. The LaGuardia Airport is located approximately 30 miles to the southwest of the Hilton Garden Inn Norwalk Property.

Major employers in the Hilton Garden Inn Norwalk Property’s market include ASML US Inc., Boehringer Ingelheim, Bridgewater Associates, Ceci Brothers Inc., Charles Rutenberg, Danbury Hospital, Deloitte, Dooner & Bourke Inc., Dorel Sports and Gartner Inc. Fairfield County is home to numerous headquarters and large regional operations for companies such as Xerox, Praxair, Charter Communications, XPO Logistics, EMCOR Group, Gartner Inc., United Rentals, Sikorsky Aircraft, and Pitney Bowes. As of September 2024 (YTD), the top corporate accounts at the Hilton Garden Inn Norwalk Property include ASML (1,122 room nights), Corporate Lodging (1,043 room nights), Moran Towing (239 room nights), General Mills (205 room nights), Lodging Source Pjtn (186 room nights), Campbell Soup (181 room nights), Van Dyk Recycling (171 room nights), Dooney & Burke (161 room nights), General Electric (145 room nights) and Xerox (110 room nights).

According to a third party market report, the 2024 est. population within a 1-, 3- and 5-mile radius of the Hilton Garden Inn Norwalk Property was 5,274, 56,563 and 142,814, respectively. The 2024 est. average household income within the same radii was $201,015, $186,093 and $195,093, respectively.

Competitive Set – Hilton Garden Inn Norwalk
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Hilton Garden Inn Norwalk	560 Main Avenue, Norwalk, CT	2001/2019	170	79.0%	$153.70	$121.45
Courtyard by Marriott Norwalk	474 Main Avenue, Norwalk, CT	1988/2021	145	75% - 80%	$170 - $180	$140 - $150
EVEN Hotel Norwalk	426 Main Avenue, Norwalk, CT	1988/2014	129	70% - 75%	$140 - $150	$105 - $110
Residence Inn by Marriott Norwalk	45 South Main Street, Norwalk, CT	2019/NA	102	75% - 80%	$180 - $190	$130 - $140
Watershed	353 Main Avenue, Norwalk, CT	2013/2024	96	65% - 70%	$190 - $200	$130 - $140

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Shelton, Connecticut

The Hilton Garden Inn Shelton Property is located in Shelton, Connecticut within the Stamford/Danbury submarket. The Hilton Garden Inn Shelton Property is located in eastern Fairfield County, in the eastern quadrant of the intersection formed by Old Stratford Road and Bridgeport Avenue. It is located near and is relatively simple to locate from State Route 8, which is the closest major thoroughfare. The Bradley International Airport is located approximately 45 miles to the northeast of the Hilton Garden Inn Shelton Property.

Major employers in the Hilton Garden Inn Shelton Property’s market include Waterbury Board of Education, Yale-New Haven Health System, Amity Regional High School, Bozzuto's Inc., Connecticut Department of Transportation, Griffin Hospital Inc., LATICRETE International Inc., Masonicare Health Center, Medtronic Inc. and Roller Bearing Company of America Inc. Fairfield County is home to numerous headquarters and large regional operations for companies such as Xerox, Praxair, Charter Communications, XPO Logistics, EMCOR Group, Gartner Inc., United Rentals, Sikorsky Aircraft, and Pitney Bowes. As of August 2024 (YTD), the top corporate accounts

A-3-47

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

at the Hilton Garden Inn Shelton Property include Corporate Lodging (987 room nights), Lockheed Martin (294 room nights), Pitney Bowes (201 room nights), US Army Field Band (178 room nights), 109 NLRA NCOMM (102 room nights), General Electric (101 room nights), Hubbell Inc. (101 room nights), Sectra Apps (73 room nights), South Shore Kings (62 room nights) and 8U Cal Ripken (57 room nights).

According to a third party market report, the 2024 estimated population within a 1-, 3- and 5-mile radius of the Hilton Garden Inn Shelton Property was 4,336, 36,702 and 125,352, respectively. The 2024 estimated average household income within the same radii was $135,119, $147,637 and $141,498 respectively.

Competitive Set – Hilton Garden Inn Shelton
Property Name	Location	Year Opened/Reno.	Rooms	Occupancy	ADR	RevPAR
Hilton Garden Inn Shelton	25 Old Stratford Road, Shelton, CT	1999/2019	142	74.3%	$125.43	$93.19
Courtyard by Marriott Shelton	780 Bridgeport Avenue, Shelton, CT	1990/2023	161	70% - 75%	$130 - $140	$95 - $100
Hampton by Hilton Shelton	695 Bridgeport Avenue, Shelton, CT	1998/2024	125	75% - 80%	$130 - $140	$100 - $105
Hyatt House Shelton	830 Bridgeport Avenue, Shelton, CT	2010/2018	127	75% - 80%	$140 - $150	$110 - $115
Residence Inn by Marriott Shelton Fairfield County	1001 Bridgeport Avenue, Shelton, CT	1988/2015	96	80% - 85%	$130 - $140	$110 - $115

Source: Appraisal. Occupancy, ADR and RevPAR are based on estimated 2023 values.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $582,504 and ongoing monthly deposits in an amount equal to 1/12th of the estimated annual real estate taxes, which currently equates to $145,626.

Insurance – The loan documents require an upfront deposit of $758,916 and ongoing monthly deposits in an amount equal to 1/12th of the estimated insurance premiums, which currently equates to $63,243.

Immediate Repairs - The loan documents require an upfront deposit of $46,115 for immediate repairs at the Northeastern Hotel Portfolio Properties.

HGI Norwalk Ground Rent Reserve – The loan documents require an upfront deposit of $42,389 and ongoing monthly deposits in an amount equal to 1/12th of the annual ground rent for the Hilton Garden Inn Norwalk Property, which currently equates to $42,389.

Sheraton Tarrytown Condo Assessment Reserve: The loan documents require an upfront deposit of $2,762 and ongoing monthly deposits in an amount equal to 1/12th of all common charges pursuant to the condominium budget for the succeeding 12 month period, which currently equates to $2,762 (or if no condominium budget has been provided for such period, an amount equal to 1/12th of all common charges pursuant to the condominium budget for the immediately preceding period plus the common charges that the lender estimates will be payable during such period in order to accumulate sufficient funds to pay such assessments at least 30 days prior to the date such amounts are due) for the Sheraton Tarrytown Property.

PIP Reserve – The loan documents require an upfront deposit of $5,077,834 to be used for completing the PIP work. During the continuance of a Cash Management Trigger Event Period solely as the result of a PIP Account Funding Franchise Agreement Trigger Event (as defined below), the borrower is required to deposit with the lender on each payment date all excess cash flow until the borrower has deposited with the lender an amount estimated by the lender to fund any new, amended, modified or otherwise revised PIP (“New PIP”) or any anticipated New PIP (such amount, the “New PIP Deposit Threshold”).

FF&E Reserve – The Northeastern Hotel Portfolio Borrowers are required on each monthly payment date to deposit the greater of (i) the amount required under the franchise/management agreements and (ii) 4% of the previous month’s total gross revenues, initially estimated at $96,827.

Capital Expenditure Reserve - The Northeastern Hotel Portfolio Borrowers are required on each monthly payment date to deposit an amount equal to 1.0% of gross income from operations for the preceding month, initially estimated at $24,207.

Lockbox and Cash Management. The Northeastern Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the Northeastern Hotel Portfolio Mortgage Loan, the borrower was required to established a lender-controlled lockbox or clearing account (the “DACA Account”) and cause each present and future tenant of the property to pay all rents directly to the lockbox established in connection with the clearing account (if payment is made by check, money order or similar instrument) or directly to the clearing account (if payment is made by wire transfer). The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. On each business day during any Cash Management Trigger Event Period, funds from the DACA Account will be transferred to the cash management account. During a Cash Management Trigger Event Period, funds in the cash

A-3-48

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

management account are required to be disbursed in the manner provided in the Northeastern Hotel Portfolio Mortgage Loan documents.

A “Cash Management Trigger Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	without waiving any event of default or the assessment of late charges arising therefrom, borrower’s second failure in any consecutive 12 month period to pay a monthly debt service payment on a payment date;
(iii)	any bankruptcy action of borrower or guarantor;
(iv)	any bankruptcy action of manager, unless within 30 days of such bankruptcy action of manager either (x) such manager is replaced with a qualified manager or (y) borrower replaces such manager with the applicable borrower and self-manages the property;
(v)	the DSCR being less than 1.25x following the end of any calendar quarter; and
(vi)	the occurrence of a Franchise Agreement Trigger Event (as defined below).

A “Cash Management Trigger Event Period” will be cured upon the occurrence of the following:

(i)	with regard to clause (i) the cure of such event of default;
(ii)	with regard to clause (ii) the timely payment of the monthly debt service payment on 12 consecutive payment dates
(iii)	with regard to clause (iii) if such Cash Management Trigger Event Period is as a result of the filing of an involuntary petition against borrower/guarantor with respect to which neither borrower, guarantor nor any affiliate of borrower or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that in lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially increase borrower’s monetary obligations or guarantor’s ability to perform its obligations under the loan documents to which it is a party.
(iv)	with regards to clause (iv) (A) if borrower replaces manager with a new a qualified manager acceptable to lender in accordance with the assignment of management agreement and the loan agreement, or (B) if such Cash Management Trigger Event Period is as a result of the filing of an involuntary petition against manager with respect to which neither manager nor any affiliate of manager solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 90 days of such filing; provided that, in lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially and adversely affect manager’s ability to perform its obligations under the management agreement;
(v)	with regards to clause (v) the earlier to occur of (x) date that the DSCR is greater than 1.35x for 2 consecutive calendar quarters and (y) the date the borrower has effectuated a cash management DSCR trigger event cure;
(vi)	with regards to clause (vi) the date on which the applicable franchise agreement trigger event cure has occurred.

A “Franchise Agreement Trigger Event” will commence upon:

(i)	the date that is 12 months prior to the expiration of the franchise agreement;
(ii)	if franchisor or borrower gives notice of its intent to terminate or not renew/extend the franchise agreement
(iii)	the expiration or termination of the franchise agreement;
(iv)	any breach or default under the franchise agreement by borrower that, with the passage of time or delivery of notice, could result in the termination by franchisor of the franchise agreement in accordance with the terms thereof;
(v)	franchisor becomes the subject of a bankruptcy action;
(vi)	the failure of any quality assurance test requirements if not remedied within the time period, if any, required under the franchise agreement;
(vii)	the date that is 12 months prior to the date of any early termination clause is exercisable pursuant to the terms of the franchise agreement;
(viii)	a 480 Tarrytown Franchise Agreement Trigger Event – payment date in August 2026, unless prior to such date (i) borrower has renewed/extended the franchise agreement for a term that expires no earlier than February 9, 2039 or executed a replacement franchise agreement and (ii) borrower has paid to lender for deposit into the PIP Account all amounts required to fund any PIP in connection with such renewal/extension.
(ix)	a 600 Tarrytown Franchise Agreement Trigger Event – 15 business days after receipt by borrower of a 600 Tarrytown new PIP notice letter, unless the aggregate amount of undisbursed funds in the FF&E Account, the Capital Expenditure Account and the PIP Account plus the amount of any 600 Tarrytown franchise agreement trigger event avoidance collateral, is at least equal to $4,312,500.

A “PIP Account Funding Franchise Agreement Trigger Event” means a Franchise Agreement Trigger Event which occurs as a result of one or more of clause (i), (ii), (iii), (viii) or (ix) of the definition thereof.

Property Management. The Sheraton Tarrytown Property is managed by Remington Tarrytown Employers, LLC, a non-borrower related entity. The SpringHill Suites Tarrytown Property, Hilton Garden Inn Norwalk Property and the Hilton Garden Inn Shelton Property are self-managed by the borrower sponsor.

Partial Release. Individual property releases are allowed in connection with a third-party arms-length sale subject to (i) defeasance of the loan in an amount equal to 115% of the ALA of the Property being released, (ii) the post-release DSCR being no less than the greater of (a) 1.50x and (b) the DSCR in effect immediately prior to the release, (iii) the post-release LTV being no greater than lesser

A-3-49

Hospitality – Various	Loan #5	Cut-off Date Balance:	$54,371,913
Various	Northeastern Hotel Portfolio	Cut-off Date LTV:	50.7%
Various		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.4%

of (a) 65% and (b) the LTV in effect immediately prior to the release, and (iv) sufficient reserves to pay for any known or anticipated PIP or capex work at the remaining properties.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Hilton Garden Inn Norwalk Property is comprised of the borrower’s leasehold interest under three ground leases: (i) the Norwalk Electric Company ground lease, having an expiration of November 1, 2097, inclusive of extension options, (ii) the Pirri ground lease, having an expiration of October 31, 2097, inclusive of extension options, and (iii) the William A. Collins ground lease, having an expiration of November 9, 2097, inclusive of extension options. The lease with Norwalk Electric Company provides for an annual ground rent increase of 2.0% and the leases with John Pirri, Jr. and William A. Collins provide for an annual ground rent increase of 2.5%. The loan underwriting was based on current ground rent amounts at the time of loan origination.

Terrorism Insurance. The Northeastern Hotel Portfolio Mortgage Loan documents require the Northeastern Hotel Portfolio Borrowers to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-50

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

A-3-51

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Palo Alto Airport of Santa Clara County
San Francisco Bay
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Palo Alto
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Garcia Ave.
101
San Antonio Rd.
Googleplex
NASA Advanced Supercomputing Division
Moffett Federal Airfield
The Golf Club at Moffett Field
Twin Creeks Sports Complex
Caribbean Dr.
Gold St.
Computer History Museum
Microsoft Silicon Valley Campus
Meta Sunnyvale Campus
Lockheed Martin
Juniper Networks
Google Java
Borregas
Crossman
Sunnyvale Baylands Park
237
Lafayette St.
X Development LLC
SAN ANTONIO
Middlefield Rd.
NASA Ames Research Ctr.
Amazon Lab126
Tech Corners Campus
Foothill Coll. Sunnyvale Center
South Bay Fwy
Santa Clara Convention Ctr.
Yahoo
CALTRAIN
Central Expwy.
Bayshore/NASA
Fair Oaks
Vienna
Reamwood
Old Ironsides
Great America
VTA LIGHT RAIL
Levi's Stadium
The Village at San Antonio Center
82
85
Symantec
Samsung Research
Google Quad Campus
VTA
Moffett Towers Building D
1100 Enterprise Way
Sunnyvale, CA 94089
Synopsys
California's Great America
MTN. VIEW
El Camino Blvd.
DOWNTOWN MOUNTAIN VIEW
Middlefield
Whisman
Evelyn
LinkedIn Global HQ
Apple Mathilda 3
Sunnyvale
Bayshore Fwy
Mission College
Great America Pkwy
Malwarebytes
Maude Ave.
Mountain View
Central Expwy.
Trimble Inc.
Intel
El Monte Ave.
@Walmart Labs
Apple Central and Wolfe Campus
SUNNYVALE
Scott Blvd.
Ericsson
Bernardo Ave.
Mary Ave.
Northrop Grumman
Applied Materials
Bowers Ave.
San Jose Intl. Airport 2 miles
Lawrence Expwy.
Los Altos
Cuesta Park
Pastoria Ave.
Mathilda Ave.
DOWNTOWN SUNNYVALE
Kifer Rd.
Evelyn Ave.
LAWRENCE
NVIDIA
Springer Rd.
Miramonte Ave.
Grant Rd.
Stevens Creek Fwy
El Camino Real
Monroe St.
Foothill Expwy.
Remington Dr.
Santa Clara
Sunnyvale-Saratoga Rd.
Hollenbeck Ave.
Sunken Gardens Golf Course
San Tomas Expwy.
280
El Camino Real
SANTA CLARA COUNTY
Wolfe Rd.
Benton St.
Ortega Park
Homestead Square Shopping Ctr.
Kaiser Permanente Santa Clara Medical Center
Central Park
Homestead Rd.
Cupertino Village
Homestead Rd.
Apple Park
Infinite Loop 1
Pruneridge Ave.
Cupertino
Junipero Serra Fwy
Saratoga Ave.
Agilent Technology
Stevens Creek Blvd.
The Marketplace
Main Street Cupertino
Villa Shopping Center
Stevens Creek Blvd.
De Anza College
McClellan Rd.
Cupertino Civic Center
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Fairfield
Novato
Vallejo
Benicia
Martinez
Pittsburg
Antioch
San Rafael
Richmond
Concord
Walnut Creek
Berkeley
Lafayette
Danville
SAN FRANCISCO
OAKLAND
San Ramon
Dublin
Daly City
Castro Valley
Hayward
Livermore
Pleasanton
Pacific Ocean
San Mateo
Union City
Redwood City
Fremont
Palo Alto
Mtn. View
Santa Clara
Milpitas
Sunnyvale
SAN JOSE
Cupertino
Saratoga
Los Gatos

A-3-52

No. 6 – Moffett Towers Building D

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Goldman Sachs Mortgage Company, UBS AG		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$42,000,000		Property Type – Subtype:	Office – Suburban
	Cut-off Date Balance(1):	$42,000,000		Location:	Sunnyvale, CA
	% of Initial Pool Balance:	5.8%		Size(5):	357,481 SF
	Loan Purpose:	Recapitalization		Cut-off Date Balance Per SF(1):	$405.62
	Borrower Sponsor:	Joseph K. Paul (a/k/a Jay Paul)		Maturity Date Balance Per SF(1):	$405.62
	Guarantor:	Paul Guarantor LLC		Year Built/Renovated:	2014 / NAP
	Mortgage Rate:	6.96000%		Title Vesting:	Fee
	Note Date:	July 19, 2024		Property Manager:	Paul Holdings, Inc., dba Jay Paul Company
	Seasoning:	3 months		Current Occupancy (As of):	100.0% (11/1/2024)
	Maturity Date:	August 6, 2029		YE 2023 Occupancy:	100.0%
	IO Period:	60 months		YE 2022 Occupancy:	100.0%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$300,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$839.21
	Call Protection(2):	L(24),YM1(3),DorYM1(26),O(7)		As-Is Appraisal Valuation Date:	June 12, 2024
	Lockbox Type:	Hard/In Place Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(5)
	Additional Debt Type (Balance)(1):	Pari Passu ($103,000,000)		TTM May 31, 2024 NOI:	$16,936,938
				YE 2023 NOI:	$17,646,474
				YE 2022 NOI:	$17,394,645
				YE 2021 NOI:	$16,837,894
				U/W Revenues:	$26,115,828
Escrows and Reserves(3)				U/W Expenses:	$6,932,478
	Initial	Monthly	Cap	U/W NOI:	$19,183,350
Taxes:	$1,035,239	$207,048	NAP	U/W NCF:	$18,749,733
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.87x / 1.83x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.2% / 12.9%
Other Reserves:	$0	Springing(4)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.2% / 12.9%
				Cut-off Date LTV Ratio:	48.3%
				LTV Ratio at Maturity:	48.3%

Sources and Uses
Sources			Uses
Whole Loan Amount	$145,000,000	100.0%	Recapitalization(5)	$142,847,446	98.5%
			Closing Costs	1,117,315	0.8
			Reserves	1,035,239	0.7
Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%
(1)	The Moffett Towers Building D Mortgage Loan (as defined below) is part of the Moffett Towers Building D Whole Loan (as defined below), which is evidenced by 14 pari passu promissory notes with an aggregate original principal balance of $145,000,000. The Underwriting and Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Moffett Towers Building D Whole Loan.
(2)	Voluntary prepayment with yield maintenance of the Moffett Towers Building D Whole Loan is permitted in whole (but not in part) on any business day on or after September 6, 2026. Defeasance of the Moffett Towers Building D Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Moffett Towers Building D Whole Loan note to be securitized and (ii) July 19, 2027. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the WFCM 2024-5C2 securitization trust in November 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows” below for further discussion of reserve information.
(4)	On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow (i) $643,031 and (ii) available cash, into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent a Lease Sweep Period from occurring.
(5)	The borrower sponsor’s recapitalization was done to refinance proceeds from the previous loan that was repaid in January 2024.

The Mortgage Loan. The sixth largest mortgage loan (the “Moffett Towers Building D Mortgage Loan”) is part of a whole loan (the “Moffett Towers Building D Whole Loan”) evidenced by 14 pari passu notes that is secured by the borrower’s fee interest in a 357,481 square foot office building located in Sunnyvale, California (the “Moffett Towers Building D Property”).

A-3-53

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

The Moffett Towers Building D Mortgage Loan, which is evidenced by the non-controlling notes A-2-2, A-3-1, A-9 and A-10 has an outstanding principal balance as of the Cut-off Date of $42,000,000. The Moffett Towers Building D Whole Loan was originated on July 19, 2024 by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and UBS AG, New York Branch (“UBS AG”) and has an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. Notes A-2-2 and A-3-1, with an aggregate outstanding principal balance as of the Cut-off Date of $35,500,000 are being sold by Goldman Sachs Mortgage Company and Notes A-9 and A-10 with an aggregate outstanding principal balance of $6,500,000 as of the Cut-off Date, are being sold by UBS AG. The Moffett Towers Building D Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Moffett Towers Building D Whole Loan is August 6, 2029.

The Moffett Towers Building D Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V10 securitization trust. The relationship between the holders of the Moffett Towers Building D Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

The table below identifies the promissory notes that comprise the Moffett Towers Building D Whole Loan:

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMARK 2024-V10	Yes
A-2-1	7,000,000	7,000,000	BMARK 2024-V10	No
A-2-2	18,000,000	18,000,000	WFCM 2024-5C2	No
A-3-1	17,500,000	17,500,000	WFCM 2024-5C2	No
A-3-2	5,000,000	5,000,000	BMO 2024-5C6	No
A-4(1)	20,000,000	20,000,000	GACC	No
A-5-1	14,500,000	14,500,000	BMARK 2024-V10	No
A-5-2(1)	5,500,000	5,500,000	GACC	No
A-6-1(1)	6,000,000	6,000,000	GACC	No
A-6-2	5,000,000	5,000,000	BMO 2024-5C6	No
A-7	10,000,000	10,000,000	BMO 2024-5C6	No
A-8	5,000,000	5,000,000	BMO 2024-5C6	No
A-9	4,000,000	4,000,000	WFCM 2024-5C2	No
A-10	2,500,000	2,500,000	WFCM 2024-5C2	No
Total	$145,000,000	$145,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsor. The borrower for the Moffett Towers Building D Whole Loan is MT3 1100 LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Moffett Towers Building D Whole Loan. The borrower sponsor is Joseph K. Paul (a/k/a Jay Paul). The borrower sponsor’s affiliate, Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveout liabilities under the Moffett Towers Building D Whole Loan.

The Property. The Moffett Towers Building D Property is a 357,481 SF, eight-story office building located in Sunnyvale, California that was built in 2014. The Moffett Towers Building D Property sits on approximately nine acres. The Moffett Towers Building D Property has been 100% leased to Amazon since February 2014. Amazon recently executed a seven-year renewal through February 2031 at a rental rate of $47.76 PSF with 3.0% contractual rent steps and no tenant improvement dollars. The Moffett Towers Building D Property is a portion of a larger office development known as the Moffett Towers, Phase 2 development, and represents approximately 34.6% of the square footage of the larger development. The Moffett Towers Building D Property shares common area amenities with the larger development such as a parking structure, fitness club, swimming pool, and outdoor patio.

The Moffett Towers Building D Property is part of the larger Moffett Towers Campus development, which is comprised of seven buildings built by the borrower sponsor. The campus totals 1.8 million SF of LEED certified Gold, Class A office space that is currently 100% leased. Since taking occupancy in 2014, Amazon has invested an estimated $45.0 million ($125 PSF) into the Moffett Towers Building D Property. This includes six floors of office space and a specialized lab buildout of the first two floors.

Sole Tenant.

The sole tenant at the Moffett Towers Building D Property is Amazon, pursuant to a NNN lease with a 10-year initial term that commenced in February 2014 and was recently extended through February 28, 2031. Founded in 1994 and headquartered in Seattle, Washington and Arlington, Virginia, Amazon is an online retailer and web service provider offering a wide range of products and services. The Amazon lease at the Moffett Towers Building D Property is guaranteed by Amazon.com, Inc. (rated A1/AA/AA- by Moody’s/S&P/Fitch). The Amazon lease does not contain any termination options.

A-3-54

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to sole tenant at the Moffett Towers Building D Property:

Tenant Summary(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent(3)	Annual U/W Rent PSF			Ext. Options
								Term. Option (Y/N)	Lease Expiration Date
Amazon	Office	AA-/A1/AA	357,481	100.0%	$17,585,491	100.0%	$49.19	N	2/28/2031	2 x 7 Yr
Total/Wtd. Avg.			357,481	100.0%	$17,585,491	100.0%	$49.19

Occupied Total			357,481	100.0%	$17,585,491	100.0%	$49.19
Vacant Space			0	0.0
Total/Wtd. Avg.			357,481	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers Building D Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Annual U/W Base Rent PSF(1)
2024 & MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	1	357,481	100.0%	357,481	100.0%	$17,585,491	100.0%	$49.19
2032	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2033	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2034	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
2035 & Beyond	0	0	0.0%	357,481	100.0%	$0	0.0%	$0.00
Vacant	0	NAP	0.0%	357,481	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	357,481	100.0%			$17,585,491	100.0%	$49.19
(1)	Based on the underwritten rent roll dated November 1, 2024.

The following table presents historical occupancy percentages at the Moffett Towers Building D Property:

Historical Occupancy

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated November 1, 2024.

A-3-55

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Moffett Towers Building D Property:

Cash Flow Analysis

	2020	2021	2022	2023	TTM 5/31/2024	U/W	%(1)	U/W $ per SF
Base Rent(2)	$15,946,343	$16,424,733	$16,917,475	$17,295,285	$17,239,787	$17,585,491	65.0%	$49.19
Credit Tenant Rent Steps(3)	0	0	0	0	0	2,138,038	7.9	5.98
Amenity Use Fee	387,155	398,769	410,732	419,905	418,558	414,509	1.5	1.16
Commercial Reimbursement Revenue	4,962,579	5,509,335	5,785,025	6,212,580	6,163,846	6,932,235	25.6	19.39
Gross Potential Rent	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$27,070,273	100.0%	$75.73
Vacancy Loss	0	0	0	0	0	(954,446)	-3.5	(2.67)
Effective Gross Income	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$26,115,828	96.5%	$73.06
Real Estate Taxes	2,299,865	2,348,647	2,376,645	2,409,276	2,411,718	2,412,207	9.2	6.75
Insurance	488,785	657,794	775,578	881,569	922,957	959,323	3.7	2.68
Repairs & Maintenance	1,762,488	1,959,668	2,034,583	2,443,900	3,004,668	3,004,668	11.5	8.41
Management Fee	478,390	492,742	507,524	518,859	517,194	527,565	2.0	1.48
General and Administrative - Direct	28,224	31,849	27,439	27,388	28,473	28,473	0.1	0.08
Other Expenses	605	4,243	(3,183)	302	242	242	0.0	0.00
Total Expenses	$5,058,357	$5,494,943	$5,718,587	$6,281,296	$6,885,252	$6,932,478	26.5%	$19.39
Net Operating Income	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$19,183,350	73.5%	$53.66
Capital Expenditures	0	0	0	0	0	71,496	0.3	$0.20
TI/LC	0	0	0	0	0	362,121	1.4	$1.01
Net Cash Flow	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$18,749,733	71.8%	$52.45

NOI DSCR(4)	1.59x	1.65x	1.70x	1.72x	1.66x	1.87x
NCF DSCR(4)	1.59x	1.65x	1.70x	1.72x	1.66x	1.83x
NOI DY(4)	11.2%	11.6%	12.0%	12.2%	11.7%	13.2%
NCF DY(4)	11.2%	11.6%	12.0%	12.2%	11.7%	12.9%
(1)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(2)	Based on the underwritten rent roll dated November 1, 2024.
(3)	Credit Tenant Rent Steps reflects the present value of contractual rent step increments for Amazon's investment-grade credit rating.
(4)	Debt service coverage ratios and debt yields are based on the Moffett Towers Whole Loan.

Appraisal. According to the appraisal dated July 1, 2024, the Moffett Towers Building D Property had an “as-is” appraised value of $300,000,000.

Environmental. According to the Phase I environmental report dated August 31, 2023, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Building D Property.

Market Overview and Competition. The Moffett Towers Building D Property sits in the Moffett Park submarket, which is located within the greater San Jose-Sunnyvale-Santa Clara metropolitan statistical area, alternatively referred to as the Silicon Valley office market. As of the first quarter of 2024, Moffett Park office submarket vacancy is 15.0%, according to a third-party market research report. Sunnyvale is considered a hub for the video game industry and is the former location of Atari’s headquarters. The top employers in Sunnyvale are Google, Apple, LinkedIn, Lockheed Martin Space Systems, and Amazon.

Escrows. At origination of the Moffett Towers Building D Whole Loan, the borrower deposited approximately $1,035,239 into an upfront tax reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially, approximately $207,048).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments (initially, approximately $79,944). Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Moffett Towers Building D Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. At origination of the Moffett Towers Building D Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow approximately $71,496 for the payment or reimbursement of approved capital expenses.

A-3-56

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

Lease Sweep Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $643,031 and available cash (as described under “Lockbox / Cash Management” below) into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender (as described under “Lockbox / Cash Management” below) in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent the commencement of a Lease Sweep Period (or, if already triggered, to terminate such Lease Sweep Period).

Lockbox / Cash Management. The Moffett Towers Building D Whole Loan is structured with a hard lockbox and in place cash management. The borrower and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrower or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt. Funds in the lockbox account are required to be swept daily into a cash management account and applied according to the cash flow waterfall in the Moffett Towers Building D Whole Loan documents. During a Trigger Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Moffett Towers Building D Whole Loan, unless a Lease Sweep Period exists, in which case all excess cash will be swept to a lease sweep reserve for leasing expenses in connection with a replacement Lease Sweep Lease (as defined below).

A “Trigger Period” means a period commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below) or (iii) the commencement of a Lease Sweep Period; and ending if (A) with respect to a Trigger Period commenced pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to a Trigger Period commenced due to clause (ii), the Low DSCR Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents (and no other Trigger Period is then continuing), and (C) with respect to a Trigger Period commenced due to clause (iii), the Lease Sweep Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents, as described below (and no other Trigger Period is continuing).

A “Lease Sweep Period”:

(i) will commence on the first monthly payment date following the earliest to occur of any of the following (each, a “Lease Sweep Trigger”):

(a) the date on which, with respect to any “Lease Sweep Lease” (defined as (x) the Amazon lease or (y) any lease which is entered into by borrower in replacement of the Amazon lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such replacement lease, demises lease sweep space equal to or greater than 75% or more of the rentable square feet demised under the applicable Lease Sweep Lease as of the loan origination date), (i) the related tenant cancels or terminates its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (ii) the related tenant delivers to the borrower or property manager a notice to the effect that it is canceling or terminating its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease; provided, however, no Lease Sweep Period will commence pursuant this clause (i)(a) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease(s) with one or more investment-grade entities covering the terminated space, provided that such replacement lease is a Qualified Lease (as defined below) and provided that the Occupancy Conditions (as defined below) are satisfied with respect to such replacement lease within ten business days of the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(b) the date on which, with respect to any Lease Sweep Lease, the related tenant ceases operating its business (i.e., “goes dark”) at 20% or more of its space on a rentable square foot basis; provided, however, that if the tenant (x) is Amazon, (y) is one or more investment-grade entities or (z) has subleased the dark space portion of its premises to one or more investment-grade entities which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, in any such case, such tenant will be deemed not to have ‘gone dark’ for purposes of this clause (b) and no Lease Sweep Period will commence pursuant to this clause (b);

(c) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(d) upon the occurrence of an insolvency proceeding of the tenant under a Lease Sweep Lease;

(e) the date on which, with respect to the Amazon lease, neither Amazon nor its parent company is rated as an investment-grade entity; or

(f) solely with respect to the occurrence of a casualty during any period when the Amazon lease is in effect, upon the delivery of a Repair Notice (as such term is defined in the Amazon lease) to Amazon that indicates that the anticipated period for repairing the damage resulting from such casualty exceeds 270 days from the date of such casualty (a Repair Notice in such case, a “Termination Option Repair Notice”), pursuant to which Amazon has the option to terminate subject to the terms and conditions set forth in the Amazon lease; and

(ii) will end on the earliest of the applicable of the following to occur:

A-3-57

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

(1) in the case of clause (i)(a), the date on which, with respect to each Lease Sweep Lease space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement lease(s) are qualified leases and provided that the Occupancy Conditions are satisfied;

(2) in the case of clause (i)(b) or (i)(e), the date on which either (A) with respect to clause (i)(b) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement tenant(s) and lease(s) are Qualified Leases and provided that the Occupancy Conditions are satisfied or (B) for a dark period event with respect to clause (i)(b) or an Amazon downgrade event (with respect to clause (1)(e)), Amazon (or its parent) is restored as an investment-grade entity or the entirety of the lease sweep space has been sublet to an investment-grade entity which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent (or, alternatively, sufficient funds have been deposited into the lease sweep account to account for all remaining scheduled free rent periods or rent abatements periods under such lease) at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(3) in the case of clause (i)(c) above, the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(4) in the case of clause (i)(d) above, the applicable tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender;

(5) in the case of clause (i)(f) above, if Amazon does not exercise (or does not send notice to the borrower of its intention to exercise) its right to terminate the Amazon lease within 45 days after the delivery to Amazon of a Termination Option Repair Notice;

(6) in the case of clause (i)(f) above, if Amazon does exercise (or sends notice to the borrower of its intention to exercise) its right to terminate the Amazon lease after receipt of such Termination Option Repair Notice, the date on which all of the following are satisfied: (A) the entirety of the applicable lease sweep space is leased pursuant to one or more Qualified Leases and (B) the Occupancy Conditions are satisfied with respect to all such Qualified Leases;

(7) in the case of all Lease Sweep Triggers, the date on which the borrower has delivered a letter of credit to the lender with a face amount equal to $7,716,370, unless, the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed $7,716,370 (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (1) above); and

(8) in the case of all Lease Sweep Triggers other than a tenant insolvency proceeding, the date on which the aggregate amount of funds transferred into the lease sweep account (including any related termination payments with respect to the Lease Sweep Lease(s) in question deposited into the lease sweep account) equals the applicable lease sweep reserve cap set forth in the Moffett Towers Building D Whole Loan documents (for the avoidance of doubt: (x) a Lease Sweep Period terminating pursuant to this clause (ii)(8) will terminate once funds in an amount equal to the applicable lease sweep reserve cap (representing an aggregate amount equal to $55.00 per square foot of the applicable tenant space (except such cap will not apply in the event of a lease sweep tenant insolvency proceeding)) have been transferred into the lease sweep account over the course of the Lease Sweep Period; but all of such funds will not have to be, at any one time, on deposit all at once in such lease sweep account) and (y) if a Lease Sweep Trigger is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest lease sweep reserve cap applicable to all then continuing Lease Sweep Triggers, such that each Lease Sweep Trigger will be treated as concurrent and not duplicative or independent of another.

A “Low DSCR Period” will (i) commence if, as of any calculation date, (A) the Moffett Towers Building D Property is not fully leased to either (a) Amazon or (b) an investment-grade entity with a credit rating that is at least equal to the credit rating of Amazon as of the origination date, in either case pursuant to a lease that is substantially on the same or better terms as the Amazon lease, and (B) the debt service coverage ratio is less than 1.10x and (ii) will end on the date a debt service coverage ratio of at least 1.10x is achieved for at least one calculation date, as determined by the lender.

“Occupancy Conditions” means, with respect to the Lease Sweep Lease space in question, (I) with respect to Lease Sweep Lease space at least equal to the requisite space, the delivery by the borrower to the lender of evidence reasonably satisfactory to the lender (including an estoppel certificate executed by the relevant tenant) that (A) the entirety of such requisite space is leased (or, in the case of a lease renewal or extension, continues to be leased) under one or more Qualified Leases, (B) all contingencies under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) to the effectiveness of such lease(s) have been satisfied and the rent commencement date under all such lease(s) has been set, (C) all leasing commissions payable in connection with the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have either been completed or paid in full or, alternatively, sufficient funds have been retained in the lease sweep account for such purposes (the “Unpaid TILC Obligation Amount”), (D) the tenant under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) has actually commenced paying full contractual rent and any initial free rent period or period of partial rent abatements has expired or, alternatively,

A-3-58

Office - Suburban	Loan #6	Cut-off Date Balance:	$42,000,000
1100 Enterprise Way	Moffett Towers Building D	Cut-off Date LTV:	48.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	1.83x
		U/W NOI Debt Yield:	13.2%

sufficient funds will be retained in the lease sweep account to account for all remaining scheduled free rent periods or rent abatements (the “Remaining Rent Abatement Amount” and, collectively with the Unpaid TILC Obligation Amount, the “Unpaid Landlord Obligations Amount”), and (E) the tenant(s) under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have accepted delivery of the demised premises (i.e., the lease has commenced), (II) in the event that the conditions under the foregoing clause (I) are satisfied by Qualified Leases that demise requisite space that is less than 100% of the rentable square feet demised under the Amazon lease as of the origination date (the difference between such space leased under the Amazon lease and the space leased under such Qualified Lease demised to satisfy the foregoing clause (I) being the “Remaining Lease Sweep Space”), the then aggregate amount of funds on deposit in the lease sweep account on account of the Remaining Lease Sweep Space and not previously disbursed or applied (and not allocable to the Unpaid Landlord Obligations Amount), is equal to or greater than the product of (x) the applicable per rentable square foot lease sweep reserve cap and (y) the rentable square feet of the Remaining Lease Sweep Space (including, without limitation, all approved leasing expenses, free rent periods and/or rent abatement periods) and (III) the debt service coverage ratio after giving effect to the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) (taking into account the Remaining Rent Abatement Amount as rents) is no less than a debt service coverage ratio of at least 1.20x.

A “Qualified Lease” means a replacement Lease Sweep Lease or a renewal or extension of an existing Lease Sweep Lease (i) entered into in accordance with the Moffett Towers Building D Whole Loan documents, (ii) (A) in the case of any lease renewal or extension, having an initial term of no less than seven years from the date that the term of the lease being renewed or extended expired (or will expire, if applicable) or (B) in the case of any replacement lease, having an initial term of no less than seven years from the date that the term of the lease being replaced expired and (iii) on economic terms (e.g., base rent, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord as those contained in the Lease Sweep Lease being replaced, renewed or extended; provided, that, in the event the economic terms in the Lease Sweep Lease being replaced are not commercially reasonable for the market at such time in question, such economic terms may be reduced to reflect such market terms, subject to the lender’s reasonable approval.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-59

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

A-3-60

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

A-3-61

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

CENTRAL PARK
The Pond
W. 59th St.
N R W
5TH AVE/ 59TH ST
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
W. 58th St.
Central Park Tower
111 West 57th Street
9 West 57th
Theodore Roosevelt Home
The Crown Building
7th Ave.
6th Ave.
5th Ave.
W. 57th St.
57TH ST/ 7TH AVE
Carnegie Hall
Le Méridien New York
57TH ST
N Q R W
W. 56th St.
Park Central Hotel NY
New York City Center
W. 55th St.
St. Regis Hotel
The Peninsula New York
Conrad New York Midtown
Broadway
W. 54th St.
New York Hilton Midtown
MANHATTAN
53W53
Museum of Modern Art
W. 53rd St.
E. 53rd St.
B D
M
E
Broadway Theater
7TH AVE/ 53RD ST
Midtown
Baccarat Hotel
666 Fifth Avenue
5TH AVE/ 53RD ST
Park Avenue Plaza
Wells Fargo
W. 52nd St.
E. 52nd St.
4 5 6
75 Rockefeller Plaza
AXA Equitable Building
345 Park
W. 51st St.
E. 51st St.
51ST ST/ LEXINGTON
METRO NORTH
50TH ST/ BROADWAY
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
W. 50th St.
E. 50th St.
Ice Rink
ROCKEFELLER CENTER
1251 Ave. of the Americas
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
Madison Ave.
Park Ave.
Lexington Ave.
W. 49th St.
E. 49th St.
1 2 3
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
49TH ST
ROCKEFELLER CTR.
B D F M
W. 48th St.
E. 48th St.
Morgan Stanley Building
Cort Theatre
News Corp. Building
Diamond District
JPMorgan Chase Tower
The Lexington Hotel
W. 47th St.
E. 47th St.
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
W. 46th St.
E. 46th St.
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
Hotel St. James
The Roosevelt Hotel
W. 45th St.
E. 45th St.
Viacom Intl.
Belasco Theatre
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
W. 44th St.
E. 44th St.
Bank of America Tower
The Chatwal
W. 43rd St.
E. 43rd St.
Grand Central Terminal
Vanderbilt Ave.
Paramount Building
TIMES SQUARE
4 Times Square
505 Fifth Ave.
One Vanderbilt
W. 42nd St.
TIMES SQUARE
S
5TH AVE
7
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Consulate General of Australia
E. 41st St.
E. 40th St.
E. 39th St.
West New York
North Bergen
Weehawken
Union City
HUDSON COUNTY
Hoboken
NEW JERSEY
JERSEY CITY
Liberty State Park
Upper West Side
Central Park
Upper East Side
West Side
East Side
Midtown
Chelsea
MANHATTAN
Hudson River
East River
Greenwich Village
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
Financial District
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
BROOKLYN
Downtown Brooklyn
Brooklyn Heights
Park Slope

Rockefeller Center

1 30 Rockefeller Plaza	New York, NY	9 610 Fifth Avenue	New York, NY
2 45 Rockefeller Plaza	New York, NY	10 1270 Avenue Of The Americas	New York, NY
3 10 Rockefeller Plaza	New York, NY	11 30 Rock Condos	New York, NY
4 1230 Avenue Of The Americas	New York, NY	12 The Little Nell	New York, NY
5 50 Rockefeller Plaza	New York, NY	13 Radio City Music Hall	New York, NY
6 1 Rockefeller Plaza	New York, NY	14 1240 Avenue Of The Americas	New York, NY
7 600 Fifth Avenue	New York, NY	15 1258 Avenue Of The Americas	New York, NY
8 620 Fifth Avenue	New York, NY

A-3-62

No. 7 – Rockefeller Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$40,000,000		Property Type – Subtype(6):	Various - Various
	Cut-off Date Balance(1):	$40,000,000		Location:	New York, NY
	% of Initial Pool Balance:	5.6%		Size:	7,207,470 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$273.12
	Borrower Sponsors:	Tishman Speyer Properties, L.P. and Henry Crown and Company S LLC		Maturity Date Balance Per SF(1):	$273.12
	Guarantor:	Tishman Speyer Crown Equities LLC		Year Built/Renovated:	Various/Various
	Mortgage Rate(2):	5.39209%		Title Vesting:	Fee
	Note Date:	October 18, 2024		Property Manager:	Tishman Speyer Properties, L.L.C. (borrower-related)
	Seasoning:	0 months		Current Occupancy (As of):	92.6% (7/1/2024)
	Maturity Date:	November 9, 2029		YE 2023 Occupancy:	90.7%
	IO Period:	60 months		YE 2022 Occupancy:	90.7%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	89.4%
	Amortization Term (Original):	NAP		As-Is Appraised Value(7):	$6,100,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(7):	$846.34
	Call Protection(3):	L(24),D(29),O(7)		As-Is Appraisal Valuation Date:	July 31, 2024
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(8)
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($1,928,500,000); B-Note ($1,531,500,000); Future Mezzanine		TTM NOI (7/31/2024):	$305,588,525
				YE 2023 NOI:	$272,403,335
				YE 2022 NOI:	$256,670,015
				YE 2021 NOI:	$210,968,405
				U/W Revenues:	$746,062,620
Escrows and Reserves(5)				U/W Expenses:	$386,983,682
	Initial	Monthly	Cap	U/W NOI:	$359,078,938
Taxes	$0	Springing	NAP	U/W NCF:	$336,015,034
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.38x / 3.17x
Replacement Reserve	$0	Springing	$2,162,241	U/W Debt Yield based on NOI/NCF(1):	18.2% / 17.1%
TI/LC Reserve	$0	$1,801,868	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.2% / 17.1%
Specified Tenant Reserves:	$246,794,668	$0	NAP	Cut-off Date LTV Ratio(1)(7):	32.3%
				LTV Ratio at Maturity(1)(7):	32.3%

Sources and Uses
Sources			Uses
Whole Loan Amount	$3,500,000,000	100.0%	Senior CMBS Loan Payoff	$1,693,761,952	48.4%
			Mezzanine Loan Payoff	1,232,641,045	35.2
			Upfront Reserves	246,794,668	7.1
			Return of Equity	160,315,156	4.6
			Closing Costs	89,694,962	2.6
			30 Rock Condo Acquisition Loan(8)	$76,792,216	2.2
Total Sources	$3,500,000,000	100.0%	Total Uses	$3,500,000,000	100.0%
(1)	The Rockefeller Center Mortgage Loan (as defined below) is part of the Rockefeller Center Whole Loan (as defined below) with an original aggregate principal balance of $3,500,000,000. The Underwriting and Financial Information presented above are based on the Rockefeller Center Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI, U/W Debt Yield at Maturity based on NOI, U/W DSCR based on NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the Rockefeller Center Whole Loan are $486.61, $486.61, 10.3%, 10.3%, 1.54x, 57.4% and 57.4%, respectively.
(2)	Reflects the Rockefeller Center Senior Loan only. The Rockefeller Center Subordinate Companion Loan (as defined below) bears interest at the rate of 7.29912823832844% per annum.
(3)	Defeasance of the Rockefeller Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Rockefeller Center Whole Loan to be securitized and (b) December 9, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024.
(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows” below for further discussion of reserve requirements.
(6)	See “The Properties” section below for further discussion.
(7)	The individual Rockefeller Center Properties (as defined below) have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the rounded appraised value.
(8)	The 30 Rock Condo Acquisition Loan encumbers approximately 215,031 SF (approximately 15% of 30 Rockefeller Plaza property’s SF) across six floors at the 30 Rockefeller Plaza property. The condos were purchased from NBC in 2007 and separately financed.

A-3-63

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The Mortgage Loan. The seventh largest mortgage loan (the “Rockefeller Center Mortgage Loan”) is part of a whole loan evidenced by six senior promissory notes in the aggregate original principal amount of $1,968,500,000 (the “Rockefeller Center Senior Loan”) and two subordinate B-Notes in the aggregate original principal amount of $1,531,500,000 that are subordinate to the Rockefeller Center Senior Loan (the “Rockefeller Center Subordinate Companion Loan”, and together with the Rockefeller Center Senior Loan, the “Rockefeller Center Whole Loan”). The Rockefeller Center Whole Loan was co-originated by Bank of America, N.A. (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The Rockefeller Center Whole Loan is secured by the borrowers’ fee simple interest in a 7,207,470 SF, 13-building primarily mixed use office and retail (including attractions) hospitality and theater complex located in New York, New York (the “Rockefeller Center Properties” or “Rockefeller Center”). The Rockefeller Center Mortgage Loan is evidenced by the non-controlling Note A-4 and Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. The Rockefeller Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the ROCK Trust 2024-CNTR securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$1,121,100,000	$1,121,100,000	ROCK 2024-CNTR	Yes
A-2	$747,400,000	$747,400,000	ROCK 2024-CNTR	No
A-3(1)	$30,000,000	$30,000,000	BANA	No
A-4	$20,000,000	$20,000,000	WFCM 2024-5C2	No
A-5(1)	$30,000,000	$30,000,000	BANA	No
A-6	$20,000,000	$20,000,000	WFCM 2024-5C2	No
Total Senior Notes	$1,968,500,000	$1,968,500,000

Subordinate Notes
B-1, B-2	$1,531,500,000	$1,531,500,000	ROCK 2024-CNTR	No
Total (Whole Loan)	$3,500,000,000	$3,500,000,000
(1)	Expected to be securitized in future transactions.

The Borrowers and Borrower Sponsors. The borrowers are RCPI Landmark Properties, L.L.C., RCPI 30 Rock 22234849, L.L.C. and RCPI 600 Fifth Holdings, L.L.C., each a Delaware limited liability company and single purpose entity with two independent directors. The borrowers are owned by a joint venture between the borrower sponsors, Tishman Speyer Properties, L.P. (“Tishman”) and Henry Crown and Company S LLC (“HCC”). The non-recourse carveout guarantor for the Rockefeller Center Whole Loan is Tishman Speyer Crown Equities LLC. The obligations of the non-recourse carveout guarantors are limited as set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Rockefeller Center Whole Loan.

Tishman is a leading owner, developer, operator, and fund manager of real estate around the world. Founded in 1978, Tishman is active across the United States, Europe, Brazil, and Asia, building and managing premier office, residential, life science, and retail space in over 35 key global markets for industry-leading tenants. Their assets include New York City's Rockefeller Center, The Springs in Shanghai, Paris Bourse in Paris, and Frankfurt’s OpernTurm and TaunusTurm. Tishman operates and owns a portfolio of over 84 million SF worth nearly $65 billion.

HCC has origins dating back to 1919 and is a Chicago-based, privately held organization that oversees the interests of the Crown Family. Their portfolio includes investments in publicly traded securities, real estate, private investments, and privately held operating companies.

The Properties. The Rockefeller Center Properties are comprised of 7,207,470 SF across 13 mixed-use office and retail, hospitality and theater, Class A buildings located on a 12-acre site in Midtown Manhattan, New York. The Rockefeller Center Properties encompass the six square blocks between Fifth Avenue and Avenue of the Americas to the east and the west, respectively, and West 48th and West 51st Streets to the south and the north, respectively. The Rockefeller Center Properties were constructed in phases from 1890-1952, centered around a private street, known as Rockefeller Plaza (the “Plaza”). In 1985, the original sections of Rockefeller Center (building exteriors and interior portions of 30 Rockefeller Plaza, 45 Rockefeller Plaza, One Rockefeller Plaza and Radio City Music Hall) were declared as landmarked by the New York City Landmarks Preservation Commission. From 2019 through July 2024, the borrower sponsors invested approximately $419.1 million across Rockefeller Center to add to the existing entertainment options at the Rockefeller Center Properties, modified the elevators at 45 Rockefeller Plaza, and made other base building improvements.

In total, the Rockefeller Center Properties consist of approximately 5.5 million SF of office space, approximately 1.4 million SF of retail space, approximately 280,000 SF of storage space and a 652-space garage. As of July 1, 2024, the Rockefeller Center Properties were 92.6% leased to a diverse tenant roster of more than 400 unique tenants with a weighted average lease term remaining of approximately 13 years. Historical occupancy since 2015 has averaged 92.9%. Rockefeller Center is the corporate headquarter location for tenants including Deloitte LLP, Lazard Group LLC, Christie’s, NBC Universal Media, and Simon & Schuster, Inc. Major retail tenants include FAO Schwarz, Lego, Nintendo World, Alo Yoga and Tiffany & Co. amongst others. The approximately 100 retail tenants generated approximately $369 million in total sales as of TTM July 2024. The approximately 40 restaurant tenants at the Rink Level generated approximately $55.2 million in total sales as of TTM July 2024.

Rockefeller Center is an internationally known destination that contains a wide range of attractions, including: the Top of the Rock Observation Deck, with recently added features including The Beam and Skylift, The Rink at Rockefeller Center, with the adjacent Rink

A-3-64

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Level retail dining center, Radio City Music Hall (a 6,000-seat theater operated by Madison Square Garden), Rainbow Room, 620 Loft & Gardens and Radio Park, a 24,000 SF private outdoor park atop Radio City Music Hall exclusively for Rockefeller Center tenants during business hours, but open to the public for private events. As of TTM July 2024, the Rockefeller Center Properties have seen more than 35 million visitors.

The borrower sponsors own a condominium interest in three interconnected buildings (30 Rockefeller Plaza, 1250 Avenue of the Americas, and the Studio building between and contiguous to 30 Rockefeller Plaza and 1250 Avenue of the Americas) totaling 54 condominium units, and an approximately 53.1% undivided interest in the common elements. The borrower’s collateral includes the following floors: subbasement, concourse, exterior patio, street level, mezzanine level, mechanical space on floor 2, 19, 20, 22-45, 48-50, 54-69 and the roof, and excludes the following floors: 2 (with the exception of select mechanical space) 3-18, 21, 46- 47 and 51-53. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC, a Delaware limited liability company), and leased (or sub-leased, as the case may be) to NBC. Expenses of the condominium are shared among the owners in accordance with their respective interests therein. The condominium is governed by a five-member board of managers, three of whom are selected by the borrower and two of whom are selected by NBC. Substantially all management decisions are vested in an “executive committee consisting of the three managers selected by the borrower, provided that certain capital improvements and/or alterations that may adversely affect NBC or the condominium are subject to prior review and comment by NBC.

The following table presents certain information for the Rockefeller Center Properties:

Rockefeller Center Properties Summary
Property	Year Built	Property Type/Sub Type	Allocated Cut-Off Mortgage Loan Amount	Size(1)	Occ.(1)	Top Tenant(1)		U/W NOI	% U/W NOI	Appraised Value(2)
							% SF
30 Rockefeller Plaza(3)(4)	1932	Mixed Use/ Office/Retail	$17,132,571	1,627,738	89.9%	Deloitte LLP	31.1%	$162,927,882	45.4%	$2,602,679,711
45 Rockefeller Plaza	1934	Mixed Use/ Office/Retail	$5,638,857	1,299,726	91.4%	Baker & Hostetler LLP	11.8%	$54,313,260	15.1%	$860,000,000
10 Rockefeller Plaza(6)	1939	Mixed Use/ Office/Retail	$3,056,000	481,299	100.0%	Christie's	54.0%	$22,308,605	6.2%	$466,000,000
1230 Avenue Of The Americas	1939	Office/CBD	$2,984,000	739,920	99.5%	Simon & Schuster, Inc.	40.6%	$30,639,067	8.5%	$455,000,000
50 Rockefeller Plaza	1938	Mixed Use/ Office/Retail	$2,163,429	508,677	95.1%	Katten Muchin Rosenman LLP	28.3%	$21,715,563	6.0%	$330,000,000
1 Rockefeller Plaza	1936	Office/ CBD	$1,606,857	613,308	91.5%	Atalaya Capital Management LP	4.2%	$13,970,917	3.9%	$245,000,000
600 Fifth Avenue	1952	Mixed Use/ Office/Retail	$1,573,714	436,788	90.0%	Lazard Group LLC	19.3%	$14,557,163	4.1%	$240,000,000
620 Fifth Avenue(5)	1936	Mixed Use/ Office/Retail	$1,475,429	124,152	99.2%	NBC	40.7%	$8,856,480	2.5%	$225,000,000
610 Fifth Avenue	1932	Mixed Use/ Office/Retail	$1,212,571	134,265	89.8%	Catterton Latin America Management L.L.C.	13.6%	$10,060,108	2.8%	$185,000,000
1270 Avenue Of The Americas	1931	Office/CBD	$996,571	521,518	77.4%	1270 Office Suites LLC	7.1%	$8,823,398	2.5%	$152,000,000
30 Rock Condos	1932	Office/CBD	$656,000	NAP	NAP	NAP	NAP	NAV	NAV	$100,000,000
The Little Nell(6)	1939	Hospitality/ Full Service	$656,000	160,019	100.0%	Little Nell Big Apple	100.0%	NAV	NAV	$100,000,000
Radio City Music Hall(7)	1932	Other/ Theater	$537,143	548,250	100.0%	Radio City Productions LLC	100.0%	$8,107,253	2.3%	$82,000,000
1240 Avenue Of The Americas	1890	Retail/ Anchored	$174,857	5,761	100.0%	Rock Center Townhouse F & B, LLC	63.4%	$1,571,077	0.4%	$26,606,122
1258 Avenue Of The Americas	1933	Retail/ Single Tenant	$136,000	6,049	100.0%	Warby Parker Retail Inc	100.0%	$1,228,165	0.3%	$20,714,166
Total / Wtd. Avg.			$40,000,000	7,207,470	92.6%		100.0%	$359,078,938	100.0%	$6,100,000,000
(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	The individual properties for the Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.
(3)	The borrower sponsor owns approximately 56% of the 30 Rockefeller Plaza building. NBC is a tenant in both the portion of 30 Rockefeller Plaza property that will serve as collateral for the Rockefeller Center Whole Loan and owns the remaining portion of 30 Rockefeller Plaza building which will not serve as collateral for the Rockefeller Center Whole Loan. All figures referencing 30 Rockefeller Plaza property in this term sheet are collateral for the Rockefeller Center Whole Loan.
(4)	30 Rockefeller Plaza property includes tourist attractions including Observation Deck including The Bean and Skylift (17.0% of U/W NOI), The Rink at Rockefeller Center (2.1% of U/W NOI) and an event space, Rainbow Room (0.6% of U/W NOI). Top of the Rock is a three-level indoor and outdoor observation deck at 30 Rockefeller Plaza, occupying floors 67, 69 and 70. The Rink at Rockefeller Center is a skating rink located at the base of 30 Rock in the middle of the Rockefeller Center campus. The skating rink is seasonal, typically open from October to March. Rainbow Room is a premier private event space for corporate receptions, galas, weddings, celebrations and other special events.
(5)	620 Fifth Avenue includes RC Venues (0.5% of U/W NOI), which comprises of indoor loft and outdoor garden, a reflection pool, that offers views of historic Saint Patrick’s Cathedral and all of Rockefeller Center.
A-3-65

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%
(6)	With respect The Little Nell property, the borrower sponsor has entered in a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of the 10 Rockefeller Plaza property (which were previously utilized as office space) with Little Nell Big Apple to convert such floors to hotel use. Little Nell Big Apple is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to the Little Nell property is included in the 10 Rockefeller Plaza property.
(7)	Radio City Music Hall is the largest indoor theatre in the world, well-known for the annual Radio City Christmas Spectacular featuring the Rockettes. The Great Stage measures 60 feet high and 100 feet wide. Radio City Music Hall is a designated landmark by the New York City Landmarks Preservation Commission. In 2021, Radio City renewed its lease for 15 years starting in 2023 and the hall is operated by Madison Square Garden.

Major Tenants.

Deloitte LLP (506,091 square feet, 7.0% net rentable area, 8.7% underwritten base rent, September 30, 2028, expiration). Deloitte LLP (“Deloitte”) is a provider of audit and assurance, tax and legal, consulting, financial advisory, and risk advisory services across more than 150 countries and territories. Deloitte has been a tenant at 30 Rockefeller Plaza since 2011, and currently leases 506,091 SF across 14 floors in three contiguous blocks. Deloitte’s lease has a current expiration of September 30, 2028, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Deloitte pays a base rent of $83.65 PSF, which is inclusive of rent steps through September 2025.

Lazard Group LLC (444,100 square feet, 6.2% of net rentable area; 8.0% of underwritten base rent, October 31, 2033, expiration). Founded in 1848, Lazard Group LLC (“Lazard”) is a financial advisory and asset management firms, with operations in North America, South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. Lazard leases space at four properties: 30 Rockefeller Plaza (324,180 SF), 30 Rock Condos (35,103 SF), 600 Fifth Avenue (84,335 SF) and 50 Rockefeller Plaza (482 SF). Lazard’s lease has a current expiration of October 31, 2033, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Lazard pays an annual base rent of $86.85 PSF, which represents straight lined rent through the end of the end of the loan term.

Christie's (373,212 square feet; 5.2% of net rentable area; 5.6% of underwritten base rent, March 31, 2050, expiration). Founded in 1766, Christie’s is an art and luxury business with a physical presence in 46 countries throughout the Americas, Europe, Middle East, and Asia Pacific, and flagship international sales hubs in New York, London, Hong Kong, Paris and Geneva. Christie’s network of specialists offers its clients a full portfolio of global services, including art appraisal, art financing, international real estate and education. Christie’s auctions span more than 80 art and luxury categories, at price points ranging from $500 to over $100 million. Christie’s leases both office (144,475 SF) and retail (228,737 SF) space at two properties: 10 Rockefeller Plaza (259,712 SF) and 1230 Avenue Of The Americas (113,500 SF). Christie’s lease has a current expiration of March 31, 2050, with two ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Christie’s pays an annual base rent of $72.34 PSF, which is inclusive of rent steps through September 2025.

A-3-66

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The following table presents certain information relating to the tenancy at the Rockefeller Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Property	Tenant NRSF	% of NRSF	Annual U/W Rent PSF	Annual U/W Rent	% of Total Annual U/W Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Deloitte LLP	NR/NR/NR	(3)	506,091	7.0%	$83.65	$42,333,317	8.7%	9/30/2028	2 x 5yr or 1 x 10yr	N
Lazard Group LLC	BBB+/Baa3/BBB+	(4)	444,100	6.2%	$86.85	$38,571,135	8.0%	10/31/2033	2 x 5yr or 1 x 10yr	N
Christie’s	NR/NR/NR	(5)	373,212	5.2%	$72.34	$26,996,815	5.6%	3/31/2050	2 x 10yr	N
JPMorgan Chase Bank, National Association	AA-/A1/A-	(6)	280,253	3.9%	$80.96	$22,689,474	4.7%	8/31/2037	1 x 5yr	N
NBC	A-/A3/A-	(7)	194,277	2.7%	$108.99	$21,173,609	4.4%	Various(6)	2 x 5yr	N
Simon & Schuster, Inc.	NR/NR/NR	1230 Avenue Of The Americas	300,120	4.2%	$63.95	$19,193,544	4.0%	11/30/2034	1 x 5yr	N
Radio City Productions LLC	NR/NR/NR	(8)	578,313	8.0%	$22.48	$13,000,000	2.7%	8/31/2038	1 x 10yr	N
Baker & Hostetler LLP	NR/NR/NR	45 Rockefeller Plaza	153,592	2.1%	$74.50	$11,442,604	2.4%	2/28/2027	2 x 5yr	N
Katten Muchin Rosenman LLP	NR/NR/NR	50 Rockefeller Plaza	143,899	2.0%	$82.35	$11,850,620	2.4%	7/31/2032	2 x 5yr or 1 x 10yr	N
Tishman Speyer Properties, L.P.	NR/NR/NR	(9)	128,917	1.8%	$86.42	$11,140,513	2.3%	Various(8)	1 x 5yr and 1x1 yr	N
Total Major Tenants			3,102,774	43.0%	$70.39	$218,391,631	45.1%
Non-Major Tenants			3,571,597	49.6%	$74.45	$265,905,034	54.9%
Occupied Collateral Total			6,674,371	92.6%	$72.56	$484,296,665	100.0%

Vacant Space			533,099	7.4%

Collateral Total			7,207,470	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Deloitte LLP leases spaces across two properties: 30 Rockefeller Plaza and 30 Rock Condos.
(4)	Lazard Group LLC leases spaces across four properties: 30 Rockefeller Plaza, 30 Rock condos, 50 Rockefeller Plaza and 600 Fifth Avenue.
(5)	Christie’s leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza). Christie’s recently signed an extension through 2050.
(6)	JPMorgan Chase Bank, National Association leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza).
(7)	NBC occupies space across seven properties (620 Fifth Avenue – 50,570 SF, 4/30/2031; 600 Fifth Avenue – 9,063 SF, 1/26/2031; 50 Rockefeller Plaza – 3,100 SF, 9/30/2030, 3,362 SF, 1/26/2031, 4,582 SF, 2/29/2032; 45 Rockefeller Plaza – 629 SF, 1/26/2031; 30 Rockefeller Plaza – 93,043 SF, 2024-2034; 10 Rockefeller Plaza – 25,808 SF, 12/31/2038; and 1 Rockefeller Plaza – 556 SF, 1/26/2031, 3,564 SF, 12/31/2040).
(8)	Radio City Productions LLC leases spaces across three properties (Radio City Music Hall, 50 Rockefeller Plaza and 1270 Avenue Of The Americas).
(9)	Tishman Speyer Properties, L.P. is one of the borrower sponsor and occupies space across three properties (50 Rockefeller Plaza – 1,367 SF, 3/31/2039; 45 Rockefeller Plaza – 118,967 SF, 3/31/2039; 1270 Avenue Of The Americas – 552 SF, 11/30/2024, 8,031 SF, 4/30/2025).

A-3-67

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

The following table presents sales information related to certain tenants at the Rockefeller Center Property:

Tenant Sales(1)
Tenant Name	Building	2019(2)	2020(2)	2021(2)	2022(2)	2023(2)	TTM July 2024	TTM July 2024 Sales PSF
Banana Republic	45 Rockefeller Plaza	$19,038,269	$4,123,230	$7,617,356	$11,959,817	$11,617,332	$13,196,192	$277
FAO ROC Holdings LLC	30 Rockefeller Plaza	$23,219,653	$4,770,887	$13,706,152	$24,081,707	$31,160,656	$34,775,747	$1,713
Urbn US Retail LLC (Anthropologie)	50 Rockefeller Plaza	$12,720,885	$2,439,595	$4,771,098	$8,278,731	$13,285,501	$13,537,050	$620
Grace Holmes, Inc. (J.Crew)	30 Rockefeller Plaza	$12,924,379	$4,655,393	$5,623,264	$9,499,137	$11,739,208	$11,994,154	$871
NES Merchandising, Inc. (Nintendo World)	10 Rockefeller Plaza	$19,636,952	$5,515,369	$14,530,156	$19,267,693	$21,423,658	$19,624,649	$1,523
Lego Brand Retail, Inc.	45 Rockefeller Plaza	$12,679,477	$3,872,609	$7,864,670	$17,953,695	$20,579,995	$22,066,095	$1,832
Alo, LLC	600 Fifth Avenue	$0	$0	$0	$4,565,333	$14,174,628	$16,293,409	$1,717
Del Frisco’s Grille of New York LLC	50 Rockefeller Plaza	$12,138,089	$5,045,499	$8,578,896	$10,470,379	$10,712,434	$10,453,475	$2,226
Bill’s Bar & Burger R.C., LLC	45 Rockefeller Plaza	$10,155,397	$2,046,318	$3,350,709	$8,821,509	$10,915,380	$11,197,691	$1,145
Limani 51, LLC	45 Rockefeller Plaza	$8,460,852	$2,602,482	$5,196,117	$8,429,001	$8,810,762	$8,009,770	$1,010
(1)	All sales and sales PSF information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor.
(2)	Shown as of December 31 of each respective year.

The following table presents certain information relating to the lease rollover schedule at the Rockefeller Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF
MTM/2024	53	154,190	2.1%	154,190	2.1%	$5,189,399	1.1%	$33.66
2025	73	271,100	3.8%	425,290	5.9%	$20,746,563	4.3%	$76.53
2026	66	218,472	3.0%	643,762	8.9%	$18,576,718	3.8%	$85.03
2027	82	483,449	6.7%	1,127,211	15.6%	$47,431,002	9.8%	$98.11
2028	94	747,567	10.4%	1,874,778	26.0%	$64,772,555	13.4%	$86.64
2029(3)	55	166,944	2.3%	2,041,722	28.3%	$14,397,233	3.0%	$86.24
2030	109	234,410	3.3%	2,276,132	31.6%	$18,307,244	3.8%	$78.10
2031	40	209,922	2.9%	2,486,054	34.5%	$17,959,154	3.7%	$85.55
2032	39	243,395	3.4%	2,729,449	37.9%	$18,635,896	3.8%	$76.57
2033	59	734,522	10.2%	3,463,971	48.1%	$64,078,905	13.2%	$87.24
2034	48	730,908	10.1%	4,194,879	58.2%	$56,204,188	11.6%	$76.90
Thereafter	237	2,479,492	34.4%	6,674,371	92.6%	$137,997,807	28.5%	$55.66
Vacant	0	533,099	7.4%	7,207,470	100.0%	$0	0.0%	$0.00
Total/Weighted Average	955	7,207,470	100.0%			$484,296,665	100.0%	$72.56(4)
(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The Rockefeller Center Whole Loan has a maturity date of November 9, 2029.
(4)	Total/Wtd. Avg. Annual Gross U/W Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rockefeller Center Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	7/1/2024(2)
94.0%	92.4%	89.4%	90.7%	90.7%	92.6%

(1)	Information obtained from the borrower and reflects office and retail space at the property.
(2)	Information obtained from the underwritten rent roll as of July 1, 2024.

A-3-68

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rockefeller Center Property:

	2019	2020	2021	2022	2023	7/31/2024 TTM	U/W	%(1)	U/W $ per SF
In-Place Rent	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$472,577,190(2)	90.4%	$65.57
Rent Steps	$0	$0	$0	$0	$0	$0	$9,092,872(3)	1.7%	$1.26
SL Rent	$0	$0	$0	$0	$0	$0	$2,626,603(4)	0.5%	$0.36
Gross-Up Vacant Rent	$0	$0	$0	$0	$0	$0	$38,290,058	7.3%	$5.31
Net Rentable Income	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$522,586,724	100.0%	$72.51
Recoveries	$81,267,448	$67,159,607	$53,993,015	$52,381,284	$49,755,985	$42,823,716	$47,063,817	9.0%	$6.53
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($41,578,749)	(8.0%)(5)	($5.77)
Observation Deck Income	$87,810,972	$13,905,668	$20,758,855	$56,815,949	$63,377,324	$74,374,418	$102,230,616(6)	19.6%	$14.18
Other Income	$91,715,321	$53,249,746	$76,009,185	$108,507,095	$130,503,958	$128,226,540	$115,760,212(7)	22.2%	$16.06
Effective Gross Income	$730,039,926	$590,616,826	$559,266,592	$627,505,587	$679,696,998	$694,432,418	$746,062,620	142.8%	$103.51

Real Estate Taxes	$141,090,777	$145,843,480	$143,384,782	$135,797,910	$132,727,079	$132,809,056	$133,986,693	18.0%	$18.59
Insurance	$7,287,699	$9,440,987	$10,964,123	$12,265,953	$12,529,642	$13,435,619	$15,091,435	2.0%	$2.09
Other Expenses	$237,506,619	$200,063,967	$193,949,282	$222,771,709	$262,036,942	$242,599,218	$237,905,554	31.9%	$33.01
Total Expenses	$385,885,095	$355,348,434	$348,298,187	$370,835,572	$407,293,663	$388,843,893	$386,983,682	51.9%	$53.69

Net Operating Income	$344,154,831(8)	$235,268,392(8)	$210,968,405(8)	$256,670,015(8)	$272,403,335	$305,588,525(9)	$359,078,938(9)	48.1%	$49.82
Replacement Reserves	$0	$0	$0	$0	$0	$0	$1,441,494	0.2%	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$21,622,410	2.9%	$3.00
Net Cash Flow	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$336,015,034	45.0%	$46.62

NOI DSCR(10)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.38x
NCF DSCR(10)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.17x
NOI Debt Yield(10)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	18.2%
NCF Debt Yield(10)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	17.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(2)	U/W In-Place Rent is based on the underwritten rent roll as of July 1, 2024.
(3)	U/W Rent Steps were taken through September 2025.
(4)	U/W SL Rent represents average rents for investment grade rated tenants through the lesser of the Rockefeller Center Whole Loan term or the lease term.
(5)	The underwritten economic vacancy is 7.3%. The Rockefeller Center Property was 92.6% leased as of July 1, 2024.
(6)	U/W Observation Deck Income is calculated based on an estimated per capita spend of approximately $42 and 2.4 million annual visitors. The per capita spend is based on assumptions for average general admission ticket prices, average ticket prices and penetration rates for The Beam and Skylift attractions, and average spend on ancillary revenue sources including retail, photos, and tours.
(7)	U/W Other Income includes studio coworking and gather income (15.6%), parking income (4.2%), percentage rent income (8.5%), ice rink income (11.8%), Rainbow Room income (20.0%), cleaning company income (14.1%), RC Venues income (3.1%), plaza income (3.7%) and other miscellaneous income.
(8)	The decrease in NOI year-over-year between 2019 and 2021 and subsequent increase between 2021 and 2022 was primarily driven by a decrease in Observation Deck Income and Other Income in 2020 and 2021 during the COVID-19 pandemic.
(9)	The increase in NOI between 7/31/2024 TTM and U/W is primarily due (i) to the borrower sponsor signing new leases commencing between January 2024 and February 2025 comprising 6.7% of the NRA, (ii) rent steps through September 2025 totalling approximately $9.1 million, (iii) straight line rent averaging for investment grade tenants totalling approximately $2.6 million, and (iv) an increase in observation deck income driven by the Beam opening in December 2023 and the Skylift opening in October 2024.
(10)	Based on the Rockefeller Center Senior Loan.

Appraisal. The appraiser concluded to an “as-is” value for the Rockefeller Center Properties of $6,100,000,000 as of July 31, 2024. The individual properties Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

Environmental Matters. According to the Phase I environmental site assessment dated September 6, 2024, there was recognized environmental conditions identified at the 10 Rockefeller Center related to underground storage tanks (“USTs”), all of which were removed in 1990. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

According to the Phase I environmental site assessments dated September 6, 2024, there were no recognized environmental conditions identified at any of the other properties.

Market Overview and Competition. The Rockefeller Center Properties are located across six full blocks bounded by Fifth Avenue, Avenue of the Americas, West 48th and West 51st Streets, in proximity to several notable landmarks including Grand Central Station, the Chrysler Building, the United Nations, St. Patrick’s Cathedral, the Empire State Building, the New York Public Library, Carnegie Hall, Bryant Park and Central Park. Other attractions in the area include the Museum of Modern Art and a variety of high-end retail stores. The Rockefeller Center Properties are situated within one block of multiple subway lines, 0.5 miles from Grand Central Terminal, and 0.2 miles from one of New York’s largest tourist destinations, Times Square. Due to the proximity to Grand Central Station, tenants, shoppers, and visitors have access to the Metro-North Railroad, NJ Transit and the Long Island Railroad. The Rockefeller Center Properties provide direct access to the 47th-50th Street Subway Station (B, D, F, and M trains) via the street and rink level and is

A-3-69

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

within a 10-minute walk of Times Square Station (1, 2, 3, 7, A, C, E, N, Q, R, S, and W trains) and Grand Central Terminal (4, 5, 6, 7, and S trains).

The Rockefeller Center Properties are located in New York City’s Plaza District office submarket. The Plaza District is generally bounded by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to Park Avenue. The Plaza District office submarket is one of Manhattan’s largest submarket by SF, with a robust mix of financial, legal, and professional service tenants. Historically, the Plaza District office submarket has evidenced the highest rents in Midtown Manhattan, with a direct asking rental rate for Class A space of $96.30 PSF, as of July 2024. The total submarket saw a 1.5% rental increase from 2022 to 2023, as compared to a 0.9% increase seen in the total New York City CBD.

The Rockefeller Center Properties are located in New York City’s Midtown Manhattan retail submarket, which includes a variety of department stores, boutiques, jewelers, furriers, art galleries, antique shops, rare collector shops, wine cellars, and gourmet food shops. Occupants include Saks Fifth Avenue, Cartier, Tiffany & Co., Louis Vuitton, Gucci, Prada, Chanel, Christian Dior, Gianni Versace, Canada Goose, Oscar De La Renta and Burberry. Within the Midtown Manhattan retail submarket, retail tenants from 49th-60th Street along Fifth Avenue command the highest rents within the city. As of the second quarter of 2024, asking rents grew approximately 8% year-over-year from $590 PSF to $637 PSF, as availability decreased by nearly 43%.

Escrows.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow $120,125 for replacement reserves, capped at $2,162,241.

TI/LC Reserve – On a monthly basis, the borrowers are required to make deposits of $1,801,868 into a TI/LC reserve account. If on any monthly payment date, provided no event of default exists, the amount of funds on deposit in the TI/LC reserve account equals or exceeds $85.00 per rentable square foot of the applicable lease sweep premises (the “Lease Sweep Cap”), the borrower will no longer be obligated to deposit a monthly TI/LC reserve; provided that, in the event that the amount of funds on deposit in the TI/LC reserve account is less than the Lease Sweep Cap, the borrower will again be required to make monthly TI/LC deposits until the Lease Sweep Cap has been achieved.

Specified Tenant Reserve – At origination, the borrowers deposited $246,794,668 into a Specified Tenant Reserve for outstanding landlord obligations of free rent, gap rent, and leasing reserves for certain tenants.

Condominium Common Charges Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow an amount equal to the monthly amount set forth in the annual budget and/or in any written notice received by borrowers from the condominium board for condominium common charges related to 30 Rockefeller Plaza and 10 Rockefeller Plaza.

Lockbox and Cash Management. The Rockefeller Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish at origination a deposit account (which, absent the continuation of a Cash Trap Event Period, may be a borrower operating account) for the benefit of the lender (in which the lender was granted a security interest and will have control pursuant to a deposit account control agreement acceptable to lender) at a financial institution acceptable to lender into which all tenants at the Rockefeller Center Properties are required to be instructed to directly deposit all rents and revenues. The borrowers may access and expend the funds in the deposit account in their sole discretion absent the continuation of a Cash Trap Event Period. On each business day during a Cash Trap Event Period, funds on deposit in the deposit account are required to be transferred to a cash management account established by the lender. Provided no event of default exists, funds on deposit in the cash management account are required to be used on each monthly payment date to fund debt service payments, escrow and reserve deposits and other payments due under the loan documents (including amounts required on account of a Lease Sweep Trigger (as defined below)), to pay operating expenses related to the Rockefeller Center Properties in accordance with an annual budget approved by the lender (subject to variances not to exceed 10% of the applicable budget line item or 5% of the budget in the aggregate), and any excess funds (“Excess Cash”) are required to be held in escrow as additional collateral for the Rockefeller Center Whole Loan. Notwithstanding the foregoing, until (x) an event of default has occurred and (y) the lender has commenced foreclosure proceedings or obtained a receiver, the lender is required to make cash flow from the Rockefeller Center Properties and Excess Cash available for the payment of real estate taxes and similar charges, insurance premiums, utilities, wages and benefits of employees and other budgeted non-discretionary operating expenses. Excess Cash held by the lender is required to be returned to the following the discontinuance of a Cash Trap Event Period (provided no other Cash Trap Event Period is then continuing).

A “Cash Trap Event Period” will commence upon the first to occur of (i) an event of default under the Rockefeller Center Whole Loan or an approved mezzanine loan, (ii) the debt yield falling below 7.75% on a trailing 12 month basis (tested quarterly), (iii) the debt service coverage ratio falling below 1.25x on a trailing 12 month basis (tested quarterly), or (iv) a Lease Sweep Trigger (as defined below), occurs and continues until such time as (a) with respect to clause (i) above the cure or waiver of such event of default, (b) with respect to clause (ii), the debt yield is at least 7.75% on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, (c) with respect to clause (iii), the debt service coverage ratio is at least 1.25x

A-3-70

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, and (d) with respect to clause (iv), a Lease Sweep Trigger Cure Event (as defined below) has occurred.

During a Cash Trap Event Period, the borrowers may post cash or an acceptable letter of credit or utilize Excess Cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal (“Cash Trap Event Cure Collateral”). Such cash or letter of credit is required to be released to the borrowers following the discontinuance of a Cash Trap Event Period.

A “Lease Sweep Trigger” will occur upon the first monthly payment date following the first to occur of (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable major lease, (b) the expiration date of the notice period to exercise any extension option contained within any such major lease, and (c) the date the subject Major Tenant (as defined below) gives notice, in accordance with the applicable major lease, of its intention not to extend the applicable major lease as to more than 50% of the total rentable square footage of the subject major lease, in each case (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable major lease in accordance with the terms thereof as to at least 50% of the applicable premises; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (ii) the date on which a Major Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square footage of the subject major lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (iii) the date on which a Major Tenant goes dark (unless such Major Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage; (iv) a monetary default or material non-monetary default by a Major Tenant under its lease taking into account any notice, grace or cure provisions with respect thereto, provided that a Major Tenant’s non-payment of rents up to $2,500,000 in the aggregate will not constitute a Lease Sweep Trigger if such payment is the result of a good faith dispute and the borrowers are pursuing an expeditious resolution of such dispute in a commercially reasonable manner and such dispute is resolved within 180 days; or (v) a Major Tenant or guarantor becomes subject to insolvency proceedings.

A “Major Tenant” means each tenant that (i) is an affiliate of a borrower (other than leases covering the offices of the manager (except to the extent that the same would constitute major leases pursuant to clause (ii) of this definition) and the operating leases), (ii) occupies more than 250,000 net rentable SF of space at the Rockefeller Center Properties, when aggregated with all the other leases with the same tenant and its affiliates, and assuming the exercise of all rights to lease additional space contained in such lease(s), or (iii) whose lease contains an option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Rockefeller Center Properties.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Trigger, entry into one or more replacement leases in accordance with the loan documents covering at least 90% of the applicable square footage that was the subject of the Lease Sweep Trigger (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (b) with respect to clause (iii) of the definition of Lease Sweep Trigger, the date on which the Major Tenant re-opens within at least 50% of its total rentable square footage for a period of not less than three months, (c) with respect to clause (iv) of the definition of Lease Sweep Trigger, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Trigger, the Major Tenant or guarantor insolvency proceedings have terminated and the major lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner reasonably satisfactory to lender. The amount of excess cash flow collected during a Cash Trap Event Period for a Lease Sweep Trigger and moved to the TI/LC reserve account will be capped at $85 per square foot of affected space (and upon first achieving the same, the applicable Cash Trap Event Period will cease assuming no other Cash Trap Event Period is continuing).

During a Cash Trap Event Period, the borrowers may post cash, utilize Excess Cash or an acceptable letter of credit in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal. Such cash or letter of credit is required to be released to the borrowers following the discontinuance of a Cash Sweep Period.

Property Management. The Rockefeller Center Property is self-managed by Tishman Speyer Properties, L.L.C., an affiliate of the borrowers.

Partial Release. Provided no event of default is ongoing, the Rockefeller Center Borrower has the right, at any time after the lockout period and to the maturity date, to obtain the release of any of the Rockefeller Center Properties from the lien of the Rockefeller Center Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance (prior to open period start date) or partial prepayment (on or after open period start date) in an amount equal to 120% of the allocated loan amount for 30 Rockefeller Plaza and 45 Rockefeller Plaza and 110% of the allocated loan amount for all other properties;
(ii)	the NCF DSCR immediately following the release being equal to or greater than the NCF DSCR ratio immediate prior to the release;
(iii)	the NOI DY immediately following the release being equal to or greater than the NOI DY immediately prior to the release; and
(iv)	compliance with all applicable REMIC requirements.

A-3-71

Various - Various	Loan #7	Cut-off Date Balance:	$40,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		U/W NCF DSCR:	3.17x
		U/W NOI Debt Yield:	18.2%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Rockefeller Center Properties also secure the Rockefeller Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $1,531,500,000. The Rockefeller Center Subordinate Companion Loan is coterminous with the Rockefeller Center Senior Loan and accrues interest at a rate of 7.29912823832844% per annum. The Rockefeller Center Senior Loan is senior in right of payment to the Rockefeller Center Subordinate Companion Loan. The holders of the Rockefeller Center Mortgage Loan, the Rockefeller Center Senior Loan and the Rockefeller Center Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Rockefeller Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Rockefeller Center AB Whole Loan” in the prospectus.

The following table presents certain information relating to the Rockefeller Center Subordinate Loan:

	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan U/W NCF DSCR	Whole Loan U/W NOI DY	Whole Loan Cutoff Date LTV
Rockefeller Center Subordinate Loan	$1,531,500,000	7.29912823832844%	60	0	60	1.54x	10.3%	57.4%

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-72

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

A-3-73

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

WYOMING
UINTA MTS.
Cheyenne
Fort Collins
Greeley
Sterling
NE
UTAH
Boulder
Loveland
DENVER
AURORA
Fort Morgan
KS
Grand Junction
Aspen
COLORADO SPRINGS
Moab
Montrose
Salida
COLORADO
Pueblo
La Junta
Alamosa
Durango
Trinidad
Farmington
OKLA.
NEW MEXICO
Española
TEXAS
AZ
Santa Fe
Gallup
Grants
ALBUQUERQUE
Santa Rosa
Tucumcari
Amarillo

MINNESOTA
Rochester
Oshkosh
SD
Sioux Falls
La Crosse
Madison
MILWAUKEE
Sioux City
IOWA
Mason City
WI
Waterloo
Dubuque
Rockford
Ames
Cedar Rapids
CHICAGO
NE
Des Moines
OMAHA
Iowa City
Davenport
Joliet
La Vista
Council Bluffs
Ottumwa
Peoria
Lincoln
Burlington
Normal
Champaign
Kirksville
Springfield
St. Joseph
MISSOURI
IN
Manhattan
KANSAS CITY
ILLINOIS
Terre Haute
Topeka
Overland Park
Columbia
St. Charles
ST. LOUIS
KANSAS
Jefferson City
Evansville
WICHITA
Springfield
Lebanon
Carbondale
KY
Joplin
Branson
West Plains
Poplar Bluff
Paducah
Bartlesville
TULSA
Bentonville
Union City
Fayetteville
TN
Edmond
OK
Fort Smith
Jonesboro
OKLA. CITY
ARKANSAS
Jackson

1	Rogers (Bentonville) Embassy Suites	Rogers, AR
2	Frisco Embassy Suites	Frisco, TX
3	Hilton Long Beach	Long Beach, CA
4	San Marcos Embassy Suites	San Marcos, TX
5	Loveland Embassy Suites	Loveland, CO
6	Albuquerque Embassy Suites	Albuquerque, NM
7	Branson Chateau Hotel	Branson, MO
8	Lincoln Embassy Suites	Lincoln, NE
9	Richardson Renaissance	Richardson, TX
10	Charleston Embassy Suites	Charleston, WV
11	Nashville South Embassy Suites	Franklin, TN
12	La Vista Embassy Suites	La Vista, NE
13	St. Charles Embassy Suites	Saint Charles, MO
14	Hot Springs Embassy Suites	Hot Springs, AR
15	East Peoria Embassy Suites	East Peoria, IL
16	Tucson University Marriott	Tucson, AZ
17	Embassy Suites Lexington UK Coldstream	Lexington, KY
18	Normal Marriott Hotel	Normal, IL
19	Oklahoma City Courtyard by Marriott	Oklahoma City, OK
20	North Charleston Residence Inn	North Charleston, SC
21	Oklahoma City Residence Inn	Oklahoma City, OK
22	La Vista Courtyard by Marriott	La Vista, NE
23	Springfield Residence Inn	Springfield, MO
24	Fort Smith Courtyard by Marriott	Fort Smith, AR

Atrium Hotel Portfolio 24 Pack

NEVADA
UTAH
Saint George
Mesquite
LAS VEGAS
Henderson
CALIFORNIA
ARIZONA
Kingman
Bullhead City
Flagstaff
Victorville
Winslow
Sedona
San Bernardino
Lake Havasu City
Prescott
LOS ANGELES
Anaheim
LONG BEACH
Palm Springs
Blythe
PHOENIX
MESA
Chandler
SAN DIEGO
Yuma
TIJUANA
TUCSON
Pacific Ocean
Nogales
Gulf of California
MEXICO

MISSOURI
Enid
OKLAHOMA
Tulsa
Rogers
Jonesboro
OKLAHOMA CITY
Fayetteville
Searcy
MEMPHIS
Amarillo
Norman
Fort Smith
Little Rock
Hot Springs
ARKANSAS
MS
Wichita Falls
Texarkana
Lubbock
Frisco
Greenville
FORT WORTH
DALLAS
Shreveport
Jackson
Arlington
LOUISIANA
Midland
Odessa
TEXAS
Waco
Nacogdoches
Alexandria
San Angelo
Baton Rouge
AUSTIN
Beaumont
Lafayette
San Marcos
HOUSTON
Lake Charles
NEW ORLEANS
Del Rio
SAN ANTONIO
Victoria
Galveston
Gulf of Mexico
Laredo
Corpus Christi
MEXICO
McAllen
Brownsville

IN
OH
WV
WASH., DC
MD
Frankfort
Huntington
LOUISVILLE
Charleston
Charlottesville
Lexington
Richmond
Beckley
KY
Lynchburg
Roanoke
VA
Bristol
VIRGINIA BEACH
Christiansburg
NASHVILLE
Greensboro
Durham
Winston Salem
Franklin
Knoxville
RALEIGH
TN
Asheville
NC
CHARLOTTE
Chattanooga
Fayetteville
Morehead City
AL
Greenville
Columbia
Athens
Wilmington
ATLANTA
SC
Myrtle Beach
Augusta
Macon
Charleston
Montgomery
Hilton Head Island
Atlantic Ocean
GA
Savannah
Albany
Dothan
Brunswick
Valdosta
FL
JACKSONVILLE
Tallahassee

A-3-74

No. 8 – Atrium Hotel Portfolio 24 Pack

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$35,000,000		Property Type – Subtype:	Hospitality – Various
	Cut-off Date Balance(1):	$35,000,000		Location:	Various
	% of Initial Pool Balance:	4.9%		Size:	6,106 rooms
	Loan Purpose:	Refinance		Cut-off Date Balance Per Room(1):	$76,122
	Borrower Sponsor:	Atrium Holding Company		Maturity Date Balance Per Room(1):	$76,122
	Guarantor:	Skylight Property Holdings I LLC		Year Built/Renovated:	Various/Various
	Mortgage Rate(2):	5.53252353234854%		Title Vesting:	Fee/Leasehold
	Note Date:	October 7, 2024		Property Manager:	Atrium Hospitality LP
	Seasoning:	0 months		Current Occupancy (As of):	71.4% (8/31/2024)
	Maturity Date:	November 6, 2029		YE 2023 Occupancy:	70.3%
	IO Period:	60 months		YE 2022 Occupancy:	66.1%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	52.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$1,448,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$237,144
	Call Protection(3):	YM1(24),DorYM1(29),O(7)		As-Is Appraisal Valuation Date:	May 13, 2024
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(5)
	Additional Debt Type (Balance)(1):	Pari Passu/B Note		TTM August 31, 2024 NOI:	$120,507,166
		$429,800,000/$520,200,000		YE 2023 NOI:	$113,469,681
				YE 2022 NOI:	$100,992,678
				YE 2021 NOI:	$59,244,953
				U/W Revenues:	$381,876,673
Escrows and Reserves(4)				U/W Expenses:	$257,838,705
	Initial	Monthly	Cap	U/W NOI:	$124,037,968
Taxes:	$0	Springing	NAP	U/W NCF:	$108,822,046
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.76x/4.17x
Replacement Reserves:	$40,000,000	Various(5)	NAP	U/W Debt Yield based on NOI/NCF:	26.7%/23.4%
Ground Lease Reserve:	$335,875	Springing	$335,875	U/W Debt Yield at Maturity based on NOI/NCF:	26.7%/23.4%
				Cut-off Date LTV Ratio:	32.1%
				LTV Ratio at Maturity:	32.1%

Sources and Uses
Sources			Uses
Subordinate Loan(1)	$520,200,000	52.8%	Loan Payoff	$755,023,067	76.7%
Senior Loan(1)	464,800,000	47.2	Principal Equity Distribution	129,147,949	13.1
			Closing Costs	60,493,109	6.1
			Reserves	40,335,875	4.1
Total Sources	$985,000,000	100.0%	Total Uses	$985,000,000	100.0%
(1)	The Atrium Hotel Portfolio 24 Pack Mortgage Loan (as defined below) is part of the Atrium Hotel Portfolio 24 Pack Whole Loan (as defined below), which is evidenced by seven senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate original principal balance of $985,000,000. The Underwriting and Financial Information presented above is based on the aggregate principal balance of the Senior Notes (as defined below).
(2)	5.53252353234854% represents the senior loan coupon. The coupon for the Atrium Hotel Portfolio 24 Pack Whole Loan is 7.35207348308183%.
(3)	The Atrium Hotel Portfolio 24 Pack Whole Loan may be prepaid in whole or in part at any time, subject to a yield maintenance premium on the principal amount of such prepayment, if made prior to the payment date in May 2029. The Atrium Hotel Portfolio 24 Pack Whole Loan is also prepayable in part (a) in connection with a release of an individual Atrium Hotel Portfolio 24 Pack Property (as defined below) and (b) to achieve the debt yield necessary to permit a Debt Yield Cure (as defined below). At any time on or after the date that is the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the date on which the entire Atrium Hotel Portfolio 24 Pack Whole Loan has been securitized pursuant to one or a series of securitizations, the Atrium Hotel Portfolio 24 Pack Whole Loan may be defeased in whole (or in part as described below under “Release of Collateral”). The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” below for further discussion of reserve information.
(5)	Based on the “As Portfolio” appraised value of $1,448,000,000 which includes an approximately 4.8% portfolio premium. The aggregate as-is appraised value without the portfolio premium is $1,381,200,000, which results in a Cut-off Date LTV and Maturity Date LTV of 33.7% for the senior notes and 71.3% Cut-off Date LTV and Maturity Date LTV for the Atrium Hotel Portfolio 24 Pack Whole Loan.
A-3-75

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The Mortgage Loan. The eighth largest mortgage loan (the “Atrium Hotel Portfolio 24 Pack Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple and/or leasehold interests in 24 full service, limited service, select service and extended stay hospitality properties located across 14 states (each an “Atrium Hotel Portfolio 24 Pack Property”, and collectively the “Atrium Hotel Portfolio 24 Pack Properties” or the “Atrium Hotel Portfolio 24 Pack Portfolio”). The borrowers are indirectly owned by Atrium Holding Company (“Atrium”). The Atrium Hotel Portfolio 24 Pack Mortgage Loan is part of a whole loan (the “Atrium Hotel Portfolio 24 Pack Whole Loan”). Proceeds of the Atrium Hotel Portfolio 24 Pack Whole Loan were used to refinance the existing debt on the Atrium Hotel Portfolio 24 Pack Properties. The Atrium Hotel Portfolio 24 Pack Whole Loan accrues interest at a weighted average fixed rate of 7.35207348308183% per annum. The Atrium Hotel Portfolio 24 Pack Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The Atrium Hotel Portfolio 24 Pack Whole Loan is comprised of seven pari passu componentized senior notes with an aggregate principal balance of $464,800,000 (the “Senior Notes”) and two pari passu componentized junior notes with an aggregate principal balance of $520,200,000 (the “Junior Notes”). Two Senior Notes with an aggregate principal balance of $314,800,000 and the Junior Notes were contributed to the AHPT 2024-ATRM securitization. The Atrium Hotel Portfolio 24 Pack Mortgage Loan is evidenced by Note A-1-C2, with an outstanding principal balance as of the Cut-off Date of $35,000,000. The Atrium Hotel Portfolio 24 Pack Whole Loan was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association on October 7, 2024.

The table below identifies the promissory notes that comprise the Atrium Hotel Portfolio 24 Pack Whole Loan. The relationship between the holders of the Atrium Hotel Portfolio 24 Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan” in the Preliminary Prospectus. The Atrium Hotel Portfolio 24 Pack Whole Loan will be serviced pursuant to the trust and servicing agreement for the AHPT 2024-ATRM securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S1	$178,880,000	$178,880,000	AHPT 2024-ATRM	Yes
A-2-S1	$135,920,000	$135,920,000	AHPT 2024-ATRM	No
A-1-C1	$50,000,000	$50,000,000	Benchmark 2024-V11	No
A-1-C2	$35,000,000	$35,000,000	WFCM 2024-5C2	No
A-1-C3	$15,000,000	$15,000,000	Goldman Sachs Bank USA	No
A-2-C1	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
A-2-C2	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
Junior Notes
B-1	$312,120,000	$312,120,000	AHPT 2024-ATRM	No
B-2	$208,080,000	$208,080,000	AHPT 2024-ATRM	No
Total	$985,000,000	$985,000,000

The Borrowers and the Borrower Sponsor. The borrowers under the Atrium Hotel Portfolio 24 Pack Whole Loan are JDHQ Hotels LLC, Tucson Charleston LLC, LB Funding LLC, Chateau Lake, LLC, Atrium TRS Tucson, LLC and Lexington Kentucky Suite Hotel LLC, each a Delaware limited liability company. Each borrower is a recycled special purpose entity whose primary business is the performance of the obligations under the Atrium Hotel Portfolio 24 Pack Whole Loan documents and the ownership and/or operation of the applicable Atrium Hotel Portfolio 24 Pack Properties. The borrowers are indirectly owned by Atrium and its affiliates. The non-recourse carveout guarantor is Skylight Property Holdings I LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

The Property. The Atrium Hotel Portfolio 24 Pack Portfolio consists of 24 hotels (6,106 rooms) across 14 states, including 14 Atrium Hotel Portfolio 24 Pack Properties operating under the Hilton brand family, nine Atrium Hotel Portfolio 24 Pack Properties operating under the Marriott brand family, and one independent resort hotel. The Atrium Hotel Portfolio 24 Pack Properties were constructed between 1992 and 2009 and have an average age of approximately 21 years with renovations at some of the Atrium Hotel Portfolio 24 Pack Properties taking place between 2014 and 2024. As of the trailing twelve months ended August 2024, the Atrium Hotel Portfolio 24 Pack Portfolio was 71.4% occupied and reported an ADR and RevPAR of $161.81 and $115.55, respectively. According to third party market reports, as of the trailing twelve months ended July 2024, the Atrium Hotel Portfolio 24 Pack Portfolio’s average RevPAR Penetration was 127.3%, weighted by portfolio rooms.

A-3-76

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties:

Portfolio Summary(1)

Property Name	City, State	Allocable Mortgage Loan Amount ($)	Appraised Value ($)	GS U/W NCF ($)	Rooms	Hotel Type	Brand	Year Built	Year Renovated	Franchise Agmt Expiration Date
Rogers (Bentonville) Embassy Suites	Rogers, AR	3,437,817	129,000,000	12,405,676	400	Full Service	Embassy Suites	2003	2015-2018	2038
Frisco Embassy Suites	Frisco, TX	2,632,569	109,100,000	8,172,267	330	Full Service	Embassy Suites	2005	2015, 2017	2038
Hilton Long Beach	Long Beach, CA	2,475,655	118,100,000	7,078,695	399	Full Service	Hilton	1992	2015-2017	2035
San Marcos Embassy Suites	San Marcos, TX	2,159,553	74,800,000	6,799,470	283	Full Service	Embassy Suites	2008	2023-2024	2038
Loveland Embassy Suites	Loveland, CO	2,153,584	80,700,000	6,537,895	263	Full Service	Embassy Suites	2009	NAP	2038
Albuquerque Embassy Suites	Albuquerque, NM	1,948,061	79,900,000	5,912,792	261	Full Service	Embassy Suites	2005	2022-2023	2038
Branson Chateau Hotel	Branson, MO	1,770,289	70,200,000	5,900,504	301	Full Service	Independent	1997	NAP	NAP
Richardson Renaissance	Richardson, TX	1,632,386	70,200,000	5,098,799	335	Full Service	Renaissance	2001	2018	2038
Charleston Embassy Suites	Charleston, WV	1,604,492	68,100,000	5,052,634	253	Full Service	Embassy Suites	1997	2019	2032
Nashville South Embassy Suites	Franklin, TN	1,561,675	58,600,000	4,736,606	250	Full Service	Embassy Suites	2001	2015-2016	2038
La Vista Embassy Suites	La Vista, NE	1,535,949	66,100,000	4,514,484	257	Full Service	Embassy Suites	2008	NAP	2038
Lincoln Embassy Suites	Lincoln, NE	1,696,416	71,200,000	4,421,392	252	Full Service	Embassy Suites	2000	2023-2024	2038
St. Charles Embassy Suites	Saint Charles, MO	1,284,162	48,900,000	3,692,028	296	Full Service	Embassy Suites	2005	2017-2018	2038
East Peoria Embassy Suites	East Peoria, IL	1,071,320	40,200,000	3,680,957	226	Full Service	Embassy Suites	2008	NAP	2038
Hot Springs Embassy Suites	Hot Springs, AR	1,160,543	37,900,000	3,408,623	246	Full Service	Embassy Suites	2003	NAP	2038
Tucson University Marriott	Tucson, AZ	1,035,325	42,900,000	3,115,241	250	Full Service	Marriott	1996	2017	2038
Oklahoma City Courtyard by Marriott	Oklahoma City, OK	816,904	31,700,000	2,937,883	225	Select Service	Courtyard	2004	2014, 2019	2033
Embassy Suites Lexington UK Coldstream	Lexington, KY	998,939	43,400,000	2,790,779	230	Full Service	Embassy Suites	1999	NAP	2038
Oklahoma City Residence Inn	Oklahoma City, OK	714,888	24,900,000	2,558,922	151	Limited Service/Extended Stay	Residence Inn	2007	NAP	2033
Normal Marriott Hotel	Normal, IL	961,665	27,700,000	2,530,234	228	Full Service	Marriott	2009	NAP	2038
North Charleston Residence Inn	North Charleston, SC	769,076	27,700,000	2,358,736	150	Limited Service/Extended Stay	Residence Inn	2004	2019-2020	2033
La Vista Courtyard by Marriott	La Vista, NE	643,503	24,400,000	2,198,788	246	Select Service	Courtyard	2009	2019	2033
Springfield Residence Inn	Springfield, MO	535,482	20,500,000	1,712,344	136	Limited Service/Extended Stay	Residence Inn	2004	2019	2033
Fort Smith Courtyard by Marriott	Fort Smith, AR	399,746	15,000,000	1,206,296	138	Select Service	Courtyard	2007	NAP	2033
(1)	Source: Appraisal and underwritten cash flow.
A-3-77

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties by hotel type:

Historical, August 2024 TTM and U/W Metrics (1)

Hotel Type	Properties	Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Full-Service	18	5,060	71.0%	$168.12	$119.33	$76,716,161	$87,319,532	$92,580,786	87.9%	$95,849,077	88.1%
Limited-Service; Extended-Stay	3	437	81.3	139.62	113.52	6,092,586	6,117,773	6,546,240	6.2%	6,630,001	6.1%
Select-Service	3	609	67.9	126.08	85.66	5,153,113	5,458,942	6,235,402	5.9%	6,342,967	5.8%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Underwritten cash flow.

From 2019 to July 2024, Atrium invested approximately $121.1 million (approximately $19.8k per room) in property improvement plan (“PIP”) renovations and other capital expenditures (“CapEx”) across the Atrium Hotel Portfolio 24 Pack Portfolio. The renovations have included lobby refurbishments, guestroom renovations, meeting space upgrades, restaurant and amenity enhancements, and restoration of public spaces and exterior facades. From the fourth quarter of 2024 through 2029, Atrium plans to spend an additional approximately $126.1 million in PIP and CapEx across the Atrium Hotel Portfolio 24 Pack Portfolio. We cannot assure you that these or any investments will be made into the Atrium Hotel Portfolio 24 Pack Portfolio. The Atrium Hotel Portfolio 24 Pack Whole Loan documents required the borrowers to reserve $40.0 million at the origination of the Atrium Hotel Portfolio 24 Pack Whole Loan and require ongoing deposits during the term of the Atrium Hotel Portfolio 24 Pack Whole Loan to capitalize these capital expenditure projects. See below for additional information related to past capital expenditures at the Atrium Hotel Portfolio 24 Pack Portfolio:

A-3-78

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Recent Renovations (CapEx)(1)

Property Name	# Rooms	2019	2020	2021	2022	2023	2024 YTD	2019-2024 July YTD
Rogers (Bentonville) Embassy Suites	400	$619,262	$212,952	$89,720	$659,661	$371,420	$806,421	$2,759,435
Frisco Embassy Suites	330	$707,715	$203,648	$66,027	$339,659	$664,598	$309,882	$2,291,529
Hilton Long Beach	399	$972,944	$375,687	$412,291	$643,181	$908,847	$435,107	$3,748,056
San Marcos Embassy Suites	283	$995,881	$174,073	$42,680	$466,668	$1,709,836	$4,854,742	$8,243,880
Loveland Embassy Suites	263	$556,772	$28,794	$83,465	$327,481	$571,334	$799,009	$2,366,854
Albuquerque Embassy Suites	261	$209,855	$82,076	$77,058	$6,613,326	$6,038,727	$303,322	$13,324,363
Branson Chateau Hotel	301	$699,966	$386,719	$962,715	$833,033	$1,054,546	$255,604	$4,192,583
Richardson Renaissance	335	$589,997	$132,221	$30,125	$61,961	$161,494	$653,835	$1,629,634
Charleston Embassy Suites	253	$6,994,397	$208,868	$115,088	$166,347	$412,999	$141,151	$8,038,850
Nashville South Embassy Suites	250	$193,306	$253,520	$63,757	$480,031	$1,095,283	$437,156	$2,523,053
La Vista Embassy Suites	257	$155,518	$76,890	$109,802	$701,509	$476,234	$389,407	$1,909,361
Lincoln Embassy Suites	252	$360,140	$54,320	$95,184	$281,478	$7,251,617	$5,086,193	$13,128,932
St. Charles Embassy Suites	296	$287,557	$106,980	$77,841	$303,277	$499,913	$293,871	$1,569,438
East Peoria Embassy Suites	226	$189,160	$9,972	$27,520	$131,624	$520,112	$187,235	$1,065,624
Hot Springs Embassy Suites	246	$461,426	$187,990	$30,431	$177,567	$243,681	$5,070,718	$6,171,812
Tucson University Marriott	250	$11,279,769	$2,224,323	$205,217	$263,156	$150,883	$28,275	$14,151,624
Oklahoma City Courtyard by Marriott	225	$4,222,437	$1,335,528	$210,250	$115,987	$256,434	$147,444	$6,288,079
Embassy Suites Lexington UK Coldstream	230	$194,081	$33,101	$175,802	$558,037	$1,400,839	$398,463	$2,760,323
Oklahoma City Residence Inn	151	$237,392	$215,386	$9,920	$80,625	$347,548	$383,005	$1,273,877
Normal Marriott Hotel	228	$914,191	$149,987	$53,075	$281,853	$395,987	$3,121,229	$4,916,320
North Charleston Residence Inn	150	$4,838,010	$2,315,402	$480,772	$92,348	$325,675	$146,303	$8,198,510
La Vista Courtyard by Marriott	246	$4,118,982	$22,287	$25,937	$47,783	$258,642	$176,963	$4,650,594
Springfield Residence Inn	136	$4,532,052	$154,963	$48,631	$99,105	$147,170	$36,312	$5,018,232
Fort Smith Courtyard by Marriott	138	$593,834	$68,831	$15,499	$84,760	$23,553	$74,449	$860,926
Total	6,106	$44,924,643	$9,014,516	$3,508,807	$13,810,458	$25,287,372	$24,536,094	$121,081,891
(1)	Source: Third-party reports.

A-3-79

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table presents historical occupancy percentages at the Atrium Hotel Portfolio 24 Pack Property:

Historical Occupancy

Historical and Current Occupancy(1)
2019	2020	2021+	2022	2023	Current(2)
68.8%	31.7%	52.3%	66.1%	70.3%	71.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Atrium Hotel Portfolio 24 Pack Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	2023	TTM 5/31/2024	U/W(2)	%(3)	U/W $ per SF
Rooms Revenue	$223,155,533	$91,237,524	$159,953,345	$226,950,298	$249,450,769	$258,241,252	$259,839,658	68.0%	$42,555
Food and Beverage Revenue	100,295,177	26,783,390	38,372,226	83,273,465	97,948,145	102,905,823	103,012,857	27.0	$16,871
Other Departmental Revenue	9,406,120	4,364,554	7,173,438	9,180,080	11,072,214	11,957,467	12,000,415	3.1	$1,965
Miscellaneous Income	4,006,092	3,863,390	4,420,944	6,366,600	5,864,693	5,513,891	5,545,119	1.5	$908
Non-Operating Income	253,583	426,731	1,298,004	609,374	1,556,043	1,478,624	1,478,624	0.4	$242
Total Operating Revenue	$337,116,505	$126,675,589	$211,217,958	$326,379,817	$365,891,863	$380,097,056	$381,876,673	100.0%	$62,541
Rooms Expense	53,356,009	21,796,432	37,071,424	55,772,310	61,741,194	63,447,017	63,475,531	51.2	$10,396
Food and Beverage Expense	52,664,279	15,474,841	19,806,693	43,238,527	50,485,100	51,328,987	51,339,418	41.4	$8,408
Other Departmental Expenses	4,307,036	1,973,390	2,387,852	3,329,972	4,287,936	4,200,179	4,195,487	3.4	$687
Total Departmental Profit	$226,789,181	$87,430,927	$151,951,989	$224,039,008	$249,377,633	$261,120,873	$262,866,237	211.9%	$43,050
Administrative and General	24,202,261	11,772,182	16,019,245	22,526,460	25,443,697	25,963,214	25,991,693	21.0	$4,257
Information and Telecommunications Systems	4,469,235	3,675,077	4,429,850	5,020,624	5,430,854	5,590,980	5,574,304	4.5	$913
Sales and Marketing	21,338,269	7,808,863	10,280,509	17,792,211	20,756,152	21,945,853	21,955,628	17.7	$3,596
Franchise Fees	17,406,760	7,111,750	12,448,281	18,101,890	20,066,629	21,114,245	20,995,316	16.9	$3,438
Property Operation and Maintenance	14,226,017	8,366,731	10,956,908	15,102,575	16,288,464	16,915,361	16,909,156	13.6	$2,769
Utilities	13,540,873	9,660,646	12,038,702	14,738,957	14,851,562	15,175,854	15,221,174	12.3	$2,493
Base Management Fee	10,105,888	3,787,466	6,297,599	9,773,113	10,930,075	11,358,553	11,411,941	9.2	$1,869
Other Expenses(4)	19,288,606	20,375,736	20,235,941	19,990,500	22,140,520	22,549,647	20,769,056	16.7	$3,401
Total Expenses	$124,577,907	$72,558,451	$92,707,036	$123,046,330	$135,907,953	$140,613,707	$138,828,269	111.9%	$22,736
Net Operating Income	$102,211,273	$14,872,476	$59,244,953	$100,992,678	$113,469,681	$120,507,166	$124,037,968	100.0%	$20,314
FF&E	13,474,517	5,049,954	8,396,798	13,030,818	14,573,433	15,144,737	15,215,922	12.3	$2,492
Net Cash Flow	$88,736,756	$9,822,522	$50,848,155	$87,961,861	$98,896,248	$105,362,428	$108,822,046	87.7%	$17,822

NOI DSCR(5)	3.92x	0.57x	2.27x	3.87x	4.35x	4.62x	4.76x
NCF DSCR(5)	3.40x	0.38x	1.95x	3.37x	3.79x	4.04x	4.17x
NOI DY(5)	22.0%	3.2%	12.7%	21.7%	24.4%	25.9%	26.7%
NCF DY(5)	19.1%	2.1%	10.9%	18.9%	21.3%	22.7%	23.4%
(1)	Historical and underwritten net cash flows are adjusted to reflect total management fees paid to Atrium Hospitality, inclusive of revenue management, accounting, and certain other centralized services and software licenses, equal to 3.0% of gross revenues. Historical financials exclude non-property corporate level expenses. Historical financials also exclude extraordinary or non-recurring items, including certain bad debt, severance/relocation pay, capitalizable major repairs, costs related to insurable events, professional fees related to real estate tax appeals and paycheck protection program loan forgiveness. Excluded extraordinary and one-time items total approximately $82,000 in 2019, approximately $312,000 in 2020, approximately $508,000 in 2021, approximately $507,000 in 2022, approximately $1.08 million in 2023, and approximately $759,000 in the August 31, 2024 TTM.
(2)	Based on the in-place rent roll dated August 31, 2024. The Lincoln Embassy Suites property was underwritten based on 2023 financials due to temporary disruption resulting from current ongoing renovations.
(3)	% column represents percent of Total Operating Revenue for revenue lines and percent of Net Operating Income for all remaining fields.
(4)	Other expenses represent the total non-operating expenses associated with rent, taxes and insurance.
(5)	Debt service coverage ratios and debt yields are based on the Senior Notes.

A-3-80

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Appraisal. According to the portfolio appraisal dated May 13, 2024, the Atrium Hotel Portfolio 24 Pack Properties had an “As Portfolio” appraised value of $1,448,000,000, which includes a 4.8% portfolio premium. The aggregate as-is appraised value without the premium is $1,381,200,000.

Environmental. According to the Phase I environmental assessments dated between May 9, 2024 and May 24, 2024, there was no evidence of any recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties; however, the Phase I environmental assessments did identify certain controlled recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Atrium Hotel Portfolio 24 Pack Portfolio’s top eight markets based on underwritten net cash flow are responsible for approximately 59.0% of the underwritten net cash flow and a total of 3,150 rooms (approximately 51.6% of total room count).

Historical and August 2024 TTM Metrics(1)

Top Markets	Properties	# Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Dallas-Plano-Irving, TX	2	665	66.1%	$159.18	$105.20	$7,208,029	$11,050,887	$13,155,172	12.5%	$13,271,066	12.2%
Fayetteville-Springdale-Rogers, AR-MO	1	400	73.8%	$179.23	$132.35	$10,644,445	$11,017,894	$12,172,646	11.6%	$12,405,676	11.4%
Los Angeles-Long Beach-Glendale, CA	1	399	83.0%	$206.80	$171.61	$4,733,003	$7,137,055	$7,010,622	6.7%	$7,078,695	6.5%
Austin-Round Rock, TX	1	283	73.3%	$160.72	$117.73	$5,551,125	$6,368,571	$6,687,120	6.3%	$6,799,470	6.2%
Omaha-Council Bluffs, NE-IA	2	503	61.3%	$145.34	$89.10	$6,489,363	$6,035,733	$6,327,723	6.0%	$6,713,272	6.2%
Fort Collins-Loveland, CO	1	263	74.4%	$167.38	$124.48	$4,334,461	$5,330,688	$6,499,967	6.2%	$6,537,895	6.0%
Albuquerque, NM	1	261	83.2%	$166.50	$138.60	$4,312,459	$4,080,847	$5,710,832	5.4%	$5,912,792	5.4%
Oklahoma City, OK	2	376	77.0%	$133.47	$102.84	$4,100,003	$4,682,627	$5,413,225	5.1%	$5,496,805	5.1%
Other (13 markets)	13	2,956	70.2%	$158.21	$111.13	$40,588,973	$43,191,946	$42,385,121	40.2%	$44,606,375	41.0%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Third party reports.

A-3-81

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties Comp Set RevPAR Penetration compared to its Comp Set:

Comp Set RevPAR Penetration(1)

Property Name	Rooms	2015	2016	2017	2018	2019	2020	2021	2022	2023	July 2024 TTM
Rogers (Bentonville) Embassy Suites	400	104%	103%	107%	103%	103%	84%	124%	119%	116%	116%
Frisco Embassy Suites	330	107%	110%	102%	96%	86%	68%	85%	86%	89%	89%
Hilton Long Beach	399	87%	96%	97%	92%	92%	64%	65%	91%	97%	104%
San Marcos Embassy Suites	283	205%	216%	231%	233%	211%	168%	126%	141%	156%	163%
Loveland Embassy Suites	263	116%	128%	125%	128%	135%	118%	118%	131%	136%	137%
Albuquerque Embassy Suites	261	161%	161%	163%	150%	139%	146%	161%	182%	142%	159%
Branson Chateau Hotel	301	127%	112%	106%	109%	86%	63%	128%	131%	116%	120%
Richardson Renaissance	335	134%	116%	111%	120%	137%	108%	95%	121%	133%	135%
Charleston Embassy Suites	253	140%	139%	146%	144%	111%	114%	147%	162%	160%	157%
Nashville South Embassy Suites	250	115%	110%	117%	113%	107%	99%	96%	116%	109%	106%
La Vista Embassy Suites	257	133%	130%	145%	145%	157%	155%	145%	135%	131%	130%
Lincoln Embassy Suites	252	132%	125%	130%	137%	130%	108%	113%	125%	129%	110%
St. Charles Embassy Suites	296	138%	129%	137%	128%	142%	148%	177%	165%	164%	164%
East Peoria Embassy Suites	226	139%	132%	149%	159%	138%	116%	152%	170%	171%	171%
Hot Springs Embassy Suites	246	217%	202%	196%	144%	145%	106%	114%	134%	137%	140%
Tucson University Marriott	250	171%	176%	122%	121%	111%	118%	121%	138%	143%	146%
Oklahoma City Courtyard by Marriott	225	138%	151%	147%	84%	81%	75%	82%	106%	108%	112%
Embassy Suites Lexington UK Coldstream	230	NAP	115%	115%	116%	123%	127%	127%	116%	113%	109%
Oklahoma City Residence Inn	151	132%	126%	122%	112%	107%	139%	124%	127%	124%	125%
Normal Marriott Hotel	228	115%	121%	113%	115%	113%	94%	99%	102%	102%	101%
North Charleston Residence Inn	150	127%	124%	127%	124%	107%	94%	136%	130%	122%	126%
La Vista Courtyard by Marriott	246	102%	89%	94%	90%	79%	74%	78%	89%	90%	94%
Springfield Residence Inn	136	136%	109%	108%	101%	87%	105%	91%	96%	109%	110%
Fort Smith Courtyard by Marriott	138	126%	96%	113%	99%	109%	94%	125%	146%	149%	148%
Total / Wtd Average	6,106	133%	129%	129%	124%	119%	106%	117%	127%	126%	127%
(1)	Source: Third party reports.

Escrows. On the origination date, the borrowers were required to fund (i) a property improvement plan work and replacements reserve in the amount of $40,000,000 for the payment of certain FF&E expenditures and property improvement plans required by the related franchise agreements and (ii) a ground lease reserve in the amount of $335,875.20.

PIP and Replacement Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to the sum of (i) 4.0% of gross revenues from the Atrium Hotel Portfolio 24 Pack Properties that remain subject to the liens of the Atrium Hotel Portfolio 24 Pack Whole Loan documents for the calendar month that is two calendar months prior to the calendar month of the monthly due date plus (ii) commencing on the monthly due date in November 2026 and on each subsequent monthly due date, $1,000,000; provided that if an Atrium Hotel Portfolio 24 Pack Property subject to a PIP has been released from the Atrium Hotel Portfolio 24 Pack Whole Loan, then such amount will be reduced.

Additionally, in connection with any public health or safety emergency (e.g., a pandemic) or industry-wide emergency (which may include, without limitation, any national decline in RevPAR of hotels in the upper upscale category for any trailing 15 day period of not less than 15% from pre-emergency levels), the borrowers’ monthly deposits into the PIP and Replacement Reserve will be suspended during such emergency, such period not to exceed six months. In addition, during such emergency, the lender will have the right to permit the borrowers to use funds on deposit in the PIP and Replacement Reserve toward satisfaction of debt service for a period of up to three months, to the extent of insufficient funds to pay operating expenses and debt service.

Ground Lease Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of base rent and additional rent, and other similar charges payable with respect to the ground leased Atrium Hotel Portfolio 24 Pack Properties and each parking agreement that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such ground lease reserve will be conditionally waived so long as (i) no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan or Atrium Hotel Portfolio 24 Pack Cash Sweep Period (as defined below) has occurred and is continuing, (ii) the borrowers deliver evidence that ground rents are paid when due and (iii) no less than $335,874.50 remains on deposit in the ground rent reserve.

A-3-82

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Tax and Insurance Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of the taxes, insurance premiums and other charges estimated by the lender to be payable during the next ensuing 12 months; provided that, so long as no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or Atrium Hotel Portfolio 24 Pack Cash Sweep Event (as defined below) has occurred and is continuing, (i) if the Atrium Hotel Portfolio 24 Pack Properties are covered by a blanket insurance policy reasonably acceptable to the lender insuring all or substantially all of the real property owned directly or indirectly by the guarantor and the borrowers, the borrowers will not be required to make deposits for insurance premiums, and (ii) to the extent taxes are timely paid by the borrowers and the borrowers deliver evidence reasonably acceptable to the lender that taxes have been paid as and when due, the borrowers will not be required to make deposits for insurance or taxes and other charges, as applicable.

Lockbox / Cash Management. The Atrium Hotel Portfolio 24 Pack Whole Loan is structured with a hard lockbox with respect to each individual Atrium Hotel Portfolio 24 Pack Property (collectively, the “Lockbox Account”) and springing cash management. At origination, the borrowers instructed each applicable credit card company or credit card clearing bank to deliver all receipts payable with respect to the Atrium Hotel Portfolio 24 Pack Properties directly to the Lockbox Account and have entered into the cash management agreement for the establishment of a cash management account (the “Cash Management Account”). All amounts in the Lockbox Account are required to be disbursed from the Lockbox Account to the Cash Management Account on each business day. If no Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, on each business day, all funds in the Cash Management Account, less the minimum balance as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents, will be remitted to the borrowers. If an Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, (a) if no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, all funds after payment of taxes and custodial funds then due and payable, required deposits to the tax and insurance reserve fund and the ground lease reserve, agent fees, monthly operating expenses, monthly debt service on the Atrium Hotel Portfolio 24 Pack Whole Loan, approved extraordinary expenses (or extraordinary expenses which do not require the approval of the lender under the Atrium Hotel Portfolio 24 Pack Whole Loan documents) and distributions for tax payments, gratuities and similar matters as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan and (b) if an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, but no Priority Payment Cessation Event (as defined below) has occurred, all funds after payment of taxes, custodial funds, insurance premiums, ground rents and (only if no receiver has been appointed, no bankruptcy action of the borrowers or property manager has occurred and no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents relating to fraud or negligence of the property manager has occurred) operating expenses are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan, and (c) if a Priority Payment Cessation Event has occurred, the lender can apply amounts on deposit in the Cash Management Account in such manner or order as the lender determines in its sole discretion.

“Atrium Hotel Portfolio 24 Pack Cash Sweep Event” means the occurrence of: (a) an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; (b) any bankruptcy action of the borrowers, any principal of the borrowers or property manager; (c) a Debt Yield Trigger Event (as defined below) or (d) the guarantor failing to comply with certain financial covenants set forth in the related guaranty (without limiting, any event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents resulting therefrom).

“Atrium Hotel Portfolio 24 Pack Cash Sweep Period” means each period commencing on the occurrence of an Atrium Hotel Portfolio 24 Pack Cash Sweep Event and continuing until the earlier of (a) the date of the cure of the related Atrium Hotel Portfolio 24 Pack Cash Sweep Event, or (b) payment in full of the Atrium Hotel Portfolio 24 Pack Whole Loan.

“Debt Yield Cure” means the achievement of a debt yield of at least the Debt Yield Trigger Level (as defined below) as of the end of the calendar quarter immediately preceding the applicable payment date, which may at the borrowers’ election be accomplished by making a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan pursuant to the terms of the Atrium Hotel Portfolio 24 Pack Whole Loan documents that, after giving effect thereto, results in a debt yield of at least the Debt Yield Trigger Level.

“Debt Yield Trigger Event” means any time the debt yield for the Atrium Hotel Portfolio 24 Pack Whole Loan as of the conclusion of the trailing 12 month period immediately preceding the end of the calendar quarter falls below the Debt Yield Trigger Level until the debt yield as of the conclusion of a subsequent calendar quarter is equal to or greater than the Debt Yield Trigger Level; provided, however, that if the amount in the excess cash flow reserve equals or exceeds the amount that, if applied to prepay a portion of the Atrium Hotel Portfolio 24 Pack Whole Loan, would result in the Debt Yield exceeding the Debt Yield Trigger Level (the “DY Trigger Cure Amount”), then no Debt Yield Trigger Event will be deemed to exist for so long as the amount on deposit in the excess cash flow reserve continues to equal or exceed the DY Trigger Cure Amount.

“Debt Yield Trigger Level” means (i) through the payment date occurring in October 2026, 8.50%, (ii) after the payment date occurring in October 2026 through the payment date occurring in October 2028, 8.75% and (iii) thereafter, 9.00%.

“Priority Payment Cessation Event” means (a) the conclusion of judicial or non-judicial foreclosure proceedings relating to all or a material portion of the Atrium Hotel Portfolio 24 Pack Properties, so long as no bankruptcy action of the borrowers or principal of the borrowers has occurred and (b) the satisfaction or other termination of the Atrium Hotel Portfolio 24 Pack Whole Loan.

Subordinate and Mezzanine Debt. The Atrium Hotel Portfolio 24 Pack Whole Loan also includes the Atrium Hotel Portfolio 24 Pack Junior Notes. The Atrium Hotel Portfolio 24 Pack Junior Notes bear interest at 8.97784591118801% per annum. Payments on the Atrium Hotel Portfolio 24 Pack Junior Notes are generally subordinate to payments on the Atrium Hotel Portfolio 24 Pack Senior Notes, provided that the Atrium Hotel Portfolio 24 Pack Junior Notes receive payments of interest prior to principal payments being made on

A-3-83

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

the Atrium Hotel Portfolio 24 Pack Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Atrium Hotel Portfolio 24 Pack AB Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Release of Collateral. The borrowers may obtain the release of one or more Atrium Hotel Portfolio 24 Pack Properties from the lien of the Atrium Hotel Portfolio 24 Pack Whole Loan by prepaying or defeasing the applicable release price (as described below), subject to the satisfaction of certain conditions, including but not limited to the debt yield on the Atrium Hotel Portfolio 24 Pack Whole Loan as calculated under the Atrium Hotel Portfolio 24 Pack Whole Loan documents after giving effect to the release is at least equal to the greater of (i) 11.0% and (ii) the debt yield immediately prior to giving effect to such release; provided that in no event will the debt yield be required to be more than 12.5%.

The release price for any Atrium Hotel Portfolio 24 Pack Property will be the related allocated loan amount plus a premium that increases as additional amounts are prepaid in connection with sales to third parties, expressed as a percentage of the related allocated loan amount as set forth in the chart below.

Principal Balance Previously Prepaid	Release Price (Inclusive of Premium) as a Percentage of Allocated Loan Amount
$0 – $295,500,000	110%
Greater than $295,500,000	115%

Notwithstanding the foregoing, in the event that the debt yield does not equal or exceed the required threshold as set forth above with respect to the Atrium Hotel Portfolio 24 Pack Properties remaining immediately following an individual Atrium Hotel Portfolio 24 Pack Property release and such release is in connection with an arms’ length sale to a third party, the release price will equal the greater of (i) the release price for such individual Atrium Hotel Portfolio 24 Pack Property and (ii) the lesser of (x) 100% of the gross cash proceeds actually received by the borrowers for such individual Atrium Hotel Portfolio 24 Pack Property (net of any reasonable and customary origination costs) and (y) an amount necessary to, after giving effect to such release of the individual Atrium Hotel Portfolio 24 Pack Property, achieve the applicable debt yield test.

In addition, the borrowers will have the right to either make a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan in accordance with the provisions described above, defease the Atrium Hotel Portfolio 24 Pack Whole Loan, or deposit with the lender as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan cash or a letter of credit, in each case in the amount necessary to achieve a debt yield that equals or exceeds the required threshold.

In connection with any release of an Atrium Hotel Portfolio 24 Pack Property, any paydown in excess of the allocated loan amount for such Atrium Hotel Portfolio 24 Pack Property will reduce the allocated loan amounts for all remaining Atrium Hotel Portfolio 24 Pack Properties on a pro rata basis. In addition, the borrowers will be permitted to obtain the release of certain parcels of land that were not necessary for the generation of income as of the origination date of the Atrium Hotel Portfolio 24 Pack Whole Loan, without payment of any release price, subject to satisfaction of certain conditions.

Notwithstanding the foregoing, no defeasance in connection with an Atrium Hotel Portfolio 24 Pack Property release is permitted prior to the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the closing date of the securitization of the last note of the Atrium Hotel Portfolio 24 Pack Whole Loan to be securitized.

Any prepayment or defeasance of the Atrium Hotel Portfolio 24 Pack Whole Loan in connection with an Atrium Hotel Portfolio 24 Pack Property release will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes on a pro rata basis (and sequentially to the Junior Note components). Any voluntary prepayments are subject to satisfaction of all the conditions in the Atrium Hotel Portfolio 24 Pack Whole Loan documents including, without limitation, (i) no event of default exists and is continuing under the Atrium Hotel Portfolio 24 Pack Whole Loan documents (except if such release would cure such event of default, as more particularly set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents); and (ii) the borrowers pay, in addition to the outstanding principal amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be prepaid, (A) all interest that would have accrued on the amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be paid through and including the last day of the Atrium Hotel Portfolio 24 Pack Whole Loan interest accrual period in which such prepayment occurs; (B) all other sums then due and payable under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; and (C) if such prepayment is made prior to the May 2029 payment date, the applicable yield maintenance premium. Any partial prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes (as defined below), on a pro rata basis (and sequentially to the Junior Note components).

A-3-84

Hospitality – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		U/W NCF DSCR:	4.17x
		U/W NOI Debt Yield:	26.7%

Ground Lease. Six Atrium Hotel Portfolio 24 Pack Properties are subject to ground leases. Below is a summary of the ground leased properties:

Property	Lessor	Expiration Date	August 2024 TTM Ground Rent	Ground Rent Calculation
St. Charles Embassy Suites	City of St. Charles, Missouri	April 30, 2098(1)	$100,081	$100 + 0.75% of adjusted rooms revenue
Embassy Suites Lexington UK Coldstream	The University of Kentucky	December 1, 2092	$200,712	The ground lease increases by a rate of 25% of the percentage increase of the Consumer Price Index every 60 months. Next reset occurs in 2029.
Loveland Embassy Suites	Board of County Commissioners of Larimer County, Colorado	April 9, 2064	$144,622	1.50% of adjusted rooms revenue
East Peoria Embassy Suites	City of East Peoria	September 1, 2027(2)	$180,000(2)	Fixed
Tucson University Marriott	Marshall Foundation	June 30, 2094	$153,782	Annual rent is adjusted every three years by the 80% of the CPI increase over the intervening term. Next reset occurs in 2025.
North Charleston Residence Inn(3)	City of North Charleston	May 31, 2058	$80,000	Fixed
(1)	Represents the fully extended expiration date. The initial expiration date is April 30, 2058 and is subject to four, 10-year extension options.
(2)	The related borrower has a $100 purchase option to purchase the leased fee upon termination of the ground lease, so the rent payment is recorded in the borrower’s financials as a capitalized lease obligation. The related borrower must provide the ground lessor with notice of its intent to exercise the purchase option at least 120 days prior to the expiration date, and the purchase would occur upon termination (i.e., the same day).
(3)	The related borrower has a $2.3 million land purchase option exercisable at any time during the lease term.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor (including the Marriott, Embassy Suites, Renaissance, Courtyard and Residence Inn brands), has a conditional Right of First Refusal (“ROFR”) to acquire each Atrium Hotel Portfolio 24 Pack Property operated under a Marriott flag (Marriott, Residence Inn, Renaissance and Courtyard by Marriott) if there is a transfer of one of the hotels or controlling direct or indirect interest in a Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letters provide that, if lender exercises remedies against a franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Atrium Hotel Portfolio 24 Pack Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-85

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

A-3-86

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

A-3-87

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

A-3-88

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

A-3-89

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

Queens Center
90-15 Queens Boulevard
Elmhurst, NY 11373
QUEENS
East River
Rikers Island
College Point
Powell Cove
Whitepoint Shopping Ctr.
Cross Is. Pkwy
14th Ave
20th Ave
College Point Center
Pepsi Cola Bottling Co.
Flushing Bay
La Guardia Airport
College Point Blvd
New York Times Distribution
Linden Hill
Parsons Blvd
Whitestone Expwy
Whitestone Expressway Plaza
Flushing
Grand Central Pkwy
East Elmhurst
Astoria Blvd
Northern Blvd
Roosevelt Ave
New World Mall
Main St/ Flushing
Flushing Hosp. Medical Center
Downtown Flushing
The Shops at SkyView
East Flushing
Citi Field
Willets Point
Mets/ Willets Point
Arthur Ashe Stadium
Louis Armstrong Stadium
NY Presbyterian Queens Hospital
Kissena Blvd
Astoria
Broadway
31st Ave
82nd St
Junction Blvd
108th St
Northern Blvd
Plaza 48
Woodside
Jackson Heights
111th St
Junction Blvd
103rd St/ Corona Plaza
65th St
90th St/ Elmhurst
82nd St
74th St/ B'way
69th St/ Fisk Ave
61st St/ Woodside
52nd St/ Lincoln Ave
Skillman Ave
Elmhurst
Elmhurst Ave
LIRR
Flushing Meadows Corona Park
Long Island Expwy
Queens Blvd
51st Ave
99th St
Bklyn-Queens Expwy
Queens Mall
Rego Center
63rd Dr/ Rego Park
67th Ave
Meadow Lake
Cedar Grove Cemetery
Main St
Queens College, CUNY
Van Wyck Expwy
Maspeth
Grand Ave
Long Island Expwy
69th St
58th St
108th St
Jewel Ave
Kew Gardens Hills
Willow Lake
71st Ave/ Forest Hills
Rego Park
Forest Hills Stadium
75th Ave
Eliot Ave
Grand Ave
Woodhaven Blvd
Middle Village
Fresh Pond Rd
St. Johns Cemetery
Forest Hills
Union Turnpike
Jamaica
Metropolitan Ave
Metro Mall
Metropolitan Ave
Cooper Ave
Glendale
Interboro Pkwy
Kew Gardens
Briarwood
Ridgewood
Union Tpke
Forest Park
Fresh Pond Rd
Forest Ave
Seneca Ave
Central Ave
Myrtle Ave
Myrtle Ave
121 St/ Jamaica Ave
Van Wyck/ Jamaica
Jamaica Hospital Center
Wyckoff Ave/Myrtle
Mt. Lebanon Cemetery
Cypress Hills St
Lefferts Blvd
111 St/ Jamaica Ave
JFK Intl. Airport 3 miles
Halsey St/ Canarsie
Interboro Pkwy
102nd St
Woodhaven Blvd
Brooklyn
Cypress Hills
Elderts Lane/75th St
Forest Pkwy/ 85th St
Atlantic Ave
Richmond Hills
Paterson
Yonkers
Bronx
Manhattan
New York City
Newark
Jersey City
Queens
Brooklyn
Staten Island
Long Island Sound
Atlantic Ocean

A-3-90

No. 9 – Queens Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	JPMorgan Chase Bank, National		Single Asset/Portfolio:	Single Asset
		Association and Goldman Sachs		Property Type – Subtype:	Retail – Super Regional Mall
		Mortgage Company		Location:	Elmhurst, NY
	Original Principal Balance(1):	$30,000,000		Size(4):	412,033 SF
	Cut-off Date Balance(1):	$30,000,000		Cut-off Date Balance Per SF(1):	$1,274.17
	% of Initial Pool Balance:	4.2%		Maturity Date Balance Per SF(1):	$1,274.17
	Loan Purpose:	Refinance		Year Built/Renovated:	1973/2004
	Borrower Sponsor:	The Macerich Partnership, L.P.		Title Vesting(5):	Fee/Leasehold
	Guarantor:	The Macerich Partnership, L.P.		Property Manager:	Macerich Property Management Company, LLC (borrower related)
	Mortgage Rate:	5.3700%		Current Occupancy (As of):	95.4% (10/07/2024)
	Note Date:	October 28, 2024		YE 2023 Occupancy:	98.9%
	Seasoning:	0 months		YE 2022 Occupancy:	98.7%
	Maturity Date:	November 6, 2029		YE 2021 Occupancy:	97.6%
	IO Period:	60 months		YE 2020 Occupancy:	97.9%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$1,060,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$2,573
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	September 19, 2024
	Call Protection:	L(24),DorYM1(29),O(7)

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1)(2):	Yes		TTM NOI (9/30/2024):	$49,730,304
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($495,000,000)		YE 2023 NOI:	$52,482,275
				YE 2022 NOI:	$55,476,544
				YE 2021 NOI:	$51,866,594
Escrows and Reserves(3)				U/W Revenues:	$100,774,128
	Initial	Monthly	Cap	U/W Expenses:	$47,153,562
Taxes:	$0	Springing	NAP	U/W NOI:	$53,620,566
Insurance:	$0	Springing	NAP	U/W NCF:	$52,532,319
Replacement Reserve:	$0	Springing	$206,017	U/W DSCR based on NOI/NCF(1):	1.88x / 1.84x
TI/LC Reserve:	$0	Springing	$641,476	U/W Debt Yield based on NOI/NCF(1):	10.2% / 10.0%
Outstanding TI/LC and Gap Rent:	$12,211,534	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.2% / 10.0%
				Cut-off Date LTV Ratio(1):	49.5%
				LTV Ratio at Maturity(1):	49.5%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$525,000,000	85.2%	Loan Payoff	$601,802,949	97.7%
Sponsor Equity:	$91,238,851	14.8	Reserves	$12,211,534	2.0
			Closing Costs	$2,224,368	0.4
Total Sources	$616,238,851	100.0%	Total Uses	$616,238,851	100.0%
(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The financial information presented in the chart above is based on the Queens Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Size is exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.
(5)	See “Ground Lease” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ non-overlapping fee and leasehold interest in a 412,033 SF retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-3-3, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. Goldman Sachs Mortgage Company, an affiliate of GS, is selling Note A-2-1 with an outstanding principal balance as of the Cut-off Date of $15,000,000 and JPMCB is selling Note A-3-3 with an outstanding principal balance as of the Cut-off Date of $15,000,000. The Queens Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust until the controlling Note A-1-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future

A-3-91

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

securitization. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-1-2(1)	$25,000,000	$25,000,000	GACC	No
A-1-3(1)	$25,000,000	$25,000,000	GACC	No
A-1-4(1)	$20,000,000	$20,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$15,000,000	$15,000,000	GACC	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-2-2(1)	$15,000,000	$15,000,000	GS	No
A-2-3(1)	$15,000,000	$15,000,000	GS	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-3-4(1)	$15,000,000	$15,000,000	JPMCB	No
A-3-5(1)	$7,000,000	$7,000,000	JPMCB	No
A-4-1(1)	$15,000,000	$15,000,000	BMO	No
A-4-2(1)	$15,000,000	$15,000,000	BMO	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6(1)	$25,000,000	$25,000,000	BMO	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2(1)	$20,000,000	$20,000,000	MSBNA	No
A-5-3(1)	$15,000,000	$15,000,000	MSBNA	No
A-5-4(1)	$8,000,000	$8,000,000	MSBNA	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsor. The borrowers for the Queens Center Whole Loan are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. The Macerich Partnership, L.P. is the non-recourse carveout guarantor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million SF of real estate consisting primarily of interests in 41 retail centers. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 SF (412,033 collateral SF) super regional shopping center located in Elmhurst, NY situated on an 8.41-acre parcel with 1,903 parking spaces. Of the 968,757 total SF, 412,033 SF constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging 98.4% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a strong mix of

A-3-92

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

120 national and regional tenants. Since 2022, Macerich has been able to successfully re-tenant or renew over 60% of the collateral SF. Recently, the borrower sponsor has leased to several new high-performing tenants including Primark (54,832 SF), ZARA (36,463 SF) and H&M (19,694 SF).

The Queens Center Mall was originally acquired by Macerich in 1995. In 2004, Macerich invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line SF and JCPenney’s development of a 204,340 SF box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of ZARA’s new 36,463 SF store, which combined 10 in-line units across two floors. Furthermore, Macerich has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 SF) and H&M (19,694 SF), respectively.

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024 the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants.

Primark (54,832 SF; 13.3% of NRA; 5.6% of underwritten base rent): Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark’s newest location in the Tri-State area. Primark is not yet in occupancy and is expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, has two, five-year extension options remaining and contains a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028.

ZARA (36,463 SF; 8.8% of NRA; 3.2% of underwritten base rent): Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted reported annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease expires in November 2033, has one, five-year extension option remaining and contains a termination option in the event that it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031.

H&M (19,694 SF; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide. H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and no termination options, other than an option to terminate based on gross sales in the 2028 and 2031 calendar years.

American Eagle Outfitters (10,268 SF; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease expires in September 2032 and has no extension or termination options.

A-3-93

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents a summary regarding the major tenants at the Queens Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Major Tenants
Primark	NR/NR/NR	54,832	13.3%	$2,967,306	5.6%	$54.12	Y(3)	1/31/2035	2 x 5 Yr
ZARA	NR/NR/NR	36,463	8.8%	$1,700,000	3.2%	$46.62	Y(4)	11/30/2033	1 x 5 Yr
H&M	NR/NR/NR	19,694	4.8%	$1,477,050	2.8%	$75.00	Y(5)	1/31/2035	2 x 4 Yr
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$1,773,181	3.4%	$172.69	N	9/30/2032	None

Select In-Line < 10,000 SF
Apple	NR/Aaa/AA+	8,706	2.1%	$1,558,044	3.0%	$178.96	N	7/31/2025	1 x 5 Yr
Finish Line	NR/NR/NR	8,625	2.1%	$1,669,923	3.2%	$193.61	N	8/31/2025	None
Adidas	NR/NR/NR	8,183	2.0%	$1,104,705(6)	2.1%	$135.00	Y(7)	1/31/2029	None
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$848,085	1.6%	$105.00	N	1/31/2037	2 x 5 Yr
Hollister Co.	NR/NR/NR	8,028	1.9%	$879,028	1.7%	$109.50	N	1/31/2027	None
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$1,285,796	2.4%	$165.55	N	1/31/2033	None
Subtotal/Wtd. Avg.		49,386	12.0%	$7,345,580	13.9%	$148.74

Remaining Occupied		222,284	54.0%	$37,530,596	71.1%	$168.84

Occupied Total		392,927	95.4%	$52,793,713	100.0%	$134.36
Vacant(8)		19,106	4.6%
Total/Wtd. Avg.		412,033	100.0%
(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	During the period commencing January 2024 and continuing through December 2024 (“Rent Reduction Period”), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(7)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days’ prior written notice and the payment of termination fee in an amount equal to five times the monthly fixed minimum rent and monthly amount of the tenant’s share of variable costs as set forth in the lease and in effect on the date of tenant’s notice to terminate its lease. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(8)	Vacant includes 8,351 SF currently occupied that is underwritten as vacant though currently occupied by tenants known to be vacating. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

The following table presents certain comparable sales history at the Queens Center Mall:

Comparable Sales(1)

	2019	2021	2022	2023	TTM 7/31/2024
Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

A-3-94

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents certain information relating to the lease expiration schedule at the Queens Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	10	21,754	5.3%	21,754	5.3%	$4,334,114	8.2%	$199.23
2025	28	77,642	18.8%	99,396	24.1%	$9,690,548	18.4%	$124.81
2026	17	37,142	9.0%	136,538	33.1%	$7,896,124	15.0%	$212.59
2027	13	25,249	6.1%	161,787	39.3%	$3,456,921	6.5%	$136.91
2028	11	19,816	4.8%	181,603	44.1%	$3,090,862	5.9%	$155.98
2029	16	32,294	7.8%	213,897	51.9%	$6,424,947	12.2%	$198.95
2030	5	8,572	2.1%	222,469	54.0%	$1,167,451	2.2%	$136.19
2031	1	389	0.1%	222,858	54.1%	$175,873	0.3%	$452.12
2032	2	11,788	2.9%	234,646	56.9%	$1,966,221	3.7%	$166.80
2033	8	52,114	12.6%	286,760	69.6%	$3,599,219	6.8%	$69.06
2034	10	12,981	3.2%	299,741	72.7%	$3,290,888	6.2%	$253.52
2035 & Thereafter	8	93,186	22.6%	392,927	95.4%	$7,700,543	14.6%	$82.64
Vacant	0	19,106	4.6%	412,033	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	129	412,033	100.0%			$52,793,713	100.0%	$134.36
(1)	Based on the underwritten rent roll dated October 7, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Queens Center Property:

Historical Occupancy

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	10/7/2024(1)
Occupancy	98.9%	97.9%	97.6%	98.7%	98.9%	95.4%
(1)	Based on the underwritten rent roll dated as of October 7, 2024 and includes tenants that have leases that have not yet commenced, but have executed leases and excludes non-collateral anchor tenants.

A-3-95

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens Center Property:

Cash Flow Analysis

	2019	2020	2021	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	50.2%	$128.13
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	1.2%	$3.03
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	4.2%	$10.61
Gross Potential Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	55.6%	$141.76
Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	29.9%	$76.38
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	0.0%	$0.00
Other Income(2)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	14.5%	$37.04
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	100.0%	$255.18
Less Vacancy/Bad Debt(3)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	(4.2%)	($10.61)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	95.8%	$244.58

Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	26.7%	$65.35
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	0.5%	$1.29
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	1.0%	$2.43
Ground Rent	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	0.6%	1.48
Other Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	17.9%	$43.90
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	46.8%	$114.44

Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	53.2%	$130.14
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	1.0%	$2.35
Replacement Reserves	$0	$0	$0	$0	$0	$0	$119,490	0.1%	$0.29
Net Cash Flow(4)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	52.1%	$127.50

NOI DSCR(5)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.88x
NCF DSCR(5)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.84x
NOI Debt Yield(5)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.2%
NCF Debt Yield(5)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.0%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(3)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for U/W. Positive periods reflect recovery of bad debt.
(4)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.
(5)	DSCRs and Debt Yields are based on the Queens Center Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value for the Queens Center Property of $1,060,000,000 as of September 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

Market Overview and Competition. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the city. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. The average household income within a one-mile radius is $86,791, increasing to $92,204 within three miles, and $98,765 within five miles. The population in these areas is 191,469, 907,210, and 2,357,847, respectively.

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with sales of approximately $130 million. According to the appraisal, the Queens Retail market, as of the second quarter of 2024, has a total inventory is approximately 5.7 million SF with an 11.3% vacancy rate.

Positioned as the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income approximately of $104,000. The Queens Center Mall has two retail centers in its trade area; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

A-3-96

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdales, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

Escrows.

Real Estate Taxes – During the continuance of an Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

A-3-97

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

Outstanding TI/LC and Gap Rent Reserve – On the loan origination date, the Borrowers were required to make an upfront deposit of $12,211,534 into a reserve for unfunded obligations for the tenant improvements, leasing commissions and free or abated rent.

Lockbox and Cash Management.

The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as its operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio based on the trailing two calendar quarters is less than 1.40x. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.40x, or (y) Borrowers will have (1) after the prepayment lockout release date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Real Estate Substitution. Not permitted.

Property Management. The Queens Center Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) separate tax lots (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement and agreement and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of the borrowers, (ii) the ability of the borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 SF portion of the Queens Center Property located on the northeast corner of 92nd street and 59th Street (the “Ground Leased Parcel”) is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises, LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the “Put Right”), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord’s notice is sent (the “Call Right”). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel. The current annual base rent is $595,510, which is required to increase every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy’s parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes

A-3-98

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
90-15 Queens Boulevard Elmhurst, NY 11373	Queens Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	49.5% 1.84x 10.2%

assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The borrowers have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the property comprising the Shared Tax Lot.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Permitted Mezzanine Loan. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If TRIPRA is no longer in effect, the Borrowers will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of 2x the amount of the then annual premiums paid by the Borrowers for all-risk coverage under a stand-alone all-risk policy (the “Terrorism Premium Cap”) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the Borrowers will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-99

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

A-3-100

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

DENVER
Highland
LoDo
Downtown Denver
RiNo
Five Points
Uptown
Capitol Hill
Civic Center
Lincoln Park
1

Near North Side
River North
Fulton River District
Chicago Loop
New East Side
Greektown
West Loop
CHICAGO
South Loop
Lake Michigan
2

North Nashville
East Nashville
DAVIDSON COUNTY
NASHVILLE
Downtown Nashville
Shelby Hills
Midtown
Berry Hill
Woodbine
3

ICONIQ Multifamily Portfolio		
1	Sentral Union Station	Denver, CO
2	Sentral Michigan Avenue	Chicago, IL
3	Sentral SoBro	Nashville, TN
4	Sentral Wynwood	Miami, FL
5	Sentral at Austin 1614	Austin, TX
6	Sentral at Austin 1630	Austin, TX

Tarrytown
Mueller
West Campus
AUSTIN
MLK
Clarksville
East Central Austin
Downtown Austin
Zilker
East Cesar Chavez
Bouldin Creek
TRAVIS COUNTY
Riverside
South Congress
Montopolis
5
6

Liberty City
Morningside
Brownsville
Design District
MIAMI
Wynwood
Edgewater
Biscayne Bay
Overtown
Miami Beach
Little Havana
Downtown Miami
MIAMI-DADE COUNTY
Shenandoah
Brickell
4

A-3-101

No. 10 – ICONIQ Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Goldman Sachs Mortgage Company		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$26,000,000		Property Type – Subtype:	Multifamily – Various
	Cut-off Date Balance(1):	$26,000,000		Location:	Various
	% of Initial Pool Balance:	3.6%		Size:	1,790 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit(1):	$167,598
	Borrower Sponsor:	ICONIQ Residential Partners GP, LP		Maturity Date Balance Per Unit(1):	$167,598
	Guarantors:	ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP, and ICONIQ Residential Partners Fund C, LP		Year Built/Renovated:	Various/NAP
	Mortgage Rate(2):	5.179710%		Title Vesting:	Various
	Note Date:	November 5, 2024		Property Manager:	BHI Residential Corporation
	Seasoning:	0 months		Current Occupancy (As of)(5):	92.2% (9/10/2024)
	Maturity Date:	November 6, 2029		YE 2023 Occupancy:	86.0%
	IO Period:	60 months		YE 2022 Occupancy:	81.5%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$831,600,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit:	$464,581
	Call Protection(3):	YM1(24),DorYM1(29),O(7)		As-Is Appraisal Valuation Date:	Various
	Lockbox Type:	Soft/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(1)
	Additional Debt Type (Balance)(1):	Pari Passu/B Note		TTM 8/31/2024 NOI:	$40,620,572
		$274,000,000/$225,000,000		YE 2023 NOI:	$39,701,158
				YE 2022 NOI:	$32,440,891
				YE 2021 NOI	NAV
				U/W Revenues:	$81,279,144
Escrows and Reserves(4)				U/W Expenses:	$37,619,484
	Initial	Monthly	Cap	U/W NOI:	$43,659,660
Taxes:	$0	Springing	NAP	U/W NCF:	$43,287,811
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.45x/2.43x
Replacement Reserves:	$0	$22,375	NAP	U/W Debt Yield based on NOI/NCF:	14.6%/14.4%
Ground Rent Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.6%/14.4%
Hotel Tax Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	36.1%
				LTV Ratio at Maturity:	36.1%

Sources and Uses
Sources			Uses
Senior Loan(1)	$300,000,000	57.1%	Loan Payoff	$488,485,100	93.0%
Subordinate Loan	225,000,000	42.9	Closing Costs	31,399,780	6.0
			Principal Equity Distribution	5,115,120	1.0
Total Sources	$525,000,000	100.0%	Total Uses	$525,000,000	100.0%
(1)	The ICONIQ Multifamily Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu promissory notes and two junior promissory notes with an aggregate original principal balance of $525,000,000 (the “ICONIQ Multifamily Portfolio Whole Loan”). The Underwriting and Financial Information presented above is based on the aggregate principal balance of the senior promissory notes.
(2)	5.17971% represents the ICONIQ Multifamily Portfolio Mortgage Loan coupon. The coupon for the ICONIQ Multifamily Portfolio Whole Loan is 6.0715%.
(3)	Defeasance of the ICONIQ Multifamily Portfolio Whole Loan, in whole, but not in part, is permitted after the date that is earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 5, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the WFCM 2024-5C2 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” below for further discussion of reserve information.
(5)	Current Occupancy is based on live units.

A-3-102

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The Mortgage Loan. The tenth largest mortgage loan (the “ICONIQ Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple or leasehold interests in six multifamily properties located across five states (each a “ICONIQ Multifamily Portfolio Property”, and collectively the “ICONIQ Multifamily Portfolio Properties” or the “ICONIQ Multifamily Portfolio”).

The ICONIQ Multifamily Portfolio Whole Loan is comprised of six pari passu componentized senior notes with an aggregate principal balance of $300,000,000 (the “Senior Notes”) and two junior notes with an aggregate principal balance of $225,000,000 (the “Junior Notes”). Two Senior Notes with a principal balance of $170,000,000 and the two Junior Notes were contributed to the ICNQ 2024-MF securitization. The ICONIQ Multifamily Portfolio Mortgage Loan is evidenced by the Note A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $26,000,000. The ICONIQ Multifamily Portfolio Whole Loan was co-originated by German American Capital Corporation and Goldman Sachs Bank USA on November 5, 2024. The ICONIQ Multifamily Portfolio Whole Loan accrues interest at a weighted average fixed rate of 6.0715% per annum. The ICONIQ Multifamily Portfolio Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The table below identifies the promissory notes that comprise the ICONIQ Multifamily Portfolio Whole Loan. The relationship between the holders of the ICONIQ Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ICONIQ Multifamily Portfolio AB Whole Loan” in the Preliminary Prospectus. The ICONIQ Multifamily Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ICNQ 2024-MF securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$119,000,000	$119,000,000	ICNQ 2024-MF	Yes
A-2(1)	$45,500,000	$45,500,000	DBRI	No
A-3(1)	$45,500,000	$45,500,000	DBRI	No
A-4	$51,000,000	$51,000,000	ICNQ 2024-MF	No
A-5	$26,000,000	$26,000,000	WFCM 2024-5C2	No
A-6(1)	$13,000,000	$13,000,000	GSBI	No
Junior Notes
B-1	$157,500,000	$157,500,000	ICNQ 2024-MF	No
B-2	$67,500,000	$67,500,000	ICNQ 2024-MF	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Borrowers and the Borrower Sponsor. The borrowers are Sixth South Partners, LP, IRP Bradley Apartments, LLC, IRP Essex Apartments, LLC, IRP Indie Apartments, LLC, IRP Candela Apartments, LLC and IRP Union Denver Apartments, LLC, each a Delaware limited liability company or limited partnership structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ICONIQ Multifamily Portfolio Whole Loan. The borrower sponsor is ICONIQ Residential Partners GP, LP. The non-recourse carveout guarantors are ICONIQ Residential Partners Fund A, LP, ICONIQ Residential Partners Fund B, LP and ICONIQ Residential Partners Fund C, LP., each a Delaware limited partnership and an affiliate of the borrower sponsor.

The Properties. The ICONIQ Multifamily Portfolio consists of six Class A multifamily properties located in five different states, totaling 1,198 “Live Unfurnished” units, which are traditional multifamily units, 131 “Live Furnished” units and 461 “Stay” units, which are leased for shorter term stays. The ICONIQ Multifamily Portfolio Properties were constructed between 2018 and 2021. As of the September 2024 rent rolls, the Live units (furnished and unfurnished) were 92.2% occupied, with weighted average in-place rent of $2,647/month ($3.40 PSF). The ICONIQ Multifamily Portfolio offers a diverse unit mix with the Live units consisting of 318 Studio units (23.9% of Live units / 490 Avg. SF), 660 One-Bedroom units (49.7% of Live units / 717 Avg. SF), 341 Two-Bedroom units (25.7% of Live units / 1,134 Avg. SF), 6 Three-Bedroom units (0.5% of Live units / 1,408 Avg. SF), and 4 Four-Bedroom units (0.3% of Live units / 2,294 Avg. SF).

The collateral includes 97,273 SF of commercial tenancy that is 94.9% occupied as of September 10, 2024. See “Commercial Tenancy” below for additional detail.

A-3-103

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The following table sets forth certain information regarding the ICONIQ Multifamily Portfolio Properties:

Portfolio Summary(1)

Property	Market	Live Unfurnished Units	Live Furnished Units	Stay Units	Total Units	Live Occ.	Live In-Place Unit Occupancy	Live In-Place Monthly Rent/Unit	U/W NCF	% of U/W NCF
Sentral Union Station	Denver	489	40	50	579	495	93.60%	$2,584	$14,206,940	32.8%
Sentral Michigan Avenue	Chicago	362	25	92	479	354	91.50%	$2,975	$10,332,467	23.9%
Sentral SoBro	Nashville	154	0	145	299	146	94.80%	$2,825	$10,325,808	23.9%
Sentral Wynwood	Miami	4	62	109	175	47	71.20%	$3,196	$4,763,194	11.0%
Sentral at Austin 1614	Austin	87	4	28	119	89	97.80%	$2,264	$2,002,210	4.6%
Sentral at Austin 1630	Austin	102	0	37	139	94	92.20%	$1,546	$1,657,194	3.8%
Total / Wtd. Avg.:		1,198	131	461	1,790	1,225	92.20%	$2,647	$43,287,811	100.0%
(1)	Source: Appraisal, underwritten cash flow and underwritten rent roll.

The following table presents the unit mix at the ICONIQ Multifamily Portfolio Properties:

Unit Mix(1)

					Live Units
Unit Type(1)	Total Units	Unfurnished Live Units	Furnished Live Units	Stay Units	# of Units	Unit Mix %	Occupied Units	Occ. %	Avg SF/Unit	$/Unit
Studio	430	298	20	112	318	23.9%	301	94.7%	$490	1,873
One-Bedroom	934	570	90	274	660	49.7%	607	92.0%	$717	2,529
Two-Bedroom	416	320	21	75	341	25.7%	307	90.0%	$1,134	3,514
Three-Bedroom	6	6	0	0	6	0.5%	6	100.0%	$1,408	5,082
Four-Bedroom	4	4	0	0	4	0.3%	4	100.0%	$2,294	8,498
Total / Wtd. Avg.:	1790	1,198	131	461	1,329	100.0%	1,225	92.2%	$778	2,647
(1)	Source: Appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the ICONIQ Multifamily Portfolio Property:

Historical Occupancy

Historical and Current Occupancy(1)
2022	2023	Current(2)(3)
81.5%	86.0%	92.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 10, 2024.
(3)	Current Occupancy is based on live units.

A-3-104

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

The following table presents Commercial Tenancy at the ICONIQ Multifamily Portfolio Properties:

Commercial Tenancy(1)

Tenant Name	Property Type	Credit Rating (Fitch/	Tenant NRSF	% of NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent(3)	Annual U/W Rent PSF			Ext. Options
		Moody's/ S&P)(2)						Term. Option (Y/N)	Lease Expiration Date
Whole Foods Market	Sentral Union Station	AA-/A1/AA	50,203	51.6%	$1,933,820	47.1%	$38.52	N	11/14/2037	None
CVS	Sentral Union Station	NR/Baa2/BBB	8,751	9.0%	$500,907	12.2%	$57.24	N	8/31/2043	None
Ossobuco	Sentral Wynwood	NR/NR/NR	4,207	4.3%	$284,268	6.9%	$67.57	N	12/31/2032	1 x 5yr
The Wall Art Gallery	Sentral Wynwood	NR/NR/NR	4,230	4.3%	$251,976	6.1%	$59.57	N	12/16/2027	None
Zuri	Sentral Wynwood	NR/NR/NR	2,855	2.9%	$231,744	5.6%	$81.17	N	3/31/2031	None
Gyu-Kaku	Sentral Union Station	NR/NR/NR	3,142	3.2%	$138,374	3.4%	$44.04	N	11/30/2028	None
TABU NASH(3)	Sentral SoBro	NR/NR/NR	3,222	3.3%	$135,324	3.3%	$42.00	N	1/31/2036	None
House of Mane	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$126,900	3.1%	$60.00	N	7/31/2034	None
The NOW Massage	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$115,968	2.8%	$54.83	N	12/21/2033	None
Maman	Sentral Wynwood	NR/NR/NR	4,202	4.3%	$94,548	2.3%	$22.50	N	10/13/2036	None
Recreation Sports and Social	Sentral at Austin 1630	NR/NR/NR	2,500	2.6%	$91,428	2.2%	$36.57	N	2/29/2028	None
Form 50 Miami, Inc	Sentral Wynwood	NR/NR/NR	2,115	2.2%	$89,760	2.2%	$42.44	N	8/31/2027	None
Sixt Car Rental(3)	Sentral SoBro	NR/NR/NR	951	1.0%	$45,648	1.1%	$48.00	N	1/31/2030	None
Wynwood Buggies	Sentral Wynwood	NR/NR/NR	638	0.7%	$30,816	0.8%	$48.30	N	10/31/2026	None
Tipsy Scoop(3)	Sentral SoBro	NR/NR/NR	1,079	1.1%	$30,212	0.7%	$28.00	N	5/31/2035	1 x 5yr
Total/Wtd. Avg.			92,325	94.9%	$4,101,693	100.0%	$44.43
Vacant Space			4,948	5.1%
Total/Wtd. Avg.			97,273	100.0%
(1)	Based on the underwritten rent roll dated September 10, 2024.
(2)	Credit ratings may reflect those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Signed but not yet in occupancy.
A-3-105

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ICONIQ Multifamily Portfolio Property:

Cash Flow Analysis(1)

	2022(2)	2023	TTM 8/31/2024	U/W(2)	%(3)	U/W $ per Unit
Gross Potential Rent	$51,859,233	$45,005,640	$43,318,398	$42,517,436	100.0%	$23,753
Vacancy	(7,664,052)	(4,336,296)	(3,698,064)	(3,611,845)	(8.5)	($2,018)
Non-Revenue Units	(54,951)	(232,353)	(212,680)	(201,763)	(0.5)	($113)
Concessions	(1,591,739)	(1,082,373)	(1,309,279)	(1,116,031)	(2.6)	($623)
Bad Debt	(306,033)	(670,517)	(929,106)	(425,174)	(1.0)	($238)
Net Rental Income	$42,242,458	$38,684,102	$37,169,269	$37,162,622	87.4%	$20,761
Other Income(4)	10,249,650	13,832,292	16,094,916	17,612,303	41.4	$9,839
Stay Income	10,913,278	21,099,892	23,399,121	26,504,218	62.3	$14,807
Effective Gross Income	$63,405,386	$73,616,286	$76,663,306	$81,279,144	191.2%	$45,407
Management Fee	1,933,617	2,243,536	2,299,059	2,438,374	3.0	$1,362
General & Administrative	3,262,212	3,724,451	2,938,681	2,938,681	3.6	$1,642
Payroll	5,386,470	6,789,131	5,743,879	5,743,879	7.1	$3,209
Turnover	333,583	346,495	343,916	343,916	0.4	$192
Repairs & Maintenance	823,326	751,771	850,247	850,247	1.0	$475
Landscaping	319,358	413,939	410,231	410,231	0.5	$229
Contract Services	1,616,330	2,358,140	3,045,597	3,045,597	3.7	$1,701
Guest and Resident Service	505,286	209,560	238,779	238,779	0.3	$133
Stay Expense	4,187,984	4,195,879	6,262,558	6,639,622	8.2	$3,709
Utilities	2,728,708	2,389,055	3,017,899	3,017,899	3.7	$1,686
Real Estate Taxes	8,612,125	8,933,049	9,069,650	9,844,214	12.1	$5,500
Ground Lease	366,762	398,175	408,393	460,094	0.6	$257
Insurance	888,732	1,161,948	1,413,845	1,647,951	2.0	$921
Total Expenses	$30,964,495	$33,915,128	$36,042,734	$37,619,484	46.3%	$21,016
Net Operating Income	$32,440,891	$39,701,158	$40,620,572	$43,659,660	53.7%	$24,391
CapEx	268,500	268,500	268,500	358,000	0.4	$200
Ti/LC	0	0	0	13,849	0.0	$8
Net Cash Flow	$32,172,391	$39,432,658	$40,352,072	$43,287,811	53.3%	$24,183

NOI DSCR(5)	1.82x	2.23x	2.28x	2.45x
NCF DSCR(5)	1.81x	2.22x	2.27x	2.43x
NOI Debt Yield(5)	10.8%	13.2%	13.5%	14.6%
NCF Debt Yield(5)	10.7%	13.1%	13.5%	14.4%
(1)	Based on the underwritten cash flow dated September 10, 2024.
(2)	2022 represents February through December 2022 for Sentral SoBro (which was acquired in 2022) and full year end 2022 financials for the remaining ICONIQ Multifamily Portfolio Properties.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income consists primarily of commercial income, parking income, utility reimbursements resort fee income and homeshare amenity.
(5)	DSCRs and Debt Yields are based on the ICONIQ Multifamily Portfolio Whole Loan.

Appraisal. According to the ICONIQ Multifamily Portfolio Properties appraisals dated as of various dates in October 2024, the ICONIQ Multifamily Portfolio Properties had an as-is appraised value of $831,600,000.

Environmental. According to the Phase I environmental assessments dated October 14, 2024, there was no evidence of any recognized environmental conditions at the ICONIQ Multifamily Portfolio Properties.

A-3-106

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

Market Overview and Competition. The ICONIQ Multifamily Portfolio Properties are located in Denver, CO, Chicago, IL, Nashville, TN, Miami, FL and Austin, TX. The following table presents certain information relating to the TTM June 2024 RevPAR Comparison at the ICONIQ Multifamily Portfolio Properties:

RevPAR Comparison(1)

Month	23-Jan	23-Feb	23-Mar	23-Apr	23-May	23-Jun	23-Jul	23-Aug	23-Sep	23-Oct	23-Nov	23-Dec	24-Jan	24-Feb	24-Mar	24-Apr	24-May	24-Jun
Live Unfurnished Units	1,238	1,247	1,248	1,248	1,214	1,214	1,214	1,214	1,214	1,214	1,204	1,204	1,200	1,198	1,198	1,201	1,199	1,199
ADR	$82	$82	$83	$83	$83	$83	$83	$84	$84	$85	$85	$85	$83	$83	$83	$84	$86	$86
Occupancy	93.6%	94.0%	93.1%	94.9%	95.9%	95.3%	94.2%	93.6%	93.4%	92.0%	92.2%	93.3%	94.8%	94.8%	95.7%	95.9%	96.4%	94.9%
RevPAR	$77	$77	$77	$79	$79	$79	$78	$78	$79	$78	$79	$79	$79	$79	$80	$80	$82	$82
Live Furnished Units	213	204	203	203	172	172	172	172	172	172	172	160	123	118	152	141	134	133
ADR	$116	$118	$124	$120	$124	$128	$127	$124	$124	$120	$116	$116	$107	$114	$118	$125	$137	$139
Occupancy	88.4%	92.3%	94.5%	91.1%	87.3%	90.1%	84.6%	76.9%	75.9%	78.7%	70.4%	74.8%	82.2%	79.3%	78.1%	82.4%	76.5%	75.1%
Rooms Booked	5,834	5,274	5,946	5,545	4,654	4,651	4,512	4,099	3,915	4,196	3,635	3,710	3,133	2,619	3,681	3,487	3,177	2,995
RevPAR	$103	$109	$117	$110	$108	$116	$108	$95	$94	$94	$82	$87	$88	$90	$92	$103	$105	$105
Stay Units	339	339	339	339	404	404	404	404	404	405	414	427	436	443	419	448	457	458
ADR	$157	$172	$217	$212	$206	$200	$189	$186	$211	$239	$185	$171	$174	$179	$203	$202	$210	$205
Occupancy	64.3%	80.0%	81.6%	74.7%	74.2%	73.0%	73.3%	67.7%	74.0%	76.2%	66.5%	52.2%	60.8%	73.7%	80.1%	79.0%	80.8%	78.0%
Rooms Booked	6,761	7,595	8,575	7,601	9,290	8,848	9,186	8,485	8,966	9,564	8,254	6,908	8,222	9,140	10,407	10,624	11,440	10,716
RevPAR	$101	$138	$177	$159	$153	$146	$139	$126	$156	$182	$123	$89	$106	$132	$163	$160	$170	$160
RevPAR Premiums
Live Furnished Premiums	34.3%	41.6%	52.2%	38.6%	36.4%	45.3%	37.5%	22.0%	19.7%	20.0%	4.1%	9.8%	12.1%	14.4%	15.7%	28.7%	26.9%	28.2%
Stay Premiums	32.0%	78.7%	130.4%	100.6%	93.4%	83.6%	76.7%	61.3%	98.5%	131.8%	56.8%	12.6%	34.6%	66.8%	103.7%	99.3%	105.7%	95.6%
(1)	Source: Third party reports.

Escrows.

Tax Reserve: During the continuance of a Trigger Period (as defined below), the borrowers are required to deposit into escrow 1/12th of the estimated annual real estate taxes on a monthly basis.

Insurance Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit a monthly amount equal to monthly 1/12th of the annual estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Capital Expenditures Reserve: On each monthly payment date, the borrowers are required to deposit approximately $22,375 into a capital expenditures account, for the payment and reimbursement of approved capital expenses.

Ground Rent Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit monthly amounts of rent due and payable for the calendar month under the ground lease at the Sentral Michigan Avenue property.

Hotel Tax Reserve: During the continuance of a Trigger Period, the borrowers are required to deposit an amount reasonably budgeted by the borrowers for the payment of sales and occupancy taxes that are anticipated to be payable during such month.

Lockbox / Cash Management. The ICONIQ Multifamily Portfolio Whole Loan is structured with a soft lockbox with respect to residential rents and springing cash management. The ICONIQ Multifamily Portfolio Whole Loan documents require the borrowers to deliver a notice to all commercial tenants directing them to remit all payments into a lender-controlled clearing account. All gross revenue, including residential rents and any insurance proceeds, received by the borrowers or property manager are required to be deposited into the clearing account within one business day of receipt. Funds in the clearing account will be swept on a daily basis into the borrower’s operating account unless a Trigger Period is continuing, in which event such funds will be swept on a daily basis into a lender-controlled cash management account and disbursed in accordance with the ICONIQ Multifamily Portfolio Whole Loan documents.

A “Trigger Period” will commence upon the following the occurrence of: (i) an event of default under the ICONIQ Multifamily Portfolio Whole Loan documents until cured or waived in writing by the lender or (ii) the debt yield falling below 6.0% for two consecutive calendar quarters (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters.

The borrowers may prepay the ICONIQ Multifamily Portfolio Whole Loan in an amount such that, if the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan used in the applicable debt yield calculation had been equal to the outstanding principal balance amount of the ICONIQ Multifamily Portfolio Whole Loan after giving effect to such prepayment, the debt yield as of such date

A-3-107

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

would have equaled or exceeded 6.0% (provided that any such prepayment is subject to the payment of any applicable interest shortfall and, if made prior to the open prepayment Date is subject to the applicable prepayment fee).

The borrowers may also satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period by delivering cash or a letter of credit as additional collateral for the ICONIQ Multifamily Portfolio Whole Loan in an amount that would be sufficient, if the same were to be deducted from the principal balance of the ICONIQ Multifamily Portfolio Whole Loan, to cause the debt yield to be equal to or greater than 6.0%, at its sole option, to prevent the commencement of a Trigger Period due to the commencement of a Low Debt Yield Period. If the debt yield (without any imputed deduction to the outstanding principal balance of the ICONIQ Multifamily Portfolio Whole Loan) is equal to or greater than 6.0% for two consecutive calendar quarters, the lender will return to the borrowers an amount of the collateral that is not required to satisfy the conditions to cure a Trigger Period resulting from a Low Debt Yield Period.

Partial Release. The borrowers may at any time, provided no ICONIQ Multifamily Portfolio Whole Loan event of default is continuing (other than as noted below), release one or more ICONIQ Multifamily Portfolio Properties by prepaying the applicable Release Amount (as defined below) of the allocated loan amount of the subject ICONIQ Multifamily Portfolio Properties together with any yield maintenance premium then required (if any), and subject to the following terms and conditions, among others: (i) the debt yield after giving effect to such release (the “Partial Release Required Debt Yield”) is at least equal to the greater of (a) 8.3% or (b) the debt yield immediately prior to the occurrence of such release; (ii) continued compliance with the single purpose entity requirements contained in the ICONIQ Multifamily Portfolio Whole Loan documents; (iii) payment of the lender’s reasonable out-of-pocket costs and expenses; and (iv) satisfaction of any REMIC conditions.

“Release Amount” with respect to any ICONIQ Multifamily Portfolio Property released, means (x) if the Release Amount paid with respect to the applicable ICONIQ Multifamily Portfolio Property that is subject to a partial release (when aggregated with any prior Release Amounts) is equal to or less than $157,500,000, 105% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property and (y) in all other instances, 110% of the allocated loan amount for such ICONIQ Multifamily Portfolio Property.

In the event that the debt yield following the release does not satisfy the Partial Release Required Debt Yield, the borrower will be permitted to release the subject ICONIQ Multifamily Portfolio Property taking into account any cash or letters of credit previously held or delivered as collateral to cure a Low Debt Yield Period.

Transfers of direct and indirect equity interests in the borrowers will be permitted under certain circumstances so long as the conditions described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The ICONIQ Multifamily Portfolio Whole Loan—Transfer Restrictions” in the Preliminary Prospectus are satisfied.

The borrowers have the right to (x) convey the entire ICONIQ Multifamily Portfolio Whole Loan to a transferee that assumes all of the borrowers’ obligations under the ICONIQ Multifamily Portfolio Whole Loan documents (a “Portfolio Sale”) or (y) to transfer direct or indirect equity interests in the borrowers to a transferee which would not otherwise constitute a permitted transfer under the ICONIQ Multifamily Portfolio Whole Loan documents (an “Equity Sale”), provided, among other things, (i) no event of default under the ICONIQ Multifamily Portfolio Whole Loan documents has occurred and is continuing, (ii) in connection with a Portfolio Sale, the transferee is a special purpose bankruptcy remote entity satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents and in connection with an Equity Sale, the borrowers continue to be a special purpose bankruptcy remote entities satisfying the requirements in the ICONIQ Multifamily Portfolio Whole Loan documents, (iii) the transferee or the borrowers, as the case may be, is required to be controlled by a person who (a) is a qualified transferee under the ICONIQ Multifamily Portfolio Whole Loan documents, and (b) either satisfies the requirements of an eligible qualified owner under the ICONIQ Multifamily Portfolio Whole Loan documents (or with respect to the experience requirement, engages an unaffiliated qualified property manager that satisfied the experience requirements), (iv) the ICONIQ Multifamily Portfolio Property will be managed by an approved affiliate manager under the ICONIQ Multifamily Portfolio Whole Loan documents, an affiliate of the borrower (in the case of an Equity Sale) or the transferee (in the case of a Portfolio Sale), or another property manager acceptable to the lender, (v) a rating agency confirmation is obtained, (vi) an approved replacement guarantor delivers a replacement, non-recourse carveout guaranty and environmental indemnity, and (vii) the lender receives a transfer fee equal to $500,000.

Subordinate and Mezzanine Debt. The ICONIQ Multifamily Portfolio Whole Loan also includes the ICONIQ Multifamily Portfolio Junior Notes. The ICONIQ Multifamily Portfolio Junior Notes bear interest at 6.3650% per annum. Payments on the ICONIQ Multifamily Portfolio Junior Notes are generally subordinate to payments on the ICONIQ Multifamily Portfolio Senior Notes, provided that the ICONIQ Multifamily Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ICONIQ Multifamily Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The ICONIQ Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Ground Lease. The Sentral Michigan Avenue property is subject to a ground lease through December 31, 2114, with no extension options. The current ground rent for the year ending on December 31, 2024, is $410,184.93, payable in equal monthly installments of approximately $34,182. On the first day of January throughout the ground lease term, the base ground rent will be increased by an amount equal to the percentage CPI increase for the immediately preceding year, plus 1%.

Terrorism Insurance. The ICONIQ Multifamily Portfolio Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and/or named storm coverage with a deductible

A-3-108

Multifamily – Various	Loan #10	Cut-off Date Balance:	$26,000,000
Various	ICONIQ Multifamily Portfolio	Cut-off Date LTV:	36.1%
Various		U/W NCF DSCR:	2.43x
		U/W NOI Debt Yield:	14.6%

up to $100,000, except for water damage, which may have a deductible not to exceed $250,000, with the exception of windstorm or earthquake, which may have deductibles not to exceed five percent (5%) of the total insurable value of such property per occurrence and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-109

No. 11 – Waterside Marketplace

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$25,800,000		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance:	$25,800,000		Location:	Chesterfield, MI
	% of Initial Pool Balance:	3.6%		Size:	276,244 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$93.40
	Borrower Sponsors:	Sridhar Marupudi and Ziaur Rahman		Maturity Date Balance Per SF:	$91.39
	Guarantors:	Sridhar Marupudi and Ziaur Rahman		Year Built/Renovated:	2007, 2008, 2014, 2021/NAP
	Mortgage Rate:	6.2100%		Title Vesting:	Fee
	Note Date:	October 16, 2024		Property Manager:	Pinnacle Leasing & Management, LLC.
	Seasoning:	0 months		Current Occupancy (As of):	93.8% (9/5/2024)
	Maturity Date:	November 11, 2029		YE 2023 Occupancy(1):	96.9%
	IO Period:	36 months		YE 2022 Occupancy:	94.3%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	88.4%
	Amortization Term (Original):	360 months		YE 2020 Occupancy:	88.4%
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value:	$41,125,000
	Call Protection:	L(24),D(29),O(7)		As-Is Appraised Value Per SF:	$148.87
	Lockbox Type:	Hard / Springing Cash Management		As-Is Appraisal Valuation Date:	August 5, 2024

	Additional Debt:	No		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (7/31/2024) (2):	$2,990,209
				YE 2023 NOI:	$2,668,891
				YE 2022 NOI:	$3,494,942
				YE 2021 NOI:	$3,943,526
				U/W Revenues:	$5,300,317
				U/W Expenses:	$1,693,234
Escrows and Reserves				U/W NOI(2):	$3,607,084
	Initial	Monthly	Cap	U/W NCF:	$3,419,652
Taxes	$222,081	$74,027	NAP	U/W DSCR based on NOI/NCF:	1.90x / 1.80x
Insurance	$54,194	$7,742	NAP	U/W Debt Yield based on NOI/NCF:	14.0% / 13.3%
Replacement Reserves	$200,000	$4,604	$200,000	U/W Debt Yield at Maturity based on NOI/NCF:	14.3% / 13.5%
TI/LC Reserve	$750,000	$34,531	$750,000	Cut-off Date LTV Ratio:	62.7%
Existing TI/LC Reserve	$1,413,000	$0	NAP	LTV Ratio at Maturity:	61.4%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$25,800,000	60.6%	Purchase Price	$39,600,000	93.0%
Sponsor Equity	$16,795,017	39.4%	Upfront Reserves	2,639,275	6.2%
			Closing Costs	355,742	0.8%
Total Sources	$42,595,017	100.0%	Total Uses	$42,595,017	100.0%
(1)	Information obtained from the August 31, 2023 rent roll.
(2)	The increase in U/W NOI from the TTM NOI (7/31/2024) was due to the Bed Bath & Beyond space being backfilled by Sierra Trading Post, contractual rent increases through November 2025 and free rent burning off for other new leases.

The Mortgage Loan. The eleventh largest mortgage loan (the “Waterside Marketplace Mortgage Loan”) is evidenced by the first priority fee interest encumbering an anchored retail property totaling 276,244 square feet located in Chesterfield, Michigan (the “Waterside Marketplace Property”).

The Borrower and Borrower Sponsors. The borrower is ORF X Waterside, LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waterside Marketplace Mortgage Loan. The borrower sponsors are Sridhar Marupudi & Ziaur Rahman and the nonrecourse carveout guarantors are Sridhar Marupudi & Ziaur Rahman. In addition to the non-recourse carveout guaranty, Sridhar Marupudi & Ziaur Rahman provided a guaranty of up to $2,580,000, representing 10% of the original principal balance of the Waterside Marketplace Mortgage Loan.

The Property. The Waterside Marketplace Property consists of an anchored shopping center totaling 276,244 square feet located in Chesterfield, Michigan. The improvements consist of five retail buildings that were constructed from 2007 through 2021. The Waterside Marketplace Property is located approximately 32 miles northeast of the Detroit central business district (“CBD”) and is situated on a

A-3-110

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

33.9-acre site. The Waterside Marketplace Property includes 1,589 parking spaces, which results in a parking ratio of 5.75 spaces per 1,000 square feet. The Waterside Marketplace Property is anchored by Burlington, TJ Maxx, Sierra, Best Buy, DSW and Jo-Ann’s. The Waterside Marketplace Property is shadow anchored by a JC Penney, Dick’s Sporting Goods and Aldi. As of September 5, 2024, the Waterside Marketplace Property was 93.8% leased to 19 tenants.

Major Tenants.

Largest Tenant by U/W Base Rent: Best Buy (45,000 square feet; 16.3% of net rentable area; 13.7% of underwritten base rent; 3/31/2026 lease expiration) – Best Buy is the world's largest specialty consumer electronics retailer. In the fiscal year 2024, Best Buy generated $43.5 billion of revenue and operated approximately 1,125 retail stores in North America. Best Buy has been a tenant at the -Waterside Marketplace Property since 2007, has three, five-year renewal options and no termination options remaining.

2nd Largest Tenant by U/W Base Rent: Burlington Coat Factory (35,000 square feet; 12.1% of net rentable area; 11.1% of underwritten base rent; 2/29/2032 lease expiration) – Burlington Coat Factory is an American national off-price department store retailer with approximately 1,000 stores in 46 states and Puerto Rico. Burlington Coat Factory has been a tenant since 2021 and has four, five-year renewal option remaining and no termination options.

3rd Largest Tenant by U/W Base Rent: TJ Maxx (30,450 square feet; 11.0% of net rentable area; 10.1% of underwritten base rent; 10/31/2027 lease expiration) – TJ Maxx is an American department store chain founded in 1976. TJ Maxx has more than 4,900 stores worldwide. TJ Maxx has been a tenant since 2007, has three, five-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Waterside Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Best Buy	NR/A3/BBB+	45,000	16.3%	$11.00	$495,000	13.7%	3/31/2026	3, 5-year	N
Burlington Coat Factory	NR/NR/BB+	35,000	12.7%	$12.50	$437,500	12.1%	2/29/2032	4, 5-year	N
TJ Maxx	NR/A2/A	30,450	11.0%	$12.00	$365,400	10.1%	10/31/2027	3, 5-year	N
Jo-Ann's Fabrics	NR/NR/NR	25,000	9.0%	$11.75	$293,750	8.1%	1/31/2029	3, 5-year	N
Sierra Trading Post(2)	NR/A2/A	19,312	7.0%	$14.85	$286,783	7.9%	4/30/2035	4, 5-year	N
Old Navy	NR/Ba3/BB	18,800	6.8%	$12.00	$225,600	6.2%	3/31/2025	None	N
		173,562	62.8%	$12.12	$2,104,033	58.0%

Non-Major Tenants(3)		85,475	30.9%	$17.81	$1,522,167	42.0%

Occupied Collateral Total		259,037	93.8%	$14.00	$3,626,201	100.0%

Vacant Space		17,207	6.2%

Collateral Total		276,244	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Information is based on the underwritten rent roll as of September 5, 2024, includes rent increases through November 2025 and signed but not occupied rent for Sierra Trading Post. Sierra Trading Post’s space has been delivered to the tenant in satisfactory condition, they are expected to open for business on April 15, 2025 and outstanding TI funds and gap rent have been reserved for upfront.
(3)	Non-Major Tenants space includes one tenant Storage space totalling 2,997 square feet (1.1% of NRSF) that is in occupancy and paying rent and three shadow non-collateral tenants that pay CAM charges.

A-3-111

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

The following table presents a summary of sales and occupancy costs for certain tenants at the Waterside Marketplace Property:

Sales and Occupancy Cost Summary(1)

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2023 Occupancy Cost(2)
Best Buy	NAV	NAV	NAV	NAV
Burlington Coat Factory	NAV	NAV	NAV	NAV
TJ Maxx	$493	$481	$499	3.3%
Jo-Ann's Fabrics	$103	$86	$86	19.2%
Sierra Trading Post	NAV	NAV	NAV	NAV
Old Navy	$212	$175	$173	9.3%
(1)	Represents available sales information for tenants included in the Major Tenants table above.
(2)	Occupancy cost was calculated using the tenant’s Annual U/W Base Rent plus reimbursements divided by the 2023 sales.

The following table presents certain information relating to the lease rollover schedule at the Waterside Marketplace Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	3	28,997	10.5%	28,997	10.5%	$352,384	9.7%	$12.15
2026	1	45,000	16.3%	73,997	26.8%	$495,000	13.7%	$11.00
2027	4	50,549	18.3%	124,546	45.1%	$717,526	19.8%	$14.19
2028	3	22,800	8.3%	147,346	53.3%	$409,576	11.3%	$17.96
2029	2	28,200	10.2%	175,546	63.5%	$399,350	11.0%	$14.16
2030	1	1,818	0.7%	177,364	64.2%	$19,998	0.6%	$11.00
2031	1	4,605	1.7%	181,969	65.9%	$90,120	2.5%	$19.57
2032	1	35,000	12.7%	216,969	78.5%	$437,500	12.1%	$12.50
2033	1	4,200	1.5%	221,169	80.1%	$88,200	2.4%	$21.00
2034	2	11,356	4.1%	232,525	84.2%	$221,764	6.1%	$19.53
Thereafter	3	26,512	9.6%	259,037	93.8%	$394,783	10.9%	$14.89
Vacant	0	17,207	6.2%	276,244	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	276,244	100.0%			$3,626,201	100.0%	$14.00
(1)	Information is based on the underwritten rent roll as of September 5, 2024, includes rent increases through November 2025 and signed not occupied rent for Sierra Trading Post. Sierra Trading Post’s space has been delivered to the tenant in satisfactory condition, they are expected to open for business on April 15, 2025 and outstanding TI funds and gap rent have been reserved for upfront. Rent roll includes one tenant Storage space totaling 2,997 square feet (1.1% of NRSF) that is in occupancy and paying rent and three shadow non-collateral tenants that pay CAM charges.

The following table presents historical occupancy percentages at the Waterside Marketplace Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	8/31/2023	TTM 9/5/2024(2)
88.4%	88.4%	94.3%	96.9%	93.8%
(1)	Historical occupancies obtained from borrower rent rolls.
(2)	Information obtained from the underwritten rent roll as of September 5, 2024.

A-3-112

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Waterside Marketplace Property:

Cash Flow Analysis

	2020	2021	2022	2023	TTM July 2024	U/W	%	U/W $ per SF
Base Rent	$3,553,599	$3,986,146	$3,783,645	$3,046,972	$3,265,674	$3,626,201(1)	64.8%	$13.13(1)
Grossed Up Vacant Space	0	0	0	0	0	298,780	5.3	1.08
Gross Potential Rent	$3,553,599	$3,986,146	$3,783,645	$3,046,972	$3,265,674	$3,924,981	70.1%	$14.21
Other Income	85,076	171,668	139,940	114,473	158,843	137,752	2.5	0.50
Percentage Rent	0	59,976	0	16,624	41,456	0	0.0	0.00
Total Recoveries	1,188,387	1,507,165	1,501,703	1,430,025	1,469,579	1,536,365	27.4	5.56
Net Rental Income	$4,827,062	$5,724,955	$5,425,288	$4,608,094	$4,935,552	$5,599,097	100.0%	$20.27
(Vacancy & Credit Loss)	0	0	0	0	0	(298,780)	(7.6)	(1.08)
Collection Loss	(140,642)	0	(73,044)	(74,434)	0	0	0.0	0.00
Free Rent Adjustment	(286,018)	0	0	(75,032)	(225,728)	0	0.0	0.00
Effective Gross Income	$4,400,402	$5,724,955	$5,352,244	$4,458,628	$4,709,824	$5,300,317	94.7%	$19.19

Real Estate Taxes	$830,711	$867,062	$870,447	$814,329	$837,709	$851,705	16.1%	$3.08
Insurance	134,588	130,745	130,319	197,569	138,468	88,481	1.7	0.32
Management Fee	180,487	254,846	235,218	197,673	202,402	212,013	4.0	0.77
Other Operating Expenses	424,810	528,777	621,317	580,166	541,035	541,035	10.2	1.96
Total Operating Expenses	$1,570,596	$1,781,429	$1,857,302	$1,789,737	$1,719,614	$1,693,234	31.9%	$6.13

Net Operating Income	$2,829,806	$3,943,526	$3,494,942	$2,668,891	$2,990,209	$3,607,084	68.1%	$13.06
Replacement Reserves	0	0	0	0	0	55,249	1.0	0.20
TI/LC	0	0	0	0	0	207,183	3.9	0.75
Non-Recurring Items	0	0	0	0	0	(75,000)	(1.4)	(0.27)
Net Cash Flow	$2,829,806	$3,943,526	$3,494,942	$2,668,891	$2,990,209	$3,419,652	64.5%	$12.38

NOI DSCR	1.49x	2.08x	1.84x	1.41x	1.58x	1.90x
NCF DSCR	1.49x	2.08x	1.84x	1.41x	1.58x	1.80x
NOI Debt Yield	11.0%	15.3%	13.5%	10.3%	11.6%	14.0%
NCF Debt Yield	11.0%	15.3%	13.5%	10.3%	11.6%	13.3%
(1)	The U/W Base Rent per SF and U/W Base Rent include contractual rent steps November 2025.
(2)	All percent revenue fields are divided over net rental income, all percent vacancy fields are divided over gross potential rent and all percent expenses are divided over effective gross income.
(3)	The increase in U/W NOI from the TTM NOI (7/31/2024) was due to the Bed Bath & Beyond space being backfilled by Sierra Trading Post, contractual rent increases through November 2025 and free rent burning off for other new leases.

Appraisal. The appraiser concluded to an “As-is” value for the Waterside Marketplace Property of $41,125,000. The appraised value is as of August 5, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Waterside Marketplace Property, dated August 30, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Waterside Marketplace Property is located in Chesterfield, Michigan, approximately 32 miles northeast of the Detroit CBD. The primary highway access is provided by Interstate 94 to the East (1.2 miles). According to the appraisal, within a 1-, 3- and 5- mile radius of the Waterside Marketplace Property, the estimated 2024 population is 6,990, 46,347 and 105,874 respectively, and the 2024 average household income is $84,624, $115,702, and $117,681 respectively.

According to the appraisal, the property is situated within the Macomb East retail submarket of the Detroit retail market. The Macomb East retail submarket reports a total inventory of approximately 26.1 million square feet with a 5.9% vacancy rate and average market rents of $12.98 per square foot. The appraiser identified six lease comparable for anchor tenants, seven lease comparables for junior anchor tenants, seven lease comparables for major tenants, six lease comparable for Majors (4k - 6.5k) leases, and seven lease comparable for Inline (<4k) leases. The appraiser concluded to market rents for the Waterside Marketplace Property, ranging from $11.00 per square foot for Anchor, to $30.00 per square foot for the Inline space.

A-3-113

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,800,000
50383, 50400, 50579, 50640 and 50769 Waterside Drive Chesterfield, MI 48051	Waterside Marketplace	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	62.7% 1.80x 14.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Waterside Marketplace Property:

Market Rent Summary(1)

	Anchor (Outlot)	Junior Anchor	Majors (6.5k - 20k)	Majors (4k - 6.5k)	Inline (<4k)	Inline Corner (<4k)	Outlot - Inline
Market Rent (PSF)	$11.00	$12.50	$17.50	$20.00	$30.00	$10.00	$20.00
Lease Term (Years)	10	10	10	5	5	5	5
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10% / 5 Yrs.	10% / 5 Yrs.	10% / 5 Yrs.	2.50% / YR	2.50% / YR	2.50% / YR	2.50% / YR
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Waterside Marketplace Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Waterside Marketplace Property 50383, 50400, 50579, 50640 and 50769 Waterside Drive	Chesterfield, MI	2007, 2008, 2014, 2021/NAP	276,244(2)	93.8%(2)
Springhurst Towne Center 4400 Towne Center Drive	Louisville, KY	1997 / 2020	444,503	99.0%	Dec-2023	$66,100,000	$149
Waterstone Center 9691 Waterstone Boulevard	Cincinnati, OH	1996 / NAP	157,181	100.0%	Sep-2023	$29,569,397	$188
Maple Hill Pavillion 5022 W Main St	Kalamazoo, MI	1971 / 2013	276,397	98.0%	May-2023	$33,312,000	$121
Tel-Twelve Mall 28550-28700 Telegraph Road	Southfield, MI	1968 / 2005	193,850	96.0%	Jun-2022	$45,000,000	$232
Hunter's Square 30825-31383 Orchard Lake Road	Farmington Hills, MI	1981 / 2024	358,098	54.0%	Mar-2024	$34,000,000	$229
Creekside Commons 9557-9581 Mentor Ave.	Mentor, OH	1995 / 2023	204,997	100.0%	Oct-2023	$24,125,000	$118
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll as of September 5, 2024.

A-3-114

No. 12 – Lakeland Park Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$24,000,000		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance:	$24,000,000		Location:	Lakeland, FL
	% of Initial Pool Balance:	3.3%		Size:	219,340 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$109.42
	Borrower Sponsors:	Daniel Katz and Daniel Kaufthal		Maturity Date Balance Per SF:	$109.42
	Guarantors:	Daniel Katz and Daniel Kaufthal		Year Built/Renovated:	2014/NAP
	Mortgage Rate:	6.4770%		Title Vesting:	Fee
	Note Date:	October 18, 2024		Property Manager:	Katz Properties Management LLC (borrower-related)
	Seasoning:	0 months		Current Occupancy (As of):	100.0% (8/31/2024)
	Maturity Date:	November 11, 2029		YE 2023 Occupancy:	100.0%
	IO Period:	60 months		YE 2022 Occupancy:	96.7%
	Loan Term (Original):	60 months		YE 2021 Occupancy:	98.3%
	Amortization Term (Original):	NAP		YE 2020 Occupancy:	97.6%
	Loan Amortization Type:	Interest Only		As-Is Appraised Value:	$43,700,000
	Call Protection:	L(24),D(29),O(7)		As-Is Appraised Value Per SF:	$199.23
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	August 17, 2024

	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2024 T6 Annualized):	$3,118,990
				YE 2023 NOI:	$2,759,970
				YE 2022 NOI:	$2,813,585
				YE 2021 NOI:	$2,944,155
				U/W Revenues:	$4,503,147
				U/W Expenses:	$1,408,429
Escrows and Reserves				U/W NOI:	$3,094,718
	Initial	Monthly	Cap	U/W NCF:	$2,787,642
Taxes	$414,447	$37,677	NAP	U/W DSCR based on NOI/NCF:	1.96x / 1.77x
Insurance(1)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.9% / 11.6%
Replacement Reserves	$0	$2,742	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.9% / 11.6%
TI/LC Reserve	$0	$22,848	NAP	Cut-off Date LTV Ratio:	54.9%
Tenant Reimbursement Reserve	$6,142	$0	NAP	LTV Ratio at Maturity:	54.9%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$24,000,000	100.0%	Existing Debt Payoff(3):	$22,880,155	95.	3%
			Closing Costs	694,113	2.9
			Upfront Reserves	420,589	1.8
			Cash to Borrower	5,143	0.0
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	10	0.0%
(1)	The loan documents do not require ongoing monthly insurance reserves; so long as no event of default is continuing, the borrower maintains insurance coverage for the Lakeland Park Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.
(2)	Includes preferred equity paydown totaling $4.5 million.

The Mortgage Loan. The twelfth largest mortgage loan (the “Lakeland Park Center Mortgage Loan”) is evidenced by the first priority fee interest encumbering an anchored retail property totaling 219,340 square feet located in Lakeland, Florida (the “Lakeland Park Center Property”).

The Borrower and Borrower Sponsors. The borrower is Lakeland Park MZL LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lakeland Park Center Mortgage Loan. The borrower sponsors and nonrecourse carveout guarantors are Daniel Katz and Daniel Kaufthal.

A-3-115

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

Daniel Katz and Daniel Kaufthal are managing partners of KPR Centers (“KPR”), a vertically integrated real estate investor with in-house retail leasing, management, and development operations. Founded in 2009 and headquartered in New York, KPR’s strategy is focused on acquiring retail and industrial properties. KPR has a current portfolio of 49 properties across 17 states.

The Property. The Lakeland Park Center Property comprises a two-building, anchored retail center totaling 219,340 square feet, located in Lakeland, Florida. Situated on a 33.6-acre site, the property was constructed in 2014 and includes a total of 1,358 parking spaces, which results in a parking ratio of 6.19 spaces per 1,000 square feet. The Lakeland Park Center Property is anchored by a Floor & Decor and Dick’s Sporting Goods with other major tenants including Ross Dress For Less, Ulta Salon, Five Below and Lane Bryant. As of August 31, 2024, the Lakeland Park Center Property was 100.0% leased to 15 tenants.

Major Tenants. Largest Tenant by U/W Base Rent: Floor & Decor (60,462 square feet; 27.6% of net rentable area; 20.2% of underwritten base rent; 12/31/2029 lease expiration) – Floor & Decor operates as a multi-channel specialty retailer of hard surface flooring and related accessories and seller of commercial surfaces. The company operates warehouse-format stores and small design studios across 36 states. Floor & Decor was founded in 2000 and is headquartered in Atlanta, Georgia. Floor & Decor has been a tenant since 2014 and has one, five-year renewal option remaining with no termination options.

2nd Largest Tenant by U/W Base Rent: Dick’s Sporting Goods (50,019 square feet; 22.8% of net rentable area; 17.4% of underwritten base rent; 1/31/2030 lease expiration) – Dick’s Sporting Goods (“Dick’s”) is a sporting goods retailer offering an assortment of sports equipment, apparel, footwear, and accessories. In addition to Dick’s Sporting Goods stores, the company owns and operates Golf Galaxy, Public Lands, Moosejaw and Going Going Gone!, and also offers its products online and through the company's mobile apps. Dick’s has been a tenant since 2014 and has two, five-year renewal options remaining with no termination options.

3rd Largest Tenant by U/W Base Rent: Ross Dress For Less (27,248 square feet; 12.4% of net rentable area; 9.1% of underwritten base rent; 1/31/2030 lease expiration) – Ross Dress For Less (“Ross”) is the largest off-price apparel and home fashion chain in the United States, with locations in 40 states, the District of Columbia, and Guam. Ross Dress For Less has been a tenant since 2014 and has one, five-year renewal option remaining with no termination options.

The following table presents certain information relating to the tenancy at the Lakeland Park Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Floor & Decor	NR/NR/BB	60,462	27.6%	$12.50	$755,775	20.2%	12/31/2029	1, 5-year	N
Dick’s	NR/Baa2/BBB	50,019	22.8%	$13.00	$650,247	17.4%	1/31/2030	2, 5-year	N
Ross	NR/A2/BBB+	27,248	12.4%	$12.50	$340,600	9.1%	1/31/2030	1, 5-year	N
Pet Smart	NR/B1/B+	14,007	6.4%	$16.00	$224,112	6.0%	9/30/2029	2, 5-year	N
Old Navy	NR/Ba3/BB	12,577	5.7%	$16.40	$206,263	5.5%	9/30/2026	N	N
Shoe Carnival	NR/NR/NR	10,087	4.6%	$17.90	$180,540	4.8%	1/31/2030	N	N
		174,400	79.5%	$13.52	$2,357,537	63.0%

Non-Major Tenants		44,940	20.5%	$30.85	$1,386,555	37.0%

Occupied Collateral Total		219,340	100.0%	$17.07	$3,744,092	100.0%

Vacant Space		0	0%

Collateral Total		219,340	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Certain Ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes contractual rent steps through November 2025 totalling $221,693.

A-3-116

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

The following table presents a summary of sales and occupancy costs for certain tenants at the Lakeland Park Center Property:

Sales and Occupancy Cost Summary(1)

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2023 Occupancy Cost(2)
Floor & Decor	NAV	NAV	NAV	NAV
Dick’s	NAV	NAV	NAV	NAV
Ross	NAV	NAV	NAV	NAV
Pet Smart	NAV	$504(3)	$571	3.8%
Old Navy	NAV	NAV	NAV	NAV
(1)	Represents available sales information for tenants included in the Major Tenants table above.
(2)	Occupancy cost was calculated using the tenant’s Annual U/W Base Rent plus reimbursements divided by the 2023 sales.
(3)	Represents 11 months of sales from February 2022 through December 2022. January 2022 sales information was not available.

The following table presents certain information relating to the lease rollover schedule at the Lakeland Park Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM/2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	12,577	5.7%	12,577	5.7%	$206,263	5.5%	$16.40
2027	3	10,508	4.8%	23,085	10.5%	$354,554	9.5%	$33.74
2028	0	0	0.0%	23,085	10.5%	$0	0.0%	$0.00
2029	2	74,469	34.0%	97,554	44.5%	$979,887	26.2%	$13.16
2030	6	102,481	46.7%	200,035	91.2%	$1,573,313	42.0%	$15.35
2031	1	9,990	4.6%	210,025	95.8%	$259,640	6.9%	$25.99
2032	0	0	0.0%	210,025	95.8%	$0	0.0%	$0.00
2033	1	2,015	0.9%	212,040	96.7%	$66,269	1.8%	$32.89
2034	0	0	0.0%	212,040	96.7%	$0	0.0%	$0.00
Thereafter	1	7,300	3.3%	219,340	100.0%	$304,166	8.1%	$41.67
Vacant	0	0	0.0%	219,340	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	219,340	100.0%			$3,744,092	100.0%	$17.07
(1)	Information obtained from the underwritten rent roll dated August 31, 2024.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through November 2025 totaling $221,693.

The following table presents historical occupancy percentages at the Lakeland Park Center Property:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(2)	8/31/2024(3)
97.6%	98.3%	96.7%	100.0%	100.0%
(1)	Information obtained from the borrower.
(2)	Information obtained from a third party market research provider.
(3)	Information obtained from the underwritten rent roll dated August 31, 2024.

A-3-117

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Lakeland Park Center Property:

Cash Flow Analysis

	2021	2022	2023	Trailing 6-Months Annualized August 2024	U/W	%(1)	U/W $ per SF
Base Rent	$3,225,866	$3,262,917	$3,253,204	$3,570,309	$3,744,092(2)	79.8%	$17.07
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$3,225,866	$3,262,917	$3,253,204	$3,570,309	$3,744,092	79.8%	$17.07
Other Income	3,796	4,812	11,431	5,163	5,000	0.1	0.02
Total Recoveries	747,065	776,957	813,075	690,765	941,260	20.1	4.29
Net Rental Income	$3,976,727	$4,044,686	$4,077,710	$4,266,237	$4,690,352	100.0%	$21.38
(Vacancy & Credit Loss)	0	0	($10,462)	0	(187,205)	(5.0)	(0.85)
Effective Gross Income	$3,976,727	$4,044,686	$4,067,248	$4,266,237	$4,503,147	96.0%	$20.53

Real Estate Taxes	$276,227	$269,916	$303,927	$309,069	$430,592	9.6%	$1.96
Insurance	186,652	192,481	259,863	304,595	316,328	7.0	1.44
Management Fee	244,800	243,191	231,470	187,256	135,094	3.0	0.62
Other Operating Expenses	324,895	525,513	512,017	346,326	526,416	11.7	2.40
Total Expenses	$1,032,573	$1,231,101	$1,307,277	$1,147,247	$1,408,429	31.3%	$6.42

Net Operating Income	$2,944,155	$2,813,585	$2,759,970(3)	$3,118,990(3)	$3,094,718	68.7%	$14.11
Replacement Reserves	0	0	0	0	32,901	0.7	0.15
TI/LC	0	0	0	0	274,175	6.1	1.25
Net Cash Flow	$2,944,155	$2,813,585	$2,759,970	$3,118,990	$2,787,642	61.9%	$12.71

NOI DSCR	1.87x	1.79x	1.75x	1.98x	1.96x
NCF DSCR	1.87x	1.79x	1.75x	1.98x	1.77x
NOI Debt Yield	12.3%	11.7%	11.5%	13.0%	12.9%
NCF Debt Yield	12.3%	11.7%	11.5%	13.0%	11.6%
(1)	All percent revenue fields are divided over net rental income, all percent vacancy fields are divided over gross potential rent and all percent expenses are divided over effective gross income.
(2)	The U/W Base Rent PSF and U/W Base Rent include contractual rent steps through November 2025 totaling $221,693.
(3)	The increase in Net Operating Income between 2023 and Trailing 6-Months Annualized August 2024 is due to the three new leases totaling 5.1% of NRA and 11.7% of Underwritten Base Rent being executed between March 2023 and September 2023.

Appraisal. The appraiser concluded to an “As-is” value for the Lakeland Park Center property of $43,700,000. The appraised value is as of August 17, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Lakeland Park Center Property, dated August 23, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Lakeland Park Center is located in Lakeland, Florida, between Interstate 4, which has a daily traffic count of approximately 56,000 vehicles per day, and US Highway 98, which has a daily traffic count of approximately 62,000 vehicles per day. According to the appraisal, the largest employment sectors in Lakeland are trade, transportation and utilities (27.5% of the regional workforce), professional and business services (14.5%) and education and health services (14.4%). The largest employers include Publix, Lakeland Regional Health, GEICO, Amazon Air Hub & Distribution, and Watson Clinic. The population growth in the Lakeland CBSA outpaced national population growth, averaging 2.3% annually from 2013 through 2023. According to the appraisal, the estimated 2023 population within a 1-, 3- and 5- mile radius of the property was 10,540, 59,321, and 142,869, respectively, and the 2023 average household income within the same radii was $60,116, $64,120, and $67,345, respectively.

According to a third party market research report, the property is located within the Polk County retail submarket of the Lakeland-FL retail market. The submarket reports a total inventory of approximately 33.9 million square feet with a 3.9% vacancy rate and average market rents of $19.36 per square foot. The appraiser concluded to market rents for the Lakeland Park Center Property, ranging from $12.00 per square foot for Anchor space to $40.00 per square foot for the Millers Ale House OP space.

A-3-118

Retail – Anchored	Loan #12	Cut-off Date Balance:	$24,000,000
919 Lakeland Park Center Drive Lakeland, FL 33809	Lakeland Park Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.9% 1.77x 12.9%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Lakeland Park Center Property:

Market Rent Summary(1)

	Anchor	Jr. Anchor-Ross	Premium/Smaller Jr. Anchor	Inline Shops	Majors	Millers Ale House OP
Market Rent (PSF)	$12.00	$12.00	$16.00	$32.50	$24.00	$40.00
Lease Term (Years)	10	10	10	7	5	10
Lease Type	Net	Net	Net	Net	Net	Net
Rent Increase Projection	2.0%/Year	2.0%/Year	2.0%/Year	3.0%/Year	2.5%/Year	2.0%/Year
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Lakeland Park Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Lakeland Park Center Property 919 Lakeland Park Center Drive	Lakeland, FL	2014 / NAP	219,340(2)	100.0%(2)
Marketplace at Seminole Towne Center 1301-2251 WP Ball Boulevard	Sanford, FL	2005 / NAP	318,649	96.0%	Mar-2024	$68,700,000	$215.60
Berkshire Oaks 4465 Southwest 40th Avenue	Ocala, FL	2008 / NAP	244,550	98.0%	Feb-2024	$31,750,000	$129.83
Shops at Tyrone Square 6665 22nd Avenue North	St. Petersburg, FL	2018 / NAP	125,731	100.0%	Sep-2023	$37,800,000	$300.64
Cypress Creek Town Center 25557 Sierra Center Boulevard	Lutz, FL	2019 / NAP	240,211	100.0%	Jul-2023	$49,600,000	$206.49
Lakeside Village 1479 Town Center Drive	Lakeland, FL	2005 / NAP	454,872	91.0%	Jun-2023	$78,000,100	$171.48
Orlando Square 1700 West Sand Lake Road	Orlando, FL	2004 / NAP	183,877	85.0%	Jun-2023	$25,100,000	$136.50
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated August 31, 2024.

A-3-119

No. 13 – International Plaza II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$21,995,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$21,995,000		Location:	Dallas, TX
	% of Initial Pool Balance:	3.1%		Size:	388,430 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$201.65
	Borrower Sponsor:	Shorenstein Investment Advisors		Maturity Date Balance Per SF(1):	$201.65
	Guarantors:	Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.		Year Built/Renovated:	2000 / 2020
	Mortgage Rate:	7.4300%		Title Vesting:	Fee
	Note Date:	September 13, 2024		Property Manager:	Shorenstein Realty Services L.P.
	Seasoning:	1 month		Current Occupancy (As of)(2):	93.5% (8/2/2024)
	Maturity Date:	October 1, 2029		YE 2023 Occupancy(2):	84.7%
	IO Period:	60 months		YE 2022 Occupancy(2):	67.8%
	Loan Term (Original):	60 months		YE 2021 Occupancy(2):	40.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$124,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$319.75
	Call Protection:	L(24),YM1(30),O(6)		As-Is Appraisal Valuation Date:	August 19, 2024
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type (Balance)(1):	Pari Passu ($56,330,000)		Underwriting and Financial Information
				TTM NOI (6/30/2024)(2):	$8,904,501
				YE 2023 NOI(2):	$6,373,807
				YE 2022 NOI(2):	$5,777,003
				YE 2021 NOI(2):	($571,647)
				U/W Revenues:	$18,664,795
Escrows and Reserves				U/W Expenses:	$7,725,641
	Initial	Monthly	Cap	U/W NOI(2):	$10,939,154
Taxes:	$1,750,081	$171,577	NAP	U/W NCF:	$10,473,038
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.85x / 1.77x
Replacement Reserve:	$8,092	$8,092	$291,322	U/W Debt Yield based on NOI/NCF(1):	14.0% / 13.4%
TI/LC Reserve:	$16,185	$16,185	$582,645	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.0% / 13.4%
Free Rent Reserve:	$1,714,536	$0	NAP	Cut-off Date LTV Ratio(1):	63.1%
Outstanding TI Reserve	$480,748	$0	NAP	LTV Ratio at Maturity(1):	63.1%

Sources and Uses
Sources			Uses
Whole Loan Amount	$78,325,000	62.1%	Purchase Price(3)	$120,500,000	95.5%
Cash Equity Contribution(3)	47,901,898	37.9	Reserves	3,969,642	3.1
			Closing Costs	1,757,256	1.4
Total Sources	$126,226,898	100.0%	Total Uses	$126,226,898	100.0%
(1)	The International Plaza II Mortgage Loan (as defined below) is part of the International Plaza II Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $78,325,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the International Plaza II Whole Loan.
(2)	The increase from YE 2021 NOI and YE 2021 Occupancy through U/W NOI and Current Occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(3)	Purchase Price and Cash Equity Contribution are inclusive of certain prorations and seller credits for outstanding obligations, accrued expenses and prepaid rents.

The Mortgage Loan. The thirteenth largest mortgage loan (the “International Plaza II Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $78,325,000 (the “International Plaza II Whole Loan”). The International Plaza II Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, which has since transferred its note to an affiliate, Goldman Sachs Mortgage Company (“GSMC”) on September 13, 2024. The International Plaza II Whole Loan is secured by a first priority fee mortgage encumbering a 388,430 SF Class A office property located in Dallas, Texas (the “International Plaza II Property”).

A-3-120

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The International Plaza II Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal amount of $21,995,000. The remaining promissory notes comprising the International Plaza II Whole Loan are summarized in the below table. The International Plaza II Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BANK5 2024-5YR10	Yes
A-2	$21,995,000	$21,995,000	WFCM 2024-5C2	No
A-3(1)	$31,330,000	$31,330,000	GSMC	No
Total	$78,325,000	$78,325,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrowers and the Borrower Sponsor. The borrowers are IP2 Owner, L.P. and IP2 TRS, L.P., each a Delaware limited partnership and single purpose entity with one independent director. The borrower sponsor is Shorenstein Investment Advisors and the non-recourse carveout guarantors are Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.

Shorenstein Investment Advisors is a fully integrated real estate investment company founded in 1992 and headquartered in San Francisco, California. As of year-end 2023, Shorenstein Investment Advisors had acquired approximately $19.0 billion worth of real estate assets and managed approximately 14.5 million square feet of space. Shorenstein Investment Advisors portfolio spans across the United States with properties located in California, New York, Pennsylvania, Oregon and Texas, among other states. Shorenstein Investment Advisors portfolio includes 40 properties (approximately 16.0 million square feet) which are LEED certified and 66 properties (approximately 21.3 million square feet) which are energy star benchmarked.

The Property. The International Plaza II Property is a 388,430 square foot, 15 story, Class A office building located in Dallas, Texas. Built in 2000, the International Plaza II Property represents one of three towers that comprise International Plaza, an approximately 1.1 million square foot office park. The International Plaza is considered Cawley Partners’ signature development and among the best Class A buildings available in the lower Tollway. Amenities at the International Plaza II Property include a lobby area, café and executive conference center on the first floor, a fitness center on the second floor and a food hall as well as a collaboration lounge and game area on the third floor. The International Plaza II Property sits in an amenity rich environment, with over 32 hotels, over 200 restaurants and over 300 retail stores within one mile of the International Plaza II Property. Moreover, the International Plaza II Property sits approximately 13 miles away from Frisco, approximately 13 miles away from the Dallas central business district, approximately 3 miles away from the Addison Airport, approximately 9 miles away from the Dallas Love Field Airport and approximately 16 miles away from the Dallas Fort Worth International Airport.

Prior to vacating in 2018, J.P. Morgan occupied both the International Plaza II Property and the adjacent building, International Plaza I. Taconic Investments, the prior owner, purchased both properties in April of 2018, invested in renovations and subsequently leased up the International Plaza II Property to 93.5% occupied by six different tenants as of August 2, 2024. Since the prior owner acquired the International Plaza II Property in 2018, both the International Plaza II Property and International Plaza I have undergone an approximately $23.3 million renovation. The renovation included functional improvements such as upgrades to the security system as well as the implementation of new amenities such as a new fitness center, conference center, café and coffee bar. Concurrently with this renovation, the Lake House Pavilion, a 68,760 SF outdoor collaboration environment for the office tower users, was developed. The Lake House Pavilion features a coffee bar, indoor and outdoor seating and meeting/huddle space, all connected to a large water feature that acts as a buffer and sets the campus apart from Dallas Parkway. The International Plaza II Property also has a parking ratio of 4.5 spaces per 1,000 SF.

As of August 2, 2024, the International Plaza II Property was 93.5% leased to six tenants with a weighted average lease term of approximately 13.39 years. Additionally, there are no tenants that roll during the term of the International Plaza II Mortgage Loan and only one tenant, Forvis, LLP, with a termination option, available in 2032. The largest tenant by SF at the International Plaza II Property, Trinity Industries, Inc. (“Trinity Industries”), signed a 16 year lease at the International Plaza II Property in February of 2021 and utilizes the space as its company headquarters. Additionally, all tenant leases were executed post COVID-19 pandemic, beginning in February of 2021. Several tenants have also invested additional capital expenditures towards the build out of their space, with Interstate Batteries, Inc. contributing approximately $5 million, IMA Financial Group, Inc. contributing approximately $1.2 million, Freeman Holdings, LLC contributing approximately $4.0 million and Forvis, LLP contributing approximately $1.8 million.

Major Tenants.

Trinity Industries, Inc. (155,200 square feet, 40.0% of net rentable area, 41.7% of underwritten rent). Trinity Industries has been providing railcar products and services across North America for over 85 years. Trinity Industries has a unique platform that is able to provide a single source for rail transportation solutions that help in the optimization of usage of railcar equipment and enhances the value-proposition of the rail modal supply chain for its customers. Trinity Industries operates their rail-related products and services under the name TrinityRail. Trinity Industries is a top five railcar leasing company and has approximately 109,365 railcars under ownership with an additional 34,305 railcars owned by investors. Moreover, Trinity Industries is a leading railcar manufacturer, with 37% of industry deliveries in 2023. As of the second quarter of 2024, Trinity Industries generated approximately $841 million in

A-3-121

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

revenue, representing a 16.0% increase year over year. Similarly, as of June 30, 2024, Trinity Industries had liquidity of approximately $985 million. At the International Plaza II Property, Trinity Industries has a lease expiration in January 2037, with two, five year extension options and no termination options.

Interstate Batteries, Inc. (77,435 square feet, 19.9% of net rentable area, 20.8% of underwritten rent). Founded in 1952, Interstate Batteries, Inc. (“Interstate Batteries”) is a privately owned corporation that focuses on providing reliable and innovative battery solutions to a wide array of battery needs, including cars, trucks, golf carts and industrial machinery. Interstate Batteries has been the technician’s choice nine years and is powered by a distribution network of 300 wholesale warehouses, which is supported by over 150,000 dealers around the world as well as 200 franchise stores. Since inception, Interstate Batteries has sold over 500 million batteries, including 19 million in 2021. Interstate Batteries has a lease expiration in June 30, 2033, with two, five year extension options and no termination options.

Freeman Holding, LLC (65,684 square feet, 16.9% of net rentable area, 18.5% of underwritten rent). Freeman Holding, LLC (“Freeman Holding”) is a global event solutions company that has offices in 90 locations throughout the U.S. and Canada, and is headquartered in Dallas, Texas. Freeman Holding focuses on creating and delivering innovative brand experiences and event services backed by a 100-year track record of success and reliability. Specifically, Freeman Holding focuses on event production, audiovisual solutions, exhibit designs, event technology and logistics management. Annually, Freeman Holding produces nearly 4,000 expositions and over 10,000 other events. Freeman Holding has a lease expiration in October 31, 2035, with two, five year extension options and no termination options.

The following table presents certain information relating to the tenancy at the International Plaza II Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Trinity Industries, Inc.	Ba2/BB/BB+	155,200	40.0%	$30.47	$4,728,944	41.7%	1/31/2037	2 x 5yr	N
Interstate Batteries, Inc.	NR/NR/NR	77,435	19.9%	$30.50	$2,361,768	20.8%	6/30/2033	2 x 5yr	N
Freeman Holding, LLC	NR/NR/NR	65,684	16.9%	$32.00	$2,101,888	18.5%	10/31/2035	2 x 5yr	N
Forvis, LLP(2)	NR/NR/NR	30,650	7.9%	$35.00	$1,072,750	9.5%	1/31/2035	2 x 5yr	Y
IMA Financial Group, Inc.	NR/NR/NR	30,650	7.9%	$31.00	$950,150	8.4%	6/30/2033	1 x 5yr	N
VisionPoint Advisory Group(3)	NR/NR/NR	3,397	0.9%	$40.00	$135,880	1.2%	1/31/2032	1 x 5yr	N
Total Major Tenants		363,016	93.5%	$31.27	$11,351,380	100.0%

Vacant Space		25,414	6.5%

Collateral Total		388,430	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Forvis, LLP has (a) a one-time right to terminate its lease in January 2032 with written notice by no later than January 2031 and the payment of a termination fee equal to the sum of three full calendar months of gross rent at the rate payable immediately following the termination effective date, and (b) benefits from four months of free rent upon its lease commencement in October 2024.
(3)	VisionPoint Advisory Group benefits from six months of free rent through January 2025.

A-3-122

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the International Plaza II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	3,397	0.9%	3,397	0.9%	$135,880	1.2%	$40.00
2033	2	108,085	27.8%	111,482	28.7%	$3,311,918	29.2%	$30.64
2034	0	0	0.0%	111,482	28.7%	$0	0.0%	$0.00
2035 & Beyond	3	251,534	64.8%	363,016	93.5%	$7,903,582	69.6%	$31.42
Vacant	0	25,414	6.5%	388,430	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	6	388,430	100.0%			$11,351,380	100.0%	$31.27
(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the International Plaza II Property:

Historical Occupancy

12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	8/2/2024(1)(2)
40.0%	67.8%	84.7%	93.5%
(1)	The increase in historical occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024.

A-3-123

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the International Plaza II Property:

Cash Flow Analysis

	2021(1)	2022(1)	2023(1)	TTM 6/30/2024(1)	U/W(1)(2)	%(3)	U/W $ per SF
Rents in Place	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$11,351,380	57.7%	$29.22
Gross-Up Vacant Rent	0	0	0	0	1,030,520	5.2	2.65
Gross Potential Rent	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$12,381,900	62.9%	31.88
Total Reimbursements	2,044,490	3,586,476	5,267,521	6,591,033	7,305,777	37.1	18.81
Gross Potential Income	$5,513,420	$10,749,475	$13,958,423	$16,451,416	$19,687,677	100.0%	50.69
Parking/Other Rental	22,494	14,997	19,220	19,740	7,638	0.0	0.02
Less Vacancy & Credit Loss	0	0	0	0	(1,030,520)	(5.2)	(2.65)
Effective Gross Income	$5,535,914	$10,764,472	$13,977,644	$16,471,156	$18,664,795	94.8%	48.05

Real Estate Taxes	1,751,260	1,254,312	2,251,747	1,949,866	2,058,918	11.0	5.30
Insurance	162,004	153,621	139,182	223,359	175,000	0.9	0.45
Management Fee	30,000	80,522	497,519	461,652	559,944	3.0	1.44
Other Operating Expenses	4,164,297	3,499,014	4,715,389	4,931,778	4,931,778	26.4	12.70
Total Expenses	$6,107,561	$4,987,469	$7,603,837	$7,566,655	$7,725,641	41.4%	19.89

Net Operating Income	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,939,154	58.6%	28.16
Replacement Reserves	0	0	0	0	77,686	0.4	0.20
TI/LC	0	0	0	0	388,430	2.1	1.00
Net Cash Flow	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,473,038	56.1%	$26.96

NOI DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.85x
NCF DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.77x
NOI Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	14.0%
NCF Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	13.4%
(1)	The increase in Net Operating Income occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(3)	Represents (i) percent of Gross Potential Income for all revenue fields, (ii) percent of Gross Potential Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	DSCR and Debt Yields are based on the International Plaza II Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the International Plaza II Property of $124,200,000 as of August 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 10, 2024, there was no evidence of any recognized environmental conditions at the International Plaza II Property.

Market Overview and Competition. The International Plaza II Property is located in Dallas, Texas and within the Dallas-Plano-Irving Statistical Area (“Dallas MSA”). According to the appraisal, the Dallas MSA is projected to outperform the national region metros in six of eight performance categories over the next five years, including in gross metro product, total unemployment, unemployment rate, personal income growth, population and multifamily permits. The three largest represented industries within the broader Dallas-Fort Worth-Arlington Statistical Area (“Dallas TX MSA”) are the services industry, finance/insurance/real estate industry and the retail trade industry, which combined, account for an approximately 74.9% of the labor force. Furthermore, the largest employers within the Dallas MSA include Walmart Inc., UT Southwestern Medical Center, Baylor Scott & White Health, Lockheed Martin and AT&T. Driven by a lower cost of doing business as well as a well-developed transportation network, numerous large employers have either relocated to or expanded in Dallas, including Toyota, AT&T, Texas Instruments, defense manufacturers, airlines, major banks and others. Consequently, the appraisal also notes that there has also been a significant influx of young professionals, and the presence of a highly educated workforce has further attracted more business relocations. Over the longer term, above-average population growth and the concentration of corporate headquarters, technology businesses and financial services will contribute to an above-average performance. The appraisal notes that the International Plaza II Property is in proximity of Interstate Highway 35E, which provides for easy access to most parts of the Dallas MSA.

A-3-124

Office – CBD	Loan #13	Cut-off Date Balance:	$21,995,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

In addition, the International Plaza II Property is about a twenty minute drive away from the Dallas Fort Worth International Airport and is also proximate to a large concentration of commercial activity. The International Plaza II Property is further located within the Quorum/Bent Tree submarket. According to the appraisal, as of the second quarter of 2024, the Quorum/Bent Tree office submarket had 25,722,114 SF of inventory, an occupancy rate of 78.6% and asking rent of $28.19 PSF. As of the second quarter of 2024, the broader Dallas TX MSA office market had 426,391,121 SF of inventory, an occupancy rate of 81.9% and asking rent of $30.38 PSF. Moreover, absorption for the last 12 months was flat for both the overall market area and at the submarket level and the overall market area and submarket have been stable with respect to occupancy over the past year.

According to the appraisal, the 2024 population and average household income within a one-, three- and five-mile radius of the International Plaza II Property was 24,075, 125,307, 380,647 and $88,399, $131,800, and $128,322, respectively. Between 2010 and 2024, the population within a one-, three- and five-mile radius increased by approximately 31.8%, 14.3% and 8.6%, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the International Plaza II Property:

Market Rent Summary

Office
Market Rent (PSF)	$32.00
Lease Term (Months)	125
Lease Type	NNN
Escalations	2.0%/Year
Tenant Improvements (New/Renewal)	$40/$10
Leasing Commissions (New/Renewal)	4.5%/2.5%
Free Rent (Months)	5

Source:Appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Comparable Office Leases

Property	Year Built/Renovated	Tenant Name	Lease Start Date	Term (Months)	Lease Type	Tenant Size (SF)	Base Rent PSF
International Plaza II(1) Dallas, TX	2000/2020	Trinity Industries	Feb-21	192	Net	155,200	$30.47
Tower 909 Irving, TX	1988 / 2013	Schachter Harris LLP	Jan-23	33	NNN	2,987	$23.00
International Plaza III Dallas, TX	2001 / 2020	Ryan Companies	Dec-24	65	NNN	12,501	$33.00
Legacy Place 1 Plano, TX	1998 / NAP	RXO Capacity Solutions	Jun-23	63	NNN	13,496	$30.88
Colonnade Three Addison, TX	1998 / 2020	Hilton Worldwide	Jan-25	60	NNN	51,126	$29.00
Millenium Tower Addison, TX	1999 / NAP	Undisclosed	Apr-24	60	NNN	2,387	$28.00

 Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated August 2, 2024.

A-3-125

No. 14 – Eaton Innovation Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Goldman Sachs Mortgage Company			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,475,000			Property Type – Subtype:	Office – R&D
Cut-off Date Balance:	$20,475,000			Location:	Southfield, MI
% of Initial Pool Balance:	2.8%			Size:	217,618 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF:	$94.09
Borrower Sponsor:	New Mountain Net Lease Partners II Corporation			Maturity Date Balance Per SF:	$94.09
Guarantor:	New Mountain Net Lease Partners II Corporation			Year Built/Renovated:	1960/NAP
Mortgage Rate:	5.2040%			Title Vesting:	Fee
Note Date:	October 17, 2024			Property Manager:	Self-Managed
Seasoning:	0 months			Current Occupancy (As of):	100.0% (11/1/2024)
Maturity Date:	November 6, 2029			YE 2023 Occupancy(1):	NAV
IO Period:	60 months			YE 2022 Occupancy(1):	NAV
Loan Term (Original):	60 months			YE 2021 Occupancy(1):	NAV
Amortization Term (Original):	NAP			YE 2020 Occupancy(1):	NAV
Loan Amortization Type:	Interest Only			As-Is Appraised Value:	$31,500,000
Call Protection:	L(23),YM1(1),DorYM1(31),O(5)			As-Is Appraised Value Per SF:	$144.75
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	June 20, 2024
Additional Debt:	No			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			YE 2023 NOI(1):	NAV
				YE 2022 NOI(1):	NAV
				YE 2021 NOI(1):	NAV
				U/W Revenues:	$2,847,871
				U/W Expenses:	$569,574
				U/W NOI:	$2,278,297
Escrows and Reserves				U/W NCF:	$2,245,654
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.11x / 2.08x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.1% / 11.0%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.1% / 11.0%
TI/LC Reserve	$0	Springing	$326,427	Cut-off Date LTV Ratio:	65.0%
Downgrade Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	65.0%
Replacement Reserves:	$0	Springing	$48,964

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$20,475,000	100.0%	Principal Equity Distribution	$19,098,876	93.3%
			Closing Costs	1,376,124	6.7
Total Sources	$20,475,000	100.0%	Total Uses	$20,475,000	100.0%
(1)	Historical occupancy and NOI are not available given the Eaton Innovation Center Mortgage Loan (as defined below) was part of a sales leaseback transaction.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Eaton Innovation Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,475,000 secured by the borrower’s fee simple interest in the Eaton Innovation Center, a 217,618 square foot office property located in Southfield, Michigan (“the Eaton Innovation Center Property”).

The Borrower and Borrower Sponsor. The borrower is NM ETN, L.L.C., a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eaton Innovation Center Mortgage Loan.

The borrower sponsor is New Mountain Net Lease Partners II Corporation. New Mountain Net Lease Partners II Corporation is one of three investment strategies of New Mountain Capital, an asset management company with holdings across private equity, credit and net lease capital. As of March 31, 2024, New Mountain Capital had approximately $55 billion assets under management.

The Property. The Eaton Innovation Center Property is a research and development complex located in Southfield, Michigan. Built in 1960, the Eaton Innovation Center Property consists of two buildings situated on a 14.29 acre parcel. The Eaton Innovation Center Property is 100% leased to Eaton, a power management company. Eaton’s lease expires in May 2039.

Eaton uses the Eaton Innovation Center Property in a research and development capacity. On-site labs include a polymer 3D printing lab, a fuel testing lab, a 48v motors systems lab and a vehicle solutions lab.

Major Tenant.

A-3-126

Office – R&D	Loan #14	Cut-off Date Balance:	$20,475,000
26201 and 26101 Northwestern Highway Southfield, MI 48076	Eaton Innovation Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	65.0% 2.08x 11.1%

Eaton (217,618 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent). Founded in 1911, Eaton is a power management company focused on electrical, aerospace, hydraulic and vehicular products and services. Eaton has approximately 94,000 employees globally. The company reported revenues of $23.2 billion for the full year of 2023. Eaton executed a 15-year absolute NNN lease at loan closing. The lease expires in May 2039 with no renewal options.

The following table presents certain information relating to the tenancy at the Eaton Innovation Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Eaton	NR/NR/A-	217,618	100.0%	$10.50	$2,284,989	100.0%	5/21/2039	None	N
		217,618	100.0%	$10.50	$2,284,989	100.0%

Other Tenants		0	0.0%	$0.00	$0	0.0%
Occupied Collateral Total		217,618	100.0%	$10.50	$2,284,989	100.0%
Vacant Space		0	0.0%

Collateral Total		217,618	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through May 31, 2025.

The following table presents certain information relating to the lease rollover schedule at the Eaton Innovation Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2035 & Thereafter	1	217,618	100.0%	217,618	100.0%	$2,284,989	100.0%	$10.50
Vacant	0	0	0.0%	217,618	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	217,618	100.0%			$2,284,989	100.0%	$10.50
(1)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The Eaton Innovation Center Property is located in the Southfield submarket within the broader Warren-Troy-Farmington Hills metropolitan statistical area. The Eaton Innovation Center Property’s neighborhood is located at the intersection of the area’s three major freeways (Interstate 696, Lodge Freeway and Telegraph Road interchange). According to the appraisal, the Eaton Innovation Center Property is approximately a 20-minute drive from the Detroit central business district and approximately a 28-minute drive from Detroit Wayne County Metropolitan Airport.

According to the appraisal, the population and average household income within a one-, three- and five-mile radius of the Eaton Innovation Center Property is 8,767, $101,545, 85,293, $92,241, 286,167 and $103,330, respectively.

A-3-127

Office – R&D	Loan #14	Cut-off Date Balance:	$20,475,000
26201 and 26101 Northwestern Highway Southfield, MI 48076	Eaton Innovation Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	65.0% 2.08x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eaton Innovation Center Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Base Rent	$2,284,989(2)	77.8%	$10.50
Contractual Rent Steps	81,386	2.8	0.37
Gross Potential Rent	$2,366,375	80.6%	$10.87
Total Recoveries	569,574	19.4	2.62
Net Rental Income	$2,935,950	100.0%	$13.49
(Vacancy & Credit Loss)	(88,078)	(3.7)	(0.40)
Effective Gross Income	$2,847,871	97.0%	$13.09

Management Fee	85,436	3.0	0.39
Other Expenses	484,138	17.0	2.22
Total Operating Expenses	$569,574	20.0%	$2.62

Net Operating Income	$2,278,297	80.0%	$10.47
Replacement Reserves	32,643	1.1	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$2,245,654	78.9%	$10.32

NOI DSCR	2.11x
NCF DSCR	2.08x
NOI Debt Yield	11.1%
NCF Debt Yield	11.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent shown above includes contractual rent steps through May 31, 2025.

A-3-128

No. 15 – Mocksville Industrial

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Citi Real Estate Funding Inc.		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$17,000,000		Property Type – Subtype:	Industrial – Manufacturing
	Cut-off Date Balance:	$17,000,000		Location:	Mocksville, NC
	% of Initial Pool Balance:	2.4%		Size:	253,052 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$67.18
	Borrower Sponsors:	Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver		Maturity Date Balance Per SF:	$67.18
	Guarantors:	Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver		Year Built/Renovated:	2018/NAP
	Mortgage Rate:	7.3900%		Title Vesting:	Fee
	Note Date:	October 25, 2024		Property Manager:	Self-Managed
	Seasoning:	0 months		Current Occupancy (As of):	100.0% (11/1/2024)
	Maturity Date:	November 6, 2029		YE 2023 Occupancy(1):	NAV
	IO Period:	60 months		YE 2022 Occupancy(1):	NAV
	Loan Term (Original):	60 months		YE 2021 Occupancy(1):	NAV
	Amortization Term (Original):	NAP		YE 2020 Occupancy(1):	NAV
	Loan Amortization Type:	Interest Only		As-Is Appraised Value(3):	$28,900,000
	Call Protection:	L(24),D(29),O(7)		As-Is Appraised Value Per SF:	$114.21
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	August 21, 2024
	Additional Debt:	No
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				YE 2023 NOI(1):	NAV
				YE 2022 NOI(1):	NAV
				YE 2021 NOI(1):	NAV
				YE 2020 NOI(1):	NAV
				U/W Revenues:	$2,034,122
				U/W Expenses:	$61,024
				U/W NOI:	$1,973,099
Escrows and Reserves				U/W NCF:	$1,884,221
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.55x/1.48x
Taxes:	$88,039	$8,004	NAP	U/W Debt Yield based on NOI/NCF:	11.6%/11.1%
Insurance	$10,396	$10,396	NAP	Cut-off Date LTV Ratio(3):	58.8%
Replacement Reserve:	$0	$2,109	NAP	LTV Ratio at Maturity:	58.8%
TI / LC:	$0	$5,298	NAP
Debt Service Reserve(2):	$1,273,748	$0	NAP

Sources and Uses
Sources			Uses
Original Loan Amount	$17,000,000	69.5%	Payoff	$22,420,125	91.7%
Borrower Equity Contribution	7,457,973	30.5	Upfront Reserves	1,372,182	5.6
			Closing Costs	665,665	2.7
Total Sources	$24,457,973	100.0%	Total Uses:	$24,457,973	100.0%
(1)	Historical occupancy and NOI are unavailable because the borrower recently acquired the Mocksville Industrial Property (as defined below) in March 2024, and entered into a triple net lease for 100% of the Mocksville Industrial Property with Palltronics, Inc. (“Palltronics”), an affiliated tenant, upon such acquisition.
(2)	The Debt Service Reserve is required to be released to the borrower in equal monthly installments of $106,145 (or the remaining balance if less than such amount) if (i) no event of default exists and (ii) the Palltronics EBITDAR Condition is satisfied. The “Palltronics EBITDAR Condition” means Palltronics achieving an EBITDAR Ratio of at least 1.5x for the preceding 12 consecutive months. The “EBITDAR Ratio” means, as defined in more detail in the loan documents, the ratio of (i) Palltronics’ net income (calculated using annualized trailing one month revenues) plus (a) the following (to the extent deducted in calculating net income): interest charges, taxes, depreciation and amortization, rent paid under Palltronics’ lease, and other non-recurring expenses minus (b) the following (if included in calculating net income): tax credits, all non-cash items increasing net income for the applicable period (with (a) and (b) calculated using annualized trailing twelve-month expenses), to (ii) rent paid by Palltronics under its lease.
(3)	In addition to the As-Is Appraised Value, the appraiser concluded to a hypothetical go-dark value of $24,300,000, representing a loan to dark value ratio of 70.0%.
A-3-129

Industrial – Manufacturing	Loan #15	Cut-off Date Balance:	$17,000,000
288 Quality Drive Mocksville, NC 27028	Mocksville Industrial	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.8% 1.48x 11.6%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Mocksville Industrial Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $17,000,000 secured by the borrower’s fee interest in a 253,052 SF industrial manufacturing facility located in Mocksville, North Carolina (the “Mocksville Industrial Property”). The prior mortgage loan secured by the Mocksville Industrial Property constituted seller financing in the amount of $21,900,000 which matured on September 30, 2024 and was in maturity default at the time of origination of the Mocksville Industrial Mortgage Loan.

The Borrower and the Borrower Sponsors. The borrower is Mocksville RE Holdings LLC, a Michigan limited liability company and single purpose entity. The borrower sponsors and non-recourse carveout guarantors are Damian Kassab, John Garcia, Ajoy Sharma and Bruce Culver of Solyco Core Partners, LLC (DE) (“Solyco Capital”). Founded in 2017 by John Garcia and Damian Kassab, Solyco Capital is a private equity group focused on providing capital solutions for late-stage startup and growth companies. Ajoy Sharma serves as a senior partner for Solyco Capital focusing on financial strategy, analytics and turnarounds. Bruce Culver is an entrepreneur, investor, executive and scientist who has founded multiple companies and is an active private investor, including an investor in Solyco Capital.

The Property. The Mocksville Industrial Property is a 253,052 SF industrial manufacturing and distribution facility located in Mocksville, North Carolina. The Mocksville Industrial Property was originally constructed in 2018 and is situated on a 30.83-acre site. As of November 1, 2024, the Mocksville Industrial Property was 100.0% leased to Palltronics, an affiliate of the borrower. The Mocksville Industrial Property is comprised of 97.2% manufacturing and distribution space and 2.8% office space. The Mocksville Industrial Property features 30’ clear heights, 14 dock high doors, and one drive-in door with 116 parking spaces resulting in a parking ratio of 0.46 spaces per 1,000 SF.

Sole Tenant.

Palltronics (253,052 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent). Founded in 2021, Palltronics is an affiliate of the borrower and a subsidiary of Solyco Capital. Palltronics utilizes its space at the Mocksville Industrial Property as its site for manufacturing and distribution of Palltronics’ smart pallets. Palltronics is a private company specializing in high tech pallets that are anti-microbial and fully trackable. Palltronics’ pallets are equipped with RFID chips that track themselves and measure temperature, weight, humidity, and vibration. Upon the acquisition of the Mocksville Industrial Property by the borrower in March 2024, the borrower executed a new ten year triple net lease with Palltronics with a lease term through March 2034, no termination options, and three, five-year renewal options. The Palltronics lease is fully guaranteed by the borrower sponsors. Prior to the acquisition of the Mocksville Industrial Property by the borrower, Palltronics leased the Mocksville Industrial Property from the prior owner.

The following table presents certain information relating to the sole tenant at the Mocksville Industrial Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Palltronics, Inc.	NR/NR/NR	253,052	100.0%	$8.22	$2,080,158	100.0%	3/31/2034	3 x 5 yr	N
Occupied Collateral Total		253,052	100.0%	$8.22	$2,080,158	100.0%

Vacant Space		0	0.0%	0	0	0.0%

Collateral Total		253,052	100.0%	$8.22	$2,080,158	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent steps through April 1, 2025.

A-3-130

Industrial – Manufacturing	Loan #15	Cut-off Date Balance:	$17,000,000
288 Quality Drive Mocksville, NC 27028	Mocksville Industrial	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.8% 1.48x 11.6%

The following table presents certain information relating to the lease rollover schedule at the Mocksville Industrial Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
2024 & MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	1	253,052	100.0%	253,052	100.0%	$2,080,158	100.0%	$8.22
2035 & Beyond	0	0	0.0%	253,052	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	253,052	100.0%	NAP	NAP	NAP
Total/Weighted Average	1	253,052	100.0%			$2,080,158	100.0%	$8.22
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF is inclusive of rent steps through April 1, 2025.

Market Overview and Competition. The Mocksville Industrial Property is located at 288 Quality Drive in Mocksville, North Carolina which is part of the Greensboro-High Point-Winston Salem Combined Statistical Area (“Greensboro CSA”). The Greensboro CSA is commonly referred to as the Piedmont Triad and consists of 12 counties surrounding the cities of Greensboro, Winston-Salem and High Point. The Greensboro CSA has an estimated population of nearly 1.8 million people and is known as a primary manufacturing and transportation center of the southeastern United States.

According to the appraisal, the Mocksville Industrial Property is located within the Greensboro/Winston-Salem industrial market which as of the first quarter of 2024 had inventory of 300,489,655 SF, a vacancy rate of 4.6%, and average asking rent of $5.21 per square foot. The appraisal also concluded to a market rent of $8.00 PSF for the Mocksville Industrial Property.

According to the appraisal, the estimated 2022 population within a three-, five-, and seven-mile radius of the Mocksville Industrial Property was 4,229, 12,922, and 21,329. The 2022 estimated average household income within the same radii was $70,086, $73,481, and $75,003, respectively.

The following table presents certain information relating to comparable industrial leases to the Mocksville Industrial Property:

Market Analysis(1)

Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Rent (PSF)
Mocksville Industrial	Palltronics, Inc.	253,052	Mar-24	10	$8.22(2)
Union Cross IV	Confidential	144,000	Dec-24	12	$7.65
Amerisource Bergen	Amerisource Bergen	164,000	Oct-24	7	$9.50
Piedmont Commerce Center IV	Confidential	104,128	Jul-24	10.3	$7.20
1533 Galleria Boulevard	UPS	175,740	Jun-24	10.3	$7.70
Blackstock Commerce Center - Building A	Somnus Mattress International	233,280	Oct-23	5.17	$6.60
Interchange Logistics Center	SEG	224,797	Sep-23	10.3	$7.55
Carolina Logistics Park - Building 3	Snyder's Lance	173,748	Aug-23	8	$8.05
(1)	Information obtained from the appraisal.
(2)	Rent (PSF) is inclusive of rent steps through April 2025.

A-3-131

Industrial – Manufacturing	Loan #15	Cut-off Date Balance:	$17,000,000
288 Quality Drive Mocksville, NC 27028	Mocksville Industrial	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.8% 1.48x 11.6%

The following table presents historical occupancy percentages at the Mocksville Industrial Property:

Historical Occupancy(1)

12/31/2021	12/31/2022	12/31/2023	11/1/2024(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available because the borrower sponsor recently acquired the Mocksville Industrial Property in March 2024, and entered into a triple net lease for 100% of the Mocksville Industrial Property with the affiliated tenant upon such acquisition.
(2)	Based on the underwritten rent roll dated November 1, 2024.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Mocksville Industrial Property:

Cash Flow Analysis(1)(2)

	U/W	U/W $ per SF	%(3)
Base Rent	$2,019,571	$7.98	94.3%
Contractual Rent Steps	60,587	$0.24	2.8%
Gross Potential Rent	$2,080,158	$8.22	97.2%
Total Reimbursements	61,024	$0.24	2.9%
Total Gross Income	$2,141,181	$8.46	100.0%
(Vacancy & Credit Loss)	(107,059)	($0.42)	(5.3%)
Effective Gross Income	$2,034,122	$8.04	100.0%

Management Fee	61,024	$0.24	3.0%
Insurance	0	$0.00	0.0%
Real Estate Taxes	0	$0.00	0.0%
Other Operating Expenses	0	$0.00	0.0%
Total Operating Expenses(4)	$61,024	$0.24	3.0%

Net Operating Income	$1,973,099	$7.80	97.0%
Replacement Reserves	25,305	$0.10	1.2%
TI/LC	63,573	$0.25	3.1%
Net Cash Flow	$1,884,221	$7.45	92.6%

NOI DSCR	1.55x
NCF DSCR	1.48x
NOI Debt Yield	11.6%
NCF Debt Yield	11.1%
(1)	Based on the underwritten rent roll as of November 1, 2024.
(2)	Historical financial information is not available because the borrower sponsor recently acquired the Mocksville Industrial Property in March 2024, and entered into a triple net lease for 100% of the Mocksville Industrial Property with the affiliated tenant upon such acquisition.
(3)	Represents (i) percent of Total Gross Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(4)	Expenses other than Management Fee are shown as $0 as the sole tenant is responsible for all such expenses.

A-3-132

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra	cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attention: Commercial Servicing	commercial.servicing@wellsfargo.com
MAC D1086-23A, 550 South Tryon Street | Charlotte, NC 28202 | United States
Special Servicer	Rialto Capital Advisors, LLC
	Attention: Adam Singer, Managing Director	adam.singer@rialtocapital.com
200 S. Biscayne Blvd, Suite 3550 | Miami, FL 33131 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Attention: Surveillance Manager	notices@pentalphasurveilllance.com
501 John James Audubon Parkway, Suite 401 | Amherst, NY 14228 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	12/17/24	Wells Fargo Commercial Mortgage Trust 2024-5C2
Determination Date:	12/11/24
Record Date:	11/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C2

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2024 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2024-5C2, Commercial Mortgage Pass-Through Certificates, Series 2024-5C2

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: Rialto Capital Advisors, LLC

Directing Certificateholder: RREF V – D AIV RR H, LLC or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.    The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.    Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.    After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status

C-2

Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership

C-3

changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any

D-1-1

applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage

D-1-2

Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s

D-1-3

knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

D-1-4

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement

D-1-5

for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or

D-1-6

named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition

D-1-7

assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse

D-1-8

feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

D-1-9

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding

D-1-10

clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under

D-1-11

each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage

D-1-12

Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the

D-1-13

lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

D-1-14

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that

D-1-15

specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is
D-1-16

required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly

D-1-17

set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

D-1-18

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Goldman Sachs Mortgage Company	JPMorgan Chase Bank, National Association	UBS AG	Citi Real Estate Funding Inc.	LMF Commercial, LLC
None	None	None	None	None	None	None

D-1-19

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Goldman Sachs Mortgage Company	JPMorgan Chase Bank, National Association	UBS AG	Citi Real Estate Funding Inc.	LMF Commercial, LLC
1			Bay Plaza Community Center
7	Rockefeller Center
17		BioMed 2024 Portfolio 2
21						Euclid Apartments
23						Prime Storage - West Phoenix

D-1-20

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Wells Fargo Bank, National Association	Goldman Sachs Mortgage Company	JPMorgan Chase Bank, National Association	UBS AG	Citi Real Estate Funding Inc.	LMF Commercial, LLC
None	None	None	None	None	None

D-1-21

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Wells Fargo Bank, National Association	Goldman Sachs Mortgage Company	JPMorgan Chase Bank, National Association	UBS AG	Citi Real Estate Funding Inc.	LMF Commercial, LLC
None	None	None	None	None	None

D-1-22

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Mini Mall Self Storage (Loan No. 2)	The Mortgaged Property is comprised of 52 self storage properties, and is security for eight pari passu notes aggregating $180,000,000. With respect to the 2801 Rucker Road, Enterprise, AL property, having an allocated loan amount of $14,525,000, or 8.1% of the original loan amount, a commercial billboard tenant at the property has a right of first refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Northeastern Hotel Portfolio (Loan No. 5)	The Mortgaged Property is comprised of four hotel properties. (i) Land Condominium. The Sheraton Tarrytown Mortgaged Property is comprised of two units in a four-unit land condominium (an alternative to land subdivision), and a 50% voting rights interest in the related owner’s association. Condominium regimes are authorized by and subject to state statutory requirements, and such requirements may include obligations to protect the rights of unit-holders having a minority ownership interest, among other things. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The loan documents contain compliance covenants with respect to the existing condominium regime. (ii) Conditional Right of First Refusal. With respect to the SpringHill Suites Tarrytown Mortgaged Property, Marriott International, Inc., as franchisor, has a conditional right of first refusal (“ROFR”) to acquire the related property if there is a transfer of the hotel or controlling direct or indirect interest in the related co-borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee.
(8) Permitted Liens; Title Insurance	Rockefeller Center (Loan No. 7)	The Mortgaged Property is comprised of 15 individual properties and is security for six pari passu senior notes aggregating $1,968,500,000, and two subordinate notes aggregating $1,531,500,000, totaling $3,500,000,000. (i) Landmark Status. The New York City Landmarks Commission has recorded Notices of Designation assigning landmark status to the exteriors of all of the constituent individual properties. The Landmarks Commission has also designated as landmarks portions of the interiors of the 30 Rockefeller Plaza, 45 Rockefeller Plaza, 1 Rockefeller Plaza and Radio City Music Hall. As a result, such properties may be subject to preservation requirements and regulations that may result in increased costs and delays or otherwise impede alterations or renovations, or restoration following casualty, among other things. (ii) Fractional Condominium. With respect to the individual property identified as 30 Rock Condo Floors, having an allocated loan amount (based on whole loan balance) of $57,400,000, or 1.6% of the original whole loan amount, the borrower owns 54 condominium units and an approximately 53.1% undivided interest in the common elements. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC), and leased or sub-leased to NBC. Expenses of the condominium are shared among the owners in accordance with their respective interests therein. The condominium is governed by a five-member board of managers, three of whom are selected by the borrower
D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and two of whom are selected by NBC. Substantially all management decisions are vested in an executive committee consisting of the three managers selected by the borrower, provided that certain capital improvements and/or alterations that may adversely affect NBC or the condominium are subject to prior review and comment by NBC.
(8) Permitted Liens; Title Insurance	Waterside Marketplace (Loan No. 11)	The Mortgaged Property consists of five units in a nine-unit land condominium regime (an alternative to land subdivision). Condominium regimes are authorized by and subject to state statutory requirements, and such requirements may include obligations to protect the rights of unit-holders having a minority ownership interest, among other things. The borrower’s ownership interest in the common elements is 64.22%. Each unit owner has the obligation to maintain its own improvements. The owners’ association’s responsibilities are limited: it has the obligation, generally, to maintain common elements. The Mortgage Loan documents provide that the borrower and guarantors have springing recourse liability if the related condominium regime is amended or terminated, or the property is subjected to partition, without the lender’s consent.
(18) Insurance	Rockefeller Center (Loan No. 7)	The Mortgaged Property is comprised of 15 individual properties and is security for six pari passu senior notes aggregating $1,968,500,000, and two subordinate notes aggregating $1,531,500,000, totaling $3,500,000,000. The loan documents permit a $500,000 property insurance deductible.
(18) Insurance	Lakeland Park Center (Loan No. 12)	The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000.
(18) Insurance	Hilton Washington DC Rockville Hotel (Loan No. 20)	The Mortgaged Property is security for 2 pari passu senior notes aggregating $26,500,000. The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000.
(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 2, 3, 5, 7, 11, 12, 19, 20 and 26)	With respect to actions or events triggering recourse to the borrower or guarantor, the related Mortgage Loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the related Mortgage Loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	Rockefeller Center (Loan No. 7)	The Mortgaged Property is security for six pari passu senior notes aggregating $1,968,500,000, and two subordinate notes aggregating $1,531,500,000, totaling $3,500,000,000. (i) 10% Cap on Bankruptcy-Related Springing Recourse Events. The Mortgage Loan documents provide that the borrower and guarantor’s liability for enumerated bankruptcy-related springing recourse events is capped at 10% of the outstanding loan amount at the time such event occurs, plus enforcement costs. (ii) SPE Borrower-Only on Environmental Carve-Out if Required Environmental Insurance Provided. If environmental insurance satisfying loan document requirements is provided, only the SPE borrower has losses recourse-type
D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
environmental liability. If environmental insurance satisfying loan document requirements is not provided, both the SPE borrower and guarantor have losses recourse-type environmental liability. The Mortgage Loan documents require that the borrower maintain a pollution legal liability (PLL)-type environmental insurance policy covering the mortgaged property with minimum coverage limits of $35 million per incident and $35 million in the aggregate, with a self-insured retention or deductible of no more than $100,000 per incident and having a policy term at least three years past loan maturity. In the event the policy limits in place at loan origination are eroded by 50% or more due to claims, the borrower will be required to reinstate the available environmental coverage limits within 60 days to the limits in place at loan origination. The Phase I environmental site assessment for the Mortgaged Property obtained in connection with loan origination identified a recognized environmental condition (“REC”) at the 10 Rockefeller Plaza Mortgaged Property, having an allocated loan amount of $267,400,000, or 7.6% of the original whole loan amount. The REC related to 12 underground storage tanks, all of which were removed between 1989 and 1990. In lieu of a Phase II environmental site assessment, the lender required environmental insurance as described above. The environmental consultant provided an opinion of probable cost with a 90% confidence interval that the maximum cost of remediation would not exceed $683,650.
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 2, 3, 5, 7, 11, 12, 19, 20 and 26)	To the extent exceptions have been taken to Representation and Warranty No. 18 for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to this Representation and Warranty No. 31.
(33) Single-Purpose Entity	Mini Mall Self Storage (Loan No. 2)	The Mortgaged Property is comprised of 52 self storage properties, and is security for eight pari passu notes aggregating $180,000,000. There are 31 SPE co-borrowers that own individual or multiple properties comprising the Mortgaged Property. With respect to co-borrower ALU4407EE LP, which owns three properties located in Enterprise, AL, having an aggregate allocated loan amount of $26,685,000, or 14.8% of the original loan amount, such co-borrower previously owned an unimproved parcel that was out-conveyed to a non-co-borrower affiliate prior to loan origination. With respect to co-borrower VAU3508BL LP, which owns seven properties located in TN and VA, having an aggregated allocated loan amount of $23,025,000, or 12.8% of the original loan amount, such co-borrower previously owned a leasehold interest in a self storage property that was out-conveyed to a non-co-borrower affiliate prior to loan origination. Both prior owned properties were included in the Phase I environmental site assessments required in connection with loan origination, and no recognized environmental conditions were identified.
(36) Ground Leases	Northeastern Hotel Portfolio (Loan No. 5)	The Mortgaged Property is comprised of four hotel properties. With respect to the Hilton Garden Inn Norwalk Mortgaged Property, the Mortgage Loan is secured by the co-borrower’s leasehold interest pursuant to three ground leases (the entirety of the co-borrower’s estate therein): (i) the Pirri ground lease, having an expiration of October 31, 2097, inclusive of extension options, (ii) the Norwalk Electric ground lease, having an expiration of November 1, 2097, inclusive of extension options, and (iii) the CT Citizens ground lease, having an expiration of November 9, 2097, inclusive of extension options. Variations: (B) With respect to each ground lease, the related ground lessor has agreed that it is not permitted to amend or terminate the related ground lease without the mortgagee’s prior written consent; however, the ground lease is silent whether such an action if taken without the mortgagee’s consent is binding on the mortgagee, its successors and assigns.
D-2-3

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Atrium Hotel Portfolio 24 Pack (Loan No. 8)	Each of the Richardson Renaissance Mortgaged Property, Tucson University Marriott Mortgaged Property, Normal Marriott Hotel Mortgaged Property, Oklahoma City Courtyard by Marriott Mortgaged Property, North Charleston Residence Inn Mortgaged Property, Oklahoma City Residence Inn Mortgaged Property, La Vista Courtyard by Marriott Mortgaged Property, Springfield Residence Inn Mortgaged Property and Fort Smith Courtyard by Marriott Mortgaged Property is subject to a franchise agreement with Marriott International, Inc., as franchisor. Under each of the related franchise agreements, Marriott International, Inc. has a right of first refusal to purchase the related Mortgaged Property that is generally exercisable in the event of a proposed transfer of such Mortgaged Property or an ownership interest in the related Mortgagor (or a controlling affiliate of the Mortgagor) to a Competitor (as defined in the related franchise agreement) of the franchisor. Pursuant to comfort letters executed in connection with the origination of the Mortgage Loan, such rights of first refusal have in each instance been subordinated to the rights of a bona fide lender under the mortgage who is not a Competitor (or an affiliate of a Competitor) of the franchisor.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Queens Center (Loan No. 9)	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Whole Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Queens Center (Loan No. 9)	The borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	BioMed 2024 Portfolio 2 (Loan No. 17)	The lender may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents (a “Securitization”).
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	BioMed 2024 Portfolio 2 (Loan No. 17)	The sole tenant at the Lincoln Centre Mortgaged Property, Illumina, Inc., has a right of first refusal (“ROFR”) to purchase the entire Lincoln Centre Mortgaged Property or any individual building at the related Mortgaged Property (“ROFR Property”) in the event the landlord receives an offer to purchase such Mortgaged Property or any individual building thereof on terms
D-2-4

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
which the landlord would agree to sell such ROFR Property; provided, that the landlord is required to provide Illumina, Inc. with a summary of the pertinent economic and non-economic terms of such offer, including the purchase price and any earnest money deposits required (“Offer Summary”). Illumina, Inc. will then have 10 business days from receipt of such Offer Summary to notify the landlord of its election to exercise such ROFR option. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant has agreed that such right of first refusal will not apply to a foreclosure or deed-in-lieu of foreclosure or the first transfer of title by the lender or its nominee subsequent thereto. However, such right would apply to subsequent transfers.
(12) Condition of Property	Moffett Towers Building D (Loan No. 6)	The Mortgaged Property was inspected on August 31, 2023, which is more than six months prior to the Mortgage Loan origination date of July 16, 2024 and more than 12 months prior to the Cut-off Date.
(18) Insurance	Atrium Hotel Portfolio 24 Pack (Loan No. 8)	The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to windstorm/named storm and earthquake coverage, which may have a deductible of up to 5% of the total insurable value of the related Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention of up to $250,000. Such deductibles may not be considered customary.
(18) Insurance	Queens Center (Loan No. 9)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.

The Mortgagors are permitted to hold insurance policies that do not meet the Insurance Rating Requirements if they have prior written consent from the lender and Rating Agency Confirmation.

(18) Insurance	Eaton Innovation Center (Loan No. 14)

The Mortgagor has the right to obtain policies with deductibles higher than the deductible limits set forth in the loan agreement (and therefore higher than may be deemed “customary”) if (A) the Mortgagor (or the tenant) is unable to obtain policies with such deductibles in the market despite exercising commercially reasonable efforts and (B) the Mortgagor deposits cash or a letter of credit with the lender an amount equal to difference between the maximum deductible allowed by the loan agreement and the actual deductible obtained by the Mortgagor or the tenant.

Under certain circumstances, the tenant (or the lease guarantor) is allowed to self-insure with respect to the insurance requirements set forth in the loan agreement (except for the requirement to main commercial general liability coverage, unless otherwise agreed by the lender). Such self-insurance by the tenant or the lease guarantor is permitted so long as such party maintains a rating from S&P of at least “BBB-”.

(19) Access; Utilities; Separate Tax Lots	Queens Center (Loan No. 9)	A portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s, the latter of which is not part of the Mortgaged Property, together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and one of the two Mortgagors
D-2-5

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Mortgage Loan documents, the lender has the right to require, among other related rights, the Property Borrower to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Mortgaged Property that is part of the Shared Tax Lot, such that no portion of the Mortgaged Property shares a tax lot with any real property that is not subject to the lien of the Mortgage Loan. The Mortgagors have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Mortgaged Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Mortgaged Property, and (ii) the Mortgagors’ failure to promptly pursue the creation of a separate tax lot for the portion of the Mortgaged Property comprising the Shared Tax Lot.
(19) Access; Utilities; Separate Tax Lots	BioMed 2024 Portfolio 2 (Loan No. 17)	The 200 Sidney Street and 40 Erie Street Mortgaged Properties constitute a combined tax lot (however, both Mortgaged Properties are collateral for the Whole Loan).
(27) Licenses and Permits	ICONIQ Multifamily Portfolio (Loan No. 10)	With respect to the Sentral at Austin 1614 and the Sentral at Austin 1630 Mortgaged Properties (collectively, the “Austin Mortgaged Properties”), the applicable Mortgagors currently utilize approximately 25.2% of the available units at such Mortgaged Properties as short term rental units and/or permitted executive leases (any such uses, a “STR Usage” and the current usage level of approximately 25.2% of available units, the “Austin STR Usage Level”). In 2021, the Austin Mortgaged Properties were granted licenses that permitted the Austin STR Usage Level at such Mortgaged Properties and thereafter, in 2022, the City of Austin denied the Mortgagors’ request to renew said licenses. Since the occurrence of said non-renewal, STR Usage at the Austin Mortgaged Properties has been maintained at the Austin STR Usage Level without the required licenses (the “SSA Licensing Non-Compliance Issue”). The Mortgagors represented that as of the origination date, that no governmental authority or any other person imposed any penalty, issued any notice of non-compliance, has taken any remedial action and/or filed any claim in connection with the SSA Licensing Non-Compliance Issue. The Mortgagors are required to cure the SSA Licensing Non-Compliance Issue within 180 days of the origination date, which may be extended for successive 45-day periods subject to the Mortgagors’ satisfaction of required terms and conditions in the related loan agreement.
(28) Recourse Obligations	Atrium Hotel Portfolio 24 Pack (Loan No. 8)	The existing guarantor’s liability for bankruptcy-related events is limited to 15% of the outstanding principal balance of the Mortgage Loan; provided, however, the liability of any replacement guarantor under the Mortgage Loan documents for bankruptcy-related events will be limited to 25% of the outstanding principal balance of the Mortgage Loan to the extent such replacement guarantor is not (i) Jonathan D. Eilian (the principal of the related borrower sponsor) or certain trusts in which Jonathan D. Eilian acts as both the trustee and the sole beneficiary (“JDE”) or any other person which (x) JDE controls
D-2-6

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and (y) in which JDE and/or any trusts for the benefit of JDE or his family owns (directly or indirectly) not less than 10% of the interest therein.
(28) Recourse Obligations	Queens Center (Loan No. 9)

The loss carveout for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to the intentional misappropriation thereof.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

A voluntary transfer in violation of the Mortgage Loan documents triggers only a loss carveout instead of a full recourse carveout.

The obligations and liabilities of the indemnitors under the environmental indemnity agreement will terminate two years after the earlier to occur of (i) the repayment of the Mortgage Loan in full and the satisfaction of all obligations of indemnitors under the Mortgage Loan documents (except any such obligations, such as indemnification obligations which expressly survive repayment in full of the Mortgage Loan), and (ii) an indemnified party or an agent thereof will have acquired possession of or title to the Mortgaged Property by foreclosure, exercise of power of sale or deed in lieu thereof.

(28) Recourse Obligations	BioMed 2024 Portfolio 2 (Loan No. 17)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse). The non-recourse carveout guarantor’s liability with respect to the items in clause (a) are limited to 15% of the outstanding Whole Loan amount, plus costs of enforcement.

There is no recourse for misappropriation of security deposits (clause (b)(i).

Clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the non-recourse carveout guarantor, except, subject to a cap equal to the aggregated PLL Policy Limit, to the extent that the Mortgagors obtain PLL Policies that do not run for terms of at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender. As used herein, “PLL Policy Limit” means minimum coverage limits of either (1) $5,000,000 per incident and

D-2-7

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
$10,000,000 in the aggregate, or (2) $20,000,000 per incident and $25,000,000 in the aggregate.
(29) Mortgage Releases	ICONIQ Multifamily Portfolio (Loan No. 10)	The Mortgagor is permitted to obtain the release of a Mortgaged Property if the release is accompanied by a repayment of (x) if the release amount paid with respect to the applicable Mortgaged Property that is subject to a partial release (when aggregated with the release amount paid in connection with each previous partial release consummated in accordance with the loan documents) is equal to or less than $157,500,000, 105% of the allocated loan amount for such Mortgaged Property and (y) in all other instances, 110% of the allocated loan amount for such Mortgaged Property.
(29) Mortgage Releases	BioMed 2024 Portfolio 2 (Loan No. 17)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (i) prepayment or defeasance of the applicable Release Amount, where “Release Amount” means the lesser of (a) the outstanding principal amount of the Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such Mortgaged Property (as adjusted pursuant to the Whole Loan documents, if applicable), multiplied by (1) 105%, until such time as the outstanding Whole Loan amount has been reduced to $501,715,790, and (2) thereafter, 110%, and (ii) satisfaction of REMIC related requirements.

In addition, if the debt yield requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related borrower, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the borrowers may obtain the release of such Mortgaged Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property together with any yield maintenance premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any yield maintenance premium then required. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Mortgage ALA, subject to satisfaction of REMIC related requirements.
(29) Mortgage Releases	All GSMC Mortgage Loans (Loan Nos. 6, 8, 9, 10, 14 and 17)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(30) Financial Reporting and Rent Rolls	BioMed 2024 Portfolio 2 (Loan No. 17)	With respect to annual financial statements, the Mortgagor must provide a complete copy of the Mortgagor’s (or, at the Mortgagor’s election, any direct or indirect owner of the
D-2-8

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor; provided that as of the date of such annual financial statements the aggregate square footage accounts for 80% or more of the aggregate rentable square footage at all properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by Lender and prepared in accordance with Approved Accounting Principles.
(32) Due on Sale or Encumbrance	BioMed 2024 Portfolio 2 (Loan No. 17)

The Whole Loan documents permit free transfers or pledges of interests in Excluded Entities. “Excluded Entities” are defined as any entity comprising Initial Sponsor any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. Initial Sponsor means certain Blackstone funds specified or described in the loan agreement and Approved Sponsor Entity means certain Blackstone funds specified or described in the loan agreement, as well as Blackstone Real Estate Income Trust, Inc and BREIT Operating Partnership L.P.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the lender’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone Fund Entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(33) Single-Purpose Entity	Atrium Hotel Portfolio 24 Pack (Loan No. 8)	One of the related Mortgagors, JDHQ Hotels LLC, is a recycled Single-Purpose Entity that previously owned five other hotel properties identified in the Mortgage Loan documents that were transferred prior to the origination of the Mortgage Loan (collectively, the “Prior Owned Property”). The Mortgage Loan documents provide recourse to the Mortgagors and guarantor for any losses to the lender arising out of or in connection with any liabilities or obligations of the Mortgagors arising from any Prior Owned Property.
(33) Single Purpose Entity	Queens Center (Loan No. 9)	The Mortgagor previously owned the parcel that contains a J.C. Penney store, which is part of the mall of which the Mortgaged
D-2-9

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Property forms a part. The Mortgagor sold that parcel prior to the origination of the Mortgage Loan.
(33) Single Purpose Entity	BioMed 2024 Portfolio 2 (Loan No. 17)	One of the Mortgagors, BMR-Lincoln Centre LP, previously owned other real property located at 600 and 700 Lincoln Centre Drive in Foster City, San Mateo County, California.
(36) Ground Leases	Atrium Hotel Portfolio 24 Pack (Loan No. 8)	The Mortgage Loan is secured in part by the Mortgagor’s leasehold interest in the East Peoria Embassy Suites Mortgaged Property pursuant to a ground lease that expires on September 1, 2027. However, the related Mortgagor (or any successor or assign of the Mortgagor, including the lender in the event of a foreclosure or deed-in-lieu of foreclosure) has the right to purchase the fee interest in the Mortgaged Property for $100 with written notice of no less than 120 days prior to the termination of the ground lease (the “Peoria Purchase Option”). The Mortgage Loan documents require the related Mortgagor to exercise the Peoria Purchase Option, or otherwise acquire the fee simple interests in the East Peoria Embassy Suites Mortgaged Property in accordance with the requirements of the Mortgage Loan documents (including the spread of the lien of the mortgage to the fee interest in the East Peoria Embassy Suites Mortgaged Property).
(36) Ground Leases	Queens Center (Loan No. 9)

The Mortgagor has a ground leasehold interest in a portion of the Mortgaged Property. With respect to the related ground lease:

36(C) The term of the ground lease expires on May 31, 2048.

36(H) The ground lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the ground lease; however the ground lease does provide the lender an additional 10 days for payment of rent and 30 days for other defaults.

(36) Ground Leases	ICONIQ Multifamily Portfolio (Loan No. 10)

The Mortgagor has a ground leasehold interest in a portion of the Mortgaged Property. With respect to the related ground lease:

36(B) The ground lease only requires the lender’s consent with respect to material modifications. The ground lessor is only required to enter into a new lease with the lender if the ground lease is terminated due to a tenant default or if the ground lease is rejected in bankruptcy.

D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Bay Plaza Community Center (Loan No. 1) Mini Mall Self Storage (Loan No. 2) Queens Center (Loan No. 9) International Plaza II (Loan No. 13) 175 Remsen Street (Loan No. 22)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Mini Mall Self Storage (Loan No. 2)	With respect to the Mortgaged Property located at 2801 Rucker Road, Enterprise, Alabama, having an allocated loan amount of $14,525,000, a commercial billboard tenant at the Mortgaged Property has a right of first refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Queens Center (Loan No. 9)	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).
(8) Permitted Liens; Title Insurance	Mini Mall Self Storage (Loan No. 2)	The Mortgaged Property is comprised of 52 self storage properties, and is security for eight pari passu notes aggregating $180,000,000. With respect to the 2801 Rucker Road, Enterprise, AL property, having an allocated loan amount of $14,525,000, or 8.1% of the original loan amount, a commercial billboard tenant at the property has a right of first refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(9) Junior Liens (32) Due on Sale or Encumbrance	Queens Center (Loan No. 9)	The borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000. “PACE Loan” means (x) any Property-Assessed Clean Energy loan or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(10) Assignment of Leases and Rents	Bay Plaza Community Center (Loan No. 1) Mini Mall Self Storage (Loan No. 2)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
D-2-11

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Queens Center (Loan No. 9) International Plaza II (Loan No. 13) 175 Remsen Street (Loan No. 22)
(18) Insurance	International Plaza II (Loan No. 13)	The deductible with respect to the all risk “special form” property coverage is permitted under the Mortgage Loan documents to be up to $150,000, which is higher than customary.
(18) Insurance	Queens Center (Loan No. 9)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.

The Mortgagors are permitted to hold insurance policies that do not meet the Insurance Rating Requirements if they have prior written consent from the lender and Rating Agency Confirmation.

(19) Access; Utilities; Separate Tax Parcels	Queens Center (Loan No. 9)	A portion of the Mortgaged Property to the west of 92nd Street and the parcel occupied by Macy’s, the latter of which is not part of the Mortgaged Property, together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and one of the two Mortgagors which owns the Mortgaged Property (the “Property Borrower”) under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments to the applicable taxing authority. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Mortgage Loan documents, the lender has the right to require, among other related rights, the Property Borrower to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Mortgaged Property that is part of the Shared Tax Lot, such that no portion of the Mortgaged Property shares a tax lot with any real property that is not subject to the lien of the Mortgage Loan. The Mortgagors have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Mortgaged Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Mortgaged Property, and (ii) the Mortgagors’ failure to promptly pursue the creation of a separate tax lot for the portion of the Mortgaged Property comprising the Shared Tax Lot.
(26) Local Law Compliance	Mini Mall Self Storage (Loan No. 2)	According to the zoning reports obtained in connection with origination of the Mortgage Loan, the following Mortgaged Properties are legal non-conforming as to self storage use under the applicable zoning ordinances: (1) 2801 Rucker Boulevard, Enterprise, AL; (2) 4201 Salem Road, Enterprise, AL; (3) 1232 Geneva Highway, Enterprise, AL; (4) 10630 W 133rd Ave, Cedar Lake, IN; (5) 10706 W. 133rd Ave., Cedar Lake, IN; (6) 11220 W 127th Place, Cedar Lake, IN; (7) 11221 W 127th Place, Cedar Lake, IN; (8) 13077 Wicker Ave, Cedar Lake, IN; (9) 2745 North Cannon Boulevard, Kannapolis, NC; (10) 612 Smith Street, Shelby, NC; (11) 710 S Morgan St, Shelby, NC; (12) 138 Lee Street, Belpre, OH; (13) 1924
D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Washington Boulevard, Belpre, OH; (14) 14098 Old Highway 59 North, Splendora, TX; (15) 13952 US-59 Bus, Splendora, TX; (16) 1202 Main Avenue, Nitro, WV; and (17) 503 Main Avenue, Nitro, WV.
(28) Recourse Obligations	Queens Center (Loan No. 9)

The loss carveout for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to the intentional misappropriation thereof.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

A voluntary transfer in violation of the Mortgage Loan documents triggers only a loss carveout instead of a full recourse carveout.

The obligations and liabilities of the indemnitors under the environmental indemnity agreement will terminate two years after the earlier to occur of (i) the repayment of the Mortgage Loan in full and the satisfaction of all obligations of indemnitors under the Mortgage Loan documents (except any such obligations, such as indemnification obligations which expressly survive repayment in full of the Mortgage Loan), and (ii) an indemnified party or an agent thereof will have acquired possession of or title to the Mortgaged Property by foreclosure, exercise of power of sale or deed in lieu thereof.

(33) Single-Purpose Entity	Mini Mall Self Storage (Loan No. 2)	The Mortgaged Property is comprised of 52 self storage properties, and is security for eight pari passu notes aggregating $180,000,000. There are 31 SPE co-borrowers that own individual or multiple properties comprising the Mortgaged Property. With respect to co-borrower ALU4407EE LP, which owns three properties located in Enterprise, AL, having an aggregate allocated loan amount of $26,685,000, or 14.8% of the original loan amount, such co-borrower previously owned an unimproved parcel that was out-conveyed to a non-co-borrower affiliate prior to loan origination. With respect to co-borrower VAU3508BL LP, which owns seven properties located in TN and VA, having an aggregated allocated loan amount of $23,025,000, or 12.8% of the original loan amount, such co-borrower previously owned a leasehold interest in a self storage property that was out-conveyed to a non-co-borrower affiliate prior to loan origination. Both prior owned properties were included in the Phase I environmental site assessments required in connection with loan origination, and no recognized environmental conditions were identified.
(33) Single-Purpose Entity	Queens Center (Loan No. 9)	The Mortgagor previously owned the parcel that contains a J.C. Penney store, which is part of the mall of which the Mortgaged Property forms a part. The Mortgagor sold that parcel prior to the origination of the Mortgage Loan.
(36) Ground Leases	Queens Center (Loan No. 9)

The Mortgagor has a ground leasehold interest in a portion of the Mortgaged Property. With respect to the related ground lease:

36(C) The term of the ground lease expires on May 31, 2048.

36(H) The ground lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the ground lease; however the ground lease does provide the lender an additional 10 days for payment of rent and 30 days for other defaults.

(40) No Material Default; Payment Record	All JPMCB Mortgage Loans (Loan Nos. 1, 2, 9, 13 and 22)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or the related Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor
D-2-13

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(47) Cross-Collateralization	Bay Plaza Community Center (Loan No. 1) Mini Mall Self Storage (Loan No. 2) Queens Center (Loan No. 9) International Plaza II (Loan No. 13) 175 Remsen Street (Loan No. 22)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.
D-2-14

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Interstate Industrial Portfolio (Loan No. 4)

The largest tenant at the Marway Circle Industrial Buildings Mortgaged Property, University of Rochester, has a continuing and exclusive right of first offer to purchase the 4 Marway Circle and 8 Marway Circle buildings (together, the “Offer Property”) in the event the landlord intends to offer the Offer Property for sale to a third party.

A tenant at the Steelway Industrial Park Mortgaged Property, Iron Mountain Information Management, LLC, has a right of first refusal to purchase its premises in the event the landlord receives a bona fide offer other than at auction from a third party who does not have power of eminent domain, which offer the landlord is willing to accept.

(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	FG Medical Portfolio (Loan No. 18)	The sole tenant at the High Point Mortgaged Property, Wake Forest Health, has a right of first offer to purchase its premises or any part thereof in the event the landlord intends to offer the Mortgaged Property or any part thereof for sale to a third party.
(12) Condition of Property	Moffett Towers Building D (Loan No. 6)	The Mortgaged Property was inspected, and the property condition report is dated, on August 31, 2023, which is more than six months prior to the origination date of July 19, 2024 and more than twelve months prior to the Cut-off Date.
(26) Local Law Compliance	Interstate Industrial Portfolio (Loan No. 4)

With respect to the Northeastern Industrial Park (Bldgs 8, 21 & 22) Mortgaged Property, use of Parcel I for storage, warehouse and distribution uses is legal non-conforming as such uses are only permitted under the current zoning code with issuance of a special use permit and no special use permit has been obtained. A lawful use existing at the time of enactment of the current zoning code that does not comply with the provisions of the current zoning code may be continued.

With respect to the Owens Brockway Distribution Warehouse Mortgaged Property, there are no zoning regulations promulgated or administered by the local municipality.

D-2-15

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Mini Mall Self Storage (Loan No. 2)	With respect to the Mortgaged Property located at 2801 Rucker Road, Enterprise, Alabama, having an allocated loan amount of $14,525,000, a commercial billboard tenant at the Mortgaged Property has a right of first refusal (“ROFR”) to acquire its leased billboard parcel only if the borrower receives an offer to purchase such property on terms which it would otherwise agree to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(7) Lien; Valid Assignment	155 Elliott Avenue (Loan No. 25)	In connection with the payment in lieu of taxes agreement (the “PILOT”) between the borrower and the City of Yonkers Industrial Development Agency (the “City”), the Mortgaged Property is encumbered by a mortgage that secures all tax payments and obligations under the PILOT (the “PILOT Mortgage”). With respect to such tax payments and obligations due under the PILOT, the PILOT Mortgage is senior to the lender’s mortgage.
(8) Permitted Liens; Title Insurance	Mini Mall Self Storage (Loan No. 2)	The exception to Representation and Warranty No. 7 is also an exception to this Representation and Warranty No. 8.
(8) Permitted Liens; Title Insurance	155 Elliott Avenue (Loan No. 25)	The exception to Representation and Warranty No. 7 is also an exception to this Representation and Warranty No. 8.
(9) Junior Liens	155 Elliott Avenue (Loan No. 25)	The exception to Representation and Warranty No. 7 is also an exception to this Representation and Warranty No. 9.
(18) Insurance	All CREFI Mortgage Loans (Loan Nos. 2, 15, 16 and 25)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(26) Local Law Compliance	Mini Mall Self Storage (Loan No. 2)	According to the zoning reports obtained in connection with origination of the Mortgage Loan, the following Mortgaged Properties are legal non-conforming as to self storage use under the applicable zoning ordinances: (1) 2801 Rucker Boulevard, Enterprise, AL; (2) 4201 Salem Road, Enterprise, AL; (3) 1232 Geneva Highway, Enterprise, AL; (4) 10630 W 133rd Ave, Cedar Lake, IN; (5) 10706 W. 133rd Ave., Cedar Lake, IN; (6) 11220 W 127th Place, Cedar Lake, IN; (7) 11221 W 127th Place, Cedar Lake, IN; (8) 13077 Wicker Ave, Cedar Lake, IN; (9) 2745 North Cannon Boulevard, Kannapolis, NC; (10) 612 Smith Street, Shelby, NC; (11) 710 S Morgan St, Shelby, NC; (12) 138 Lee Street, Belpre, OH; (13) 1924 Washington Boulevard, Belpre, OH; (14) 14098 Old Highway 59 North, Splendora, TX; (15) 13952 US-59 Bus, Splendora, TX; (16) 1202 Main Avenue, Nitro, WV; and (17) 503 Main Avenue, Nitro, WV.
(26) Local Law Compliance	144-25 Roosevelt Ave (Loan No. 16)	Three units at the Mortgaged Property (the “Non-Permitted Units”), out of 161 total apartment units, are currently used contrary to the current certificate of occupancy (the “CO”). The Non-Permitted Units are listed as medical offices in the CO, but are currently utilized as residential units. The borrower provided the lender with an architect’s letter stating that the borrower will pursue legalization of these units to residential use. The borrower covenanted in the related mortgage loan documents that it will (i) cause the Non-Permitted Units to be legalized for residential use and cause a new certificate of occupancy reflecting such use (a “New CO”) to be issued by the applicable governmental authority, or (ii) if the Non-Permitted Units cannot be legalized for
D-2-16

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
residential use according to applicable legal requirements, cause the Non-Permitted Units to be vacated and restore the Non-Permitted Units to the previous permitted use and, in either case, cause the related violations of record with respect to illegal use (the “Violations”) to be removed of record (such obligations, the “Legalization of the Non-Permitted Units”). In either case, the Mortgage Loan documents require the borrower to promptly commence and diligently pursue the Legalization of the Non-Permitted Units, and to deliver to the lender the New CO (if applicable), or, if a New CO is not applicable on account of the Non-Permitted Units having been restored to the previous legal use, evidence reasonably acceptable to the lender that demonstrates such restoration has occurred and that the Mortgaged Property is then being occupied pursuant to legal use and that the Violations on account of illegal use have been cured and removed of record.
(27) Licenses and Permits	Mini Mall Self Storage (Loan No. 2)	The exception to Representation and Warranty No. 26 is also an exception to this Representation and Warranty No. 27.
(27) Licenses and Permits	144-25 Roosevelt Ave (Loan No. 16)	The exception to Representation and Warranty No. 26 is also an exception to this Representation and Warranty No. 27.
(28) Recourse Obligations	All CREFI Mortgage Loans (Loan Nos. 2, 15, 16 and 25)	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(28) Recourse Obligations	Mocksville Industrial (Loan No. 15)	The Mortgage Loan documents do not provide that the Mortgage Loan will become full recourse upon a bankruptcy or similar insolvency action of the borrower. However, the non-recourse carveout guarantor provided a payment guaranty for the Mortgage Loan.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans (Loan Nos. 2, 15, 16 and 25)	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.
(33) Single-Purpose Entity	Mini Mall Self Storage (Loan No. 2)	There are 31 co-borrowers that own individual or multiple Mortgaged Properties. With respect to co-borrower ALU4407EE LP, which owns three properties located in Enterprise, Alabama, having an aggregate allocated loan amount of $26,685,000, such co-borrower previously owned an unimproved parcel that was out-conveyed to a non-co-borrower affiliate prior to origination of the Mortgage Loan. With respect to co-borrower VAU3508BL LP, which owns seven properties located in Tennessee and Virginia, having an aggregated allocated loan amount of $23,025,000, such co-borrower previously owned a leasehold interest in a self storage property that was out-conveyed to a non-co-borrower affiliate prior to origination of the Mortgage Loan.
D-2-17

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Walgreens Beaverton (Loan No. 27)	Walgreen Co. (“Walgreens”), the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgagor’s interest in Mortgaged Property in the event the Mortgagor receives an offer from an unaffiliated third party to purchase the leased premises. The right of first refusal does not apply to a transfer in connection with a foreclosure, deed-in-lieu of foreclosure or other enforcement action under the Mortgage.
(18) Insurance	Walgreens Beaverton (Loan No. 27)	The lease with Walgreens requires Walgreens to maintain insurance covering the building (other than terrorism insurance) and Walgreens is permitted to self-insure under the lease. Under the Mortgage Loan documents, the borrower is permitted to rely on Walgreens’ self-insurance, provided that (i) Walgreens is rated “BBB-” or higher by S&P, (ii) the lease is in full force and effect and will remain in full force and effect following any casualty and Walgreens is obligated to rebuild or repair the property at its sole cost and expense following a casualty, (iii) no default has occurred and is continuing under the lease, and (iv) Walgreens’ self-insurance satisfies the insurance requirements under the Mortgage Loan documents. At origination, Walgreens was not rated “BBB-” or higher and the Mortgagor obtained the necessary insurance. In the event (i) – (iv) above are satisfied on a future date, the Mortgagor’s obligation to provide insurance will be waived and the Mortgagor will be permitted to rely on Walgreens self-insurance and if so, Walgreens will be entitled to hold insurance proceeds. Notwithstanding the foregoing, at all times while the Mortgage Loan is outstanding, the Mortgagor is required to maintain a standalone insurance policy with respect to required terrorism insurance.
(33) Single-Purpose Entity.	Euclid Apartments (Loan No. 21)	The guarantor provided a payment guaranty of $10,600,000 which is approximately 20% of the whole loan balance ($53,000,000). The Mortgagor delivered a non-consolidation opinion that did not consider the effect that the payment guaranty might have on a court’s decision whether to order substantive consolidation of the Mortgagor and its equityholders.

D-2-18

ANNEX E

The BANK5 2024-5YR10 Primary Servicer, BANK5 2024-5YR11 Primary
Servicer AND SPECIAL SERVICER and BMARK 2024-V10 Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is (i) in connection with the BANK5 2024-5YR10 PSA, pursuant to which the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan and the 175 Remsen Street Whole Loans are serviced, the primary servicer of the Bay Plaza Community Center Whole Loan, the International Plaza II Whole Loan and the 175 Remsen Street Whole Loan (collectively, the “BANK5 2024-5YR10 Midland Primary Serviced Mortgage Loans”), (ii) expected to act as, in connection with the BANK5 2024-5YR11 PSA, pursuant to which the Queens Center Whole Loan is expected to be serviced until the related servicing shift date, the primary servicer and special servicer of the Queens Center Whole Loan (the “BANK5 2024-5YR11 Midland Primary and Specially Serviced Mortgage Loan”) and (iii) the master servicer under the BMARK 2024-V10 PSA pursuant to which the Moffett Towers Building D Whole Loan is serviced. The BANK5 2024-5YR10 Midland Primary Serviced Mortgage Loans and, prior to the related servicing shift date, the BANK5 2024-5YR11 Midland Primary and Specially Serviced Mortgage Loan are collectively referred to herein as the “Midland Primary Serviced Mortgage Loans” and, together with the Moffett Towers Building D Mortgage Loan, the “Midland Serviced Mortgage Loans”.

Midland is responsible for the primary servicing and administration of the BANK5 2024-5YR10 Midland Primary Serviced Mortgage Loans pursuant to a primary servicing agreement entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as master servicer (the “BANK5 2024-5YR10 Midland Primary Servicing Agreement”). Midland is expected to be initially responsible for the primary servicing and administration of the BANK5 2024-5YR11 Midland Primary and Specially Serviced Mortgage Loan pursuant to a primary servicing agreement expected to be entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as master servicer (the “BANK5 2024-5YR11 Midland Primary Servicing Agreement” and, together with the BANK5 2024-5YR10 Midland Primary Servicing Agreement, the “Midland Primary Servicing Agreements”). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s, Fitch, Morningstar DBRS and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s

E-1

servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the applicable Non-Serviced PSA and Midland Primary Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the applicable Non-Serviced PSA, including, but not limited to, with respect to one or more of the following tasks:

•	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
•	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
•	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
•	administering certain aspects relating to reserve account disbursement requests;
•	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
•	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
•	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
•	performing property inspections and preparing the related property inspection reports;
•	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
•	processing loan and bring current statements and updating receivables;
•	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
•	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).
E-2

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under each related Non-Serviced PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, each related Non-Serviced PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to either applicable Non-Serviced PSA.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under a related Non-Serviced PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2024, Midland was master and primary servicing approximately 19,695 commercial and multifamily mortgage loans with a principal balance of approximately $441 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,849 of such loans, with a total principal balance of approximately $344 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

E-3

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

As of September 30, 2024, Midland was named the special servicer in approximately 301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $117 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 196 assets with an outstanding principal balance of approximately $4.8 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the UBS AG Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the GSMC Mortgage Loans.

E-4

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the CREFI Mortgage Loans.

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the BANK5 2024-5YR10 Primary Servicer, the BANK5 2024-5YR11 Primary Servicer and Special Servicer and the BMARK 2024-V10 Master Servicer has been provided by Midland.

The Midland Primary Servicing Agreements

Midland has acquired the right to be appointed as the primary servicer of the BANK5 2024-5YR10 Midland Serviced Mortgage Loans and any related Companion Loans (together with the BANK5 2024-5YR10 Midland Serviced Mortgage Loans, the “BANK5 2024-5YR10 Midland Serviced Loans”). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, have entered into the BANK5 2024-5YR10 Midland Primary Servicing Agreement dated as of October 1, 2024. In addition, Midland is expected to acquire the right to be appointed as the primary servicer of the BANK5 2024-5YR11 Midland Serviced Mortgage Loan and any related Companion Loans (together with the BANK5 2024-5YR11 Midland Serviced Mortgage Loan, the “BANK5 2024-5YR11 Midland Serviced Loan” and, together with the BANK5 2024-5YR10 Midland Serviced Loans, the Midland Primary Serviced Loans). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will enter into the BANK5 2024-5YR11 Midland Primary Servicing Agreement, to be dated as of November 1, 2024. The primary servicing of the BANK5 2024-5YR10 Midland Serviced Loans will be governed by the BANK5 2024-5YR10 Midland Primary Servicing Agreement. The primary servicing of the BANK5 2024-5YR11 Midland Serviced Loan will be governed by the BANK5 2024-5YR11 Midland Primary Servicing Agreement, until the related servicing shift date. The following summary describes certain provisions of the Midland Primary Servicing Agreements relating to the primary servicing and administration of the Midland Primary Serviced Loans. In this section, any reference to Mortgage Loans (or related defined terms) is intended to only apply to the Midland Primary Serviced Loans.

Pursuant to the Midland Primary Servicing Agreements, Midland, as primary servicer, on behalf of the applicable master servicer, will be responsible for certain of the obligations of such master servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the related Non-Serviced PSA) to hold such collections; remitting to the applicable master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying the

E-5

applicable master servicer of any defaults under the Midland Primary Serviced Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the applicable master servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Primary Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

The foregoing information under this section titled “—The Midland Primary Servicing Agreements” has been provided by Wells Fargo Bank. None of the depositor, the underwriters, the Special Servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

E-6

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	64
Risk Factors	66
Description of the Mortgage Pool	166
Transaction Parties	283
Credit Risk Retention	362
Description of the Certificates	370
Description of the Mortgage Loan Purchase Agreements	412
Pooling and Servicing Agreement	423
Certain Legal Aspects of Mortgage Loans	550
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	572
Use of Proceeds	573
Yield and Maturity Considerations	573
Material Federal Income Tax Considerations	582
Certain State and Local Tax Considerations	596
Method of Distribution (Conflicts of Interest)	597
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	600
Financial Information	601
Certain ERISA Considerations	601
Legal Investment	606
Legal Matters	607
Ratings	607
Index of Defined Terms	611

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$645,304,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

Wells Fargo Commercial
Mortgage Trust 2024-5C2
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2024-5C2

Class A-1	$3,921,000
Class A-2	$130,000,000
Class A-3	$370,082,000
Class X-A	$504,003,000
Class X-B	$141,301,000
Class A-S	$95,401,000
Class B	$23,400,000
Class C	$22,500,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

November 15, 2024